UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SOLID BIOSCIENCES INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Rutherford Avenue, Third Floor
Charlestown, Massachusetts 02129
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on December 1, 2022
Dear Stockholders of Solid Biosciences Inc.,
You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Solid Biosciences Inc. (the “Company” or “Solid”), which will be held on Thursday, December 1, 2022 at 9:00 a.m., Eastern Time. The Special Meeting will be held by a virtual-only format, solely by means of remote communication.
On September 29, 2022, Solid entered into an Agreement and Plan of Merger (the “Merger Agreement”), with AavantiBio, Inc. (“AavantiBio”), a privately-held gene therapy company focused on advancing innovative gene therapies in areas of high unmet medical need, including a lead program in Friedreich’s Ataxia, a rare inherited genetic disease that causes cardiac and central nervous system dysfunction. The Merger Agreement provides for the acquisition of AavantiBio by Solid through the merger of a wholly owned subsidiary of Solid into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of Solid (the “Acquisition”). The Acquisition will add to Solid’s pipeline of assets, led by Solid’s SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne muscular dystrophy. Following the closing of the Acquisition, Solid will continue to operate under the name “Solid Biosciences Inc.” and will continue to trade under the ticker symbol “SLDB”.
The aggregate consideration payable by Solid to the former stockholders of AavantiBio in the Acquisition will be (i) $1,000 of cash plus (ii) a number of shares of Solid’s common stock (the “Stock Consideration”) (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement (as defined below)), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), subject to certain adjustments based on the amount of closing indebtedness of AavantiBio as of the closing of the Acquisition. The Acquisition and the Merger Agreement are more fully described in the accompanying proxy statement.
In connection with the Acquisition, on September 29, 2022, Solid entered into securities purchase agreements (the “Securities Purchase Agreement”) with several accredited investors pursuant to which Solid agreed to issue and sell to the investors in a private placement (the “Private Placement”) an aggregate of 10,638,290 shares of Solid’s common stock, at a price per share of $7.05. Solid expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by Solid. The Private Placement is expected to close as of immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of Solid, and contingent upon, among other things, the closing of the Acquisition. The Private Placement and the Securities Purchase Agreement are more fully described in the accompanying proxy statement.
At the Special Meeting, you will be asked to consider and vote upon the following proposals:
(1)
To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Solid’s common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement (the “Share Issuance Proposal”);

(2)	To approve the adoption of the Amended and Restated 2020 Equity Incentive Plan to, among other things, increase the number of shares issuable thereunder; and

(3)	The transaction of any other business properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting.
Please refer to the attached proxy statement for further information about the proposals. Solid is seeking approval to issue shares of Solid’s common stock in connection with the Acquisition equal to the Stock Consideration, as described above, and 10,638,290 shares of Solid’s common stock in the Private Placement. Because Solid is seeking your approval to issue its shares of common stock in the Acquisition and the Private Placement, the accompanying proxy statement includes certain material information regarding Solid, AavantiBio, the Acquisition, the Merger Agreement, the Private Placement and the Securities Purchase Agreement.
As described in the accompanying proxy statement, certain of Solid’s stockholders who in the aggregate owned approximately 29.8% of the shares of Solid’s common stock outstanding as of immediately prior to the date of the Merger Agreement are parties to support agreements, whereby such stockholders have agreed to vote their shares in favor of the Share Issuance Proposal, subject to the terms and conditions set forth therein.
Stockholders will not be able to attend the Special Meeting in person and will be able to attend the Special Meeting only via the webcast. Solid believes that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. Solid has designed the format of the Special Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.
Solid’s Board has fixed the close of business on November 2, 2022 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting and at any adjournment of that meeting. Stockholders of record at the close of business on the record date can attend the Special Meeting, including to vote their shares and ask questions, by accessing www.virtualshareholdermeeting.com/SLDB2022SM shortly prior to the scheduled start of the meeting and entering the 16-digit control number included on your proxy card or voting instruction form.
The rules and procedures applicable to the Special Meeting, together with a list of stockholders of record for inspection for any legally valid purpose, will be available for the participating stockholders of record at www.virtualshareholdermeeting.com/SLDB2022SM.
On or about November 8, 2022, Solid is mailing to our stockholders a paper copy of our proxy materials, including a proxy card. The proxy card contains instructions on how to cast your vote via the Internet or by telephone.
Your vote is very important. Whether or not you plan to attend the Special Meeting online, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. You may vote electronically at the meeting, by telephone, online, or by completing and returning the enclosed proxy card. Solid recommends you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote by voting electronically at the virtual meeting.
Solid is excited about the opportunities that the acquisition of AavantiBio and the Private Placement bring to its stockholders, and thanks you for your consideration and continued support.
BY ORDER OF THE BOARD OF DIRECTORS

Ilan Ganot Co-Founder, President and Chief Executive Officer
November 7, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 1, 2022:
This proxy statement and the accompanying proxy card or voting instruction card are available for viewing, printing and downloading at: www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy free of charge by calling (617) 337-4680 or emailing investors@solidbio.com. This proxy statement is also available on the SEC’s website at http://www.sec.gov.

Solid Biosciences Inc.

Proxy Statement

Page No.
INFORMATION CONCERNING SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE ACQUISITION, THE PRIVATE PLACEMENT AND THE PROPOSALS	2
MARKET PRICE AND DIVIDEND INFORMATION	9
RISK FACTORS	10
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	89
THE ACQUISITION	91
THE MERGER AGREEMENT	109
AGREEMENTS RELATED TO THE ACQUISITION AND THE PRIVATE PLACEMENT	122
MATTERS BEING SUBMITTED TO A VOTE OF SOLID’S STOCKHOLDERS	125
PROPOSAL NO. 1— APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCE OF SHARES OF SOLID’S COMMON STOCK PURSUANT TO THE TERMS OF THE MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT	125
PROPOSAL NO. 2— APPROVAL OF AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN	128
SOLID’S BUSINESS	144
AAVANTIBIO’S BUSINESS	147
SOLID’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	149
QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF SOLID	166
AAVANTIBIO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	167
QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS OF AAVANTIBIO	178
MANAGEMENT FOLLOWING THE ACQUISITION	179
EXECUTIVE COMPENSATION OF SOLID	184
PRINCIPAL STOCKHOLDERS OF SOLID	193
PRINCIPAL STOCKHOLDERS OF POST-CLOSING SOLID	195
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	198
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	202
HOUSEHOLDING	210
STOCKHOLDER PROPOSALS	211
COMMUNICATIONS WITH SOLID’S BOARD	212
WHERE YOU CAN FIND MORE INFORMATION	213
OTHER MATTERS	214
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SOLID	F-1
INDEX TO FINANCIAL STATEMENTS OF AAVANTIBIO	F-1
i

INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of Solid Biosciences Inc. (the “Company” or “Solid”) to be held on Thursday, December 1, 2022 at 9:00 a.m., Eastern Time.
Solid’s Board of Directors (the “Board of Directors” or the “Board”) has furnished this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by Solid’s Board of Directors for the Special Meeting, and any adjournment or postponement of the Special Meeting.
This proxy statement, together with the enclosed form of proxy card, is first being mailed to Solid’s stockholders on or about November 8, 2022.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of Solid’s Board with respect to each of the matters set forth in the proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 1, 2022:
This proxy statement and the accompanying proxy card or voting instruction card are available at: www.proxyvote.com.
In this proxy statement, the terms “we,” “us,” “our,” “the Company” or “Solid” refer to Solid Biosciences Inc. unless the context indicates otherwise. In this proxy statement, the term “AavantiBio,” refers to AavantiBio, Inc., unless the context indicates otherwise. The surviving corporation following the Acquisition (as defined below) is referred to herein as “the combined company” or “Post-Closing Solid.”
Unless the context indicates otherwise, all information in this proxy statement gives effect to a one-for-15 reverse stock split of our common stock that became effective on October 27, 2022. As a result of the reverse stock split, every 15 shares of our common stock issued and outstanding were converted into one share of our common stock. All share and per share amounts in this proxy statement have been retrospectively adjusted to give effect to the reverse stock split for all periods presented.
Solid has supplied all information contained in this proxy statement relating to Solid, and AavantiBio has supplied all information contained in this proxy statement relating to AavantiBio. Solid and AavantiBio have both contributed to the information related to the Acquisition contained in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, THE ACQUISITION,
THE PRIVATE PLACEMENT AND THE PROPOSALS
The following are some questions that you, as a holder of common stock of Solid, may have regarding the Special Meeting, the Acquisition, the Private Placement and the proposals and brief answers to such questions. Solid urges you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of Solid with respect to the proposals.
When and where will the Special Meeting take place?
The Special Meeting will be held on December 1, 2022 at 9:00 a.m., Eastern Time. The Special Meeting will be held via the Internet at a webcast at www.virtualshareholdermeeting.com/SLDB2022SM. As always, Solid encourages you to vote your shares prior to the Special Meeting regardless of whether you intend to attend virtually via the webcast.
What is the Acquisition?
On September 29, 2022, Solid entered into an Agreement and Plan of Merger with Greenland Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Solid (“Transitory Subsidiary”), AavantiBio, and, solely in his capacity as equityholder representative, Doug Swirsky (the “Merger Agreement”), a copy of which is attached as Annex A. The Merger Agreement, as it may be amended from time to time, contains the terms and conditions of the proposed acquisition by Solid of AavantiBio, a privately-held gene therapy company. The Merger Agreement provides for the acquisition of AavantiBio by Solid through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of Solid (the “Acquisition”). Following the Acquisition, Solid will continue to operate under the name Solid Biosciences Inc. and Solid’s ticker symbol will continue to be “SLDB”.
The aggregate consideration payable to the former stockholders of AavantiBio by Solid in the Acquisition will be, subject to certain adjustments based on AavantiBio’s indebtedness as of the closing of the Acquisition, (i) $1,000 in cash and (ii) a number of shares of Solid’s common stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement (as defined below)), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money). For more information about the Acquisition, please see the sections titled “The Acquisition” beginning on page 91 of this proxy statement.
Why is Solid proposing to acquire AavantiBio pursuant to the Merger Agreement?
Solid believes that the acquisition of AavantiBio provides an opportunity to add to Solid’s existing pipeline, strengthen its leadership team and add substantial capital resources, including pursuant to the concurrent Private Placement, positioning it to become a genetic medicine company focused on both neuromuscular and cardiac rare diseases. Following the Acquisition, Post-Closing Solid will focus on advancing a portfolio of neuromuscular and cardiac programs, led by Solid’s SGT-003, a differentiated gene transfer candidate for the treatment of Duchenne muscular dystrophy. The pipeline of programs to be acquired from AavantiBio in the Acquisition include AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401, a product candidate for the treatment of BAG3 mediated dilated cardiomyopathy, and additional early-stage assets for the treatment of undisclosed cardiac diseases. For a discussion of Solid’s reasons for the Acquisition, please see the section titled “The Acquisition—Solid’s Reasons for the Acquisition and the Private Placement” beginning on page 96 of this proxy statement.
What is the Private Placement?
On September 29, 2022, concurrently with the execution of the Merger Agreement, Solid entered into securities purchase agreements (the “Securities Purchase Agreement”) with several accredited investors, pursuant to which Solid agreed to issue and sell to such investors in a private placement an aggregate of

10,638,290 shares of Solid’s common stock, at a price of $7.05 per share (the “Private Placement”). Solid expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by Solid.
The Private Placement is expected to close as of immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of Solid of the Share Issuance Proposal (as defined below), and contingent upon, among other things, the closing of the Acquisition. For more detail on the Securities Purchase Agreement and the Private Placement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Securities Purchase Agreement” beginning on page 123 of this proxy statement.
What is the Registration Rights Agreement?
On September 29, 2022, in connection with the entry into the Securities Purchase Agreement, Solid entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors in the Private Placement, pursuant to which Solid agreed to register for resale the shares of common stock to be issued in the Private Placement. On or prior to the closing of the Acquisition, each AavantiBio stockholder entitled to receive shares of Solid’s common stock in the Acquisition may elect to become party to the Registration Rights Agreement, in which case Solid will also register for resale the shares of Solid’s common stock to be issued in the Acquisition. Under the Registration Rights Agreement, Solid has agreed to file a registration statement covering the resale of the shares of Solid’s common stock to be issued in the Private Placement and in the Acquisition within 60 days following the closing of the Private Placement. Post-Closing Solid has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the shares of common stock covered by such registration statement have been sold or cease to be registrable securities under the Registration Rights Agreement. For more detail on the Registration Rights Agreement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Registration Rights Agreement” beginning on page 124 of this proxy statement.
What will happen to Solid if, for any reason, the Acquisition is not consummated?
If, for any reason, the Acquisition is not consummated, Solid will not complete the share issuance pursuant to the Merger Agreement, and as a result the Private Placement, which is conditioned on the closing of the Acquisition, will also not be consummated. Under certain specified circumstances, Solid may be obligated to pay AavantiBio a termination fee of $310,000 and reimburse certain expenses of AavantiBio up to $750,000, as more fully described in the section titled “The Merger Agreement—Termination and Termination Fees.”
Why am I receiving this proxy statement?
You are receiving this proxy statement because you have been identified as a holder of Solid’s common stock as of the close of business on November 2, 2022 (the “Record Date”) and you are entitled to notice of, and to vote at, the Special Meeting. This proxy statement contains important information about the Special Meeting, the Acquisition, the Merger Agreement, the Private Placement, the Securities Purchase Agreement and the other business to be considered by Solid’s stockholders at the Special Meeting and you should read it carefully and in its entirety.
What proposals are the stockholders being asked to consider at the Special Meeting?
At the Special Meeting, you will be asked to vote upon:
(1)
The approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of Solid’s common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement (the “Share Issuance Proposal” or “Proposal No. 1”);

(2)	The approval of the adoption of the Amended and Restated 2020 Equity Incentive Plan to, among other things, increase the number of shares issuable thereunder (the “Plan Proposal” or “Proposal No. 2”);
(3)	The transaction of any other business properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting.
What are the recommendations of the Board?
The Board of Solid unanimously recommends that the stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Plan Proposal.

What proposal will be voted on at the Special Meeting the approval of which is a condition to the closing of the Acquisition and the Private Placement?
As a condition to the closing of the Acquisition and the Private Placement, Proposal No. 1, which is the Share Issuance Proposal, must be approved by the requisite stockholder vote at the Special Meeting. Approval of Proposal No. 2, which is the Plan Proposal, is not a condition for the closing of the Acquisition or the Private Placement.
Concurrently with the execution of the Merger Agreement, certain stockholders of Solid holding approximately 29.8% of the outstanding shares of Solid’s common stock entered into support agreements with Solid to vote all of their shares of Solid’s common stock (a) in favor of the Share Issuance Proposal and (b) against any alternative acquisition proposals.
In addition to the requirement of obtaining Solid’s stockholder approval of the Share Issuance Proposal at the Special Meeting, the closing of the Acquisition is subject to the satisfaction or waiver of each of the other closing conditions set forth in the Merger Agreement and the closing of the Private Placement is subject to the closing of the Acquisition and the satisfaction or waiver of each of the other closing conditions set forth in the Securities Purchase Agreement. For a complete description of the closing conditions under the Merger Agreement, we urge you to read the section titled “The Merger Agreement—Conditions to the Completion of the Acquisition” beginning on page 117 of this proxy statement. For a complete description of the closing conditions under the Securities Purchase Agreement, we urge you to read the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Securities Purchase Agreement” beginning on page 123 of this proxy statement.
What risks should I consider in deciding whether to vote in favor of the Share Issuance Proposal?
You should carefully review the section titled “Risk Factors” beginning on page 10 of this proxy statement, which set forth certain risks and uncertainties related to the Acquisition and the Private Placement, risks and uncertainties to which Post-Closing Solid’s business will be subject, and risks and uncertainties to which each of Solid and AavantiBio, as independent companies, are subject.
Who will be the directors of Post-Closing Solid following the Acquisition?
Following the consummation of the Acquisition, Alexander (Bo) Cumbo (AavantiBio’s President and Chief Executive Officer who will serve as President and Chief Executive Officer of Solid following the Acquisition) and Adam Koppel (Managing Director of Bain Capital Life Sciences) will each join the board of directors of Post-Closing Solid. All of the current members of Solid’s board will remain on the board of directors of Post-Closing Solid. The staggered structure of Solid’s board of directors will remain in place for the combined company following the completion of the Acquisition.
Who will be the executive officers of Post-Closing Solid following the Acquisition?
Immediately following the closing of the Acquisition, the executive management team of Post-Closing Solid is expected to be composed of the following:
Name	Position
Alexander (Bo) Cumbo	President and Chief Executive Officer
Stephen DiPalma	Interim Chief Financial Officer
David Tyronne “Ty” Howton	Chief Administrative Officer and Corporate Secretary
Jennifer Marlowe, Ph.D.	Chief Scientific Officer, Friedreich’s Ataxia and Cardiac Pipeline
Carl Morris, Ph.D.	Chief Scientific Officer, Neuromuscular
Jessie Hanrahan, Ph.D.	Chief Regulatory Officer
Paul Herzich	Chief Technology Officer
When do you expect the Acquisition to be consummated?
Solid currently anticipates that the Acquisition will be consummated during the fourth quarter of 2022, soon after the Special Meeting to be held on December 1, 2022, but Solid cannot predict the exact timing. For more information about the conditions to the consummation of the Acquisition, please see the section titled “The Merger Agreement—Conditions to the Completion of the Acquisition” beginning on page 117 of this proxy statement.

What are the material U.S. federal income tax consequences of the Acquisition to Solid and its stockholders?
Solid will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the Acquisition. In addition, because the stockholders of Solid immediately prior to the consummation of the Acquisition will not sell, exchange or dispose of any shares of Solid common stock in the Acquisition, such stockholders will not recognize any gain or loss upon consummation of the Acquisition.
Am I entitled to dissenters’ rights?
No, Solid’s stockholders are not entitled to dissenters’ rights in connection with the Acquisition. AavantiBio’s stockholders are entitled to dissenters’ rights in connection with the Acquisition. For more information about dissenters’ rights, please see the section titled “The Acquisition—Appraisal Rights and Dissenters’ Rights” beginning on page 108 of this proxy statement.
Have AavantiBio’s stockholders agreed to adopt the Merger Agreement?
Yes, AavantiBio’s stockholders have adopted the Merger Agreement and approved the Acquisition via a written consent of the stockholders of AavantiBio. For more information on the matters approved by the stockholders of AavantiBio please see the sections titled “The Merger Agreement—Conditions to the Completion of the Acquisition” beginning on page 117 of this proxy statement and “The Merger Agreement—Meeting of Solid’s Stockholders and Written Consent of AavantiBio’s Stockholders” beginning on page 115 of this proxy statement.
Who can vote at the Special Meeting?
Stockholders who owned shares of Solid’s common stock on the Record Date may attend and vote at the Special Meeting. There were 7,534,892 shares of Solid’s common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.
What is the proxy card?
The proxy card enables you to appoint Ilan Ganot and Erin Powers Brennan as your proxies at the Special Meeting. By completing and returning or submitting the proxy card as described herein or therein, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting online, Solid recommends completing and returning or submitting your proxy card before the Special Meeting date in the event your plans change. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of Solid’s stockholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•
Stockholders of Record. If you are a stockholder of record and do not vote over the Internet, by phone or by mailing your proxy card, your shares will not be voted unless you attend the Special Meeting and vote your shares electronically at the Special Meeting.

•
Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not vote over the Internet, by phone or by mailing your proxy card, under the rules of various securities exchanges, the broker or custodian that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

How do I virtually attend the Special Meeting?
Solid will host the Special Meeting live online via webcast. You may attend the Special Meeting live online by visiting www.virtualshareholdermeeting.com/SLDB2022SM. The live audio webcast will start at 9:00 a.m. Eastern time on Thursday, December 1, 2022. Online access to the audio webcast will open 10 minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Special Meeting, you will need to log-in at www.virtualshareholdermeeting.com/SLDB2022SM using the 16-digit control number included on your proxy card or voting instruction form. You are entitled to participate in the Special Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting.
Beginning 10 minutes prior to, and during, the Special Meeting, Solid will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the numbers listed on the web portal at the time of the meeting.
How do I submit a question at the Special Meeting?
You will be able to submit your questions prior to and during the Special Meeting by visiting www.virtualshareholdermeeting.com/SLDB2022SM.
What is the quorum required for the Special Meeting?
The representation online or by proxy of holders of at least a majority of the issued and outstanding shares of Solid’s common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as present at the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of common stock represented online at the meeting.
Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Special Meeting?
1.	The Share Issuance Proposal requires the affirmative vote of a majority of the shares present online or represented by proxy at the Special Meeting.
2.	The Plan Proposal requires the affirmative vote of a majority of the shares present online or represented by proxy at the Special Meeting.
May I see a list of stockholders entitled to vote as of the record date?
A complete list of registered stockholders will be available to stockholders of record during the Special Meeting for examination at www.virtualshareholdermeeting.com/SLDB2022SM.
How do I vote?
Stockholders have four voting options. You may vote using one of the following methods:
1.	Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.
2.	Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.
3.
Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Special Meeting in the envelope provided.

4.
Online during the Special Meeting. You may vote your shares online while virtually attending the Special Meeting by visiting www.virtualshareholdermeeting.com/SLDB2022SM. You will need your 16-digit control number included on your proxy card in order to be able to vote during the Special Meeting. Even if you plan to attend the Special Meeting online, Solid urges you to vote your shares by proxy in advance of the Special Meeting so that if you should become unable to attend the Special Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on November 30, 2022, and mailed proxy cards must be received by November 30, 2022 in order to be counted at the Special Meeting. If the Special Meeting is adjourned or postponed, these deadlines may be extended.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?
If you do not vote by virtue of not being present virtually or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum.
Abstentions will be counted for the purpose of determining the existence of a quorum.
In tabulating the voting result for the Share Issuance Proposal and the Plan Proposal, abstentions will have the effect of a vote “AGAINST” the Share Issuance Proposal and the Plan Proposal.
Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will not be counted for the purpose of determining the existence of a quorum. The Share Issuance Proposal and the Plan Proposal are “non-routine” matters. If you do not instruct your bank, broker or other nominee how to vote with respect to the Share Issuance Proposal or the Plan Proposal, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. In tabulating the voting result for the Share Issuance Proposal and the Plan Proposal, shares that constitute broker non-votes will have no effect on the Share Issuance Proposal or the Plan Proposal.
What does it mean if I received more than one proxy card?
If your shares are registered differently or in more than one account, you will receive more than one proxy card. To make certain all of your shares are voted, please follow the instructions included in the Notice of Special Meeting of Stockholders on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
What happens if I do not indicate how to vote my proxy?
If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” the Share Issuance Proposal and “FOR” the Plan Proposal.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:
•	sending a written notice to Solid’s secretary at 500 Rutherford Avenue, Charlestown, MA 02129, stating that you would like to revoke your proxy of a particular date;
•	voting again at a later time, but prior to the date of the Special Meeting, via the Internet or telephone;
•	signing or submitting another proxy card with a later date and returning it prior to the Special Meeting; or
•
attending the Special Meeting online and voting during the Special Meeting. Attending the Special Meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Special Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SLDB2022SM. Simply attending the Special Meeting will not constitute a revocation of your proxy.
Who will bear the costs of the proxy solicitation?
Solid will bear the costs of soliciting proxies. In addition to solicitations by mail, Solid’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Will a representative of PricewaterhouseCoopers LLP be present at the Special Meeting?
A representative of PricewaterhouseCoopers LLP, Solid’s independent registered public accounting firm, is expected to be present at the Special Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from Solid’s stockholders.
Who can help answer my questions?
If you are a holder of Solid’s common stock as of the Record Date and would like additional copies, without charge, of this proxy statement or if you have questions about the proposals, the Acquisition or the Private Placement, including the procedures for voting your shares, you should contact:
Solid Biosciences Inc.
500 Rutherford Avenue
Charlestown, MA 02129
Attn: Caitlin Lowie
Email: investors@solidbio.com
and
FINN Partners
Telephone: 212-867-1768
Attn: David Carey
Email: david.carey@finnpartners.com
When will the voting results of the Special Meeting be announced?
Solid plans to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days following the Special Meeting.

MARKET PRICE AND DIVIDEND INFORMATION
Solid’s common stock is currently listed on The Nasdaq Global Select Market under the symbol “SLDB.” AavantiBio is a private company and the shares of AavantiBio are not publicly traded. Upon the closing of the Acquisition, Solid’s common stock will continue to be listed under the symbol “SLDB.”
Solid’s Common Stock
The closing price of Solid’s common stock on September 29, 2022, the trading day immediately prior to the public announcement of the Acquisition on September 30, 2022, as reported on The Nasdaq Global Select Market, was $7.02 per share. The closing price of Solid’s common stock on November 4, 2022, as reported on The Nasdaq Global Select Market, was $6.11 per share.
Because the market price of Solid’s common stock is subject to fluctuation, the market value of the shares of Solid’s common stock that AavantiBio stockholders will be entitled to receive in the Acquisition and that the investors will be entitled to receive in the Private Placement may increase or decrease.
As of November 2, 2022, the Record Date for the Special Meeting, Solid had approximately 29 holders of record of Solid’s common stock. This number does not include beneficial owners whose shares were held in street name. The actual number of holders of Solid’s common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
AavantiBio’s Common Stock
As of November 2, 2022, the Record Date for the Special Meeting, AavantiBio had approximately 11 holders of record of AavantiBio’s common stock and 13 holders of record of AavantiBio’s preferred stock.
Dividends
Solid has never declared or paid any cash dividends on Solid’s capital stock and does not anticipate paying cash dividends on Solid’s capital stock for the foreseeable future. Solid currently intends to retain all of its future earnings, if any, to finance the growth and development of the business. In addition, the terms of any future debt agreements may preclude Solid from paying dividends, and pursuant to the Merger Agreement, Solid cannot, without the written consent of AavantiBio, declare or pay dividends on Solid’s capital stock during the period prior to the closing of the Acquisition. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Acquisition (in which AavantiBio will become a wholly owned subsidiary of Solid) will be at the discretion of Post-Closing Solid’s board of directors and will depend upon a number of factors, including Post-Closing Solid’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.
AavantiBio has never declared or paid any cash dividends on shares of AavantiBio’s capital stock. Pursuant to the Merger Agreement, AavantiBio cannot, without the written consent of Solid, declare or pay dividends on AavantiBio’s capital stock during the period prior to the closing of the Acquisition. If the Acquisition is not consummated, AavantiBio does not anticipate paying cash dividends on the AavantiBio’s capital stock for the foreseeable future, and any future determination to pay cash dividends will be at the discretion of AavantiBio’s then-current board of directors and will depend upon a number of factors, including AavantiBio’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

RISK FACTORS
The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Solid’s common stock. You should also read and consider the other information in this proxy statement. Please see the section titled “Where You Can Find More Information.”
Summary of Risk Factors
Risks Related to the Acquisition and the Private Placement
•	Failure to complete the Acquisition may result in Solid paying a termination fee to AavantiBio, which could harm the common stock price of Solid and future business and operations of Solid.
•	If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated and the Private Placement will likely not close.
•
Some Solid and AavantiBio directors and executive officers have interests in the Acquisition that are different from yours and that may influence them to support or approve the Acquisition without regard to your interests.

•
Solid stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they will experience in connection with the Acquisition and the Private Placement.

•	If the Acquisition and the Private Placement are not completed, Solid’s stock price may decline or fluctuate significantly.
•	The number of shares of Solid’s common stock that Solid will issue to former AavantiBio stockholders in the Acquisition is based on a formula and uncertain.
Risks Related to Solid
•	Solid has incurred significant net losses since inception and anticipates that it will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.
•
Solid will need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force Solid to delay, limit or terminate its product development efforts or other operations.

•	Solid has never generated revenue from product sales and does not expect to do so for the next several years, if ever.
•	Solid’s limited operating history may make it difficult for Solid’s stockholders to evaluate the success of Solid’s business to date and to assess Solid’s future viability.
•	SGT-003 is a gene transfer candidate based on novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval.
•
Solid’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit their commercial potential or result in significant negative consequences following any potential marketing approval.

•	Solid has never completed a clinical trial, and may be unable to do so for any product candidates Solid may develop, including SGT-003.
•	Solid faces significant competition.
•
Solid has limited gene transfer manufacturing experience and could experience production problems and delays in obtaining regulatory approval of Solid’s manufacturing processes, which could result in delays in the development or commercialization of SGT-003 or other future product candidates.

•
Solid heavily relies on certain in-licensed patents and other intellectual property rights in connection with its development of SGT-003 and other future product candidates and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize SGT-003 and other future product candidates.

•
If Solid is unable to obtain and maintain patent protection for its product candidates, or if the scope of the patent protection obtained is not sufficiently broad, Solid’s competitors could develop and commercialize products similar or identical to Solid’s, and Solid’s ability to successfully commercialize its product candidates may be adversely affected.

Risks Related to AavantiBio
•
AavantiBio has incurred significant net losses since inception and AavantiBio anticipates that it will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.

•	AavantiBio has never initiated or completed a clinical trial and may be unable to do so for any product candidates it may develop, including AVB-202 and AVB-401.
•	Success in preclinical studies or early clinical trials may not be indicative of results obtained in later trials.
•
AavantiBio’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit their commercial potential or result in significant negative consequences following any potential marketing approval.

•	AVB-202 and AVB-401 are based on novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval.
•	AavantiBio faces significant competition.
•
AavantiBio’s gene transfer approach utilizes a vector derived from a virus, which may be perceived as unsafe or may result in unforeseen adverse events. Negative public opinion and increased regulatory scrutiny of gene therapy may damage public perception of the safety of AavantiBio’s gene transfer product candidates and adversely affect its ability to conduct its business or obtain regulatory approvals.

•
AavantiBio heavily relies on certain in-licensed patents and other intellectual property rights in connection with its development of product candidates and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize its product candidates.

•
If AavantiBio is unable to obtain and maintain patent protection for its product candidates, or if the scope of the patent protection obtained is not sufficiently broad, AavantiBio’s competitors could develop and commercialize products similar or identical to AavantiBio’s, and AavantiBio’s ability to successfully commercialize its product candidates may be adversely affected.

Risks Related to Post-Closing Solid
•	The combined company will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.
•	The market price of the combined company’s common stock is expected to be volatile, and the market price of the common stock may drop following the Acquisition.
•
After completion of the Acquisition, the combined company’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to the combined company’s stockholders for approval.

•
The combined company will have broad discretion in the use of the cash and cash equivalents of the combined company and the proceeds from the Private Placement and the combined company may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Risks Related to the Acquisition and the Private Placement
Failure to complete the Acquisition may result in Solid paying a termination fee to AavantiBio, which could harm the common stock price of Solid and future business and operations of Solid.
If the Acquisition is not completed, Solid is subject to the following risks, among others:
•
if the Merger Agreement is terminated under specified circumstances, Solid will be required to pay AavantiBio a termination fee of $310,000 and reimburse AavantiBio’s expenses up to a maximum of $750,000;

•	the price of Solid’s common stock may decline and could fluctuate significantly; and
•	Solid may be required to pay certain costs related to the Acquisition, such as legal and accounting fees, whether or not the Acquisition is consummated.
If the Merger Agreement is terminated and the Board of Solid determines to seek another strategic or financial transaction, there can be no assurance that Solid will be able to identify and/or consummate such a transaction that would yield greater benefits than the benefits to be provided under the Merger Agreement.
If the conditions to the Acquisition are not satisfied or waived, the Acquisition may not be consummated.
The closing of the Acquisition is subject to a number of conditions as set forth in the Merger Agreement that must be satisfied or waived, including, among others, the approval of the Share Issuance Proposal by Solid’s stockholders at the Special Meeting and the other conditions described in the section titled “The Merger Agreement—Conditions to the Completion of the Acquisition” beginning on page 117 of this proxy statement.
There can be no assurance as to whether or when the conditions to the closing of the Acquisition will be satisfied or waived or as to whether or when the Acquisition will be consummated. If the conditions are not satisfied or waived, the Acquisition may not be consummated or the closing may be delayed, and Solid and AavantiBio each may lose some or all of the intended benefits of the Acquisition.
If the Acquisition is not consummated, the Private Placement will likely not close.
In connection with the Acquisition, on September 29, 2022, Solid entered into the Securities Purchase Agreement with certain investors, pursuant to which the investors agreed to purchase 10,638,290 shares of Solid’s common stock upon the closing of the Private Placement, which is expected to occur as of immediately following the closing of the Acquisition. The expected gross proceeds from the Private Placement are approximately $75 million, before deducting placement agent fees and estimated offering expenses. The closing of the Private Placement is subject to a number of conditions as set forth in the Securities Purchase Agreement that must be satisfied or waived, including, among others, the approval of the Share Issuance Proposal at the Special Meeting by Solid’s stockholders, the closing of the Acquisition and the other conditions described in the section titled “The Merger Agreement—Securities Purchase Agreement and Registration Rights Agreement” beginning on page 123 of this proxy statement. In the event of any such failure to meet the conditions precedent, if the investors in the Private Placement do not waive Solid’s requirement to satisfy such conditions (to the extent applicable), then the Private Placement will not close.
The Acquisition may be completed even though a material adverse effect may result from the announcement of the Acquisition, industry-wide changes or other causes.
In general, neither Solid nor AavantiBio is obligated to complete the Acquisition if there is a “material adverse effect” affecting the other party between September 29, 2022, the date of the Merger Agreement, and the closing of the Acquisition. However, certain types of changes are excluded from the concept of a “material adverse effect.” Such exclusions include, but are not limited to, changes in general business or economic conditions affecting the industry in which Solid and/or AavantiBio, as applicable, operates, changes in the generally accepted accounting principles in the United States, or GAAP, changes in laws, rules or regulations of general applicability or interpretations thereof, natural disasters, pandemics (including the COVID-19 pandemic), acts of war, outbreak or escalation of hostilities or acts of terrorism, changes in financial, banking, securities markets, or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates), changes resulting from the announcement or pendency of the Acquisition, and failures to meet internal expectations or projections of results of operations. Therefore, if any of these events were to occur impacting Solid or AavantiBio, the other party would still be obliged to consummate the closing of the Acquisition. If any such adverse changes occur and Solid and AavantiBio consummate the closing of the Acquisition, the stock price of Solid following the closing may suffer. This in turn may reduce the value of the Acquisition to the stockholders of Solid, AavantiBio or both. For a more complete discussion of what constitutes a “material adverse effect” on Solid or AavantiBio, see the section titled “The Merger Agreement—Representations and Warranties” beginning on page 110 of this proxy statement.
Some Solid and AavantiBio directors and executive officers have interests in the Acquisition that are different from yours and that may influence them to support or approve the Acquisition without regard to your interests.
Directors and executive officers of Solid and AavantiBio have interests in the Acquisition that are different from, or in addition to, the interests of Solid’s stockholders generally. These interests with respect to Solid’s directors and executive officers may include, among others, that Solid’s directors and certain of Solid’s executive officers are expected to continue to serve as directors and executive officers, respectively, of the combined company after the closing of the Acquisition; that certain of Solid’s and AavantiBio’s current executive officers have entered into executive transition and separation agreements providing for certain termination benefits effective upon the closing of the Acquisition; that certain of Solid's and AavantiBio's current executive officers have agreed to enter into consulting arrangements with Solid for a period of time following the closing of the Acquisition; and that Solid’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement. These interests with respect to AavantiBio’s directors and executive officers may include, among others, retention bonus payments; severance payments if employment is terminated in a qualifying termination in connection with the Acquisition and rights to continued indemnification; expense advancement and insurance coverage. Certain of AavantiBio’s directors have also dedicated substantial time to the inventions underlying AavantiBio’s product candidates, have a personal interest in seeing those product candidates advanced and may receive additional future payments outside of their relationship with AavantiBio based on certain milestones in the advancement of AavantiBio's product candidates. Additionally, certain directors of Solid and AavantiBio and/or their respective affiliated funds will receive additional shares of Solid common stock in the Acquisition and certain funds affiliated with directors of Solid have agreed to participate in the Private Placement, including certain funds affiliated with RA Capital, Perceptive and Bain. Certain of AavantiBio’s executive officers are expected to continue as executive officers of the combined company after the effective time of the Acquisition, including that Alexander (Bo) Cumbo, President and Chief Executive Officer of AavantiBio, is expected to serve as President and Chief Executive Officer of the combined company and on the board of directors of the combined company as of, and contingent upon, the effective time of the Acquisition.
The Solid and AavantiBio boards of directors were aware of and considered those interests, among other matters, in reaching their decisions to approve and adopt the Merger Agreement, approve the Acquisition, and recommend the approval of the Merger Agreement and related matters to Solid and AavantiBio stockholders. These interests, among other factors, may have influenced the directors and executive officers of Solid and AavantiBio to support or approve the Acquisition.
For more information regarding the interests of Solid’s and AavantiBio’s directors and executive officers in the Acquisition, please see the sections titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 and “The Acquisition—Interests of AavantiBio’s Directors, Executive Officers and Certain Other Persons in the Acquisition” beginning on page 102 of this proxy statement.
The number of shares of Solid’s common stock that Solid will issue to former AavantiBio stockholders in the Acquisition is based on a formula and uncertain.
Pursuant to the Merger Agreement, the aggregate consideration payable to former stockholders of AavantiBio shall be (i) $1,000 of cash plus (ii) a number of shares of Solid’s common stock equal to (a) fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition, less (b) a number of shares of Solid’s common stock equal to (i) the amount by which the aggregate amount of closing indebtedness exceeds $3,000,000, divided by (ii) the VWAP of Solid’s common stock over the five (5) consecutive trading day period ending two (2) full trading days prior to the closing date of the Acquisition.
Because the final exchange ratio depends on a formula determined at the closing of the Acquisition, including based on the number of shares of Solid’s common stock then outstanding, the amount of closing indebtedness of AavantiBio and Solid’s trading price determined as described above, Solid stockholders will not know or be able to determine at the time of the Special Meeting the exact number of shares of Solid’s common stock that AavantiBio stockholders will receive as aggregate consideration or the market value of such shares.
The market price of Solid’s common stock has fluctuated prior to and after the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this proxy statement to the date of the Special Meeting, and through the date the Acquisition is completed. It is impossible to accurately predict the market price of Solid’s common stock and, therefore, impossible to accurately predict the value of the shares of Solid’s common stock that Solid will issue to former AavantiBio stockholders in the Acquisition. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Solid’s business results of operations, financial condition and prospects, the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, market assessments of the likelihood that the Acquisition will be completed, interest rates and other factors generally affecting the price of Solid’s common stock, and the timing of the Acquisition. Many of these factors are beyond the control of Solid.
Solid stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they will experience in connection with the Acquisition and the Private Placement.
If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Acquisition, Solid’s stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the benefits currently anticipated from the Acquisition and the Private Placement.
The obligations and liabilities of AavantiBio, some of which may be unanticipated or unknown, may be greater than Solid has anticipated, which may diminish the value of AavantiBio to Solid.
AavantiBio’s obligations and liabilities, some of which may not have been disclosed to Solid or may not be reflected or reserved for in AavantiBio’s historical financial statements, may be greater than Solid has anticipated. The obligations and liabilities of AavantiBio could have a material adverse effect on AavantiBio’s business or AavantiBio’s value to Solid or on Solid’s business, financial condition, or results of operations. Solid has only limited indemnification from AavantiBio under the Merger Agreement with respect to obligations or liabilities of AavantiBio, whether known or unknown. In addition, even in cases where Solid is able to obtain indemnification, Solid may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that Solid is responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to Solid, or any applicable insurance, Solid could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect Solid’s business, financial condition, or results of operations.
If the Acquisition and the Private Placement are not completed, Solid’s stock price may decline or fluctuate significantly.
The market price of Solid’s common stock is subject to significant fluctuations. During the 12-month period ended November 4, 2022, the closing sales price of Solid’s common stock on The Nasdaq Global Select Market ranged from a high of $36.90 on November 4, 2021 to a low of $6.11 on November 4, 2022. Market prices for securities of pharmaceutical, biotechnology and other life science companies have historically been particularly volatile. The market price of Solid’s common stock will likely be volatile based on whether stockholders and other investors believe that Solid can complete the Acquisition and the Private Placement or otherwise raise additional capital to support Solid’s operations if the Acquisition is not consummated and another strategic or financial transaction cannot be identified, negotiated and consummated in a timely manner, if at all. In addition, Solid’s common stock will remain subject to such significant fluctuations even if the Acquisition and the Private Placement are completed.
The volatility of the market price of Solid’s common stock may be exacerbated by low trading volume or other factors. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Solid’s common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies.

The market price of Solid’s common stock following the Acquisition may decline as a result of the Acquisition.
The market price of Solid’s common stock may decline as a result of the Acquisition for a number of reasons, including if:
•	investors react negatively to the prospects of the combined company’s business and prospects following the closing of the Acquisition;
•	the effect of the Acquisition on the combined company’s business and prospects following the closing of the Acquisition is not consistent with the expectations of financial or industry analysts; or
•	the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by stockholders or financial or industry analysts.
During the pendency of the Acquisition, Solid and AavantiBio may not be able to enter into a business combination with another party on more favorable terms because of restrictions in the Merger Agreement, which could adversely affect their respective business prospects.
Covenants in the Merger Agreement impede the ability of Solid and AavantiBio to make acquisitions during the pendency of the Acquisition, subject to specified exceptions. As a result, if the Acquisition is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating or knowingly encouraging, inducing or facilitating the communication, making, submitting or announcing any acquisition proposal or acquisition inquiry or taking any action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry, subject to specified exceptions. Any such transactions could be favorable to such party’s stockholders, but the parties may be unable to pursue them. For more information, see the section titled “The Merger Agreement—Non-Solicitation” beginning on page 114 of this proxy statement.
Certain provisions of the Merger Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the transactions contemplated by the Merger Agreement.
The terms of the Merger Agreement prohibit each of Solid and AavantiBio from soliciting competing proposals or cooperating with persons making unsolicited takeover proposals, except, in the case of Solid, in limited circumstances as described in further detail in the section titled “The Merger Agreement—Non-Solicitation” beginning on page 114 of this proxy statement. In addition, if the Merger Agreement is terminated under specified circumstances, Solid would be required to pay AavantiBio a termination fee of $310,000 and reimburse AavantiBio’s expenses up to a maximum of $750,000. These payments may discourage third parties from submitting competing proposals to Solid or its stockholders, and may cause the Solid Board to be less inclined to recommend a competing proposal.
Because the lack of a public market for AavantiBio’s capital stock makes it difficult to evaluate the fair market value of AavantiBio’s capital stock, the value of Solid’s common stock to be issued to AavantiBio’s stockholders in connection with the Acquisition may be more or less than the fair market value of AavantiBio’s capital stock.
The outstanding capital stock of AavantiBio is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of AavantiBio’s capital stock. Because the percentage of Solid’s equity to be issued to AavantiBio’s stockholders in the Acquisition was determined based on negotiations between the parties, it is possible that the value of Solid’s common stock to be issued to AavantiBio’s stockholders in connection with the Acquisition will be more or less than the fair market value of AavantiBio’s capital stock.
Solid and AavantiBio may become involved in securities litigation or stockholder derivative litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Merger Agreement and this could divert the attention of Solid and AavantiBio management and harm the combined company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.
Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction. Solid and AavantiBio may become involved in this type of litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Merger Agreement and the combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Solid, AavantiBio and the combined company.
Risks Related to Solid
Risks related to our financial position and need for capital requirements
We have incurred significant net losses since inception and anticipate that we will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.
Since inception, we have incurred significant net losses. Our net loss was $50.4 million for the six months ended June 30, 2022. Our net losses were $72.2 million and $88.3 million for the years ended December 31, 2021 and 2020, respectively. As of June 30, 2022, we had an accumulated deficit of $527.2 million. To date, we have devoted substantially all of our efforts to research and development, including clinical development of our gene transfer product candidate, SGT-001, and preclinical development of our gene transfer product candidate, SGT-003, as well as to building out our management team and infrastructure. We expect that it could be several years, if ever, before we have a commercialized product. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if, and as, we:
•	move SGT-003 or other future product candidates into clinical trials;
•	continue research and preclinical development of SGT-003 or other future product candidates;
•	continue ongoing SGT-001 preclinical and manufacturing activities;
•	seek to identify additional product candidates;
•	seek marketing approvals for our product candidates that successfully complete clinical trials, if any;
•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;
•	arrange for manufacture of larger quantities of our product candidates for clinical development and potential commercialization;
•	maintain, expand, protect and enforce our intellectual property portfolio;
•	hire and retain additional clinical, quality control and scientific personnel;
•	build out new facilities or expand existing facilities to support our activities;
•	acquire or in-license other drugs, technologies and intellectual property;
•	fund a portion of the development or commercialization of products in collaboration with Ultragenyx pursuant to our collaboration and license agreement with Ultragenyx; and
•	add operational, financial and management information systems and personnel.
To become and remain profitable, we must develop and eventually commercialize one or more product candidates with significant market potential. This will require us to be successful in a range of challenging activities, and our expenses will increase substantially as we continue to monitor patients dosed in IGNITE DMD and complete future clinical trials of SGT-003 and other future product candidates, obtain marketing approval for SGT-003 or other future product candidates, develop and validate commercial-scale manufacturing processes, manufacture, market and sell any future product candidates for which we may obtain marketing approval and satisfy any post-marketing requirements. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in the value of our company also could cause stockholders to lose all or part of their investment.

We will need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.
We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the research and development of, conduct clinical trials of, and seek marketing approval for, SGT-003 and other future product candidates. In addition, if we obtain marketing approval for SGT-003 or other future product candidates, we expect to incur significant expenses related to product sales, marketing, manufacturing and distribution. We also expect to continue to incur additional costs associated with operating as a public company. While we believe that our cash, cash equivalents and available-for-sale securities as of June 30, 2022 (and without giving effect to the Acquisition or Private Placement, the completion of which cannot be assured) will be sufficient to fund our operating expenses and capital requirements into the second quarter of 2024, we have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently anticipate. In order to continue to operate our business beyond that time, we will need to raise additional funds. However, there can be no assurance that we will be able to generate funds on terms acceptable to us, on a timely basis, or at all. In addition, we anticipate that we will need additional funding to complete the development of SGT-003 and other future product candidates.
If we are able to complete the Acquisition and Private Placement, we would expect to have approximately $215.0 million of cash, cash equivalents, and available-for-sale securities at closing, which we believe will be sufficient to fund our operating expenses and capital expenditure requirements into 2025. There is no guarantee that these transactions will close as planned, or at all.
Our future capital requirements will depend on many factors, including:
•	our ability to complete, on a timely basis or at all, the Acquisition and Private Placement;
•	the results of IGNITE DMD and future clinical trials of SGT-003 and other future product candidates;
•	the costs, timing and outcome of regulatory review of SGT-003 and other future product candidates;
•
the scope, progress, results and costs of discovery, laboratory testing, manufacturing, preclinical development and clinical trials for SGT-003 and other future product candidates that we may pursue in the future, if any;

•	the costs associated with our manufacturing process development and evaluation of third-party manufacturers;
•	revenue, if any, received from commercial sale of SGT-003 or other future product candidates, should any of our future product candidates receive marketing approval;
•	the costs related to the ongoing SGT-001 preclinical and manufacturing activities;
•	the costs of preparing, filing and prosecuting patent applications, maintaining, defending and enforcing our intellectual property rights and defending intellectual property-related claims;
•	the outcome of any lawsuits filed against us;
•	the terms of our current and any future license agreements and collaborations;
•	the success of our collaboration with Ultragenyx;
•	our ability to establish and maintain additional strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;
•	the payment or receipt of milestones, royalties and other collaboration-based revenues, if any;
•	the extent to which we acquire or in-license other product candidates, technologies and intellectual property; and
•	if and as we need to adapt our business in response to the COVID-19 pandemic and its collateral consequences.
Identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our product revenue, if any, will be derived from or based on sales of product candidates that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.
Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies, SGT-001, SGT-003 or other future product candidates.
We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, ownership of our common stock will be diluted and the terms may include liquidation or other preferences that adversely affect the rights of our current stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, SGT-001, SGT-003 or other future product candidates, or grant licenses on terms unfavorable to us.
We have never generated revenue from product sales and do not expect to do so for the next several years, if ever.
Our ability to generate revenue from product sales and achieve profitability depends on our ability, alone or with collaborative partners, to successfully complete the development of, and obtain the regulatory approvals necessary to commercialize, SGT-003 and other future product candidates that we may pursue in the future. We do not anticipate generating revenue from product sales for the next several years, if ever. Our ability to generate future revenue from product sales depends heavily on our success in:
•	completing research and development of SGT-003 and other future product candidates in a timely and successful manner;
•	seeking and obtaining regulatory and marketing approvals for any product candidates for which we complete clinical trials;
•
launching and commercializing SGT-003 and other future product candidates for which we obtain regulatory and marketing approval by establishing a sales force and marketing and distribution infrastructure or, alternatively, collaborating with a commercialization partner;

•
maintaining and enhancing a commercially viable, sustainable, scalable, reproducible and transferable manufacturing processes for SGT-003 and other future product candidates that is compliant with cGMPs;

•
establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and the commercial demand for SGT-003 and other future product candidates, if approved;

•	obtaining market acceptance, if and when approved, of SGT-003 or other future product candidate as a viable treatment option by patients, the medical community and third-party payors;
•	qualifying for coverage and adequate reimbursement by government and third-party payors for SGT-003 and other future product candidates both in the U.S. and internationally;
•	effectively addressing any competing technological and market developments;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter and performing our obligations under such arrangements;
•	maintaining, protecting, enforcing and expanding our portfolio of intellectual property rights, including patents, trademarks, trade secrets and know-how;
•	avoiding and defending against intellectual property infringement, misappropriation and other claims;
•	implementing additional internal systems and infrastructure, as needed; and
•	attracting, hiring and retaining qualified personnel.

Our limited operating history may make it difficult for our stockholders to evaluate the success of our business to date and to assess our future viability.
We are a development-stage company founded in 2013. Our operations to date, with respect to the development of SGT-001, SGT-003 and other potential product candidates, have been limited to organizing and staffing our company, business planning, raising capital, acquiring rights to our technology, identifying SGT-001 and SGT-003 as potential gene transfer product candidates and undertaking preclinical studies of SGT-001 and SGT-003 and a clinical trial of SGT-001 and establishing research and development and manufacturing collaborations. We have not yet demonstrated the ability to complete clinical trials of SGT-001 or any other product candidate, obtain marketing approvals, manufacture a commercial-scale product or conduct sales and marketing activities necessary for successful commercialization. Consequently, any predictions our stockholders make about our prospects may not be as accurate as they could be if we had a longer operating history.
The ongoing COVID-19 pandemic may affect our ability to initiate and complete current or future preclinical studies or clinical trials, disrupt regulatory activities or have other adverse effects on our business and operations. In addition, this pandemic may continue to adversely impact economies worldwide, which could result in adverse effects on our business and operations.
The ongoing COVID-19 pandemic has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border scrutiny, and other measures. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. The future progression of the outbreak and its effects on our business and operations are uncertain.
We and our third-party manufacturers for our SGT-003 supply, and prospective contract research organizations, or CROs, may face disruptions that may affect our ability to initiate and complete preclinical studies or clinical trials, including disruptions in procuring items that are essential for our research and development activities, including, for example, raw materials used in the manufacturing of our product candidates, and laboratory supplies for our current and future preclinical studies and clinical trials, in each case, for which there may be shortages because of ongoing efforts to address the outbreak. We and our third-party manufacturers, and prospective CROs, may face disruptions related to future clinical trials arising from delays in IND-enabling studies, manufacturing disruptions, and the ability to obtain necessary institutional review board or other necessary site approvals, as well as other delays at clinical trial sites.
We may also face difficulties recruiting or enrolling patients for our clinical trials if patients are affected by the COVID-19 virus or are fearful of visiting or traveling to, or unable to travel to, clinical trial sites because of the outbreak. For example, we experienced a few missed or postponed patient visits in our IGNITE DMD trial due to site closures early in the COVID-19 pandemic.
The response to the COVID-19 pandemic may redirect resources with respect to regulatory and intellectual property matters in a way that would adversely impact our ability to progress regulatory approvals and protect our intellectual property. For example, the FDA has announced that in order to bring new therapies to patients sick with COVID-19 as quickly as possible, it has redeployed medical and regulatory staff from other areas to work on COVID-19 therapies. In addition, we may face impediments to regulatory meetings and approvals due to measures intended to limit in-person interactions.
We expect to continue to take actions as may be required or recommended by government authorities or as we determine are in the best interests of our employees, and other business partners in light of COVID-19. In the event of a continuation of shelter-in-place orders and/or other mandated local travel restrictions, our employees conducting research and development activities may not be able to access our research space, and our core activities may be significant limited or curtailed, possibly for an extended period of time.
The pandemic has caused significant disruptions in the financial markets, and may continue to cause such disruptions, which could impact our ability to raise additional funds through public offerings and may also impact the volatility of our stock price and trading in our stock. Moreover, it is possible the pandemic will significantly impact economies worldwide, which could result in adverse effects on our business and operations. We cannot be certain what the overall impact of the COVID-19 pandemic, including any variant strains of the COVID-19 virus, will be on our business and it has the potential to adversely affect our business, financial condition, results of operations and prospects.
Finally, in response to the COVID-19 pandemic, the FDA issued guidance on March 18, 2020, and updated it on July 2, 2020, January 27, 2021, and August 30, 2021, to address the conduct of clinical trials during the pandemic. The guidance sets out a number of considerations for sponsors of clinical trials impacted by the pandemic, including the requirement to include in the clinical study report (or as a separate document) contingency measures implemented to manage the study, and any disruption of the study as a result of COVID-19; a list of all study participants affected by COVID-19-related study disruptions by a unique subject identifier and by investigational site, and a description of how the individual’s participation was altered; and analyses and corresponding discussions that address the impact of implemented contingency measures (e.g., participant discontinuation from investigational product and/or study, alternative procedures used to collect critical safety and/or efficacy data) on the safety and efficacy results reported for the study. In its most recent update to this guidance, the FDA addresses questions received during the past year from clinical practitioners who are adapting their operations in a pandemic environment. These questions focused on, among other things, when to suspend, continue or initiate a trial and how to submit changes to protocols for INDs and handle remote site monitoring visits. There is no assurance that this guidance governing clinical studies during the pandemic will remain in effect or, even if it does, that it will help address the risks and challenges enumerated above.
Risks related to the development of our product candidates
SGT-003 is a gene transfer candidate based on novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval. To our knowledge, only a limited number of gene transfer products have been approved for commercialization in the United States and the European Union.
We have historically concentrated our research and development efforts on SGT-001 for the treatment of Duchenne. We plan to prioritize SGT-003 for the treatment of Duchenne and our future success depends on our successful development of SGT-003 and other future product candidates. Our risk of failure is high. We have experienced with SGT-001, and may in the future experience with SGT-003, problems or delays in developing these and other future product candidates. Any such problems or delays would cause unanticipated costs, and any development problems may not be solved. For example, we or another party may uncover a previously unknown risk associated with SGT-003, the adeno-associated virus, or AAV, vector, toxicity or other issues that may be more problematic than we currently believe and this may prolong the period of observation required for obtaining, or result in the failure to obtain, regulatory approval or may necessitate additional clinical testing.
In addition, the product specifications and the clinical trial requirements of the FDA, the European Commission, the European Medicines Agency, or the EMA, and other regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of such product candidate. The regulatory approval process for novel product candidates such as ours is unclear and can be more expensive and take longer than for other, better known or more extensively studied product candidates. To our knowledge, only a limited number of gene transfer products have been approved for commercialization in the United States and the European Union. As a result, it is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for SGT-003 in either the United States or the European Union. Approvals by the European Commission may not be indicative of what the FDA may require for approval and vice versa.
Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit their commercial potential or result in significant negative consequences following any potential marketing approval.
During the conduct of clinical trials, patients may experience changes in their health, including illnesses, injuries, discomforts or a fatal outcome. Often, it is not possible to determine whether the product candidate being studied caused these conditions. For instance, we reported a serious adverse event in IGNITE DMD, which resulted in a clinical hold in November 2019, which has since been resolved, and previously the FDA had placed IGNITE DMD on clinical hold after we reported another serious adverse event. In April 2021, the eighth patient treated with SGT-001 in IGNITE DMD experienced a systemic inflammatory response which has since fully resolved. The event was classified as a serious adverse event and considered by the investigator to be drug related.

In addition, it is possible that as we test SGT-003 or other future product candidates in larger, longer and more extensive clinical programs, or as use of these product candidates becomes more widespread if they receive regulatory approval, illnesses, injuries, discomforts and other adverse events that were observed in earlier clinical trials, as well as conditions that did not occur or went undetected in previous clinical trials, will be reported by subjects. Many times, side effects are only detectable after investigational products are tested in large-scale, Phase III clinical trials or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that SGT-003 or any other future product candidate has side effects or causes serious or life-threatening side effects, the development of the product candidate may fail or be delayed, or, if the product candidate has received regulatory approval, such approval may be revoked.
There have been several significant adverse side effects in gene therapy treatments in the past, including reported cases of leukemia and death seen in other clinical trials using other vectors. While new recombinant vectors have been developed with the intent to reduce these side effects, gene therapy is still a relatively new approach to disease treatment and additional adverse side effects could develop. More recently, there have been reports of significant adverse side effects, including muscle weakness and myocarditis, in clinical trials of other gene therapy treatments for Duchenne that may be related to the type and location of the specific gene mutation causing the disease. One clinical trial sponsor reported the death, preceded by hypovolemia and cardiogenic shock, of a non-ambulatory trial subject with advanced disease and cardiac dysfunction. There also is the potential risk of delayed adverse events following exposure to gene therapy products due to persistent biologic activity of the genetic material or other components of products used to carry the genetic material. Possible adverse side effects that may occur with treatment with gene therapy products include an immunologic reaction early after administration that could substantially limit the effectiveness of the treatment or represent safety risks for patients. Additionally, in previous clinical trials involving AAV vectors for gene therapy, some subjects experienced the development of a positive ELISPOT test associated with T-cell responses, which is of unclear clinical translatability. If T-cells are activated, the cellular immune response system may trigger the removal of transduced cells. If our gene transfer candidate demonstrates a similar effect, we may decide or be required to halt or delay further clinical development of SGT-003 or other future product candidates involving AAV vectors for gene therapy.
For example, as part of our SGT-001 preclinical program, we performed necessary good laboratory practices, or GLP, toxicology studies to establish the overall safety profile of SGT-001 in wild-type mice and non-human primates, or NHPs. The data and our conclusions from these studies were included in our IND submission to the FDA. Systemic administration of SGT-001 was generally well tolerated in both species. We observed no evidence of test-article-related toxicity for up to 13 weeks after systemic administration of SGT-001 in either species that would prevent us from initiating clinical trials. In the NHP study, test-article-related effects were self-limited, mild chemistry and hematology changes with no microscopic correlates at the end of the study. There was a transient and asymptomatic increase in liver function enzymes observed in NHPs starting on day 9, which returned to normal levels by day 21. We believe there were no other relevant test-article-related adverse events associated with SGT-001 administration in either GLP study. In the NHP toxicology study, a single animal from the high dose cohort was euthanized after it did not recover from an anesthetic procedure. We believe this event was attributed to procedural errors. However, AAV vector cannot be completely ruled out as a contributing factor to the toxicity that gave rise to the event.
In addition to side effects caused by SGT-001 and other current or future product candidates, including SGT-003, the administration process or related procedures also can cause adverse side effects. For example, integration of AAV DNA into the host cell’s genome has been reported to occur. Further, our AAV delivery system has not been validated in human clinical trials previously, and if such delivery system does not meet the safety criteria or cannot provide the desired efficacy results, then we may be forced to suspend or terminate our development of SGT-003. In addition, the relatively high anticipated dosing requirements for SGT-003 may amplify the risk of adverse side effects relating to the AAV vector. When James M. Wilson, M.D., Ph.D., resigned from our Scientific Advisory Board in early 2018 he cited emerging concerns about the possible risks of high systemic dosing of AAV. If any such adverse side effects were to occur in the future and we are unable to demonstrate that they were not caused by the administration process or related procedures, the FDA, the European Commission, the EMA or other regulatory authorities could order us to cease further development of, or deny approval of, SGT-003 or any other future product candidate for any or all targeted indications. Even if we are able to demonstrate that any serious adverse events are not product-related, such occurrences could affect patient recruitment or the ability of enrolled patients to complete the clinical trial. Patients will also create antibodies to the AAV vector and a second administration of gene transfer might not be successful.
Additionally, if SGT-003 or other future product candidates receive marketing approval, the FDA could require us to adopt a Risk Evaluation and Mitigation Strategy, or REMS, to ensure that the benefits outweigh the risks, which may include, among other things, a medication guide outlining the risks of the product for distribution to patients and a communication plan to health care practitioners. Furthermore, if we or others later identify undesirable side effects caused by SGT-003 or other future product candidates, several potentially significant negative consequences could result, including:
•	regulatory authorities may suspend or withdraw approvals of such a product candidate;
•	regulatory authorities may require additional warnings on the label;
•	we may be required to change the way a product candidate is administered or conduct additional clinical trials;
•	we could be sued and held liable for harm caused to patients; and
•	our reputation may suffer.
In November 2019, the FDA placed IGNITE DMD on clinical hold after we reported a serious adverse event in the clinical trial. Even though the clinical hold was lifted in October 2020 and treatment of patients resumed in February 2021, we cannot guarantee that similar events will not happen in future clinical trials.
In November 2019, the FDA placed a clinical hold on SGT-001 following a serious adverse event in IGNITE DMD. The third patient in the 2E14 vg/kg cohort of IGNITE DMD, dosed in late October 2019, experienced a serious adverse event deemed related to the study drug that was characterized by complement activation, thrombocytopenia, decrease in red blood cell count, acute kidney injury, and cardio-pulmonary insufficiency. In October 2020, the FDA lifted the clinical hold placed on IGNITE DMD. In connection with the lifting of the clinical hold, we determined to reduce the maximum weight of the next two patients dosed in IGNITE DMD to 18 kg per patient. Additionally, to mitigate the risk of serious drug-related adverse events, we amended the IGNITE DMD clinical protocol to include the prophylactic use of both anti-complement inhibitor eculizumab and C1 esterase inhibitor, and increase the prednisone dose in the first month post dosing. In March 2021, we announced that a seventh patient was safely dosed under the amended protocol, with transient and manageable adverse events, none of which were serious. In April 2021, an eighth patient was treated with SGT-001. The patient experienced a systemic inflammatory response which has since fully resolved. The event was classified as a serious adverse event and considered by the investigator to be drug related. This type of event is described in our Investigators Brochure and is not considered unexpected. Following dosing of these two patients with our second-generation manufacturing process and clinical strategy, we conducted an extensive review of all clinical data, which resulted in a strengthened risk mitigation plan including new patient management guidance. In November 2021, a ninth patient was safely dosed under the amended clinical protocol, with transient and manageable adverse events, none of which were serious. However, we cannot guarantee that similar serious adverse events or clinical holds will not happen in future clinical trials.
Delays in the completion of any clinical trial of SGT-003 or any other future product candidate, as a result of similar serious adverse events or clinical holds or otherwise, will increase our costs, slow down our product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of SGT-003 or other future product candidates.
We have never completed a clinical trial, and may be unable to do so for any product candidates we may develop, including SGT-003.
We will need to successfully complete clinical trials in order to obtain FDA approval to market SGT-003 or other future product candidates. We have limited experience in preparing, submitting and prosecuting regulatory filings, and have not previously submitted a biologics license application, or BLA, for any product candidate. We cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin or to begin as proposed, or that, once begun, issues will not arise that suspend or terminate such clinical trials. Carrying out later-stage clinical trials and the submission of a successful BLA is a complicated process. This may be particularly true for design of a pivotal trial for the treatment of Duchenne as the FDA has not given clear guidance as to the necessary endpoints for approval of a treatment for Duchenne. In addition, we cannot be certain how many clinical trials of SGT-003 or other future product candidates will be required or how such trials should be designed. Consequently, we may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to BLA submission and approval of SGT-003 or other future product candidates. We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of product candidates that we develop. Failure to commence or complete, or delays in, clinical trials, could prevent us from or delay us in commercializing SGT-003 and other future product candidates.
Success in preclinical studies or early clinical trials, including our IGNITE DMD clinical trial, may not be indicative of results obtained in later trials.
Results from preclinical studies or early clinical trials, including our IGNITE DMD clinical trial, are not necessarily predictive of future clinical trial results and are not necessarily indicative of final results. Our preclinical studies for SGT-003 in animals have been limited. We have only dosed a limited number of human subjects with SGT-001, and we have not dosed any human subjects with SGT-003. There is a high failure rate for gene therapy and biologic products proceeding through clinical trials. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. We also may experience regulatory delays or rejections as a result of many factors, including due to changes in regulatory policy during the period of our product candidate development. SGT-003 or other future product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies. This failure could cause us to abandon SGT-003 or other future product candidates.
Preliminary or interim data that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, we may announce or publish preliminary or interim data from clinical trials. Positive preliminary or interim data may not be predictive of such trial’s subsequent or overall results. Preliminary or interim data are subject to the risk that one or more of the outcomes may materially change as more data become available. Additionally, preliminary or interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Therefore, positive preliminary or interim data in any ongoing clinical trial may not be predictive of such results in the completed trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully evaluate all data. As a result, preliminary or interim data that we report may differ from future results from the same clinical trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Preliminary or interim data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary or interim data we previously published. As a result, preliminary or interim data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to preliminary or interim data could significantly harm our business prospects.
We may encounter substantial delays in our clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.
Before obtaining marketing approval from regulatory authorities for the sale of SGT-003 or other future product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidate for its intended indications. Clinical testing is expensive, time-consuming and uncertain as to outcome. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:
•	delays in reaching a consensus with regulatory authorities on trial design;
•	delays in reaching agreement with the appropriate external parties on dose escalation;

•	delays in enrolling patients in clinical trials;
•	delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites;
•	delays in opening clinical trial sites or obtaining required IRB or independent ethics committee approval at each clinical trial site;
•
delays in recruiting suitable subjects to participate in our clinical trials, including because such trials may be placebo-controlled trials and patients are not guaranteed to receive treatment with our product candidates;

•	failure by us, any CROs we engage or any other third parties to adhere to clinical trial requirements;
•	failure to perform in accordance with FDA good clinical practices, or GCPs, or applicable regulatory guidelines in the European Union and other countries;
•
delays in the testing, validation, manufacturing and delivery of SGT-003 or other future product candidates to the clinical sites, including delays by third parties with whom we have contracted to perform certain of those functions;

•	delays in subjects completing participation in a trial or returning for post-treatment follow-up;
•	clinical trial sites or subjects dropping out of a trial;
•	selection of clinical endpoints that require prolonged periods of clinical observation or analysis of the resulting data;
•	imposition of a clinical hold by regulatory authorities as a result of a serious adverse event or after an inspection of our clinical trial operations, trial sites or manufacturing facilities;
•	occurrence of serious adverse events in trials of the same class of agents conducted by other sponsors;
•
delays as a result of the COVID-19 pandemic or from the outbreak of another pandemic or contagious disease or other global instability could delay the initiation or rate of completion of any clinical trial; or

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.
Additionally, if the results of any clinical trials are inconclusive or if there are safety concerns or serious adverse events associated with SGT-003 or other future product candidates, we may:
•	be delayed or fail in obtaining marketing approval for SGT-003 or other future product candidates;
•	obtain approval for indications or patient populations that are not as broad as we intended or desired;
•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;
•	be subject to changes in the way our products, if approved, are administered;
•	be required to perform additional clinical trials to support approval or be subject to additional post-marketing testing requirements;
•	have regulatory authorities withdraw, or suspend, their approval of the product or impose restrictions on its distribution in the form of a modified REMS;
•	be sued and held liable for harm caused to patients; or
•	experience damage to our reputation.
Our product development costs will increase if we experience delays in testing or marketing approvals. In addition, if we make manufacturing or other changes to SGT-003 or other future product candidates, we may need to conduct additional studies to bridge our modified product candidates to earlier versions. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. We may also determine to change the design or protocol of one or more of our clinical trials, which we have done in the past and which could result in delays. Significant preclinical study or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates.

If our third-party clinical trial vendors fail to comply with strict regulations, the clinical trials for SGT-003 or other future product candidates may be delayed or unsuccessful.
We do not have the personnel capacity to conduct or manage the clinical trials that will be necessary for the development of SGT-003 or other future product candidates. For IGNITE DMD we are relying, and for any future clinical trials we expect we will rely, on third parties to assist us in managing, monitoring and conducting our clinical trials. If these third parties fail to comply with applicable regulations or do not adequately fulfill their obligations under the terms of our agreements with them, we may not be able to enter into alternative arrangements without undue delay or additional expenditures and, therefore, the clinical trials for SGT-003 or other future product candidates may be delayed or unsuccessful.
Furthermore, the FDA can be expected to inspect some or all of the clinical sites participating in our clinical trials to determine if our clinical trials are being conducted according to GCPs. If the FDA determines that these clinical sites are not in compliance with applicable regulations, we may be required to delay, repeat or terminate the clinical trials.
We may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of SGT-003 or other future product candidates.
Identifying and qualifying patients to participate in any clinical trials of SGT-003 and other future product candidates are critical to our success. The timing of any clinical trials depends on our ability to recruit patients to participate as well as complete required follow-up periods. If patients are unwilling or unable to participate in our gene therapy clinical trials, including because of negative publicity from adverse events related to our product candidates, other approved gene therapies or the biotechnology or gene therapy fields, or due to competitive clinical trials for similar patient populations, clinical trials in products employing our vector or our platform or for other reasons, the timeline for recruiting patients, conducting clinical trials and obtaining regulatory approval of SGT-003 or our other product candidates may be delayed. We may also experience delays if patients withdraw from the clinical trial or do not complete the required monitoring period. Furthermore, we may face difficulties in recruiting patients to enroll in, or once enrolled, retaining patients in future clinical trials if they or their caretakers are affected by the COVID-19 virus or are fearful of traveling to, or are unable to travel to, our clinical trial sites because of the COVID-19 pandemic. These delays could result in increased costs, delays in advancing SGT-003 or other future product candidates, delays in testing the effectiveness of SGT-003 and other future product candidates or termination of clinical trials altogether.
We may not be able to identify, recruit and enroll a sufficient number of patients, or those with required or desired characteristics, to complete any clinical trials in a timely manner. Patient enrollment and trial completion is affected by many factors, including:
•	size of the patient population and the process for identifying subjects;
•	design of the trial protocol;
•	eligibility and exclusion criteria, including that some patients may have pre-existing antibodies to AAV vectors precluding them from being able to receive AAV-mediated gene transfer;
•	restrictions on our ability to conduct clinical trials, including full and partial clinical holds on ongoing or planned clinical trials;
•	perceived risks and benefits of the product candidate under study;
•	perceived risks and benefits of gene therapy-based approaches to the treatment of diseases;
•	release or disclosure of data from our completed or ongoing clinical trials;
•	availability of competing therapies and clinical trials;
•	severity of the disease;
•	proximity and availability of clinical trial sites for prospective subjects;
•	ability to obtain and maintain subject consent;
•	risk that enrolled subjects will drop out before completion of the trial;
•	patient referral practices of physicians;

•	ability to monitor subjects adequately during and after treatment; and
•	in the case of pivotal trials, the risk that patients may opt not to enroll because they are not assured treatment with our product candidate.
Our ability to successfully initiate, enroll and complete a clinical trial in any foreign country is subject to numerous risks unique to conducting business in foreign countries, including:
•	different standards for the conduct of clinical trials;
•	absence in some countries of established groups with sufficient regulatory expertise for review of gene therapy protocols;
•	difficulty in identifying and partnering with qualified local consultants, physicians and partners; and
•	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical and biotechnology research and products.
Even if we complete the necessary clinical trials, we cannot predict when, or if, we will obtain regulatory approval to commercialize SGT-003 or other future product candidates and the approval may be for a more narrow indication than we seek.
We cannot commercialize SGT-003 or other future product candidates until the appropriate regulatory authorities have reviewed and approved the product candidate. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations require the expenditure of substantial time and financial resources and we may not be able to obtain the required regulatory approvals. Even if our product candidates meet their safety and efficacy endpoints in clinical trials, the regulatory authorities may not complete their review processes in a timely manner, or we may not be able to obtain regulatory approval. Additional delays may result if an FDA advisory committee or other regulatory authority recommends non-approval or restrictions on approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in regulatory authority policy during the period of product development, clinical trials and the regulatory review process.
Even if we receive regulatory approval, regulatory authorities may approve a product candidate for more limited indications than requested or they may impose significant limitations in the form of narrow indications, warnings or a REMS. Regulatory authorities may require precautions or contra-indications with respect to conditions of use or they may grant approval subject to the performance of costly post-marketing clinical trials. In addition, regulatory authorities may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.
Even if we obtain regulatory approval for a product candidate, our product candidates will remain subject to regulatory oversight.
Even if we obtain any regulatory approval for SGT-003 or other future product candidates, we will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information. Any regulatory approvals that we receive for our product candidates may also be subject to a REMS, limitations on the approved indicated uses for which the product may be marketed or conditions of approval, or requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the quality, safety and efficacy of the product. Advertising and promotional materials must comply with FDA rules and are subject to FDA review, in addition to other potentially applicable federal and state laws.
In addition, later discovery of previously unknown adverse events or other problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may have various consequences, including:
•	restrictions on such products, manufacturers or manufacturing processes;
•	restrictions and warnings on the labeling or marketing of a product;
•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;
•	warning letters or untitled letters;
•	withdrawal of the products from the market;
•	refusal to approve pending applications or supplements to approved applications that we submit;
•	recall of products;
•	fines, restitution or disgorgement of profits or revenues;
•	suspension or withdrawal of marketing approvals;
•	damage to relationships with any potential collaborators;
•	unfavorable press coverage and damage to our reputation;
•	refusal to permit the import or export of our products;
•	product seizure;
•	injunctions or the imposition of civil or criminal penalties; or
•	litigation involving patients using our products.
In addition, manufacturers of approved products and those manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to cGMPs applicable to drug manufacturers or quality assurance standards applicable to medical device manufacturers, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. We, any contract manufacturers we may engage in the future, our future collaborators and their contract manufacturers will also be subject to other regulatory requirements, including submissions of safety and other post-marketing information and reports, registration and listing requirements, requirements regarding the distribution of samples to clinicians, recordkeeping, and costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product such as the requirement to implement a REMS.
Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with the European Union’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions. Further, similar restrictions apply to approved products in the EU. The holder of a marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of medicinal products. These include: compliance with the EU’s stringent pharmacovigilance or safety reporting rules, which can impose post-authorization studies and additional monitoring obligations; the manufacturing of authorized medicinal products, for which a separate manufacturer’s license is mandator; and the marketing and promotion of authorized drugs, which are strictly regulated in the EU and are also subject to EU Member State laws.
Accordingly, assuming we, or our collaborators, receive marketing approval for one or more of our product candidates, we, and our collaborators, and our and their contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance and quality control. If we, and our collaborators, are not able to comply with post-approval regulatory requirements, our or our collaborators’ ability to market any future products could be limited, which could adversely affect our ability to achieve or sustain profitability. Further, the cost of compliance with post-approval regulations may have a negative effect on our operating results and financial condition.
Even if we obtain and maintain approval for SGT-003 or other future product candidates from the FDA, we may never obtain approval for our product candidates outside of the United States, which would limit our market opportunities and adversely affect our business.
Even if we receive FDA approval of SGT-003 or other future product candidates in the United States, approval of a product candidate in the United States by the FDA does not ensure approval of such product candidate by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. Future sales of our product candidates outside of the United States will be subject to foreign regulatory requirements governing clinical trials, manufacturing and marketing approval. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and more onerous than, those in the United States, including additional preclinical studies or clinical trials. In many countries outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that country. We intend to submit a marketing authorization application, or MAA, to the EMA for approval of SGT-003 in the European Union, but obtaining such approval from the European Commission following the opinion of the EMA is a lengthy and expensive process. Regulatory authorities in countries outside of the United States and the European Union also have requirements for approval of product candidates with which we must comply prior to marketing in those countries. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of SGT-003 or other future product candidates in certain countries.
Further, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. Also, regulatory approval for SGT-003 or other future product candidates may be withdrawn. If we fail to comply with the regulatory requirements, our target market will be reduced, and our ability to realize the full market potential of our product candidates will be harmed.
Additionally, we could face heightened risks with respect to seeking marketing approval in the United Kingdom as a result of Brexit. The United Kingdom is no longer part of the European Single Market and European Union Customs Union. As of January 1, 2021, the Medicines and Healthcare products Regulatory Agency, or the MHRA, became responsible for supervising medicines and medical devices in Great Britain, comprising England, Scotland and Wales under domestic law, whereas Northern Ireland will continue to be subject to European Union rules under the Northern Ireland Protocol. Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, may force us to restrict or delay efforts to seek regulatory approval in the United Kingdom for our product candidates, which could significantly and materially harm our business.
Regulatory requirements governing gene therapy products are periodically updated and may continue to change in the future.
The FDA has established the Office of Tissues and Advanced Therapies, or the OTAT, within the Center for Biologics Evaluation and Research, or the CBER, to consolidate the review of gene therapy and related products, and has established the Cellular, Tissue and Gene Therapies Advisory Committee to advise CBER in its review. Gene therapy clinical trials conducted at institutions that receive funding for recombinant DNA research from the U.S. National Institutes of Health, or the NIH, also are potentially subject to review by the Office of Biotechnology Activities’ Recombinant DNA Advisory Committee, or the RAC; however, the NIH announced that the RAC will only publicly review clinical trials if the trials cannot be evaluated by standard oversight bodies and pose unusual risks. Although the FDA decides whether individual gene therapy protocols may proceed, the RAC public review process, if undertaken, can delay the initiation of a clinical trial, even if the FDA has reviewed the trial design and details and approved its initiation. Conversely, the FDA can put an IND on a clinical hold even if the RAC has provided a favorable review or an exemption from in-depth, public review. If we were to engage an NIH-funded institution to conduct a clinical trial, that institution’s institutional biosafety committee, or IBC, as well as its IRB would need to review the proposed clinical trial to assess the safety of the trial. In addition, adverse developments in clinical trials of gene therapy products conducted by others may cause the FDA or other oversight bodies to change the requirements for approval of our product candidates.
The FDA has issued various guidance documents regarding gene therapies, including final guidance documents released in January 2020 relating to chemistry, manufacturing and controls information for gene therapy INDs, gene therapies for rare diseases and gene therapies for retinal disorders. Although the FDA has indicated that these and other guidance documents it previously issued are not legally binding, we believe that our compliance with them is likely necessary to gain approval for any gene therapy product candidate we may develop. The guidance documents provide additional factors that the FDA will consider at each of the above stages of development and relate to, among other things, the proper preclinical assessment of gene therapies; the chemistry, manufacturing, and control information that should be included in an IND application; the proper design of tests to measure product potency in support of an IND or BLA application; and measures to observe delayed adverse effects in subjects who have been exposed to investigational gene therapies when the risk of such effects is high. Further, the FDA usually recommends that sponsors observe subjects for potential gene therapy-related delayed adverse events for a 15-year period, including a minimum of five years of annual examinations followed by 10 years of annual queries, either in person or by questionnaire.
Further, for a gene therapy product, the FDA also will not approve the product if the manufacturer is not in compliance with good tissue practices, or GTP. These standards are found in FDA regulations and guidance that govern the methods used in, and the facilities and controls used for, the manufacture of human cells, tissues, and cellular and tissue based products, or HCT/Ps, which are human cells or tissue intended for implantation, transplant, infusion, or transfer into a human recipient. The primary intent of the GTP requirements is to ensure that cell and tissue based products are manufactured in a manner designed to prevent the introduction, transmission, and spread of communicable disease. FDA regulations also require tissue establishments to register and list their HCT/Ps with the FDA and, when applicable, to evaluate donors through screening and testing.
Similarly, the EMA may issue new guidelines concerning the development and marketing authorization for gene therapy products and require that we comply with these new guidelines. The grant of marketing authorization in the European Union for gene therapy products is governed by Regulation 1394/2007/EC on advanced therapy medicinal products, read in combination with Directive 2001/83/EC of the European Parliament and of the Council, commonly known as the Community code on medicinal products. Regulation 1394/2007/EC includes specific rules concerning the authorization, supervision, and pharmacovigilance of gene therapy medicinal products. Manufacturers of advanced therapy medicinal products must demonstrate the quality, safety, and efficacy of their products to the EMA, which provides an opinion regarding the MAA. The European Commission grants or refuses marketing authorization in light of the opinion delivered by the EMA.
Finally, ethical, social and legal concerns about gene therapy, genetic testing and genetic research could result in additional regulations or prohibiting the processes we may use. Federal and state agencies, congressional committees and foreign governments have expressed their intentions to further regulate biotechnology. More restrictive regulations or claims that our product candidates are unsafe or pose a hazard could prevent us from commercializing any products. New government requirements may be established that could delay or prevent regulatory approval of our product candidates under development. It is impossible to predict whether legislative changes will be enacted, regulations, policies or guidance changed, or interpretations by agencies or courts changed, or what the impact of such changes, if any, may be.
As we advance our product candidates through clinical development, we will be required to consult with these regulatory and advisory groups, and comply with applicable guidelines. These regulatory review committees and advisory groups and any new guidelines they promulgate may lengthen the regulatory review process, require us to perform additional studies, increase our development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of SGT-003 or other future product candidates or lead to significant post-approval limitations or restrictions. Delay or failure to obtain, or unexpected costs in obtaining, the regulatory approval necessary to bring a potential product to market could decrease our ability to generate sufficient product revenue.
We may not be able to obtain orphan drug exclusivity for one or more of our product candidates, and even if we do, that exclusivity may not prevent the FDA or the EMA from approving other competing products.
Under the Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is a drug or biologic intended to treat a rare disease or condition. A similar regulatory scheme governs approval of orphan products by the EMA in the European Union. Generally, if a product candidate with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or the EMA from approving another marketing application for the same product for the same therapeutic indication for that time period. The applicable period is seven years in the United States and ten years in the European Union. The exclusivity period in the European Union can be reduced to six years if a product no longer meets the criteria for orphan drug designation, in particular if the product is sufficiently profitable so that market exclusivity is no longer justified.
In order for the FDA to grant orphan drug exclusivity to one of our products, the FDA must find that the product is indicated for the treatment of a condition or disease with a patient population of fewer than 200,000 individuals annually in the United States. The FDA may conclude that the condition or disease for which orphan drug exclusivity is sought does not meet this standard. Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different products can be approved for the same condition.

In addition, even after an orphan drug is approved, the FDA can subsequently approve the same product for the same condition if the FDA concludes that the later product is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. Orphan drug exclusivity may also be lost if the FDA or EMA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of the patients with the rare disease or condition.
The FDA Reauthorization Act of 2017, or FDARA, requires that a drug sponsor demonstrate the clinical superiority of an orphan drug that is otherwise the same as a previously approved drug for the same rare disease in order to receive orphan drug exclusivity. FDARA reverses prior precedent holding that the Orphan Drug Act unambiguously requires that the FDA recognize the orphan exclusivity period regardless of a showing of clinical superiority. The FDA may further reevaluate the Orphan Drug Act and its regulations and policies. This may be particularly true in light of a decision from the Court of Appeals for the 11th Circuit in September 2021 finding that, for the purpose of determining the scope of exclusivity, the term “same disease or condition” means the designated “rare disease or condition” and could not be interpreted by the FDA to mean the “indication or use.” Thus, the Court of Appeals concluded that orphan drug exclusivity applies to the entire designated disease or condition rather than the “indication or use.” We do not know if, when, or how the FDA or Congress may change the orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes the FDA may make to its orphan drug regulations and policies, our business could be adversely impacted.
We may seek a breakthrough therapy designation for SGT-003 or other future product candidates, but we might not receive such designation, and even if we do, such designation may not lead to a faster development or regulatory review or approval process.
We may seek a breakthrough therapy designation for SGT-003 or other future product candidates; however, we cannot assure our stockholders that SGT-003 or other future product candidates will meet the criteria for that designation. A breakthrough therapy is defined as a therapy that is intended, alone or in combination with one or more other therapies, to treat a serious condition, and preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For therapies and biologics that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Therapies designated as breakthrough therapies by the FDA may also be eligible for priority review if supported by clinical data at the time the new drug application is submitted to the FDA.
Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe that one of our product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. Even if we receive breakthrough therapy designation, the receipt of such designation for a product candidate may not result in a faster development or regulatory review or approval process compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of our product candidates qualifies as a breakthrough therapy, the FDA may later decide that the product candidate no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.
Accelerated approval by the FDA, even if granted for SGT-003 or other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that our product candidates will receive marketing approval.
We may seek approval of SGT-003 or other future product candidates using the FDA’s accelerated approval pathway. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, or IMM, that is reasonably likely to predict an effect on IMM or other clinical benefit. The FDA or other applicable regulatory agency makes the determination regarding whether a surrogate endpoint is reasonably likely to predict long-term clinical benefit. Given that expression of microdystrophin has not yet been established to predict long-term clinical benefit, it is not currently accepted, and it is possible the FDA and/or other applicable regulatory agencies could decide never to accept it, as a surrogate endpoint for the accelerated approval pathway.

As a condition of approval, the FDA may require that a sponsor of a drug or biologic product candidate receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Even if we do receive accelerated approval, we may not experience a faster development or regulatory review or approval process and receiving accelerated approval does not provide assurance of ultimate FDA approval.
A potential regenerative medicine advanced therapy designation by the FDA for our product candidates may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that our product candidates will receive marketing approval.
We may seek a regenerative medicine advanced therapy designation, or RMAT, for some of our product candidates. A regenerative medicine advanced therapy is defined as cell therapies, therapeutic tissue engineering products, human cell and tissue products, and combination products using any such therapies or products. Gene therapies, including genetically modified cells, that lead to a durable modification of cells or tissues may meet the definition of a regenerative medicine therapy. The regenerative medicine advanced therapy program is intended to facilitate efficient development and expedite review of regenerative medicine advanced therapies, which are intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition. A new drug application or a BLA for a regenerative medicine advanced therapy may be eligible for priority review or accelerated approval through (1) surrogate or intermediate endpoints reasonably likely to predict long-term clinical benefit or (2) reliance upon data obtained from a meaningful number of sites. Benefits of such designation also include early interactions with the FDA to discuss any potential surrogate or intermediate endpoint to be used to support accelerated approval. A regenerative medicine therapy that is granted accelerated approval and is subject to post-approval requirements may fulfill such requirements through the submission of clinical evidence, clinical studies, patient registries, or other sources of real world evidence, such as electronic health records; the collection of larger confirmatory data sets; or post-approval monitoring of all patients treated with such therapy prior to its approval.
Designation as a regenerative medicine advanced therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a regenerative medicine advanced therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a regenerative medicine advanced therapy designation for a product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of our product candidates qualify as regenerative medicine advanced therapies, the FDA may later decide that the biological products no longer meet the conditions for qualification.
We may seek PRIME Designation in the EU for one or more of our product candidates but we might not receive such designations and, even if we do, such designations may not lead to a faster development or regulatory review or approval process.
In the EU, we may seek PRIME designation for our product candidates in the future. PRIME is a voluntary program aimed at enhancing the EMA’s role to reinforce scientific and regulatory support in order to optimize development and enable accelerated assessment of new medicines that are of major public health interest with the potential to address unmet medical needs. The program focuses on medicines that target conditions for which there exists no satisfactory method of treatment in the EU or even if such a method exists, it may offer a major therapeutic advantage over existing treatments. PRIME is limited to medicines under development and not authorized in the EU and the applicant intends to apply for an initial marketing authorization application through the centralized procedure. To be accepted for PRIME, a product candidate must meet the eligibility criteria in respect of its major public health interest and therapeutic innovation based on information that is capable of substantiating the claims.
The benefits of a PRIME designation include the appointment of a Committee for Medicinal Products for Human Use rapporteur to provide continued support and help to build knowledge ahead of a marketing authorization application, early dialogue and scientific advice at key development milestones, and the potential to qualify products for accelerated review, meaning reduction in the review time for an opinion on approvability to be issued earlier in the application process. PRIME enables an applicant to request parallel EMA scientific advice and health technology assessment advice to facilitate timely market access. Even if we receive PRIME designation for any of our product candidates, the designation may not result in a materially faster development process, review or approval compared to conventional EMA procedures. Further, obtaining PRIME designation does not assure or increase the likelihood of EMA’s grant of a marketing authorization.
We may seek a Rare Pediatric Disease Designation for SGT-003 or other future product candidates. However, a BLA for SGT-003 or other future product candidates may not meet the eligibility criteria for a priority review voucher upon approval.
With enactment of the Food and Drug Administration Safety and Innovation Act in 2012, Congress authorized the FDA to award priority review vouchers to sponsors of certain rare pediatric disease product applications that meet the criteria specified in the law. This provision is designed to encourage development of new drug and biological products for prevention and treatment of certain rare pediatric diseases. Specifically, under this program, a sponsor who receives an approval for a drug or biologic for a “rare pediatric disease” may qualify for a voucher that can be redeemed to receive a priority review of a subsequent marketing application for a different product. The sponsor of a rare pediatric disease drug product receiving a priority review voucher may transfer (including by sale) the voucher to another sponsor. The voucher may be further transferred any number of times before the voucher is used, as long as the sponsor making the transfer has not yet submitted the application.
In order to receive a priority review voucher upon BLA approval, the product must receive designation from the FDA as a product for a rare pediatric disease prior to submission of the marketing application. A “rare pediatric disease” is a disease that is serious or life-threatening, in which the serious or life-threatening manifestations primarily affect individuals aged from birth to 18 years and affects fewer than 200,000 people in the United States, or affects more than 200,000 people in the United States but there is no reasonable expectation that the cost of developing and making available in the United States a product for such disease or condition will be recovered from sales in the United States of such product. In addition to receiving rare pediatric disease designation, in order to receive a priority review voucher, the BLA must be given priority review, rely on clinical data derived from studies examining a pediatric population and dosages of the product intended for that population, not seek approval for a different adult indication in the original rare pediatric disease product application and be for a product that does not include a previously approved active ingredient
The passage of the 21st Century Cures Act in December 2016 extended the Rare Pediatric Disease Priority Review Voucher Program, authorizing the FDA to award vouchers through September 30, 2022, for drugs with rare pediatric disease designation granted by September 30, 2020. On September 30, 2020, Congress provided a short-term extension of the Priority Review Voucher Program. On December 27, 2020, the Rare Pediatric Disease Priority Review Voucher Program was further extended. Under the current statutory sunset provisions, after September 30, 2024, FDA may only award a voucher for an approved rare pediatric disease product application if the sponsor has rare pediatric disease designation for the drug, and that designation was granted by September 30, 2024. After September 30, 2026, FDA may not award any rare pediatric disease priority review vouchers. If we do not obtain approval of a BLA by these dates, and if the Rare Pediatric Disease Priority Review Voucher Program is not further extended by congressional action, we may not receive a Priority Review Voucher.
We may seek a fast track designation for SGT-003, or other future product candidates. However, such designation may not actually lead to a faster development or regulatory review or approval process. We might not receive such designation for SGT-003 or other future product candidates.
If a therapy is intended for the treatment of a serious condition and nonclinical or clinical data demonstrate the potential to address unmet medical need for this condition, a drug sponsor may apply for FDA fast track designation. However, fast track designation does not ensure that we will receive marketing approval or that approval will be granted within any particular timeframe. We may not experience a faster development or regulatory review or approval process with fast track designation compared to conventional FDA procedures. In addition, the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program. Fast track designation alone does not guarantee qualification for the FDA’s priority review procedures.

We may seek priority review designation for SGT-003 or other future product candidates, but we might not receive such designation, and even if we do, such designation may not lead to a faster development or regulatory review or approval process.
If the FDA determines that a product candidate offers a treatment for a serious condition and, if approved, the product would provide a significant improvement in safety or effectiveness, the FDA may designate the product candidate for priority review. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. We may request priority review for our product candidates, however, we cannot assume that SGT-003 or other future product candidates will meet the criteria for that designation. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if we believe a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily mean a faster development or regulatory review or approval process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or at all.
Inadequate funding for the FDA, the SEC and other government agencies, including from government shut downs, or other disruptions to these agencies’ operations, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Separately, in response to the COVID-19 pandemic, a number of companies in 2020 and 2021 announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. Following a period of false starts, and temporary suspensions due to the omicron variant, the FDA announced on February 2, 2022 that it would resume domestic inspections beginning on February 7, 2022, and indicated that it would conduct foreign inspections beginning in April 2022 on a prioritized basis. However, the FDA may not be able to continue its current pace and review timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the ongoing COVID-19 pandemic and travel restrictions, the FDA is unable to complete such required inspections during the review period. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities.
We face significant competition and our competitors may achieve regulatory approval before us or develop therapies that are more advanced or effective than ours, which may adversely affect our ability to successfully market or commercialize SGT-003 or other future product candidates.
We operate in a highly competitive segment of the biopharmaceutical market. We face competition from many different sources, including larger and better-funded pharmaceutical, specialty pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. Our product candidates, if successfully developed and approved, will compete with established therapies as well as with new treatments that may be introduced by our competitors. There are a variety of product candidates, including gene therapies, in development for Duchenne. Many of our competitors have significantly greater financial, product candidate development, manufacturing and marketing resources than we do. Large pharmaceutical and biotechnology companies have extensive experience in clinical testing and obtaining regulatory approval for their products, and mergers and acquisitions within these industries may result in even more resources being concentrated among a smaller number of larger competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.
For example, we are aware of several companies and research institutions conducting clinicals trials of product candidates focused on systemic gene transfers for Duchenne, including Pfizer Inc. and Sarepta Therapeutics, Inc. with product candidates currently in Phase III clinical development, Genethon with a product candidate currently in Phase I/II/III clinical trial development, and REGENXBIO Inc., which has announced that it intends to start a Phase I/II clinical trial in the first half of 2023. In September 2022, Sarepta Therapeutics, Inc. announced that it had submitted a BLA for its gene therapy candidate SRP-9001 for the treatment of ambulant patients with Duchenne.
Our commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, have broader market acceptance, are more convenient or are less expensive than any product candidate that we may develop.
We are aware of several companies focused on developing gene therapies in various indications, as well as several companies addressing other methods for modifying genes and regulating gene expression. Any advances in gene therapy technology made by a competitor may be used to develop therapies that could compete against SGT-003 or any future gene therapy product candidates we develop.
We may fail to capitalize on other potential product candidates that may represent a greater commercial opportunity or for which there is a greater likelihood of success.
The success of our business depends upon our ability to develop and commercialize SGT-003 and other future product candidates. Because we have limited resources, we may forego or delay pursuit of opportunities with certain programs or product candidates or for indications that later prove to have greater commercial potential than SGT-003 or other future product candidates. For example, in January 2020, in connection with implementing our strategic plan to create a leaner company focused on advancing SGT-001, we curtailed certain activities supporting our other research and development programs. Similarly, in April 2022, we announced a reorganization of our corporate operations to prioritize the advancement of our key programs, and we focused our research and development activities to those related to our SGT-001 and SGT-003 programs. Subsequent to that, in September 2022, we announced that we would be pausing activities for SGT-001.
In addition, in October 2020, we entered into a collaboration and license agreement with Ultragenyx, pursuant to which we granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by us to develop AAV8 or other clade E AAV variant pharmaceutical products that express our MD5 nNOS binding domain form of microdystrophin protein for the treatment of Duchenne and other disease indications resulting from a lack of functional dystrophin, which we refer to as the Licensed Products.
Our spending on current and future research and development programs may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential for a particular product candidate, we may relinquish valuable rights to that product candidate through strategic collaborations, licensing or other arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate. Alternatively, we may allocate internal resources to a product candidate in a therapeutic area in which it would have been more advantageous to enter into a partnering arrangement. If any of these events occur, we may be forced to abandon our development efforts with respect to a particular product candidate or fail to develop a potentially successful product candidate.

Risks related to the manufacturing and commercialization of SGT-003 and other future product candidates
We have entered into, and may in the future enter into, collaborations with third parties for the development or commercialization of our product candidates. If our collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates and our business could be adversely affected.
In October 2020, we entered into a collaboration and license agreement with Ultragenyx, pursuant to which we granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by us to develop the Licensed Products.
While we have retained all rights to and are developing on our own SGT-003, we may in the future enter into development, distribution or marketing arrangements with third parties with respect to SGT-003 or future product candidates. Our likely collaborators for any such sales, marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. If we enter into any such arrangements with any third parties in the future, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements.
Collaborations that we enter into, including our collaboration with Ultragenyx, may not be successful, and any success will depend heavily on the efforts and activities of such collaborators. Collaborations pose a number of risks, including the following:
•	collaborators have significant discretion in determining the amount and timing of efforts and resources that they will apply to these collaborations;
•	collaborators may not perform their obligations as expected;
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collaborators may not pursue development of our product candidates or may elect not to continue or renew development programs based on results of clinical trials or other studies, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

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collaborators may not pursue commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew commercialization programs based on results of clinical trials or other studies, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that may divert resources or create competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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we may not have access to, or may be restricted from disclosing, certain information regarding product candidates being developed or commercialized under a collaboration and, consequently, may have limited ability to inform our stockholders about the status of such product candidates on a discretionary basis;

•	collaborators, including Ultragenyx, could develop products that compete directly or indirectly with our product candidates and products pursuant to the collaboration;
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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates and products if the collaborators believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

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product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

•	a collaborator may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;

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a collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

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disagreements with collaborators, including disagreements over intellectual property or proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

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collaborators may not properly obtain, maintain, enforce, defend or protect our intellectual property or proprietary rights or may use our proprietary information in such a way as to potentially lead to disputes or legal proceedings that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	disputes may arise with respect to the ownership of intellectual property developed pursuant to our collaborations;
•	collaborators may infringe, misappropriate or otherwise violate the intellectual property or proprietary rights of third parties, which may expose us to litigation and potential liability; and
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collaborations may be terminated for the convenience of the collaborator, and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner, or at all. If any collaborations that we enter into do not result in the successful development and commercialization of products or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under the collaboration. If we do not receive the funding we expect under these agreements, our development of our product candidates could be delayed and we may need additional resources to develop our product candidates. All of the risks relating to product development, regulatory approval and commercialization described herein also apply to the activities of our collaborators.
Additionally, subject to its contractual obligations to us, if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by us. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.
We may not be successful in finding strategic collaborators for continuing development of SGT-003 or other future product candidates or successfully commercializing or competing in the market for certain indications.
We may seek to establish strategic partnerships for developing SGT-003 or other future product candidates due to capital costs required to develop, manufacture and commercialize our product candidates. We may not be successful in our efforts to establish such strategic partnerships or other alternative arrangements because, among other things, our research and development pipeline may be insufficient, SGT-003 may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view SGT-003 as having the requisite potential to demonstrate safety and efficacy. We cannot be certain that, following a strategic transaction, we will achieve an economic or business benefit that justifies such transaction. If we seek to but are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms or at all, we may have to curtail, reduce or delay the development of a product candidate, delay its potential commercialization, reduce the scope of any sales or marketing activities or increase our expenditures and undertake development, manufacturing or commercialization activities independently. If we elect to fund our own independent development or commercialization activities, we will need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development, manufacturing and commercialization activities, we may not be able to further develop SGT-003 or other future product candidates.

We have limited gene transfer manufacturing experience and could experience production problems and delays in obtaining regulatory approval of our manufacturing processes, which could result in delays in the development or commercialization of SGT-003 or other future product candidates.
The manufacturing process we have used historically and the manufacturing process we plan to use in the future to produce our product candidates are complex and have not been validated for commercial use. We have limited experience manufacturing SGT-003 and other future product candidates. Building our own manufacturing facility, if we decide to do so in the future, would require substantial additional investment, would be time-consuming and may be subject to delays, including those resulting from compliance with regulatory requirements. In addition, building a manufacturing facility may cost more than we currently anticipate. Although we may establish our own manufacturing facility to support a commercial launch, if we are unable to do so or otherwise decide not to do so, we may be unable to produce commercial materials or meet demand, if any should develop, for SGT-003 and other future product candidates. Any such failure could delay or prevent our commercialization of SGT-003 or other future product candidates. The production of SGT-003 using both the process we have used historically and using a transient transfection-based process requires processing steps that are more complex than those required for most chemical pharmaceuticals. Moreover, unlike chemical pharmaceuticals, the physical and chemical properties of a gene transfer product candidate such as ours generally cannot be fully characterized. As a result, assays of the finished product may not be sufficient to ensure that the product will perform in the intended manner. Accordingly, we have and will continue to employ multiple steps to control our manufacturing process to assure that the process works and that SGT-003 is made strictly and consistently in compliance with the process. As a result of the limited number of FDA approvals for gene transfer products to date, the timeframe required for us to obtain approval for a cGMP gene therapy manufacturing facility in the United States is uncertain. We must supply all necessary documentation in support of a BLA or MAA on a timely basis and must adhere to the FDA’s and the European Union’s cGMP requirements before we can obtain marketing approval for SGT-003 and other future product candidates. In order to obtain approval, we will need to ensure that all of our processes, methods and equipment are compliant with cGMP requirements, and perform extensive audits of contract laboratories, manufacturers and suppliers.
We currently rely on third-party manufacturers for our SGT-003 supply. In order to produce sufficient quantities of SGT-003 for clinical trials and initial U.S. commercial demand, we have and will continue to further optimize and increase the capacity of our manufacturing process at our third-party manufacturers, and potentially through our own commercial scale manufacturing facility. We may need to make changes to our manufacturing processes, beyond implementation of a transient transfection-based manufacturing process, for SGT-003. We may not be able to produce sufficient quantities of SGT-003 due to several factors, including equipment malfunctions, facility contamination, material shortages or contamination, natural disasters, a public health issue (for example, an outbreak of a contagious disease such as the COVID-19 pandemic), disruption in utility services, human error or disruptions in the operations of our suppliers. For example, we have not produced a manufacturing run for clinical supply utilizing the transient transfection-based manufacturing process and may experience variability with respect to the success and yield of these runs that will require continued engagement in process development activities to improve the reproducibility, reliability, quality and consistency of yields of the manufacturing process. While we expect to be able to produce for more than one patient from a single batch, additional manufacturing runs will be required to produce necessary or adequate supply for our future clinical trials of SGT-003 and there is no guarantee that all of those runs will be within specifications or produce adequate supply. If we are not able to produce sufficient supply on the timeline expected, our overall development schedule for SGT-003 could be delayed, and we could incur additional expense.
If supply from a manufacturing facility is interrupted, including as a result of equipment malfunctions, facility contamination, material shortages or contamination, natural disasters, the COVID-19 pandemic or another public health issue, disruption in utility services or human error, there could be a significant disruption in supply of SGT-003 or other future product candidates. In such instance, we may need to locate appropriate replacement third-party manufacturers, and we may not be able to enter into arrangements with such additional third-party manufacturers on favorable terms or at all. Use of new third-party manufacturers could increase the risk of delays in production or insufficient supplies of our product candidates as we transfer our manufacturing technology to these manufacturers and as they gain experience manufacturing our product candidates.
In addition, product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP requirements and adherence to commitments made in the BLA or foreign marketing application. If we, or a regulatory authority, discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions relative to that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.
In addition, the FDA, the EMA and other foreign regulatory authorities may require us to submit samples of any lot of any approved product together with the protocols showing the results of applicable tests at any time. Under some circumstances, the FDA, the EMA or other foreign regulatory authorities may require that we not distribute a lot until the agency authorizes its release. Lot failures or product recalls could cause us to delay or abandon clinical trials or product launches.
We also may encounter problems hiring and retaining the experienced specialist scientific, quality control and manufacturing personnel needed to operate our manufacturing process, which could result in delays in our production or difficulties in maintaining compliance with applicable regulatory requirements.
Any problems in our manufacturing process or facilities could make us a less attractive collaborator for potential partners, including larger pharmaceutical companies and academic research institutions, which could limit our access to additional attractive development programs. Problems in our manufacturing process or facilities also could restrict our ability to meet market demand for SGT-003, other future product candidates or future product candidates.
We expect to utilize third parties to conduct our product manufacturing for the foreseeable future. Therefore, we are subject to the risk that these third parties may not perform satisfactorily or meet regulatory requirements.
Until such time, if ever, as we establish a manufacturing facility that has been properly validated to comply with FDA cGMP requirements, we will not be able to independently manufacture material for our current and future clinical programs. For clinical trials of SGT-001, we have utilized, and expect to continue to utilize, and for clinical trials of SGT-003 and other future product candidates, we expect to utilize, materials manufactured by cGMP-compliant third-party suppliers. Even following our potential establishment of a validated cGMP manufacturing facility, we intend to utilize third-party manufacturing capabilities in order to provide multiple sources of supply. In the event that the establishment of our own manufacturing facility is delayed or not otherwise pursued and if these third-party manufacturers do not successfully carry out their contractual duties, meet expected deadlines or manufacture SGT-003 and other future product candidates in accordance with regulatory requirements or if there are disagreements between us and these third-party manufacturers, we may not be able to complete, or may be delayed in completing, the clinical trials required for approval of SGT-003 and other future product candidates. In such instances, we may need to locate an appropriate replacement third-party relationship, which may not be readily available or on acceptable terms, which would cause additional delay or increased expense prior to the approval of our product candidates.
Additionally, we rely on our third-party manufacturers for their compliance with the cGMP and their maintenance of adequate quality control, quality assurance and qualified personnel. Furthermore, all of our third-party suppliers and manufacturers are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes them to regulatory risks for the production of such materials and products. FDA inspections may identify compliance issues at third-party manufacturer facilities or at the facilities of third-party suppliers that may disrupt production or distribution, or require substantial resources to correct and prevent recurrence of any deficiencies, and could result in fines or penalties by regulatory authorities. In addition, discovery of problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved BLA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action, including fines, injunctions, civil penalties, license revocations, seizure, total or partial suspension of production or criminal penalties, any of which could significantly and adversely affect supplies of our product candidates.
In addition, we do not currently have long-term supply or manufacturing arrangements in place for the production of SGT-003 or other future product candidates at commercial scale. Although we intend to establish additional sources for long-term supply, potentially including our own commercial-scale cGMP-compliant manufacturing facility and one or more third-party manufacturers, if the gene therapy industry were to grow, we may encounter increasing competition for the materials necessary for the production of SGT-003 or other future product candidates. We may experience difficulties in scaling up production beyond clinical batches. Furthermore, demand for third-party cGMP manufacturing facilities may grow at a faster rate than existing manufacturing capacity, which could disrupt our ability to find and retain third-party manufacturers capable of producing sufficient quantities of SGT-003 or other future product candidates for future clinical trials or to meet initial commercial demand in the United States. We currently rely, and expect to continue to rely, on additional third parties to manufacture materials for our product candidates and to perform quality testing. Even following the potential establishment of our own cGMP-compliant manufacturing capabilities, we intend to maintain third-party manufacturers for these materials, as well as to serve as additional sources of SGT-003 and other future product candidates, which will expose us to risks including:
•	reduced control of manufacturing activities;
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the inability of certain CMOs to produce our product candidates in the necessary quantities, or in compliance with current cGMP or in compliance with pertinent regulatory requirements and within our planned time frame and cost parameters;

•	termination or nonrenewal of manufacturing and service agreements with third parties in a manner or at a time that is costly or damaging to us; and
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disruptions to the operations of our third-party manufacturer and our and their suppliers caused by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier, natural disasters or public health issues.

Any of these events could lead to clinical trial delays or failure to obtain regulatory approval or impact our ability to successfully commercialize SGT-003 or other future product candidates. Some of these events could be the basis for FDA action, including injunction, recall, seizure or total or partial suspension of product manufacture.
If we are unable to establish sales, distribution and marketing capabilities or enter into agreements with third parties to market and sell SGT-003 and other future product candidates, we will be unable to generate any product revenue.
We currently have no sales, distribution or marketing organization. To successfully commercialize any product candidate that may result from our development programs, we will need to develop these capabilities, either on our own or with others. The establishment and development of our own commercial team or the establishment of a contract sales force to market any product candidate we may develop will be expensive and time-consuming and could delay any product launch. Moreover, we cannot be certain that we will be able to successfully develop this capability. We may enter into collaborations regarding SGT-003 and other future product candidates with other entities to utilize their established marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If any future collaborators do not commit sufficient resources to commercialize our product candidates, or we are unable to develop the necessary capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We compete with many companies that currently have extensive, experienced and well-funded sales, distribution and marketing operations to recruit, hire, train and retain marketing and sales personnel. We also face competition in our search for third parties to assist us with the sales and marketing efforts of SGT-003 and other future product candidates. Without an internal team or the support of a third party to perform marketing and sales functions, we will be unable to compete successfully against these more established companies.
If we are unable to establish medical affairs capabilities, we will be unable to establish an educated market of physicians to administer SGT-003 or other future product candidates.
We currently have no medical affairs team. If we are unable to successfully build a medical affairs team to address scientific and medical questions and provide expert guidance and education in the application, administration and utilization of SGT-003 and other future product candidates to physicians, we may not be able to establish an educated market for our products. The establishment and development of our own medical affairs team will be expensive and time-consuming and could delay any product launch. Moreover, we cannot be certain that we will be able to successfully develop this capability.
If the market opportunities for SGT-003 are smaller than we believe they are, our revenue prospects may be adversely affected and our business may suffer.
We currently focus our research and product development on treatments for Duchenne. Our understanding of the patient population with this disease is based on estimates in published literature and by Duchenne foundations. These estimates may prove to be incorrect and new studies may reduce the estimated incidence or prevalence of this disease. The number of patients in the United States, the European Union and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our product candidate or patients may become increasingly difficult to identify and access.
Further, there are several factors that could contribute to making the actual number of patients who receive SGT-003 less than the potentially addressable market. These include the lack of widespread availability of, and limited reimbursement for, new therapies in many underdeveloped markets. Further, the severity of the progression of a degenerative disease such as Duchenne up to the time of treatment will likely diminish the therapeutic benefit conferred by a gene therapy due to irreversible cell damage.
Certain patients’ immune systems might prohibit the successful delivery of certain gene therapy products, thereby potentially limiting the population of patients amenable to gene transfer.
As with many AAV-mediated gene therapy approaches, certain patients’ immune systems might prohibit the successful delivery of certain gene therapy products, thereby potentially limiting the population of patients amenable to gene transfer. While we are working to better understand the prevalence of antibodies to AAV, or seroprevalence, as it relates to gene therapies for Duchenne, the exact Duchenne-wide seroprevalence is currently unknown and it varies by AAV serotype and age. We may not be able to address this potentially limiting factor for gene therapy as a treatment for certain patients.
The commercial success of any of our product candidates, including SGT-003, if approved, will depend upon market acceptance by physicians, patients, third-party payors and others in the medical community.
Even with the requisite approvals from the FDA in the United States, the European Commission in the European Union and other regulatory authorities internationally, the commercial success of SGT-003 will depend, in part, on the acceptance of physicians, patients and health care payors of gene therapy products in general, and SGT-003, as applicable, in particular, as medically necessary, cost-effective and safe. Any product that we commercialize may not gain acceptance by physicians, patients, health care payors and others in the medical community due to ethical, social, medical and legal concerns. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of gene therapy products and, in particular, SGT-003, if approved for commercial sale, will depend on multiple factors, including:
•	the efficacy and safety of SGT-003 as demonstrated in clinical trials;
•	the efficacy and potential and perceived advantages of SGT-003 over alternative treatments;
•	the cost of treatment relative to alternative treatments;
•	the clinical indications for which SGT-003 is approved by the FDA, the European Commission or other regulatory authorities;
•	the willingness of physicians to prescribe new therapies;
•	the willingness of the target patient population to try new therapies;
•	the prevalence and severity of any side effects;
•	product labeling or product insert requirements of the FDA, the EMA or other regulatory authorities, including any limitations or warnings contained in a product’s approved labeling;
•	relative convenience and ease of administration;
•	the strength of marketing and distribution support;
•	the timing of market introduction of competitive products;
•	the availability of products to meet market demand;
•	publicity concerning our product candidates or competing products and treatments;
•	any restrictions on the use of our products together with other medications; and
•	favorable third-party payor coverage and adequate reimbursement.

Even if a potential product candidate displays a favorable efficacy and safety profile in preclinical studies and clinical trials, market acceptance of the product will not be fully known until after it is launched.
Our efforts to educate the medical community and third-party payors on the benefits of SGT-003 and other future product candidates may require significant resources and may never be successful. Such efforts may require more resources than are typically required due to the complexity and uniqueness of our potential product candidates. If SGT-003 or other future product candidates are approved but fail to achieve market acceptance among physicians, patients or third-party payors, we will not be able to generate significant revenue from any such product.
Our gene transfer approach utilizes a vector derived from a virus, which may be perceived as unsafe or may result in unforeseen adverse events. Negative public opinion and increased regulatory scrutiny of gene therapy may damage public perception of the safety of SGT-003 or our other gene transfer product candidates and adversely affect our ability to conduct our business or obtain regulatory approvals for SGT-003 or other gene transfer product candidates.
Gene transfer remains a novel technology and public perception may be influenced by claims that gene transfer is unsafe, and gene transfer may not gain the acceptance of the public or the medical community. In particular, our success will depend upon physicians who specialize in the treatment of Duchenne prescribing treatments that involve the use of SGT-003 in lieu of, or in addition to, other treatments with which they are more familiar and for which greater clinical data may be available. More restrictive government regulations or negative public opinion may delay or impair the development and commercialization of SGT-003 or demand for any product candidate we may develop. A public backlash developed against gene therapy following the death of a patient in 1999 during a gene therapy clinical trial of research subjects with ornithine transcarbamylase, or OTC, deficiency, a rare disorder in which the liver lacks a functional copy of the OTC gene. The death of the clinical trial subject was due to complications of adenovirus vector administration. Dr. James M. Wilson, former chair of our Scientific Advisory Board, was a co-investigator of the 1999 trial while he was Director of the Institute for Human Gene Therapy of the University of Pennsylvania. Serious adverse events in our clinical trials, including the events that led to the previously-lifted clinical holds on IGNITE DMD or other clinical trials involving gene transfer products or our competitors’ products, even if not ultimately attributable to the relevant product candidates, and the resulting publicity, could result in increased government regulation, unfavorable public perception, potential regulatory delays in the testing or approval of SGT-003, stricter labeling requirements for SGT-003 if approved and a decrease in demand for SGT-003.
Any contamination in our manufacturing process, shortages of materials or failure of any of our key suppliers to deliver necessary components could result in interruption in the supply of our product candidates and delays in our clinical development or commercialization schedules.
Given the nature of biologics manufacturing, there is a risk of contamination in our manufacturing processes. Any contamination could materially adversely affect our ability to produce SGT-003 on schedule and could cause reputational damage.
Some of the materials required in our manufacturing process are derived from biologic sources. Such materials are difficult to procure and may be subject to contamination or recall. A material shortage, contamination, recall or restriction on the use of biologically derived substances in the manufacture of SGT-003 could adversely impact or disrupt the commercial manufacturing or the production of clinical material, which could materially and adversely affect our development timelines.
The insurance coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates, if approved, could limit our ability to market those products and decrease our ability to generate product revenue.
There is significant uncertainty related to third-party coverage and reimbursement of newly approved products. We expect the cost of a single administration of gene transfer products, such as those we are developing, to be substantial, when and if they achieve regulatory approval. We expect that coverage and reimbursement by government and private payors will be essential for most patients to be able to afford these treatments. Accordingly, sales of SGT-003 or other future product candidates, if approved, will depend substantially, both domestically and abroad, on the extent to which the costs of such product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar health care management organizations, or will be reimbursed by government authorities, private health coverage insurers and other third-party payors. Coverage and reimbursement by a third-party payor may depend upon several factors, including the third-party payor’s determination that use of a product is:
•	a covered benefit under its health plan;
•	safe, effective and medically necessary;
•	appropriate for the specific patient;
•	cost-effective;
•	durable and a one-time treatment; and
•	neither experimental nor investigational.
Obtaining coverage and reimbursement for a product from third-party payors is a time-consuming and costly process that could require us to provide to the payor supporting scientific, clinical and cost-effectiveness data. If coverage and reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize SGT-003 and other future product candidates. Even if coverage is provided, the approved reimbursement amount may not be adequate to realize a sufficient return on our investment.
To our knowledge, only a limited number of gene transfer products have been approved for coverage and reimbursement by the Centers for Medicare & Medicaid Services, or the CMS, the agency responsible for administering the Medicaid program. It is difficult to predict what the CMS will decide with respect to coverage and reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these types of products either in the United States or the European Union. For example, several cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European Union member states and vice versa. It is difficult to predict what third-party payors will decide with respect to the coverage and reimbursement for SGT-003 and other future product candidates.
Governments outside the United States tend to impose strict price controls, which may adversely affect our revenue, if any.
Outside the United States, international operations generally are subject to extensive government price controls and other market regulations, and increasing emphasis on cost-containment initiatives in the European Union, Canada and other countries may put pricing pressure on us. In general, the prices of therapeutics outside the United States are substantially lower than in the United States. Other countries may allow companies to fix their own prices for therapeutics, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulations could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our product candidates may be reduced compared with the United States and may be insufficient to generate commercially reasonable product revenue.
Additionally, in countries where the pricing of gene therapy products is subject to governmental control, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. Reimbursement of our products may be unavailable or limited in scope or amount, which would adversely affect our revenue, if any.
If we obtain approval to commercialize SGT-003 and other future product candidates outside of the United States, in particular in the European Union, a variety of risks associated with international operations could materially adversely affect our business.
We expect that we will be subject to additional risks in commercializing SGT-003 and other future product candidates outside the United States, including:
•	different regulatory requirements for approval of therapeutics in foreign countries;
•	reduced protection for intellectual property rights;

•	the existence of additional third-party patent rights of potential relevance to our business;
•	unexpected changes in tariffs, trade barriers and regulatory requirements;
•	economic weakness, including inflation, or political instability in particular foreign economies and markets;
•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;
•	foreign reimbursement, pricing and insurance regimes;
•	production shortages resulting from any events affecting material supply or manufacturing capabilities abroad; and
•	business interruptions resulting from geopolitical actions, including war and terrorism or natural disasters including earthquakes, typhoons, floods and fires.
The failure to comply with applicable foreign regulatory requirements may result in, among other things, fines, suspension, variation or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
If we engage in future acquisitions or strategic collaborations, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.
We may evaluate various acquisitions and strategic collaborations, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic collaboration may entail numerous risks, including:
•	increased operating expenses and cash requirements;
•	the assumption of additional indebtedness or contingent liabilities;
•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;
•	the diversion of our management’s attention from our existing product candidates and initiatives in pursuing such acquisition or strategic collaboration;
•	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;
•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and
•	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or collaboration or even to offset transaction costs.
In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition or collaboration opportunities and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.
Risks related to our business operations
Our future success depends on our ability to retain key employees, consultants and advisors and to attract, retain and motivate qualified personnel.
We are highly dependent on members of our executive team, the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with certain of our executive officers, any of them could leave our employment at any time. We currently do not have “key person” insurance on any of our employees. The loss of the services of one or more of our current key employees might impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining other qualified employees, consultants and advisors for our business, including scientific and technical personnel, also will be critical to our success. There currently is a shortage of skilled individuals with substantial gene therapy experience, which is likely to continue. As a result, competition for skilled personnel, including in gene therapy research and vector manufacturing, is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies and academic institutions for individuals with similar skill sets. In addition, the failure to succeed in preclinical or clinical trials or applications for marketing approval may make it more challenging to recruit and retain qualified personnel. The inability to recruit, or loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our research, development and commercialization objectives.
Our strategic plan and the associated workforce reduction announced in April 2022 may not result in anticipated savings, could result in total costs and expenses that are greater than expected and could disrupt our business.
In April 2022, we announced a reduction in workforce by approximately 35% as part of a strategic plan designed to streamline our operating structure and better leverage external manufacturing expertise. We may not realize, in full or in part, the anticipated benefits, savings and improvements in our cost structure from our restructuring efforts due to unforeseen difficulties, delays or unexpected costs. If we are unable to realize the expected operational efficiencies and cost savings from the restructuring, our operating results and financial condition would be adversely affected. We also cannot guarantee that we will not have to undertake additional workforce reductions or restructuring activities in the future. Furthermore, our strategic restructuring plan may be disruptive to our operations. For example, our workforce reductions could yield unanticipated consequences, such as attrition beyond planned staff reductions, or increase difficulties in our day-to-day operations. Our workforce reductions could also harm our ability to attract and retain qualified management, scientific, clinical, manufacturing and sales and marketing personnel who are critical to our business. Any failure to attract or retain qualified personnel could prevent us from successfully developing and commercializing our product candidates in the future.
If we are unable to manage growth in the scale and complexity of our operations, our performance may suffer.
If we are successful in executing our business strategy, we will need to expand our managerial, operational, financial and other systems and resources to manage our operations, continue our research and development activities and, in the longer term, build a commercial infrastructure to support commercialization of SGT-003 and any other future product candidate that is approved for sale. Future growth would impose significant added responsibilities on members of management. It is likely that our management, finance, development personnel, systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively manage our operations, growth and any future product candidates requires that we continue to develop more robust business processes and improve our systems and procedures in each of these areas and to attract and retain sufficient numbers of talented employees. We may be unable to successfully implement these tasks on a larger scale and, accordingly, may not achieve our research, development and growth goals.
Our employees may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.
We are exposed to the risk of employee fraud or other misconduct, including intentional failures to comply with FDA regulations or similar regulations of comparable foreign regulatory authorities, provide accurate information to the FDA or comparable foreign regulatory authorities, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities, report financial information or data accurately or disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. This could include violations of the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards, regulations, guidance or codes of conduct. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.
Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and may affect the prices we may set.
Our business and financial prospects could be affected by changes in health care spending and policy in the United States and abroad. We operate in a highly regulated industry and new laws or judicial decisions, or new interpretations of existing laws or decisions, related to health care availability, the method of delivery or payment for health care products and services could negatively impact our business, operations and financial condition.
For example, in the United States there is significant interest in promoting health care reform, as evidenced by the enactment of the Patient Protection and Affordable Care Act and the companion Health Care and Education Reconciliation Act, or the Health Care Reform Law. The Health Care Reform Law increased federal oversight of private health insurance plans and included a number of provisions designed to reduce Medicare expenditures and the cost of health care generally, to reduce fraud and abuse, and to provide access to increased health coverage.
The Health Care Reform Law also imposed substantial changes to the U.S. system for paying for health care, including programs to extend medical benefits to millions of individuals who have lacked insurance coverage. Generally, implementation of the Health Care Reform Law has thus far included significant cost-saving, revenue and payment reduction measures with respect to, for example, several government health care programs that might cover our products in the United States, should they be commercialized, including Medicaid and Medicare. Additional downward pricing pressure associated with the Health Care Reform Law includes that the Health Care Reform Law established and provided significant funding for a Patient-Centered Outcomes Research Institute to coordinate and fund Comparative Effectiveness Research, as those terms are defined in the Health Care Reform Law. While the stated intent of Comparative Effectiveness Research is to develop information to guide providers to the most efficacious therapies, outcomes of Comparative Effectiveness Research could influence the reimbursement or coverage for therapies that are determined to be less cost-effective than others. Should any of our products be approved for sale, but then determined to be less cost-effective than alternative therapies, the levels of reimbursement for these products, or the willingness to reimburse at all, could be adversely impacted.
In addition to legislative changes resulting from the passage of the Health Care Reform Law, other legislative changes have been proposed and adopted since the Health Care Reform Law was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2029 unless additional Congressional action is taken. The Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, suspended the 2% Medicare sequester from May 1, 2020 through December 31, 2020, and extended the sequester through 2031. These Medicare sequester reductions were suspended through the end of March 2022. From April 2022 through June 2022, a 1% sequester cut was in effect, with the full 2% cut resuming as of July 1, 2022. The American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.
Since enactment of the Health Care Reform Law, there have been, and continue to be, numerous legal challenges and Congressional actions to repeal and replace provisions of the law. For example, with enactment of the Tax Cuts and Jobs Act of 2017, or the TCJA, Congress repealed the “individual mandate.” The repeal of this provision of the Health Care Reform Law, which requires most Americans to carry a minimal level of health insurance, became effective in 2019. Further, on December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate portion of the Health Care Reform Law is an essential and inseverable feature of the Health Care Reform Law, and therefore because the mandate was repealed as part of the TCJA, the remaining provisions of the Health Care Reform Law are invalid as well. The U.S. Supreme Court heard this case on November 10, 2020 and on June 17, 2021, dismissed this action after finding that the plaintiffs do not have standing to challenge the constitutionality of the statute. It is unclear how such litigation and other efforts to repeal and replace the Health Care Reform Law will impact the Health Care Reform Law and our business. Litigation and legislation over the Health Care Reform Law are likely to continue, with unpredictable and uncertain results.
Although the previous administration took actions to undermine or delay implementation of the Health Care Reform Law, those policies President Biden rescinded those actions with the issuance of an Executive Order on January 28, 2021 which directs federal agencies to reconsider rules and other policies that limit Americans’ access to health care, and consider actions that will protect and strengthen that access. Under this Executive Order, federal agencies are directed to re-examine policies that undermine protections for people with pre-existing conditions, including complications related to COVID-19; demonstrations and waivers under Medicaid and the Health Care Reform Law that may reduce coverage or undermine the programs, including work requirements; policies that undermine the Health Insurance Marketplace or other markets for health insurance; policies that make it more difficult to enroll in Medicaid and the Health Care Reform Law; and policies that reduce affordability of coverage or financial assistance, including for dependents. This Executive Order also directs the U.S. Department of Health and Human Services to create a special enrollment period for the Health Insurance Marketplace in response to the COVID-19 pandemic.
With enactment of the TCJA, Congress repealed the “individual mandate.” The repeal of this provision, which requires most Americans to carry a minimal level of health insurance, became effective in 2019. Additionally, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the Health Care Reform Law-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminates the health insurer tax. Further, the Bipartisan Budget Act of 2018, among other things, amended the Health Care Reform Law, effective January 1, 2019, to increase the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” Congress may consider other legislation to replace elements of the Health Care Reform Law.
In addition, the CMS has proposed regulations that would give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the Health Care Reform Law for plans sold through such marketplaces. On November 30, 2018, CMS announced a proposed rule that would amend the Medicare Advantage and Medicare Part D prescription drug benefit regulations to reduce out-of-pocket costs for plan enrollees and allow Medicare plans to negotiate lower rates for certain drugs. Among other things, the proposed rule changes would allow Medicare Advantage plans to use preauthorization, or PA, and step therapy, or ST, for six protected classes of drugs, with certain exceptions; permit plans to implement PA and ST in Medicare Part B drugs; and change the definition of “negotiated prices” as well as add a definition of “price concession” in the regulations. It is unclear whether these proposed changes will be accepted, and if so, what effect such changes will have on our business.
Current and future legislative efforts may limit the prices for our products, if and when they are licensed for marketing and that could materially impact our ability to generate revenues.
The prices of prescription pharmaceuticals have been the subject of considerable discussion in the United States. To date, there have been several recent U.S. congressional inquiries, as well as proposed and enacted state and federal legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for products. In 2020, CMS issued an interim final rule implementing a most favored nation model for prices that would tie Medicare Part B payments for certain physician-administered pharmaceuticals to the lowest price paid in other economically advanced countries, effective January 1, 2021. That rule, however, has been subject to a nationwide preliminary injunction and, on December 29, 2021, CMS issued a final rule to rescind it. With issuance of this rule, CMS stated that it will explore all options to incorporate value into payments for Medicare Part B pharmaceuticals and improve beneficiaries' access to evidence-based care.
In addition, in October 2020, HHS and the FDA published a final rule allowing states and other entities to develop a Section 804 Importation Program, or SIP, to import certain prescription drugs from Canada into the United States. The final rule is currently the subject of ongoing litigation, but at least six states (Vermont, Colorado, Florida, Maine, New Mexico, and New Hampshire) have passed laws allowing for the importation of drugs from Canada with the intent of developing SIPs for review and approval by the FDA. Further, on November 20, 2020, HHS finalized a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The implementation of the rule has been delayed by the Biden administration from January 1, 2022 to January 1, 2023 in response to ongoing litigation. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a new safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers, the implementation of which have also been delayed by the Biden administration until January 1, 2023.
On July 9, 2021, President Biden signed Executive Order 14063, which focuses on, among other things, the price of pharmaceuticals. To address these costs, the Order directs HHS to create a plan within 45 days to combat “excessive pricing of prescription drugs and enhance domestic pharmaceutical supply chains, to reduce the prices paid by the federal government for such drugs, and to address the recurrent problem of price gouging.” On September 9, 2021, HHS released its plan to reduce drug prices. The key features of that plan are to: (a) make drug prices more affordable and equitable for all consumers and throughout the health care system by supporting drug price negotiations with manufacturers; (b) improve and promote competition throughout the prescription drug industry by supporting market changes that strengthen supply chains, promote biosimilars and generic drugs, and increase transparency; and (c) foster scientific innovation to promote better healthcare and improve health by supporting public and private research and making sure that market incentives promote discovery of valuable and accessible new treatments.
More recently, with passage of the Inflation Reduction Act in August 2022, Congress authorized Medicare beginning in 2026 to negotiate lower prices for certain costly single-source drug and biologic products that do not have competing generics or biosimilars. This provision is limited in terms of the number of pharmaceuticals whose prices can be negotiated in any given year and it only applies to drug products that have been approved for at least 9 years and biologics that have been licensed for 13 years. Drugs and biologics that have been approved for a single rare disease or condition are categorically excluded from price negotiation. Further, the new legislation provides that if pharmaceutical companies raise prices in Medicare faster than the rate of inflation, they must pay rebates back to the government for the difference. The new law also caps Medicare out-of-pocket drug costs at an estimated $4,000 a year in 2024 and, thereafter beginning in 2025, at $2,000 a year.
At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for our products, if approved, or put pressure on our product pricing. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.
The Drug Supply Chain Security Act imposes new obligations on manufacturers of pharmaceutical products related to product tracking and tracing. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We are not sure whether additional legislative changes will be enacted, or whether the current regulations, guidance or interpretations will be changed, or what the impact of such changes on our business, if any, may be.
It is likely that federal and state legislatures within the United States and foreign governments will continue to consider changes to existing health care legislation. We cannot predict the reform initiatives that may be adopted in the future or whether initiatives that have been adopted will be repealed or modified. The continuing efforts of the government, insurance companies, managed care organizations and other health care payors of to contain or reduce costs of health care may adversely affect:
•	the demand for any product candidates for which we may obtain regulatory approval;
•	our ability to set a price that we believe is fair for our products;
•	our ability to obtain coverage and reimbursement approval for a product;
•	our ability to generate revenue and achieve or maintain profitability; and
•	the level of taxes that we are required to pay.

Finally, in the European Union, similar political, economic and regulatory developments may affect our ability to profitably commercialize our product candidates, if approved. In addition to continuing pressure on prices and cost containment measures, legislative developments at the European Union or member state level may result in significant additional requirements or obstacles that may increase our operating costs. The delivery of healthcare in the European Union, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than European Union, law and policy. National governments and health service providers have different priorities and approaches to the delivery of healthcare and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most European Union member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing European Union and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize our product candidates, if approved.
In markets outside of the United States and the European Union, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the United States, the European Union or any other jurisdiction. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our product candidates may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.
Our relationships with customers, physicians and third-party payors will be subject, directly or indirectly, to federal and state health care fraud and abuse laws, false claims laws, health information privacy and security laws, and other health care laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
If we obtain FDA approval for SGT-003 or other future product candidates and begin commercializing those products in the United States, our operations will be directly or indirectly through our prescribers, customers and purchasers, subject to various federal and state fraud and abuse laws and regulations, including, without limitation, the federal Health Care Program Anti-Kickback Statute, the federal civil and criminal laws and the Physician Payment Sunshine Act and regulations. These laws will impact, among other things, our proposed sales, marketing and educational programs. In addition, we may be subject to patient privacy laws by both the federal government and the states in which we conduct our business. The laws that will affect our operations include, but are not limited to:
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the federal Health Care Program Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for the purchase, recommendation, leasing or furnishing of an item or service reimbursable under a federal health care program, such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand, and prescribers, purchasers and formulary managers on the other. The Health Care Reform Law amended the intent requirement of the federal Anti-Kickback Statute. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it;

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federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other government payors that are false or fraudulent. The Health Care Reform Law provides and recent government cases against pharmaceutical and medical device manufacturers support the view that Federal Anti-Kickback Statute violations and certain marketing practices, including off-label promotion, may implicate the False Claims Act;

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HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing a scheme or from making false or fraudulent statements to defraud any health care benefit program, regardless of the payor (e.g., public or private);

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, and as amended again by the final HIPAA omnibus rule, Modifications to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules Under HITECH and the Genetic Information Nondiscrimination Act; Other Modifications to HIPAA, published in January 2013, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses and health care providers;

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federal transparency laws, including the federal Physician Payment Sunshine Act, that require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the CMS information related to: (i) payments or other “transfers of value” made to physicians, other healthcare professionals and teaching hospitals and (ii) ownership and investment interests held by physicians and their immediate family members;

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state and foreign law equivalents of each of the above federal laws, state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other health care providers or marketing expenditures and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts in certain circumstances, such as specific disease states; and

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state and foreign laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the laws described above or any other government regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment and the curtailment or restructuring of our operations.
The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that we may run afoul of one or more of the requirements.
Compliance with global privacy and data security requirements could result in additional costs and liabilities to us or inhibit our ability to collect and process data globally, and the failure to comply with such requirements could subject us to significant fines and penalties, which may have a material adverse effect on our business, financial condition or results of operations.
The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of information worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Globally, virtually every jurisdiction in which we operate has established its own data security and privacy frameworks with which we must comply. For example, the collection, use, disclosure, transfer, or other processing of personal data regarding individuals in the European Union, including personal health data, is subject to the General Data Protection Regulation, or GDPR, which took effect across all member states of the European Economic Area, or EEA, in May 2018. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR increases our obligations with respect to clinical trials conducted in the EEA by expanding the definition of personal data to include coded data and requiring changes to informed consent practices and more detailed notices for clinical trial subjects and investigators. In addition, the GDPR also imposes strict rules on the transfer of personal data to countries outside the European Union, including the United States and, as a result, increases the scrutiny that clinical trial sites located in the EEA should apply to transfers of personal data from such sites to countries that are considered to lack an adequate level of data protection, such as the United States. The GDPR also permits data protection authorities to require destruction of improperly gathered or used personal information and/or impose substantial fines for violations of the GDPR, which can be up to four percent of global revenues or 20 million Euros, whichever is greater, and it also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR provides that European Union member states may make their own further laws and regulations limiting the processing of personal data, including genetic, biometric or health data.
Similar actions are either in place or under way in the United States. There are a broad variety of data protection laws that are applicable to our activities, and a wide range of enforcement agencies at both the state and federal levels that can review companies for privacy and data security concerns based on general consumer protection laws. The Federal Trade Commission and state Attorneys General all are aggressive in reviewing privacy and data security protections for consumers. New laws also are being considered at both the state and federal levels. For example, the California Consumer Privacy Act, which went into effect on January 1, 2020, is creating similar risks and obligations as those created by GDPR, though the Act does exempt certain information collected as part of a clinical trial subject to the Federal Policy for the Protection of Human Subjects (the Common Rule). Many other states are considering similar legislation. A broad range of legislative measures also have been introduced at the federal level. Accordingly, failure to comply with federal and state laws (both those currently in effect and future legislation) regarding privacy and security of personal information could expose us to fines and penalties under such laws. There also is the threat of consumer class actions related to these laws and the overall protection of personal data. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm our reputation and our business.
Given the breadth and depth of changes in data protection obligations, preparing for and complying with such requirements is rigorous and time intensive and requires significant resources and a review of our technologies, systems and practices, as well as those of any third-party collaborators, service providers, contractors or consultants that process or transfer personal data collected in the European Union. The GDPR and other changes in laws or regulations associated with the enhanced protection of certain types of sensitive data, such as healthcare data or other personal information from our clinical trials, could require us to change our business practices and put in place additional compliance mechanisms, may interrupt or delay our development, regulatory and commercialization activities and increase our cost of doing business, and could lead to government enforcement actions, private litigation and significant fines and penalties against us and could have a material adverse effect on our business, financial condition or results of operations. Similarly, failure to comply with federal and state laws regarding privacy and security of personal information could expose us to fines and penalties under such laws. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm our reputation and our business.
Further, we cannot provide any assurances that our third-party service providers with access to our or our customers’, suppliers’, trial patients’ and employees’ personally identifiable and other sensitive or confidential information in relation to which we are responsible will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof, which could have a corresponding effect on our business, including putting us in breach of our obligations under privacy laws and regulations and/or which could in turn adversely affect our business, results of operations and financial condition. We cannot provide any assurances that our contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, storage and transmission of such information.

We are subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures and legal expenses, be precluded from developing manufacturing and selling certain products outside the United States or be required to develop and implement costly compliance programs, which could adversely affect our business, results of operations and financial condition.
Our operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010, or Bribery Act, the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws that apply in countries where we do business and may do business in the future. The Bribery Act, FCPA and these other laws generally prohibit us, our officers, and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. Compliance with the FCPA, in particular, is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.
We may in the future operate in jurisdictions that pose a high risk of potential Bribery Act or FCPA violations, and we may participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the Bribery Act, FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. If we expand our operations outside of the United States, we will need to dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which we plan to operate.
We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. In addition, various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If we expand our presence outside of the United States, it will require us to dedicate additional resources to comply with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit our growth potential and increase our development costs.
There is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the Bribery Act, the FCPA or other legal requirements, including Trade Control laws. If we are not in compliance with the Bribery Act, the FCPA and other anti-corruption laws or Trade Control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. The Securities and Exchange Commission also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions. Any investigation of any potential violations of the Bribery Act, the FCPA, other anti-corruption laws or Trade Control laws by United Kingdom, U.S. or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.
Product liability lawsuits against us could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop.
We face an inherent risk of product liability exposure related to the testing of SGT-003 and any future product candidate in preclinical studies and clinical trials and may face an even greater risk if we commercialize any product candidate that we may develop. If we cannot successfully defend ourselves against claims that our product candidates caused injuries, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:
•	decreased demand for any product candidate that we may develop;
•	loss of revenue;
•	substantial monetary awards to trial participants or patients;

•	significant time and costs to defend the related litigation;
•	withdrawal of clinical trial participants;
•	the inability to commercialize any of our product candidates; and
•	injury to our reputation and significant negative media attention.
Although we maintain product liability insurance coverage, such insurance may not be adequate to cover all liabilities that we may incur. We anticipate that we will need to increase our insurance coverage each time we commence a clinical trial and if we successfully commercialize any product candidate. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.
If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.
We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the generation, handling, use, storage, treatment, manufacture, transportation and disposal of, and exposure to, hazardous materials and wastes, as well as laws and regulations relating to occupational health and safety. Our operations involve the use of hazardous and flammable materials, including chemicals and viruses and other biologic materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages. We also could incur significant costs associated with civil or criminal fines and penalties. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Although we maintain workers’ compensation insurance for certain costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials or other work-related injuries, this insurance may not provide adequate coverage against potential liabilities. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended.
In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations, which have tended to become more stringent over time. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions or liabilities.
Our internal computer systems, or those of our collaborators, contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development.
Despite the implementation of security measures, our internal computer systems and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such systems are also vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our employees, third-party vendors and/or business partners, or from cyber-attacks by malicious third parties. Cyber-attacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyber-attacks could include the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information. Cyber-attacks also could include phishing attempts or e-mail fraud to cause payments or information to be transmitted to an unintended recipient.
While we are not aware of any such material system failure, accident, cyber-attack or security breach to date, if such an event were to occur and cause interruptions in our or our collaborators’, contractors’ or consultants’ operations, it could result in a material disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. For example, the loss of clinical trial data from preclinical studies or clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be harmed and the further development and commercialization of SGT-003 and other future product candidates could be delayed.
Risks related to our intellectual property
We heavily rely on certain in-licensed patents and other intellectual property rights in connection with our development of SGT-003 and other future product candidates and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize SGT-003 and other future product candidates.
Our ability to develop and commercialize SGT-003 and other future product candidates is heavily dependent on licenses to patent rights and other intellectual property granted to us by third parties. In particular, we have licensed certain patents and patent applications from the University of Missouri, the University of Washington and others that are important or necessary to the development of SGT-003 and other elements of our gene transfer program. Our existing license agreements impose, and we expect that future license agreements will impose, various diligence, development and commercialization obligations, milestone payments, royalties and other obligations on us. If we fail to comply with our obligations under our agreements, we may be subject to damages, which may be significant, and the licensor may have the right to terminate the license, in which event we may not be able to develop or market product candidates or technologies covered by the license, including SGT-003. In addition, certain of these license agreements are not assignable by us without the consent of the respective licensor, which may have an adverse effect on our ability to engage in certain transactions.
Under our existing license agreements, we do not have, and under future license agreements we may not have, the right to control the preparation, filing and prosecution of patent applications, or the maintenance, enforcement and defense of the patents and patent applications that we license from third parties. For example, under our inbound license agreements with the University of Missouri and the University of Washington, each of the applicable licensors controls the prosecution of patent applications and the maintenance of patents and patent applications. Therefore, we cannot be certain that the licensed patents and applications will be prosecuted, maintained, enforced and defended in a manner consistent with the best interests of our business. If our licensors fail to maintain, enforce or defend such patents, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated and our right to develop and commercialize any of our product candidates that are the subject of such licensed rights, including SGT-003, could be adversely affected. For more information, see Part I, Item 1, “Business—Strategic partnerships and collaborations/licenses” of our 2021 Annual Report on Form 10-K.
Moreover, licenses to additional third-party intellectual property, technology and materials may be required for our development programs but may not be available in the future or may not be available on commercially reasonable terms. For example, third parties may claim that the microdystrophin constructs and the AAV vectors we are developing for use in SGT-003 or other future product candidates are covered by patents held by them. We believe that we would have valid defenses to any such claims; however, if any such claims were ultimately successful, we might require a license to continue to use and sell SGT-003, or other future product candidates and such AAV vectors. Such licenses may not be available on commercially reasonable terms, or at all. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. Moreover, even if we are able to obtain such licenses, they may only be non-exclusive, which could permit competitors and other third parties to use the same intellectual property in competition with us.
We may collaborate with non-profit and academic institutions to accelerate our preclinical research or development under written agreements with these institutions. These institutions may provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the required timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our program.

If we are unable to successfully obtain rights to any third-party intellectual property rights that are required for the development and commercialization of SGT-003 or any of our other future product candidates, and such third-party intellectual property rights are successfully asserted against us, we may be liable for damages, which may be significant, and we may be required to cease the development and commercialization of SGT-003 or other future product candidates.
If we are unable to obtain and maintain patent protection for our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our product candidates may be adversely affected.
Our success depends, in large part, on our and our licensors’ ability to seek, obtain, maintain, enforce and defend patent rights in the United States and other countries with respect to SGT-003, other future product candidates and our future innovation related to our manufacturing technology. Our licensors and we have sought, and we intend to continue to seek, to protect our proprietary position by filing patent applications in the United States and, in at least some cases, one or more countries outside the United States related to SGT-003 and other future product candidates that are important to our business. However, we cannot predict whether the patent applications we and our licensors are currently pursuing will issue as patents or whether the claims of any issued patents will provide us with a competitive advantage.
Moreover, although we have pending patent applications in the United States and abroad, we cannot predict whether or in which jurisdictions the pending applications will result in issuance of patents that effectively protect any of our product candidates or will effectively prevent others from commercializing competitive products. Further, each of the provisional patent applications is not eligible to become an issued patent until, among other things, we file a non-provisional patent application within 12 months of the filing date of each provisional patent application. If we do not timely file a non-provisional patent application in respect of a provisional patent application, we may lose our priority date with respect to such provisional patent application and any patent protection on the inventions disclosed in such provisional patent application. While we intend to timely file non-provisional patent applications relating to our provisional patent applications, we cannot predict whether such future patent applications will result in the issuance of patents that effectively protect any of our product candidates or will effectively prevent others from commercializing competitive products.
We may not be able to file, prosecute, maintain, enforce, defend or license all patents that are necessary to our business.
The patent prosecution process is expensive, time-consuming and complex, and we and our licensors may not be able to file, prosecute, maintain, enforce, defend or license all necessary or desirable patents and patent applications at a reasonable cost or in a timely manner.
It is also currently unknown what claims may, if ever, issue from pending applications included in our patent rights. Additionally, certain of our in-licensed U.S. patent rights lack corresponding foreign patents or patent applications, and therefore we will be unable to obtain patent protection for our product candidates in certain jurisdictions. We or our licensors may not be able to obtain or maintain patent protection with respect to SGT-003 or other future product candidates.
Changes in either the patent laws or their interpretation in the United States and other countries may diminish our ability to protect our inventions, obtain, maintain and enforce our intellectual property rights, and more generally, could affect the value of our intellectual property rights or narrow the scope of our licensed patents or future owned patents.
It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.
The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Patent applications included in our current and future patent rights may not result in patents being issued that protect our product candidates, effectively prevent others from commercializing competitive products or otherwise provide any competitive advantage. In fact, patent applications may not issue as patents at all. Even assuming patents issue from patent applications in which we have rights, changes in either the patent laws or interpretation of the patent laws in the United States and other jurisdictions may diminish the value of our patents or narrow the scope of our patent protection.
Other parties have developed products that may be related or competitive to our own and such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in our patent applications or issued patents. We may not be aware of all third-party intellectual property rights potentially relating to SGT-003 or our other current or future product candidates. In addition, we cannot provide any assurances that any of the inventions disclosed in our patent applications will be found to be patentable, including over third-party or our own prior art patents, publications or other disclosures, or will issue as patents. Even if our patent applications issue as patents, we cannot provide any assurances that such patents will not be challenged or ultimately held to be invalid or unenforceable. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and in other jurisdictions are typically not published until 18 months after filing, or, in some cases, at all. Therefore, we cannot know with certainty whether the inventors of our licensed patents and applications were the first to make the inventions claimed in those patents or pending patent applications, or that they were the first to file for patent protection of such inventions. Similarly, should we own any issued patents or patent applications in the future, we may not be certain that we were the first to file for patent protection for the inventions claimed in such patents or patent applications. Furthermore, given the differences in patent laws in the United States, Europe and other foreign jurisdictions, for example, the availability of grace periods for filing patent applications and what can be considered as prior art, we cannot make any assurances that any claims in our pending and future patent applications in the United States or other jurisdictions will issue, or if they do issue, whether they will issue in a form that provides us with any meaningful competitive advantage. Similarly, we cannot make any assurances that if the patentability, validity, enforceability or scope of our pending or future patents and patent applications in the United States or foreign jurisdictions are challenged by any third party, that the claims of such pending or future patents and patent applications will survive any such challenge in a form that provides us with any meaningful competitive advantage. For example, we are aware of certain third-party patents and publications related to certain microdystrophin constructs. While we believe that our owned or in-licensed patents and patent applications claim novel and non-obvious features of microdystrophin constructs that are not described in such third-party patents or publications, such third-party patents and publications may have earlier priority or publication dates and may be asserted as prior art against our owned or in-licensed patents and applications. Any such challenge, if successful, could limit or eliminate patent protection for our products and product candidates or otherwise materially harm our business. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights cannot be predicted with any certainty.
Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we license or may own in the future do issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us or otherwise provide us with any competitive advantage. Any patents that we license or may own in the future may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether any of our product candidates will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative products in a non-infringing manner.
The degree of patent protection we require to successfully compete in the marketplace may be unavailable. We cannot provide any assurances that any of the patents or patent applications included in our patent rights include or will include claims with a scope sufficient to protect SGT-003 and other future product candidates or otherwise provide any competitive advantage. In addition, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally twenty years after it is filed. Certain extensions may be available, however, the life of a patent, and the protection it affords, is limited. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent rights may not provide us with adequate and continuing patent protection sufficient to exclude others from commercializing products similar or identical to our product candidates, including biosimilar versions of such products.
Our licensed patents, and any patents we may own in the future, may be challenged, narrowed, invalidated or held unenforceable.
Even if we acquire patent protection that we expect should enable us to maintain some competitive advantage, third parties, including competitors, may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. In litigation, a competitor could claim that our in-licensed patents or any patents we may own in the future are not valid or enforceable for a number of reasons. If a court agrees, we would lose our rights to those challenged patents. Third parties also may raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such proceedings could result in the revocation or cancellation of or amendment to our licensed patents and any patents we may own in the future in such a way that they no longer cover SGT-003 or other future product candidates.
Even if issued, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our current and future patent rights may be challenged in the courts or patent offices in the United States and abroad. For example, we may be subject to a third-party submission of prior art to the U.S. Patent and Trademark Office, or USPTO, challenging the validity of one or more claims of patents included in our patent rights. Such submissions may also be made prior to a patent’s issuance, precluding the granting of a patent based on one of the pending patent applications included in our patent rights. We may become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings challenging one or more patents included in our patent rights. For example, competitors may claim that they invented the inventions claimed in patents or patent applications included in our patent rights, such as the microdystrophin we use in SGT-003, prior to the inventors of such patents or patent applications, or may have filed one or more patent applications before the filing of the patents or patent applications included in our patent rights. A competitor who can establish an earlier filing or invention date may also assert that we are infringing their patents and that we therefore cannot practice our technology related to our product candidates as claimed in the patents or patent applications included in our patent rights. Competitors may also contest patents or patent applications included in our patent rights by showing that the claimed subject matter was not patent-eligible, was not novel or was obvious or that the patent claims failed any other requirement for patentability or enforceability. In addition, we may in the future be subject to claims by our or our licensors’ current or former employees or consultants asserting an ownership right in the patents or patent applications included in our patent rights as an inventor or co-inventor, as a result of the work they performed.
An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar therapeutics, without payment to us, or could limit the duration of the patent protection covering our product candidates. Such challenges may also result in our inability to manufacture or commercialize our product candidates without infringing third-party patent rights, and we may be required to obtain a license from third parties, which may not be available on commercially reasonable terms or at all, or we may need to cease the development, manufacture and commercialization of one or more of our product candidates. In addition, if the breadth or strength of protection provided by the patents and patent applications included in our patent rights is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us.
Even if they are unchallenged, the patents and pending patent applications included in our patent rights may not provide us with any meaningful protection or prevent competitors from designing around our patent claims to circumvent our patent rights by developing similar or alternative therapeutics in a non-infringing manner. For example, a third party may develop a competitive therapeutic that provides benefits similar to one or more of our product candidates but that uses a vector or an expression construct that falls outside the scope of our patent protection. If the patent protection provided by the patents and patent applications we license or pursue with respect to our product candidates is not sufficiently broad to impede such competition, our ability to successfully commercialize our product candidates could be negatively affected.

Our intellectual property licenses with third parties may be subject to disagreements over contract interpretation, which could narrow the scope of our rights to the relevant intellectual property or technology or increase our financial or other obligations to our licensors.
We currently depend, and will continue to depend, on our license, collaboration and other similar agreements. Further development and commercialization of SGT-003 and our other current and future product candidates may require us to enter into additional license, collaboration or other similar agreements. The agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.
If any of our licenses or material relationships are terminated or breached, we may:
•	lose our rights to develop and market SGT-003 or other future product candidates;
•	lose patent protection for SGT-003 or other future product candidates;
•	experience significant delays in the development or commercialization of SGT-003 or other future product candidates;
•	not be able to obtain any other licenses on acceptable terms, if at all; or
•	incur liability for damages.
These risks apply to any agreements that we may enter into in the future for SGT-003 and our other current and future product candidates.
If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.
We have certain obligations under licensing agreements with third parties that include annual maintenance fees and payments that are contingent upon achieving various development, commercial and regulatory milestones. Pursuant to many of these license agreements, we are required to make milestone payments if certain development, regulatory and commercial sales milestones are achieved, and may have certain additional research funding obligations. Also, pursuant to the terms of many of these license agreements, when and if commercial sales of a licensed product commence, we must pay royalties to our licensors on net sales of the respective licensed products.
We have entered into license agreements with third parties and may need to obtain additional licenses from one or more of these same third parties or from others to advance our research or allow our commercialization of SGT-003 or other future product candidates. It is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign SGT-003, other future product candidates or the methods for manufacturing them or to develop or license replacement products, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize SGT-003 or other future product candidates. We cannot provide any assurances that third-party patents or other intellectual property rights do not exist that might be enforced against our manufacturing methods, product candidates or any technologies we may develop, resulting in either an injunction prohibiting our manufacture or sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties.
In each of our existing license agreements, and we expect in our future agreements, patent prosecution of our licensed technology is controlled solely by the licensor, and we may be required to reimburse the licensor for their costs of patent prosecution. If our licensors fail to obtain and maintain patent or other protection for the proprietary intellectual property we license from them, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, and our competitors could market competing products using the intellectual property. Further, in certain of our license agreements our licensors have the first right to bring any actions against any third party for infringing on the patents we have licensed. Our license agreements also require us to meet development thresholds to maintain the license, including establishing a set timeline for developing and commercializing product candidates. Disputes may arise regarding intellectual property subject to our licensing agreements, including:
•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	the extent to which our products or processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•	the sublicensing of patent and other rights under our collaborative development relationships;
•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
•	the inventorship or ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and
•	the priority of invention of licensed patented inventions.
If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize SGT-003 or other future product candidates. In spite of our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby resulting in disputes or litigation, which could cause us to incur substantial costs and distract management’s time, and if we are unsuccessful, we could lose our ability to develop and commercialize products covered by these license agreements. If these licenses are ultimately terminated by the licensor, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to ours.
Third parties may initiate legal proceedings alleging that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.
Our commercial success depends upon our ability and the ability of our future collaborators to develop, manufacture, market and sell SGT-003 or other future product candidates without infringing, misappropriating or otherwise violating the proprietary rights and intellectual property of third parties. The biotechnology and pharmaceutical industries are characterized by extensive and complex litigation regarding patents and other intellectual property rights. We or our licensors may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to SGT-003 or other future product candidates, including interference proceedings, post grant review and inter partes review before the USPTO. Our competitors or other third parties may assert infringement claims against us, alleging that, among other things, our therapeutics, manufacturing methods, formulations or administration methods are covered by their patents.
Given the vast number of patents in our field of technology, we cannot be certain or guarantee that a court would hold that SGT-003 or any of our other future product candidates do not infringe an existing patent or a patent that may be granted in the future. Many companies and institutions have filed, and continue to file, patent applications related to gene therapy and related manufacturing methods. Some of these patent applications have already been allowed or issued and others may issue in the future. Since this area is competitive and of strong interest to pharmaceutical and biotechnology companies, there will likely be additional patent applications filed and additional patents granted in the future, as well as additional research and development programs expected in the future. Furthermore, because patent applications can take many years to issue, may be confidential for 18 months or more after filing and can be revised before issuance, there may be applications now pending that may later result in issued patents that may be infringed by the manufacture, use, sale or importation of our product candidates and we may or may not be aware of such patents. If a patent holder believes the manufacture, use, sale or importation of one of our product candidates infringes its patent, the patent holder may sue us even if we have licensed other patent protection for our product candidates. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom our licensed patent portfolio may therefore have no deterrent effect.

It is also possible that we have failed to identify relevant third-party patents or applications for which we may need a license to develop and commercialize SGT-003 and other future product candidates. For example, applications filed before November 29, 2000, and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Moreover, it is difficult for industry participants, including us, to identify all third-party patent rights that may be relevant to our product candidates because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. We may fail to identify relevant patents or patent applications or may identify pending patent applications of potential interest but incorrectly predict the likelihood that such patent applications may issue with claims of relevance to our product candidates. In addition, we may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of a current or future product candidate, or we may incorrectly conclude that a third-party patent is invalid, unenforceable or not infringed by our activities. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover our product candidates.
Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future, regardless of their merit. There is a risk that third parties may choose to engage in litigation with us to enforce or to otherwise assert their patent or other intellectual property rights against us. For example, third parties may claim that the microdystrophin or the AAV vectors we are developing for use in SGT-003 or other future product candidates are covered by patents held by them. Even if we believe such claim, or other intellectual property claims alleged by third parties, are without merit, there is no assurance that we would be successful in defending such claims. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect our ability to commercialize SGT-003 or other future product candidates covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Similarly, there is no assurance that a court of competent jurisdiction would find that SGT-003 or other future product candidates did not infringe a third-party patent.
Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. If we are found, or believe there is a risk that we may be found, to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, and we are unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, we could be required or may choose to obtain a license from such third party to continue developing, manufacturing and marketing our product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. We could be forced, including by court order, to cease developing, manufacturing and commercializing the infringing product candidate, including SGT-003 or other future product candidates. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent or other intellectual property right. A finding of infringement, misappropriation or other violation of intellectual property rights, or claims that we have done so, could prevent us from manufacturing and commercializing our product candidates or force us to cease some or all of our business operations.
Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.
Litigation or other legal proceedings relating to intellectual property claims, with or without merit, is unpredictable and generally expensive and time-consuming. Competitors may infringe patents that we may own in the future or the patents of our licensing partners or we may be required to defend against claims of infringement. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities.
We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing or misappropriating or successfully challenging our intellectual property rights. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and/or applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our licensed patents and applications and any patents and patent applications we may own in the future. The USPTO and various non-U.S. government patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable intellectual property law firms and other professionals to help us comply and we are also dependent on our licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could have a material adverse effect on our business.
Some intellectual property that we have in-licensed may have been discovered through government-funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements, and a preference for U.S. manufacturing. Compliance with such regulations may limit our exclusive rights, and limit our ability to contract with non-U.S. manufacturers.
Some of the intellectual property rights we have licensed, including such rights licensed from the University of Missouri and the University of Washington, are stated to have been generated through the use of U.S. government funding and may therefore be subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or Bayh-Dole Act. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention, (ii) government action is necessary to meet public health or safety needs or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if we, or the applicable licensor, fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us or the applicable licensor to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our current or future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

We may not be able to protect our intellectual property and proprietary rights throughout the world.
Filing, prosecuting, maintaining, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Although our license agreements grant us worldwide rights, certain of our in-licensed U.S. patents lack corresponding foreign patents or patent applications. For example, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States even in jurisdictions where we and our licensors pursue patent protection. Consequently, we and our licensors may not be able to prevent third parties from practicing our inventions in all countries outside the United States, even in jurisdictions where we and our licensors pursue patent protection, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our inventions in jurisdictions where we and our licensors have not pursued and obtained patent protection to develop their own products and may export otherwise infringing products to territories where we have patent protection, but where enforcement is not as strong as it is in the United States. These products may compete with our product candidates and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property rights, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents, if pursued and obtained, or the marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could (i) result in substantial costs and divert our efforts and attention from other aspects of our business, (ii) put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and (iii) provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of the discovery and development processes of SGT-003 and other future product candidates that involve proprietary know-how, information or technology that is not covered by patents. Aspects of our manufacturing process are protected by trade secrets. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets.
We seek to protect our proprietary know-how, trade secrets and processes, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with our employees, consultants, scientific advisors, CROs, manufacturers and contractors. These agreements typically limit the rights of third parties to use or disclose our confidential information. However, we may not be able to prevent the unauthorized disclosure or use of our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary processes. Monitoring unauthorized uses and disclosures is difficult and we do not know whether the steps we have taken to protect our proprietary know-how and trade secrets will be effective. If any of our employees, collaborators, CROs, manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, we may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, we could lose our trade secrets. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these security measures, they may still be breached, and we may not have adequate remedies for any breach.

In addition, our trade secrets may otherwise become known or be independently discovered by competitors. Competitors could purchase our product candidates, if approved, and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe, misappropriate or otherwise violate our intellectual property rights, design around our protected know-how and trade secrets, or develop their own competitive technologies that fall outside of our intellectual property rights. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with us. If our trade secrets are not adequately protected so as to protect our market against competitors’ products and technologies, our competitive position could be adversely affected.
We may be subject to claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.
Certain of our employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors, as well as our academic partners. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these individuals or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. An inability to incorporate such technologies or features would have a material adverse effect on our business and may prevent us from successfully commercializing our product candidates. Moreover, any such litigation or the threat of such litigation may adversely affect our ability to hire employees or contract with independent contractors. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our product candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.
In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. Moreover, even when we obtain agreements assigning intellectual property to us, the assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Moreover, individuals executing agreements with us may have preexisting or competing obligations to a third party, such as an academic institution, and thus an agreement with us may be ineffective in perfecting ownership of inventions developed by that individual.
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.
Changes in either the patent laws or the interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes several significant changes to U.S. patent law. Prior to March 2013 in the United States, assuming that other requirements for patentability are met, the first to make the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the invention. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent through various post-grant proceedings administered by the USPTO. The USPTO developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business as, among other reasons, the USPTO must still implement various regulations. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.
The patent positions of companies engaged in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Two cases involving diagnostic method claims and “gene patents” have been decided by the U.S. Supreme Court. On March 20, 2012, the U.S. Supreme Court issued a decision in Mayo Collaborative Services v. Prometheus Laboratories, Inc., or Prometheus, a case involving patent claims directed to a process of measuring a metabolic product in a patient to optimize a drug dosage for the patient. According to the U.S. Supreme Court, the addition of well understood, routine or conventional activity such as “administering” or “determining” steps was not enough to transform an otherwise patent-ineligible natural phenomenon into patent-eligible subject matter. On July 3, 2012, the USPTO issued a guidance memo to patent examiners indicating that process claims directed to a law of nature, a natural phenomenon or a naturally occurring relation or correlation that do not include additional elements or steps that integrate the natural principle into the claimed invention such that the natural principle is practically applied and the patent claim amounts to significantly more than the natural principle itself should be rejected as directed to patent-ineligible subject matter. On June 13, 2013, the U.S. Supreme Court issued its decision in Association for Molecular Pathology v. Myriad Genetics, Inc., or Myriad, a case involving patent claims held by Myriad Genetics, Inc. relating to the breast cancer susceptibility genes BRCA1 and BRCA2. Myriad held that an isolated segment of naturally occurring DNA, such as the DNA constituting the BRCA1 and BRCA2 genes, is not patent-eligible subject matter, but that complementary DNA may be patent-eligible.
In 2014, the USPTO issued a guidance to its patent examiners for evaluating claims for patent subject matter eligibility under the relevant statute (35 U.S.C. § 101). This guidance was in response to a series of decisions from the U.S. Supreme Court on patent claims reciting judicial exceptions, including Abstract Ideas, Laws of Nature/Natural Principles, Natural Phenomena and/or Natural Products. Based on judicial decisions and public feedback, several supplements to this guidance and additional memoranda and materials have since been issued and are continually being issued, while the current eligibility guidance has been incorporated into the latest (10th) edition of the MPEP (Manual for Patent Examination Procedure), last revised in June 2020. The current subject matter eligibility guideline instructs USPTO examiners to follow a two-part test, set forth in the U.S. Supreme Court decisions Alice/Mayo, as the only test that should be used to evaluate the eligibility of claims under examination, including claims directed to natural products and principles including all naturally occurring nucleic acids. Certain claims of our licensed patents and patent applications contain, and any future patents we may obtain may contain, claims that relate to specific recombinant DNA sequences that are naturally occurring at least in part and, therefore, could be the subject of future challenges made by third parties. In addition, the current USPTO subject matter eligibility guidance and the constantly evolving case law, together with contemplated congressional action, could all impact our ability to pursue similar patent claims in patent applications we may prosecute in the future.
We cannot assure our stockholders that our efforts to seek patent protection for our product candidates will not be negatively impacted by the decisions described above, rulings in other cases or changes in guidance or procedures issued by the USPTO. We cannot fully predict what impact the U.S. Supreme Court’s decisions in Prometheus and Myriad may have on the ability of life science companies to obtain or enforce patents relating to their products in the future. These decisions, the guidance issued by the USPTO and rulings in other cases or changes in USPTO guidance or procedures could have a material adverse effect on our existing patent rights and our ability to protect and enforce our intellectual property in the future.
Moreover, although the U.S. Supreme Court has held in Myriad that isolated segments of naturally occurring DNA are not patent-eligible subject matter, certain third parties could allege that activities that we may undertake infringe other gene-related patent claims, and we may deem it necessary to defend ourselves against these claims by asserting non-infringement and/or invalidity positions, or paying to obtain a license to these claims. In any of the foregoing or in other situations involving third-party intellectual property rights, if we are unsuccessful in defending against claims of patent infringement, we could be forced to pay damages or be subjected to an injunction that would prevent us from utilizing the patented subject matter.

If we do not obtain patent term extension for patents relating to SGT-003 or other future product candidates, our business may be materially harmed.
Depending upon the timing, duration and specifics of any FDA marketing approval of SGT-003 and other future product candidates, one or more U.S. patents that we license or may own in the future may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process based on the first regulatory approval for a particular drug or biologic. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. In addition, to the extent we wish to pursue patent term extension based on a patent that we in-license from a third party, we would need the cooperation of that third party. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may be able to enter the market sooner.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition and our business may be adversely affected.
We have registered trademarks with the USPTO for the marks “SOLID BIOSCIENCES”, “SOLID GT” and “SOLID”. Once registered, our trademarks or trade names may be challenged, infringed, diluted, tarnished, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement, dilution or tarnishment claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources.
Intellectual property rights and regulatory exclusivity rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
•	others may be able to make gene therapy products that are similar to our product candidates but that are not covered by the claims of the patents that we license or may own in the future;
•
we, or our current or future license partners or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent applications that we license or may own in the future;

•	we, or our current and future license partners or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;
•	others may independently develop similar or alternative products or duplicate any of our processes without infringing our owned or licensed intellectual property rights;
•
others may circumvent our regulatory exclusivities, such as by pursuing approval of a competitive product candidate via the traditional approval pathway based on their own clinical data, rather than relying on the abbreviated pathway provided for biosimilar applicants;

•	it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

•	issued patents that we hold rights to now or in the future may be held invalid or unenforceable, including as a result of legal challenges by our competitors;
•	others may have access to the same intellectual property rights licensed to us;
•
our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;
•	the patents or other intellectual property rights of others may have an adverse effect on our business; and
•	we may choose not to file a patent for certain trade secrets or know how, and a third party may subsequently file a patent covering such intellectual property.
If approved, our product candidates that are licensed and regulated as biologics may face competition from biosimilars approved through an abbreviated regulatory pathway.
The Biologics Price Competition and Innovation Act of 2009, or BPCIA, was enacted as part of the Health Care Reform Law to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, a reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product In addition, the licensure of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as its BLA does not reply on the reference product, sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for our biological products.
We believe that any of the product candidates we develop as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidates to be reference products for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products will depend on a number of marketplace and regulatory factors that are still developing. Nonetheless, the approval of a biosimilar to our product candidates would have a material adverse impact on our business due to increased competition and pricing pressure.
Risks related to ownership of our common stock
If we cannot comply with Nasdaq’s continued listing standards, our common stock could be delisted, which would harm our business, the trading price of our common stock, our ability to raise additional capital and the liquidity of the market for our common stock.
Our common stock is currently listed on The Nasdaq Global Select Market. To maintain the listing of our common stock on The Nasdaq Global Select Market, we are required to meet certain listing requirements, including related to the price of our common stock. As previously disclosed, on May 31, 2022, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market, or Nasdaq, notifying us that, for a period of 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market.
Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days from receipt of the Notice, or until November 28, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the bid price for our common stock would need to close at $1.00 per share or more for a minimum of 10 consecutive business days, among other requirements. If we are unable to meet Nasdaq’s listing maintenance standards for any reason, our common stock could be delisted from The Nasdaq Global Select Market.
To help cure the deficiency, we effected a reverse stock split on October 27, 2022.
If we do not regain compliance with the minimum bid price requirement by the November 28, 2022, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement. To effect such a transfer, we would also need to pay an application fee to Nasdaq and will need to provide written notice to Nasdaq of our intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will make a determination of whether it believes we will be able to cure this deficiency
We intend to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the bid price requirement. However, there can be no assurance that we will be able to regain compliance with the bid price requirement.
There are many factors that may adversely affect our minimum bid price. As a result, we may not be able to sustain compliance with the minimum bid price in the long term. Any potential delisting of our common stock from Nasdaq would likely result in decreased liquidity and increased volatility for our common stock and would adversely affect our ability to raise additional capital or to enter into strategic transactions. Any potential delisting of our common stock from Nasdaq would also make it more difficult for our stockholders to sell our common stock in the public market.
Our executive officers, directors and principal stockholders maintain the ability to control or significantly influence all matters submitted to our stockholders for approval.
Our executive officers and directors and principal stockholders, in the aggregate, beneficially own shares representing a significant percentage of our capital stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.
This concentration of voting power may:
•	delay, defer or prevent a change in control;
•	entrench our management and our Board of Directors; or
•	delay or prevent a merger, consolidation, takeover or other business combination involving us on terms that other stockholders may desire.
A significant number of our total outstanding shares may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Our outstanding shares of common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act of 1933, as amended, or the Securities Act, or to the extent such shares have already been registered under the Securities Act and are held by non-affiliates of ours. Moreover, holders of a substantial number of shares of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

In October 2020, in connection with the execution of our collaboration and license agreement with Ultragenyx, we issued and sold 521,719 shares of our common stock to Ultragenyx. For the ten-year period after date of such sale, subject to specified conditions, we have agreed to file a registration statement in order to register all or a portion of the shares sold to Ultragenyx.
In July 2019 and December 2020, we completed private placements of shares of our common stock and pre-funded warrants to purchase shares of our common stock to several accredited investors. We have filed registration statements covering the resale of these shares by the purchasers in these private placements and have agreed to keep such registration statements effective until the date the shares covered by the respective registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act.
On September 29, 2022, we entered into a registration rights agreement, pursuant to which we are required to register for resale the shares to be purchased in the Private Placement. Under this agreement, subject to certain conditions, we have agreed to file a registration statement covering the resale of the shares to be purchased by the purchasers in the Private Placement and any stock consideration issuable in connection with the Acquisition within 60 days following the closing of the Private Placement. In addition, we have agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after it is filed with the SEC and to keep such registration statement effective until the date the shares covered by the registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act.
In addition, we have filed registration statements registering all shares of common stock that we may issue under our equity compensation plans. These shares can be freely sold in the public market upon issuance, subject to black-out periods and volume limitations applicable to affiliates.
We currently have on file with the SEC a universal shelf registration statement which allows us to offer and sell registered common stock, preferred stock, debt securities, depositary shares, warrants and/or units from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale.
The price of our common stock has been, and in the future is likely to be, volatile and fluctuate substantially, which could result in substantial losses for holders of our common stock.
Our stock price has been, and in the future is likely to be, volatile. The stock market in general and the market for biopharmaceutical or pharmaceutical companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our stockholders may not be able to sell their shares of common stock at or above the price they paid for their shares. The market price for our common stock may be influenced by many factors, including:
•	results of or developments in preclinical studies and clinical trials of SGT-001, SGT-003 or other future product candidates or those of our competitors;
•	the success of competitive products or technologies;
•	the effect of the COVID-19 pandemic on both the healthcare system and the patient population;
•	regulatory or legal developments in the United States, the European Union and other countries;
•	the recruitment or departure of key personnel;
•	the level of expenses related to any of our product candidates, or our clinical development programs and our commercialization efforts;
•	the results of our efforts to discover, develop, acquire or in-license additional product candidates;
•	actual or anticipated changes in our development timelines;
•	our ability to raise additional capital;
•	our inability to obtain or delays in obtaining adequate product supply for any approved product or inability to do so at acceptable prices;
•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates;
•	significant lawsuits, including patent or stockholder litigation;

•	variations in our financial results or those of companies that are perceived to be similar to us;
•	changes in the structure of health care payment systems;
•	market conditions in the pharmaceutical and biotechnology sectors;
•	general economic, industry and market conditions;
•	our ability to maintain our listing on the Nasdaq Global Select Market; and
•	the other factors described in this “Risk Factors” section.
If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.
In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. We and certain of our executive officers and board members have previously been named as defendants in purported class action lawsuits. Any such litigation instituted against us could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.
An active trading market for our common stock may not be sustained.
Although our common stock is listed on the Nasdaq Global Select Market, given the limited trading history of our common stock, there is a risk that an active trading market for our shares may not continue to develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for our stockholders to sell shares without depressing the market price for the shares, or at all.
We are an “emerging growth company,” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.
We are an “emerging growth company,” or EGC, as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2023; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;
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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure obligations regarding executive compensation; and
•	an exemption from the requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.
We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being permitted to provide only two years of audited financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; not being required to furnish a contractual obligations table in “Management's Discussion and Analysis of Financial Condition and Results of Operations”; and not being required to furnish a stock performance graph in our annual report.
We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of reduced reporting burdens in our filings with the Securities and Exchange Commission. In particular, we have not included all of the executive compensation information that would be required if we were not an EGC. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to new compliance initiatives.
As a public company, and particularly after we are no longer an EGC or a smaller reporting company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.
Pursuant to Section 404, we are required to furnish a report by our management on our internal control over financial reporting. However, while we remain an EGC or a smaller reporting company with less than $100 million in revenue, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
Provisions in our certificate of incorporation and our bylaws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.
Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Among other things, these provisions:
•	establish a classified Board of Directors such that not all members of our board are elected at one time;
•	allow the authorized number of our directors to be changed only by resolution of our Board of Directors;
•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board of Directors;
•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by our stockholders by written consent;
•	limit who may call stockholder meetings;
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authorize our Board of Directors to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board of Directors; and

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require the approval of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, is the only sole source of gain for an investment in our common stock.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for an investor for the foreseeable future.
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for such disputes with us or our directors, officers or employees.
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. We do not intend to have this choice of forum provision apply to, and this choice of forum provision will not apply to, actions arising under the Securities Act or the Exchange Act. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Risks Related to AavantiBio
AavantiBio has incurred significant net losses since inception and AavantiBio anticipates that it will continue to incur net losses for the foreseeable future and may never achieve or maintain profitability.
Since inception, AavantiBio has incurred significant net losses. AavantiBio’s net loss was $23.2 million for the six months ended June 30, 2022 and $36.6 million for the year ended December 31, 2021. AavantiBio’s net loss was approximately $7.0 million for the year ended December 31, 2020. As of June 30, 2022, AavantiBio had an accumulated deficit of $67.4 million. To date, AavantiBio has devoted substantially all of its efforts to research and development, including preclinical development of its main product candidate, AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, as well as to building out its management team and infrastructure. AavantiBio expects that it could be several years, if ever, before it has a commercialized product. AavantiBio expects to continue to incur significant expenses and increasing operating losses for the foreseeable future.

To become and remain profitable, AavantiBio must develop and eventually commercialize one or more product candidates with significant market potential. This will require AavantiBio to be successful in a range of challenging activities, and AavantiBio’s expenses will increase substantially as it prepares to submit investigational new drug applications, or INDs, initiates planned and future clinical trials of AVB-202, initiates preclinical studies of AVB-401 and its other product candidates, prepares for and potentially obtains marketing approval for AVB-202, AVB-401 or its other product candidates, develops and validates commercial-scale manufacturing processes, manufactures, markets and sells any future product candidates for which it may obtain marketing approval and satisfies any post-marketing requirements. Moreover, the manufacturing process requires materials which may fluctuate in cost or be limited or unavailable to AavantiBio, as well as relationships with contract development and manufacturing organizations to facilitate the manufacturing process. AavantiBio may never succeed in any or all of these activities and, even if it does, AavantiBio may never generate revenue that is significant or large enough to achieve profitability.
Identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and AavantiBio may never generate the necessary data or results required to submit a biologics license application, or BLA, or obtain marketing approval and achieve product sales. In addition, AavantiBio’s product candidates, if approved, may not achieve commercial success. AavantiBio’s product revenue, if any, will be derived from or based on sales of product candidates that may not be commercially available for many years, if at all.
AavantiBio has never initiated or completed a clinical trial, and may be unable to do so for any product candidates it may develop, including AVB-202, AVB-401.
AavantiBio will need to successfully initiate and complete clinical trials in order to obtain FDA approval to market AVB-202, AVB-401 or its other product candidates. AavantiBio has never submitted an IND to initiate a clinical trial. AavantiBio has limited experience in preparing, submitting and prosecuting regulatory filings, and has not previously submitted a new drug application or a BLA for any product candidate. AavantiBio cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin or to begin as proposed, or that, once begun, issues will not arise that suspend or terminate such clinical trials. Carrying out later-stage clinical trials and the submission of a successful BLA is a complicated process. In addition, AavantiBio cannot be certain how many clinical trials of AVB-202, AVB-401 or its other product candidates will be required or how such trials should be designed. Consequently, AavantiBio may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to BLA submission and approval of AVB-202, AVB-401 or its other product candidates. AavantiBio may require more time and incur greater costs than its competitors and may not succeed in obtaining regulatory approvals of product candidates that it develops. Failure to commence or complete, or delays in, clinical trials, could prevent AavantiBio from or delay it in commercializing AVB-202, AVB-401 and its other product candidates.
Success in preclinical studies or early clinical trials may not be indicative of results obtained in later trials.
Results from preclinical studies or early clinical trials are not necessarily predictive of future clinical trial results and are not necessarily indicative of final results, and many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials. AavantiBio’s preclinical studies for AVB-202 in animals have been limited. AavantiBio’s product candidates are still at the preclinical and IND-enabling stage of development, and there is a high failure rate for gene therapy and biologic products proceeding through clinical trials. Even if AavantiBio’s product candidates achieve promising results in preclinical testing and earlier-stage clinical trials, AavantiBio may suffer significant setbacks in late-stage clinical trials.
Preclinical studies also present their own risks and data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. AavantiBio also may experience regulatory delays or rejections as a result of many factors, including due to changes in regulatory policy during the period of AavantiBio’s product candidate development. AVB-202, AVB-401 or AavantiBio’s other product candidates may fail to show the desired safety and efficacy in clinical development despite initial positive results in preclinical studies. This failure could cause AavantiBio to abandon AVB-202, AVB-401 or its other product candidates before even reaching the clinical trial stage of development or during the clinical trial stage of development.

Serious adverse events in AavantiBio’s future clinical trials may happen.
In the event AavantiBio proceeds to clinical trials, side effects caused by AavantiBio’s product candidates could cause AavantiBio or regulatory authorities to interrupt, delay, or terminate clinical trials. They additionally may result in a delay of regulatory approval by the FDA or comparable foreign authorities, or, even in the instance that an affected product candidate is approved, may result in a restrictive drug label.
AavantiBio’s product candidates have not been studied in human patients. AavantiBio may experience a high rate or severity of adverse events and high rates of discontinuation of trial participants in its future clinical trials. There is no guarantee that additional or more severe side effects than AavantiBio anticipates will not be identified during future clinical trials of its product candidates for current and other indications. Undesirable side effects and negative results for other indications may negatively impact the development and potential for approval of AavantiBio’s product candidates for their proposed indications.
Additionally, even if one or more of AavantiBio’s product candidates receives marketing approval, and AavantiBio or others later identify undesirable side effects caused by such products, potentially significant negative consequences could result, including but not limited to:
•	regulatory authorities may suspend or withdraw approvals of such products;
•	regulatory authorities may require additional warnings on the drug label;
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AavantiBio may be required to create a risk evaluation and mitigation strategy, or REMS, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

•	AavantiBio could be sued and held liable for harm caused to patients or subjects; and
•	AavantiBio’s reputation may suffer.
Any of these events could prevent AavantiBio from achieving or maintaining market acceptance of a product candidate, even if approved, and could significantly harm its business, results of operations, and prospects.
AavantiBio’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit their commercial potential or result in significant negative consequences following any potential marketing approval.
During the conduct of clinical trials, patients may experience changes in their health, including illnesses, injuries, discomforts or a fatal outcome. Often, it is not possible to determine whether the product candidate being studied caused these conditions.
There have been several significant adverse side effects in gene therapy treatments of other companies in the past, including reported cases of leukemia and death seen in other companies’ clinical trials using other vectors. While new recombinant vectors have been developed with the intent to reduce these side effects, gene therapy is still a relatively new approach to disease treatment and additional adverse side effects could develop. There also is the potential risk of delayed adverse events following exposure to gene therapy products due to persistent biologic activity of the genetic material or other components of products used to carry the genetic material. Possible adverse side effects that may occur with treatment with gene therapy products include an immunologic reaction early after administration that could substantially limit the effectiveness of the treatment or represent safety risks for patients. Additionally, in previous clinical trials of other companies for gene therapy, some subjects experienced the development of a positive ELISPOT test associated with T-cell responses, which is of unclear clinical significance. If T-cells are activated, the cellular immune response system may trigger the removal of transduced cells. If AavantiBio’s gene transfer candidates demonstrate a similar effect or other undesirable side effects, it may decide or be required to halt or delay any clinical development of such product candidates.
AavantiBio may encounter substantial delays in its future clinical trials or AavantiBio may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.
Before obtaining marketing approval from regulatory authorities for the sale of AVB-202, AVB-401 or its other product candidates, AavantiBio must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidate for its intended indications. Clinical testing is expensive, time-consuming and uncertain as to outcome. AavantiBio cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development, include, but are not limited to, delays in reaching a consensus with regulatory authorities on trial design, delays in enrolling patients in clinical trials, delays in opening clinical trial sites, failure to adhere to clinical trial requirements, failure to perform in accordance with good clinical practices, occurrence of serious adverse events, changes in regulatory requirements. Additionally, if the results of any clinical trials are inconclusive or if there are safety concerns or serious adverse events associated with product candidates, AavantiBio may be delayed or fail in obtaining marketing approval, obtain approval for indications or patient populations that are not as broad as it intended or desired, obtain approval with labeling that includes significant use or distribution restrictions or safety warnings or be required to perform additional clinical trials to support approval or be subject to additional post-marketing testing requirements.
AavantiBio may find it difficult to enroll patients in its future clinical trials, which could delay or prevent AavantiBio from proceeding with clinical trials.
Identifying and qualifying patients to participate in any clinical trials of AVB-202, AVB-401 and its other product candidates is critical to AavantiBio’s success. The timing of any clinical trials depends on AavantiBio’s ability to recruit patients to participate as well as complete required follow-up periods. Patient enrollment is affected by many factors, including, but not limited to, size of the patient population, eligibility and exclusion criteria, perceived risks and benefits of gene therapy-based approaches to treatment of diseases, severity of the disease, availability of competing therapies and clinical trials and proximity and availability of clinical trial sites. If patients are unwilling or unable to participate in AavantiBio’s gene therapy clinical trials, including because of negative publicity from adverse events related to AavantiBio’s product candidates, other approved gene therapies or the biotechnology or gene therapy fields, or due to competitive clinical trials for similar patient populations, clinical trials in products employing AavantiBio’s vector or its platform or for other reasons, the timeline for recruiting patients, conducting clinical trials and obtaining regulatory approval of AVB-202 or AavantiBio’s other product candidates may be delayed. AavantiBio may also experience delays if patients withdraw from the clinical trial or do not complete the required monitoring period. Furthermore, AavantiBio may face difficulties in recruiting patients to enroll in, or retaining patients in, future clinical trials if they or their caregivers are affected by the COVID-19 virus or are fearful of traveling to, or are unable to travel to, AavantiBio’s clinical trial sites because of the COVID-19 pandemic or other unforeseen events. These delays could result in increased costs, delays in advancing AVB-202, AVB-401 or AavantiBio’s other product candidates, delays in testing the effectiveness of AVB-202, AVB-401 and AavantiBio’s other product candidates or termination of clinical trials altogether.
AVB-202 and AVB-401 are based on novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval.
AavantiBio has concentrated its research and development efforts on AVB-202 for the treatment of Friedreich’s ataxia and AVB-401 for the treatment of BAG3 mediated dilated cardiomyopathy, and AavantiBio’s future success depends on its successful development of that AVB-202, AVB-401 and any other product candidates AavantiBio develops. AavantiBio’s risk of failure is high. AavantiBio has experienced, and may in the future experience, problems or delays in developing AVB-202, AVB-401 and its other product candidates. Any such problems or delays would cause unanticipated costs, and any development problems may not be solved. For example, AavantiBio or another party may uncover a previously unknown risk associated with AVB-202, AVB-401, the adeno-associated virus, or AAV, vector, construct, toxicity or other issues that may be more problematic than AavantiBio currently believes and this may prolong the period of observation required for obtaining, or result in the failure to obtain, regulatory approval or may necessitate additional clinical testing.
The regulatory approval process for novel product candidates such as AavantiBio’s is unclear and can be more expensive and take longer than for other, better known or more extensively studied product candidates. To AavantiBio’s knowledge, only a limited number of gene transfer products have been approved for commercialization. As a result, it is difficult to determine how long it will take or how much it will cost to obtain regulatory approvals for AVB-202 or AVB-401, if at all.
Even if AavantiBio commences and completes the necessary clinical trials, AavantiBio cannot predict when, or if, it will obtain regulatory approval to commercialize its product candidates and the approval may be for a narrower indication than it seeks.
AavantiBio cannot commercialize AVB-202, AVB-401 or its other product candidates until the appropriate regulatory authorities have reviewed and approved the product candidate. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state and local statutes and regulations require the expenditure of substantial time and financial resources and AavantiBio may not be able to obtain the required regulatory approvals. Even if AavantiBio’s product candidates meet their safety and efficacy endpoints in clinical trials, the regulatory authorities may not complete their review processes in a timely manner, or AavantiBio may not be able to obtain regulatory approval. Additional delays may result if an FDA advisory committee or other regulatory authority recommends non-approval or restrictions on approval. In addition, AavantiBio may experience delays or rejections based upon additional government regulation from future legislation or administrative action or changes in regulatory authority policy during the period of product development, clinical trials and the regulatory review process.
Even if AavantiBio receives regulatory approval, regulatory authorities may approve a product candidate for more limited indications than requested or they may impose significant limitations in the form of narrow indications, warnings or a REMS. Regulatory authorities may require precautions or contra-indications with respect to conditions of use or they may grant approval subject to the performance of costly post-marketing clinical trials. In addition, regulatory authorities may not approve the labeling claims that are necessary or desirable for the successful commercialization of AavantiBio’s product candidates. Any of the foregoing scenarios could materially harm the commercial prospects for AavantiBio’s product candidates.
AavantiBio faces significant competition and its competitors may achieve regulatory approval before AavantiBio or develop therapies that are more advanced or effective than AavantiBio’s, which may adversely affect AavantiBio’s ability to successfully market or commercialize AVB-202, AVB-401 or its other product candidates.
AavantiBio operates in a highly competitive segment of the biopharmaceutical market. AavantiBio faces competition from many different sources, including larger and better-funded pharmaceutical, specialty pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. AavantiBio’s product candidates, if successfully developed and approved, will compete with established therapies as well as with new treatments that may be introduced by its competitors. There are a variety of product candidates, including gene therapies, in development for Friedreich’s ataxia or dilated cardiomyopathy. Many of AavantiBio’s competitors have significantly greater financial, product candidate development, manufacturing and marketing resources than AavantiBio does. Large pharmaceutical and biotechnology companies have extensive experience in clinical testing and obtaining regulatory approval for their products, and mergers and acquisitions within these industries may result in even more resources being concentrated among a smaller number of larger competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with AavantiBio in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, AavantiBio’s programs.
AavantiBio’s commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, have broader market acceptance, are more convenient or are less expensive than any product candidate that AavantiBio may develop, or in the event a competitor obtains regulatory exclusivity.
AavantiBio is aware of several companies focused on developing gene therapies in various indications, as well as several companies addressing other methods for modifying genes and regulating gene expression. Any advances in gene therapy technology made by a competitor may be used to develop therapies that could compete against AVB-202, AVB-401 or any future gene therapy product candidates AavantiBio develops.
The Biologics Price Competition and Innovation Act of 2009, or BPCIA, was enacted as part of the Health Care Reform Law to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, a reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In addition, the licensure of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as its BLA does not reply on the reference product, sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for AavantiBio’s biological products.
AavantiBio believes that any of the product candidates it develops as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidates to be reference products for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products will depend on a number of marketplace and regulatory factors that are still developing. Nonetheless, the approval of a biosimilar to AavantiBio’s product candidates would have a material adverse impact on AavantiBio’s business due to increased competition and pricing pressure.
AavantiBio may in the future enter into collaborations with third parties for the development or commercialization of its product candidates. If AavantiBio’s collaborations are not successful, AavantiBio may not be able to capitalize on the market potential of these product candidates and its business could be adversely affected.
While AavantiBio has retained all rights to and is developing on its own AVB-202 and AVB-401, AavantiBio may in the future enter into development, distribution or marketing arrangements with third parties with respect to AVB-202, AVB-401 or future product candidates. AavantiBio’s likely collaborators for any such sales, marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. If AavantiBio enters into any such arrangements with any third parties in the future, AavantiBio will likely have limited control over the amount and timing of resources that AavantiBio’s collaborators dedicate to the development or commercialization of its product candidates. AavantiBio’s ability to generate revenues from these arrangements will depend on AavantiBio’s collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaborations that AavantiBio enters into may not be successful, and any success will depend heavily on the efforts and activities of such collaborators.
Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner, or at all. If any collaborations that AavantiBio enters into do not result in the successful development and commercialization of products or if one of AavantiBio’s collaborators terminates its agreement with it, AavantiBio may not receive any future research funding or milestone or royalty payments under the collaboration. If AavantiBio does not receive the funding it expects under these agreements, AavantiBio’s development of its product candidates could be delayed and AavantiBio may need additional resources to develop its product candidates.
Additionally, subject to its contractual obligations to AavantiBio, if a collaborator of AavantiBio is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by AavantiBio. If one of AavantiBio’s collaborators terminates its agreement with it, AavantiBio may find it more difficult to attract new collaborators and AavantiBio’s perception in the business and financial communities could be adversely affected.
AavantiBio may not be successful in finding strategic collaborators for continuing development of its product candidates or successfully commercializing or competing in the market for certain indications.
AavantiBio may seek to establish strategic partnerships for developing AVB-202, AVB-401 or its other product candidates due to capital costs required to develop, manufacture and commercialize its product candidates. AavantiBio may not be successful in its efforts to establish such strategic partnerships or other alternative arrangements because, among other things, AavantiBio’s research and development pipeline may be insufficient, AVB-202 or AVB-401 may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view AVB-202 or AVB-401 as having the requisite potential to demonstrate safety and efficacy. AavantiBio cannot be certain that, following a strategic transaction, it will achieve an economic or business benefit that justifies such transaction. If AavantiBio seeks to but is unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms or at all, AavantiBio may have to curtail, reduce or delay the development of a product candidate, delay its potential commercialization, reduce the scope of any sales or marketing activities or increase AavantiBio’s expenditures and undertake development, manufacturing or commercialization activities independently. If AavantiBio elects to fund its own independent development or commercialization activities, AavantiBio will need to obtain additional expertise and additional capital, which may not be available to it on acceptable terms or at all. If AavantiBio fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development, manufacturing and commercialization activities, AavantiBio may not be able to further develop AVB-202, AVB-401 or its other product candidates.
If the market opportunities for AVB-202, AVB-401 and other product candidates are smaller than AavantiBio believes they are, its revenue prospects may be adversely affected and AavantiBio’s business may suffer.
AavantiBio currently focuses its research and product development on treatments for Friedreich’s ataxia, BAG3-related cardiomyopathy and other pipeline indications. AavantiBio’s understanding of the patient populations with these diseases is based on estimates in published literature. These estimates may prove to be incorrect and new studies may reduce the estimated incidence or prevalence of these diseases. The number of patients in the United States and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with AavantiBio’s product candidates or patients may become increasingly difficult to identify and access.
Further, there are several factors that could contribute to making the actual number of patients who receive AVB-202, AVB-401 or other pipeline candidate products less than the potentially addressable market. These include the lack of widespread availability of, and limited reimbursement for, new therapies in many underdeveloped markets. Further, it is possible that the severity of the progression of a degenerative disease such as Friedreich’s ataxia up to the time of treatment may diminish the therapeutic benefit conferred by a gene therapy due to irreversible cell damage.
Certain patients’ immune systems might inhibit the successful delivery of certain gene therapy products, thereby potentially limiting the population of patients amenable to gene transfer.
Certain patients’ immune systems might inhibit the successful delivery of certain gene therapy products, thereby potentially limiting the population of patients amenable to gene transfer. While AavantiBio is working to better understand the prevalence of antibodies to AAV, or seroprevalence, as it relates to gene therapies for Friedreich’s ataxia, the exact Friedreich’s ataxia-wide seroprevalence of such antibodies is currently unknown and it varies by AAV serotype and age of the patient. AavantiBio may not be able to address this potentially limiting factor for gene therapy as a treatment for certain patients.
The commercial success of any of AavantiBio’s product candidates will depend upon market acceptance by physicians, patients, third-party payors and others in the medical community.
Even with the requisite approvals from the FDA in the United States and other regulatory authorities internationally, the commercial success of AVB-202 will depend, in part, on the acceptance of physicians, patients and health care payors of gene therapy products in general, and AVB-202 in particular, as medically necessary, cost-effective and safe. Any product that AavantiBio commercializes may not gain acceptance by physicians, patients, health care payors and others in the medical community due to ethical, social, medical and legal concerns. If these products do not achieve an adequate level of acceptance, AavantiBio may not generate significant product revenue and may not become profitable. The degree of market acceptance of gene therapy products and, in particular, AVB-202, if approved for commercial sale, will depend on multiple factors, including, but not limited to the efficacy and safety of AVB-202, the perceived advantages of AVB-202 over alternative treatments, the cost of treatment relative to alternative treatments, the willingness of physicians to prescribe new therapies, the willingness of the target patient population to try new therapies and favorable third-party payor coverage and adequate reimbursement. Even if a potential product candidate displays a favorable efficacy and safety profile in preclinical studies and clinical trials, market acceptance of the product will not be fully known until after it is launched.
AavantiBio’s efforts to educate the medical community and third-party payors on the benefits of AVB-202, AVB-401 and its other product candidates may require significant resources and may never be successful. Such efforts may require more resources than are typically required due to the complexity and uniqueness of AavantiBio’s potential product candidates. If AVB-202, AVB-401 or AavantiBio’s other product candidates are approved but fail to achieve market acceptance among physicians, patients or third-party payors, AavantiBio will not be able to generate significant revenue from any such product.

AavantiBio’s gene transfer approach utilizes a vector derived from a virus, which may be perceived as unsafe or may result in unforeseen adverse events. Negative public opinion and increased regulatory scrutiny of gene therapy may damage public perception of the safety of AavantiBio’s gene transfer product candidates and adversely affect its ability to conduct its business or obtain regulatory approvals.
Gene transfer remains a novel technology and public perception may be influenced by claims that gene transfer is unsafe, and gene transfer may not gain the acceptance of the public or the medical community. In particular, AavantiBio’s success will depend upon physicians who specialize in the treatment of Friedreich’s ataxia prescribing treatments that involve the use of AVB-202 in lieu of, or in addition to, other treatments with which they are more familiar and for which greater clinical data may be available. More restrictive government regulations or negative public opinion may delay or impair the development and commercialization of AVB-202 or demand for any product candidate AavantiBio may develop. A public backlash developed against gene therapy following the death of a patient in 1999 during a gene therapy clinical trial of research subjects with ornithine transcarbamylase, or OTC, deficiency, a rare disorder in which the liver lacks a functional copy of the OTC gene. The death of the clinical trial subject was due to complications of adenovirus vector administration. Serious adverse events in clinical trials, even if not ultimately attributable to the relevant product candidates, and the resulting publicity, could result in increased government regulation, unfavorable public perception, potential regulatory delays in the testing or approval of a product candidate, stricter labeling requirements for a product candidate if approved and a decrease in demand for a product candidate.
AavantiBio heavily relies on certain in-licensed patents and other intellectual property rights in connection with its development of product candidates and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize its product candidates.
AavantiBio’s ability to develop and commercialize AVB-202, AVB-401 and its other product candidates is heavily dependent on licenses to patent rights and other intellectual property granted to it by third parties. In particular, AavantiBio has licensed certain patents and patent applications from third parties that are important or necessary to the development of AVB-202 and other elements of AavantiBio’s gene transfer program. AavantiBio’s existing license agreements impose, and AavantiBio expects that future license agreements will impose, various diligence, development and commercialization obligations, milestone payments, royalties and other obligations on AavantiBio. If AavantiBio fails to comply with its obligations under these agreements, AavantiBio may be subject to damages, which may be significant, and the licensor may have the right to terminate the license, in which event AavantiBio may not be able to develop or market product candidates or technologies covered by the license, including AVB-202 or AVB-401. In addition, certain of these license agreements are not assignable by AavantiBio without the consent of the respective licensor, which may have an adverse effect on its ability to engage in certain transactions.
Under AavantiBio’s existing license agreements, AavantiBio does not have, and under future license agreements may not have, the right to control the preparation, filing and prosecution of patent applications, or the maintenance, enforcement and defense of the patents and patent applications that it licenses from third parties. If AavantiBio’s licensors fail to maintain, enforce or defend such patents, or lose rights to those patents or patent applications, the rights AavantiBio has licensed may be reduced or eliminated and its right to develop and commercialize any of AavantiBio’s product candidates that are the subject of such licensed rights, including AVB-202, could be adversely affected.
Moreover, licenses to additional third-party intellectual property, technology and materials may be required for AavantiBio’s development programs but may not be available in the future or may not be available on commercially reasonable terms. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that AavantiBio may consider attractive. These established companies may have a competitive advantage over AavantiBio due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive AavantiBio to be a competitor may be unwilling to assign or license rights to it. AavantiBio also may be unable to license or acquire third-party intellectual property rights on terms that would allow AavantiBio to make an appropriate return on its investment. Moreover, even if AavantiBio is able to obtain such licenses, they may only be non-exclusive, which could permit competitors and other third parties to use the same intellectual property in competition with AavantiBio.
AavantiBio may collaborate with non-profit and academic institutions to accelerate its preclinical research or development under written agreements with these institutions. These institutions may provide AavantiBio with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, AavantiBio may be unable to negotiate a license within the required timeframe or under terms that are acceptable to it. If AavantiBio is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking AavantiBio ability to pursue its program.
If AavantiBio is unable to successfully obtain rights to any third-party intellectual property rights, or successfully challenge such rights, that are required for the development and commercialization of AVB-202, AVB-401 or any of its other product candidates, and such third-party intellectual property rights are successfully asserted against it, AavantiBio may be liable for damages, which may be significant, and AavantiBio may be required to cease the development and commercialization of AVB-202, AVB-401 or its other product candidates.
If AavantiBio is unable to obtain and maintain patent protection for its product candidates, or if the scope of the patent protection obtained is not sufficiently broad, AavantiBio’s competitors could develop and commercialize products similar or identical to AavantiBio’s, and AavantiBio’s ability to successfully commercialize its product candidates may be adversely affected.
AavantiBio’s success depends, in large part, on AavantiBio’s and its licensors’ ability to seek, obtain, maintain, enforce and defend patent rights in the United States and other countries with respect to AVB-202, AVB-401, its other product candidates and AavantiBio’s future innovation related to its manufacturing technology. AavantiBio’s licensors and AavantiBio have sought, and AavantiBio intends to continue to seek, to protect its proprietary position by filing patent applications in the United States and, in at least some cases, one or more countries outside the United States related to AVB-202, AVB-401 and certain other product candidates that are important to AavantiBio’s business. However, AavantiBio cannot predict whether the patent applications it and its licensors are currently pursuing will issue as patents or whether the claims of any issued patents will provide AavantiBio with a competitive advantage.
Moreover, although AavantiBio has pending patent applications in the United States and abroad, AavantiBio cannot predict whether or in which jurisdictions the pending applications will result in issuance of patents that effectively protect any of its product candidates or will effectively prevent others from commercializing competitive products. Further, each of the provisional patent applications is not eligible to become an issued patent until, among other things, AavantiBio files a non-provisional patent application within 12 months of the filing date of each provisional patent application. If AavantiBio does not timely file a non-provisional patent application in respect of a provisional patent application, it may lose its priority date with respect to such provisional patent application and any patent protection on the inventions disclosed in such provisional patent application. While AavantiBio intends to timely file non-provisional patent applications relating to its provisional patent applications, AavantiBio cannot predict whether such future patent applications will result in the issuance of patents that effectively protect any of its product candidates or will effectively prevent others from commercializing competitive products.
AavantiBio may not be able to file, prosecute, maintain, enforce, defend or license all patents that are necessary to its business.
The patent prosecution process is expensive, time-consuming and complex, and AavantiBio and its licensors may not be able to file, prosecute, maintain, enforce, defend or license all necessary or desirable patents and patent applications at a reasonable cost or in a timely manner.
It is also currently unknown what claims may, if ever, issue from pending applications included in AavantiBio’s patent rights. Additionally, certain of AavantiBio’s in-licensed U.S. patent rights lack corresponding foreign patents or patent applications, and therefore it will be unable to obtain patent protection for its product candidates in certain jurisdictions. AavantiBio or its licensors may not be able to obtain or maintain patent protection with respect to AVB-202, AVB-401 or its other product candidates.
Changes in either the patent laws or their interpretation in the United States and other countries may diminish AavantiBio’s ability to protect its inventions, obtain, maintain and enforce its intellectual property rights, and more generally, could affect the value of AavantiBio’s intellectual property rights or narrow the scope of its licensed patents or future owned patents.
It is also possible that AavantiBio will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Although AavantiBio enters into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of its research and development output, such as its employees, corporate collaborators, outside scientific collaborators, contract research organizations, or CROs, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing AavantiBio’s ability to seek patent protection.
The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of AavantiBio’s patent rights are highly uncertain. Patent applications included in AavantiBio’s current and future patent rights may not result in patents being issued that protect its product candidates, effectively prevent others from commercializing competitive products or otherwise provide any competitive advantage. In fact, patent applications may not issue as patents at all. Even assuming patents issue from patent applications in which AavantiBio has rights, changes in either the patent laws or interpretation of the patent laws in the United States and other jurisdictions may diminish the value of AavantiBio’s patents or narrow the scope of its patent protection.
Other parties have developed products that may be related or competitive to those of AavantiBio and such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in AavantiBio’s patent applications or issued patents. AavantiBio may not be aware of all third-party intellectual property rights potentially relating to AVB-202, AVB-401 or its other current or future product candidates. In addition, AavantiBio cannot provide any assurances that any of the inventions disclosed in its patent applications will be found to be patentable, including over third-party or its own prior art patents, publications or other disclosures, or will issue as patents. Even if AavantiBio’s patent applications issue as patents, AavantiBio cannot provide any assurances that such patents will not be challenged or ultimately held to be invalid or unenforceable. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and in other jurisdictions are typically not published until 18 months after filing, or, in some cases, at all. Therefore, AavantiBio cannot know with certainty whether the inventors of its licensed patents and applications were the first to make the inventions claimed in those patents or pending patent applications, or that they were the first to file for patent protection of such inventions. Similarly, should AavantiBio own any issued patents or patent applications in the future, AavantiBio may not be certain that it was the first to file for patent protection for the inventions claimed in such patents or patent applications. Furthermore, given the differences in patent laws in the United States, Europe and other foreign jurisdictions, for example, the availability of grace periods for filing patent applications and what can be considered as prior art, AavantiBio cannot make any assurances that any claims in its pending and future patent applications in the United States or other jurisdictions will issue, or if they do issue, whether they will issue in a form that provides AavantiBio with any meaningful competitive advantage. Similarly, AavantiBio cannot make any assurances that if the patentability, validity, enforceability or scope of its pending or future patents and patent applications in the United States or foreign jurisdictions are challenged by any third party, that the claims of such pending or future patents and patent applications will survive any such challenge in a form that provides AavantiBio with any meaningful competitive advantage. For example, third-party patents and publications may have earlier priority or publication dates and may be asserted as prior art against AavantiBio’s owned or in-licensed patents and applications. Any such challenge, if successful, could limit or eliminate patent protection for AavantiBio’s products and product candidates or otherwise materially harm its business. As a result, the issuance, scope, validity, enforceability and commercial value of AavantiBio’s patent rights cannot be predicted with any certainty.
Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications AavantiBio licenses or may own in the future do issue as patents, they may not issue in a form that will provide AavantiBio with any meaningful protection, prevent competitors or other third parties from competing with AavantiBio or otherwise provide it with any competitive advantage. Any patents that AavantiBio licenses or may own in the future may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, AavantiBio does not know whether any of its product candidates will be protectable or remain protected by valid and enforceable patents. AavantiBio’s competitors or other third parties may be able to circumvent AavantiBio’s patents by developing similar or alternative products in a non-infringing manner

The degree of patent protection AavantiBio requires to successfully compete in the marketplace may be unavailable. AavantiBio cannot provide any assurances that any of the patents or patent applications included in its patent rights include or will include claims with a scope sufficient to protect AVB-202, AVB-401 and AavantiBio’s other product candidates or otherwise provide any competitive advantage. In addition, the laws of foreign countries may not protect AavantiBio’s proprietary rights to the same extent as the laws of the United States. Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally twenty years after it is filed. Certain extensions may be available, however, the life of a patent, and the protection it affords, is limited. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, AavantiBio’s patent rights may not provide it with adequate and continuing patent protection sufficient to exclude others from commercializing products similar or identical to AavantiBio’s product candidates, including biosimilar versions of such products.
AavantiBio’s licensed patents, and any patents it may own in the future, may be challenged, narrowed, invalidated or held unenforceable.
Even if AavantiBio acquires patent protection that AavantiBio expects should enable it to maintain some competitive advantage, third parties, including competitors, may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. In litigation, a competitor could claim that AavantiBio’s in-licensed patents or any patents it may own in the future are not valid or enforceable for a number of reasons. If a court agrees, AavantiBio would lose its rights to those challenged patents. Third parties also may raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such proceedings could result in the revocation or cancellation of or amendment to AavantiBio’s licensed patents and any patents it may own in the future in such a way that they no longer cover AVB-202, AVB-401 or AavantiBio’s other product candidates.
Even if issued, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and AavantiBio’s current and future patent rights may be challenged in the courts or patent offices in the United States and abroad. For example, AavantiBio may be subject to a third-party submission of prior art to the U.S. Patent and Trademark Office, or USPTO, challenging the validity of one or more claims of patents included in its patent rights. Such submissions may also be made prior to a patent’s issuance, precluding the granting of a patent based on one of the pending patent applications included in AavantiBio’s patent rights. AavantiBio may become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings challenging one or more patents included in its patent rights. A competitor who can establish an earlier filing or invention date may also assert that AavantiBio is infringing their patents and that it therefore cannot practice its technology related to AavantiBio’s product candidates as claimed in the patents or patent applications included in AavantiBio’s patent rights. Competitors may also contest patents or patent applications included in AavantiBio’s patent rights by showing that the claimed subject matter was not patent-eligible, was not novel or was obvious or that the patent claims failed any other requirement for patentability or enforceability. In addition, AavantiBio may in the future be subject to claims by its or its licensors’ current or former employees or consultants asserting an ownership right in the patents or patent applications included in its patent rights as an inventor or co-inventor, as a result of the work they performed.
An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit AavantiBio’s ability to stop others from using or commercializing similar therapeutics, without payment to AavantiBio, or could limit the duration of the patent protection covering AavantiBio’s product candidates. Such challenges may also result in AavantiBio’s inability to manufacture or commercialize its product candidates without infringing third-party patent rights, and AavantiBio may be required to obtain a license from third parties, which may not be available on commercially reasonable terms or at all, or AavantiBio may need to cease the development, manufacture and commercialization of one or more of its product candidates. In addition, if the breadth or strength of protection provided by the patents and patent applications included in AavantiBio’s patent rights is threatened, it could dissuade companies from collaborating with AavantiBio to license, develop or commercialize current or future product candidates. Such proceedings also may result in substantial cost and require significant time from AavantiBio’s scientists and management, even if the eventual outcome is favorable to AavantiBio.

Even if they are unchallenged, the patents and pending patent applications included in AavantiBio’s patent rights may not provide AavantiBio with any meaningful protection or prevent competitors from designing around its patent claims to circumvent AavantiBio’s patent rights by developing similar or alternative therapeutics in a non-infringing manner. For example, a third party may develop a competitive therapeutic that provides benefits similar to one or more of AavantiBio’s product candidates but that uses a vector or an expression construct that falls outside the scope of AavantiBio’s patent protection. If the patent protection provided by the patents and patent applications AavantiBio licenses or pursues with respect to its product candidates is not sufficiently broad to impede such competition, AavantiBio’s ability to successfully commercialize its product candidates could be negatively affected.
AavantiBio’s intellectual property licenses with third parties may be subject to disagreements over contract interpretation, which could narrow the scope of AavantiBio’s rights to the relevant intellectual property or technology or increase AavantiBio’s financial or other obligations to its licensors.
AavantiBio currently depends, and will continue to depend, on its license, collaboration and other similar agreements. Further development and commercialization of AVB-202, AVB-401 and AavantiBio’s other current and future product candidates may require AavantiBio to enter into additional license, collaboration or other similar agreements. The agreements under which AavantiBio currently licenses intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what AavantiBio believes to be the scope of its rights to the relevant intellectual property or technology, or increase what AavantiBio believes to be its financial or other obligations under the relevant agreement. Moreover, if disputes over intellectual property that AavantiBio has licensed prevent or impair AavantiBio’s ability to maintain its current licensing arrangements on commercially acceptable terms, AavantiBio may be unable to successfully develop and commercialize the affected product candidates.
Third parties may initiate legal proceedings alleging that AavantiBio is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of AavantiBio’s business.
AavantiBio’s commercial success depends upon its ability and the ability of its future collaborators to develop, manufacture, market and sell AVB-202, AVB-401 and AavantiBio’s other current and future product candidates without infringing, misappropriating or otherwise violating the proprietary rights and intellectual property of third parties. The biotechnology and pharmaceutical industries are characterized by extensive and complex litigation regarding patents and other intellectual property rights. AavantiBio or its licensors may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to AVB-202, AVB-401 or its other product candidates, including interference proceedings, post grant review and inter partes review before the USPTO. AavantiBio’s competitors or other third parties may assert infringement claims against it, alleging that, among other things, AavantiBio’s therapeutics, manufacturing methods, formulations or administration methods are covered by their patents.
Given the vast number of patents in AavantiBio’s field of technology, AavantiBio cannot be certain or guarantee that a court would hold that AVB-202, AVB-401 or any of its other product candidates does not infringe an existing patent or a patent that may be granted in the future. Many companies and institutions have filed, and continue to file, patent applications related to gene therapy and related manufacturing methods. Some of these patent applications have already been allowed or issued and others may issue in the future. Since this area is competitive and of strong interest to pharmaceutical and biotechnology companies, there will likely be additional patent applications filed and additional patents granted in the future, as well as additional research and development programs expected in the future. Furthermore, because patent applications can take many years to issue, may be confidential for 18 months or more after filing and can be revised before issuance, there may be applications now pending that may later result in issued patents that may be infringed by the manufacture, use, sale or importation of its product candidates and AavantiBio may or may not be aware of such patents. If a patent holder believes the manufacture, use, sale or importation of one of AavantiBio’s product candidates infringes its patent, the patent holder may sue AavantiBio even if it has licensed other patent protection for its product candidates. Moreover, AavantiBio may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom AavantiBio’s licensed patent portfolio may therefore have no deterrent effect.

It is also possible that AavantiBio has failed to identify relevant third-party patents or applications for which AavantiBio may need a license to develop and commercialize AVB-202, AVB-401 and its other product candidates. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Moreover, it is difficult for industry participants, including AavantiBio, to identify all third-party patent rights that may be relevant to its product candidates because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. AavantiBio may fail to identify relevant patents or patent applications or may identify pending patent applications of potential interest but incorrectly predict the likelihood that such patent applications may issue with claims of relevance to AavantiBio’s product candidates. In addition, AavantiBio may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of a current or future product candidate, or AavantiBio may incorrectly conclude that a third-party patent is invalid, unenforceable or not infringed by its activities. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover AavantiBio’s product candidates.
Third parties may assert infringement claims against AavantiBio based on existing patents or patents that may be granted in the future, regardless of their merit. There is a risk that third parties may choose to engage in litigation with AavantiBio to enforce or to otherwise assert their patent or other intellectual property rights against AavantiBio. For example, third parties may claim that the AAV vectors AavantiBio are developing for use in AVB-202, AVB-401 or its other product candidates are covered by patents held by them. Even if AavantiBio believes such claim, or other intellectual property claims alleged by third parties, are without merit, there is no assurance that AavantiBio would be successful in defending such claims. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect AavantiBio ability to commercialize AVB-202, AVB-401 or its other product candidates covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, AavantiBio would need to overcome a presumption of validity. As this burden is a high one requiring AavantiBio to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Similarly, there is no assurance that a court of competent jurisdiction would find that AVB-202, AVB-401 or AavantiBio’s other product candidates did not infringe a third-party patent.
Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. If AavantiBio is found, or believes there is a risk that it may be found, to infringe, misappropriate or otherwise violate a third party’s intellectual property rights, and AavantiBio is unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, AavantiBio could be required or may choose to obtain a license from such third party to continue developing, manufacturing and marketing its product candidates. However, AavantiBio may not be able to obtain any required license on commercially reasonable terms or at all. Even if AavantiBio is able to obtain a license, it could be non-exclusive, thereby giving AavantiBio’s competitors and other third parties access to the same technologies licensed to AavantiBio , and it could require AavantiBio to make substantial licensing and royalty payments. AavantiBio could be forced, including by court order, to cease developing, manufacturing and commercializing the infringing product candidate, including AVB-202, AVB-401 or its other product candidates. In addition, AavantiBio could be found liable for monetary damages, including treble damages and attorneys’ fees, if it is found to have willfully infringed a patent or other intellectual property right. A finding of infringement, misappropriation or other violation of intellectual property rights, or claims that AavantiBio has done so, could prevent it from manufacturing and commercializing its product candidates or force AavantiBio to cease some or all of its business operations.
If AavantiBio is unable to protect the confidentiality of its trade secrets, AavantiBio’s business and competitive position would be harmed.
In addition to the protection afforded by patents, AavantiBio relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that AavantiBio elects not to patent, processes for which patents are difficult to enforce and any other elements of the discovery and development processes of AVB-202, AVB-401 and AavantiBio’s other product candidates that involve proprietary know-how, information or technology that is not covered by patents. AavantiBio’s manufacturing process is protected by trade secrets. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

AavantiBio seeks to protect its proprietary know-how, trade secrets and processes, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with its employees, consultants, scientific advisors, CROs, manufacturers and contractors. These agreements typically limit the rights of third parties to use or disclose AavantiBio’s confidential information. However, AavantiBio may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. AavantiBio cannot guarantee that it has entered into such agreements with each party that may have or have had access to AavantiBio’s trade secrets or proprietary processes. Monitoring unauthorized uses and disclosures is difficult and AavantiBio does not know whether the steps it has taken to protect its proprietary know-how and trade secrets will be effective. If any of AavantiBio’s employees, collaborators, CROs, manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, AavantiBio may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, AavantiBio could lose its trade secrets. AavantiBio also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While AavantiBio has confidence in these security measures, they may still be breached, and AavantiBio may not have adequate remedies for any breach.
In addition, AavantiBio’s trade secrets may otherwise become known or be independently discovered by competitors. Competitors could purchase AavantiBio’s product candidates, if approved, and attempt to replicate or reverse engineer some or all of the competitive advantages AavantiBio derives from its development efforts, willfully infringe, misappropriate or otherwise violate AavantiBio’s intellectual property rights, design around AavantiBio’s protected know-how and trade secrets, or develop their own competitive technologies that fall outside of AavantiBio’s intellectual property rights. If any of AavantiBio’s trade secrets were to be lawfully obtained or independently developed by a competitor, AavantiBio would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with AavantiBio. If AavantiBio’s trade secrets are not adequately protected so as to protect its market against competitors’ products and technologies, its competitive position could be adversely affected.
AavantiBio may be subject to claims asserting that its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what AavantiBio regards as its own intellectual property.
Certain of AavantiBio’s employees, consultants or advisors are currently, or were previously, employed at universities or other biotechnology or pharmaceutical companies, including AavantiBio’s competitors or potential competitors, as well as AavantiBio’s academic partners. Although AavantiBio tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for it, AavantiBio may be subject to claims that these individuals or AavantiBio has used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If AavantiBio fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. An inability to incorporate such technologies or features would have a material adverse effect on AavantiBio’s business and may prevent AavantiBio from successfully commercializing its product candidates. Moreover, any such litigation or the threat of such litigation may adversely affect AavantiBio’s ability to hire employees or contract with independent contractors. A loss of key personnel or their work product could hamper or prevent AavantiBio’s ability to commercialize its product candidates. Even if AavantiBio is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.
In addition, while it is AavantiBio’s policy to require its employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to it, AavantiBio may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that AavantiBio regards as its own. Moreover, even when AavantiBio obtains agreements assigning intellectual property to it, the assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and AavantiBio may be forced to bring claims against third parties, or defend claims that they may bring against AavantiBio, to determine the ownership of what AavantiBio regard as its intellectual property. Moreover, individuals executing agreements with AavantiBio may have preexisting or competing obligations to a third party, such as an academic institution, and thus an agreement with AavantiBio may be ineffective in perfecting ownership of inventions developed by that individual.
Risks Related to Post-Closing Solid
The combined company will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.
Although Solid expects that the combined company will have approximately $215.0 million in cash and investments at the closing of the Acquisition, which Solid expects will provide the combined company cash runway into 2025, following such period of time (or during that period of time, if the combined company depletes it capital resources sooner than expected), the combined company will require additional funds to continue the development and potential commercialization of SGT-003, AVB-202 and any other product candidates it develops. The combined company’s future capital requirements will depend upon a number of factors, including: the number and timing of future product candidates in the pipeline; progress with and results from preclinical testing and clinical trials; the ability to manufacture sufficient drug supplies to complete preclinical studies and clinical trials; the costs involved in preparing, filing, acquiring, prosecuting, maintaining and enforcing patent and other intellectual property claims; and the time and costs involved in obtaining regulatory approvals and favorable reimbursement or formulary acceptance.
Raising additional capital may be costly or difficult to obtain and could significantly dilute stockholders’ ownership interests or inhibit the combined company’s ability to achieve its business objectives. It is also possible that the terms of any new equity securities may have preferences over the combined company’s common stock. Any debt financing the combined company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the combined company raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to the combined company. Even if the combined company were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to the combined company or its stockholders.
The market price of the combined company’s common stock is expected to be volatile, and the market price of the common stock may drop following the Acquisition.
The market price of the combined company’s common stock following the Acquisition could be subject to significant fluctuations and may drop following the Acquisition. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:
•
results of clinical trials and preclinical studies of the combined company’s product candidates, including SGT-003 and AVB-202, or those of the combined company’s competitors or the combined company’s existing or future collaborators;

•	failure of any of the combined company’s product candidates, if approved, to achieve commercial success;
•	the level of expenses related to any the combined company’s product candidates, its development programs and any future commercialization efforts;
•	failure to meet or exceed financial and development projections the combined company may provide to the public;
•	failure to meet or exceed the financial and development projections of the investment community;
•	if the combined company does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated, or at all, by financial or industry analysts;
•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by the combined company or its competitors;
•	actions taken by regulatory agencies with respect to the combined company’s product candidates, preclinical studies, clinical trials, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the combined company’s ability to obtain patent protection for its technologies;
•	additions or departures of key personnel;
•	significant lawsuits, including patent or stockholder litigation;
•	if securities or industry analysts do not publish research or reports about the combined company’s business, or if they issue adverse or misleading opinions regarding its business and stock;
•	changes in the market valuations of similar companies;
•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;
•	sales of securities by the combined company or its securityholders in the future;
•	if the combined company fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;
•	trading volume of the combined company’s common stock;
•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;
•	adverse publicity relating to gene therapy product candidates, including with respect to other products in such markets;
•	the introduction of technological innovations or new therapies that compete with the product candidates and services of the combined company;
•	the combined company’s ability to maintain its listing on the Nasdaq Global Select Market; and
•	period-to-period fluctuations in the combined company’s financial results.
Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock. In addition, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect the combined company’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if the combined company experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with the combined company’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.
Following the Acquisition, the combined company may be unable to integrate successfully the businesses of Solid and AavantiBio and realize the anticipated benefits of the Acquisition.
The Acquisition involves the combination of two companies which currently operate as independent companies. Following the Acquisition, the combined company will focus on advancing a portfolio of neuromuscular and cardiac programs, led by SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne. Additional pipeline programs include AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases. The combined company will be required to devote significant management attention and resources to integrating its business practices and operations. The combined company may fail to realize some or all of the anticipated benefits of the Acquisition, including if the integration process takes longer than expected or is more costly than expected. Potential difficulties the combined company may encounter in the integration process include the following:

•
the inability to successfully combine the businesses of Solid and AavantiBio in a manner that permits the combined company to achieve the anticipated benefits from the Acquisition, which would result in the anticipated benefits of the Acquisition not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and
•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisition.
In addition, Solid and AavantiBio have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain its relationships with third parties or the ability to achieve the anticipated benefits of the Acquisition, or could otherwise adversely affect the business and financial results of the combined company.
The combined company may never commercialize a product candidate or generate revenue.
Neither Solid nor AavantiBio have commercialized a product or generated revenue from the sale of any products. The combined company is expected to incur significant net losses for the foreseeable future and may never achieve or maintain profitability. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a time-consuming, expensive and uncertain process that takes years to complete. SGT-003 and AVB-202 are gene transfer candidates based on novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval for such product candidates. The combined company may never generate the necessary data or results required to obtain marketing approval for any product candidates or generate revenue from the sale of any products for which the combined company may obtain marketing approval. Solid and AavantiBio cannot predict when, or if, the combined company will obtain regulatory approval to commercialize SGT-003, AVB-202 or other future product candidates.
The unaudited pro forma condensed combined financial data for Solid and AavantiBio included in this proxy statement are preliminary, and the combined company’s actual financial position and operations after the Acquisition may differ materially from the unaudited pro forma combined financial data included in this proxy statement.
The unaudited pro forma financial data for Solid and AavantiBio included in this proxy statement are presented for illustrative purposes only and are not necessarily indicative of the combined company’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. The combined company’s actual results and financial position after the Acquisition may differ materially and adversely from the unaudited pro forma financial data included in this proxy statement. The aggregate consideration payable by Solid, including the estimated number of shares of Solid common stock to be issued in the Acquisition, reflected in this proxy statement is preliminary. In addition, Solid’s unaudited pro forma Purchase Price (as defined below) allocation includes acquired in-process research and development (“IPR&D”) with a preliminary fair value of approximately $6.9 million. Solid tests IPR&D for impairment at least annually for events or circumstances that may indicate a possible impairment exists. If an impairment is identified, Solid would be required to record an impairment charge with respect to the impaired asset to the period in which the determination is made. A significant impairment charge could have a material negative impact on Solid’s financial condition and results of operations. Solid will continue to evaluate its intangible assets for potential impairment in accordance with its accounting policies. The unaudited pro forma financial statements have been derived from the historical financial statements of Solid and AavantiBio and adjustments and assumptions have been made regarding the combined company after giving effect to the transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the transactions or that have been incurred since the date of such unaudited pro forma financial statements. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the Acquisition. For more information see the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 202 of this proxy statement.

Solid and AavantiBio do not anticipate that the combined company will pay any cash dividends in the foreseeable future.
The current expectation is that the combined company will retain its future earnings, if any, to finance the growth and development of the combined company’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of the combined company will be your sole source of gain, if any, for the foreseeable future.
The combined company may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on the combined company’s business and operations.
The combined company may be exposed to increased litigation from stockholders, customers, suppliers, consumers and other third parties due to the combination of Solid’s and AavantiBio’s businesses following the Acquisition. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the combined company, could cause the combined company to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.
Future sales of shares by existing stockholders could cause the combined company’s stock price to decline.
If existing securityholders of Solid and AavantiBio sell, or indicate an intention to sell, substantial amounts of the combined company’s common stock in the public market after legal restrictions on resale discussed in this proxy statement lapse, the trading price of the common stock of the combined company could decline. Based on shares of common stock outstanding as of September 30, 2022, and after giving effect the shares of common stock to be issued in the Private Placement and the shares of common stock expected to be issued upon completion of the Acquisition, the combined company is expected to have outstanding a total of approximately 19,525,475 shares of common stock immediately following the completion of the Acquisition and the Private Placement. The combined company has agreed to file a registration statement covering the resale of the shares issued in the Acquisition and the Private Placement within 60 days of the closing of the Private Placement. The combined company has agreed to keep such registration statement effective until the date the shares covered by such registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act. If outstanding shares of common stock are sold, the trading price of the combined company’s common stock could decline.
After completion of the Acquisition and the Private Placement, the combined company’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to the combined company’s stockholders for approval.
Upon the completion of the Acquisition and the Private Placement, it is anticipated that the combined company’s executive officers, directors and principal stockholders, including entities affiliated with Perceptive, RA Capital and Bain, will, in the aggregate, beneficially own approximately 52% of the combined company’s outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to the combined company’s stockholders for approval, as well as the combined company’s management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of the combined company’s assets. This concentration of voting power could delay or prevent an acquisition of the combined company on terms that other stockholders may desire.
The combined company will have broad discretion in the use of the cash, cash equivalents and available-for-sale securities of the combined company and the proceeds from the Private Placement and the combined company may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
The combined company will have broad discretion over the use of the cash, cash equivalents and available-for-sale securities of the combined company and the proceeds from the Private Placement. You may not agree with the combined company’s decisions, and its use of the proceeds may not yield any return on your investment. The combined company’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and the combined company might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence its decisions on how to use the combined company’s cash resources.
If the combined company fails to attract and retain management and other key personnel, it may be unable to continue to successfully develop or commercialize its product candidates or otherwise implement its business plan.
The combined company’s ability to compete in the highly competitive pharmaceuticals industry depends on its ability to attract and retain highly qualified managerial, scientific, medical, legal, sales and marketing and other personnel. The combined company will be highly dependent on its management and scientific personnel. The loss of the services of any of these individuals could impede, delay or prevent the successful development of the combined company’s product candidates, completion of its planned clinical trials, commercialization of its product candidates or in-licensing or acquisition of new assets and could impact negatively its ability to implement successfully its business plan. If the combined company loses the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and its business could be harmed as a result. The combined company might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements relating to Solid, AavantiBio, the Acquisition, the Private Placement and the other proposed transactions contemplated thereby.
These forward-looking statements include, without limitation, statements regarding: future expectations, plans and prospects for Solid, AavantiBio and Post-Closing Solid following the anticipated consummation of the Acquisition; the anticipated benefits of the Acquisition; the anticipated timing of the Acquisition and the Private Placement; the anticipated milestones, business focus and pipeline of the combined company following the closing of the Acquisition; the expected stock consideration to be issued in the Acquisition; the expected cash and cash investments of the combined company at closing of the transactions and the cash runway of Post-Closing Solid; the expected management team and board of Post-Closing Solid; Solid’s SGT-003 program for Duchenne muscular dystrophy, including expectations for filing an IND and initiating dosing; and AavantiBio’s AVB-202 program for Friedreich’s ataxia and AVB-401 program for BAG3 mediated dilated cardiomyopathy, including expectations for filing an IND for AVB-202. In addition, any statements that refer to projections, forecasts or other characterizations of future developments or circumstances, including any underlying assumptions, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “working,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations and beliefs concerning future events and their potential effects. There can be no assurance that future developments affecting Solid, AavantiBio or the proposed transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Solid’s or AavantiBio’s control) or other assumptions that could cause actual results or performance to differ materially and adversely from those set forth in, expressed or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with: completion of the Acquisition and the Private Placement in a timely manner or on the anticipated terms or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Acquisition and the Private Placement, including with respect to the approval of the Share Issuance Proposal by Solid’s stockholders at the Special Meeting; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement or the Private Placement; the effect of the announcement or pendency of the Acquisition on Solid’s or AavantiBio’s business relationships, operating results and business generally; the ability to recognize the anticipated benefits of the Acquisition; the outcome of any legal proceedings that may be instituted against Solid or AavantiBio following any announcement of the Acquisition and related transactions; the ability to obtain or maintain the listing of the common stock of Post-Closing Solid on the Nasdaq Stock Market following the Acquisition; risks related to Solid’s and AavantiBio’s ability to correctly estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of Post-Closing Solid upon the closing and other events and unanticipated spending and costs that could reduce Post-Closing Solid’s cash resources; costs related to the Acquisition, including unexpected costs, charges or expenses resulting from the Acquisition; changes in applicable laws or regulation; the possibility that Solid or AavantiBio may be adversely affected by other legislative, regulatory, political, economic, business and/or competitive factors and developments; competitive responses to the Acquisition and the Private Placement; risks related to Solid’s continued listing on the Nasdaq Global Select Market; Solid’s ability to advance its SGT-003 program on the timelines expected or at all, obtain and maintain necessary approvals from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities; following the Acquisition, Solid’s ability to advance the programs acquired from AavantiBio, including the AVB-202 and AVB-401 programs, on the timelines expected or at all, obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in preclinical studies and early-stage clinical trials of product candidates; whether the methodologies, assumptions and applications utilized to assess particular safety or efficacy parameters will yield meaningful statistical results; advancing the development of product candidates under the timelines it anticipates in current and future clinical trials; successfully transitioning, optimizing and scaling Solid’s manufacturing process; obtaining, maintaining or protecting intellectual property rights related to Solid’s and AavantiBio’s product candidates; competing successfully with other companies that are seeking to develop treatments for Duchenne, Friedreich’s ataxia and BAG3 mediated dilated cardiomyopathy, as well as other gene therapies; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, AVB-202, AVB-401 and other product candidates; achieving Solid’s other business objectives and continuing as a going concern. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that Solid considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The forward-looking statements only speak as of the date they are made, and Solid does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
For a discussion of the factors that may cause Solid, AavantiBio or Post-Closing Solid’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Solid and AavantiBio to complete the Acquisition and the Private Placement and the effects of the Acquisition on the business of Solid, AavantiBio and Post-Closing Solid, please see the section titled “Risk Factors” beginning on page 10 of this proxy statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Solid. Please see the section titled “Where You Can Find More Information” beginning on page 213 of this proxy statement. There can be no assurance that the Acquisition and the Private Placement will be completed, or if completed, that such transactions will be completed within the anticipated time period or that the expected benefits of the Acquisition and the Private Placement will be realized.
If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of Solid, AavantiBio or Post-Closing Solid could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. Solid and AavantiBio do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

THE ACQUISITION
Background of the Acquisition
The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of Solid and AavantiBio. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the Acquisition.
In an effort to enhance stockholder value, the Solid board of directors and Solid executive management regularly review and discuss Solid’s near- and long-term operating and strategic priorities. Among other things, these reviews and discussions focus on the opportunities and risks associated with Solid’s development programs, financial condition and availability of sources of capital, and its strategic relationships and potential long-term strategic options. In particular, as part of Solid’s ongoing consideration and evaluation of its long-term prospects and strategies, Solid’s board and management regularly evaluate strategic opportunities involving potential transactions, including licensing transactions, capital raising transactions, partnerships and acquisition opportunities. Further, in the fourth quarter of 2021, Ilan Ganot, Solid’s co-founder, chief executive officer and president, presented a chief executive officer leadership transition proposal to Solid’s board of directors, and the board of directors began discussing in executive session conducting a search for a chief executive officer and chief financial officer, including engaging an executive search firm.
Also, in the fourth quarter of 2021, Solid was engaged in preliminary, exploratory discussions with respect to various licensing or manufacturing transactions and acquisition transactions, and the Solid board had directed management to continue identifying and evaluating potential opportunities. In the course of identifying potential counterparties for licensing, collaboration, manufacturing and/or acquisition opportunities, Solid management and the board of directors of Solid identified potential counterparties, including AavantiBio, and the board directed Solid management to conduct outreach. As part of this outreach, in December 2021, Mr. Ganot reached out to Bo Cumbo, AavantiBio’s chief executive officer, regarding potential business development opportunities between the two companies, given the potential synergies and complementary nature of their pipelines and manufacturing. Mr. Cumbo was receptive to discussions, and each undertook to discuss with their respective boards.
On December 15, 2021, the Solid board of directors held a meeting by videoconference in which members of Solid management were present, along with representatives of Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), Solid’s outside counsel. During the meeting, following regularly scheduled business, including regarding Solid’s standalone business results, strategy and outlook, Solid management provided an update regarding various preliminary discussions and outreach regarding potential transaction counterparties, including AavantiBio. In connection with Solid’s potential leadership search, Ian Smith was appointed Executive Chair of Solid. During the meeting, Solid management and the Solid board reviewed potential conflicts involving certain members of the board of directors with respect to certain of the potential counterparties to a strategic transaction, including, in particular, that certain of Solid’s directors were affiliated with various investment funds that were investors in, and in some cases had board representation on, certain of the potential counterparties, and/or certain of the directors served on the boards of such potential counterparties. In particular, Adam Stone is chief investment officer of Perceptive Advisors, Rajeev Shah is a portfolio manager and managing director at RA Capital Management, and Dr. Adam Koppel is a managing director of Bain Capital Life Sciences. Each of Perceptive, RA Capital and Bain are investors in AavantiBio, and representatives of Perceptive, RA Capital and Bain serve on the board of directors of AavantiBio. In addition, Ian Smith serves on the board of directors of AavantiBio. Further, Dr. Sukumar Nagendran and the board of directors determined that Dr. Nagendran also had a conflict at such time, unrelated to AavantiBio. The Solid board discussed creating a special transaction committee of independent and disinterested directors, composed of Robert Huffines, Lynne Sullivan, Dr. Martin Freed, Dr. Georgia Keresty and Dr. Clare Khan (the “Transaction Committee”), with Mr. Huffines serving as chair. At the meeting, the board delegated authority to the Transaction Committee to, among other things: direct the process for the review and evaluation of any potential strategic transaction; to provide guidance regarding any potential strategic transaction to Solid management and advisors; identify and engage appropriate advisors in connection with any such strategic transaction; review, evaluate, pursue and reject any potential strategic transaction or counterparty; and recommend to the full board what action, if any, should be taken by the board and Solid with respect to any potential strategic transaction.
On December 20, 2021, the Transaction Committee held a meeting by videoconference in which members of Solid management and representatives of WilmerHale were present. At the meeting, WilmerHale reviewed certain fiduciary duties of the directors. Solid management reviewed for the Transaction Committee the status of discussions with the various potential counterparties. The Transaction Committee directed Solid management to continue to engage in further discussions with these counterparties with which Solid was in preliminary, exploratory discussions, including AavantiBio.
Between December 20, 2021 and January 7, 2022, Solid management continued preliminary discussions with potential strategic counterparties, including AavantiBio. On January 7, 2022, the Transaction Committee held a meeting by videoconference in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed for the Transaction Committee an overview of the potential transaction structures and pipeline programs of the potential counterparties, as well as information regarding the companies’ cash balances, personnel and other matters. The Transaction Committee directed management to continue to conduct additional diligence, including regarding the pipeline products, personnel, intellectual property arrangements and cash burn of the other potential counterparties.
From January 7, 2022 through January 25, 2022, Solid management engaged in preliminary discussions and due diligence activities regarding the potential counterparties, including regarding the attractiveness of AavantiBio as a potential acquisition target. On January 25, 2022, the Transaction Committee held a meeting by videoconference in which members of Solid management and representatives of WilmerHale were present. At the meeting, Solid management reviewed for the Transaction Committee the status of Solid’s discussions with potential counterparties. In this discussion, Solid management reviewed for the Transaction Committee its due diligence findings with respect to AavantiBio, including regarding AavantiBio’s pipeline assets, the potential for synergies, capital requirements, personnel, and expectations regarding the exchange ratio AavantiBio was likely to require. Following review of these materials and discussions, the Transaction Committee preliminarily determined that the AavantiBio transaction was unlikely to be compelling at that time given the absence of immediate synergies, status of AavantiBio’s programs and the capital requirements of its current development pipeline and research activities. The Transaction Committee directed management of Solid to deliver this message to AavantiBio, which it did following the meeting. The Transaction Committee determined that Solid should continue focusing on its stand-alone prospects while continuing to evaluate other potential transactions.
On January 29, 2022, AavantiBio delivered a non-binding, preliminary proposal to Solid. The non-binding proposal from AavantiBio reflected that Solid and AavantiBio would merge in an all-stock transaction, with AavantiBio shareholders owning 38% of the combined company and Solid shareholders would own 62% of the combined company. The proposal from AavantiBio stated that Mr. Cumbo would be the chief executive officer for the combined company, and the executive leadership team for the combined company would be composed of AavantiBio’s existing executive leadership team, with certain members of Solid’s team having senior roles in the combined company. The proposal also contemplated that the combined company would seek to raise capital in a concurrent private placement financing.
On February 8, 2022, the Transaction Committee held a meeting by videoconference in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed the terms of the proposal received from AavantiBio, including the previously discussed diligence findings regarding synergies, capital requirements and the pipeline assets. The Transaction Committee further discussed the proposed exchange ratio and transaction structure, uncertainty regarding the proposed financing, and the prospects of a combined company. The Transaction Committee unanimously determined that, given the discussions to date, a transaction with AavantiBio on the terms then proposed was not at that time compelling, and it directed management to inform AavantiBio that Solid would focus on its standalone path as well as other strategic alternatives, and was terminating discussions.
On February 14, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. At this meeting, Solid management confirmed for the Transaction Committee that it had told representatives of AavantiBio that discussions were being terminated, and that Solid would be pursuing its standalone path and other strategic alternatives. At the meeting, the status of discussions regarding other potential transactions was also discussed.
From February 14, 2022 through April 2022, Solid management and the board of directors continued to evaluate other potential strategic transactions, but none of the discussions led to announcement of any transaction or the execution of any letters of intent.
On April 14, 2022, the board of directors of Solid held a meeting by videoconference in which members of Solid management and representatives of WilmerHale were present. At the meeting, among other matters, the board determined, on the recommendation of the nominating and corporate governance committee, the nominees for re-election as Class I directors at Solid’s upcoming annual meeting of stockholders. The nominating and corporate governance committee did not recommend nominating for re-election, and the board determined not to nominate for re-election, Dr. Koppel, at Dr. Koppel’s request. Dr. Koppel subsequently ceased to be a member of Solid’s board of directors following Solid’s annual meeting held on June 7, 2022. Further, at the April 14, 2022 meeting, management of Solid reviewed for the board its proposals regarding certain updates to Solid’s strategic priorities, including that Solid should focus on developing SGT-001 and SGT-003, and align its organization behind those two programs. In addition, management recommended to the board of directors that Solid use transfection-based manufacturing processes for both SGT-001 and SGT-003, narrow its research and development activities to those related to SGT-001, SGT-003 and next generation capsids, and effect a reduction in headcount. Following discussion, the board determined to proceed with management’s recommendations regarding updates to Solid’s strategic priorities.
On April 27, 2022, in connection with announcing its first quarter earnings results, Solid announced an update to its strategic priorities to focus on developing SGT-001 and SGT-003, and that it would be aligning its organization behind those two programs. These updates included the use of transfection-based manufacturing processes for both SGT-001 and SGT-003, a narrowing of research and development activities to those related to SGT-001, SGT-003 and next generation capsids, and a reduction in headcount by approximately 35 percent.
On May 2, 2022, Mr. Cumbo requested a call with Mr. Ganot to inform Mr. Ganot of certain updates that had occurred at AavantiBio since they had last spoken. In particular, Mr. Cumbo stated that AavantiBio had ceased certain manufacturing activities to focus on its AVB-202 program using transient transfection manufacturing, was planning a reduction in its workforce and attendant reduction in costs, had raised approximately $50.0 million in an equity financing, and was willing to engage in discussions on terms more favorable to Solid than what AavantiBio had previously proposed.
On May 12, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. At this meeting, Solid management informed the Transaction Committee of the recent developments at AavantiBio, and recommended to the Transaction Committee that exploratory discussions be resumed between the parties regarding a potential transaction. The Transaction Committee and management reviewed the previous diligence performed on AavantiBio to date, as well as the strategic rationale and benefits of a potential transaction with AavantiBio given the changed circumstances. The Transaction Committee directed Solid management to engage in additional discussions and diligence regarding a potential transaction.
On May 20, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed for the board the diligence findings to date, including of AavantiBio’s pipeline assets, the anticipated cash balance and cash needs of the combined company, and potential synergies. Following discussion, the Transaction Committee directed Solid management to tell AavantiBio that Solid was interested in exploring a potential acquisition of AavantiBio, but that, while Solid’s due diligence remained ongoing, the aggregate consideration payable by Solid would in all cases represent an amount less than 19.9% of Solid’s fully diluted equity, and likely materially less than that given the assets and prospects of each company on a standalone basis.
On May 20, 2022, Mr. Ganot delivered the Transaction Committee’s message to Mr. Cumbo. On May 23, 2022, Mr. Cumbo and Mr. Ganot had a follow up conversation, during which Mr. Cumbo stated that AavantiBio was not supportive of a transaction at those levels, and each of Mr. Cumbo and Mr. Ganot agreed that discussions would be terminated but that they would stay in contact in the event that circumstances changed.
From May 23, 2022 through July 30, 2022, Solid continued to focus on its standalone business and other potential alternative transactions. On July 19, 2022, Mr. Cumbo and Mr. Ganot had a meeting to discuss general industry topics, during which time the topic of the previous discussions regarding a potential transaction were mentioned. The following week, Mr. Cumbo told Mr. Ganot that AavantiBio may be interested in revisiting the previous discussions, including with a level of consideration consistent with the feedback from Solid’s Transaction Committee in May 2022.
On July 30, 2022, AavantiBio sent to Solid a non-binding proposal, reflecting an acquisition of AavantiBio by Solid for aggregate merger consideration consisting of shares of Solid common stock equal to 18% of the equity of the combined company, a concurrent private placement of at least $50 million, in which each company’s shareholders would share the dilution, a commitment by AavantiBio to effect certain extensions to its existing intellectual property arrangements, and that Mr. Cumbo would become the chief executive officer of the combined company, with the rest of the executive leadership team determined by Mr. Cumbo and the Solid board of directors, and that the post-acquisition board of Solid would be as determined by the parties. Mr. Cumbo also orally informed Mr. Ganot that, based on his discussions, Perceptive, RA Capital and Bain had indicated a willingness to invest a significant portion of the anticipated concurrent private placement financing.
On August 2, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed for the board the non-binding proposal received from AavantiBio, as well as Mr. Cumbo’s statements regarding the willingness of certain investors to invest in the anticipated concurrent private placement financing. Following discussion, the Transaction Committee directed management to continue negotiations with AavantiBio regarding a potential transaction, including that Mr. Huffines and Mr. Freed would speak to the current and former directors of Solid affiliated with Perceptive, RA Capital and Bain, respectively, in their capacities as representatives of such investors, regarding their perspective regarding the potential acquisition and willingness to invest in a concurrent financing transaction. Further, the Transaction Committee determined that the independent members of Solid’s nominating and corporate governance committee and certain other members of the Transaction Committee should speak with Mr. Cumbo, and conduct an evaluation process of Mr. Cumbo as potential chief executive officer of a post-acquisition Solid.
On August 5, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed for the board the status of discussions with AavantiBio. Mr. Huffines and Dr. Freed reviewed for the Transaction Committee their conversations with the current and former directors affiliated with Perceptive, RA Capital and Bain, respectively, in their capacities as representatives of such investors, including their support for a potential transaction, willingness to invest in the combined company, and support for Mr. Cumbo as potential chief executive officer of Solid, subject to the review and determination of the independent members of the nominating and corporate governance committee. Solid management also reviewed for the board the status of discussions with other strategic counterparties, including the likelihood and timing of a potential strategic transaction. The Transaction Committee also reviewed and discussed Solid’s stand-alone prospects, Solid’s ability to obtain additional capital, including in the current market environment, and other alternatives reasonably likely to be available to Solid. The Transaction Committee then directed management to send a revised proposal to AavantiBio which would propose, subject to diligence and in particular ongoing review by the Transaction Committee and nominating and corporate governance committee of the board, that the aggregate consideration for the acquisition would consist of shares of stock of Solid equal to 15% of Solid’s equity, support for a concurrent private placement transaction which would equally dilute both companies’ pre-transaction stockholders, that Mr. Cumbo would serve as chief executive officer of the combined company, and that the board of directors of Solid would remain unchanged except that Mr. Cumbo would be appointed to the board, along with an additional director to be determined among the parties, who would be affiliated with a lead investor in the private placement.
Solid delivered to AavantiBio on August 9, 2022 a revised non-binding letter of intent reflecting these terms.
On August 13, 2022, AavantiBio sent a revised non-binding letter of intent, in which it, among other things, indicated acceptance of aggregate consideration of shares of stock of Solid equal to 15% of Solid’s outstanding equity, and proposed potential additional changes to Solid’s post-transaction board, including the addition of a third director. From August 13, 2022 through August 19, 2022, the parties discussed and finalized the terms of the non-binding letter of intent, including AavantiBio’s acceptance that the post-transaction board of Solid would consist of all of Solid’s existing directors, plus Mr. Cumbo and another director determined by the parties who would be affiliated with one of the private placement investors.
On August 16, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. Solid management reviewed for the board the status of discussions with AavantiBio, and Dr. Keresty provided the Transaction Committee with an update regarding the vetting process for Mr. Cumbo, including discussions to date, as well as the process for review and assessment by Solid’s executive search group. Solid management shared with the Transaction Committee that the non-binding letter of intent with AavantiBio was in near-final form, and was likely to be executed imminently. Solid management also reviewed for the Transaction Committee the process and timeline for the potential private placement transaction, and WilmerHale reviewed for the committee the process and timing for the acquisition, including applicable stockholder approval requirements. The Transaction Committee directed Solid management to execute the non-binding letter of intent on the terms discussed, and to continue work regarding the private placement transaction, including retaining the assistance of one or more placement agents on customary market terms.
On August 19, 2022, the non-binding letter of intent was executed by each of Solid and AavantiBio.
From August 19, 2022 through August 31, 2022, each of Solid and AavantiBio conducted due diligence with respect to the other party, and discussed the process, structure and timing for the anticipated private placement transaction. During this time, AavantiBio was approached by, and each of AavantiBio and Solid executed confidentiality agreements with, a special purchase acquisition company (“SPAC”), which proposed that, concurrently with the execution of definitive documents for Solid to acquire AavantiBio, Solid would concurrently execute a business combination agreement with the SPAC, and, at closing, the combined company would receive the proceeds from the funds in the SPAC’s trust account, after giving effect to redemptions. On August 24, 2022, AavantiBio and Solid received a non-binding proposal from the SPAC, reflecting this structure along with certain SPAC related terms.
On August 26, 2022, the Transaction Committee held a meeting by videoconference, in which members of Solid management and representatives of WilmerHale were present. During the meeting, representatives of an investment bank with expertise in SPAC transactions also joined for portions of the meeting. Solid management reviewed for the Transaction Committee the status of discussions and due diligence with AavantiBio, as well as the potential SPAC transaction and proposed terms. Solid management, the members of the Transaction Committee, WilmerHale and the investment bank discussed the terms proposed by the SPAC, the potential impact on the timing and ability to consummate the proposed acquisition of AavantiBio, the challenges in the market for transactions with SPACs, including uncertainty regarding the availability of funds in the SPAC trust given the potential for redemptions by SPAC stockholders. Given the priorities for Solid alongside the potential for additional capital into Solid, the Transaction Committee determined that the proposed acquisition of AavantiBio would remain the strategic priority for Solid, but Solid management should continue to explore the potential transaction with the SPAC.
From August 26, 2022 through August 31, 2022, each of Solid and AavantiBio continued discussions with the SPAC, including to improve the terms proposed by the SPAC, as well as to discuss the potential transaction structures and timing. On August 31, 2022, the SPAC, AavantiBio and Solid each mutually agreed, given, among other factors, the challenges in the market for SPACs (including regarding redemptions) and the unique features of the transactions under discussion, to terminate discussions regarding a transaction with the SPAC and allow each party to focus on alternative transactions, including, in the case of Solid, the potential acquisition of AavantiBio.
During the period from September 1, 2022 and September 28, 2022, representatives of Solid and representatives of AavantiBio completed confirmatory due diligence on each other and representatives of WilmerHale and Sidley Austin LLP (“Sidley”) negotiated the terms of the merger agreement drafted by WilmerHale, including the calculation of the aggregate merger consideration (including the inclusion of $1,000 of cash as part of the consideration, to accommodate the tax treatment desired by AavantiBio), the representations and warranties and operating covenants of each party, the amount of the termination fees and expense reimbursement, non-solicitation provisions, the indemnification provisions, and the terms of the forms of support agreement. Also during this period, representatives of Solid and AavantiBio, with the assistance of BofA Securities, which acted as placement agent, engaged in discussions with potential investors for the concurrent private placement. During this period, the Transaction Committee met on six occasions to receive updates regarding, and to review and discuss, the terms of the proposed merger agreement and the terms of the proposed concurrent private placement, as well as to review and determine the post-closing leadership of Solid under Mr. Cumbo and arrangements for Solid employees who would not be continuing as employees following the transaction, including Mr. Ganot. Further, the Transaction Committee and independent members of the nominating and corporate governance committee determined that Dr. Koppel would, upon the closing of the acquisition, again become a director of Solid, given his longstanding relationship with Solid, deep market and industry expertise, and the continued significant investment by Bain, including in the proposed concurrent private placement.
On September 29, 2022, the Transaction Committee held a meeting at which members of Solid management and WilmerHale were present. During the meeting, the representatives of WilmerHale reviewed the fiduciary duties of the Transaction Committee in connection with the proposed transaction with AavantiBio and the concurrent private placement, and the terms of the merger agreement and related documents. The Transaction Committee then discussed various considerations with respect to the proposed transaction. Following discussion and the presentations, the members of the Transaction Committee unanimously recommended to the Solid board of directors that the Solid board of directors approve the merger agreement, the concurrent private placement and the other transactions contemplated by the merger agreement. Subsequently, also on September 29, 2022, the full board of directors of Solid held a meeting at which members of Solid management and representatives of WilmerHale were present. During the meeting, the representatives of WilmerHale reviewed the fiduciary duties of the Solid board of directors and in connection with the proposed transaction with AavantiBio and the concurrent private placement, and the terms of the merger agreement and related documents. The board and the Transaction Committee then discussed various considerations with respect to the proposed transaction, as summarized under “Solid's Reasons for the Acquisition and the Private Placement”. Following discussion, on the recommendation of the Transaction Committee, the Solid board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement and authorized Solid management to execute the merger agreement and documents for the private placement on behalf of Solid.
Subsequently, also on September 29, 2022, Solid and AavantiBio entered into the merger agreement, and Solid executed definitive documents with the investors in the private placement. On September 30, 2022 in advance of the Nasdaq opening for trading, Solid and AavantiBio issued a joint press release announcing the execution of the merger agreement and the agreements for the concurrent financing, and Solid filed a current report on Form 8-K with the SEC announcing the execution of the merger agreement and the agreements for the concurrent private placement.
Solid’s Reasons for the Acquisition and the Private Placement
During the course of its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, each of the board of directors of Solid and the Transaction Committee held numerous meetings, consulted with Solid’s senior management and legal counsel, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Private Placement, the Transaction Committee, in connection with its determination and recommendation to the board of directors of Solid, and the board of directors of Solid, following such recommendation by the Transaction Committee, considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Private Placement, including:
•
the Acquisition can strengthen Solid’s pipeline of development assets, including by the addition of AavantiBio’s AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases;

•
the Transaction Committee, the Solid Board and Solid management undertook a comprehensive and thorough process of reviewing and analyzing potential strategic transactions as well as sources of capital to identify opportunities that would, in the view of the Transaction Committee and the Solid Board, be the most reasonably likely to create the most value for Solid stockholders;

•
the Transaction Committee’s and, following the Transaction Committee’s recommendation, the Solid Board’s belief, after a thorough review of strategic and capital raising alternatives and discussions with Solid’s senior management and legal counsel, that the Acquisition, together with the Private Placement, is more favorable to Solid stockholders other than reasonably available alternative strategic and capital raising transactions, and further that Post-Closing Solid may continue to evaluate other strategic and capital raising transactions following consummation of the Acquisition and the Private Placement;

•
the Transaction Committee’s and, following the Transaction Committee’s recommendation, the Solid Board’s belief that, as a result of arm’s length negotiations with AavantiBio, the terms of the Merger Agreement, including of the amount of the aggregate consideration, represents the most favorable terms to Solid in the aggregate to which AavantiBio was willing to agree;

•
the Transaction Committee’s and the Solid Board’s consideration of the expected cash balance of Post-Closing Solid following the closing of the Acquisition and the Private Placement, and that as a result of such capital, Post-Closing Solid would possess sufficient cash resources following the closing of the Acquisition to fund development of Post-Closing Solid’s product candidates through upcoming value inflection points;

•	the Transaction Committee’s and the Solid Board’s view that Post-Closing Solid will be led by an experienced senior management team and board of directors; and
•	the current financial market conditions and historical market prices, volatility and trading information with respect to Solid’s common stock.
The Transaction Committee and, following the Transaction Committee’s recommendation, the board of directors of Solid also reviewed the terms of the Merger Agreement and related transaction documents, including those described below, and concluded that the terms of the Merger Agreement and related transaction documents, in the aggregate, were reasonable under the circumstances:
•	the calculation of the aggregate consideration payable by Solid, including the estimated number of shares of Solid Common Stock to be issued in the Acquisition;
•	the number and nature of the conditions to Solid’s and AavantiBio’s respective obligations to complete the Acquisition and the likelihood that the Acquisition will be completed on a timely basis;
•
the respective rights of, and limitations on, Solid and AavantiBio under the Merger Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances, and the limitations on the board of directors of each party to change its recommendation in favor of the Acquisition, as more fully described below under the caption “The Merger Agreement—Non-Solicitation,” beginning on page 114 in this proxy statement;

•
the potential termination fee of $310,000, in the case of the fee payable by Solid, and related reimbursement of certain transaction expenses of up to $750,000, which could become payable by Solid to AavantiBio if the Merger Agreement is terminated in certain circumstances, as more fully described below under the caption “The Merger Agreement—Termination and Termination Fees,” beginning on page 119 in this proxy statement; and

•
the support agreements, pursuant to which certain stockholders of Solid and AavantiBio, respectively, have agreed, solely in their capacities as stockholders, to vote all of their shares of Solid’s common stock or AavantiBio stock in favor of the proposals submitted to them in connection with the Acquisition and against any alternative acquisition proposals, as more fully described below under the caption “Agreements Related to the Acquisition and the Private Placement—Support Agreements,” beginning on page 122 in this proxy statement, and that the stockholders of AavantiBio would be required to deliver written consents representing adoption and approval of the Merger Agreement and the other transactions contemplated thereby within one business day of execution of the Merger Agreement.

In the course of its deliberations and in addition to the analyses and recommendation of the Transaction Committee, the board of directors of Solid also considered a variety of risks and other countervailing factors related to entering into the Acquisition and the Private Placement, including:
•
the potential effect of the $310,000 termination fee payable by Solid and Solid’s expense reimbursement obligations upon the occurrence of certain events in deterring other potential acquirors from proposing an alternative acquisition proposal that may be more advantageous to Solid stockholders;

•	the prohibition on Solid’s ability to solicit alternative acquisition proposals during the pendency of the Acquisition;
•	the substantial expenses to be incurred by Solid in connection with the Acquisition and other contemplated transactions;
•	the possible volatility of the trading price of Solid’s common stock resulting from the announcement, pendency or completion of the Acquisition;
•	the scientific, technical, regulatory and other risks and uncertainties associated with development and commercialization of AavantiBio’s product candidates; and
•
the various other risks associated with Post-Closing Solid and the transaction, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

The foregoing information and factors considered by the Transaction Committee and, following the Transaction Committee’s recommendation, the board of directors of Solid are not intended to be exhaustive but are believed to include all of the material factors considered by the Transaction Committee and the board of directors of Solid. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition and the complexity of these matters, the Transaction Committee and the board of directors of Solid did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Transaction Committee and the board of directors of Solid may have given different weight to different factors. The Transaction Committee and the board of directors of Solid conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Solid management team and the legal advisors of Solid, and considered the factors overall to be favorable to, and to support, its determination.
Interests of Solid’s Directors and Executive Officers in the Acquisition
In considering the recommendation of Solid’s Board of Directors with respect to issuing shares of Solid’s common stock in the Acquisition and the Private Placement and the other matters to be acted upon by Solid’s stockholders at the Special Meeting, Solid’s stockholders should be aware that Solid’s directors and executive officers have interests in the Acquisition and the Private Placement that are different from, or in addition to, the interests of Solid’s stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.
Solid’s Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement, the Acquisition, the Securities Purchase Agreement and the Private Placement and to recommend that Solid’s stockholders approve the proposals to be presented to Solid’s stockholders for consideration at the Special Meeting as contemplated by this proxy statement.
Ownership Interests of Solid’s Directors, Executive Officers and Affiliated Funds
As of September 30, 2022, (i) Solid’s current non-employee directors and executive officers were deemed to beneficially own, in the aggregate, approximately 973,266 of the outstanding shares of Solid’s common stock and (ii) to the knowledge of Solid, Solid’s former non-employee directors and executive officers who served as non-employee directors or executive officers, as applicable, of Solid since the beginning of Solid’s last fiscal year were deemed to beneficially own, in the aggregate, none of the outstanding shares of Solid’s common stock, in each case, which excludes any shares of Solid’s common stock issuable upon exercise or settlement of stock options or restricted stock units held by such individuals.
Certain stockholders of Solid affiliated with Solid’s directors after giving effect to the closing of the Acquisition also currently hold shares of Solid’s common stock. The table below sets forth the ownership of Solid’s common stock by certain of these affiliated entities as of September 30, 2022.
Stockholder	Number of Shares of Common Stock Held
Perceptive Life Sciences Master Fund LTD (“Perceptive”) and affiliated entities(1)	899,502
Entities affiliated with RA Capital (“RA Capital”)(2)	829,856
Entities affiliated with Bain Capital Life Sciences Investors, LLC (“Bain Capital Life Sciences”)(3)	528,661
(1)
Represents shares held by Perceptive Life Sciences Master Fund LTD based on information set forth in a Schedule 13D/A filed with the SEC on September 2, 2022. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund LTD and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund LTD. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund LTD. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it.

Adam Stone, a member of Solid’s Board of Directors, is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive and its affiliated entities.
(2)
Represents shares held by RA Capital Healthcare Fund, L.P. based on information set forth in a Schedule 13D/A filed with the SEC on October 4, 2022. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members.

Rajeev Shah is a member of Solid’s Board of Directors. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RA Capital Healthcare Fund, L.P., RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Healthcare Fund, L.P., except to the extent of their pecuniary interest therein.
(3)
Represents shares held by BCLS SB Investco, LP. based on information set forth in a Schedule 13D/A filed with the SEC on October 3, 2022. Bain Capital Life Sciences Investors, LLC is general partner of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS SB Investco, LP. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by BCLS SB Investco, LP.

Adam Koppel is a Managing Director of Bain Capital Life Sciences Investors, LLC. Dr. Koppel served on the Board of Directors of Solid from October 2017 to June 2022. Following the consummation of the Acquisition, Dr. Koppel is expected to rejoin the Board of Directors of Post-Closing Solid.
The affirmative vote of a majority of the shares present online or represented by proxy at the Special Meeting, assuming a quorum is present, is required for approval of the Share Issuance Proposal and the Plan Proposal. Certain Solid stockholders who in the aggregate owned as of September 30, 2022 approximately 29.8% of the outstanding shares of Solid’s common stock have entered into a support agreement in connection with the Plan Proposal, including the above listed entities affiliated with RA Capital, Perceptive and Bain Capital Life Sciences. For a more detailed discussion of the support agreements, please see the section titled “Agreements Related to the Acquisition and the Private Placement—Support Agreements” beginning on page 122 of this proxy statement.
Acquisition Consideration
Entities affiliated with Perceptive, RA Capital and Bain Capital Life Sciences are also currently principal stockholders of AavantiBio, and such entities have also executed support agreements in connection with, among other matters, approval of the Acquisition and adoption of the Merger Agreement. Upon the effective time of the Acquisition and pursuant to the Merger Agreement, entities affiliated with Perceptive are expected to receive approximately 438,594 shares of Solid’s common stock, entities affiliated with RA Capital are expected to receive approximately 410,027 shares of Solid’s common stock and entities affiliated with Bain Capital Life Sciences are expected to receive approximately 438,593 shares of Solid’s common stock, in each case, in exchange for the shares then-held in AavantiBio, subject to certain adjustments as described in the section titled “The Merger Agreement—Acquisition Consideration” beginning on page 109 of this proxy statement.
Ian Smith is the executive chairman of the Board of Solid. Mr. Smith is on the board of directors of AavantiBio. Mr. Smith is also a stockholder in AavantiBio and is expected to receive approximately 13,171 shares of Solid’s common stock upon the effective time of the Acquisition and pursuant to the Merger Agreement, in exchange for the shares then-held by Mr. Smith in AavantiBio. See the section titled “Interests of AavantiBio’s Directors, Executive Officers and Certain Other Persons in the Acquisition” beginning on page 102 of this proxy statement. For more information about the ownership of Solid’s common stock following the closing of the Acquisition and the Private Placement, see the section titled “Principal Stockholders of Post-Closing Solid” beginning on page 195 of this proxy statement.
Participation in Private Placement
Perceptive Life Sciences Master Fund, LTD, RA Capital Healthcare Fund, L.P. and BCLS II Investco, LP have each agreed to purchase in the Private Placement 2,163,120 shares of Solid’s common stock for a total of $15,249,996.00 each. For more information about the ownership of Solid’s common stock following the closing of the Acquisition and the Private Placement, see the section titled “Principal Stockholders of Post-Closing Solid” beginning on page 195 of this proxy statement.
Matthew Arnold was a founding member of Solid and served as a member of Solid’s Board of Directors from 2013 to June 2021. Mr. Arnold has agreed to purchase in the Private Placement 177,304 shares of Solid’s common stock for $1,249,993.20.
Treatment of Equity Awards Following the Closing of the Acquisition
All restricted stock units covering shares of Solid’s common stock and all outstanding options to purchase shares of Solid’s common stock will continue, on and after the closing of the Acquisition, in accordance with their terms as of immediately prior to the effective time of the Acquisition.

Director Positions Following the Acquisition
Each of the current directors of Solid is expected to continue as a director of Solid after the effective time of the Acquisition. Further, as of and subject to the closing of the Acquisition, Adam Koppel, Managing Director of Bain Capital Life Sciences, will join the board of directors of Post-Closing Solid.
Indemnification for Directors and Officers
For a discussion of the indemnification provisions related to Solid’s directors and officers under the Merger Agreement, please see the section titled “The Merger Agreement—Indemnification for Directors and Officers” beginning on page 116 of this proxy statement.
Director Compensation
Solid compensates its non-employee directors for their service on Solid’s Board of Directors pursuant to its non-employee director compensation program. Solid does not currently pay any compensation to Mr. Ganot, its President and Chief Executive Officer, in connection with his service on Solid’s Board of Directors. For a description of the non-employee director compensation program, please see the section titled “Executive Compensation of Solid—Non-Employee Director Compensation of Solid” beginning on page 190 of this proxy statement.
In addition to the current members of Solid’s Board who are all expected to continue to serve on the Board following the closing of Acquisition, Mr. Ganot, who will continue to serve on Solid’s Board of Directors but in a non-employee director capacity, and Dr. Koppel, Managing Director of Bain Capital Life Sciences, who is expected to join Solid’s Board of Directors upon the closing of the Acquisition, will be eligible to be compensated as a non-employee director pursuant to Solid’s non-employee director compensation program.
Executive Chairman Arrangement
On September 30, 2022, Solid entered into the First Amendment to the Executive Chair Agreement with Mr. Smith (the “Amendment to the Executive Chair Agreement”). As consideration for Mr. Smith’s continued services as executive chairman of Solid’s Board from and after January 1, 2023, Solid shall, subject to approval of Solid’s Board, grant to Mr. Smith equity awards (the “2023 Awards”) with an aggregate total Black Scholes value of $700,000, consisting of (i) 50% stock options at an exercise price per share equal to the closing price of Solid’s common stock on January 2, 2023 (the “2023 Grant Date”) and (ii) 50% restricted stock units. The 2023 Awards will vest in equal quarterly installments with the first installment vesting three months from the 2023 Grant Date and the final installment vesting date on the date that is 12 months from the 2023 Grant Date, subject to Mr. Smith’s continued services as a director of Solid. In the event of (i) the early termination of the Amendment to the Executive Chair Agreement prior to the expiration of its term on December 31, 2023 and/or (ii) a “change in control” of Solid and on terms consistent with board of director equity award agreements, all unvested 2023 Awards will accelerate and vest in full.
Executive Officer Positions Following the Acquisition
Carl Morris, Chief Scientific Officer of Solid, is expected to serve as Chief Scientific Officer, Neuromuscular, of Solid, after the closing of the Acquisition. Stephen DiPalma, interim Chief Financial Officer and Treasurer of Solid, is expected to continue to serve in such position, after the closing of Acquisition.
Executive Employment, Separation and Post-Employment Consulting Arrangements
Ilan Ganot
Ilan Ganot intends to resign as Solid’s Chief Executive Officer and President, subject to, and contingent and effective upon, the closing of the Acquisition. Following the resignation, Mr. Ganot will continue to serve on the Board of Solid.
On September 29, 2022, Solid entered into an Executive Transition and Separation Agreement with Ilan Ganot (the “Ganot Transition Agreement”), which will be subject to, and contingent and effective upon, the closing of the Acquisition (such date, the “Separation Date”). Pursuant to the Ganot Transition Agreement, Mr. Ganot will be entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which he is entitled through such date in accordance with Solid’s policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Mr. Ganot will be entitled to (1) continued payment of his base salary, in accordance with Solid’s regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following the Separation Date, and (3) $477,427, less applicable taxes and withholdings, which is a lump sum payment equal to 150% of his target bonus for 2022. In the event that the Separation Date occurs in 2023, Solid shall also provide Mr. Ganot with a pro-rated bonus for 2023, calculated by multiplying his target bonus by a fraction, the numerator of which is the number of days Mr. Ganot was employed by Solid in 2023 and denominator of which is 365, less applicable taxes and withholding. Mr. Ganot’s outstanding equity awards will continue to vest and be exercisable in accordance with the terms of the applicable equity award agreement and the equity plan under which such award was granted.
The Ganot Transition Agreement also provides for, among other things, a release of claims by Mr. Ganot, non-disclosure and non-disparagement obligations applicable to Mr. Ganot and non-disparagement obligations applicable to Solid. In addition, the Ganot Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of January 25, 2019, between Solid and Mr. Ganot remain in effect in accordance with their terms.
On September 29, 2022, Solid and Mr. Ganot also entered into a Consulting Agreement (the “Ganot Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Mr. Ganot will assist with the transition of his duties to Mr. Cumbo and provide other consulting and advisory services, as requested from time to time by Solid. Mr. Ganot shall devote up to 415 hours (up to 8 hours weekly) over 12 months following the Separation Date. Mr. Ganot will be compensated at a rate of $20,833 per month for his services under the Ganot Consulting Agreement. In addition, in respect of his services as a consultant, Solid anticipates granting, subject to Board approval, Mr. Ganot an option to purchase 13,333 shares of Solid’s Common Stock (the “Ganot Stock Options”) and 6,333 restricted stock units with respect to Solid’s Common Stock (the “Ganot RSUs”). The Ganot Stock Options and the Ganot RSUs will vest in equal quarterly installments with the first installment vesting three months from the date of grant and the final installment vesting date being the date that is 12 months from the Separation Date, subject to Mr. Ganot’s continued provision of services under the Ganot Consulting Agreement. In addition, in the event of a change in control (as defined in the Ganot Consulting Agreement), the unvested Ganot Stock Options and Ganot RSUs will accelerate in full. The term of the Ganot Consulting Agreement will continue for 12 months following the Separation Date. Either party will be able to terminate the Ganot Consulting Agreement, for any or no reason, upon at least 10 days prior notice, and Solid may terminate for cause (as defined therein) immediately upon notice; provided that if Solid terminates the Ganot Consulting Agreement without cause and Mr. Ganot executes a release of claims in a form provided by Solid, then (i) the monthly consulting fees will continue to be paid to Mr. Ganot for the remainder of the term of the Ganot Consulting Agreement, (ii) the vesting of the Ganot Stock Options will accelerate in full as of the date of the termination and (iii) the Ganot RSUs will continue to settle in accordance with the vesting schedule notwithstanding Mr. Ganot’s cessation of service.
Erin Powers Brennan
Erin Powers Brennan intends to resign as Solid’s Chief Legal Officer and Secretary, subject to, and contingent and effective upon, the closing of the Acquisition.
On September 29, 2022, Solid entered into an Executive Transition and Separation Agreement with Erin Powers Brennan (the “Brennan Transition Agreement”), which will be subject to, and contingent and effective upon, the Separation Date. Pursuant to the Brennan Transition Agreement, Ms. Brennan will be entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which she is entitled through such date in accordance with Solid’s policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Ms. Brennan will be entitled to (1) continued payment of her base salary, in accordance with Solid’s regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following the Separation Date, and (3) $172,200, which is a lump sum payment equal to 100% of her target bonus for 2022, as well as an additional $66,106 payment, which represents the retention bonus Ms. Brennan would have received on May 1, 2023 pursuant to the April 28, 2022 Retention Bonus Opportunity letter had she remained employed by Solid on that date, both amounts less applicable taxes and withholdings. In the event that the Separation Date occurs in 2023, Solid shall also provide Ms. Brennan with a pro-rated bonus for 2023, calculated by multiplying her target bonus by a fraction, the numerator of which is the number of days Ms. Brennan was employed by Solid in 2023 and denominator of which is 365, less applicable taxes and withholdings. Ms. Brennan’s outstanding restricted stock units will vest in full as of the Separation Date, and her outstanding option awards will continue to vest and be exercisable in accordance with the terms of the applicable option award agreement and the equity plan under which such award was granted.
The Brennan Transition Agreement also provides for, among other things, a release of claims by Ms. Brennan, non-disclosure and non-disparagement obligations applicable to Ms. Brennan and non-disparagement obligations applicable to Solid. In addition, the Brennan Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of March 1, 2021, between Solid and Ms. Brennan remain in effect in accordance with their terms.
On September 29, 2022, Solid and Ms. Brennan also entered into a Consulting Agreement (the “Brennan Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Ms. Brennan will assist with the transition of her duties and provide other consulting and advisory services, as requested from time to time by Solid. Ms. Brennan will provide up to eight (8) hours of services weekly over the first six (6) months of the term of the agreement and shall provide services on an ad hoc basis for the remainder of the term (but shall at no time provide more than eight (8) hours of services per week). Ms. Brennan will be compensated at a rate of $400 per hour for her services under the Brennan Consulting Agreement. The term of the Consulting Agreement will continue for nine months following the Separation Date. Either party will be able to terminate the Brennan Consulting Agreement at any time, for any or no reason, upon at least 10 days prior notice, and Solid may terminate for cause (as defined therein) immediately upon notice; provided that if Solid terminates the Brennan Consulting Agreement without cause and Ms. Brennan executes a release of claims in a form provided by Solid, then any unvested options that were outstanding as of the Separation Date shall become vested in full as of the termination.
Interests of AavantiBio’s Directors, Executive Officers and Certain Other Persons in the Acquisition
Treatment of Equity-Based Awards
The Merger Agreement provides that all of AavantiBio’s equity-based awards that are outstanding immediately prior to the effective time of the Acquisition (including all stock options and restricted stock awards), whether or not then vested or exercisable, will be cancelled for no consideration.
Treatment of 2022 Annual Cash Bonuses
The Merger Agreement provides that Solid will take all actions necessary to pay to each employee of AavantiBio who will become an employee of Post-Closing Solid upon the closing of the Acquisition (to the extent their employment has not terminated by January 1, 2023) 100% of their 2022 target annual cash bonus to the extent not already paid by AavantiBio in connection with the closing of the Acquisition.
Employment Agreements and Severance Arrangements
The following summarizes the Employment Agreements AavantiBio currently has in place with its executive officers, which employment agreements for continuing employees will be superseded, following the closing of the Acquisition, with the agreements described below under “Positions with Post-Closing Solid and New Employment Agreements and Severance Agreements”.
AavantiBio has entered into an employment agreement with each of its executive officers that provide for certain benefits upon a termination of employment. For Mr. Cumbo, AavantiBio’s current Chief Executive Officer and President, if his employment is terminated by AavantiBio other than due to “cause,” or if he terminates his employment for “good reason”, AavantiBio will pay Mr. Cumbo (i) his base salary for 12 months following his date of termination, (ii) 12 months of his target annual bonus for the year of termination, (iii) the full COBRA premiums for continued insurance coverage for up to 12 months and (iv) the shares subject to all outstanding time-vested equity grants will immediately vest upon his termination as if his employment had continued for a period of 6 months after his termination date, subject to execution of a release of claims in favor of AavantiBio. Mr. Cumbo is also entitled to an excise tax gross-up, which would require AavantiBio to pay him an amount equal to either 100% (if AavantiBio remained a privately owned corporation) or 50% (if AavantiBio had become a publicly-traded company) of the excise tax imposed in connection with his receipt of any “parachute payments” as defined under Internal Revenue Code Section 280G and the applicable regulations promulgated thereunder.

For Douglas Swirsky, AavantiBio’s current Chief Financial Officer, Ty Howton, AavantiBio’s current Chief Operating Officer and Christopher Wright, AavantiBio’s current Chief Medical Officer, if their employment is terminated by AavantiBio other than due to “cause,” or if they terminate employment for “good reason”, AavantiBio will pay to each of Messrs. Swirsky, Howton, and Wright, as applicable, (i) his base salary for 6 months following his date of termination or, in the event he is terminated within 3 months prior to or 12 months following “a change in control”, 9 months following his date of termination, (ii) 6 or 9 months, as applicable, of his annual target bonus for the year of termination (for Mr. Swirsky and Mr. Wright, his annual target bonus for the year of termination for 6 months following his date of termination or, in the event he is terminated within 3 months prior to or 12 months following “a change in control”, 12 months following his date of termination), (iii) the full COBRA premiums for continued insurance coverage for up to 6 or 9 months, as applicable, and (iv) the shares subject to all outstanding time-vested equity grants will immediately vest upon his termination as if his employment had continued for a period of 6 months after his termination date, subject to execution of a release of claims in favor of AavantiBio. The Board of Directors of AavantiBio has also approved, and AavantiBio will enter into, amendments to Mr. Swirsky and Mr. Wright’s employment agreements to provide them with an additional 3 months of annual target bonus in the event of termination following a “change of control.”
For Dr. Hanrahan, AavantiBio’s current Chief Regulatory Officer, if her employment is terminated by AavantiBio other than due to “cause,” or if she terminates her employment for “good reason”, AavantiBio will pay to Dr. Hanrahan (i) her base salary for 6 months following her date of termination, or, in the event she is terminated within 3 months prior to or 12 months following “a change in control”, her base salary for 9 months following her date of termination, (ii) 6 or 9 months, as applicable, of her annual target bonus for the year of termination, (iii) the full COBRA premiums for continued insurance coverage for up to 6 or 9 months, as applicable, and (iv) the shares subject to all outstanding time-vested equity grants will immediately vest upon her termination as if her employment had continued for a period of 6 months after her termination date, subject to execution of a release of claims in favor of AavantiBio.
For Mr. Herzich, AavantiBio’s current Chief Technology Officer, if his employment is terminated by AavantiBio other than due to “cause,” or if he terminates his employment for “good reason”, AavantiBio will pay to Mr. Herzich (i) his base salary for 6 months following his date of termination, or, in the event he is terminated within 3 months prior to or 12 months following “a change in control”, his base salary for 9 months following his date of termination, (ii) 6 or 9 months, as applicable, of his annual target bonus for the year of termination, (iii) the full COBRA premiums for continued insurance coverage for up to 6 or 9 months, as applicable, and (iv) in the event he is terminated within 3 months prior to or 12 months following “a change in control”, the shares subject to all outstanding equity grants will immediately vest upon his termination of employment.
For Dr. Marlowe, AavantiBio’s current Chief Scientific Officer, if her employment is terminated by AavantiBio other than due to “cause,” or if she terminates her employment for “good reason”, AavantiBio will pay to Dr. Marlowe (i) her base salary for 12 months following her date of termination, (ii) 12 months of her target annual bonus for the year of termination, (iii) the full COBRA premiums for continued insurance coverage for up to 12 months, and (iv) 25% of the shares subject to all outstanding equity grants will immediately vest as of immediately prior to her termination of employment, subject to execution of a release of claims in favor of AavantiBio.
“Cause”, “good reason” and “change in control” have the meaning set forth in each executive officer’s individual employment agreement.
Severance payments under these agreements are subject to the executive officers’ compliance with non-solicitation obligations in favor of AavantiBio for a period of one year following a termination of employment.
Positions with Post-Closing Solid and New Employment Agreements and Severance Agreements
In connection with the closing of the Acquisition, Solid has entered into employment agreements with each of Jessie Hanrahan, Ph.D., AavantiBio’s current Chief Regulatory Officer, Mr. Herzich, Mr. Cumbo, Mr. Howton and Dr. Marlowe providing for continued employment by Post-Closing Solid after the closing of the Acquisition. For a description of the positions each such officer will hold in Post-Closing Solid following the closing of the Acquisition, please see the section titled “Management Following the Acquisition” beginning on page 179 of this proxy statement.
Among other changes, the new employment agreements provide for: an increase in base salary, an increase in annual target bonus, equity grants with respect to Post-Closing Solid’s common stock and enhanced severance entitlements. Pursuant to his new employment agreement, Mr. Cumbo will receive a base salary of $585,000, a target annual bonus of up to 55% of the then-current annual base salary and equity awards consisting of a non-qualified stock option to purchase 228,900 shares of Post-Closing Solid's common stock and 114,449 restricted stock units of Post-Closing Solid, subject in both cases to the applicable vesting schedule. Pursuant to her new employment agreement, Dr. Hanrahan will receive an annual base salary of $420,000, target annual bonus of up to 40% of the then-current annual base salary and equity awards consisting of a non-qualified stock option to purchase 94,899 shares of Post-Closing Solid's common stock and 47,449 restricted stock units of Post-Closing Solid, subject in both cases to the applicable vesting schedule. Pursuant to his new employment agreement, Mr. Herzich will receive an annual base salary of $420,000, target annual bonus of up to 40% of the then-current annual base salary and equity awards consisting of a non-qualified stock option to purchase 57,900 shares of Post-Closing Solid’s common stock and 28,955 restricted stock units of Post-Closing Solid, subject in both cases to the applicable vesting schedule. Pursuant to his new employment agreement, Mr. Howton will receive an annual base salary of $455,000, target annual bonus of up to 40% of the then-current annual base salary and equity awards consisting of a non-qualified stock option to purchase 104,410 shares of Post-Closing Solid’s common stock and 52,205 restricted stock units of Post-Closing Solid, subject in both cases to the applicable vesting schedule. Pursuant to her new employment agreement, Dr. Marlowe will receive an annual base salary of $430,500, a target annual bonus of up to 40% of the then-current annual base salary and equity awards consisting of a non-qualified stock option to purchase 95,110 shares of Post-Closing Solid’s common stock and 47,555 restricted stock units of Post-Closing Solid, subject in both cases to the applicable vesting schedule.
In addition, each of Dr. Hanrahan, Mr. Herzich, Mr. Cumbo, Mr. Howton and Dr. Marlowe are entitled to the following severance benefits: in the event the executive’s employment is terminated by Post-Closing Solid without “cause” or by the executive for “good reason” prior to or more than 12 months following a “change in control”, Post-Closing Solid will pay to the executive (A) 12 months’ base salary and (B) the full COBRA premiums for continued insurance coverage for 12 months, subject to execution of a release of claims in favor of Post-Closing Solid or in the event the executive’s employment is terminated within 12 months following a “change in control”, Post-Closing Solid will pay to the executive (A) 12 months’ base salary 18 months for Mr. Cumbo), (B) 12 months of executive’s target annual bonus for the year in which employment was terminated (or executive’s target bonus immediately prior to the change in control, if higher) 18 months for Mr. Cumbo), and (C) the full COBRA premiums for continued insurance coverage for 12 months 18 months for Mr. Cumbo), and the shares subject to all outstanding time-vested equity grants will immediately vest upon termination, subject to execution of a release of claims in favor of Post-Closing Solid.
All of the foregoing equity awards will be granted as an inducements material to each such employee’s acceptance of employment with Post-Closing Solid in accordance with Nasdaq Listing Rule 5635(c)(4).
“Cause”, “good reason” and “change in control” have the meaning set forth in each executive officer’s individual employment agreement.
New Consulting Agreement
In connection with the closing of the Acquisition, AavantiBio has entered into a consulting agreement with Mr. Swirsky to continue providing services to AavantiBio following the closing of the Acquisition. Pursuant to this new consulting agreement, Mr. Swirsky will be paid $12,000 per month for finance, accounting and administrative consulting services. In addition, Mr. Swirsky is also eligible to receive a lump-sum payment of $33,215 upon the closing of the Acquisition for his assistance with respect to the closing of the Acquisition and a lump-sum payment of $25,000 conditioned upon the completion of certain cash management milestones of AavantiBio. This new consulting agreement also provides for payment, from time to time or at the end of the one-year term of the agreement, equal to 5% of contract and/or lease savings achieved. Total payments under this new consulting agreement may not exceed a total of $600,000.
Amended Consulting Agreements
In connection with the Merger Agreement, AavantiBio has entered into amended consulting agreements with Barry Byrne, M.D., Ph.D. and Manuela Corti, P.T., Ph.D. to continue certain consulting services to AavantiBio after the closing of the Acquisition. Among other changes to the existing agreements, the consulting agreements with Dr. Byrne and Dr. Corti were amended to extend the terms of the consulting arrangements to December 31, 2025, amend the terms of certain restrictive covenants in the agreements to be more restrictive and to provide for amended consulting fees to be paid over time to each of Dr. Byrne and Dr. Corti. An initial one-time payment of $200,000 will be paid to each of Dr. Byrne and Dr. Corti under the amended consulting agreements 5 days prior to the effective time of the Acquisition. The remainder of the fees pursuant to the amended consulting agreements shall be paid in $25,000 quarterly installments through December 31, 2025 (the previous agreements provided for quarterly payments of $25,000 to each of Dr. Byrne and Dr. Corti until the termination of the agreement). Dr. Byrne and Dr. Corti each hold approximately 2,500,000 shares of AavantiBio’s common stock which shares will be cancelled for no consideration pursuant to the terms of the Merger Agreement.
Dr. Byrne and Dr. Corti have substantial interests in the development and commercialization of certain of AavantiBio’s product candidates outside of their consulting agreements with and ownership interests in AavantiBio. Drs. Byrne and Corti co-founded AavantiBio and through their foundational research in Friedreich’s ataxia created inventions that are licensed to AavantiBio by third parties and that are critical to AavantiBio’s ability to develop and commercialize these product candidates. Drs. Byrne and Corti may receive additional future payments from the third party licensors and their affiliated entities relating to the commercialization and development of these product candidates, and these payments could be material to each of Dr. Byrne and Dr. Corti.
Treatment of Classes of Stock
Under the Merger Agreement, Solid will acquire AavantiBio for aggregate consideration of (i) $1,000 and (ii) a number of shares of the Post-Closing Solid’s common stock, (rounded to the nearest whole share) equal to 15% of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement, calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid)), subject to certain adjustments depending on the amount of certain indebtedness of AavantiBio at closing. Based on the closing price of Solid’s common stock on September 28, 2022, the aggregate value of Acquisition consideration to be received by AavantiBio stockholders is approximately $9,750,000. Pursuant to the preferential payment provisions found in the amended and restated certificate of incorporation of AavantiBio, it is anticipated that only holders of AavantiBio Series A-1 Preferred stock, $0.0001 par value per share (“Series A-1 Preferred Stock) and Series A-2 Preferred Stock, $0.0001 par value per share (“Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, “Preferred Stock”) will receive a portion of the Acquisition consideration, and therefore all outstanding shares of common stock of AavantiBio, as well as any outstanding stock options and other outstanding equity awards, will be cancelled and holders of such shares of AavantiBio’s common stock, stock options and equity awards will not receive consideration for their shares or equity awards. As more fully described below in the section titled “Directors and Officers of AavantiBio Receiving Acquisition Consideration”, Mr. Cumbo, the current Chief Executive Officer, President and director of AavantiBio, and Ian F. Smith, a senior advisor to Bain Capital Life Sciences LP, the current Chair of the Board of Directors of Solid and also a director of AavantiBio, will be receiving cash and shares of Post-Closing Solid’s common stock as consideration for their shares of Preferred Stock under the Merger Agreement.
Holders of approximately 77% of the fully diluted ownership of AavantiBio have signed support and joinder agreements. These same holders have consented to the Acquisition, constituting a percentage large enough to activate the drag-along rights under the under AavantiBio’s Voting Agreement, dated as of October 21, 2022 by and among AavantiBio and the signatories listed therein (the “Voting Agreement”). Under the drag-along rights in the Voting Agreement, these stockholders may cause the other stockholders vote in favor of the Acquisition and the other transactions contemplated by the Merger Agreement, and the other stockholders are contractually obligated not to object to the Acquisition or the other transactions contemplated by the Merger Agreement and such other stockholders have waived their appraisal rights with respect to the Acquisition. The stockholders who signed these support and joinder agreements and consented to the Acquisition represent the holders of a majority of issued and outstanding Preferred Stock and also Dr. Byrne and Dr. Corti, who together hold a majority of AavantiBio’s issued and outstanding common stock.
Directors and Officers of AavantiBio Receiving Acquisition Consideration
As a holder of Preferred Stock of AavantiBio, Mr. Cumbo will be receiving approximately 584 shares of Post-Closing Solid’s common stock, having a market value of approximately $4,200 based on the closing price of Solid’s common stock on September 28, 2022. Also as a holder of Preferred Stock of AavantiBio, Mr. Smith will be receiving approximately 13,171 shares of Post-Closing Solid’s common stock, having a market value of approximately $95,000 based on the closing price of Solid’s common stock on September 28, 2022.

Upon the closing of the Acquisition, Mr. Cumbo will become the Chief Executive Officer, President and a director of Post-Closing Solid. Upon the closing of the Acquisition, Mr. Smith will remain the Chair of the Board of Post-Closing Solid.
Interests of Certain Significant Stockholders of AavantiBio
Funds affiliated with Bain Capital Life Sciences Investors, LLC (“Bain”), funds affiliated with RA Capital Management (“RA Capital”) and funds affiliated with Perceptive Life Sciences Master Fund LTD (“Perceptive”) are principal stockholders of both AavantiBio and of Solid. For information about Bain’s, RA Capital’s and Perceptive’s ownership in Solid, see the section titled “Principal Stockholders of Solid” beginning on page 193 of this proxy statement.
Bain, Perceptive and RA Capital collectively hold shares of capital stock of AavantiBio representing approximately 75% of the outstanding voting power, and will receive approximately 95% of the aggregate consideration in the Acquisition payable to AavantiBio stockholders. As holders of Preferred Stock of AavantiBio, certain funds affiliated with Bain will be receiving approximately 438,593 shares of Post-Closing Solid’s common stock in connection with the Acquisition, having a market value of approximately $3,200,000 based on the closing price of Solid’s common stock on September 28, 2022. As holders of Preferred Stock, certain funds affiliated with Perceptive will be receiving approximately 438,594 shares of Post-Closing Solid’s common stock in connection with the Acquisition, having a market value of approximately $3,200,000 based on the closing price of Solid’s common stock on September 28, 2022. As holders of Preferred Stock, certain funds affiliated with RA Capital will be receiving approximately 410,027 shares of Post-Closing Solid’s common stock in connection with the Acquisition, having a market value of approximately $3,000,000 based on the closing price of Solid’s common stock on September 28, 2022.
Solid has also entered into a Securities Purchase Agreement with funds associated with Bain, RA Capital and Perceptive, among other accredited investors, pursuant to which Solid agreed to issue and sell to such investors in the Private Placement an aggregate of 10,638,290 shares of the Post-Closing Solid’s common stock, at a price of $7.05 per share. The Private Placement is expected to close immediately following the closing of the Acquisition. For more information about the Private Placement, the Securities Purchase Agreement and the purchasers in the Private Placement, see the sections entitled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement” beginning on page 123 of this proxy statement and “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.
Directors and Officers Affiliated with Significant Stockholders
Certain members of the board of directors of both AavantiBio and Solid are affiliated with Bain, Perceptive and RA Capital. On AavantiBio’s Board of Directors, Benjamin Lund is a principal at Bain, Ellen Hukkelhoven is a senior biotechnology analyst at Perceptive and Jake Simson is a partner at RA Capital. On Solid’s Board of Directors, Mr. Smith is a senior advisor to Bain, Adam Stone is the chief investment officer of Perceptive and Rajeev Shah is a portfolio manager and managing director at RA Capital. Mr. Lund, Dr. Hukkelhoven and Dr. Simson will not serve on the Post-Closing Solid Board of Directors. Mr. Smith, Mr. Stone and Mr. Shah will continue to serve on the Post-Closing Solid Board of Directors following the Acquisition and, Adam Koppel, Managing Director at Bain Capital Life Sciences, will also join the Post-Closing Solid Board of Directors upon the closing of the Acquisition.
Limitations of Liability and Indemnification
In addition to the indemnification obligations required by the certificate of incorporation and the bylaws of Solid, Solid has entered into or will enter into indemnification agreements with each of its directors and officers. Under the terms of Solid’s indemnification agreements, Solid is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of Solid or any of its subsidiaries or was serving at Solid’s request in an official capacity for another entity. Solid is required to indemnify its officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of Solid’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. Solid believes that provisions in the certificate of incorporation and bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the applicable company pursuant to the foregoing provisions, Solid understands that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Form of the Merger
Subject to the terms and conditions of the Merger Agreement, and in accordance with Delaware law, at the completion of the Acquisition, Transitory Subsidiary, a wholly owned subsidiary of Solid formed by Solid in connection with the Acquisition, will merge with and into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of Solid.
Acquisition Consideration
The aggregate consideration payable by Solid to the former stockholders of AavantiBio in the Acquisition will be (i) $1,000 of cash plus (ii) a number of shares of Solid’s common stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), less a number of shares of Solid’s common stock equal to (i) the amount by which the aggregate amount of closing indebtedness exceeds $3,000,000, divided by (ii) the VWAP of Solid’s common stock over the five (5) consecutive trading day period ending two (2) full trading days prior to the closing date of the Acquisition).
Procedures for Exchanging Company Stock Certificates
Prior to the closing date, Solid will select an exchange and paying agent and, at the effective time of the Acquisition, Solid will deposit with the exchange and paying agent evidence of book-entry shares representing the shares of Solid’s common stock issuable pursuant to the terms of the Merger Agreement in exchange for shares of AavantiBio’s stock.
Promptly after the effective time of the Acquisition, the exchange and paying agent will mail to each record holder of AavantiBio’s common stock and preferred stock that was issued and outstanding as of immediately prior to the effective time of the Acquisition (i) a letter of transmittal and (ii) instructions for surrendering the record holder’s stock certificates in exchange for the aggregate consideration that is or may become payable with respect thereto pursuant to the terms of the Merger Agreement. Upon delivery to the exchange and paying agent of a duly executed letter of transmittal in accordance with the exchange and paying agent’s instructions and the declaration for tax withholding purposes, the surrender of the record holder’s stock certificates, if applicable, and delivery to the exchange and paying agent of such other documents as may be reasonably required by the exchange and paying agent or Solid, the record holder of such stock certificates or book-entry shares, as applicable, will be entitled to receive in exchange therefor book-entry shares representing the number of whole shares of Solid’s common stock issuable to such holder pursuant to the Merger Agreement. The surrendered certificates representing shares of AavantiBio’s common stock or AavantiBio’s preferred stock will be canceled.
After the effective time of the Acquisition, each certificate representing AavantiBio’s common stock or AavantiBio preferred stock that has not been surrendered will represent only the right to receive shares of Solid common stock issuable pursuant to the Merger Agreement to which the holder of any such certificate is entitled.
HOLDERS OF AAVANTIBIO COMMON STOCK OR AAVANTIBIO PREFERRED STOCK SHOULD NOT SEND IN THEIR AAVANTIBIO STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AND PAYING AGENT WITH INSTRUCTIONS FOR THE SURRENDER OF AAVANTIBIO STOCK CERTIFICATES.

Effective Time of the Acquisition
The Merger Agreement requires each of the parties (other than the Company Equityholder Representative) to consummate the Acquisition as promptly as practicable, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Acquisition are satisfied or waived, including the approval by Solid’s stockholders of the Share Issuance Proposal and the other transactions proposed under the Merger Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Acquisition. The Acquisition will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed by Solid and AavantiBio and specified in the certificate of merger. Neither Solid nor AavantiBio can predict the exact timing of the consummation of the Acquisition.
Regulatory Approvals
In the United States, Solid must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Solid’s common stock to AavantiBio’s stockholders in connection with the transactions contemplated by the Merger Agreement and the filing of this proxy statement with the SEC. Solid does not intend to seek any regulatory approval from antitrust authorities to consummate the transactions.
Material U.S. Federal Income Tax Consequences of the Acquisition to Solid and its Stockholders
Solid will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the Acquisition. In addition, because the stockholders of Solid immediately prior to the consummation of the Acquisition will not sell, exchange or dispose of any shares of Solid common stock in the Acquisition, such stockholders will not recognize any gain or loss upon consummation of the Acquisition.
Nasdaq Stock Market Listing
Shares of Solid’s common stock are currently listed on Nasdaq under the symbol “SLDB.” Under the Merger Agreement, each of Solid’s and AavantiBio’s obligation to complete the Acquisition is subject to the satisfaction or waiver by each of the parties, at or prior to the Acquisition, of various conditions, including that the shares of Solid’s common stock to be issued in the Acquisition have been approved for listing (subject to official notice of issuance) on Nasdaq as of the closing of the Acquisition.
Anticipated Accounting Treatment
It is anticipated that the Acquisition will be accounted for as a business combination in which Solid, as the accounting acquirer, will record the assets acquired and assumed liabilities of AavantiBio at their fair values as of the acquisition date. See the “Unaudited Pro Forma Condensed Combined Financial Statements” elsewhere in this proxy statement for additional information.
Appraisal Rights and Dissenters’ Rights
Under the Delaware General Corporation Law, as amended (the “DGCL”), Solid’s stockholders are not entitled to appraisal rights in connection with the Acquisition.
AavantiBio’s stockholders are entitled to statutory appraisal rights in connection with the Acquisition under Section 262 of the DGCL. One of the conditions to Solid’s obligation to consummate the Acquisition is that the number of dissenting shares, together with the number of shares of AavantiBio stock eligible to become dissenting shares, shall not exceed eight percent (8%) of the number of outstanding shares of AavantiBio stock as of the effective time of the Acquisition.
As of the date of the Merger Agreement, AavantiBio’s stockholders representing approximately 92% of the outstanding shares of AavantiBio’s stock immediately prior to the date of the Merger Agreement waived any statutory appraisal rights pursuant to Section 262 of the DGCL with respect to their shares of AavantiBio’s stock.

THE MERGER AGREEMENT
The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. The Merger Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Solid, AavantiBio or Transitory Subsidiary. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Acquisition and the terms and conditions of the Merger Agreement.
The Merger Agreement contains representations and warranties that Solid and Transitory Subsidiary, on the one hand, and AavantiBio, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such representations and warranties prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While Solid and AavantiBio do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Solid, AavantiBio or Transitory Subsidiary, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Solid, Transitory Subsidiary and AavantiBio and are modified by the disclosure schedules.
Structure
Subject to the terms and conditions of the Merger Agreement, and in accordance with Delaware law, at the completion of the Acquisition, Transitory Subsidiary, a wholly owned subsidiary of Solid formed by Solid in connection with the Acquisition, will merge with and into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of Solid.
Completion and Effectiveness of the Acquisition
The Acquisition will be completed as promptly as practicable, after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by Solid’s stockholders of the Share Issuance Proposal and the other transactions proposed under the Merger Agreement, unless earlier terminated in accordance with the terms of the Merger Agreement. For more information on termination rights, see the section titled “The Merger Agreement—Termination and Termination Fees” beginning on page 119 in this proxy statement.
Solid and AavantiBio are working to complete the Acquisition as quickly as practicable and currently anticipate that the Acquisition will be completed during the fourth quarter of 2022, after the Special Meeting. However, Solid and AavantiBio cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.
Acquisition Consideration
At the effective time of the Acquisition, upon the terms and subject to the conditions set forth in the Merger Agreement: (i) each share of AavantiBio’s preferred stock (excluding shares to be canceled pursuant to the Merger Agreement and excluding dissenting shares) will be automatically converted solely into the right to receive the applicable portion of the Aggregate Consideration (as defined and described in more detail below); (ii) each outstanding share of AavantiBio’s common stock will be automatically cancelled without the right to receive any portion of the Aggregate Consideration or any other payment and shall receive no consideration under the Merger Agreement or pursuant to the Acquisition; and (iii) each option to purchase shares of AavantiBio common stock and each other equity award of AavantiBio that is outstanding and unexercised immediately prior to the effective time of the Acquisition (whether such option is vested or unvested) shall vest in full (if unvested in whole or in part) and shall be cancelled without consideration and will be of no further force and effect.

No fractional shares of Solid’s common stock will be issued in connection with the Acquisition, and no certificates or scrip for any such fractional shares will be issued.
Under the Merger Agreement, the Aggregate Consideration is defined as being equal to an aggregate of (x) $1,000 in cash and (y) a number of shares of Solid’s common stock equal (the “Stock Consideration”) to (a) such number of shares of Solid’s common stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities in the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any then out-of-the-money outstanding stock options or warrants of Solid based on the Solid Closing Stock Price (as defined in the Merger Agreement) and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), less (b) a number of shares of Solid’s common stock equal to (i) the amount by which the aggregate amount of closing indebtedness exceeds $3,000,000, divided by (ii) the volume-weighted average price, rounded to four decimal points, of shares of Solid’s common stock on Nasdaq (as reported on Bloomberg L.P. under the function) over the five (5) consecutive trading day period ending two (2) full trading days prior to the date of the closing of the Acquisition; provided that in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Solid’s capital stock), reorganization, recapitalization or other like change with respect to Solid’s capital stock that has a record date after the date of the Merger Agreement and on or before the payment to the holders of AavantiBio’s stock of the shares of Solid’s common stock comprising the Aggregate Consideration and that is not fully reflected in the calculation of the Aggregate Consideration, the calculation of Aggregate Consideration shall be adjusted, as applicable and appropriate, to fully reflect such event.
Representations and Warranties
The Merger Agreement contains customary representations and warranties of the parties for a transaction of this type, relating to, among other matters:
•	Organization, Standing and Corporate Power
•	Capitalization
•	Subsidiaries
•	Authority; No Conflict; Required Filings and Consents
•	Financial Statements
•	Absence of Certain Changes
•	Books and Records
•	Tax Matters
•	Assets
•	Owned and Leased Real Property
•	Intellectual Property
•	Contracts
•	Litigation
•	Environmental Matters
•	Labor and Employment
•	Employee Benefit Plans
•	Compliance with Laws
•	Unlawful Payments
•	Permits and Regulatory Matters

•	Insurance
•	Certain Business Relationships With Affiliates
•	Investor Questionnaires
•	Brokers; Schedule of Fees and Expenses
•	Powers of Attorney
•	No Other Representations and Warranties
•	Reliance
The representations and warranties are, in many respects, qualified by materiality and knowledge, but their accuracy forms the basis of one of the conditions to the obligations of Solid and AavantiBio to complete the Acquisition.
Covenants; Conduct of Business Pending the Acquisition
Solid has agreed that, except as permitted by the Merger Agreement, as required by law (including any COVID-19 measures), or unless AavantiBio has provided written consent, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the effective time and the termination of the Merger Agreement, Solid shall use commercially reasonable efforts to, and shall cause each subsidiary to use commercially reasonable efforts to, conduct its operations only in the ordinary course of business and in compliance with all applicable laws in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and to continue the timely payment of its accounts payable that are not subject to good faith dispute. Solid has also agreed that, subject to certain limited exceptions, without the consent of AavantiBio, it will not, and will not cause or permit any of its subsidiaries to, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the effective time and the termination of the Merger Agreement:
•
issue or sell any stock or other securities of Solid or any subsidiary or any options, warrants or rights to acquire any such stock or other securities (except for shares of Solid’s common stock issued upon settlement of employee awards existing on the date of the Merger Agreement), or amend any of the terms of any stock options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of Solid or any subsidiary (except from former employees, directors or consultants in accordance with agreements in place on the date of the Merger Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Solid or any subsidiary);

•
split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

•
(i) create, incur or assume any Indebtedness (as defined in the Merger Agreement) (other than interest incurred with respect to Indebtedness outstanding as of the date of the Merger Agreement in accordance with its terms); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than investments of cash in cash equivalents in the ordinary course of business);

•	hire any new officers or, except in the ordinary course of business, any new employees;
•
except as required to comply with applicable law or pursuant to agreements, plans or arrangements existing on the date of the Merger Agreement and disclosed to AavantiBio, (i) adopt, enter into, terminate or amend any employment or severance plan, agreement or arrangement, any employee benefit plan or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Solid equity awards, or (iv) pay any benefit not provided for as of the date of the Merger Agreement under any employee benefit plan, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of equity or equity-based compensation, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;
•	acquire, sell, lease, license or dispose of any intellectual property or any other material assets or property, other than in the ordinary course of business;
•	enter into a joint venture;
•	amend its organizational documents;
•
change the nature or scope of its business being carried on as of the date of the Merger Agreement in any material respect or commence any new business not being ancillary or incidental to such business or take any action to alter its general organizational or management structure;

•	change its accounting methods, principles or practices in any material respect, except insofar as may be required by a generally applicable change in GAAP or applicable law;
•	except as required by applicable law, make, or amend, any filings with the United States Food and Drug Administration, European Medicines Agency or any other regulatory authority;
•
except as required by applicable law, make or change any material tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to taxes, settle or compromise any tax liability, claim or assessment, or surrender any right to claim a material refund of taxes;

•	make or commit to make any capital expenditure in excess of $75,000 per item or $250,000 in the aggregate;
•
institute or settle any legal proceeding (other than to enforce the terms of the Merger Agreement or the other agreements relating to the transaction or litigation threatened or brought against Solid, the board of directors of Solid, or any party to certain support agreements in respect of the Merger Agreement); or

•	agree in writing or otherwise to take any of the foregoing actions.
AavantiBio has agreed that, except as permitted by the Merger Agreement, as required by law (including COVID-19 measures), or unless Solid shall have provided written consent, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the effective time and the termination of the Merger Agreement, AavantiBio shall use commercially reasonable efforts to, and shall cause each subsidiary to use commercially reasonable efforts to, conduct its operations only in the ordinary course of business and in compliance with all applicable laws in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and to continue the timely payment of its accounts payable that are not subject to good faith dispute. AavantiBio has also agreed that, subject to certain limited exceptions, without the consent of Solid, it will not, and will not cause or permit its subsidiary to, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the effective time and the termination of the Merger Agreement:
•
issue or sell any stock or other securities of AavantiBio or any subsidiary or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of any Company Options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of AavantiBio (except from former employees, directors or consultants in accordance with agreements in place on the date of the Merger Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to AavantiBio or any subsidiary);

•
split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

•
(i) create, incur or assume any Indebtedness (other than (x) interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms and (y) Employee Amounts incurred in compliance with these restrictions); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than investments of cash in cash equivalents in the ordinary course of business);

•	hire any new officers or, except in the ordinary course of business, any new employees or consultants;
•
except as required to comply with applicable law or pursuant to agreements, plans or arrangements existing on the date hereof and disclosed to Solid, (i) adopt, enter into, terminate or amend any employment or severance plan, agreement or arrangement, any employee benefit or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Equity Awards (as defined in the Merger Agreement), (iv) except as contemplated in any other provision of paragraph, pay any material benefit not provided for as of the date of the Merger Agreement under any employee benefit plan, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (v) take any action to fund any employee benefit plan other than the payment of premiums due or contributions owed in the ordinary course of business; provided, that, nothing herein shall prohibit (A) the acceleration of the vesting of any AavantiBio equity awards as determined by AavantiBio in its reasonable discretion and solely to the extent such acceleration would not result in any violation of law, (B) entering into agreements with, and paying compensation, fringe benefits, bonuses and other benefits to, new hires made in compliance with these restrictions in the ordinary course of business and (C) entering into agreements with, and paying compensation, fringe benefits, bonuses and other benefits to for any individual not in excess $150,000 with respect to such individual.

•
acquire, sell, lease, license or dispose of any assets or property (including any intellectual property or any shares or other equity interests in or securities of any subsidiary or any other corporation, partnership, association or other business organization or division thereof), other than in the ordinary course of business;

•	mortgage or pledge any of its property or assets or enter into an agreement that subjects any such property or assets to any lien;
•
discharge or satisfy any lien other than in the ordinary course of business or as required by law or a contract existing on the date of the Merger Agreement (and which has, to the extent such contract is a material contract as of the date of the Merger Agreement, been made available to Solid) or entered into in compliance with the Merger Agreement;

•
form any subsidiary or acquire any equity interest or other interest in any other entity (other than investments of cash and cash equivalents in the ordinary course of business) or enter into a joint venture with any other entity;

•	other than as contemplated by the transactions set forth in the Merger Agreement, amend its organizational documents;
•	forgive any loans to any person, including its employees, officers, directors or affiliates, other than the settlement of accounts receivable in the ordinary course of business;
•	sell, assign, transfer, license or sublicense any intellectual property;
•
change the nature or scope of its business being carried on as of the date of the Merger Agreement in any material respect or commence any new business not being ancillary or incidental to such business or take any action to alter its general organizational or management structure;

•	change its accounting methods, principles or practices in any material respect, except insofar as may be required by a generally applicable change in GAAP or applicable law;
•	except as required by applicable law, make, or amend, any filings with the United States Food and Drug Administration, European Medicines Agency or any other regulatory authority;
•
except as required by applicable law, make or change any material tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to taxes, settle or compromise any tax liability, claim or assessment, or surrender any right to claim a material refund of taxes;

•	make or commit to make any capital expenditure in excess of $25,000 per item or $50,000 in the aggregate;
•
institute or settle any legal proceeding (other than to enforce the terms of the Merger Agreement and the other agreements relating to the transaction or litigation threatened or brought against AavantiBio, its board of directors, or any party to certain support and joinder agreements in respect of the Merger Agreement); or

•	agree in writing or otherwise to take any of the foregoing actions.
Non-Solicitation
Each of Solid and AavantiBio have agreed that, except as described below, Solid and AavantiBio and, with respect to AavantiBio, any of its subsidiaries will not, nor will either party or, in the case of AavantiBio, any of its subsidiaries authorize any of its directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors or representatives (and shall use its reasonable best efforts to cause such persons not to), directly or indirectly:
•
solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any acquisition proposal or acquisition inquiry (each, as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

•	furnish any non-public information with respect to it to any person for the purpose of encouraging, or in response to, an acquisition proposal or acquisition inquiry, subject to certain exceptions;
•	engage in discussions (other than to inform any person of the existence of these restrictions) or negotiations with any person with respect to any acquisition proposal or acquisition inquiry;
•	approve, endorse or recommend an acquisition proposal;
•
execute or enter into any letter of intent or any contract contemplating or otherwise relating to any acquisition transaction (other than enter into a confidentiality agreement permitted under the Merger Agreement);

•	publicly propose to do any of the foregoing; or
•	agree, resolve or commit to do any of the foregoing.
Notwithstanding the foregoing, before obtaining the approval of the Solid stockholders or AavantiBio stockholders, as applicable, required to consummate the Acquisition, a party may furnish non-public information regarding such party and its subsidiaries to, and may enter into discussions or negotiations with, any third party in response to a bona fide written acquisition proposal, which such party’s board of directors determines in good faith, after consultation with such party’s financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a superior offer (and is not withdrawn), if:
•	neither such party nor any representative of such party has materially breached the non-solicitation provisions of the Merger Agreement described above;
•
such party’s board of directors concludes in good faith, based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of such board of directors under applicable legal requirements;

•
such party receives from the third party an executed confidentiality agreement containing provisions at least as favorable to such party as those contained in the confidentiality agreement between Solid and AavantiBio; and

•
substantially contemporaneously with the furnishing of any non-public information to a third party, such party furnishes the same non-public information to the other party to the extent not previously furnished.

Board Recommendation Change
Under the Merger Agreement, subject to certain exceptions described below, Solid agreed that its board of directors or any committee thereof may not take any of the following actions, each of which are referred to in this proxy statement as a Solid board recommendation change:
•
withhold, amend, qualify, withdraw or modify (and the board of directors of Solid or any committee thereof shall not resolve to or publicly propose to withhold, amend, qualify, withdraw or modify) the recommendation in a manner adverse to AavantiBio;

•
within 10 business days of AavantiBio’s written request to do so, fail to recommend after the commencement of an acquisition proposal through a tender or exchange offer pursuant to applicable securities laws for outstanding shares of Solid’s common stock, against acceptance of such tender offer or exchange offer by its stockholders (which request may only be made once with respect to any such acquisition proposal and each material modification thereto); or

•
following the public disclosure of an acquisition inquiry or acquisition proposal, fail to publicly reaffirm, within five business days of a written request therefor by AavantiBio, the recommendation of the board of directors of Solid.

However, notwithstanding the foregoing, at any time prior to the approval of the proposals to be considered at the Special Meeting by the necessary vote of Solid’s stockholders, the Solid board of directors may make a Solid board recommendation change if, but only if, following the receipt of and on account of a bona fide superior offer or otherwise:
•
the Solid board of directors determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Solid board recommendation change would result in a breach of its fiduciary duties under applicable law;

•	Solid has given AavantiBio prior written notice of its intention to consider making a Solid board recommendation change at least three (3) business days prior to making such change;
•	Solid has provided AavantiBio a copy of such acquisition proposal, if any, in accordance with the Merger Agreement;
•
Solid has given AavantiBio three (3) business days after the applicable determination notice to propose revisions to the Merger Agreement or make another proposal and shall have made its representatives reasonably available to negotiate in good faith with AavantiBio (to the extent that AavantiBio desires to negotiate) with respect to such proposed revisions or other proposal; and

•
after considering the results of any such negotiations and giving effect to the proposals made by AavantiBio, if any, after consultation with outside legal counsel, Solid’s board of directors has determined, in good faith, that such acquisition proposal, if any, is a superior offer and that the failure to make the Solid board recommendation change would be reasonably likely to be inconsistent with the fiduciary duties of Solid’s board of directors to Solid’s stockholders under applicable law.

Meeting of Solid’s Stockholders and Written Consent of AavantiBio’s Stockholders
Solid is obligated under the Merger Agreement to, as promptly as reasonably practicable after the filing of a definitive proxy statement, take all action reasonably necessary under applicable law to call, give notice of and hold a meeting of the holders of Solid’s common stock for the purpose of considering and voting to approve the Share Issuance Proposal.
Following the execution and delivery of the Merger Agreement, AavantiBio obtained approval by written consent from AavantiBio stockholders sufficient to (i) adopt and approve the Merger Agreement and the contemplated transactions (including the Acquisition), (ii) acknowledging that the approval given thereby is irrevocable and that such stockholders are aware of their rights to demand appraisal for their shares pursuant to Section 262 of the DGCL, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by their approval of the Acquisition, they are not entitled to appraisal rights with respect to their shares in connection with the Acquisition and thereby waive any rights to receive payment of the fair value of their capital stock under the DGCL. As expeditiously as possible (and in any event within one (1) business day) following the filing of a preliminary proxy statement by Solid, AavantiBio will prepare, and cause to be mailed to its stockholders a disclosure statement in accordance with the DGCL and in a form reasonably satisfactory to Solid.
Nasdaq Listing
Shares of Solid’s common stock are currently listed on Nasdaq under the symbol “SLDB.” Under the Merger Agreement, each of Solid’s and AavantiBio’s obligation to complete the Acquisition is subject to the satisfaction or waiver by each of the parties, at or prior to the Acquisition, of various conditions, including that the shares of Solid’s common stock to be issued in the Acquisition have been approved for listing (subject to official notice of issuance) on Nasdaq as of the closing of the Acquisition.
Completion and Effectiveness of the Acquisition
The Acquisition will be completed as promptly as practicable, after all of the conditions to completion of the Acquisition are satisfied or waived, including the approval by Solid’s stockholders of the Share Issuance Proposal and the other transactions proposed under the Merger Agreement, unless earlier terminated in accordance with the terms of the Merger Agreement. For more information on termination rights, see the section titled “The Merger Agreement—Termination and Termination Fees” beginning on page 119 in this proxy statement.
Solid and AavantiBio currently anticipate that the Acquisition will be completed during the fourth quarter of 2022, after the Special Meeting. However, Solid and AavantiBio cannot predict the completion of the Acquisition or the exact timing of the completion of the Acquisition because it is subject to various conditions.
Directors and Officers of Post-Closing Solid Following the Acquisition
Following the consummation of the Acquisition, Alexander (Bo) Cumbo (AavantiBio’s President and Chief Executive Officer who will serve as President and Chief Executive Officer of Solid following the Acquisition) and Adam Koppel (Managing Director of Bain Capital Life Sciences) will each join the board of directors of Post-Closing Solid. The staggered structure of Solid’s board of directors will remain in place for Post-Closing Solid following the completion of the Acquisition.
In addition, upon the closing of the Acquisition, (i) Alexander (Bo) Cumbo will serve as President and Chief Executive Officer of Post-Closing Solid, (ii) Stephen DiPalma will serve as the Interim Chief Financial Officer of Post-Closing Solid, (iii) David Tyronne “Ty” Howton will serve as Chief Administrative Officer and Corporate Secretary of Post-Closing Solid, (iv) Jennifer Marlowe, Ph.D. will serve as Chief Scientific Officer, Friedreich’s Ataxia and Cardiac Pipeline of Post-Closing Solid, (v) Carl Morris, Ph.D. will serve as Chief Scientific Officer, Neuromuscular of Post-Closing Solid, (vi) Jessie Hanrahan, Ph.D. will serve as Chief Regulatory Officer of Post-Closing Solid and (vii) Paul Herzich will serve as Chief Technology Officer of Post-Closing Solid.
Indemnification for Directors and Officers
Under the Merger Agreement, from the effective time of the Acquisition through the sixth anniversary of the date on which the effective time of the Acquisition occurs, the surviving corporation shall not amend, repeal or otherwise modify any provisions of its certificate of incorporation or bylaws concerning indemnification, exculpation or limitation of liability of directors, officers, fiduciaries or agents of AavantiBio in any manner that would affect adversely the rights thereunder of persons who, prior to the closing date of the Acquisition, were directors, officers, employees, fiduciaries or agents of AavantiBio, except to the extent required by applicable law and except for any such change that would not affect the application of such provisions to acts or omissions of such individuals prior to the closing of the Acquisition.
Notwithstanding anything to the contrary in the certificate of incorporation, bylaws of AavantiBio, the surviving corporation or any subsidiary or any provision in any indemnification or other agreement to which any of them is a party or by which any of them is bound, (a) no exculpation or other provision in the certificate of incorporation or bylaws of AavantiBio, the surviving corporation or any subsidiary or any such agreement shall be deemed to exculpate any such person from its obligations under the Merger Agreement and (b) no person shall be entitled to indemnification or reimbursement or advancement of expenses under any provision of the certificate of incorporation or bylaws of AavantiBio, the surviving corporation or any subsidiary or any such agreement for any matter for which any indemnified party of Solid is entitled to indemnification pursuant to the Merger Agreement.
Additional Agreements
Each of Solid and AavantiBio has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement to be completed at the closing of the Acquisition as promptly as practicable, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Acquisition are satisfied.
Conditions to the Completion of the Acquisition
The following contains a description of all material conditions to the completion of the Acquisition. Each party’s obligation to complete the Acquisition is subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the parties, at or prior to the closing, of various conditions.
The conditions to Solid’s and the Transitory Subsidiary’s obligation to complete the Acquisition include the following:
•
no judgment, order, decree, stipulation or injunction shall be in effect that would reasonably be expected to either prevent consummation of the transactions contemplated by the Merger Agreement or cause the transactions contemplated by the Merger Agreement to be rescinded following consummation of such transaction;

•
the representations and warranties of AavantiBio set forth in the Merger Agreement regarding organization, standing and corporate power, capitalization, authority, and investor questionnaires shall have been true and correct in all material respects (or, in the case of the representation regarding capitalization, in all respects subject only to de minimis exceptions) as of the date of the Merger Agreement and shall be true and correct in all material respects (or, in the case of the representation regarding capitalization, in all respects subject only to de minimis exceptions) on and as of the closing date of the Merger Agreement with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of the representation regarding capitalization, in all respects subject only to de minimis exceptions) as of such date);

•
the representations and warranties of AavantiBio contained in the Merger Agreement (other than the AavantiBio fundamental representations) shall have been true and correct as of the date of the Agreement and shall be true and correct on and as of the closing date of the Acquisition with the same force and effect as if made on the closing date of the Acquisition except (i) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a material adverse effect on AavantiBio (without giving effect to any references therein to any material adverse effect on AavantiBio or other materiality qualifications), or (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause, as of such particular date);

•
AavantiBio shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under the Merger Agreement as of or prior to the closing of the Acquisition;

•
there must be no change, event, circumstance or development since the date of the Merger Agreement that, individually or taken together with all other changes, events, circumstances or developments, has had, or would be reasonably expected to have, a material adverse effect on AavantiBio;

•
Solid must have received copies of written consents of the stockholders of AavantiBio evidencing that the Merger Agreement and the Acquisition have been approved, in accordance with the Merger Agreement, by the stockholders of AavantiBio;

•
the number of shares of AavantiBio’s common stock and preferred stock dissenting from the Acquisition, together with the number of shares of AavantiBio’s common stock and preferred stock eligible to become dissenting shares, must not exceed eight percent (8%) of the number of outstanding shares of AavantiBio’s common stock and preferred stock as of the effective time of the Acquisition;

•
Solid must have received evidence, in form and substance reasonably satisfactory to it, that AavantiBio has, at its own expense, obtained certain specified waivers, permits, consents, approvals or other authorizations, and effected such registrations, filings and notices;

•
each of the holders of AavantiBio’s stock receiving shares of Solid’s common stock as part of the Aggregate Consideration must have executed and delivered (i) a support and joinder agreement and (ii) an investor questionnaire;

•
Solid must have received evidence, in form and substance reasonably satisfactory to it, that each of AavantiBio’s agreements related to its investors, such as any stockholders agreement, voting agreement, registration rights agreement, co-sale agreement or, any contract or agreement granting any person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights, has been terminated, in each case, without any liability to AavantiBio or any subsidiary of AavantiBio;

•
Solid must have received copies of the resignations, effective as of the closing of the Acquisition and in form and substance reasonably satisfactory to it, of each director of AavantiBio and its subsidiaries (other than any such resignations which Solid designates, by written notice to AavantiBio, as unnecessary) from their director positions (but not employment, as applicable);

•	Solid must have received a release, in form and substance reasonably satisfactory to it, executed by certain current or former employees or service providers of AavantiBio;
•	each of the amendments to certain license agreements between AavantiBio and the university specified in the Merger Agreement must remain in full force and effect;
•	each of the executive employment agreements entered into by the AavantiBio executives specified in the Merger Agreement must remain in full force and effect;
•
no later than three (3) business days prior to the closing date of the Acquisition, the Company shall deliver to Solid, the items specified in Section 2.1(d)(i) of the Merger Agreement, which includes a certified payment certificate, a pay-off letter in form and substance reasonably satisfactory to Solid, and final invoices submitted by each person to whom any fees and expenses incurred in connection with the negotiation, preparation and execution of the Merger Agreement and the consummation of the transactions contemplated thereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by AavantiBio or its subsidiary are (or at the closing of the Acquisition will be) owed;

•
Solid must have received a certificate delivered from AavantiBio to the effect that certain conditions in the Merger Agreement are satisfied, and must have received certificates of good standing of AavantiBio and its subsidiaries in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions); and

•
Solid shall have obtained stockholder approval of (i) the issuance of the Stock Consideration pursuant to the Merger Agreement in accordance with Nasdaq Listing Rule 5635; and (ii) any other proposals that the parties to the Merger Agreement reasonably deem necessary or desirable to consummate the transactions contemplated by the Merger Agreement, which are referred to herein as the Solid Stockholder Matters.

The conditions to AavantiBio’s obligation to complete the Acquisition include the following:
•
the representations regarding the Company’s organization, standing and power, authority and capitalization shall have been true and correct in all material respects as of the date of the Merger Agreement and shall be true and correct in all material respects on and as of the closing date of the Acquisition with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date);

•
the representations and warranties of Solid and the Transitory Subsidiary contained in the Merger Agreement (other than the Solid fundamental representations) shall have been true and correct as of the date of the Merger Agreement and shall be true and correct on and as of the closing date of the Merger Agreement with the same force and effect as if made on the closing date of the Merger Agreement except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a material adverse effect on Solid (without giving effect to any references therein to any material adverse effect on Solid or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause, as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the disclosure schedules of Solid made or purported to have been made after the date of the Merger Agreement shall be disregarded);

•
each of Solid and Transitory Subsidiary must have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under the Merger Agreement as of or prior to the closing of the Acquisition;

•
no judgment, order, decree, stipulation or injunction shall be in effect that would reasonably be expected to either prevent consummation of the transactions contemplated by the Merger Agreement or cause the transactions contemplated by the Merger Agreement to be rescinded following consummation of the such transaction;

•	AavantiBio must have received a certificate delivered from Solid to the effect that certain conditions in the Merger Agreement are satisfied;
•
there must be no change, event, circumstance or development since the date of the Merger Agreement that, individually or taken together with all other changes, events, circumstances or developments, has had, or would be reasonably expected to have, a material adverse effect on Solid;

•
the shares of Solid’s common stock issuable to the stockholders of AavantiBio, as provided for in the Merger Agreement, must have been approved for listing on Nasdaq, subject to official notice of issuance;

•	each of the executive employment agreements entered into by the AavantiBio executives specified in the Merger Agreement must remain in full force and effect;
•	Solid must have made the payments contemplated to be delivered by Solid in accordance with Section 2.1(d)(ii) of the Merger Agreement; and
•	Solid shall have obtained approval of the Solid Stockholder Matters.
Termination and Termination Fees
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time before the effective time of the Acquisition, whether before or, subject to the terms of the Merger Agreement, after receipt of the required stockholder approval of AavantiBio, as set forth below:
(a)	by mutual written consent of Solid, Transitory Subsidiary and AavantiBio; or
(b)	by either Solid or AavantiBio, if the Acquisition has not been consummated by January 27, 2023;

provided, however, that this right to terminate the Merger Agreement shall not be available to a party if the failure of the Acquisition to have been consummated on or before January 27, 2023 was primarily due to the failure of such party to perform any of its material obligations under the Merger Agreement; or
(c)
by either Solid or AavantiBio, if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition; provided, however, that this right to terminate the Merger Agreement shall not be available to a party if the issuance of such order, decree, ruling or the taking of such action was primarily due to the failure of such party to perform any of its material obligations under the Merger Agreement; or

(d)
by Solid, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of AavantiBio set forth in the Merger Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.1(b) or 6.1(c) of the Merger Agreement not to be satisfied and (ii) shall not have been cured or waived within 60 days following receipt by AavantiBio of written notice of such breach or failure to perform from Solid; provided, however, that this right to terminate the Merger Agreement shall not be available to Solid if Solid or the Transitory Subsidiary is then in material breach of any representation, warranty or covenant set forth in the Merger Agreement; or

(e)
by AavantiBio, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Solid or the Transitory Subsidiary set forth in the Merger Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.2(a) or 6.2(b) of the Merger Agreement not to be satisfied and (ii) shall not have been cured or waived within 60 days following receipt by Solid of written notice of such breach or failure to perform from AavantiBio; provided, however, that this right to terminate the Merger Agreement shall not be available to AavantiBio if AavantiBio is then in material breach of any representation, warranty or covenant set forth in the Merger Agreement; or

(f)
by AavantiBio if (i) an adverse recommendation change by the board of directors of Solid or (ii) any willful breach of Solid’s non-solicitation obligations under the Merger Agreement shall have occurred; or

(g)
by either Solid or AavantiBio if (i) the Solid stockholders’ meeting (including any adjournments and postponements thereof) shall have been held and completed and Solid’s stockholders shall have taken a final vote on the matters proposed at the Solid stockholders’ meeting and (ii) the matters proposed at the Solid stockholders’ meeting shall not have been approved at the Solid stockholders’ meeting (or at any adjournment or postponement thereof) by the requisite vote of Solid’s stockholders; or

(h)
by Solid, if AavantiBio stockholder approval for the Acquisition shall not have been obtained prior to 5:00 p.m., New York time, on the first business day immediately following the date of the Merger Agreement.

Termination Fees Payable by Solid
If (i) the Merger Agreement is terminated pursuant to clauses (b), (d) or (g) above and an acquisition proposal with respect to Solid shall have been publicly announced or disclosed to Solid or the board of directors of Solid after the date of the Merger Agreement but prior to the termination of the Merger Agreement (which shall not have been withdrawn), and within twelve months after the date of such termination, Solid enters into a definitive agreement with respect to or consummates an acquisition proposal; or (ii) the Merger Agreement is terminated by AavantiBio pursuant to clause (f) above; then Solid shall pay to AavantiBio an amount equal to $310,000 within three (3) business days of the termination of the Merger Agreement or, in the cause of clause (i) above, the date of the applicable triggering event and Solid shall reimburse AavantiBio for all reasonable out of pocket fees and expenses incurred by the Company in connection with the Merger Agreement and the Acquisition and the other transactions and actions contemplated by the Merger Agreement, up to a maximum of $750,000.
Indemnification
The Merger Agreement contains customary indemnification rights of each of Solid and AavantiBio. Except with respect to claims based on Fraud (as defined in the Merger Agreement) or as otherwise specified in this paragraph, all representations and warranties will expire on the date 12 months following the date of the closing of the Acquisition; provided further, however, that the representations and warranties made by AavantiBio regarding its organization, standing, and corporate power; capitalization; subsidiaries; authority to enter into the Merger Agreement and related documents and the enforceability thereof; and certain investor questionnaires delivered by persons receiving Aggregate Consideration along with the representations and warranties made by Solid regarding its organization, standing, and corporate power; authority to enter into the Merger Agreement and related documents and the enforceability thereof; and its capitalization, shall survive until the date that is 60 days after the expiration of the longest statute of limitations applicable to the subject matter of the applicable representation or warranty. Under the indemnification provisions, the former equityholders of AavantiBio who receive merger consideration are required to indemnify, subject to certain limitations and exceptions, Solid and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of AavantiBio under the Merger Agreement; pre-closing tax matters; certain pre-closing indebtedness or expenses not previously adjusted for at the closing; fraud with respect to representations and warranties of AavantiBio; and certain other matters. Under the indemnification provisions, Solid is required to, subject to certain limitations and exceptions, indemnify the former equityholders of AavantiBio and certain affiliated parties, for any losses arising out of breaches of the representations, warranties and covenants of Solid under the Merger Agreement; fraud with respect to representations and warranties of AavantiBio; and certain other matters.
Amendment and Waiver
Prior to the effective time of the Acquisition, the Merger Agreement may be amended by Solid and AavantiBio, by action taken or authorized by their respective boards of directors, at any time before or after receipt of approval of the Acquisition by AavantiBio’s stockholders. After receipt of approval of the Acquisition by AavantiBio’s stockholders, no amendment to the Merger Agreement shall be made which by law requires further approval by such stockholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed (a) in the case of an amendment of any of Section 2.4 (Company Equityholder Representative), Section 2.6 (Closing Adjustment), Article VII (Indemnification), Article VIII (Additional Agreements), Article IX (Termination and Amendment), Article X (Definitions) and Article XI (Miscellaneous), on behalf of each of the parties to the Merger Agreement, and (b) in the case of an amendment of any other provision of the Merger Agreement, on behalf of Solid and AavantiBio.
At any time prior to the effective time of the Acquisition, Solid and AavantiBio, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.
Fees and Expenses
Except as described above in the section titled “The Merger Agreement—Termination and Termination Fees” beginning on page 119 of this proxy statement, the Merger Agreement provides that Solid shall pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated thereby and that the holders of AavantiBio stock shall pay the fees and expenses incurred in connection with the negotiation, preparation and execution of the Merger Agreement and the consummation of the transactions contemplated thereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by AavantiBio or its subsidiary.

AGREEMENTS RELATED TO THE ACQUISITION AND THE PRIVATE PLACEMENT
Support Agreements
In order to induce Solid to enter into the Merger Agreement, certain AavantiBio stockholders are parties to support and joinder agreements with Solid and AavantiBio pursuant to which, among other things, each such stockholder, solely in his, her or its capacity as an AavantiBio stockholder, has agreed to vote all of such stockholder’s shares of AavantiBio capital stock in favor of (i) the adoption of the Merger Agreement and (ii) the approval of the Acquisition and related transactions contemplated by the Merger Agreement. These AavantiBio stockholders also agreed to vote against any competing acquisition proposal with respect to AavantiBio.
These AavantiBio stockholders have also granted Solid an irrevocable proxy to vote their respective shares of AavantiBio capital stock in accordance with the support agreements. These AavantiBio stockholders have also agreed not to solicit any acquisition proposals or acquisition inquiries, and agreed to waive any appraisal or dissenters’ rights relating to the Acquisition.
As of September 30, 2022, the AavantiBio stockholders that are party to support and joinder agreements with AavantiBio and Solid owned approximately 79% of the outstanding shares of AavantiBio capital stock. These stockholders include executive officers and directors of AavantiBio, as well as certain other stockholders owning a significant portion of the outstanding shares of AavantiBio capital stock. Concurrently with the execution of the Merger Agreement, AavantiBio stockholders holding a sufficient number of shares of AavantiBio capital stock to adopt the Merger Agreement and approve the Acquisition and related transactions have executed a written consent providing for such adoption and approval. Further, subsequent to execution of the Support Agreement and Merger Agreement, holders of the requisite number of shares of AavantiBio capital stock required by AavantiBio’s governing documents to adopt the Merger Agreement and approve the Acquisition and related transactions have adopted the Merger Agreement and approved the Acquisition via written consent.
Under these support and joinder agreements, subject to certain exceptions, such stockholders have also agreed not to sell or transfer their shares of AavantiBio capital stock and securities convertible into shares of AavantiBio capital stock held by them, or any voting rights with respect thereto, until the earlier of the termination of the Merger Agreement and the completion of the Acquisition. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the support and joinder agreements, each person to which any shares of AavantiBio capital stock or securities convertible into shares of AavantiBio capital stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the support and joinder agreement.
In addition, in order to induce AavantiBio to enter into the Merger Agreement, certain Solid stockholders are parties to support agreements with Solid and AavantiBio pursuant to which, among other things, each such stockholder, solely in his, her or its capacity as a Solid stockholder, has agreed to vote all of such stockholder’s shares of Solid capital stock in favor of (i) the issuance of the Stock Consideration pursuant to the Merger Agreement in accordance with Nasdaq Listing Rule 5635; and (ii) any other proposals that the parties to the Merger Agreement reasonably deem necessary or desirable to consummate the transactions contemplated by the Merger Agreement. These Solid stockholders also agreed to vote against any competing acquisition proposal with respect to Solid.
These Solid stockholders have also granted AavantiBio an irrevocable proxy to vote their respective shares of Solid capital stock in accordance with the support agreements. These Solid stockholders have also agreed not to solicit any acquisition proposals or acquisition inquiries, and agreed to waive any appraisal or dissenters’ rights relating to the Acquisition.
As of September 30, 2022, the Solid stockholders that are party to supports agreement with Solid and AavantiBio owned approximately 29.8% of the outstanding shares of Solid capital stock. These stockholders include executive officers and directors of Solid, as well as certain other stockholders owning a significant portion of the outstanding shares of Solid capital stock.
Under these support agreements, subject to certain exceptions, such stockholders have also agreed not to sell or transfer their shares of Solid capital stock and securities convertible into shares of Solid capital stock held by them, or any voting rights with respect thereto, until the earlier of the termination of the Merger Agreement and the completion of the Acquisition, subject to certain exceptions. To the extent that any such sale or transfer is permitted pursuant to the exceptions included in the support agreements, each person to which any shares of Solid capital stock or securities convertible into shares of Solid capital stock are so sold or transferred must agree in writing to be bound by the terms and provisions of the support agreement.
The foregoing descriptions of the support and joinder agreements and the support agreements do not purport to be complete and are qualified in their entirety by the full text of the forms of the support and joinder agreement and the support agreement, which are attached hereto as Annex B and Annex C.
Securities Purchase Agreement and Registration Rights Agreement
Securities Purchase Agreement
Concurrently with the execution and delivery of the Merger Agreement, Solid entered into the Securities Purchase Agreement with several accredited investors, pursuant to which Solid agreed to issue and sell to such investors in the Private Placement an aggregate of 10,638,290 shares of Solid’s common stock, at a price of $7.05 per share. Solid expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by the Solid.
The Private Placement is expected to close immediately following the closing of the Acquisition, subject to the satisfaction of specified customary closing conditions, including approval from Solid’s stockholders of the Share Issuance Proposal at the Special Meeting, and contingent upon, among other things, the closing of the Acquisition. The Securities Purchase Agreement contains customary representations and warranties of Solid. The Securities Purchase Agreement also contains customary representations and warranties of the investors party thereto.
Each investor’s obligation to purchase the shares of Solid’s common stock pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including, among others:
•
the satisfaction or waiver of each of the conditions to the consummation of the Acquisition set forth in the Merger Agreement, including, without limitation, the approval by Solid’s stockholders at the Special Meeting of the Share Issuance Proposal under this proxy statement;

•
all representations and warranties of Solid contained in the Securities Purchase Agreement shall be true and correct in all material respects as of the date of the closing of the Private Placement (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

•
Solid shall have performed in all material respects all obligations and covenants required by the Securities Purchase Agreement to be performed by Solid on or prior to the closing of the Private Placement;

•	Solid shall have obtained all consents, permits, approvals, registrations and waivers necessary for the consummation of the Private Placement;
•
no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the Private Placement; and

•	no material adverse effect (as defined in the Securities Purchase Agreement) shall have occurred with respect to Solid since the signing of the Securities Purchase Agreement.
Solid’s obligation to sell shares of Solid’s common stock to each investor pursuant to the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including:
•
all representations and warranties of the investor contained in the Securities Purchase Agreement shall be true and correct in all material respects as of the date of the closing of the Private Placement (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); and

•
the investor shall have performed in all material respects all obligations and covenants required by the Securities Purchase Agreement to be performed by the investor on or prior to the closing of the Private Placement.

The Securities Purchase Agreement terminates (i) upon the mutual written consent of Solid and the investors then committed to purchasing a majority of the shares to be purchased at the closing of the Private Placement by (or, if after the closing, then holding a majority of the shares held by) all investors in the Private Placement; (ii) such date and time that the Merger Agreement is terminated in accordance with its terms; or (iii) by either Solid or any investor (with respect to itself only) if the closing of the Private Placement has not occurred on or prior to January 27, 2023.
The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement, which is attached hereto as Annex D.
Registration Rights Agreement
Concurrently with the execution of the Securities Purchase Agreement, Solid entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors in the Private Placement, pursuant to which Solid agreed to register for resale the shares sold in the Private Placement. On or prior to the closing of the Acquisition, each AavantiBio stockholder receiving Stock Consideration in the Acquisition may elect to become party to the Registration Rights Agreement (each such stockholder, together with the investors in the Private Placement, the “Registrable Holders”), in which case Solid will also register for resale the Stock Consideration. Under the Registration Rights Agreement, Solid has agreed to file a registration statement covering the resale of the shares sold in the Private Placement and any Stock Consideration within 60 days following the closing of the Private Placement (the “Filing Date”). Solid has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the shares of common stock sold in the Private Placement and any Stock Consideration covered by such registration statement have been sold or cease to be registrable securities under the Registration Rights Agreement. Solid has agreed to be responsible for all fees and expenses incurred in connection with the registration of the shares of common stock sold in the Private Placement and the Stock Consideration.
If (i) the registration statement has not been filed by the Filing Date, (ii) the registration statement has not been declared effective by the SEC prior to the earlier of (A) five business days after the date on which Solid is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 90 days following the closing date of the Private Placement (or, in the event the SEC reviews and has written comments to the registration statement, 120 days following the closing date of the Private Placement) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason (including by reason of a stop order or Solid’s failure to update such registration statement), subject to certain limited exceptions, then Solid has agreed to make pro rata payments to each Registrable Holder as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Registrable Holder in the registrable securities for the initial day of failure and for each subsequent 30-day period (or pro rata for any portion thereof) for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
Solid has granted the Registrable Holders customary indemnification rights in connection with the registration statement. The Registrable Holders have also granted Solid customary indemnification rights in connection with the registration statement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is attached hereto as Annex E.

MATTERS BEING SUBMITTED TO A VOTE OF SOLID’S STOCKHOLDERS

PROPOSAL NO. 1:
APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCE OF
SHARES OF SOLID’S COMMON STOCK PURSUANT TO THE TERMS OF THE
MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT
General
At the Special Meeting, Solid’s stockholders will be asked to approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of Solid’s common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement.
The aggregate consideration payable by Solid to the former stockholders of AavantiBio in the Acquisition will be (i) $1,000 of cash plus (ii) a number of shares of Solid’s common stock (the “Stock Consideration”) (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any shares of common stock pursuant to the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), subject to certain adjustments based on the amount of closing indebtedness of AavantiBio as of the closing of the Acquisition.
Pursuant to the terms of the Securities Purchase Agreement, immediately following the effective time of the Acquisition, Solid will issue to investors in the Private Placement an aggregate of 10,638,290 shares of Solid’s common stock at a price per share of $7.05. Solid expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable to Solid.
The terms of, reasons for and other aspects of the Acquisition, the Merger Agreement, the Private Placement and the Securities Purchase Agreement are described in detail in the other sections in this proxy statement. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and a copy of the Securities Purchase Agreement is attached as Annex D to this proxy statement.
Stockholder Approval Requirement for Purposes of Nasdaq Listing Rule 5635
Nasdaq Listing Rule 5635(a)(1)
Pursuant to Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.
In connection with the consummation of the Acquisition and the closing of the Private Placement, Solid expects to issue (i) shares of Solid’s common stock in connection with the Acquisition equal to the Stock Consideration, as described above and (ii) an aggregate of 10,638,290 shares of its common stock to investors in the Private Placement in accordance with the terms and subject to the conditions of the Securities Purchase Agreement. Accordingly, because the aggregate number of shares of Solid’s common stock that Solid will issue in connection with the Acquisition and the Private Placement will exceed 20% of both the voting power and the number of shares of Solid’s common stock outstanding before such issuance, Solid is seeking the approval of its stockholders for the issuance of shares of Solid’s common stock pursuant to the Merger Agreement and the Private Placement pursuant to Nasdaq Listing Rule 5635(a)(1).
Nasdaq Listing Rule 5635(a)(2)
Pursuant to Nasdaq Listing Rule 5635(a)(2), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if any director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the listed company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company.
Perceptive Life Sciences Master Fund, Ltd. and its affiliated entities (collectively, “Perceptive”), RA Capital Healthcare Fund, L.P. and its affiliated entities (collectively, “RA Capital”) and Bain Capital Life Sciences Investors, LLC and its affiliated entities (collectively, “Bain”) are each greater than 5% stockholders of Solid before the closing of the Acquisition and the Private Placement, and Perceptive and RA Capital each have a representative on the Board of Solid, who are Adam Stone and Rajeev Shah, respectively. Perceptive, RA Capital and Bain are each considered a substantial shareholder of Solid pursuant to Nasdaq Listing Rule 5635(a)(2). For more information about Perceptive’s, RA Capital’s and Bain’s beneficial ownership in Solid, please see the section titled “Principal Stockholders of Solid” of this proxy statement.
Perceptive, RA Capital and Bain are also each greater than 5% stockholders of AavantiBio before the closing of the Acquisition and the Private Placement, and as a result, upon the effective time of the Acquisition and pursuant to the Merger Agreement, Perceptive, RA Capital and Bain are expected to receive shares of Solid’s common stock, in each case, in exchange for the shares then-held in AavantiBio. In addition, Perceptive, RA Capital and Bain have each agreed to purchase in the Private Placement 2,163,120 shares of Solid’s common stock for approximately $15,250,000, or an aggregate purchase price of $45,750,000.
Ian Smith is the executive chairman of the Board of Solid. Mr. Smith is also stockholder in AavantiBio and is expected to receive shares of Solid’s common stock upon the effective time of the Acquisition in exchange for the shares then held by Mr. Smith in AavantiBio.
Because Perceptive, RA Capital, Bain each have a 5% or greater interest in, and because Perceptive, RA Capital, Bain and Mr. Smith, collectively have a 10% or greater interest in, the shares of Solid’s common stock to be issued in the Private Placement and the Acquisition and the Acquisition and the Private Placement will result in an increase in outstanding shares of common stock of Solid of 5% or more, Solid is seeking the approval of its stockholders for the issuance of shares of Solid’s common stock pursuant to the Merger Agreement and the Private Placement pursuant to Nasdaq Listing Rule 5635(a)(2).
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), a company listed on Nasdaq is required to obtain stockholder approval prior to an issuance of stock that will result in a “change of control” of the company (which may be deemed to occur if, as a result of the issuance, an investor or affiliated investor group acquires, or has the right to acquire, at least 20% of the outstanding shares of common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership or voting power would be the largest ownership position of the issuer). You should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule.
Because the issuance of Solid’s common stock in the Acquisition and the Private Placement may potentially result in a “change of control” of Solid, Solid is seeking the approval of its stockholders for the issuance of shares of Solid’s common stock pursuant to the Merger Agreement and the Private Placement pursuant to Nasdaq Listing Rule 5635(b) to the extent applicable.
Reasons for the Transactions
After consideration and consultation with Solid’s senior management and Solid’s financial and legal advisors, the Board of Solid determined that the Merger Agreement, the Acquisition, the Securities Purchase Agreement and the Private Placement are advisable and in the best interests of Solid and its stockholders. The Transaction Committee and Solid’s Board of Directors considered various reasons to reach its determination, as discussed elsewhere in this proxy statement, including, but not limited to, “The Acquisition—Solid’s Reasons for the Acquisition and the Private Placement” beginning on page 96 of this proxy statement.
As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, Solid believes that its cash, cash equivalents and available-for-sale securities as of June 30, 2022 will enable it to fund its planned operating expenses and capital expenditure requirements into the second quarter of 2024. Following the Acquisition, as Post-Closing Solid seeks to develop and commercialize SGT-003, AVB-202 or other future product candidates, Solid will need substantial additional funding to support its continuing operations. The net proceeds from the Private Placement are expected to be used to advance Post-Closing Solid’s development pipeline, business development activities, working capital and other general corporate purposes. Immediately following the closing of the Acquisition and the Private Placement, the total cash and investments of Post-Closing Solid is expected to be approximately $215.0 million, which Solid believes will be sufficient to fund Post-Closing Solid’s planned operating expenses and capital expenditure requirements into 2025. Solid believes the total cash and investments of Post-Closing Solid following the closing will support the advancement of its lead gene therapy programs, including the submission of an investigational new drug application (“IND”) for SGT-003, a gene transfer candidate for the treatment of Duchenne muscular dystrophy, which is anticipated in mid-2023, and subject to IND clearance, the initiation of patient dosing in a Phase I/II clinical trial of SGT-003, which is anticipated in late-2023, and the submission of an IND for AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, which is anticipated in the second half of 2024.
The closing of the Acquisition is subject to the satisfaction or waiver of customary conditions to closing, including receipt of approval of this Proposal No. 1 by Solid’s stockholders at the Special Meeting. The Private Placement is expected to close as of immediately following the closing of the Acquisition and is conditioned upon the satisfaction or waiver of the conditions to the closing of the Acquisition, receipt of approval of this Proposal No. 1 by Solid’s stockholders at the Special Meeting, as well as certain other closing conditions.
In the event that this Proposal No. 1 is not approved by Solid’s stockholders, the Acquisition and the Private Placement cannot be consummated.
Required Vote
The affirmative vote of a majority of the shares of Solid’s common stock present online or represented by proxy at the Special Meeting is required for approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of Solid’s common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement.
Pursuant to support agreements, each of Solid’s directors and officers and certain other stockholders have agreed to vote in favor of this Proposal No. 1. As of September 30, 2022, such stockholders owned approximately 29.8% of the outstanding shares of Solid’s common stock.
SOLID’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 1 TO APPROVE, FOR PURPOSES OF NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF SOLID’S COMMON STOCK PURSUANT TO THE TERMS OF THE MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of Solid’s common stock pursuant to the terms of the Merger Agreement and the Securities Purchase Agreement.

PROPOSAL NO. 2:

APPROVAL OF AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN
Why Solid is Requesting Solid Stockholder Approval of the Amended and Restated 2020 Equity Incentive Plan
Solid is asking Solid’s stockholders to approve the Solid Biosciences Inc. Amended and Restated 2020 Equity Incentive Plan, or the Amended and Restated 2020 Plan. Solid’s Board of Directors believes that Post-Closing Solid’s success depends, in large part, on the ability to attract, retain and motivate key employees with experience and ability to efficiently advance Post-Closing Solid’s portfolio of preclinical and clinical candidates and successfully prepare for a potential commercial launch, thereby creating value for all of Solid’s stakeholders. Central to these objectives is Solid’s equity-based compensation program, which Solid believes has been implemented prudently and consistent with the compensatory practices of other biotechnology companies in Solid’s peer group and other companies that Solid competes with for talent.
Solid and Solid’s Board of Directors also understand that its equity-compensation needs must be balanced against the dilutive effect of such programs on Solid’s stockholders. To that end, and based on careful weighing of the considerations, as more fully described below, on October 18, 2022, upon the recommendation of the compensation committee of Solid’s Board of Directors, or the compensation committee, and subject to approval by Solid’s stockholders, Solid’s Board of Directors adopted the Amended and Restated 2020 Plan. The Amended and Restated 2020 Plan is intended to amend and restate Solid’s 2020 Equity Incentive Plan, or the 2020 Plan, which was approved by Solid’s Board on April 15, 2020 and by Solid’s stockholders on June 16, 2020, was amended by Solid’s Board on April 27, 2021 and by Solid’s stockholders on June 16, 2021 and will expire by its terms on June 15, 2030.
The Amended and Restated 2020 Plan is intended to best position Post-Closing Solid to implement effective, market-competitive equity compensation awards following the Acquisition. To that end, Solid’s stockholders are being asked to approve the Amended and Restated 2020 Plan to (i) subject to adjustment in the event of stock splits and other similar events, increase the number of shares of Solid common stock reserved for issuance under the plan by 866,666 shares to 1,533,333 shares, (ii) provide for an annual increase, to be added on the first day of each fiscal year during the term of the plan, beginning with the fiscal year ending December 31, 2023, of 5% of the number of shares of Solid’s common stock outstanding on the first day of such fiscal year or a lesser number of shares determined by Solid’s Board of Directors, (iii) provide that up to 1,858,601 shares of Solid common stock may be granted as “incentive stock options” under the Amended and Restated 2020 Plan, (iv) extend the term of the plan to the tenth anniversary of the closing date of the Acquisition and (v) revise certain provisions of the plan relating to Solid’s Board’s ability to delegate authority to make awards under the plan.
Solid and Solid’s Board of Directors believe that approval of the Amended and Restated 2020 Plan would provide an essential tool in meeting Post-Closing Solid’s ambitious preclinical, clinical and business objectives that have been enabled as a result of the Acquisition and the Private Placement and achieving Solid’s ultimate mission of delivering meaningful new therapies to patients and delivering value to Solid’s stockholders. Solid intends to utilize the Amended and Restated 2020 Plan as Solid has utilized the 2020 Plan - specifically, to grant equity awards to its new and existing employees, officers, non-employee directors, and its consultants and advisors, all in order to incent, retain and reward those who are critical to Solid’s success. The number of shares remaining available for issuance under the 2020 Plan is insufficient to meet these equity compensation needs, including those needs following the Acquisition, thus impeding Solid’s ability to properly compensate, motivate, incentivize and retain Post-Closing Solid’s employees, non-employee directors, and other critical advisors.
Solid’s compensation committee determined the requested number of shares for the Amended and Restated 2020 Plan, based on (i) an assessment of Post-Closing Solid’s needs with respect to new hire equity awards, annual equity awards to Post-Closing Solid’s employees and non-employee directors, employee recognition and promotion awards, an analysis of the dilutive effect of the Acquisition and the Private Placement, and (ii) a comparison of Solid’s historical equity usage to the peer group of 20 similarly situated companies that Solid’s compensation committee currently uses to benchmark compensation. If Solid’s stockholders approve the Amended and Restated 2020 Plan, then subject to adjustment in the event of stock splits and other similar events, awards may be made under the Amended and Restated 2020 Plan for up to a number of shares of Solid common stock equal to the sum of: (A) 1,533,333 shares of Solid common stock; plus (B) such additional number of shares of Solid common stock (up to 325,268 shares) as is equal to the sum of (i) the number of shares of Solid’s common stock reserved for issuance under Solid’s 2018 Omnibus Incentive Plan (which we refer to as the 2018 Plan) that remained available for grant immediately prior to the date that the 2020 Plan originally was approved by Solid’s stockholders and (ii) the number of shares of Solid common stock subject to awards granted under the 2018 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by Solid at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, or the Code, and any regulations thereunder); plus (C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2032, equal to the lesser of (i) 5% of the outstanding shares on such date and (ii) an amount determined by Solid’s Board of Directors.
Subject to adjustment under the Amended and Restated 2020 Plan for changes in common stock and certain other events, up to 1,858,601 of the shares of common stock available for issuance may be granted as incentive stock options under the Amended and Restated 2020 Plan. If the Amended and Restated 2020 Plan is not approved, the 2020 Plan will remain in effect pursuant to its terms and Solid’s Board will consider alternatives for properly compensating its employees, non-employee directors and consultants and advisors.
The following table includes information regarding all of Solid’s outstanding equity awards (under all of Solid’s equity-based compensation plans or arrangements under which shares of Solid common stock may be issued, other than Solid’s 2021 Employee Stock Purchase Plan, or the 2021 ESPP) as of September 30, 2022, but not including the options to acquire shares of Solid common stock and restricted stock units with respect to shares of Solid common stock (“RSUs”) that will be granted to AavantiBio’s executives and employees in connection with the closing of the Acquisition pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employee’s acceptance of employment with Solid, and the number of shares of Solid common stock available for future awards under the 2020 Plan as of September 30, 2022 (assuming the Amended and Restated 2020 Plan was approved as of such date) and the number of shares of Solid common stock outstanding as of September 30, 2022:
Number of outstanding options	561,812
Weighted average exercise price of outstanding options	$83.36
Weighted average remaining contractual term of outstanding options	8.53
Number of outstanding restricted stock units, or RSUs	140,208
Remaining shares of common stock available under the 2020 Plan	281,615
New shares of common stock requested for approval pursuant to the Amended and Restated 2020 Plan (without regard to annual share increases)	866,666
Estimated total number of shares of common stock available for issuance under all equity-incentive plans or arrangements (other than the 2021 ESPP) reflecting the new shares requested under the Amended and Restated 2020 Plan (without regard to annual share increases)	1,148,281
Number of shares of Solid common stock outstanding (not giving effect to the Acquisition or the Private Placement)	7,533,081
Estimated number of shares of Solid common stock outstanding giving effect to the issuance of an estimated 1,354,104 shares of common stock in the Acquisition (but not including the 1,107,625 shares of Solid common stock subject to stock options and RSUs that will be granted to AavantiBio executives and employees in connection with the closing of the Acquisition)	8,887,185
Estimated number of shares of Solid common stock outstanding giving effect to the issuance of 10,638,290 shares in the Private Placement and issuance of an estimated 1,354,104 shares of common stock in the Acquisition (but not including the 1,107,625 shares of Solid common stock subject to stock options and RSUs that will be granted to AavantiBio executives and employees in connection with the closing of the Acquisition)	19,525,475
As of September 30, 2022, Solid had no outstanding shares of restricted stock, stock appreciation rights, or SARs, or other stock-based awards.

Solid expects that the proposed share pool under the Amended and Restated 2020 Plan will allow it to continue to grant market-competitive equity awards at its historic rates, but the duration of the share pool may vary based on changes in participation and Solid’s stock price and may require Solid to change its current equity grant practices.
Solid believes that its stock-based compensation programs have been integral to its success in the past and will be important to the ability of Post-Closing Solid to succeed in the future. If the Amended and Restated 2020 Plan is not approved by Solid’s stockholders, Solid will not be able to make long-term equity incentive awards that are sufficient to meet its needs. The inability to make competitive equity awards to retain talented employees in a highly competitive market could have an adverse impact on Post-Closing Solid’s business and future prospects. Further, if the Amended and Restated 2020 Plan is not approved, Solid could be forced to increase cash compensation, which will reduce the resources Solid has allocated to meeting its preclinical, clinical and business needs and objectives. Therefore, the approval of the Amended and Restated 2020 Plan is vital to Solid’s future success.
For purposes of this proposal and except where the context otherwise requires, the term “Solid” and similar terms shall include any of Solid’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which Solid has a controlling interest, as determined by Solid’s Board of Directors.
Accordingly, Solid’s Board of Directors believes approval of the Amended and Restated 2020 Plan is in the best interests of Solid and its stockholders and recommends a vote “FOR” the approval of the Amended and Restated 2020 Plan.
The remainder of this Proposal No. 2 includes:
•	Highlights of the Amended and Restated 2020 Plan;
•	Reasons Solid’s Stockholders Should Approve the Amended and Restated 2020 Plan;
•	Information Regarding Overhang and Burn Rate; and
•	Description of the Amended and Restated 2020 Plan.
Highlights of the Amended and Restated 2020 Plan
The Amended and Restated 2020 Plan includes several features that are consistent with protecting the interests of Solid’s stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the Amended and Restated 2020 Plan further below in this proposal as well as in the copy of the proposed Amended and Restated 2020 Plan in Annex F to this proxy statement.
Clawback Policy. In accepting an award under the Amended and Restated 2020 Plan, a participant agrees to be bound by any clawback policy that Solid has in effect or may adopt in the future.
No Automatic Vesting of Awards on a Change in Control Event. The Amended and Restated 2020 Plan does not provide for the automatic vesting of awards in connection with a change in control event.
No Liberal Share Recycling. The Amended and Restated 2020 Plan prohibits the re-granting of (i) Solid shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) Solid shares that were subject to a SAR and were not issued upon the net settlement or net exercise of such award, or (iii) Solid shares repurchased on the open market using proceeds from the exercise of an award.
No Repricing of Awards. The Amended and Restated 2020 Plan prohibits the direct or indirect repricing of stock options or SARs without Solid stockholder approval.
No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying Solid common stock on the date of grant.
No Reload Options or SARs. No options or SARs granted under the Amended and Restated 2020 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
No Dividend Equivalents on Options or SARs. No options or SARs granted under the Amended and Restated 2020 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
Limit on Non-Employee Director Compensation. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director, in his or her capacity as a non-employee director, in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director. However, such maximum amount shall not exceed $1,000,000 in any calendar year in the case of a non-employee director’s initial year of service. Exceptions to these limitations may only be made by Solid’s Board of Directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.
Material Amendments Require Solid Stockholder Approval. Solid stockholder approval is required prior to an amendment of the Amended and Restated 2020 Plan that would (i) materially increase the number of Solid shares authorized (other than as provided under the Amended and Restated 2020 Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
Administered by an Independent Committee. The Amended and Restated 2020 Plan is administered by the Solid’s compensation committee, as delegated by Solid’s Board of Directors. Solid’s compensation committee is made up entirely of independent directors.
Reasons Solid’s Stockholders Should Approve the Amended and Restated 2020 Plan
Incentivizes, Retains and Motivates Talent. It is critical to Post-Closing Solid’s success that it incentivizes, retains and motivates the best talent in what is a tremendously competitive labor market. Solid’s equity-based compensation program has always been and will continue to be a key component in its ability to pay market-competitive compensation to its employees and other service providers, including the additional employees and other service providers who will join Post-Closing Solid as part of or following the Acquisition.
Aligns with Solid Pay-for-Performance Compensation Philosophy. Solid believes that equity-based compensation is fundamentally performance-based. As the value of Solid’s stock appreciates, its employees receive greater compensation at the same time that Solid’s stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then Solid’s employees would not realize any compensation benefit in respect of stock options and would receive lower than intended compensation in respect of RSUs.
Aligns Employee and Director Interests with Solid Stockholder Interests. Providing Solid’s employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and directors with the interests of Solid’s stockholders. If the Amended and Restated 2020 Plan is approved by Solid’s stockholders, Solid will be able to continue fostering this alignment between its employees and non-employee directors and Solid’s stockholders by granting meaningful equity-based incentives.
Consistent with Solid Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the Amended and Restated 2020 Plan” and more thoroughly below, the Amended and Restated 2020 Plan was purposefully designed to include features that are consistent with the interests of Solid’s stockholders and sound corporate governance.
Information Regarding Overhang and Burn Rate
Overhang
In developing Solid’s share request for the Amended and Restated 2020 Plan and analyzing the impact of utilizing equity as a means of compensation on Solid’s stockholders, Solid considered both its “overhang” and its “burn rate.”
Overhang is a measure of potential dilution which Solid defines as the sum of (i) the total number of Solid shares underlying all equity awards outstanding and (ii) the total number of Solid shares available for future award grants, divided by the sum of (a) the total number of shares of Solid common stock underlying all equity awards outstanding, (b) the total number of shares of Solid common stock available for future awards and (c) the number shares of Solid common stock outstanding. Because the number of shares of Solid common stock outstanding will be affected by the Acquisition and the Private Placement, the bullets below present the overhang calculation using various methods for determining the number of shares of Solid common stock outstanding.
As of September 30, 2022, there were 702,020 Solid shares underlying all Solid equity awards outstanding and 281,615 Solid shares available for issuance under the 2020 Plan.
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Overhang Without Regard to the Acquisition and the Private Placement. As of September 30, 2022, there were 7,533,081 shares of Solid common stock outstanding. Based on the foregoing, Solid’s overhang at September 30, 2022 was 11.5%.

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Overhang Including Shares to be Issued in the Acquisition. As of September 30, 2022, there were 7,533,081 shares of Solid common stock outstanding. Assuming the issuance of an estimated 2,425,800 shares of Solid common stock in the Acquisition (including the 1,107,625 shares of Solid common stock subject to stock options and RSUs that will be granted to AavantiBio executives and employees in connection with the closing of the Acquisition), Solid’s overhang at September 30, 2022 would have been 19.0%.

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Overhang Including Shares to be Issued in the Acquisition and the Private Placement. As of September 30, 2022, there were 7,533,081 shares of Solid common stock outstanding. Assuming the issuance of an estimated 2,425,800 shares of Solid common stock in the Acquisition (including the 1,107,625 shares of Solid common stock subject to stock options and RSUs that will be granted to AavantiBio executives and employees in connection with the closing of the Acquisition), as well as the issuance of 10,638,290 shares of Solid common stock in the Private Placement, Solid’s overhang on September 30, 2022 would have been 9.7%.

While approval of the Amended and Restated 2020 Plan is not contingent on the closing of the Acquisition or the Private Placement, the number of shares proposed to be authorized for grant under the Amended and Restated 2020 Plan was developed on the assumption that both transactions would occur. If the 866,666 additional initial shares proposed to be authorized for grant under the Amended and Restated 2020 Plan (but not reflecting the annual evergreen increases) were included in this scenario calculation, Solid’s overhang on September 30, 2022 would have been 13.2%.
Burn Rate
Burn rate provides a measure of the potential dilutive impact of Solid’s equity award program, which Solid calculates by dividing the number of Solid shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects Solid’s burn rate for the 2021, 2020 and 2019 calendar years, calculated on a “gross” basis, as well as an average over those years.
Calendar Year	Awards Granted	Basic Weighted Average Common Shares Outstanding	Gross Burn Rate(1)
2021	247,233	7,118,024	3.5%
2020	100,877	3,462,475	2.9%
2019	113,312	2,685,951	4.2%
3-Year Average	153,807	4,422,150	3.5%
(1)	“Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of Solid common stock outstanding.
Description of the Amended and Restated 2020 Plan
The following is a brief summary of the Amended and Restated 2020 Plan, a copy of which is attached as Annex F to this proxy statement. References to Solid’s Board of Directors in this summary shall include Solid’s compensation committee or any similar committee or sub-committee or the delegated person of Solid to the extent that Solid’s Board of Directors’ powers or authority under the Amended and Restated 2020 Plan have been delegated to such committee or delegated persons, in accordance with the Amended and Restated 2020 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules
The Amended and Restated 2020 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below (collectively, for purposes of this proposal, “awards”).
Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the Amended and Restated 2020 Plan for up to a number of shares of Solid common stock equal to the sum of: (A) 1,533,333 shares of Solid common stock; plus (B) such additional number of shares of Solid common stock (up to 325,268 shares) as is equal to the sum of (i) the number of shares of Solid common stock reserved for issuance under the 2018 Plan that remained available for grant immediately prior to the date that the 2020 Plan originally was approved by Solid’s stockholders and (ii) the number of shares of Solid common stock subject to awards granted under the 2018 Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by Solid at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code); plus (C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2032, equal to the lesser of (i) 5% of the outstanding shares on such date and (ii) an amount determined by the Board.
Subject to adjustment for changes in capitalization and reorganization events, up to 1,858,601 of the shares of common stock that are available for issuance may be granted as incentive stock options under the Amended and Restated 2020 Plan. Shares of Solid common stock issued under the Amended and Restated 2020 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
The Amended and Restated 2020 Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director, in his or her capacity as a non-employee director, in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director or $1,000,000 in the case of a non-employee director’s initial year of service. Moreover, fees paid by Solid on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by Solid’s Board of Directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash and awards granted to non-employee directors in their capacity as advisors or consultants to Solid.
For purposes of counting the number of Solid shares available for the grant of awards under the Amended and Restated 2020 Plan and under the sublimit on awards to non-employee directors, all shares of Solid common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no Solid shares will be counted against the Solid shares available for the grant of awards under the Amended and Restated 2020 Plan. In addition, if Solid grants a SAR in tandem with an option for the same number of shares of Solid common stock and provides that only one such award may be exercised, which we refer to as a tandem SAR, only the Solid shares covered by the option, and not the Solid shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore Solid shares to the Amended and Restated 2020 Plan.
Solid shares covered by awards under the Amended and Restated 2020 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of Solid shares subject to such award being repurchased by Solid at the original issuance price pursuant to a contractual repurchase right) or that result in any Solid shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended and Restated 2020 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of Solid shares counted against the shares available for the grant of awards under the Amended and Restated 2020 Plan and against the sublimit on awards to non-employee directors will be the full number of Solid shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of Solid shares actually used to settle the SAR upon exercise, and the Solid shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Solid common stock that are delivered (by actual delivery, attestation, or net exercise) to Solid by a participant to purchase shares of Solid common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of Solid shares available for the future grant of awards under the Amended and Restated 2020 Plan. Solid shares repurchased by Solid on the open market using proceeds from the exercise of an award will not increase the number of Solid shares available for future grant of awards under the Amended and Restated 2020 Plan.
In connection with a merger or consolidation of an entity with Solid or Solid’s acquisition of property or stock of an entity, Solid’s Board of Directors may grant awards under the Amended and Restated 2020 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as Solid’s Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended and Restated 2020 Plan. No such substitute awards shall count against the overall share limit or any sublimit, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. A participant who is awarded an option receives the right to purchase a specified number of Solid shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of Solid’s common stock on the date of grant. If Solid’s Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of Solid’s common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of Solid’s stock or any of Solid’s subsidiaries. Under the terms of the Amended and Restated 2020 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of Solid stock or any of Solid’s subsidiaries).
The Amended and Restated 2020 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by Solid’s Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by Solid’s Board of Directors, and subject to certain conditions, by delivery to Solid (either by actual delivery or attestation) of shares of Solid common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by Solid’s Board of Directors, by delivery of a notice of “net exercise” as a result of which Solid will retain a number of shares of Solid common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of Solid common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by Solid’s Board of Directors, by any other lawful means, provided, however, that in no event may a participant use a promissory note to pay the exercise price, or (vi) by any combination of these forms of payment. No option granted under the Amended and Restated 2020 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended and Restated 2020 Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. A participant who is awarded a SAR receives, upon exercise, a number of shares of Solid common stock, or cash (or a combination of shares of Solid common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Solid common stock over the measurement price. The Amended and Restated 2020 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of Solid common stock on the date the SAR is granted (provided, however, that if Solid’s Board of Directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended and

Restated 2020 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended and Restated 2020 Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by Solid’s stockholders or otherwise permitted under the terms of the Amended and Restated 2020 Plan in connection with certain changes in capitalization and reorganization events, Solid may not (i) amend any outstanding option or SAR granted under the Amended and Restated 2020 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended and Restated 2020 Plan) and grant in substitution therefor new awards under the Amended and Restated 2020 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with Solid or an acquisition by Solid, described above) covering the same or a different number of shares of Solid common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of Solid common stock, or (iv) take any other action under the Amended and Restated 2020 Plan that constitutes a “repricing” within the meaning of the rules of The Nasdaq Stock Market or any other exchange or marketplace on which Solid’s stock is listed or traded.
Restricted Stock Awards. A participant who is granted a restricted stock award is entitled to acquire shares of Solid common stock, subject to Solid’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by Solid with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of unvested dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.
Restricted Stock Unit Awards. A participant who is granted an RSU award is entitled to receive shares of Solid common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests pursuant to the terms and conditions established by Solid’s Board of Directors. Solid’s Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Solid common stock. Any such dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of Solid common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.
Other Stock-Based Awards. Under the Amended and Restated 2020 Plan, Solid’s Board of Directors may grant other awards of shares of Solid common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Solid common stock or other property, having such terms and conditions as Solid’s Board of Directors may determine. Solid refers to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended and Restated 2020 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of Solid common stock or in cash, as Solid’s Board of Directors may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of Solid common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Cash Awards. Under the Amended and Restated 2020 Plan, Solid’s Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.
Performance Conditions. Solid’s Board of Directors may specify that the degree of granting, vesting and/or payout of any award will be subject to the achievement of one or more of the following performance measures established by Solid’s Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by Solid’s Board of Directors): (1) enterprise value or value creation targets; (2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (3) cash flow, including but not limited to, from operations or free cash flow; (4) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Board; (5) net sales, revenues, net income, or earnings before income tax or other exclusions; (6) operating margin, return on operating revenue, or return on operating profit; (7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital, return on equity, return on assets, return on net assets; (8) market capitalization, earnings per share, fair market value of the shares of the Company, franchise value (net of debt), economic value added; (9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (10) financing and other capital raising transactions; (11) proprietary investment results; (12) estimated market share; (13) expansion of sales in additional geographies or markets; (14) expense management/control or reduction (including, without limitation, compensation and benefits expense); (15) customer satisfaction; (16) technological improvements/implementation, new product innovation; (17) collections and recoveries; (18) property or asset purchases; (19) litigation and regulatory resolution/implementation goals; (20) leases, contracts, or financings (including renewals, overhead, savings, G&A, and other expense control goals); (21) risk management/implementation; (22) development and implementation of strategic plans or organizational restructuring goals; (23) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (24) employee satisfaction or staff development; (25) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; (26) licensing or partnership arrangements; (27) progress of partnered programs and partner satisfaction; (28) progress of internal research or development programs; (29) submission of a new drug application (“NDA”) or the approval of the NDA by the U.S. Food and Drug Administration (“FDA”); (30) submission of an investigational new drug application (“IND”) or the approval of the IND by the FDA; (31) submission of a therapeutic biologics license application (“BLA”) or the approval of the BLA by the FDA; (32) submission to, or approval by, a foreign regulatory body of an applicable filing or a product; (33) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (34) achievement of a launch of a new drug; (35) initiation or completion of a clinical trial phase; (36) implementation or completion of critical projects; (37) achievement of specified milestones in the discovery and development of one or more of Solid’s products; (38) achievement of specified milestones in the commercialization of one or more of Solid’s products; (39) achievement of specified milestones in the manufacturing of one or more of Solid’s products; (40) achievement of specified regulatory milestones relating to one or more of Solid’s products; (41) completion of a merger, acquisition, or any transaction that results in the sale of all or substantially all of the stock or assets; or (42) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Solid’s Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of: (A) special, unusual, non-recurring or extraordinary items, events or circumstances; (B) gains or losses on the dispositions of discontinued businesses or operations; (C) the cumulative effects of changes in accounting principles; (D) the write-down of any asset; (E) fluctuation in foreign currency exchange rates; (F) charges for restructuring and rationalization programs; (G) non-cash, mark-to-market adjustments on derivative instruments; (H) amortization of purchased intangibles; (I) the net impact of tax rate changes; (J) non-cash asset impairment charges; (K) gains on extinguishment of the tax receivable agreement; and (L) any other factors as Solid’s Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by Solid’s Board of Directors. Solid’s Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting Solid or the financial statements of Solid, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Any dividends or dividend equivalents awarded with respect to performance awards will be subject to the same limitations on transfer and forfeitability as the award with respect to which granted. Solid’s Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and Solid’s Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of Solid.
Eligibility to Receive Awards
All of Solid’s employees, officers, and directors, as well as Solid’s consultants and advisors, are eligible to receive awards under the Amended and Restated 2020 Plan. However, incentive stock options may only be granted to Solid’s employees, employees of Solid’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, Solid’s Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if Solid would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of Solid common stock subject to such award to the proposed transferee. Further, Solid is not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to Solid a written instrument in form and substance satisfactory to Solid confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to Solid.
No Rights as a Stockholder; Clawback
No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Solid common stock to be distributed with respect to an award granted under the Amended and Restated 2020 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended and Restated 2020 Plan, a participant agrees to be bound by any clawback policy that Solid has in effect or may adopt in the future.
Plan Benefits
As of September 30, 2022, approximately 101 persons would be eligible to receive awards under the Amended and Restated 2020 Plan, including two of Solid’s named executive officers who are current employees, the two Solid executive officers who are not named executive officers (one of whom is a current consultant and one of whom is a current employee), 88 employees who are not executive officers, nine Solid non-employee directors, and zero active Solid consultants and advisors (who are not executive officers). Following the closing of the Acquisition, additional employees and directors of Post-Closing Solid would be eligible to receive awards under the Amended and Restated 2020 Plan, but Solid cannot now determine such additional number.

Awards Granted Under 2020 Plan
The following table sets forth information about equity-based awards granted under the 2020 Plan since adoption of the 2020 Plan through September 30, 2022 to the individuals and groups described in the below table.
Name and Position	Number of Shares of Common Stock Underlying Stock Options Granted (#)	Number of Shares of Common Stock Underlying Restricted Stock Units Granted (#)
Named executive officers for the year ended December 31, 2021:
Ilan Ganot, Solid’s President and Chief Executive Officer	60,266	15,533
Erin Powers Brennan, Solid’s Chief Legal Officer	25,399	9,616
Joel Schneider, Solid’s former Chief Operating Officer	24,666	11,000
All current executive officers, as a group	151,596	46,082
All current directors who are not executive officers, as a group	119,828	6,483
Each nominee for election as a director	—	—
Each associate of our directors, executive officers or nominees	3,723	4,659
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	395,658	178,589
On November 4, 2022, the last reported sale price of Solid common stock on The Nasdaq Global Select Market was $6.11.
New Plan Benefits Table
The granting of awards under the Amended and Restated 2020 Plan is discretionary, and Solid cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below.
Name and Position	Dollar Value ($)	Number of Shares of Subject to Option Awards (#)	Number of Shares Subject to RSUs (#)
Named executive officers for the year ended December 31, 2021:	—	—	—
Ilan Ganot, President and Chief Executive Officer(1)	—	13,333	6,333
Erin Powers Brennan, Chief Legal Officer	—	—	—
Joel Schneider, former Chief Operating Officer	—	—	—
All current executive officers as a group(1)	—	13,333	6,333
All current directors who are not executive officers as a group	$700,000(2)	44,200(3)	—
All employees, including all current officers who are not executive officers, as a group	—	—	—
(1)
In respect of the services that Mr. Ganot intends to provide to the Company under the Ganot Consulting Agreement, Solid anticipates granting to Mr. Ganot effective upon the closing of the Acquisition an option to purchase 13,333 shares of Solid common stock and 6,333 restricted stock units with respect to Solid common stock. For information about the Ganot Consulting Agreement and these awards, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.

(2)
As consideration for Mr. Smith’s continued services as executive chairman of Solid’s Board from and after January 1, 2023, Solid will, subject to approval of Solid’s Board, grant to Mr. Smith equity awards with an aggregate total Black Scholes value of $700,000, consisting of (i) 50% stock options at an exercise price per share equal to the closing price of Solid’s common stock on January 2, 2023 and (ii) 50% restricted stock units. For information about the First Amendment to Mr. Smith’s Executive Chair Agreement and these awards, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.

(3)
Under Solid’s director compensation program, each new non-employee director elected to Solid’s Board of Directors will receive an option to purchase 6,800 shares of common stock under the 2020 Plan. Further, immediately following each annual meeting of Solid’s stockholders, Solid grants each of its non-employee directors who has served on Solid’s Board of Directors for at least six months prior to the annual meeting an option to purchase 3,400 shares of Solid common stock under the 2020 Plan. The number in the table set forth above represents (i) an option to purchase 3,400 shares expected to be granted to each of eleven non-employee directors of Post-Closing Solid immediately following the 2023 annual meeting of stockholders and (ii) an option to purchase 6,800 shares of common stock expected to be granted to Adam Koppel, upon his appointment to the Board of Directors in connection with the closing of the Acquisition and the Private Placement. The number in the table set forth above excludes (i) options that the non-employee directors will be entitled to receive under the current Solid director compensation program for subsequent years following 2023 and (ii) any discretionary awards that any non-employee director may be awarded under the Amended and Restated 2020 Plan. Based upon the current Solid director compensation program, future awards of options to purchase shares will be made to non-employee directors in 2023 and subsequent years. For information about Solid’s director compensation program, see the section titled “Executive Compensation of Solid—Non-Employee Director Compensation of Solid” beginning on page 190 of this proxy statement. If Solid’s stockholders do not approve the Amended and Restated 2020 Plan, Solid will grant the options to the non-employee directors under the 2020 Plan.
Administration
The Amended and Restated 2020 Plan will be administered by Solid’s Board of Directors. Solid’s Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2020 Plan that it deems advisable and to construe and interpret the provisions of the Amended and Restated 2020 Plan and any award agreements entered into under the Amended and Restated 2020 Plan. Solid’s Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated 2020 Plan or any award in the manner and to the extent it deems expedient and the Board of Directors will be the sole and final judge of such expediency. All actions by Solid’s Board of Directors will be made in Solid’s Board of Directors’ sole discretion and will be final and binding on all persons having or claiming any interest in the Amended and Restated 2020 Plan or in any award.
Pursuant to the terms of the Amended and Restated 2020 Plan, Solid’s Board of Directors may delegate any or all of its powers under the Amended and Restated 2020 Plan to one or more committees or subcommittees of Solid’s Board of Directors. Solid’s Board of Directors has authorized Solid’s compensation committee to administer certain aspects of the Amended and Restated 2020 Plan. Awards granted to non-employee directors must be granted and administered by a committee of Solid’s Board of Directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market or corresponding rules of any other exchange or marketplace on which Solid’s stock is traded or listed. Subject to any requirements of applicable law, Solid’s Board of Directors may, by resolution, delegate to one or more persons (including officers of Solid) or bodies, both of which we refer to as delegated persons, the power to grant awards (subject to any limitations under the Amended and Restated 2020 Plan) to eligible service providers of Solid and to exercise such other powers under the Amended and Restated 2020 Plan as Solid’s Board of Directors may determine, provided that, Solid’s Board of Directors shall fix (i) the maximum number of awards and the maximum number of Solid shares issuable upon exercise of such awards, (ii) the time period during which such awards, and during which shares issuable upon exercise of the awards, may be issued and (iii) the minimum amount of consideration (if any) for which such awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise of the awards; and provided further, that no delegated person shall be authorized to grant awards to itself; and provided further, that no delegated person shall be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).
Subject to applicable limitations contained in the Amended and Restated 2020 Plan, Solid’s Board of Directors, Solid’s compensation committee, or any other committee or subcommittee or delegated person to whom Solid’s Board of Directors has delegated authority pursuant to the Amended and Restated 2020 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of Solid common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Except as otherwise provided in the Amended and Restated 2020 Plan, each award under the Amended and Restated 2020 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and Solid’s Board of Directors need not treat participants uniformly. Solid’s Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.
Solid’s Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Solid common stock, other than an ordinary cash dividend, Solid is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by Solid’s Board of Directors, to (i) the number and class of securities available under the Amended and Restated 2020 Plan, (ii) the share counting rules and sublimit set forth in the Amended and Restated 2020 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event Solid effects a split of Solid common stock by means of a stock dividend and the exercise price of and the number of Solid shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Solid common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
Solid will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended and Restated 2020 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with Solid’s Board of Directors’ approval) arising out of any act or omission to act concerning the Amended and Restated 2020 Plan unless arising out of such person’s own fraud or bad faith.
Amendment of Awards. Except as otherwise provided under the Amended and Restated 2020 Plan with respect to repricing outstanding stock options or SARs, Solid’s Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless Solid’s Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended and Restated 2020 Plan or the change is otherwise permitted under the terms of the Amended and Restated 2020 Plan in connection with certain corporate events.
Reorganization Events
The Amended and Restated 2020 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended and Restated 2020 Plan as (a) any merger or consolidation of Solid with or into another entity as a result of which all of Solid common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of Solid common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) Solid liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the Amended and Restated 2020 Plan, if a reorganization event occurs, Solid’s Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as Solid’s Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and Solid): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of Solid common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, or the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of Solid common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with Solid’s liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.
Solid’s Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the Amended and Restated 2020 Plan.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than Solid’s liquidation or dissolution, Solid’s repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of Solid’s successor and will, unless Solid’s Board of Directors determines otherwise, apply to the cash, securities or other property which Solid common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, Solid’s Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and Solid, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving Solid’s liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and Solid, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Provisions for Foreign Participants
Solid’s Board of Directors may establish one or more sub-plans under the Amended and Restated 2020 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Solid’s Board of Directors will establish such sub-plans by adopting supplements to the Amended and Restated 2020 Plan containing any limitations on Solid’s Board of Directors’ discretion under the Amended and Restated 2020 Plan and any additional terms and conditions not otherwise inconsistent with the Amended and Restated 2020 Plan as Solid’s Board of Directors deems necessary or desirable. All supplements adopted by Solid’s Board of Directors will be deemed to be part of the Amended and Restated 2020 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Withholding
The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before Solid will deliver stock certificates or otherwise recognize ownership of Solid common stock under an award. Solid may elect to satisfy the withholding obligations through additional withholding on salary or wages. If Solid elects not to or cannot withhold from other compensation, the participant must pay Solid the full amount, if any, required for withholding or have a broker tender to Solid cash equal to the withholding obligations. Payment of withholding obligations is due before Solid will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless Solid determines otherwise. If provided for in an award or approved by Solid’s Board of Directors, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Solid common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by Solid’s Board of Directors, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed Solid’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that Solid is able to retain shares of Solid common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or Solid is withholding in a jurisdiction that does not have a statutory minimum withholding tax, Solid may retain such number of Solid shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as Solid shall determine in its sole discretion to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
Amendment or Termination
If Solid receives Solid stockholder approval of the Amended and Restated 2020 Plan, no award may be granted under the Amended and Restated 2020 Plan after the tenth (10th) anniversary of the closing of the Acquisition, but awards previously granted may extend beyond that date. Solid’s Board of Directors may amend, suspend or terminate the Amended and Restated 2020 Plan or any portion of the Amended and Restated 2020 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without Solid stockholder approval and (ii) no amendment that would require Solid stockholder approval under the rules of the national securities exchange on which Solid maintains its primary listing may be made effective unless and until such amendment has been approved by Solid’s stockholders. If the national securities exchange on which Solid maintains its primary listing does not have rules regarding when Solid stockholder approval of amendments to equity compensation plans is required (or if Solid common stock is not then listed on any national securities exchange), no amendment of the Amended and Restated 2020 Plan materially increasing the number of shares authorized under the plan (other than as provided under the Amended and Restated 2020 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until Solid’s stockholders approve such amendment. If at any time the approval of Solid’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, Solid’s Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended and Restated 2020 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended and Restated 2020 Plan at the time the amendment is adopted, provided that Solid’s Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended and Restated 2020 Plan. No award will be made that is conditioned on Solid stockholder approval of any amendment to the Amended and Restated 2020 Plan unless the award provides that (i) it will terminate or be forfeited if Solid stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of Solid common stock) prior to the receipt of such Solid stockholder approval.
If Solid’s stockholders do not approve the Amended and Restated 2020 Plan, the Amended and Restated 2020 Plan will not go into effect, and Solid will not grant any awards under the Amended and Restated 2020 Plan but the existing 2020 Plan will remain in effect. In this event, Solid’s Board of Directors will consider whether to adopt alternative arrangements based on its assessment of its needs.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated 2020 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Solid or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make an election under Section 83(b) of the Code with respect to an RSU award. When the shares or common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended and Restated 2020 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Solid. There will be no tax consequences to Solid except that Solid will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
SOLID’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SOLID’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SOLID BIOSCIENCES INC. AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

SOLID’S BUSINESS
Solid’s mission is to cure Duchenne muscular dystrophy, or Duchenne, a genetic muscle-wasting disease predominantly affecting boys, with symptoms that usually manifest between three and five years of age. Duchenne is a progressive, irreversible and ultimately fatal disease that affects approximately one in every 3,500 to 5,000 live male births and has an estimated prevalence of 5,000 to 15,000 cases in the United States alone. Duchenne is caused by mutations in the dystrophin gene, which result in the absence or near-absence of dystrophin protein. Dystrophin protein works to strengthen muscle fibers and protect them from daily wear and tear. Without functioning dystrophin and certain associated proteins, muscles suffer excessive damage from normal daily activities and are unable to regenerate, leading to the build-up of fibrotic, or scar, and fat tissue. There is no cure for Duchenne and, for the vast majority of patients, there are no satisfactory symptomatic or disease-modifying treatments.
Solid’s founders, who are personally touched by the disease, created a biotechnology company purpose-built to accelerate the discovery and development of meaningful therapies for all patients affected by Duchenne. Through this disease-focused business model, Solid’s research team, led by experts in Duchenne biology and drug development, along with key opinion leaders in Duchenne, continuously evaluate emerging science to identify high-potential product candidates. Solid’s selection process includes extensive diligence and initial pharmacology research with highly specific, predefined criteria, which provide Solid with confidence in its development program decisions.
Solid’s efforts have been focused on SGT-001 and SGT-003, gene transfer candidates under investigation for their ability to drive functional dystrophin protein expression in patients’ muscles and improve the course of the disease.
SGT-001
In March 2022, Solid announced two-year interim safety and efficacy data from the first three Patients (Patients 4-6) treated with SGT-001 in the 2E14 vg/kg dose cohort of its Phase I/II clinical trial called IGNITE DMD. Results suggested durable benefit compared to natural history trajectories 24-months post-administration of SGT-001, across functional, pulmonary and patient reported outcome measures. In addition, no new drug-related safety findings have been identified in patients treated with SGT-001 in IGNITE DMD in post-dosing periods of approximately six months to four years.
In April 2022, Solid announced that it was streamlining its operations and making a strategic shift to a commercially scaled, transient transfection-based manufacturing process for SGT-001, and a related headcount reduction of approximately 35 percent. Solid also announced that it had concluded enrollment in IGNITE DMD and will continue monitoring dosed patients for five years post-treatment.
In September 2022, Solid reported interim data from skeletal muscle biopsies from Patients 6-8 in IGNITE DMD collected 12 months after infusion of SGT-001 at the 2E14 vg/kg dose level. The muscle biopsy results were analyzed by two methods, western blot and immunofluorescence.
Biopsy Results (2E14 Cohort)	3 months (Mean % - Pts. 4-9)	12 months (Mean % - Pts. 6-8)	18 months (Pt. 5)	24 months (Pt. 4)
% Normal Dystrophin (Western Blot)	6.60%	8.40%	70%	BLQ*
% Positive Fibers (Immunofluorescence)
Blinded Assessment (MCW)	31%	30%	85%	10%
Automated Assessment (Flagship)	40%	40%	84%	32%
*	Below the limit of quantification (5%)

The following table summarizes the interim efficacy results for Patients 4-8 in IGNITE DMD at 12-months post-doing:
Summary of 12-Month Interim Efficacy Results of IGNITE DMD for Patients 4-8 (2E14 vg/kg cohort)
	Mean Change from Baseline (Range)	Mean Difference vs Untreated Control Cohort	Mean Difference vs Natural History
6 Minute Walk Test (meter)	52.2 (12 to 85)	60.7	+94.5(1)
North Star Ambulatory Assessment (units)	1.2 (-1 to 3)	5.2	+4.2(2)
Forced Vital Capacity (%p)	12.9 (-10.7 to 36.7)	23.6	+17.9(3)
Peak Expiratory Flow (%p)	1.2 (-28.4 to 26.7)	10.9	+6.2(4)
Forced Expiratory Volume in One Second (%p)	10.1 (-10 to 31.3)	22.6	Not Available
PODCI Global Function (points)	12.0 (2 to 27)	26	+17.1(5)
PODCI Transfer/Basic Mobility (points)	7.0 (-5 to 20)	13	+17.0(6)
PODCI Sports/Physical Functioning (points)	21.0 (0 to 39)	34.5	+24.1(7)
Stride Velocity 95th Centile (%)	8.8 (-4.8 to 28.8)	26	+23.9(8)
(1):	-42.3m expected decline in 12 months after age 7 (Mercuri et al 2016)
(2):	-3.0 unit expected decline in 12 months after age 6.3 (Muntoni eta al 2019)
(3):	-5.0%p expected decline in 12 months after age 6 (Mayer et al 2015)
(4):	-5.0%p expected decline in 12 months after age 6 (Mayer et al 2015)
(5):	-5.05 point expected decline in 12 months (Henricson et al 2013)
(6):	-9.95 point expected decline in 12 months (Henricson et al 2013)
(7):	-3.11 point expected decline in 12 months (Henricson et al 2013)
(8):	-15.1% expected decline in 12 months after age 5 (EMA SV95C Endpoint Qualification Dossier, SYSNAV (Vernon, France)
Solid expects to share additional data from IGNITE DMD in early 2023, including the study’s primary one-year analysis of all treated patients as well as three-year longitudinal data from Patients 4-6.
In September 2022, Solid also announced that it will be pausing activities for SGT-001. Solid intends to complete currently ongoing SGT-001 preclinical and manufacturing activities in order to be in a position to reactivate the program in the future, if desired.
SGT-003
SGT-003 is Solid’s next-generation gene transfer candidate. It is comprised of Solid’s nNOS binding domain microdystrophin transgene, the muscle-specific promoter present in SGT-001 and AAV-SLB101, a novel, rationally designed AAV capsid, that was screened in Solid’s internal development platform for enhanced muscle tropic capsids. Solid believes that the properties of this novel capsid may allow for enhanced benefit over therapies using traditional capsids, potentially both in terms of efficacy and safety. In September 2022, Solid announced that it made the strategic decision to prioritize SGT-003.
In April 2022, Solid released new preclinical data suggesting that the novel, next generation capsid candidate may have meaningful advantages for the delivery of muscle-related gene therapies. New data from a non-human primate study using a reporter transgene in Solid’s novel capsid demonstrated increased muscle tropism, decreased liver biodistribution and improved efficiency compared with AAV9. These results are consistent with earlier in vitro and in vivo studies in both dystrophic (MDX) and wild type mouse models, which suggested improved muscle tropism with Solid’s novel capsid as well as improved expression of Solid’s nNOS microdystrophin compared with AAV9.
In September 2022, Solid released new SGT-003 non-clinical data which reinforced previous comparative analyses that demonstrated increased microdystrophin expression using the novel muscle-tropic capsid AAV-SLB101 compared to AAV9. In an in vivo mdx mouse study, muscle tissues collected 28 days post-dosing from mice treated with SGT-003 manufactured using a transient-transfection based process showed approximately 2.3-fold higher levels of microdystrophin protein, as measured by western blot, compared to mice treated at equivalent doses with SGT-001 manufactured using an HSV based process. Solid believes these data continue to suggest that the AAV-SLB101 capsid, which is used in SGT-003, may be a superior candidate for muscle-targeted gene therapies, with the potential of achieving higher levels of microdystrophin expression with lower total doses, and support the advancement of the development of SGT-003 for the treatment of Duchenne.
Development activities for SGT-003 are ongoing and Solid anticipates submitting an IND for SGT-003 in mid-2023 and, subject to IND clearance, initiating patient dosing in late-2023.

AAVANTIBIO’S BUSINESS
Overview
AavantiBio, Inc., or AavantiBio, is a gene therapy company focused on transforming the lives of patients with rare genetic diseases. AavantiBio’s product candidates include a lead program in Friedreich’s ataxia, a rare inherited neuromuscular genetic disease that causes cardiac and central nervous system dysfunction, and a program in dilated BAG3 mediated dilated cardiomyopathy, or BAG3. In addition, AavantiBio is developing a next generation cardiac capsid library. AavantiBio has optioned novel capsids from a third party which may have increased biodistribution to cardiac tissue, and AavantiBio is sponsoring research aimed at identifying capsids capable of transducing cardiac cells with high efficiencies at relatively low vector doses while avoiding pre-existing neutralizing antibodies and de-targeting the liver. AavantiBio was incorporated on August 14, 2019, under the laws of the state of Delaware, and its headquarters are in Cambridge, Massachusetts, with its laboratories and offices in Gainesville, Florida.
AavantiBio was co-founded by renowned gene therapy researchers Barry Byrne, M.D., Ph.D., and Manuela Corti, P.T., Ph.D., who together brought thirty years of experience to AavantiBio. AavantiBio’s research efforts expand on foundational research conducted by Drs. Byrne and Corti in Friedreich’s ataxia, among other rare genetic disorders. AavantiBio benefits from strategic partnerships with the University of Florida’s Powell Gene Therapy Center and the Muscular Dystrophy Association Care Center at University of Florida Health.
AavantiBio’s Product Candidates
AVB 202
AVB-202 is a novel gene transfer product candidate being developed by AavantiBio for the treatment of Friedrich’s ataxia. Friedrich ataxia is a rare inherited genetic disease caused by loss of frataxin with both neurological and cardiac manifestations affecting muscle control and coordination, with possible loss of vision and hearing and slurred speech. AVB-202, like other potential gene replacement treatments for Friedrich’s ataxia, is intended to replace the frataxin gene across relevant tissues, with the goal of preventing progression or reversing the course of the disease. AVB-202 is in preclinical development and utilizes a dual route of administration (via both intrathecal and intravenous routes) to more rigorously target disease pathology. Preclinical data from three animal models, including mouse and nonhuman primate, supported preclinical proof of concept. Early findings in preclinical studies demonstrated improved survival and cardiac function, as well as mitochondrial function in mice. AavantiBio expects to submit an investigational new drug application, or IND, for AVB-202 in the second half of 2024.
AVB-401
AVB-401 is a novel gene transfer product candidate being developed for the treatment of BAG3. BAG3 is a rare cardiac disease and is characterized by mutations in the BAG3 gene. Sufficient levels of functional BAG3 are required for healthy cardiac function. We expect to initiate IND-enabling studies for AVB-401 in 2024.
Undisclosed Cardiac Programs
AavantiBio is currently researching two undisclosed cardiac programs, for undisclosed cardiac indications.
University License Agreements
Agreement No. A19110
In March 2020, AavantiBio entered into a license agreement with the research foundation of a public research university (“University Research”), under which AavantiBio obtained a royalty-bearing, limited term exclusive, sublicensable, worldwide license under certain patent applications to make, have made, use, sell, have sold, import, and export any product, process or know-how related to certain methods of immune modulation to enhance AAV-mediated gene transfer and allow re-administration as detailed in the agreement (such agreement, “Agreement No. A19110”).
In consideration for the rights granted by Agreement No. A19110, AavantiBio paid a one-time, non-refundable license issue fee in 2020. AavantiBio also pays an annual license maintenance fee to University Research. AavantiBio is also required to pay University Research, on a country-by-country basis earned royalties on the licensed products and, beginning in the calendar year of the first commercial sale of a licensed product. Subject to certain restrictions, AavantiBio has the right to grant sublicenses to third parties. AavantiBio shall pay University Research a percentage of any consideration paid to AavantiBio for such sublicense.
AavantiBio has certain diligence obligations under Agreement No. A19110, including that it must use commercially reasonable efforts to develop markets for the licensed products.
University Research controls the prosecution and maintenance of the patent rights detailed in Agreement No. A19110 in consultation with AavantiBio. In 2020, AavantiBio reimbursed University Research for its patent expenses prior to the effective date of Agreement No. A19110. Generally, AavantiBio is to reimburse University Research for its expenses in connection with the prosecution and maintenance of the patent rights.
Unless terminated earlier by either party in accordance with its terms, Agreement No. A19110 remains in effect until the later of (i) the last to expire valid claim covering the licensed product, or (ii) ten (10) years from the first commercial sale of such licensed product.
Agreement No. A19111
In March 2020, AavantiBio entered into a license agreement with University Research, under which AavantiBio obtained a royalty-bearing, limited term exclusive, sublicensable, worldwide license under certain patent applications to make, have made, use, sell, have sold, import, and export any product, process or know-how related to certain adeno-associated virus vectors for treatment of Friedreich’s Ataxia as detailed in the agreement (such agreement, “Agreement No. A19111”).
In consideration for the rights granted by Agreement No. A19111, AavantiBio paid a one-time, non-refundable license issue fee in 2020. AavantiBio also pays an annual license maintenance fee to University Research. AavantiBio is also required to pay University Research, on a country-by-country basis earned royalties on the licensed products and, beginning in the calendar year of the first commercial sale of a licensed product. Subject to certain restrictions, AavantiBio has the right to grant sublicenses to third parties. AavantiBio shall pay University Research, a percentage of any consideration paid to AavantiBio for such sublicense.
AavantiBio has certain diligence obligations under Agreement No. A19111, including that it must use commercially reasonable efforts to develop markets for licensed products.
University Research, controls the prosecution and maintenance of the patents rights detailed in Agreement No. A19111 in consultation with AavantiBio. In 2020, AavantiBio reimbursed University Research, for its patent expenses prior to the effective date of Agreement No. A19111. Generally, AavantiBio is to reimburse University Research, for its expenses in connection with the prosecution and maintenance of the patent rights
Unless terminated earlier by either party in accordance with its terms, Agreement No. A19111 remains in effect until the later of (i) the last to expire valid claim covering the licensed product, or (ii) ten (10) years from the first commercial sale of such licensed product.
Additional Agreements with University Research
AavantiBio has acquired exclusive rights to additional inventions owned by University Research. AavantiBio continues to advance the research and development of those inventions as required by the agreements that cover those rights, but those inventions are in early-stages of research and are not currently material to AavantiBio’s anticipated spending. AavantiBio does not currently have enough information about the viability of those inventions to become product candidates for which AavantiBio will pursue clinical development.
Life Cell License Agreement
In December 2020, AavantiBio entered into a non-exclusive license agreement with a corporation (“Life Cell” and such agreement, the “Life Cell License”) with respect to life cells, which may be used for producing genetically engineered adeno associated virus particles, among other uses.
In connection with the Life Cell License, AavantiBio paid an upfront fee. In addition, AavantiBio is required to pay a fee for each additional licensee product added to the Life Cell License and a fee for each additional cell line documentation package.
The Life Cell License is terminable by AavantiBio upon thirty (30) days’ written notice and by Life Cell in the event of a material breach which is not cured by AavantiBio within sixty (60) days.

SOLID’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with Solid’s audited consolidated financial statements and notes thereto and Solid’s unaudited condensed consolidated financial statements and notes thereto included elsewhere in this proxy statement.
Some of the statements contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategy for our business, constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. The following information and any forward-looking statements should be considered in light of factors discussed elsewhere in this proxy statement, particularly including those risks identified in the section titled “Risk Factors” beginning on page 10 of this proxy statement and our other filings with the Securities and Exchange Commission.
Our actual results and timing of certain events may differ materially from the results discussed, projected, anticipated, or indicated in any forward-looking statements. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this proxy statement. Statements made herein are made as of the date of the filing of this proxy statement with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this proxy statement, they may not be predictive of results or developments in future periods. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they are made. In this section of the proxy statement, the terms “we,” “us,” “our,” “the Company” or “Solid” refer to Solid Biosciences Inc., unless the context indicates otherwise.
Overview
Our mission is to cure Duchenne muscular dystrophy, or Duchenne, a genetic muscle-wasting disease predominantly affecting boys, with symptoms that usually manifest between three and five years of age. Duchenne is a progressive, irreversible and ultimately fatal disease that affects approximately one in every 3,500 to 5,000 live male births and has an estimated prevalence of 5,000 to 15,000 cases in the United States alone. Duchenne is caused by mutations in the dystrophin gene, which result in the absence or near-absence of dystrophin protein. Dystrophin protein works to strengthen muscle fibers and protect them from daily wear and tear. Without functioning dystrophin and certain associated proteins, muscles suffer excessive damage from normal daily activities and are unable to regenerate, leading to the build-up of fibrotic, or scar, and fat tissue. There is no cure for Duchenne and, for the vast majority of patients, there are no satisfactory symptomatic or disease-modifying treatments.
Our efforts have been focused on SGT-001 and SGT-003, gene transfer candidates under investigation for their ability to drive functional dystrophin protein expression in patients’ muscles and improve the course of the disease.
In September 2022, we announced that we made the strategic decision to prioritize SGT-003 and that we will be pausing activities for SGT-001.
On September 29, 2022, we entered into the Merger Agreement with AavantiBio. Also on September 29, 2022, we entered into the Securities Purchase Agreement. For more detail on the Merger, the Merger Agreement, the Securities Purchase Agreement and the Private Placement, see the sections of this proxy statement entitled “The Acquisition”, “The Merger Agreement” and “Agreements Related to the Acquisition and the Private Placement”.
On October 27, 2022, our board of directors approved a reverse stock split of our outstanding shares of common stock at a ratio of one-for-15 (1:15). The reverse stock split became effective on October 27, 2022. The reverse stock split was approved by our stockholders at our Annual Meeting of Stockholders on June 7, 2022. All

share and per share amounts of the common stock included in this proxy statement have been retrospectively adjusted to give effect to the reverse stock split for all periods presented, including reclassifying an amount equal to the reduction in par value to additional paid-in capital.
Since our inception, we have devoted substantial resources to identifying and developing SGT-001, SGT-003 and other future product candidates, developing our manufacturing processes, organizing and staffing our company and providing general and administrative support for these operations. We have incurred significant losses every year since our inception. We do not have any products approved for sale. To date, we have not generated any revenue from product sales. Our ability to eventually generate any product revenue sufficient to achieve profitability will depend on the successful development, approval and eventual commercialization of SGT-003 and other future product candidates. If successfully developed and approved, we intend to commercialize SGT-003 in the United States and European Union and may enter into licensing agreements or strategic collaborations in other markets. If we generate product sales or enter into licensing agreements or strategic collaborations, we expect that any revenue we generate will fluctuate from quarter to quarter and year to year as a result of the timing and amount of any product sales, license fees, milestone payments and other payments. If we fail to complete the development of SGT-003 and other future product candidates in a timely manner or obtain regulatory approval of them, our ability to generate future revenue, and our results of operations and financial position, would be materially adversely affected.
Due to our significant research and development expenditure, licensing and patent investment, and general administrative costs associated with our operations, we have generated substantial operating losses in each period since our inception. Our net losses were $72.2 million, $88.3 million and $117.2 million for the years ended December 31, 2021, 2020 and 2019, respectively. Our net losses were $25.1 million and $50.4 million for the three and six months ended June 30, 2022, respectively, and $18.7 million and $35.6 million for the three and six months ended June 30, 2021, respectively. As of June 30, 2022, we had an accumulated deficit of $527.2 million. We expect to incur significant expenses and operating losses for the foreseeable future.
As we seek to develop and commercialize SGT-003 or other future product candidates, we anticipate that our expenses will increase significantly and that we will need substantial additional funding to support our continuing operations. Until such time as we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private equity financings, debt financings or other sources, which may include licensing agreements or strategic collaborations. We may be unable to raise additional funds or enter into such agreements or arrangements when needed on favorable terms, if at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back or discontinue the development or commercialization of SGT-003 or other future product candidates.
Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or determine when or if we will be able to achieve or maintain profitability. Even if we are able to generate revenue from product sales, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.
In March 2021, we issued and sold in a public offering 1,666,666 shares of our common stock at a price per share to the public of $86.25, including the full exercise by the underwriters of an option to purchase additional shares of common stock. We received net proceeds of approximately $134.9 million after deducting underwriting discounts and commissions and offering expenses.
As of June 30, 2022, we had cash, cash equivalents, and available-for-sale securities of $162.9 million. Based on our current operating plan and without giving effect to the Acquisition or the Private Placement, the completion of which cannot be assured, we believe that our cash, cash equivalents, and available-for-sale securities as of June 30, 2022 will enable us to fund our operating expenses and capital expenditure requirements into the second quarter of 2024. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently anticipate.
If we are able to complete the Acquisition and the Private Placement, we would expect to have approximately $215.0 million of cash, cash equivalents, and available-for-sale securities at closing, which we believe will be sufficient to fund our operating expenses and capital expenditure requirements into 2025. There is no guarantee that these transactions will close as planned, or at all. We have based this estimate on assumptions that may prove to be wrong, and we could use such capital resources sooner than we currently anticipate.

The ongoing COVID-19 pandemic has caused federal, state, and local governments to implement measures to slow the spread of the outbreak through quarantines, strict travel restriction and bans, heightened border scrutiny and other measures. We are following, and will continue to follow, recommendations from the U.S. Centers for Disease Control and Prevention as well as federal, state, and local governments regarding working-from-home practices for non-essential employees. We expect to continue to take actions as may be required or recommended by government authorities or as we determine are in the best interests of our employees, and other business partners in light of COVID-19. The full extent of the impact of COVID-19 on our business, results of operations and financial condition will depend on future developments that are highly uncertain, including the length and severity of this pandemic, the actions taken to contain it or treat its impact and the impact on our preclinical development, employees, vendors and suppliers, all of which are uncertain and cannot be predicted. We will continue to monitor the situation closely.
Financial operations overview
Revenue
Collaboration revenue
Collaboration revenue was $13.6 million for the year ended December 31, 2021. Collaboration revenue was $8.1 million for the six months ended June 30, 2022 compared to $6.9 million for the six months ended June 30, 2021. We recognized this revenue related to research services and cost reimbursement from the collaboration and license agreement, or the Collaboration Agreement, with Ultragenyx Pharmaceutical Inc., or Ultragenyx.
Product revenue
We have not generated any product revenue to date and do not expect to generate any product revenue from the sale of our products for the foreseeable future, if ever. If our development efforts for SGT-003 or other future product candidates are successful and result in marketing approval, we may generate product revenue in the future from product sales.
Operating expenses
We classify our operating expenses into two categories: research and development, and general and administrative expenses. Personnel costs, including salaries, benefits, bonuses and equity-based compensation expense, comprise a significant component of each of these expense categories. We allocate expenses associated with personnel costs based on the nature of work associated with these resources.
Research and development expenses
Research and development expenses consist primarily of costs incurred for our research activities, including our discovery efforts, and the development of SGT-001, SGT-003 and other future product candidates and include:
•
expenses incurred under agreements with third parties, including contract research organizations, or CROs, that conduct research and preclinical activities on our behalf, as well as contract manufacturing organizations, or CMOs, that manufacture SGT-001, SGT-003 and other future product candidates for use in our preclinical studies and clinical trials;

•	salaries, benefits and other related costs, including equity-based compensation expense, for personnel engaged in research and development functions;
•	costs of outside consultants, engaged to assist in our research and development activities, including their fees, equity-based compensation and related travel expenses;
•	costs of laboratory supplies and acquiring, developing and manufacturing preclinical study and clinical trial materials;
•	costs incurred in seeking regulatory approval of SGT-001, SGT-003 and other future product candidates;
•	expenses incurred under our intellectual property licenses; and
•	facility-related research and development expenses, which include direct depreciation costs and allocated expenses for rent and maintenance of facilities and other operating costs.

We expense research and development costs as incurred. We recognize costs for certain development activities, such as preclinical research and development and clinical trial costs, based on an evaluation of the progress to completion of specific tasks using information and data provided to us by our vendors, collaborators and third-party service providers. Payments for these activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and are reflected in our consolidated financial statements as prepaid or accrued research and development expenses.
We typically use our employee and infrastructure resources across our product candidates. We track outsourced development costs and milestone payments made under our licensing arrangements by product candidates, but we do not allocate personnel costs, license payments made under our licensing arrangements or other internal costs to product candidates on a program-specific basis. These costs are included in unallocated research and development expenses in the table below.
The following tables summarize our research and development expenses by product candidates for the respective periods:
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022	2021	2022	2021
SGT-001	$12,519	$6,734	$18,220	$12,907
SGT-003 and other development programs	1,502	307	4,587	499
Unallocated research and development expenses
Personnel related expenses	6,001	5,765	14,283	11,277
External expenses	3,158	2,707	6,035	5,036
Total unallocated research and development expenses	9,159	8,472	20,318	16,313
Total research and development expenses	$23,180	$15,513	$43,125	$29,719
	For the Year Ended December 31,
(in thousands)	2021	2020
SGT-001	$22,826	$29,526
SGT-003 and other product candidates	948	3,114
Unallocated research and development expenses
Personnel related expenses	24,515	22,009
External expenses	10,450	10,232
Total unallocated research and development expenses	34,965	32,241
Total research and development expenses	$58,739	$64,881
We cannot determine with certainty the duration, costs and timing of clinical trials of SGT-003 and other future product candidates, or if, when or to what extent we will generate revenue from the commercialization and sale of any of our product candidates for which we obtain marketing approval or our other research and development expenses. We may never succeed in obtaining marketing approval for any of our product candidates. The duration, costs and timing of clinical trials and development of our product candidates will depend on a variety of factors, including:
•	the scope, rate of progress, expense and results of any clinical trials of SGT-003 or other future product candidates and other research and development activities that we may conduct;
•	the imposition of regulatory restrictions on clinical trials, including full and partial clinical holds, and the time and activities required to lift any such holds;
•	uncertainties in clinical trial design and patient enrollment or drop out or discontinuation rates;
•	significant and changing government regulation and regulatory guidance;
•	potential additional studies or clinical trials requested by regulatory agencies;
•	the timing and receipt of any marketing approvals; and
•	the expense of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. Our research and development expenses will increase in the future as we initiate clinical trials for SGT-003 or any future product candidates and continue to identify and develop additional product candidates.
General and administrative expenses
General and administrative expenses consist primarily of salaries and other related costs, including equity-based compensation, for personnel in our executive, finance, business development and administrative functions. General and administrative expenses also include legal fees relating to patent and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel expenses, and facility-related expenses, which include direct depreciation costs and allocated expenses for rent and maintenance of office facilities and other operating costs.
We expect that our general and administrative expenses will increase in the future as we support our research and development activities and activities related to the clinical trials for and potential commercialization of SGT-003 and other future product candidates.
Restructuring charges
In April 2022, we implemented changes to our corporate strategy. In connection with the changes to corporate operations, we reduced headcount by approximately 35 percent.
Other income (expense), net
Other income (expense), net consists of interest income earned on our cash, cash equivalents, available-for-sale securities, and funding from charitable organizations, net of financing leases interest expense.
Income taxes
We account for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements but have not been reflected in taxable income. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value.
We account for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Critical accounting policies and use of estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates.
While our significant accounting policies are described in more detail in the notes to Solid’s audited consolidated financial statements appearing elsewhere in this proxy statement, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition
As discussed in Note 2 to Solid’s consolidated audited financial statements included elsewhere in this proxy statement, under Accounting Standards Codification, or ASC, 606, Revenue from Contracts with Customers, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.
To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, we perform the following five steps: (i) identification of the contract(s) with the customer, (ii) identification of the promised goods or services in the contract and determination of whether the promised goods or services are performance obligations, (iii) measurement of the transaction price, (iv) allocation of the transaction price to the performance obligations, and (v) recognition of revenue when (or as) we satisfy each performance obligation. We only apply the five-step model to contracts when it is probable that the entity will collect consideration it is entitled to in exchange for the goods or services it transfers to the customer.
When optional goods or services are offered, we assess the options to determine whether the options grant the customer a material right. This determination includes whether the option is priced at an amount that the customer would not have received without entering into the contract. If we conclude the option conveys a material right, it is accounted for as a separate performance obligation. In identifying performance obligations in a contract, we identify those promises that are distinct. Promised goods or services are considered distinct when the customer can benefit from the goods or services on their own, or together with readily available resources, and the goods or services are separately identifiable from other promises in the contract. If a promise is not distinct, it is combined with other promises in the contract until the combined group of promises is capable of being distinct.
We estimate the transaction price based on the amount of consideration we expect to receive for transferring the promised goods or services in the contract. The consideration may include both fixed consideration and variable consideration. At the inception of each arrangement that includes variable consideration, we evaluate the amount of the potential payments and the likelihood that the payments will be received. If it is probable that a significant revenue reversal would not occur, the variable consideration is included in the transaction price. For contracts that include sales-based royalties for licensed compounds, we recognize revenue at the date when the related sales occur. Finally, we determine whether the contract contains a significant financing component by analyzing the promised consideration relative to the standalone selling price of the promised goods and services and the timing of payment relative to the transfer of the promised goods and services. At each reporting date, we reassess the transaction price and probability of achievement of the performance obligations and the associated constraints on transaction price. If necessary, we adjust the transaction price, recording a cumulative catch-up based on progress for the amount that was previously constrained.
Revenue is recognized when (or as) control of a performance obligation is transferred to the customer. When combined performance obligations contain a promised license and related services or other promises, management judgment is required to determine the appropriate timing of revenue recognition. In doing so, we must identify the predominant promise or promises in the contract to determine whether revenue is recognized at a point in time or over time. If over time, we must determine the appropriate measure of progress. If a license is deemed to be the predominant promise in a performance obligation, we must determine the nature of the license, whether functional or symbolic intellectual property, to conclude whether point-in-time or over-time revenue recognition is most appropriate. The determination of functional or symbolic intellectual property requires an assessment of whether the customer is able to exploit and benefit from the license in its current condition, or if the utility of the license is dependent on or influenced by our ongoing activities or being associated with us.
At each reporting date, we calculate the measure of progress for the performance obligations transferred over time. The calculation generally uses an input measure based on costs incurred to-date relative to estimated total costs to complete the transfer of the performance obligation. The measurement of progress is then used to calculate the total revenue earned, including any cumulative catch-up adjustment. A 10% increase or decrease in the transaction price impacts net revenues from collaborators by a corresponding increase or decrease of approximately $1.3 million. A 10% increase or decrease in the total forecasted costs to be incurred over the period the transfer of goods or services occurs impacts net revenues from collaborators by a corresponding decrease or increase of approximately $0.5 million.

Accrued research and development expenses
As part of the process of preparing our consolidated financial statements, we are required to estimate our accrued research and development expenses. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated costs incurred for the services when we have not yet been invoiced or otherwise notified of the actual costs. The majority of our service providers invoice us in arrears for services performed, on a pre-determined schedule or when contractual milestones are met; however, some require advanced payments. We make estimates of our accrued expenses as of each balance sheet date in our consolidated financial statements based on facts and circumstances known to us at that time. Examples of estimated accrued research and development expenses include fees paid to:
•	CROs in connection with performing research activities on our behalf and conducting clinical trials and preclinical studies on our behalf;
•	vendors in connection with preclinical development activities;
•	vendors related to product manufacturing and development and distribution of clinical and preclinical supplies; and
•	third parties under our intellectual property licenses.
We base our expenses related to preclinical studies and clinical trials on our estimates of the services received and efforts expended pursuant to quotes and contracts with multiple CROs that conduct and manage preclinical studies and clinical trials on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the expense. In accruing fees, we estimate the time period over which services will be performed, and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual or amount of prepaid expense accordingly. Although we do not expect our estimates to be materially different from amounts actually incurred, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and could result in us reporting amounts that are too high or too low in any particular period.
Equity-based compensation
In connection with the completion of our initial public offering, we adopted the 2018 Omnibus Incentive Plan, or the 2018 Plan, which provides for the issuance of share-based awards, including options to purchase common stock. The 2018 Plan provides for the awarding of up to 333,400 shares of common stock for equity awards. On June 16, 2020, our stockholders approved the 2020 Equity Incentive Plan, or the 2020 Plan, which consists of (i) 200,000 shares of common stock and (ii) additional shares of common stock (up to 325,268) as is equal to (i) the number of shares reserved under the 2018 Plan that remained available for grant under the 2018 Plan as of immediately prior to the date the 2020 Plan was approved by our stockholders and (ii) the number of shares subject to awards granted under the 2018 Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. On June 16, 2021, our stockholders approved an amendment to the 2020 Plan to reserve an additional 466,666 shares of common stock for issuance under the plan. Under the 2020 Plan, stock options may not be granted at less than fair value on the date of grant. At June 30, 2022, 247,749 shares remained available for future issuance under the 2020 Plan.
In June 2021, the Company’s stockholders also approved the 2021 Employee Stock Purchase Plan, or the ESPP, which provides for 73,525 shares to be available for purchase by eligible employees according to its terms. At June 30, 2022, 60,358 shares remained available for future issuance under the ESPP.
We measure all stock options and other stock-based awards granted to employees, directors and non-employees based on the fair value on the date of the grant and recognize compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. Forfeitures are accounted for as they occur. We apply the straight-line method of expense recognition to all awards with only service-based vesting conditions. We have not issued any awards with performance-based vesting conditions. For stock-based awards granted to non-employees, compensation expense is recognized over the period during which services are rendered by such non-employees until completed.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We historically have been a private company and lack company-specific historical and implied volatility information. Therefore, we estimate our expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expect to continue to do so until such time as we have adequate historical data regarding the volatility of our own traded stock price. For options with service-based vesting conditions, the expected term of our stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. Through December 31, 2018, the expected term of stock options granted to non-employees is equal to the contractual term of the option award and effective January 1, 2019, the “simplified” method is used. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that we have never paid cash dividends and do not expect to pay any cash dividends in the foreseeable future, if ever.
Results of operations
Comparison of the three months ended June 30, 2022 and 2021
The following table summarizes our results of operations for the three months ended June 30, 2022 and 2021:
	Three Months Ended June 30,		Increase (decrease)	% Change
(in thousands)	2022	2021
Collaboration revenue - related party	$6,169	$3,594	$2,575	72%
Operating expenses:
Research and development	23,180	15,513	7,667	49%
General and administrative	6,851	6,766	85	1%
Restructuring charges	1,520	—	1,520	100%
Total operating expenses	31,551	22,279	9,272	42%
Loss from operations	(25,382)	(18,685)	(6,697)	-36%
Other income (expense), net	290	(10)	300	3000%
Net loss	$(25,092)	$(18,695)	$(6,397)	-34%
Collaboration revenue
Collaboration revenue for the three months ended June 30, 2022 was $6.2 million, compared to $3.6 million of collaboration revenue for the three months ended June 30, 2021. The increase in collaboration revenue was related to the completion of research and development services contemplated under the Collaboration Agreement, resulting in the recognition of the remaining deferred revenue recorded at the time the Collaboration Agreement was executed.
Research and development expenses
	Three Months Ended June 30,		Increase (decrease)	% Change
(in thousands)	2022	2021
SGT-001	$12,519	$6,734	$5,785	86%
SGT-003 and other development programs	1,502	307	1,195	389%
Unallocated research and development expenses
Personnel related expenses	6,001	5,765	236	4%
External expenses	3,158	2,707	451	17%
Total unallocated research and development expenses	9,159	8,472	687	8%
Total research and development expenses	$23,180	$15,513	$7,667	49%
Research and development expenses for the three months ended June 30, 2022 were $23.2 million, compared to $15.5 million for the three months ended June 30, 2021. The increase of $7.7 million in research and development expenses was primarily due to a $5.8 million increase in costs for SGT-001, primarily due to a $7.3 million increased in manufacturing and related costs offset by a $1.5 million reduction in clinical costs, and a $1.2 million increase in costs for SGT-003 and other development programs, primarily due to increased manufacturing and related costs, and an increase in unallocated research and development costs of $0.7 million, primarily due to an increase in facilities costs of $0.5 million and personnel related expenses of $0.2 million.
General and administrative expenses
General and administrative expenses were $6.9 million for the three months ended June 30, 2022, compared to $6.8 million for the three months ended June 30, 2021. The increase of $0.1 million was primarily due to an increase in personnel related expenses.
Restructuring charges
Restructuring charges were $1.5 million for the three months ended June 30, 2022, compared to $0 for the three months ended June 30, 2021. In April 2022, we implemented changes to our corporate strategy to prioritize the advancement of our key programs, SGT-001 and SGT-003. In connection with the changes to corporate operations, we reduced headcount by approximately 35 percent.
Other income (expense), net
Other income (expense), net was $0.3 million for the three months ended June 30, 2022, compared to other expense of less than $0.1 million for the three months ended June 30, 2021. The activity was primarily related to the increase in interest income on available-for-sale securities included within our portfolio.
Comparison of the six months ended June 30, 2022 and 2021
The following table summarizes our results of operations for the six months ended June 30, 2022 and 2021:
	Six Months Ended June 30,		Increase (decrease)	% Change
(in thousands)	2022	2021
Collaboration revenue – related party	$8,094	$6,929	$1,165	17%
Operating expenses:
Research and development	43,125	29,719	13,406	45%
General and administrative	14,203	12,781	1,422	11%
Restructuring charges	1,520	—	1,520	100%
Total operating expenses	58,848	42,500	16,348	38%
Loss from operations	(50,754)	(35,571)	(15,183)	-43%
Other income (expense), net	334	(24)	358	1492%
Net loss	$(50,420)	$(35,595)	$(14,825)	-42%
Collaboration revenue
Collaboration revenue for the six months ended June 30, 2022 was $8.1 million, compared to $6.9 million of collaboration revenue for the six months ended June 30, 2021. The increase in collaboration revenue of $1.2 million was related to the completion of research and development services contemplated under the Collaboration Agreement, resulting in the recognition of the remaining deferred revenue recorded at the time the Collaboration Agreement was executed.

Research and development expenses
	Six Months Ended June 30,		Increase (decrease)	% Change
(in thousands)	2022	2021
SGT-001	$18,220	$12,907	$5,313	41%
SGT-003 and other product candidates	4,587	499	4,088	819%
Unallocated research and development expenses
Personnel related expenses	14,283	11,277	3,006	27%
External expenses	6,035	5,036	999	20%
Total unallocated research and development expenses	20,318	16,313	4,005	25%
Total research and development expenses	$43,125	$29,719	$13,406	45%
Research and development expenses for the six months ended June 30, 2022 were $43.1 million, compared to $29.7 million for the six months ended June 30, 2021. The increase of $13.4 million in research and development expenses was primarily due to a $5.3 million increase in costs for SGT-001 and $4.1 million increase in costs for SGT-003 and other development programs, primarily due to increased manufacturing and related costs, and an increase in unallocated research and development costs of $4.0 million, primarily due to an increase in personnel related expenses of $3.0 million and an increase in other research and development expenses of $1.0 million.
General and administrative expenses
General and administrative expenses were $14.2 million for the six months ended June 30, 2022, compared to $12.8 million for the six months ended June 30, 2021. The increase of $1.4 million was primarily due to an increase in personnel related expenses and legal costs.
Restructuring charges
Restructuring charges were $1.5 million for the six months ended June 30, 2022, compared to $0 for the six months ended June 30, 2021. In April 2022, we implemented changes to our corporate strategy to prioritize the advancement of our key programs, SGT-001 and SGT-003. In connection with the changes to corporate operations, we reduced headcount by approximately 35 percent.
Other income (expense), net
Other income (expense), net was $0.3 million for the six months ended June 30, 2022, compared to other expense, net of less than $0.1 million for the six months ended June 30, 2021. The activity was primarily related to the increase in interest income on available-for-sale securities included within our portfolio.
Comparison of the years ended December 31, 2021 and 2020
The following table summarizes our results of operations for the years ended December 31, 2021 and 2020:
	For the Year Ended December 31,		Increase (decrease)	% Change
(in thousands)	2021	2020
Revenue	$13,620	$—	$13,620	N/A
Operating expenses:
Research and development	58,739	64,881	(6,142)	(9)%
General and administrative	27,135	21,581	5,554	26%
Restructuring expense	—	1,944	(1,944)	(100)%
Total operating expenses	85,874	88,406	(2,532)	(3)%
Loss from operations	(72,254)	(88,406)	16,152	18%

	For the Year Ended December 31,		Increase (decrease)	% Change
(in thousands)	2021	2020
Other income (expense):
Interest income	64	115	(51)	(44)%
Other income	2	1	1	100%
Total other income (expense)	66	116	(50)	(43)%
Net loss	$(72,188)	$(88,290)	$16,102	18%
Collaboration revenue
Collaboration revenue for the year ended December 31, 2021 was $13.6 million, compared to no collaboration revenue for the year ended December 31, 2020. The increase in collaboration revenue was related to research services and cost reimbursement received under the Collaboration Agreement with Ultragenyx, which we entered into in the fourth quarter of 2020.
Research and development expenses
	For the Year Ended December 31,		Increase (decrease)	% Change
(in thousands)	2021	2020
SGT-001	$22,826	$29,526	$(6,700)	(23)%
SGT-003 and other product candidates	948	3,114	(2,166)	(70)%
Unallocated research and development expenses
Personnel related expenses	24,515	22,009	2,506	11%
External expenses	10,450	10,232	218	2%
Total unallocated research and development expenses	34,965	32,241	2,724	8%
Total research and development expenses	$58,739	$64,881	$(6,142)	(9)%
Research and development costs for the year ended December 31, 2021 were $58.7 million, compared to $64.9 million for the year ended December 31, 2020. The decrease of $6.1 million in research and development costs was due to a decrease in SGT-001 research and development costs of $6.7 million primarily due to the impacts of COVID-19, and a decrease of SGT-003 and other product candidates costs of $2.2 million primarily due to license fees incurred in 2020 in conjunction with the Ultragenyx Collaboration agreement. This was partially offset by an increase in unallocated expenses of $2.7 million primarily driven by personnel related expenses from an increase in headcount in 2021.
General and administrative expenses
General and administrative expenses were $27.1 million for the year ended December 31, 2021, compared to $21.6 million for the year ended December 31, 2020. The increase of $5.5 million was due to an increase in personnel related expenses of $4.1 million due to the increase in headcount in 2021 and an increase in consulting fees of $1.4 million.
Restructuring charges
During the year ended December 31, 2021 we recorded no expense related to restructuring compared to $1.9 million of restructuring charges as of December 31, 2020. The restructuring charges related to severance and other employee-related costs in connection with the restructuring that occurred in January 2020. We paid approximately $1.8 million during the year ended December 31, 2020 and $0.1 million during the year ended December 31, 2021.
Interest income
Interest income was $0.1 million and $0.1 million for the years ended December 31, 2021 and 2020, respectively. There was no change as the portfolio of available-for-sale securities remained consistent.

Other income
Other income relates to contributions from charitable organizations. We do not expect these contributions to reoccur in future periods.
Results of operations—years ended December 31, 2020 and 2019
Discussion and analysis of the year ended December 31, 2020 compared to the year ended December 31, 2019 is included in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 15, 2021.
Liquidity and capital resources
Sources of liquidity
To date, we have financed our operations primarily through the sale of redeemable preferred units and member units, the sale of common stock and prefunded warrants to purchase shares of our common stock in private placements and the sale of common stock in our initial public offering and a follow-on public offering, and sales of common stock under our “at-the-market offering” sales agreement, dated March 13, 2019 and as amended on August 16, 2021, by and between us and Jefferies LLC, or Jefferies, or the ATM Sales Agreement. Through June 30, 2022, we raised an aggregate of $144.6 million of gross proceeds from our sales of preferred units prior to the completion of our initial public offering, and an aggregate of $471.3 million of net proceeds from the sale of our common stock through public offerings, including our IPO, private placements, the ATM Sales Agreement, and pursuant to the stock purchase agreement with Ultragenyx, as detailed in the following paragraphs.
On July 30, 2019, we issued and sold in a private placement (i) 707,168 shares of our common stock at a price per share of $69.75 and (ii) 153,046 pre-funded warrants to purchase shares of our common stock at a price per warrant of $69.60. Each pre-funded warrant is exercisable for one share of common stock at an exercise price of $0.15 and the pre-funded warrants have no expiration date. We received $57.9 million of net proceeds from the private placement after deducting offering costs. On October 2, 2020, 9,158 of these pre-funded warrants were exercised.
On October 22, 2020, we entered into the Collaboration Agreement with Ultragenyx. In connection with the execution of the Collaboration Agreement, we also entered into a stock purchase agreement with Ultragenyx, pursuant to which we issued and sold 521,719 shares of our common stock to Ultragenyx for an aggregate purchase price of approximately $40 million.
On December 15, 2020, we issued and sold in a private placement 1,621,621 shares of our common stock at a price per share of $55.50. We received $86.2 million of net proceeds from the private placement after deducting offering costs.
On March 13, 2019, we entered into the ATM Sales Agreement, which was amended in August 2021, under which we may offer and sell, from time to time, shares of our common stock having aggregate gross proceeds of up to $75.0 million through Jefferies as sales agent. Any such sales being made by any method that is deemed an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act. We will pay Jefferies a commission of up to 3% of the gross proceeds of any sales of common stock pursuant to the ATM Sales Agreement. During the year ended December 31, 2020, we sold 420,642 shares pursuant to the ATM Sales Agreement resulting in net proceeds of $23.2 million. During the year ended December 31, 2021 and the three and six months ended June 30, 2022, we did not sell any shares pursuant to the ATM Sales Agreement.
On March 23, 2021, we issued and sold in a public offering 1,666,666 shares of our common stock at a price per share of $86.25, including the full exercise by the underwriters of an option to purchase additional shares of common stock, or the March 2021 Offering. We received net proceeds of approximately $134.9 million after deducting underwriting discounts and commissions and offering expenses.
On May 31, 2022, we received a deficiency letter from the Listing Qualifications Department, or the Staff, of The Nasdaq Stock Market LLC notifying us that, for the last 30 consecutive business days, the bid price for our common stock, had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1), or the Bid Price Requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), or the Compliance Period Rule, we have been provided a period of 180 calendar days, or until November 28, 2022, or the Compliance Date, to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for our common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to us that we have regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). If we do not regain compliance with the Bid Price Requirement by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To help cure the deficiency, we effected a reverse stock split on October 27, 2022. We are actively monitoring our stock price and will consider any and all options available to us to maintain compliance. The alternatives to trading on the Nasdaq Global Select Market or another national securities exchange are generally considered to be less efficient and less broad-based than the national securities exchanges and the liquidity of our common stock will likely be reduced if we fail to regain compliance with the Bid Price Requirement.
As of June 30, 2022, we had cash, cash equivalents and available-for-sale securities of $162.9 million and had no debt outstanding.
Cash flows
The following table summarizes our sources and uses of cash for the six months ended June 30, 2022 and June 30, 2021 (in thousands):
	Six Months Ended June 30,
(in thousands)	2022	2021
Cash used in operating activities	$(43,068)	$(38,466)
Cash used in investing activities	(21,852)	(48,752)
Cash provided by financing activities	95	134,916
Net (decrease) increase in cash, cash equivalents and restricted cash	$(64,825)	$47,698
The following table summarizes our sources and uses of cash for the year ended December 31, 2021 and 2020 (in thousands):
	For the Year Ended December 31,
(in thousands)	2021	2020
Cash used in operating activities	$(77,764)	$(56,599)
Cash (used in) provided by investing activities	(91,086)	6,600
Cash provided by financing activities	134,985	128,700
Net (decrease) increase in cash and cash equivalents	$(33,865)	$78,701
Operating activities
During the six months ended June 30, 2022, operating activities used $43.1 million of cash, primarily resulting from our net loss of $50.4 million, partially offset by cash provided by changes in our operating assets and liabilities of $1.2 million and non-cash charges of $6.1 million. Net cash provided by changes in our operating assets and liabilities during the six months ended June 30, 2022 consisted primarily of a decrease in prepaid expenses and other assets of $0.6 million, an increase in accrued expenses and other current and non-current liabilities of $8.2 million, an increase in accounts payable of $0.4 million and a decrease in accounts receivable of $0.1 million, partially offset by a decrease in deferred revenue of $8.1 million. Non-cash activities were driven by equity-based compensation of $4.4 million, depreciation expense of $1.4 million and amortization on available-for-sale securities of $0.5 million, partially offset from the gain on lease termination of $0.2 million.
During the six months ended June 30, 2021, operating activities used $38.5 million of cash, primarily resulting from our net loss of $35.6 million and cash used in changes in our operating assets and liabilities of $10.9 million offset by non-cash charges of $8.0 million due to equity-based compensation of $6.5 million and depreciation expense of $1.5 million. Net cash used in changes in our operating assets and liabilities during the six months ended June 30, 2021 consisted primarily of a reduction in accrued expenses and other liabilities of $4.8 million, a decrease in deferred revenue of $6.4 million, and an increase in accounts receivable of $0.3 million, offset by a net decrease in prepaid expenses and other assets of $0.6 million.
During the year ended December 31, 2021, operating activities used $77.8 million of cash, primarily resulting from our net loss of $72.2 million offset by non-cash charges of $17.5 million due primarily to equity-based compensation of $13.4 million and depreciation expense of $3.0 million and marketable securities of $1.1 million. Net cash used by changes in our operating assets and liabilities was $23.1 million which included a decrease in deferred revenue of $12.6 million and an increase in accounts receivable of $0.1 million as a result of the Ultragenyx Collaboration Agreement, a decrease in prepaid and other non-current assets of $9.3 million and a decrease in accrued other liabilities and non-current liabilities of $2.3 partially offset by an increase in accounts payable of $1.2 million due to the timing of payments.
During the year ended December 31, 2020, operating activities used $56.6 million of cash, primarily resulting from our net loss of $88.3 million offset by non-cash charges of $15.5 million due primarily to equity-based compensation of $11.6 million and depreciation expense of $3.9 million as well as cash provided by changes in our operating assets and liabilities. Net cash provided by changes in our operating assets and liabilities included a decrease in accounts payable, accrued expenses and non-current liabilities of $4.6 million due to the timing of payments and an increase in deferred revenue of $20.8 million as a result of the Ultragenyx Collaboration Agreement. Net cash provided by changes in our operating assets and liabilities also consisted primarily of an increase in prepaid expenses and other assets of $0.1 million which was primarily due to an increase in prepayments related to research and development activities.
Investing activities
During the six months ended June 30, 2022, investing activities used $21.9 million of cash, resulting from the purchase of available-for-sale securities of $112.7 million and the purchase of property and equipment of $1.3 million, partially offset by the maturity of available-for-sale securities of $92.1 million.
During the six months ended June 30, 2021, investing activities used $48.8 million of cash, resulting from purchases of available-for-sale securities and property and equipment.
During the year ended December 31, 2021, investing activities used $91.1 million of cash, consisting primarily of net purchases of available-for-sale securities of $141.2 million and the purchase of property and equipment of $1.3 million partially offset by the sale of available-for-sale securities of $51.4 million.
During the year ended December 31, 2020, investing activities provided $6.6 million of cash, consisting primarily of net proceeds on the sale and maturity of available-for-sale securities partially offset by purchases of property and equipment.
Financing activities
During the six months ended June 30, 2022, financing activities provided $0.1 million of cash, primarily resulting from the exercise of pre-funded warrants and the purchase of shares under the ESPP plan.
During the six months ended June 30, 2021, financing activities provided $134.9 million of cash resulting from the March 2021 Offering.
During the year ended December 31, 2021, net cash provided by financing activities was $135.0 million as a result of the March 2021 Offering.
During the year ended December 31, 2020, net cash provided by financing activities was $128.7 million, due to the net proceeds from our private placement of shares of our common stock that we completed in December 2020 and sales under the ATM Sales Agreement as well as proceeds from the issuance of common stock to Ultragenyx.
A discussion of changes in our cash flow from the year ended December 31, 2019 to the year ended December 31, 2020 can be found in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2020 Form 10-K.

Funding requirements
We expect our expenses to increase substantially in connection with our ongoing development activities related to SGT-003 and other future product candidates, and our ongoing SGT-001 preclinical and manufacturing activities. In addition, we have incurred and expect to continue to incur costs associated with operating as a public company. We expect that our expenses will increase substantially if and as we:
•	move SGT-003 or other future product candidates into clinical trials;
•	continue research and preclinical development of SGT-003 or other future product candidates;
•	continue ongoing SGT-001 preclinical and manufacturing activities;
•	seek to identify additional product candidates;
•	seek marketing approvals for our product candidates that successfully complete clinical trials, if any;
•	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;
•	arrange for manufacture of larger quantities of our product candidates for clinical development and potential commercialization;
•	maintain, expand, protect and enforce our intellectual property portfolio;
•	hire and retain additional clinical, quality control and scientific personnel;
•	build out new facilities or expand existing facilities to support our activities;
•	acquire or in-license other drugs, technologies and intellectual property;
•	fund a portion of the development or commercialization of products in collaboration with Ultragenyx pursuant to the Collaboration Agreement; and
•	add operational, financial and management information systems and personnel.
As of June 30, 2022, we had cash, cash equivalents and available-for-sale securities of $162.9 million. Based on our current operating plan and without giving effect to the Acquisition or the Private Placement, the completion of which cannot be assured, we believe that our cash, cash equivalents and available-for-sale securities as of June 30, 2022 will be sufficient to fund our operating expenses and capital requirements into the second quarter of 2024. As a result, in order to continue to operate our business beyond that time, we will need to raise additional funds. However, there can be no assurance that we will be able to generate funds on terms acceptable to us, on a timely basis, or at all. In addition, we have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently anticipate.
If we are able to complete the Acquisition and the Private Placement, we would expect to have approximately $215.0 million of cash, cash equivalents, and available-for-sale securities at closing, which we believe will be sufficient to fund our operating expenses and capital expenditure requirements into 2025. There is no guarantee that these transactions will close as planned, or at all. We have based this estimate on assumptions that may prove to be wrong, and we could use such capital resources sooner than we currently anticipate.
Because of the numerous risks and uncertainties associated with the development of SGT-003 and other future product candidates and programs and because the extent to which we may enter collaborations with third parties for development of our product candidates is unknown, we are unable to estimate the timing and amounts of increased capital outlays and operating expenses associated with completing the research and development of our product candidates. Our future capital requirements will depend on many factors, including:
•	our ability to complete, on a timely basis or at all, the Acquisition and the Private Placement;
•	the results of IGNITE DMD and future clinical trials of SGT-003 and other future product candidates;
•	the costs, timing and outcome of regulatory review of SGT-003 and other future product candidates;
•
the scope, progress, results and costs of discovery, laboratory testing, manufacturing, preclinical development and clinical trials for SGT-003 and other future product candidates that we may pursue in the future, if any;

•	the costs associated with our manufacturing process development and evaluation of third-party manufacturers;
•	whether we decide to construct and validate our own manufacturing facility and the associated costs;
•	revenue, if any, received from commercial sale of SGT-003 or other future product candidates, should any of our product candidates receive marketing approval;
•	the costs related to the ongoing SGT-001 preclinical and manufacturing activities;
•	the costs of preparing, filing and prosecuting patent applications, maintaining, defending and enforcing our intellectual property rights and defending intellectual property-related claims;
•	the outcome of any lawsuits filed against us;
•	the terms of our current and any future license agreements and collaborations;
•	the success of our collaboration with Ultragenyx;
•	our ability to establish and maintain additional strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;
•	the payment or receipt of milestones, royalties and other collaboration-based revenues, if any;
•	the extent to which we acquire or in-license other product candidates, technologies and intellectual property; and
•	if and as we need to adapt our business in response to the COVID-19 pandemic and its collateral consequences.
We expect to supply future clinical development programs for SGT-003 with drug produced at a cGMP compliant facility located at one of our CMOs. We intend to establish the capability and capacity to supply SGT-003 and other future product candidates at commercial scale from multiple sources. We have supplied, and expect to continue to supply, until we complete our currently ongoing SGT-001 preclinical and manufacturing activities, drug product produced at a cGMP compliant facility located at one of our CMOs.
Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval for any product candidates or generate revenue from the sale of any products for which we may obtain marketing approval. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of products that we do not expect to be commercially available for many years, if ever. Accordingly, we will need to obtain substantial additional funds to achieve our business objectives.
Adequate additional funds may not be available to us on acceptable terms, or at all. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, our existing stockholders’ ownership interest may be diluted. Any debt or preferred equity financing, if available, may involve agreements that include restrictive covenants that may limit our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends, which could adversely impact our ability to conduct our business, and may require the issuance of warrants, which could potentially dilute existing stockholders’ ownership interests.
If we raise additional funds through licensing agreements and strategic collaborations with third parties, we may have to relinquish valuable rights to our technology, future revenue streams, research programs, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds, we may be required to delay, limit, reduce and/or terminate development of our product candidates or any future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Contractual obligations and commitments
We lease certain office space, lab space and lab equipment in Massachusetts. These leases are used for our continuing operations. For a description of our lease obligations, refer to Note 10 to our audited consolidated financial statements and Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this proxy statement.
We began leasing our new corporate headquarters in June 2022, which consists of approximately 49,869 square feet of office, laboratory, research and development and manufacturing space in Charlestown, Massachusetts. The lease for our new corporate headquarters has an initial term of approximately ten years that expires in 2032 with an option to extend the lease for an additional five years.
We enter into contracts in the normal course of business with CROs and CMOs for clinical trials, preclinical research studies and testing, manufacturing and other services and products for operating purposes. These contracts are cancelable by us upon prior notice of 30 days.
Unconditional purchase commitments of $0.8 million as of December 31, 2021 represent minimum payments due within a year to purchase goods that are enforceable and legally binding and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed or variable price provisions, and the approximate timing of the transaction.
For a description of the Merger Agreement and the Securities Purchase Agreement entered into on September 29, 2022, see Note 17 to the audited consolidated financial statements and Note 15 to the unaudited condensed consolidated financial statements included elsewhere in this proxy statement.
Recently Issued Accounting Pronouncements
See Note 2 to the audited consolidated financial statements and Note 2 to the unaudited condensed consolidated financial statements included elsewhere in this proxy statement for information regarding recently adopted and issued accounting pronouncements.
Emerging Growth Company Status
The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards when they are required to be adopted by public companies that are not emerging growth companies.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISKS OF SOLID
Interests Rate Risk
Solid is exposed to market risk related to changes in interest rates. As of June 30, 2022, Solid’s cash equivalents consisted of money market accounts that have contractual maturities of less than 90 days from the date of acquisition. As of June 30, 2022, Solid’s investments consisted of treasury bills and corporate bond securities that have contractual maturities of less than one year. Solid’s primary exposure to market risk is interest income sensitivity, which is affected by changes in the general level of U.S. interest rates. However, because of the short-term nature of the investments in Solid’s portfolio, an immediate 10% change in market interest rates would not have a material impact on the fair market value of Solid’s investment portfolio or on its financial position or results of operations.
Effects of Inflation
Inflation generally affects Solid by increasing its cost of labor and research and development contract costs. Solid does not believe that inflation has had a material effect on its business, financial condition, or results of operations. Solid’s operations may be subject to inflation in the future.

AAVANTIBIO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of financial condition and results of operations should be read together with the financial statements of AavantiBio, Inc. and accompanying notes appearing elsewhere in this proxy statement. This discussion of the financial condition and results of operations of AavantiBio, Inc. contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. All amounts presented are in accordance with U.S. generally accepted accounting principles (“GAAP”), except as noted. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed below and elsewhere in this proxy statement, including “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” All forward-looking statements included in this proxy statement are based on information available to AavantiBio, Inc. as of the date hereof, and AavantiBio, Inc. assumes no obligation to update any such forward-looking statement.
Unless otherwise indicated or the context otherwise requires, references in this AavantiBio, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “AavantiBio,” “we,” “us,” “our,” “the Company” and other similar terms refer to AavantiBio, Inc. The information and analysis of AavantiBio and its business and financial performance relates to the period prior to the proposed Acquisition of AavantiBio by Solid Biosciences Inc.
Overview
AavantiBio, Inc. is a gene therapy company focused on transforming the lives of patients with rare genetic diseases. The Company was incorporated on August 14, 2019, under the laws of the state of Delaware, and its principal offices are in Cambridge, Massachusetts.
We are subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.
Since our inception, we have devoted substantially all our efforts and financial resources to organizing and staffing our company, business planning, raising capital, performing research and development activities, and providing general and administrative support for these operations. We do not have any products approved for sale and have not generated any product sales. We have funded our operations primarily through the private placement of convertible preferred stock and convertible promissory notes. From inception to June 30, 2022, we have raised net proceeds of approximately $96.7 million from the issuance of convertible preferred stock and $10.5 million from the issuance of convertible promissory notes. As of June 30, 2022, we had cash and cash equivalents of $46.1 million. From inception to December 31, 2021, we have raised net proceeds of approximately $65.1 million from the issuance of convertible preferred stock and $10.5 million from the issuance of convertible promissory notes. As of December 31, 2021, we had cash and cash equivalents of $39.9 million.
We have incurred net losses from operations since our inception. Our net loss was $23.2 million for the six months ended June 30, 2022 and $14.4 million for the six months ended June 30, 2021. As of June 30, 2022, we had an accumulated deficit of $67.4 million. Our net loss was $36.6 million for the year ended December 31, 2021 and $7.0 million for the year ended December 31, 2020. As of December 31, 2021, we had an accumulated deficit of $44.2 million. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, as we advance through our pre-clinical development and depending on the timing of any of our planned and future clinical trials, our expenditures on other development activities, and the cost for regulatory filings. If we obtain marketing approval for any of our product candidates, we will incur significant commercialization expenses for marketing, sales, manufacturing and distribution activities, and additional expenditures to expand our operational, financial and management systems and to increase personnel to support these operations.
We do not expect to generate any revenues from product sales unless and until we successfully obtain regulatory approval for one or more product candidates. Until such time, if ever, as we can generate substantial product revenue, we may finance our operations through equity offerings, debt financings, collaborations, strategic alliances, marketing, distribution or licensing arrangements or through other sources of financing. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements when needed would have a negative impact on our financial condition and may require us to delay, reduce or terminate our research and development programs or other operations, or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
The ongoing COVID-19 pandemic has caused federal, state, and local governments to implement measures to slow the spread of the outbreak through quarantines, strict travel restriction and bans, heightened border scrutiny and other measures. We are following, and will continue to follow, recommendations from the U.S. Centers for Disease Control and Prevention as well as federal, state, and local governments regarding working-from-home practices for non-essential employees. We expect to continue to take actions as may be required or recommended by government authorities or as we determine are in the best interests of our employees, and other business partners in light of COVID-19. The full extent of the impact of COVID-19 on our business, results of operations and financial condition will depend on future developments that are highly uncertain, including the length and severity of this pandemic, the actions taken to contain it or treat its impact and the impact on our pre-clinical development, employees, vendors and suppliers, all of which are uncertain and cannot be predicted.
Acquisition of AavantiBio by Solid Biosciences Inc.
On September 29, 2022, Solid Biosciences Inc. (“Solid”) and the Company entered into an Agreement and Plan of Merger (“the “Merger Agreement”). The Merger Agreement provides for the acquisition of the Company, with the Company surviving as a wholly owned subsidiary of Solid (the “Acquisition”). The aggregate consideration payable by Solid to former stockholders of AavantiBio in the Acquisition will be (i) $1,000 of cash and (ii) a number of shares of Solid’s common stock (the “Stock Consideration”) (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities pursuant to Solid’s proposed private placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any out-of-the-money outstanding stock options of Solid and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), subject to certain adjustments based on the amount of closing indebtedness of AavantiBio. The Acquisition and the Merger Agreement are more fully described elsewhere in the proxy statement.
The Acquisition has been approved by AavantiBio’s board of directors and the requisite stockholders of AavantiBio. The Acquisition is expected to be consummated during the fourth quarter of 2022, and is subject to the satisfaction or waiver of a number of closing conditions as set forth in the Merger Agreement, including the approval of the issuance of the Stock Consideration by Solid’s stockholders. There can be no assurances that the Acquisition will be successfully consummated. The Merger Agreement contains certain termination rights of each of AavantiBio and Solid. Under certain specified circumstances, Solid may be obligated to pay AavantiBio a termination fee of $310,000 and reimburse certain expenses of AavantiBio up to $750,000.
Financial Overview
Research and Development Expenses
To date, our research and development expenses have primarily related to non-clinical development, process development and manufacturing costs of our product candidate. Research and development expenses are recognized as incurred.
Research and development expenses include:
•	salaries, payroll taxes, bonuses, benefits and stock-based compensation charges for personnel engaged in research and development efforts;
•
external research and development expenses incurred under agreements with contract research organizations, or CROs, investigative sites and consultants and other third-party organizations that conduct our non-clinical studies and development activities;

•	costs related to manufacturing material for our non-clinical and process development studies, including fees paid to third-party manufacturers;
•	costs related to compliance with regulatory requirements and regulatory filings; and
•	indirect expenses including insurance and facility-related expenses.
Our external research and development expenses for our product candidates consists primarily of fees, materials and other costs paid to CROs, consultant and contractors. Our pre-clinical studies and manufacturing costs for the periods presented below reflect expenses associated with personnel costs, equity-based compensation expense, and indirect costs incurred in support of overall research and development, such as facilities-related costs.
We cannot determine with certainty the timing of initiation, the duration or the completion costs of current non-clinical studies or future clinical trials and the manufacturing costs of our product candidates due to the inherently unpredictable nature of clinical development and manufacturing activities. Clinical development and manufacturing timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to which product candidates to pursue and how much funding to direct to each product candidate on an ongoing basis in response to the results of ongoing pre-clinical studies, future clinical trials, regulatory developments and our ongoing assessments as to each product candidate’s commercial potential. In addition, we cannot forecast to what degree our current and future licensing, supply and distribution arrangements would affect our development plans and capital requirements.
The duration, costs and timing of future clinical trials and development of our product candidates will depend on a variety of factors that include:
•	receipt of regulatory approval to initiate the trials;
•	per patient trial costs;
•	the number of patients that participate in the trials;
•	the number of sites included in the trials;
•	the countries in which the trials are conducted;
•	the length of time required to enroll eligible patients;
•	the number of doses that patients receive;
•	the drop-out or discontinuation rates of patients;
•	potential additional safety monitoring or other studies requested by regulatory agencies;
•	the efficacy and safety profile of our product candidates;
•	the cost to seek regulatory approvals for any product candidates that successfully complete pre-clinical trials
•	the timing, receipt, and terms of any approvals from applicable regulatory authorities including the FDA and non-U.S. regulators;
•	maintaining a continued acceptable safety profile of our product candidates following approval, if any, of our product candidates;
•
establishing or maintaining commercial manufacturing capabilities or making arrangements with third-party manufacturers in order to ensure that we or our third-party manufacturers are able to make product successfully;

•	significant and changing government regulation and regulatory guidance;
•	the impact of any business interruptions to our operations or to those of the third parties with whom we work, particularly in light of the current COVID-19 pandemic environment; and
•	the extent to which we establish additional strategic collaborations or other arrangements.

A change in the outcome of any of these variables with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate. The process of conducting the necessary clinical research and manufacturing to obtain regulatory approval is costly and time-consuming. The actual probability of success for our product candidates or any future candidates may be affected by a variety of factors, including those set forth above. We may never succeed in obtaining regulatory approval for our current or future product candidates. Further, a number of factors, including those outside of our control, could adversely impact the timing and duration of our product candidates’ or any future candidates’ development, which could increase our research and development expenses.
General and Administrative
General and administrative expenses consist primarily of salaries and related costs, including stock-based compensation, for personnel in executive, finance and administrative functions. General and administrative expenses also include legal fees incurred relating to corporate and patent matters, professional fees incurred for accounting, auditing, tax and administrative consulting services, facility costs, market research costs, and insurance costs.
Change in fair value of derivative liability
In connection with certain license agreements, the Company recorded a derivative liability on its balance sheet associated with a fee due to the licensors upon an event of change of control. The Company remeasures the derivative liability at fair value at each reporting date and recognizes changes in the fair value of the derivative liability as a component of other income (expense) in the Company’s statement of operations and comprehensive loss.
Results of Operations
Comparison of the Six Months Ended June 30, 2022 and 2021:
The following table summarizes our results of operations for the six months ended June 30, 2022 and 2021 (in thousands):
	Six Months Ended June 30,
	2022	2021	Change
Operating expenses:
Research and development	$18,337	$9,893	$8,444
General and administrative	5,393	4,426	967
Total operating expenses	23,730	14,319	9,411
Loss from operations	(23,730)	(14,319)	(9,411)
Other income (expense):
Change in fair value of derivative liability	515	(105)	620
Total other income (expense), net	515	(105)	620
Net loss and comprehensive loss	$(23,215)	$(14,424)	$(8,791)

‘Research and Development Expenses
The following table summarizes our research and development expenses allocated by category for the six months ended June 30, 2022 and 2021 (in thousands):
	Six Months Ended June 30,
	2022	2021	Change
Research, Pre-Clinical, Non-Clinical	$4,727	$3,869	$858
Technical Operations	4,587	879	3,708
Clinical Research Organization Costs	1,088	2,723	(1,635)
Salary and Related Costs	5,070	202	4,868
Consulting Costs	1,437	1,684	(247)
Other R&D Overhead Expenses	1,428	536	892
Total Research and Development Expenses	$18,337	$9,893	$8,444
Research and development expenses were $18.3 million and $9.9 million for the six months ended June 30, 2022 and June 30, 2021, respectively. The increase in research and development expenses of $8.4 million was primarily related to the following:
•	an increase of $4.9 million in payroll and related costs primarily attributable to an increase in headcount from 25 to 48 employees,
•	an increase of $3.7 million in technical operations largely due to the growth in manufacturing and process development on our lead product candidate,
•	an increase of $1.4 million in research largely due to an increase in lab supplies, consulting cost and other overhead expenses;
•	partially offset by a decrease of $1.6 million in CRO costs for non-clinical studies and testing that were put on hold.
General and Administrative Expenses
General and administrative expenses were $5.4 million and $4.4 million for the six months ended June 30, 2022 and June 30, 2021, respectively. The increase in general and administrative expenses of $1.0 million was primarily related to other overhead expenses.
Total Other Income (Expense)
Total other income (expense) was $0.5 million and $(0.1) million for the six months ended June 30, 2022 and 2021, respectively. The decrease in other income of $0.6 million was due to an increase in the fair value of our derivative liability due to the decrease in the discount rate from 20% to 15%.
Comparison of the Years Ended December 31, 2021 and 2020:
The following table summarizes our results of operations for the years ended December 31, 2021 and 2020 (in thousands):
	Year Ended December 31,
	2021	2020	Change
Operating expenses:
Research and development	$26,387	$4,308	$22,079
General and administrative	9,172	2,098	7,074
Total operating expenses	35,559	6,406	29,153
Loss from operations	(35,559)	(6,406)	(29,153)
Other income (expense):
Interest expense, net	—	(404)	404
Change in fair value of derivative liability	(1,035)	(160)	(875)
Total other expense, net	(1,035)	(564)	(471)
Net loss and comprehensive loss	$(36,594)	$(6,970)	$(29,624)

Research and Development Expenses
The following table summarizes our research and development expenses allocated by category for the years ended December 31, 2021 and 2020 (in thousands):
	Year Ended December 31,		Change
	2021	2020
Research, Pre-Clinical, Non-Clinical	$7,695	$2,608	$5,087
Technical Operations	4,525	18	4,507
Clinical Research Organization Costs	4,830	503	4,327
Salary and Related Costs	3,899	451	3,448
Consulting Costs	4,040	417	3,623
Other R&D Overhead Expenses	1,398	311	1,087
Total Research and Development Expenses	$26,387	$4,308	$22,079
Research and development expenses were $26.4 million and $4.3 million for the years ended December 31, 2021 and December 31, 2020, respectively. The increase in research and development expenses of $22.1 million was primarily related to the following:
•	an increase of $5.1 million in research largely due to an increase in lab supplies,
•	an increase of $4.5 million in technical operations largely due to the growth in manufacturing and process development on our lead product candidate,
•	an increase of $4.3 million in CRO costs for non-clinical studies and testing,
•	an increase of $3.6 million in consulting fees,
•	an increase of $3.4 million in payroll and related costs primarily attributable to an increase in headcount from 40 to 48 employees mainly due to executives hire and bonus accrual, and
•	an increase of $1.1 million in other research and development expenses.
General and Administrative Expenses
General and administrative expenses were $9.2 million and $2.1 million for the years ended December 31, 2021 and December 31, 2020, respectively. The increase in general and administrative expenses of $7.1 million was primarily related to an increase of $5.7 million in payroll and related costs primarily attributable to an increase in headcount from 9 to 19 employees and related bonus, an increase of $0.4 million in consulting fees, and an increase of $1.0 million in other overhead expenses.
Total Other Income (Expense)
Total other expense was $1.0 million and $0.6 million for the years ended December 31, 2021 and 2020, respectively. The increase in other expense of $0.4 million was primarily related to an increase of $0.8 million in the fair value of our derivative liability due to the decrease in the discount rate from 20% to 15%, offset by a decrease of $0.4 million in interest expense due to the conversion of convertible promissory notes into preferred stock in October and November 2020.
Liquidity and Capital Resources
Sources of liquidity and capital
Since our inception, we have incurred significant operating losses. We expect to incur significant expenses and operating losses for the foreseeable future. To date, we have funded our operations primarily through the sale of convertible preferred stock and convertible promissory notes. Through June 30, 2022, we had raised net proceeds of approximately $96.7 million from the issuance of the convertible preferred stock and $10.5 million from the issuance of convertible promissory notes. We do not have any products approved for sale and have not generated any product sales. As of June 30, 2022, we had cash and cash equivalents of $46.1 million. We expect that our cash on hand of $46.1 million as of June 30, 2022 will fund our operations through at least one year from the date of issuance of the unaudited condensed financial statements included elsewhere in this proxy statement.

License and collaboration agreements
We have obligations under various license and collaboration agreements to make potentially significant milestone payments in the future and to pay royalties on sales of any product candidates covered by those agreements that eventually achieve regulatory approval and commercialization. For information regarding these agreements, see - Contractual Obligations and Commitments below and Note 7, “License Agreements” to our audited financial statements included elsewhere in this proxy statement.
Cash Flows for Six Months Ended June 30, 2022 and 2021:
The following table sets forth the primary sources and uses of cash and cash equivalents for the six months ended June 30, 2022 and 2021 (in thousands):
	Six Months Ended June 30,
	2022	2021
Net cash used in operating activities	$(24,509)	$(11,939)
Net cash used in investing activities	(881)	(389)
Net cash provided by financing activities	31,573	381
Net change in cash and cash equivalents	$6,183	$(11,947)
Cash and cash equivalents increased by $6.2 million and decreased by $11.9 million for the six months ended June 30, 2022 and 2021, respectively, based on the following components:
Operating Activities
During the six months ended June 30, 2022, operating activities used $24.5 million of cash, primarily driven by our net loss of $23.2 million and $2.1 million of net cash used for changes in our operating assets and liabilities which was mainly driven by an increase of $1.5 million in accrued expenses and accounts payable, offset by non-cash items of $0.8 million.
During the six months ended June 30, 2021, operating activities used $11.9 million of cash, primarily driven by our net loss of $14.4 million and $2.1 million of net cash used for changes in our operating assets and liabilities which was mainly driven by a decrease of $1.8 million in derivative liability, offset by non-cash items of $0.4 million.
Investing Activities
During the six month periods ended June 30, 2022 and 2021, net cash used in investing activities consisted entirely of purchases of property and equipment. The purchase of property and equipment for all periods are primarily related to equipment purchases as we expanded our research and development and manufacturing activities, in addition to corporate office space.
Financing Activities
During the six months ended June 30, 2022, net cash of $31.6 million was provided by financing activities in connection with the issuance of convertible preferred stock.
During the six months ended June 30, 2021, net cash of $0.4 million was provided by financing activities in connection with the issuance of restricted stock.
Cash Flows for Years Ended December 31, 2021 and 2020:
The following table sets forth the primary sources and uses of cash and cash equivalents for the years ended December 31, 2021 and 2020 (in thousands):
	Year Ended December 31,
	2021	2020
Net cash used in operating activities	$(27,766)	$(5,450)
Net cash used in investing activities	(1,044)	(1,635)
Net cash provided by financing activities	32,986	41,515
Net change in cash and cash equivalents	$4,176	$34,430

Operating Activities
During the year ended December 31, 2021, operating activities used $27.8 million of cash, primarily driven by our net loss of $36.6 million, offset by $6.7 million of net cash provided by changes in our operating assets and liabilities of $6.7 million which was mainly driven by a decrease of $2.3 million in accrued expenses, $2.6 million in accounts payable and $1.8 million in derivative liability, and non-cash items of $2.1 million.
During the year ended December 31, 2020, operating activities used $5.5 million of cash, primarily driven by our net loss of $7.0 million, offset by $0.8 million of net cash provided by changes in our operating assets and liabilities which was driven by a decrease of $0.7 million in accounts payable, $0.7 million in derivative liability, and non-cash items of $2.1 million.
Investing Activities
During the years ended December 31, 2021 and 2020, net cash used in investing activities consisted entirely of purchases of property and equipment.
The purchase of property and equipment for all periods is primarily related to equipment purchases as we expanded our research and development and manufacturing activities, in addition to corporate office space.
Financing Activities
During the year ended December 31, 2021, net cash provided by financing activities was $33.0 million, consisting of $32.6 million in net proceeds from the issuance of convertible preferred stock and of $0.4 million from the issuance and sale of restricted stock.
During the year ended December 31, 2020, net cash provided by financing activities was $41.5 million, consisting primarily of $32.5 million in net proceeds from the issuance and sale of convertible preferred stock and of $9.0 million from the issuance of convertible promissory notes.
Future Funding Requirements
We expect our expenses to increase substantially in connection with our ongoing development activities related to our current and future product candidates. The timing and amount of our funding requirements will depend on many factors, including:
•	the scope, progress, results and costs of researching and developing our current product candidates, as well as other additional product candidates we may develop and pursue in the future;
•	the scope and costs of manufacturing our product candidates and commercial manufacturing activities;
•	the timing of, and the costs involved in, obtaining marketing approvals for our product candidates;
•	the number of future product candidates that we may pursue and their development requirements;
•
subject to receipt of regulatory approval, the costs of commercialization activities for our product candidates, to the extent such costs are not the responsibility of any collaborators, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

•	subject to receipt of regulatory approval, revenue, if any, received from commercial sales of our product candidates or any other additional product candidates we may develop and pursue in the future;
•	the extent to which we in-license or acquire rights to other products, product candidates or technologies;
•	our headcount growth and associated costs as we expand our employee headcount and establish a commercial infrastructure;
•
the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights, including enforcing and defending intellectual property related claims; and

•	whether the Acquisition of AavantiBio by Solid is consummated.
Until such time, if ever, as we cannot generate substantial product revenues to support our cost structure, we expect to finance our cash needs through a combination of our existing cash, equity offerings, debt financings and other capital sources which may include strategic collaborations, licensing or other arrangements with third parties. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions. If we raise funds through additional collaborations, or other similar arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, development programs or product candidates or grant licenses on terms that may not be favorable to us and/or may reduce the value of our stock.
Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the US and worldwide resulting from the ongoing COVID-19 pandemic or otherwise. Because of the numerous risks and uncertainties associated with product development, we cannot predict the timing or amount of increased expenses and cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.
Contractual Obligations and Commitments
Operating Leases
On December 12, 2019, the Company entered into an operating lease which commenced on May 1, 2020, for office and laboratory space in Florida, which expires in April of 2025.
On January 1, 2021, the Company entered into an additional operating lease for office and laboratory space in Florida, which expires in December 2022.
On August 1, 2021, the Company entered into another operating lease for laboratory space in Florida, which expires in December 2022.
On January 10, 2022, the Company entered an operating lease which commenced on April 4, 2022, for office and laboratory space in Florida that expires in October 2032.
On January 17, 2022, the Company entered into an operating lease which commenced on February 16, 2022, for office and laboratory space in North Carolina through February 2024,
For more information regarding these agreements, see Note 11, “Commitments and Contingencies” to our audited financial statements and Note 11, “Commitments and Contingencies” to our unaudited condensed financial statements included elsewhere in this proxy statement.
License Agreements with a University
Between March 2020 and June 2021, the Company entered into multiple license agreements with the university, a related party as further described in Note 13, Related Party Transactions, relating to certain patent rights and know-how. Under the license, the Company is obligated to use commercially reasonable efforts to develop, commercialize and maintain supply of licensed product.
In connection with the license, the Company paid an aggregate upfront fee of $45,000 and is required to pay an aggregate annual license maintenance fee of $45,000 until the first year in which the Company sells a licensed product. The Company also agreed to pay royalties on annual net sales of licensed products on a licensed-product-by-licensed product basis until the expiration of the last of the patent rights licensed under the license. In addition, the Company is required to make contingent milestone payments to the university totaling up to $15.4 million in the aggregate upon the achievement of certain clinical and regulatory milestones. The Company is required to pay a fee upon a change in control. Under the license agreements, the combined fee payable upon a change in control is expected to be a mid-single digit percentage of the acquisition value.
License Agreement with a Third Party
In December 2020, the Company entered into a non-exclusive license agreement with a third party with respect to life cells for producing genetically engineered adeno associated virus (AAV) particles. In connection with the license, the Company paid an upfront fee of $450,000. In addition, the Company is required to pay a fee of $450,000 for each additional licensee product added to the license and a fee of $50,000 for each additional cell line documentation package. Lastly, the Company is required to pay a fee of $450,000 upon a change in control, which payment would be triggered upon the closing of the Acquisition.

License Agreement with Another University
In December 2021, the Company entered into an exclusive license agreement with another university with respect to certain patent rights. In connection with the license, the Company paid an upfront fee of $20,000. In addition, under the terms of the license, the Company is required to pay a minimum annual license maintenance fee of $10,000 for years 2022 through 2025 and $25,000 for year 2026 and thereafter, until the first year in which the Company sells a licensed product. The Company also agreed to pay royalties on annual net sales of licensed products on a licensed-product-by-licensed product until the expiration of the last of the patent rights licensed under the license. In addition, the Company is required to make contingent milestone payments totaling up to $5.0 million in aggregate upon the achievement of certain clinical and regulatory milestones. In the event that the Company sublicenses the licensed patent rights, the university is also entitled to receive a percentage of the sublicensing revenue received by the Company. The Company is required to pay ongoing patent expense fees in relation to the licensed patents.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Estimates
Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to accruals for research and development expenses, valuation of derivatives, and valuation of equity awards. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
While our significant accounting policies and estimates are described in more detail in Note 2, “Summary of Significant Accounting Policies” to our audited financial statements included elsewhere in this proxy statement, we believe that the following critical accounting estimates are those most critical to the judgements and estimates used in the preparation of our financial statements.
Derivative Liability
The Company evaluates all of its financial instruments, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. We are required to use judgement in certain assumptions used in the valuation of our derivative liabilities. The assumptions include the discount rate, volatility and expected term used in the Monte Carlo simulation model. Changes to these inputs could result in material changes to the fair value of our derivative liability. In connection with certain transactions, the Company has identified embedded derivatives that require separate accounting. The derivatives are recorded as liabilities on the Company’s balance sheet and are remeasured to fair value at each reporting date until the derivative is settled. Changes in the fair value of the derivative liabilities are recognized as other income (expense) in the statement of operations.

Fair Value Measurements
In determining the fair value of its assets and liabilities, the Company uses various valuation approaches. The Company employs a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:
Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Level 2 – Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
The availability of observable inputs can vary among the various types of financial assets and liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for financial statement disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is categorized is based on the lowest level input that is significant to the overall fair value measurement.
Recently Issued Accounting Pronouncements
Refer to Note 2, “Summary of Significant Accounting Policies” in the notes of our audited financial statements as of and for the years ended December 31, 2021 and 2020 appearing elsewhere in this proxy statement, for a discussion of recent accounting pronouncements.

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT THE MARKET RISKS
OF AAVANTIBIO
Interest Rate Risk
Interest rate risk is the risk that the value or yield of fixed-income investments may decline if interest rates change. Fluctuations in interest rates may impact the level of interest expense recorded on outstanding borrowings. AavantiBio does not have any current financing obligations and its cash consists of cash in a readily available checking and money market accounts. As a result, AavantiBio’s financial statements are not impacted by interest rate changes. AavantiBio does not enter into derivative financial instruments, including interest rate swaps, for hedging or speculative purposes.
Effects of Inflation
Inflation generally affects AavantiBio by increasing its cost of labor and research and development contract costs. AavantiBio does not believe that inflation has had a material effect on its business, financial condition, or results of operations. AavantiBio’s operations may be subject to inflation in the future.

MANAGEMENT FOLLOWING THE ACQUISITION
Executive Officers and Directors
Following the consummation of the Acquisition, Alexander (Bo) Cumbo (AavantiBio’s President and Chief Executive Officer who will serve as President and Chief Executive Officer of Post-Closing Solid following the Acquisition) and Adam Koppel (Managing Director of Bain Capital Life Sciences and former member of the Board of Solid) will each join the board of directors of Post-Closing Solid. All of the current members of Solid's Board will remain on the board of directors of Post-Closing Solid. The staggered structure of Solid’s board of directors will remain in place for the combined company following the completion of the Acquisition.
The following table sets forth the name, age and position of each of the individuals who are expected to serve as executive officers and directors of Post-Closing Solid as of October 28, 2022.
Name	Age	Position
Executive Officers:
Alexander (Bo) Cumbo	51	President, Chief Executive Officer and Director
Stephen DiPalma	63	Interim Chief Financial Officer
David Tyronne “Ty” Howton	50	Chief Administrative Officer and Corporate Secretary
Jennifer Marlowe, Ph.D.	46	Chief Scientific Officer, Friedreich’s Ataxia & Cardiac Pipeline
Carl Morris, Ph.D.	52	Chief Scientific Officer, Neuromuscular
Jessie Hanrahan, Ph.D.	47	Chief Regulatory Officer
Paul Herzich	45	Chief Technology Officer

Non-Employee Directors:
Ian F. Smith	56	Executive Chair of the Board
Martin Freed, M.D., F.A.C.P.	61	Director
Ilan Ganot	48	Director
Robert Huffines	57	Director
Clare Kahn, Ph.D.	70	Director
Georgia Keresty, Ph.D., M.PH.	61	Director
Adam Koppel, M.D., Ph.D.	52	Director
Sukumar Nagendran, M.D.	56	Director
Rajeev Shah	45	Director
Adam Stone	43	Director
Lynne Sullivan	56	Director
Each executive officer will serve at the discretion of the Board and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the proposed combined company directors or executive officers.
Executive Officers
Alexander (Bo) Cumbo has served as the President and Chief Executive Officer of AavantiBio, a gene therapy company, since October 2020. Mr. Cumbo has served on the board of directors of AavantiBio since October 2020. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc., a precision genetic medicine company, ultimately serving as Executive Vice President, Chief Commercial Officer. From 2011 to 2013, Mr. Cumbo served as Vice President of Sales and Treatment Education for Vertex Pharmaceuticals Incorporated (“Vertex”), a global biotechnology company, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as Area director for Vertex. Prior to Vertex, Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV, and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo has served on the board of Verve Therapeutics, Inc. since June 2022. Mr. Cumbo previously served on the board of RA Pharmaceuticals, Inc., a clinical stage biopharmaceutical company acquired by UCB, Brussels, from November 2018 to April 2020. Mr. Cumbo received a Bachelor of Science in Laboratory Technology from Auburn University. We believe Mr. Cumbo is qualified to serve on Post-Closing Solid’s Board of Directors because of his extensive leadership experience in the biopharmaceutical industry.

Stephen DiPalma has served as Solid’s Interim Chief Financial Officer and Treasurer of Solid since January 2021. He is currently a managing director of Danforth Advisors, LLC, a financial consultancy firm that specializes in working with life sciences companies. Prior to, and during his tenure at Danforth, Mr. DiPalma has served as Chief Financial Officer to a number of public companies, in addition to many private companies in various stages of development. Immediately prior to joining Danforth in 2014, he served as Chief Financial Officer at Forum Pharmaceuticals from 2009 to 2014. Mr. DiPalma holds a Bachelor of Science from the University of Massachusetts and a Masters degree in Business Administration from Babson College.
David Tyronne “Ty” Howton has served as the Chief Operating Officer and General Counsel of AavantiBio since March 2021. From November 2012 to December 2020, Mr. Howton served as Executive Vice President, General Counsel and Corporate Secretary at Sarepta Therapeutics, Inc., or Sarepta, a precision genetic medicine company. Prior to joining Sarepta, Mr. Howton served as the Senior Vice President and Chief Legal Officer and Chief Compliance Officer at Vertex Pharmaceuticals. Prior to Vertex, Mr. Howton served in multiple legal roles at Genentech, Inc., a biotechnology company. Mr. Howton has served on the board of Make-A-Wish® Massachusetts and Rhode Island since March 2021. Mr. Howton received a Bachelor of Arts in Political Science from Yale University and a Juris Doctor from Northwestern University School of Law.
Jenny Marlowe, Ph.D. has served as Chief Scientific Officer of AavantiBio since November 2021. Prior to joining AavantiBio, Dr. Marlowe was the Vice President, beta-Thalassemia Program Lead at bluebird bio, Inc. (“bluebird”), a biotechnology company, from December 2020 to November 2021. Dr. Marlowe served as Vice President of Preclinical and Translational Development at bluebird from July 2019 to January 2021 and as Senior Director, Preclinical Development from August 2017 to July 2019. Prior to joining bluebird, Dr. Marlowe served as Director, Translational Safety Models, Discovery & Investigative Toxicology at Novartis Institutes for BioMedical Research (“Novartis Institutes”), a pharmaceutical corporation, from January 2017 to August 2017. At Novartis Institutes, she also served as Global Head of Strategic Planning and Communication, Investigative Toxicology from June 2013 to August 2017, as Nonclinical Safety Project Team Member, Preclinical Safety from January 2009 to August 2017, and as a Group and Laboratory Head in Investigative Toxicology from January 2007 to December 2016. Dr. Marlowe holds a Ph.D. in Molecular Toxicology, with an emphasis in cellular and molecular mechanisms of carcinogenesis, from the Department of Environmental Health Sciences at the University of Cincinnati. She earned a Bachelor of Science in Zoology from Miami University.
Carl Morris, Ph.D. has served as Solid’s Chief Scientific Officer since June 2017, and previously served as Solid’s Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining Solid, Dr. Morris held various leadership positions within the Rare Disease Research Unit at Pfizer, Inc. (“Pfizer”) from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the Board of Directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.
Jessie Hanrahan, Ph.D. has served as Chief Regulatory Officer of AavantiBio since May 2021. Prior to joining AavantiBio, Dr. Hanrahan served as the Vice President of Regulatory Science at bluebird from February 2020 to May 2021 and Senior Director of Regulatory Science at bluebird from August 2016 to February 2020. Prior to joining bluebird, Dr. Hanrahan worked at Sanofi Genzyme, a biotechnology company, as Senior Manager of Regulatory Affairs from October 2009 to July 2016 and as Principal Medical Writer from July 2007 to October 2009. Prior to joining Sanofi Genzyme, Dr. Hanrahan served as a Medical Writer at Boston Scientific, a biomedical engineering firm, from May 2006 to July 2007. Dr. Hanrahan holds a Ph.D., M.S. and M.Ph. in Molecular, Cellular and Developmental Biology from Yale University. Dr. Hanrahan received a Bachelor of Arts in Biology and History from Mount Holyoke College.
Paul Herzich has served as Chief Technology Officer for AavantiBio since April 2021. Before joining AavantiBio, Mr. Herzich served as Vice President of CMC at BridgeBio Pharma, Inc. (“BridgeBio”), a biopharmaceutical company, from August 2020 to April 2021. Previously, Mr. Herzich served as Head of Manufacturing Operations at BridgeBio from July 2019 to July 2020. Before joining BridgeBio, Mr. Herzich served as Senior Director of Manufacturing at LogicBio Therapeutics, Inc., a genetic medicine company, from January 2018 to July 2019. Additionally, Mr. Herzich served as Senior Manager and Director of cGMP Gene Therapy Manufacturing at Pfizer from August 2016 to January 2018. From July 2015 to August 2016,

Mr. Herzich served as the head of TD Manufacturing at CSL Seqirus, a pharmaceutical company, after its acquisition of Novartis Vaccines and Diagnostics, Inc., where Mr. Herzich served in various roles of increasing responsibility from December 2007. Mr. Herzich holds a Master of Business Administration from North Carolina State University Poole College of Management and a Bachelor of Science in Biology from Rutgers University.
Non-Employee Directors
Ian F. Smith is Executive Chairman of Solid’s Board and has served as a member of Solid’s Board of Directors since April 2020 and served as a consultant to Solid from February 2020 to December 2021. Mr. Smith currently serves as director and Executive Chair of the board of ViaCyte, Inc., and as a director of the board of AavantiBio, both private biotechnology companies. He is also a member of the Board of Foghorn Therapeutics, a public biotechnology company, and is a Senior Advisor to Bain Capital Life Sciences. Between 2001 and 2019, Mr. Smith served as Executive Vice President and Chief Operating Officer, and Chief Financial Officer at Vertex Pharmaceuticals, a public biotechnology company. He received a B.A. with honors in accounting and finance from Manchester Metropolitan University (UK). Mr. Smith is qualified to serve on Post-Closing Solid’s Board of Directors because of his more than 25 years of finance and broad operating experience for public companies in the biopharmaceutical industry.
Martin Freed, M.D., F.A.C.P. has served as a member of Solid’s Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as chief medical officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda, from December 2010 to October 2014, and as senior vice president, clinical development of Acorda from October 2014 through January 2015. He has also served as chief medical officer at Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb) and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the Board of Directors for Avilar Therapeutics, Inc. He previously served on the Board of Directors for Sojournix, Inc., Dicerna Pharmaceuticals and Intekrin Therapeutics. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on Post-Closing Solid’s Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.
Ilan Ganot is one of Solid’s founders and has served as Solid’s Chief Executive Officer and as a member of Solid’s Board of Directors since Solid’s inception in 2013. Mr. Ganot has served as Solid’s President since June 2018. Mr. Ganot intends to resign as Solid’s President and Chief Executive Officer subject to and effective upon the closing of the Acquisition. Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. Mr. Ganot is qualified to serve on Post-Closing Solid’s Board of Directors because of his personal dedication to improving treatments available for Duchenne patients and his extensive leadership experience.
Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on Post-Closing Solid’s Board of Directors based on his over 30 years of experience advising healthcare companies and his leadership experience.

Clare Kahn, Ph.D. has served as a member of Solid’s Board of Directors since March 2021. Dr. Kahn has served as R&D Strategy Officer at X-VAX Technology Inc. (“X-VAX”), a biotechnology company developing vaccines against pathogens acquired by mucosal infection such as herpes, since October 2019. She served as Chief Regulatory and Preclinical Development Officer at X-VAX from October 2018 to October 2019. Dr. Kahn has also been the president of Clare Kahn Pharma Consulting LLC, through which she provides consulting services on regulatory strategy since June 2016. Dr. Kahn was previously Vice President, Worldwide Regulatory Strategy, Global Innovative Pharma at Pfizer from January 2014 to June 2016 and Vice President, Worldwide Regulatory Strategy, Specialty Care Business at Pfizer from June 2010 to December 2013. Prior to Pfizer, she was Vice President of Regulatory Affairs for a variety of therapeutic areas including cardiovascular, metabolic, urology, oncology and vaccines at GlaxoSmithKline from 1999 to 2010. Dr. Kahn has a Ph.D. in Biochemical Pharmacology from The Royal Postgraduate Medical School, London and served as Assistant Professor of Pharmacology and of Pathology and Laboratory Medicine at The University of Pennsylvania from 1981-1985. Dr. Kahn is qualified to serve on Post-Closing Solid’s Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.
Georgia Keresty, Ph.D., M.PH. has served as a member of Solid’s Board of Directors since March 2021. Dr. Keresty has served as a senior advisor to Takeda R&D, a global research and development driven biopharmaceutical company, since 2021 and she also served as their R&D chief operating officer from 2017 to 2020. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson. From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively. Dr. Keresty holds BSc degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey, an M.S. degree in Information Systems from Pace University, an MBA in Operations Management from Rutgers University, a Ph.D. in Operations Management from Rutgers University, and an MPH in Global Health Leadership from the University of Southern California. Dr. Keresty currently serves on the Board of Directors of Commissioning Agents, Inc. and Intellia Therapeutics, Inc. Dr. Keresty previously served on the Board of Directors of Aspen Technology, Inc. Dr. Keresty is qualified to serve on Post-Closing Solid’s Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.
Adam Koppel, M.D., Ph.D. served as a member of Solid’s Board of Directors from October 2017 to June 2022. Dr. Koppel has served as Managing Director of Bain Capital Life Sciences, a private equity fund that invests in pharmaceutical, biotechnology, medical device, diagnostic, and life science tool companies across the globe, since June 2016. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen Inc. (“Biogen”), a biotechnology company, where he served as EVP of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co., a management consulting firm, where he served a variety of healthcare companies. Dr. Koppel currently serves on the board of directors of Aptinyx Inc., Areteia Therapeutics, BCLS Acquisition Corp., Cardurion Pharmaceuticals, Inc., Cerevel Therapeutics Holdings, Inc., and Foghorn Therapeutics Inc. Previously, Dr. Koppel served on the board of directors of Dicerna Pharmaceuticals, Inc., Trevena Inc. and PTC Therapeutics, Inc. Dr. Koppel received an M.D. and Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. Dr. Koppel is qualified to serve on Post-Closing Solid’s Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.
Sukumar Nagendran, M.D. has served as a member of Solid’s Board of Directors since September 2018. Since February 2020, Dr. Nagendran has served as Chief Medical Officer and President of R&D at Jaguar Gene Therapy. Prior to that, he was most recently the Chief Medical Officer and Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran currently serves on the Board of Directors of SalioGen Therapeutics and Taysha Gene Therapy. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on Post-Closing Solid’s Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.
Rajeev Shah has served as a member of Solid’s Board of Directors since March 2017. Mr. Shah has been a Managing Partner at RA Capital Management, L.P. since 2004. RA Capital Management is a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, diagnostics and research tools. Mr. Shah currently serves on the boards of directors of Black Diamond Therapeutics, Inc. and Satsuma Pharmaceuticals, Inc., in addition to a number of private companies. Mr. Shah was previously a member of the board of directors of Kala Pharmaceuticals, Inc., Eidos Therapeutics, Inc., KalVista Pharmaceuticals, Inc. and Ra Pharmaceuticals, Inc., all public pharmaceutical companies. Mr. Shah holds a B.A. in Chemistry from Cornell University. We believe Mr. Shah is qualified to serve on Post-Closing Solid’s board of directors because of his leadership and financial experience at RA Capital Management, his experience in the biopharmaceutical industry, and his experience with life science investments.
Adam Stone has served as a member of Solid’s Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life sciences focused investing firm, where he has worked since 2006. Since July 2021 and February 2021, respectively, Mr. Stone has served as a director and Chief Executive Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV. Mr. Stone received a B.A. in molecular biology from Princeton University. Mr. Stone is qualified to serve on Post-Closing Solid’s Board of Directors because of his extensive experience developing early-stage biotech and healthcare companies qualifies.
Lynne Sullivan has served as a member of Solid’s Board of Directors since November 2015. Ms. Sullivan has served as the Chief Financial Officer for UNITY Biotechnology, Inc., a biotechnology company, since August 2020. Prior to that, Ms. Sullivan served as the Chief Financial Officer for Compass Therapeutics, LLC, a biotechnology company (“Compass”), from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen Inc.’s senior vice president of Finance from 2016 to December 2018, where she also served as vice president of Tax and Corporate Finance from February 2015 to March 2016 and vice president of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the Board of Directors of BiomX Inc., and Inozyme Pharma, Inc., both of which are public biopharmaceutical companies. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Accountant for over 20 years. Ms. Sullivan is qualified to serve on Post-Closing Solid’s Board of Directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.
Composition of the Board of Directors
Solid’s Board of Directors is currently divided into three staggered classes, with each class serving a three-year term. The staggered structure of the Board of Directors will remain in place for the combined company following the completion of the Acquisition. It is anticipated that Mr. Cumbo and Dr. Koppel, the incoming directors, will be appointed to applicable vacant director seats of Post-Closing Solid’s board of directors.
Committees of the Board of Directors
Solid’s board of directors currently has the following standing committees: audit committee, compensation committee, nominating and corporate governance committee and clinical committee. Following the completion of the Acquisition, Post-Closing Solid will continue to have such committees.

EXECUTIVE COMPENSATION OF SOLID
The following information describes the material elements of compensation awarded to, earned by or paid to each of Solid’s named executive officers (the “Named Executive Officers”). The Named Executive Officers for the year ended December 31, 2021 are:
•	Ilan Ganot, Solid’s President and Chief Executive Officer;
•	Erin Powers Brennan, Solid’s Chief Legal Officer; and
•	Joel Schneider, Ph.D., Solid’s former Chief Operating Officer.
2021 Summary Compensation Table
The following table contains information about the compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Ilan Ganot, President and Chief Executive Officer	2021	551,100	187,925	—	2,544,780	10,004	3,293,809
	2020	535,000	294,250	246,370	405,382	—	1,481,002
Erin Powers Brennan, Chief Legal Officer(5)	2021	341,667	145,698	—	2,382,250	8,629	2,878,244
Joel Schneider, Ph.D., Chief Operating Officer(6)	2021	423,265	118,320	—	1,155,050	6,126	1,702,761
(1)	Except where noted otherwise, represents annual bonuses paid to the Named Executive Officers after the completion of each calendar year at the discretion of the Board of Directors.
(2)
The amount in this column represents the aggregate grant date fair value of the restricted stock unit award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
The amount in this column represents the aggregate grant date fair value of the option award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to Solid’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(4)	All other compensation reflects a matching contribution under the Company’s 401(k) plan.
(5)
Ms. Brennan commenced employment with Solid on March 1, 2021. The salary reported reflects the pro rata portion of Ms. Brennan’s annualized salary of $410,000 that was earned during 2021. The bonus reported included a $50,000 signing bonus that Ms. Brennan received in connection with the commencement of her employment and the pro rata portion of her annual bonus that was earned during 2021.

(6)	Dr. Schneider resigned as Solid’s Chief Operating Officer effective as of May 27, 2022.
Narrative to Summary Compensation Table
Base Salary. In 2021, Solid paid Mr. Ganot an annualized base salary of $551,100 and Dr. Schneider an annualized base salary of $423,256. In connection with the commencement of Ms. Brennan’s employment in March 2021, the Board of Directors set Ms. Brennan’s annualized base salary of $410,000. For 2022, the Board of Directors increased the base salary amount for Mr. Ganot to $578,700, for Ms. Brennan to $430,500 and for Dr. Schneider to $460,900.
Solid uses base salaries to recognize the experience, skills, knowledge and responsibilities required of all Solid’s employees, including the Named Executive Officers. None of the Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Annual Bonus. The Board of Directors may, in its discretion, award bonuses to the Named Executive Officers from time to time. Solid’s employment agreements with the Named Executive Officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by the Board of Directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate Solid’s employees to achieve annual goals based on Solid’s strategic, financial and operating performance objectives. From time to time, the Board of Directors has approved discretionary annual cash bonuses to the Named Executive Officers with respect to their prior year performance.

With respect to 2021, the Board of Directors awarded discretionary bonuses of $187,925, $145,698 and $118,320 to Mr. Ganot, Ms. Brennan and Dr. Schneider, respectively.
The Board of Directors awarded a signing bonus of $50,000 to Ms. Brennan in connection with the commencement of her employment.
Equity Incentives. Although Solid does not have a formal policy with respect to the grant of equity incentive awards to Solid’s executive officers, or any formal equity ownership guidelines applicable to them, Solid believes that equity grants provide Solid’s executives with a strong link to Solid’s long-term performance, create an ownership culture and help to align the interests of Solid’s executives and stockholders. In addition, Solid believes that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes Solid’s executive officers to remain employed by Solid during the vesting period. Accordingly, the Board of Directors periodically reviews the equity incentive compensation of the Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock units.
In January 2021, Solid granted options to purchase 29,200 shares of common stock to Mr. Ganot and 11,666 shares of common stock to Dr. Schneider. These options vest in equal annual installments over a term of four years from the date of grant, subject to continued service.
In March 2021, Solid granted options to purchase 21,666 shares of common stock to Ms. Brennan and 1,000 shares of common stock to Dr. Schneider. These options vest in equal annual installments over a term of four years from the date of grant, subject to continued service.
In January 2022, Solid granted options to purchase 31,066 shares of common stock and restricted stock units with respect to 15,533 shares of common stock to Mr. Ganot, options to purchase 8,466 shares of common stock and restricted stock units with respect to 4,200 shares of common stock to Ms. Brennan, and options to purchase 12,000 shares of common stock and restricted stock units with respect to 6,000 shares of common stock to Dr. Schneider. The options and restricted stock units vest in equal annual installments over a term of four years from the date of grant, subject to continued service.
In January 2022, Solid also granted restricted stock units with respect to 5,416 shares of common stock to Ms. Brennan. The restricted stock units vest on the second anniversary of the grant date, subject to continued service.
In May 2022, Solid granted restricted stock units with respect to 3,106 shares of common stock to Mr. Ganot. These restricted stock units vest on the second anniversary of the grant date, subject to continued service. In May 2022, Solid also granted an option to purchase 16,933 shares of common stock to Ms. Brennan. The options vest in equal annual installments over a term of three years from the date of grant, subject to continued service.
Solid’s employees and executives are eligible to receive stock options and other stock-based awards pursuant to Solid’s 2020 Equity Incentive Plan (the “2020 Plan”).
Solid uses stock options and/or restricted stock units to compensate its executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if Solid has performed as expected or better than expected. None of Solid’s executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock units. Solid has granted stock options to its executive officers with time-based vesting. The options and restricted stock units that Solid has granted to its executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option or the vesting of a restricted stock unit, the holder has no rights as a stockholder with respect to the shares subject to such option or with respect to the restricted stock units, including no voting rights and no right to receive dividends or dividend equivalents.
The exercise price of all stock options granted after the closing of Solid’s initial public offering is equal to the fair market value of shares of Solid’s common stock on the date of grant, which is determined by reference to the closing market price of Solid’s common stock on the date of grant.

Employment Agreements
Solid has entered into employment agreements with each of the Named Executive Officers. The employment agreements set forth the terms of the Named Executive Officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and Solid’s policies, the Named Executive Officers are entitled, on the same basis as Solid’s other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and Solid will pay, consistent with Solid’s its then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the Named Executive Officer elects to participate. Each Named Executive Officer will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with Solid’s policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board of Directors may determine. Each Named Executive Officer’s employment is at will.
Employment Agreement with Ilan Ganot
On January 25, 2019, Solid entered into an employment agreement with Mr. Ganot, Solid’s President and Chief Executive Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).
Pursuant to his employment agreement, Mr. Ganot is being paid a salary of $578,700 for 2022, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Mr. Ganot is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 55% of his base salary, based upon the Board’s assessment of his performance and Solid’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.
Mr. Ganot is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with Solid during his employment and for a period of one year after the termination of his employment (provided that he is not restricted from promoting treatments for, or endeavoring to cure, Duchenne), not to solicit Solid’s employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect Solid’s confidential and proprietary information indefinitely.
Mr. Ganot’s employment agreement and his employment may be terminated: (1) upon his death or at Solid’s election due to his “disability”; (2) at Solid’s election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).
In the event of the termination of Mr. Ganot’s employment by Solid without cause, or by Mr. Ganot for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Ganot is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by Solid, which Solid refers to collectively as the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in Solid’s favor, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with Solid’s regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.
In the event of the termination of Mr. Ganot’s employment by Solid without cause, or by Mr. Ganot for good reason, within twelve months following a change in control, he is entitled to receive the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in Solid’s favor, he is entitled to (1) continued payment of his base salary, in accordance with Solid’s regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Ganot, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.
If Mr. Ganot’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, Solid’s obligations under the employment agreement cease immediately, and he is only entitled to receive the Ganot Accrued Obligations.
Executive Transition and Separation Agreement and Consulting Agreement with Ilan Ganot
Mr. Ganot intends to resign as Solid’s Chief Executive Officer and President, subject to, and contingent and effective upon, the closing of the Acquisition. Following the resignation, Mr. Ganot will continue to serve on the Board of Solid. On September 29, 2022, Solid entered into an Executive Transition and Separation Agreement with Mr. Ganot, which will be subject to, and contingent and effective upon, the closing of the Acquisition. On September 29, 2022, Solid also entered into a consulting agreement with Mr. Ganot to be effective as of the closing of the Acquisition, pursuant to which Mr. Ganot will assist with the transition of his duties to Mr. Cumbo and provide other consulting and advisory services, as requested from time to time by Solid. For more information about Mr. Ganot’s Executive Transition and Separation Agreement and Consulting Agreement, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.
Employment Agreement with Erin Powers Brennan
On March 1, 2021, Solid entered into an employment agreement with Ms. Brennan, Solid’s Chief Legal Officer.
Pursuant to her employment agreement, Ms. Brennan is being paid an annual base salary of $430,500 for 2022, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Ms. Brennan is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of her base salary, based upon the Board’s assessment of her performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.
Ms. Brennan is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement. Under these restrictive covenants, she has agreed not to compete with Solid during her employment and for a period of one year after the termination of her employment, not to solicit Solid’s employees, consultants, or actual or prospective customers or business relations during her employment and for a period of one year after the termination of her employment, and to protect Solid’s confidential and proprietary information indefinitely.
Ms. Brennan’s employment agreement and her employment may be terminated: (1) upon her death or at Solid’s election due to her “disability”; (2) at Solid’s election, with or without “cause”; and (3) at her election, with or without “good reason” (as such terms are defined in her employment agreement).
In the event of the termination of Ms. Brennan’s employment by Solid without cause, or by Ms. Brennan for good reason, prior to or more than twelve months following a “change in control” (as defined in her employment agreement), Ms. Brennan is entitled to receive her base salary that has accrued and to which she is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses she has timely submitted appropriate documentation, and other amounts or benefits to which she is entitled in accordance with the terms of the benefit plans then-sponsored by Solid, which Solid refers to collectively as the Brennan Accrued Obligations. In addition, subject to her execution and nonrevocation of a release of claims in Solid’s favor, Ms. Brennan is entitled to (1) continued payment of her base salary, in accordance with Solid’s regular payroll procedures, for a period of 12 months and (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination.

In the event of the termination of Ms. Brennan’s employment by Solid without cause, or by Ms. Brennan for good reason, within twelve months following a change in control, she is entitled to receive the Brennan Accrued Obligations. In addition, subject to her execution and nonrevocation of a release of claims in Solid’s favor, she is entitled to (1) continued payment of her base salary, in accordance with Solid’s regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Solid of the portion of health coverage premiums Solid pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination, (3) a lump sum payment equal to 100% of her target bonus for the year in which her employment is terminated or, if higher, her target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Ms. Brennan, such that any such equity awards held by her become fully exercisable or non-forfeitable as of the termination date.
If Ms. Brennan’s employment is terminated for any other reason, including as a result of her death or disability, for cause, or voluntarily by her without good reason, Solid’s obligations under the employment agreement cease immediately, and she is only entitled to receive the Brennan Accrued Obligations.
Executive Transition and Separation Agreement and Consulting Agreement with Erin Powers Brennan
Ms. Brennan intends to resign as Solid’s Chief Legal Officer and Secretary, subject to, and contingent and effective upon, the closing of the Acquisition. On September 29, 2022, Solid entered into an Executive Transition and Separation Agreement with Ms. Brennan, which will be subject to, and contingent and effective upon, the closing of the Acquisition. On September 29, 2022, Solid also entered into a Consulting Agreement with Ms. Brennan, to be effective as of the closing of the Acquisition, pursuant to which Ms. Brennan will assist with the transition of her duties and provide other consulting and advisory services, as requested from time to time by Solid. For more information about Ms. Brennan’s Executive Transition and Separation Agreement and Consulting Agreement, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.
Employment Agreement with Joel Schneider
On January 25, 2019, Solid entered into an employment agreement with Dr. Schneider, Solid’s Chief Operating Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein). Pursuant to his employment agreement, Dr. Schneider was entitled to an annual base salary of $460,900 for 2022. Dr. Schneider was also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and Solid’s attainment of targeted goals as set by the Board in its sole discretion. Dr. Schneider resigned as Solid’s Chief Operating Officer, effective as of May 27, 2022. He did not receive any severance benefits in connection with his resignation.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding equity awards held by the Named Executive Officers as of December 31, 2021.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)(10)
Ilan Ganot	9,649(1)	3,217(1)	568.35	July 25, 2028
	5,166(2)	5,167(2)	343,95	January 23, 2029
	2,366(4)	7,100(4)	52.05	January 27, 2030
	—(5)	29,200(5)	102.00	January 25, 2031
Erin Powers Brennan	—(6)	21,666(6)	127.80	March 1, 2031

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)(10)
Joel Schneider, Ph.D.	5,283(3)	1,761(3)	393.45	February 14, 2028
	2,000(2)	2,000(2)	343.95	January 23, 2029
	783(4)	2,350(4)	52.05	January 27, 2030
	—(5)	11,666(5)	102.00	January 25, 2031
	—(7)	1,000(7)	160.80	March 2, 2031
					2,500(8)	65,625
					2,500(9)	65,625
(1)
This option was granted on July 25, 2018 under the 2018 Omnibus Incentive Plan (the “2018 Plan”) and is subject to vesting in equal annual installments over four years from the vesting start date through and including July 25, 2022.

(2)
This option was granted on January 23, 2019 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 23, 2023.

(3)
This option was granted on February 14, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including February 14, 2022.

(4)
This option was granted on January 27, 2020 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2024.

(5)
This option was granted on January 25, 2021 under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2025.

(6)
This option was granted on March 1, 2021, when Ms. Brennan was hired as Chief Legal Officer. It was an inducement grant and is subject to vesting in equal annual installments over four years from the vesting start date through and including March 1, 2025.

(7)
This option was granted on March 2, 2021, when Dr. Schneider was promoted to Chief Operating Officer, under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including March 2, 2025.

(8)	Consists of restricted stock units granted under the 2020 Plan. The grant was made on March 11, 2020 and vested on March 11, 2022.
(9)	Consists of restricted stock units granted under the 2020 Plan. The grant was made on June 16, 2020 and vested on March 11, 2022.
(10)	Based on the $26.25 closing sale price of Solid’s common stock on December 31, 2021 as reported by the Nasdaq Global Select Market.
On January 27, 2022, Solid granted a stock option to Mr. Ganot, Ms. Brennan and Dr. Schneider for the right to buy 31,066, 8,466 and 12,000 shares of common stock, respectively. The options have an exercise price of $16.95 per share, vest in four equal annual installments beginning on January 27, 2023 and expire on January 27, 2032, subject to continued service. On January 27, 2022, Solid granted restricted stock units to Mr. Ganot, Ms. Brennan and Dr. Schneider for the right to 15,533, 4,200 and 6,000 shares of common stock, respectively. These restricted stock units vest in four equal annual installments beginning on January 27, 2023, subject to continued service.
On January 27, 2022, Solid also granted restricted stock units to Ms. Brennan for the right to 5,416 shares of common stock. These restricted stock units vest on the second anniversary of the grant date, subject to continued service.
On May 2, 2022, Solid granted restricted stock units to Mr. Ganot for the right to 3,106 shares of common stock. These restricted stock units vest on the second anniversary of the grant date, subject to continued service.
On May 2, 2022, Solid granted an option to purchase 16,933 shares of common stock to Ms. Brennan. The options have an exercise price of $8.25 per share, vest in three equal annual installments beginning on May 2, 2022, subject to continued service.
401(k) Retirement Plan
Solid maintains a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. In general, all of Solid’s employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020 and 2021, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2020 and 2021. Effective June 1, 2021, Solid implemented a matching policy under which it matches 60% of an employee’s contributions to the 401(k) plan, up to a maximum of 6% of the employee’s base salary and bonus paid during the year.
Rule 10b5-1 Sales Plans
Certain of Solid’s directors and executive officers have adopted, and may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of Solid’s common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, Solid’s directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about Solid’s equity compensation plans as of December 31, 2021. As of December 31, 2021, Solid had three equity compensation plans, the 2018 Plan, the 2020 Plan and the 2021 Employee Stock Purchase Plan, each of which was approved by Solid’s stockholders. Solid has also made inducement awards to certain new hires, which awards were not approved by Solid’s stockholders.
Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	373,688(1)	$147.90	570,476
Equity compensation plans not approved by security holders	61,133(3)	80.85	—
Total	424,821	$138.45	570,476
(1)	Reflects shares issuable upon exercise of options and settlement of restricted stock units.
(2)	The weighted-average exercise price does not include restricted stock units, which have no exercise price.
(3)
Represents inducement stock option and restricted stock unit awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of Solid’s common stock on the date of grant, for inducement stock option awards, and each inducement award vesting over four years in equal annual installments from the applicable employee’s new hire date.

Non-Employee Director Compensation of Solid
During 2021, Solid did not provide any compensation to Mr. Ganot, Solid’s President and Chief Executive Officer, for his service as a member of Solid’s Board. Mr. Ganot’s compensation as an executive officer is set forth below under “Executive Compensation of Solid—2021 Summary Compensation Table.”
Non-employee director compensation is set by the Board of Directors at the recommendation of Solid’s compensation committee. In 2021, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing Solid’s non-employee director compensation program and provide recommendations with respect to the compensation program.
Under Solid’s current director compensation program, Solid pays its non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:
Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000
At the recommendation of Radford, the Board of Directors approved an increase to the annual cash retainer payable to Solid’s non-employee directors for their service on the Board of Directors from $35,000 to $40,000, effective as of June 16, 2021. Solid also reimburses non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at Board of Director and committee meetings.
In addition, under Solid’s current director compensation program in effect through June 6, 2022, each new non-employee director elected to the Board of Directors received an option to purchase 2,666 shares of common stock under the 2020 Plan (the “Initial Option”). Each of these options vests in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of Solid’s annual meeting of stockholders, each non-employee director that has served on Solid’s Board of Directors for at least six months prior to such annual meeting received an option to purchase 2,000 shares of common stock under the 2020 Plan (the “Annual Option”). Each of these options vests in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to Solid’s first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director.
In June 2022, Solid’s Board of Directors amended the director compensation program such that, effective as of June 7, 2022, the (i) Initial Option will be an option to purchase 6,800 of shares of common stock and (ii) the Annual Option will be an option to purchase 3,400 of shares of our common stock, in each case subject to the same vesting schedule and conditions as set forth in the prior paragraph.
All options granted to non-employee directors under the director compensation program will be issued at exercise prices equal to the fair market value of Solid’s common stock on the date of grant and will become exercisable in full in the event of a change in control.
This director compensation program is intended to provide compensation for Solid’s non-employee directors in a manner that enables Solid to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee Solid’s affairs. Solid also seeks to align the interests of its directors and its stockholders, and Solid has chosen to do so by compensating its non-employee directors with a mix of cash and equity-based compensation.

The table below shows the compensation paid to Solid’s non-employee directors during 2021.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Ian Smith	72,726	2,648,930(3)	2,721,656
Matthew Arnold(7)	19,445	—	19,445
Clare Kahn, Ph.D.	38,048	367,545(4)	405,593
Martin Freed, M.D., F.A.C.P.	56,726	213,278(5)	270,004
Robert Huffines	37,726	101,378(6)	139,104
Georgia Keresty, Ph.D., M.PH.	37,164	367,545(4)	404,709
Adam Koppel, M.D., Ph.D.(8)	62,726	101,378(6)	164,104
Sukumar Nagendran, M.D.	45,226	101,378(6)	146,604
Rajeev Shah	42,726	101,378(6)	144,104
Adam Stone	50,726	101,378(6)	152,104
Lynne Sullivan	56,726	101,378(6)	158,104
(1)
The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to Solid’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
As of December 31, 2021, Solid’s non-employee directors held options to purchase shares of common stock as follows: Mr. Smith: 27,933 shares; Mr. Arnold: 0 shares; Dr. Kahn 2,666 shares; Dr. Freed: 3,666 shares; Mr. Huffines: 2,000 shares; Dr. Keresty: 2,666 shares; Dr. Koppel: 2,000 shares; Dr. Nagendran: 2,000 shares; Mr. Shah: 2,000 shares; Mr. Stone: 2,000 shares; and Ms. Sullivan: 2,000 shares.

(3)	Consists of (i) an option to purchase 2,000 shares of common stock granted on June 16, 2021 and (ii) an option to purchase 25,933 shares of common stock granted on January 4, 2021.
(4)	Consists of an option to purchase 2,666 shares of common stock granted on March 2, 2021.
(5)	Consists of (i) an option to purchase 1,666 shares of common stock granted on April 27, 2021 and (ii) an option to purchase 2,000 shares of common stock granted on June 16, 2021.
(6)	Consists of an option to purchase 2,000 shares of common stock granted on June 16, 2021.
(7)	Mr. Arnold served as a director until June 16, 2021.
(8)	Dr. Koppel served as a director until June 7, 2022.
In respect of his services as Executive Chair of the Board, on January 3, 2022, Solid granted Mr. Smith an option to purchase 12,966 shares of common stock and 6,483 restricted stock units. For information about the First Amendment to Mr. Smith’s Executive Chair Agreement, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.

PRINCIPAL STOCKHOLDERS OF SOLID
The following table sets forth information regarding the beneficial ownership of Solid’s common stock as of September 30, 2022 by (i) each person whom Solid knows to beneficially own more than 5% of Solid’s outstanding common stock, (ii) each director of Solid, (iii) each Named Executive Officer of Solid and (iv) all current directors and executive officers of Solid as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, Massachusetts 02129.
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of Solid’s common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after September 30, 2022. The percentage of beneficial ownership in the table below is based on 7,533,081 shares of Solid’s common stock outstanding as of September 30, 2022. The following table does not take into account the shares to be issued upon the closing of the Acquisition and the Private Placement. For more information about the principal stockholders of Post-Closing Solid assuming the closing of the Acquisition and the Private Placement, please see the section entitled “Principal Stockholders of Post-Closing Solid” of this proxy statement.
Unless otherwise indicated below, and subject to community property laws where applicable, to Solid’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD(1)	899,502	11.93%
Entities affiliated with RA Capital Management, L.P.(2)	829,856	11.01%
Entities affiliated with Bain Capital Life Sciences Investors, LLC (“Bain Capital Life Sciences”)(3)	528,661	7.02%
Ultragenyx Pharmaceutical Inc.(4)	521,719	6.93%
Entities affiliated with K2 Principal Fund, L.P,(5)	380,613	5.05%

Named Executive Officers and Directors:
Ilan Ganot(6)	133,313	1.76%
Erin Powers Brennan(7)	6,057	*
Joel Schneider, Ph.D.(8)	16,749	*
Ian Smith(9)	79,648	1.05%
Martin Freed, M.D., F.A.C.P.(10)	11,914	*
Robert Huffines(11)	5,332	*
Clare Kahn, Ph.D.(12)	1,554	*
Georgia Keresty, Ph.D.(13)	888	*
Sukumar Nagendran, M.D.(14)	8,948	*
Rajeev Shah(15)	829,856	11.01%
Adam Stone(16)	5,332	*
Lynne Sullivan(17)	5,332	*
All current directors and executive officers as a group (13 persons)(18)	1,128,259	14.67%
*	Less than one percent.
(1)
Consists of 894,170 shares held by Perceptive Life Sciences Master Fund LTD as well as 5,332 shares of common stock underlying options held by Mr. Stone that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund LTD and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund LTD. Joseph Edelman is the managing member of Perceptive

Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund LTD. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13D/A filed with the SEC on September 2, 2022.
(2)
Consists of 824,524 shares held by RA Capital Healthcare Fund, L.P. as well as 5,332 shares of common stock underlying options held by Mr. Shah for the benefit of RA Capital Healthcare Fund, L.P. that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. Rajeev Shah is a member of Solid’s Board of Directors. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Healthcare Fund, L.P., except to the extent of their pecuniary interest therein. The address for each of RA Capital Healthcare Fund, L.P. and RA Capital Management, L.P. is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on October 4, 2022.

(3)
Consists of shares held by BCLS SB Investco, LP. Bain Capital Life Sciences Investors, LLC is general partner of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS SB Investco, LP. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by BCLS SB Investco, LP. The address of BCLS SB Investco, LP is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on October 3, 2022.

(4)
Consists of shares held by Ultragenyx Pharmaceuticals, Inc. with principal executive offices located at 60 Leveroni Court, Novato, California 94949. Based on information set forth in a Schedule 13D filed with the SEC on November 6, 2020.

(5)
Consists of shares held by The K2 Principal Fund, L.P (the “Fund”). The Fund, Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), K2 Genpar 2017 Inc., an Ontario corporation and the General Partner to the Fund (“Genpar 2017”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”) are deemed to be beneficial owners of the shares held by the Fund. The Fund, SKI, Genpar 2017 and KR & Associates hold shared voting and dispositive power over the shares. Mr. Daniel Gosselin is Vice president of SKI, Secretary of Genpar 2017, and President of K2 & Associates, and exercises ultimate voting and investment powers over the shares held of record by the Fund. K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. The address of the principal business office of each of the reporting persons is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. Based on information set forth in a Schedule 13G filed with the SEC on September 1, 2022.

(6)
Consists of (a) 76,097 shares held by Mr. Ganot as an individual, (b) 4,042 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 19,394 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 32,649 shares of common stock underlying options held by Mr. Ganot that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date, (e) 167 shares held by Ms. Ganot and (f) 641 shares of common stock underlying options held by Ms. Ganot that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(7)
Consists of (a) 5,416 shares of common stock underlying options held by Ms. Brennan that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date and (b) 641 shares of common stock owned by Ms. Brennan.

(8)	Consists of 16,749 shares of common stock owned by Mr. Schneider.
(9)
Consists of (a) 22,880 shares of common stock owned by Mr. Smith and (b) 56,768 shares of common stock underlying options held by Mr. Smith that are exercisable September 30, 2022 or will become exercisable within 60 days after such date.

(10)
Consists of (a) 3,584 shares of common stock owned by Dr. Freed and (b) 8,330 shares of common stock underlying options held by Dr. Freed that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(11)	Consists of 5,332 shares of common stock underlying options held by Mr. Huffines that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(12)	Consists of 1,554 shares of common stock underlying options held by Ms. Kahn that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(13)	Consists of 888 shares of common stock underlying options held by Ms. Keresty that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(14)
Consists of (a) 2,283 shares of common stock owned by Dr. Nagendran and (b) 6,665 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(15)
Consists of shares held by RA Capital Healthcare Fund, L.P. as described in Footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Healthcare Fund, L.P., except to the extent of his pecuniary interest therein. The address for each of RA Capital Healthcare Fund, L.P. and RA Capital Management, L.P. is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital Management, L.P. report that they hold shared voting power and shared dispositive power with respect to all shares held by them. In addition, the amount consists of 5,332 shares of common stock underlying options held by Mr. Shah for the benefit of RA Capital Management, L.P. that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(16)
Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003. The amount consists of 5,332 shares of common stock underlying options held by Mr. Stone that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(17)	Consists of 5,332 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(18)
Includes (1) 154,993 shares of common stock underlying options that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date and (2) a warrant to purchase 2,000 shares of common stock.

PRINCIPAL STOCKHOLDERS OF POST-CLOSING SOLID
The following table sets forth information regarding the beneficial ownership of Post-Closing Solid’s common stock immediately following the closing of the Acquisition and the Private Placement by (i) each person whom Solid expects to beneficially own more than 5% of Post-Closing Solid’s outstanding common stock immediately following the closing of the Acquisition and the Private Placement, (ii) each director of Post-Closing Solid immediately following the closing of the Acquisition and the Private Placement, (iii) each executive officer of Post-Closing Solid immediately following the closing of the Acquisition and the Private Placement and (iv) all directors and executive officers of Post-Closing Solid as a group immediately following the closing of the Acquisition and the Private Placement. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, Massachusetts 02129.
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after September 30, 2022. The percentage of beneficial ownership in the table below is based on an estimated 19,525,475 shares of Solid’s common stock issued and outstanding immediately following the closing of the Acquisition and the Private Placement, which consists of (i) 7,533,081 shares of common stock outstanding as of September 30, 2022, (ii) an assumed 1,354,104 shares of Solid’s common stock expected to be issued in connection with the Acquisition and (iii) the 10,638,290 shares of Solid’s common stock to be issued upon the closing of the Private Placement. If the actual facts are different from the foregoing assumptions, ownership figures in Post-Closing Solid as presented in the following table will be different.
Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD and affiliated entities(1)	3,501,216	17.93%
Entities affiliated with RA Capital Management, L.P. and affiliated entities(2)	3,403,003	17.42%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(3)	3,130,374	16.03%
Camber Capital Master Fund(4)	1,418,439	7.26%

Executive Officers and Directors:
Alexander (Bo) Cumbo(5)	584	*
Stephen DiPalma(6)	2,000	*
Carl Morris, Ph.D.(7)	38,086	*
Jenny Marlowe, Ph.D.	—	—
Jessie Hanrahan, Ph.D.	—	—
Paul Herzich	—	—
David Tyronne “Ty” Howton	—	—
Ilan Ganot(8)	133,313	*
Ian Smith(9)	92,820	*
Martin Freed, M.D., F.A.C.P.(10)	11,914	*
Robert Huffines(11)	5,332	*
Clare Kahn, Ph.D.(12)	1,554	*
Georgia Keresty, Ph.D(13)	888	*
Adam Koppel, M.D., Ph.D.	—	*
Sukumar Nagendran, M.D.(14)	8,948	*
Rajeev Shah (15)	3,403,003	17.42%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Adam Stone(16)	5,332	*
Lynne Sullivan(17)	5,332	*
All current directors and executive officers as a group (18 persons)(18)	3,709,106	18.84%
*	Less than one percent.
(1)
Consists of (a) 894,170 shares held by Perceptive Life Sciences Master Fund LTD, (b) 5,332 shares of common stock underlying options held by Mr. Stone that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date, (c) an estimated 438,594 shares of common stock expected to be issued to Perceptive Life Sciences Master Fund LTD (a pre-Acquisition stockholder of AavantiBio) in connection with the Acquisition and (d) 2,163,120 shares of common stock to be issued to Perceptive Life Sciences Master Fund LTD upon the closing of the Private Placement. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund LTD and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund LTD. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund LTD. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13D/A filed with the SEC on September 2, 2022.

(2)
Consists of (a) 824,524 shares held by RA Capital Healthcare Fund, L.P., (b) 5,332 shares of common stock underlying options held by Mr. Shah for the benefit of RA Capital Healthcare Fund, L.P. that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date, (c) an estimated 410,027 shares of common stock expected to be issued to RA Capital Healthcare Fund, L.P., RA Capital Nexus Fund, L.P. and a separately managed account (pre-Acquisition stockholders of AavantiBio) in connection with the Acquisition and (d) 2,163,120 shares of common stock to be issued to RA Capital Healthcare Fund, L.P. upon the closing of the Private Placement. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. Rajeev Shah is a member of Solid’s Board of Directors. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RA Capital Healthcare Fund, L.P. RA Capital Nexus Fund, L.P. and the separately managed account are affiliates of RA Capital Management, L.P. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Healthcare Fund, L.P., except to the extent of their pecuniary interest therein. The address for each of RA Capital Healthcare Fund, L.P. and RA Capital Management, L.P. is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on October 4, 2022.

(3)
Consists of (a) 528,661 shares held by BCLS SB Investco, LP (“BCLS SB Investco”), (b) an estimated 438,593 shares of common stock expected to be issued to Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”), BCLS II Investco, LP and BCIP Life Sciences Associates, LP (“BCIPLS” and, together with BCLS SB Investco, BCLS Fund II and BCLS II Investco, the “Bain Capital Life Sciences Entities”) (pre-Acquisition stockholders of AavantiBio) in connection with the Acquisition and (c) 2,163,120 shares of common stock to be issued to BCLS II Investco upon the closing of the Private Placement. Bain Capital Life Sciences Investors, LLC (i) is the general partner of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS SB Investco, (ii) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II, which is the general partner of BCLS II Investco (GP), LLC, which is the general partner of BCLS II Investco and (iii) governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on October 3, 2022.

(4)
Consists of shares of common stock to be issued to Camber Capital Master Fund upon the closing of the Private Placement. The address of Camber Capital Master Fund is 101 Huntington Ave, Suite 2101, Boston, Massachusetts 02199.

(5)	Consists of an estimated 584 shares of common stock expected to be issued to Mr. Cumbo (a pre-Acquisition stockholder of AavantiBio) in connection with the closing of the Acquisition.
(6)	Consists of 2,000 shares underlying warrants held by Danforth Advisors, LLC that are exercisable as of October 28, 2022.
(7)
Consists of (a) 17,013 shares of common stock owned by Dr. Morris and (b) 21,073 shares of common stock underlying options held by Dr. Morris that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(8)
Consists of (a) 76,097 shares held by Mr. Ganot as an individual, (b) 4,042 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 19,394 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 32,649 shares of common stock underlying options held by Mr. Ganot that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date, (e) 167 shares held by Ms. Ganot, (f) 323 shares of common stock underlying options held by Ms. Ganot that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date and (g) 641 shares acquired by Mr. Ganot pursuant the Company’s Employee Stock Purchase Plan.

(9)
Consists of (a) 22,880 shares of common stock owned by Mr. Smith, (b) an estimated 13,171 shares of common stock expected to be issued to Mr. Smith (a pre-Acquisition stockholder of AavantiBio) in connection with the closing of the Acquisition and (c) 56,769 shares of common stock underlying options held by Mr. Smith that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(10)
Consists of (a) 3,584 shares of common stock owned by Dr. Freed and (b) 8,330 shares of common stock underlying options held by Dr. Freed that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(11)	Consists of 5,332 shares of common stock underlying options held by Mr. Huffines that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(12)	Consists of 1,554 shares of common stock underlying options held by Ms. Kahn that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(13)	Consists of 888 shares of common stock underlying options held by Ms. Keresty that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(14)
Consists of (a) 2,283 shares of common stock owned by Dr. Nagendran and (b) 6,665 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(15)
Consists of shares held by RA Capital Healthcare Fund, L.P. and affiliated funds as described in Footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Healthcare Fund, L.P., except to the extent of his pecuniary interest therein. The address for each of RA Capital Healthcare Fund, L.P. and RA Capital Management, L.P. is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital Management, L.P. report that they hold shared voting power and shared dispositive power with respect to all shares held by them. In addition, the amount consists of 5,332 shares of common stock underlying options held by Mr. Shah for the benefit of RA Capital Management, L.P. that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(16)
Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003. In addition, the amount consists of 5,332 shares of common stock underlying options held by Mr. Stone that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.

(17)	Consists of 5,332 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date.
(18)
Includes (1) 154,993 shares of common stock underlying options that are exercisable as of September 30, 2022 or will become exercisable within 60 days after such date and (2) a warrant to purchase 2,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy for Approval of Related-Person Transactions
Solid has adopted a written related-person transaction policy that sets forth Solid’s procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which Solid is a participant, the amount involved exceeds $120,000 and one of Solid’s executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom Solid refers to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which Solid refers to as a “related-person transaction,” the related person must report the proposed related-person transaction to Solid’s general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of Solid’s Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.
A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•	the related person’s interest in the related-person transaction;
•	the approximate dollar amount involved in the related-person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of Solid’s business;
•	whether the terms of the transaction are no less favorable to Solid than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to Solid of, the related-person transaction; and
•
any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with Solid’s best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of Solid’s Board of Directors in the manner specified in its charter.
Related-Person Transactions
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation of Solid” and “Non-Employee Director Compensation of Solid,” Solid describes transactions since January 1, 2020 to which Solid has been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of Solid’s total assets at year end for each of the last two completed fiscal years and in which any of Solid’s directors, executive officers or beneficial holders of more than 5% of any class of Solid’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Amended and Restated Registration Rights Agreement
Solid is party to an Amended and Restated Registration Rights Agreement (the “RRA”), dated March 29, 2017, with certain of its stockholders, which includes holders of more than 5% of Solid’s voting securities and entities affiliated with certain of Solid’s directors. The RRA provides the investors party thereto the right, subject to certain conditions, to demand that Solid file a registration statement or to request that their shares be covered by a registration statement that Solid is otherwise filing.
Acquisition and Merger Agreement
Certain related party transactions involving Solid’s directors, executive officers and holders of more than 5% of Solid’s voting securities are described in more detail in the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement, which section is incorporated herein by reference.
Private Placement in Support of the Acquisition
As discussed elsewhere in this proxy statement, on September 29, 2022, Solid entered into the Securities Purchase Agreement with several investors pursuant to which Solid agreed to issue and sell to the investors in the Private Placement an aggregate of 10,638,290 shares of Solid’s common stock. Solid expects to receive aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by Solid. The Private Placement is expected to close as of immediately following the closing of the Acquisition. The closing of the Private Placement contemplated by the Securities Purchase Agreement is conditioned upon the satisfaction or waiver of the conditions to the closing of the Acquisition as well as certain other conditions as set forth in the Securities Purchase Agreement. The following table summarizes the shares of Solid’s common stock that holders of more than 5% of Solid’s voting securities agreed to purchase in the Private Placement.
Name(1)	Number of Shares of Common Stock to be Purchased	Purchase Price to be Paid
Perceptive Life Sciences Master Fund, Ltd	2,163,120	$15,249,996.00
RA Capital Healthcare Fund, L.P.	2,163,120	$15,249,996.00
BCLS II Investco, LP	2,163,120	$15,249,996.00
Camber Capital Master Fund, LP. (2)	1,418,439	$9,999,994.95
Matthew Arnold (3)	177,304	$1,249,993.20
(1)	See “Principal Stockholders of Post-Closing Solid” above for more information about the shares held and/or to be purchased in the Private Placement by the below identified entities.
(2)	Camber Capital Master Fund, L.P. is expected to become a holder of more than 5% of Solid’s voting securities upon the closing of the Private Placement.
(3)	Mr. Arnold served as a director until June 16, 2021.
In connection with the Private Placement, Solid entered into a Registration Rights Agreement on September 29, 2022 with the investors in the Private Placement. For more detail on the Registration Rights Agreement, see the section titled “Agreements Related to the Acquisition and the Private Placement—Securities Purchase Agreement and Registration Rights Agreement—Registration Rights Agreement” beginning on page 124 of this proxy statement.

2020 Private Placement
On December 15, 2020, Solid entered into a definitive agreement with respect to the private placement of 1,621,621 shares of its common stock at a price per share of $55.50. Solid completed this private placement on December 15, 2020, resulting in approximately $90.0 million in gross proceeds to Solid, before deducting offering costs of $3.8 million. The number of shares that each of Solid’s directors, executive officers and then-holders of more than 5% of Solid’s voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.
Name(1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	329,218	$18,271,643
Perceptive Life Sciences Master Fund, Ltd	270,270	$1,728,355
BCLS SB Investco, LP	212,612	$15,000,000
Boxer Capital, LLC	180,180	$11,799,999
EcoR1 Capital Fund Qualified, L.P.	152,072	$1,560,001
Blackwell Partners LLC—Series A	31,141	$8,439,996
Matthew Arnold (2)	28,828	$9,999,997
EcoR1 Capital Fund, L.P.	28,108	$1,599,998
Ian Smith	18,018	$999,999
Ilan Ganot	1,801	$100,000
(1)	See “Principal Stockholders of Solid” above for more information about the shares held by certain of the below identified entities and individuals.
(2)	Mr. Arnold served as a director until June 16, 2021.
Public Offering
In March 2021, Solid issued and sold 1,666,666 shares of its common stock, including the full exercise by the underwriters of an option to purchase additional shares of common stock, at a price per share of $86.25 in a follow-on public offering. Solid received net proceeds of approximately $134.9 million, after deducting underwriter discounts and commissions and offering expenses. The number of shares that each of Solid’s directors, executive officers and then-holders of more than 5% of Solid’s voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.
Name(1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	147,112	$12,688,439
Blackwell Partners LLC—Series A	12,307	$1,061,559
Perceptive Life Sciences Master Fund, Ltd	173,913	$14,999,996
BCLS SB Investco, LP	57,971	$4,999,999
(1)	See “Principal Stockholders of Solid” above for more information about the shares held by certain of the below identified entities.
Ultragenyx Collaboration Agreement
In October 2020, Solid entered into a collaboration and license agreement (the “Collaboration Agreement”), with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) pursuant to which Solid granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by Solid. In connection with the execution of the Collaboration Agreement, Solid also entered into a stock purchase agreement with Ultragenyx, pursuant to which Solid issued and sold 521,719 shares of its common stock to Ultragenyx for an aggregate purchase price of approximately $40 million, resulting in Ultragenyx becoming a holder of more than 5% of Solid’s outstanding common stock.

Other Arrangements
Solid employs Annie Ganot, one of its Co-Founders and the wife of Ilan Ganot, as Vice President, Patient Advocacy. Mr. Ganot is Solid’s CEO and a member of the Board of Directors. Ms. Ganot receives an annual salary and bonus payments of less than $251,000 in the aggregate.
In respect of his services as a consultant to Solid for the year ending December 31, 2020, (i) on January 2, 2020, Solid granted Andrey Zarur, a former member of Solid’s Board, an option to purchase 666 shares of common stock, and (ii) Solid paid him $58,000.
In connection with the termination of his employment, Solid entered into a consulting agreement with Jorge Quiroz, M.D., its former Chief Medical Officer, effective as of January 15, 2020, pursuant to which Dr. Quiroz assisted with the transition of his duties to Solid’s executive management team. Dr. Quiroz was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.
In connection with the termination of his employment, Solid entered into a consulting agreement with Alvaro Amorrortu, its former Chief Operating Officer, effective as of January 15, 2020, pursuant to which Mr. Amorrortu assisted with the transition of his duties to Solid’s executive management team. Mr. Amorrortu was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.
In respect of his services as a consultant to Solid for the year ended December 31, 2020, (i) on February 10, 2020, Solid granted Mr. Smith an option to purchase 4,000 shares of common stock and (ii) on June 16, 2020, Solid granted Mr. Smith an option to purchase 13,333 shares of common stock. In respect of his services as a consultant to Solid for the year ended December 31, 2021, on January 4, 2021, Solid granted Mr. Smith an option to purchase 25,933 shares of common stock. In respect of his services as a consultant to Solid for the year ending December 31, 2022, on January 3, 2022, Solid granted Mr. Smith an option to purchase 12,966 shares of common stock and restricted stock units for 6,483 shares of common stock. For information about the First Amendment to Mr. Smith’s Executive Chair Agreement, please see the section titled “The Acquisition—Interests of Solid’s Directors and Executive Officers in the Acquisition” beginning on page 98 of this proxy statement.
In November 2020, Solid entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), an affiliate of Stephen DiPalma, its interim chief financial officer. Pursuant to the consulting agreement, Danforth provides Solid with the chief financial officer services of Mr. DiPalma, and other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. Solid has paid Danforth approximately $1.4 million to date. In accordance with the consulting agreement, in November 2020, Solid issued to Danforth a warrant to purchase 2,000 shares of common stock at an exercise price per share of $49.35. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.
Indemnification Agreements
Solid has entered into agreements to indemnify its directors and executive officers. These agreements require Solid, among other things, to indemnify Solid’s individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in Solid’s right, on account of any services undertaken by any such person on behalf of Solid’s company or that person’s status as a member of the Board of Directors to the maximum extent allowed under Delaware law.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
On September 29, 2022, Solid Biosciences Inc. (the “Company” or “Solid”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Greenland Merger Sub LLC, a Delaware limited liability corporation and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), and AavantiBio, Inc., a Delaware corporation (“AavantiBio”). The Merger Agreement provides for the acquisition of AavantiBio by the Company through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of the Company (the “Acquisition”). In connection with the proposed Acquisition, on September 29, 2022, the Company entered into securities purchase agreements (the “Securities Purchase Agreement”) with several accredited investors pursuant to which Solid agreed to issue and sell to the investors in a private placement (the “Private Placement”) an aggregate of 10,638,290 shares of Solid’s common stock, at a price per share of $7.05.
The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effect of the acquisition by the Company of 100% of the issued and outstanding shares of AavantiBio pursuant to the terms of the Merger Agreement (the “Acquisition”) for a purchase price of approximately $9.5 million (the “Purchase Price”) as discussed in Note 2.
It is anticipated that the Acquisition will be accounted for as a business combination in which the Company, as the accounting acquirer, will record the assets acquired and liabilities assumed of AavantiBio at their fair values as of the acquisition date. As discussed in Note 2 below, the Purchase Price and estimated fair values of the assets acquired and liabilities assumed by the Company are preliminary and there can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. Additionally, the pro forma presentation of the Private Placement presented herein is also preliminary. Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once the Company has completed a detailed analysis. There can be no assurance that such finalization of the items above will not result in material changes to the unaudited pro forma condensed combined financial information presented.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Acquisition as if it took place on June 30, 2022 and combines the historical balance sheets of Solid and AavantiBio as of such date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 give effect to the Acquisition as if it took place as of January 1, 2021 and such statements combine the historical results of Solid and AavantiBio for each period. The historical financial statements of Solid and AavantiBio have been adjusted to give pro forma effect to events that are reasonable and supportable at the date hereof.
The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company acquired AavantiBio during the specified periods.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate Solid and AavantiBio historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands, except share and per share data)
As of June 30, 2022
	As of June 30, 2022						As of June 30, 2022
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Transaction Accounting Adjustments				Pro Forma Condensed Combined
			Acquisition		Private Placement
ASSETS
Current assets:
Cash and cash equivalents	$54,311	$46,060	$—		$72,800	D	$173,171
Available-for-sale securities	108,572	—	—				108,572
Prepaid expenses and other current assets	7,319	544	—				7,863
Restricted cash, current	237	—	—				237
Total current assets	170,439	46,604	—		72,800		289,843

Property and equipment, net	6,847	2,743	—				9,590
Operating lease, right-of-use assets	28,939	3,642	—				32,581
Other non-current assets	438	22	—				460
In-process Research & Development	—	—	6,900	A			6,900
Restricted cash	1,833	—	—				1,833
TOTAL ASSETS	208,496	53,011	6,900		72,800		341,207

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	5,109	3,113	—				8,222
Accrued expenses	16,141	1,303	5,000	E			25,584
			3,140	F
Operating lease liabilities-ROU-current	33	1,037	—				1,070
Finance lease liabilities	412	—	—				412
Deferred revenue - related party	23	—	—				23
Total current liabilities	21,718	5,453	8,140		—		35,311
Operating lease liabilities-ROU-noncurrent	24,543	2,893	—				27,436
Share repurchase liability	—	244	—				244
Derivative liability	—	3,140	(3,140)	F			—
Other	—	—	—				—
Total liabilities	46,261	11,730	5,000		—		62,991

COMMITMENTS AND CONTINGENCIES	—	—	—		—		—

TEMPORARY EQUITY
Preferred stock	—	102,371	(102,371)	B	—		—

STOCKHOLDERS’ EQUITY
Common stock	8	1	1	A	11	D	20
			(1)	B
Additional paid-in capital	689,526	6,333	9,524	A	72,789	D	771,840
			(6,333)	B
Accumulated other comprehensive loss	(122)	—	—				(122)
Accumulated deficit	(527,177)	(67,424)	38,655	A			(493,522)
			67,424	B
			(5,000)	E

	As of June 30, 2022				As of June 30, 2022
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
			Acquisition	Private Placement
Total stockholders’ equity (deficit)	162,235	(61,090)	104,271	72,800	278,216
		—	—		—
Total liabilities, temporary equity and stockholders’ equity	$208,496	$53,011	$6,900	$72,800	$341,207
The accompanying notes are an integral part of these unaudited pro forma combined financial statements.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:
(A)
Issuance of the Company’s common stock as Acquisition consideration, the preliminary purchase price allocation to assets acquired and liabilities assumed, and the resulting recognition of a bargain purchase gain as discussed in Note 2.

(B)	Elimination of AavantiBio’s historical equity.
(C)	There is no tax impact of the acquired In-process Research & Development acquired by the Company as deferred tax liabilities are expected to be offset by existing deferred tax assets.
(D)
The Private Placement that is expected to close immediately following the Acquisition for the sale and issuance of 10,638,290 shares of the Company’s common stock at a price of $7.05 per share, yielding approximately $72.8 million, net of estimated issuance costs.

(E)	Estimated transaction costs to be incurred by the Company subsequent to June 30, 2022.
(F)
The derivative liability associated with the payment due upon a change in control will be known upon the closing of the acquisition and therefore will no longer be accounted for as a derivative. The payment due upon a change in control will be classified as an accrued expense assumed by the Company in the purchase price allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)
For the Six Months Ended June 30, 2022
	For the Six-Months Ended June 30, 2022			For the Six-Months Ended June 30, 2022
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Acquisition Accounting Adjustments	Pro Forma Condensed Combined
Revenue	$8,094	$—	$—	$8,094
Operating expenses:
Research and development	43,125	18,337	—	61,462
General and administrative	14,203	5,393	—	19,596
Restructuring charges	1,520	—	—	1,520
Total operating expenses	58,848	23,730	—	82,578
Loss from operations	(50,754)	(23,730)	—	(74,484)
Other income, net:
Interest income, net	334	—	—	334
Changes in fair value of derivative liability	—	515	—	515
Total other income (expense)	334	515	—	849
Net income (loss)	$(50,420)	$(24,215)	$—	$(73,635)

Weighted common shares outstanding - basic	7,515,673	N/A	11,995,241	19,510,915
Weighted common shares outstanding - diluted	7,515,673	N/A	11,995,241	19,510,915
Basic and diluted net loss per share	$(6.71)	N/A		$(3.77)
The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)
For the Year Ended December 31, 2021
	For the Year Ended December 31, 2021				For the Year Ended December 31, 2021
	Solid Biosciences Inc. (Historical)	AavantiBio, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Revenue	$13,620	$—	$—		$13,620
Operating expenses:
Research and development	58,739	26,387	—		85,126
General and administrative	27,135	9,172	5,000	AA	41,307
Total operating expenses	85,874	—	5,000		126,433
Loss from operations	(72,254)	(35,559)	(5,000)		(112,813)
Other income, net:
Interest income, net	64	—	—		64
Other income	2	—	38,655	BB	38,657
Changes in fair value of derivative liability	—	(1,035)	—		(1,035)
Total other income (expense)	66	(1,035)	38,655		37,686
Net income (loss)	$(72,188)	$(36,594)	$33,655		$(75,127)

Weighted common shares outstanding - basic	7,118,024	N/A	11,995,241		19,113,265
Weighted common shares outstanding - diluted	7,118,024	N/A	11,995,241		19,113,265
Basic and diluted net loss per share	$(10.14)	N/A			$(3.93)
The accompanying notes are an integral part of these unaudited pro forma combined financial statements.
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:
(AA)	Estimated transaction costs to be incurred by the Company subsequent to June 30, 2022.
(BB)	Represents the excess of the net assets acquired over the purchase price consideration, or bargain purchase gain as discussed in Note 2.
Note 1. Basis of Pro Forma Presentation
After completion of the Acquisition, the consolidated financial statements of the consolidated entity will be prepared and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma condensed combined financial information is prepared in accordance with U.S. GAAP and includes as follows:
1.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines (i) the unaudited condensed balance sheet of Solid as of June 30, 2022 as filed in the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 11, 2022, which is included elsewhere in this proxy statement, as if the Acquisition had been completed on June 30, 2022 and (ii) the unaudited balance sheet of AavantiBio as of June 30, 2022, which is included elsewhere in this proxy statement, and gives effect to the Acquisition as if it took place on June 30, 2022.

2.
The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2022 combines (i) the unaudited interim condensed statement of operations of Solid for the six month period ended June 30, 2022 as filed in the Company’s Quarterly Report on Form 10-Q with the Securities Exchange Commission on August 11, 2022, which is included elsewhere in this proxy statement, and (ii) the unaudited condensed statement of operations of AavantiBio for the six month period ended June 30, 2022, which is included elsewhere in this proxy statement, and gives effect to the Acquisition as if it took place as of January 1, 2021.

3.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines (i) the audited statement of operations of Solid for the year ended December 31, 2021 as filed in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on March 14, 2022, which is included elsewhere in this proxy statement, and (ii) the audited statement of operations of AavantiBio for the year ended December 31, 2021, which is included elsewhere in this proxy statement, and gives effect to the Acquisition as if it took place as of January 1, 2021.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes of Solid and the historical financial statements and notes of AavantiBio, as included elsewhere in this proxy statement. At this time, Solid and AavantiBio are not aware of any accounting policy or financial statement classification differences that would have a material impact on the unaudited pro forma condensed combined financial information presented herein.
The Acquisition reflected in the unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, under U.S. GAAP. Based on the definitions of control, the acquisition is deemed to be a forward-merger between Solid and AavantiBio with Solid as the accounting acquirer. Under the acquisition method, the total estimated consideration is calculated as described in the Introduction to the unaudited pro forma condensed combined financial information. In accordance with the accounting guidance for business combinations, the assets acquired and the liabilities assumed of AavantiBio will be measured at their estimated fair values. The pro forma financial information has accounted for AavantiBio’s assets and liabilities based on their historical amounts other than the acquired in-process research and development (“IPR&D”). The Company engaged a third-party valuation firm to perform an independent valuation of the acquired IPR&D.
The Company’s unaudited pro forma Purchase Price allocation includes acquired IPR&D with a preliminary fair value of approximately $6.9 million. Since the identifiable intangible asset represents IPR&D, IPR&D will not be amortized, but instead will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of IPR&D has been impaired, the Company will incur an impairment charge during the period in which the determination is made.
Intangible Asset	Fair value (in thousands)	Useful Live	Amortization Method
In-process Research & Development	$6,900	Indefinite	N/A
The Company reflected the adoption of ASC 842, Leases within the unaudited pro forma condensed combined financial statements as if AavantiBio had adopted ASC 842 on January 1, 2019.
Note 2. Preliminary Purchase Consideration and Purchase Price Allocation
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these unaudited pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as of June 30, 2022 and not the actual date of the closing of the Acquisition. The Company has engaged a third-party valuation company to assist it with the valuation of AavantiBio’s IPR&D; and for all other assets acquired and liabilities assumed for pro forma purposes, the Company has assumed that their respective books values are a fair representation of their fair values. As the estimated fair values are preliminary, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.
The Aggregate Consideration payable by Solid to the former stockholders of AavantiBio in the Acquisition is defined as being equal to an aggregate of (x) $1,000 in cash and (y) a number of shares of Solid’s common stock equal to (a) such number of shares of Solid’s common stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Solid’s common stock as of immediately following the closing of the Acquisition (and for the avoidance of doubt, before giving effect to the issuance of any securities in the Private Placement), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any then out-of-the-money outstanding stock options or warrants of Solid based on the Solid Closing Stock Price (as defined in the Merger Agreement) and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money), less (b) a number of shares of Solid’s common stock equal to (i) the amount by which the aggregate amount of closing indebtedness exceeds $3,000,000, divided by (ii) the volume-weighted average price, rounded to four decimal points, of shares of Solid’s common stock on Nasdaq (as reported on Bloomberg L.P. under the function) over the five (5) consecutive trading day period ending two (2) full trading days prior to the date of the closing of the Acquisition; provided that in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Solid’s capital stock), reorganization, recapitalization or other like change with respect to Solid’s capital stock that has a record date after the date of the Merger Agreement and on or before the payment to the holders of AavantiBio’s stock of the shares of Solid’s common stock comprising the Aggregate Consideration and that is not fully reflected in the calculation of the Aggregate Consideration, the calculation of Aggregate Consideration shall be adjusted, as applicable and appropriate, to fully reflect such event. The Company has initially calculated the preliminary Purchase Price as below:
Preliminary Purchase Price:
Amount (in thousands) except share and per share amounts
Number of shares issued	1,356,951
Value of common shares issued by the Company reflective of the reverse-split per share	$7.02
Estimated fair value of consideration transferred	$9,526
The table below represents a preliminary allocation of the estimated total Purchase Price to the AavantiBio assets and liabilities in the Acquisition based on the Company’s preliminary estimate of their respective fair values:
Preliminary Allocation of Purchase Consideration:
Fair value (in thousands)
Assets acquired:
Cash and cash equivalents	$46,060
Prepaid expenses and other current assets	544
Property and equipment	2,743
Operating leases - ROU asset	3,642
Other non-current assets	22
IPR&D	6,900
Total assets acquired	59,911

Liabilities assumed:
Accounts payable	3,113
Accrued expenses	4,443
Operating lease liabilities-ROU	3,930
Share repurchase liability	244
Total liabilities assumed	11,730
Bargain purchase gain	(38,655)
Estimated fair value of net assets acquired	$9,526
The bargain purchase gain represents the estimated preliminary amounts assigned to the fair value of the AavantiBio assets acquired and liabilities assumed exceeding the preliminary Purchase Price. Since these amounts are estimates, the final amount of bargain purchase gain recorded may differ materially from the amount presented.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires the Company to make certain assumptions about future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.
The preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The final total consideration and amounts allocated to AavantiBio’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of the bargain purchase gain that will result from the Acquisition. In addition, if the value of the property and equipment is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in the Company’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.
Additionally, the actual purchase price will fluctuate until the closing of the Acquisition and the final valuation could differ significantly from the preliminary estimate. The price per share of the Company’s common stock used in the calculation of the preliminary Purchase Price set forth herein is based on the closing price of Solid’s common stock on the Nasdaq on October 25, 2022, which was $0.468 pre-split or $7.02 assuming the reverse-split. For example, a fluctuation in the stock price of 10% could increase or decrease the estimated consideration by approximately $1.0 million.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy statement to you upon written or oral request to Solid at Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129 or (617) 337-4680. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in Solid’s 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by Solid no later than December 29, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of Solid’s 2022 annual meeting of stockholders (which was held on June 7, 2022), then the deadline is a reasonable time before Solid begins to print and send its proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to Solid’s Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in Solid’s proxy statement, Solid’s bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to Solid’s secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by Solid’s secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by Solid’s secretary at Solid’s principal executive offices no earlier than February 7, 2023 and no later than March 9, 2023.
In addition to satisfying the foregoing requirements of Solid’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Solid’s nominees for the 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2023.
Stockholder proposals should be addressed to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Secretary.

COMMUNICATIONS WITH SOLID’S BOARD
Stockholders seeking to communicate with Solid’s Board should submit their written comments to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Secretary. Solid’s secretary will forward such communications to each member of Solid’s Board; provided that, if in the opinion of Solid’s secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

WHERE YOU CAN FIND MORE INFORMATION
Solid files annual, quarterly and current reports, proxy statements and other information with the SEC. Solid’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.solidbio.com. Solid’s website is not a part of this proxy statement and information contained on, or that can be accessed through, Solid’s website is not incorporated by reference in this proxy statement.
In addition, the SEC allows Solid to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.

OTHER MATTERS
Solid’s Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SOLID
For the Years Ended December 31, 2019, 2020, 2021
For the Three and Six Months Ended June 30, 2021 and 2022
INDEX TO FINANCIAL STATEMENTS OF AAVANTIBIO
Audited Financial Statements For the Years Ended December 31, 2020 and 2021
Unaudited Interim Financial Statements For the Six Months Ended June 30, 2021 and 2022

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Solid Biosciences Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Solid Biosciences Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, of comprehensive loss, of stockholders’ equity and of cash flows for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2022, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is October 28, 2022
We have served as the Company’s auditor since 2017.

SOLID BIOSCIENCES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$119,136	$154,744
Available-for-sale securities	88,643	—
Prepaid expenses and other current assets	14,723	4,157
Accounts receivable - related party	110	—
Total current assets	222,612	158,901
Operating lease, right of use asset	1,142	3,579
Property and equipment, net	6,462	8,153
Other non-current assets	94	209
Restricted cash	2,070	327
Total assets	$232,380	$171,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,463	$3,274
Accrued expenses	9,528	8,640
Operating lease liabilities	1,263	1,999
Finance lease liabilities	232	208
Deferred revenue - related party	8,080	10,359
Other current liabilities	35	—
Total current liabilities	23,601	24,480
Operating lease liabilities, excluding current portion	275	2,419
Finance lease obligations, excluding current portion	293	525
Deferred revenue - related party, excluding current portion	—	10,359
Other non-current liabilities	—	1,300
Total liabilities	24,169	39,083
Commitments and Contingencies (Note 11)
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at December 31, 2021 and December 31, 2020; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized at December 31, 2021 and December 31, 2020; 7,356,017 shares issued and outstanding at December 31, 2021 and 5,659,599 shares issued and outstanding at December 31, 2020; 143,888 pre-funded warrants outstanding at December 31, 2021 and December 31, 2020	7	6
Additional paid-in capital	685,006	536,649
Accumulated other comprehensive loss	(45)	—
Accumulated deficit	(476,757)	(404,569)
Total stockholders’ equity	208,211	132,086
Total liabilities and stockholders’ equity	$232,380	$171,169
The accompanying notes are an integral part of these consolidated financial statements.

SOLID BIOSCIENCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
	Year Ended December 31,
	2021	2020	2019
Revenue	$13,620	$—	$—
Operating expenses:
Research and development	58,739	64,881	94,737
General and administrative	27,135	21,581	24,581
Restructuring expense	—	1,944	—
Total operating expenses	85,874	88,406	119,318
Loss from operations	(72,254)	(88,406)	(119,318)
Other income, net:
Interest income, net	64	115	1,580
Other income	2	1	515
Total other income, net	66	116	2,095
Net loss	$(72,188)	$(88,290)	$(117,223)
Net loss per share, basic and diluted	$(10.14)	$(25.50)	$(43,64)
Weighted average common stock outstanding, basic and diluted	7,118,024	3,462,475	2,685,951
The accompanying notes are an integral part of these consolidated financial statements.

SOLID BIOSCIENCES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
	Year Ended December 31,
	2021	2020	2019
Net loss	$(72,188)	$(88,290)	$(117,223)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(45)	(1)	6
Comprehensive loss	$(72,233)	$(88,291)	$(117,217)
The accompanying notes are an integral part of these consolidated financial statements.

SOLID BIOSCIENCES INC.
CONSOLIDATED STATEMENTS STOCKHOLDERS’ EQUITY
(In thousands except for share data)
	Common Stock	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated Deficit	Total Equity (Deficit)
Balance at December 31, 2018	2,362,164	$2	$324,242	$(5)	$(199,056)	$125,183
Equity-based compensation	—	—	14,207	—	—	14,207
Sale of common stock, net of issuance costs of $2,102	707,168	1	47,222	—	—	47,223
Sale of pre-funded warrants	153,046	—	10,652	—	—	10,652
Forfeiture of restricted stock awards	(3,494)	—	—	—	—	—
Unrealized gain on available-for-sale securities	—	—	—	6	—	6
Net loss	—	—	—	—	(117,223)	(117,223)
Balance at December 31, 2019	3,218,884	3	396,323	1	(316,279)	80,048
Equity-based compensation	—	—	11,629	—	—	11,629
Sale of common stock, net of issuance costs of $3,790	2,042,263	2	109,416	—	—	109,418
Issuance of common stock, to a related party, in connection with the Stock Purchase Agreement	521,719	1	19,281	—	—	19,282
Vesting of restricted stock units	27,180	—	—	—	—
Forfeiture of restricted stock awards	(6,559)	—	—	—	—	0
Unrealized loss on available-for-sale securities	—	—	—	(1)	—	(1)
Net loss	—	—	—	—	(88,290)	(88,290)
Balance at December 31, 2020	5,803,487	6	536,649	—	(404,569)	132,086
Equity-based compensation	—	—	13,373	—	—	13,373
Sale of common stock, net of issuance costs of $8,872	1,666,666	1	134,877	—	—	134,878
Exercise of common stock options	775	—	41	—	—	41
Issuance of ESPP shares	2,978	—	66	—	—	66
Vesting of restricted stock units	27,946	—	—	—	—	—
Forfeiture of restricted stock awards	(1,947)	—	—	—	—	—
Unrealized loss on available-for-sale securities	—	—	—	(45)	—	(45)
Net loss	—	—	—	—	(72,188)	(72,188)
Balance at December 31, 2021	7,499,905	$7	$685,006	$(45)	$(476,757)	$208,211
The accompanying notes are an integral part of these consolidated financial statements.

SOLID BIOSCIENCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended December 31,
	2021	2020	2019
Operating activities:
Net loss	$(72,188)	$(88,290)	$(117,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Net amortization of premium/(discount) on available-for-sale securities	1,117	(20)	(279)
Equity-based compensation expense	13,373	11,629	14,207
Depreciation and amortization expense	2,964	3,922	2,824
Loss on sale of property and equipment	92	—	2
Gain on lease termination	(81)	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current and non-current assets	(9,247)	30	4,486
Accounts receivable - related party	(110)	—	—
Accounts payable	1,209	(3,431)	3,779
Accrued expenses and other current and non-current liabilities	(2,255)	(1,157)	(510)
Deferred revenue - related party, current and non-current	(12,638)	20,718	—
Net cash used in operating activities	(77,764)	(56,599)	(92,714)
Investing activities:
Purchases of property and equipment	(1,281)	(899)	(4,387)
Proceeds from sales and maturities of available-for-sale securities	51,444	7,900	60,399
Purchases of available-for-sale securities	(141,249)	(401)	(31,496)
Net cash (used in) provided by investing activities	(91,086)	6,600	24,516
Financing activities:
Proceeds from the issuance of common stock to a related party in connection with the Stock Purchase Agreement	—	19,282	—
Proceeds from issuance of common stock, net of issuance costs	134,878	113,208	49,325
Payment of offering costs	—	(3,790)	(2,102)
Proceeds from issuance of pre-funded warrants	—	—	10,652
Proceeds for exercise of stock options	41	—	—
Employee stock purchases and withholdings	66	—	—
Net cash provided by financing activities	134,985	128,700	57,875
Net (decrease) increase in cash, cash equivalents and restricted cash	(33,865)	78,701	(10,323)
Cash, cash equivalents, and restricted cash at beginning of period	155,071	76,370	86,693
Cash, cash equivalents, and restricted cash at end of period	$121,206	$155,071	$76,370
Supplemental disclosure of non-cash investing and financing activities:
Decrease in ROU asset and lease liability due to lease termination	(1,233)	—	—
Property and equipment included in accounts payable and accruals	104	20	490
The accompanying notes are an integral part of these consolidated financial statements.

SOLID BIOSCIENCES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share data)
1. Nature of the Business and Basis of Presentation
Nature of Business
Solid Biosciences Inc. was organized in March 2013 under the name SOLID Ventures Management, LLC and operated as a Delaware limited liability company until immediately prior to the effectiveness of its registration statement on Form S-1 on January 25, 2018, at which time it completed a statutory corporate conversion into a Delaware corporation (the “Corporate Conversion”) and changed its name to Solid Biosciences Inc. (the “Company”).
The Company’s mission is to cure Duchenne muscular dystrophy (“Duchenne”), a genetic muscle-wasting disease predominantly affecting boys. It is caused by mutations in the dystrophin gene, which result in the absence or near-absence of dystrophin protein. Dystrophin protein works to strengthen muscle fibers and protect them from daily wear and tear. Without functioning dystrophin and certain associated proteins, muscles suffer excessive damage from normal daily activities and are unable to regenerate, leading to the build-up of fibrotic, or scar, and fat tissue. The Company’s lead product candidate, SGT-001, is a gene transfer candidate under investigation for its ability to drive functional dystrophin protein expression in patients’ muscles and improve the course of the disease. SGT-001 has been granted Rare Pediatric Disease Designation and Fast Track Designation in the United States and Orphan Drug Designations in both the United States and European Union. The Company filed an Investigational New Drug application (“IND”) in September 2017 and initiated a Phase I/II clinical trial for SGT-001 in the United States during the fourth quarter of 2017, which is called IGNITE DMD. In November 2019, IGNITE DMD was placed on clinical hold by the U.S. Food and Drug Administration (“FDA”). In October 2020, following changes to the clinical protocol designed to enhance patient safety, improvements to its manufacturing process, and the provision of additional efficacy and safety data to the FDA, the Company announced that the FDA lifted the clinical hold placed on the Company’s IGNITE DMD Phase I/II clinical trial. In February 2021, the Company resumed treatment of patients in the IGNITE DMD clinical trial. In May 2021, the Company announced the advancement of a next-generation Duchenne microdystrophin gene transfer program, SGT-003, a preclinical candidate that combines a novel, rationally-designed capsid candidate with the Company’s proprietary neuronal Nitric Oxide Synthase (nNOS) containing microdystrophin construct.
The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, development by competitors of new technological innovations, dependence on licenses, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing to fund operations. Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical studies and clinical trials and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance and reporting capabilities.
The Company’s product candidates are in development. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from, among others, other pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees, partners and consultants.
Liquidity
The accompanying consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Through December 31, 2021, the Company has funded its operations primarily with the proceeds from the sale of redeemable preferred units and member units as well as the sale of common stock and prefunded warrants to purchase shares of its common stock in private placements and the sale of common stock in its initial public offering and follow-on public offering in March 2021 and under its at-the-market sales agreement.
In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. As of December 31, 2021, the Company had an accumulated deficit of $476,757. During the year ended December 31, 2021, 2020 and 2019, the Company incurred a net loss of $72,188, $88,290 and $117,223, respectively. The Company used $77,764 of cash in operations for the year ended December 31, 2021. The Company expects to continue to generate operating losses in the foreseeable future. Based upon its current operating plan, the Company expects that its cash, cash equivalents and available-for-sale securities of $207,779 as of December 31, 2021, will be sufficient to fund its operating expenses and capital expenditure requirements for at least twelve months from the date of issuance of these financial statements. However, the Company has based this estimate on assumptions that may prove to be wrong, and its operating plan may change as a result of many factors currently unknown to it. As a result, the Company could deplete its capital resources sooner than it currently expects. The Company expects to finance its future cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances or licensing arrangements. If the Company is unable to obtain funding, the Company would be forced to delay, reduce or eliminate some or all of its research and development programs, preclinical and clinical testing or commercialization efforts, which could adversely affect its business prospects.
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned or controlled subsidiaries. All intercompany accounts and transactions have been eliminated.
On October 27, 2022, the Company effected a 1-for-15 reverse stock split (the “Reverse Stock Split”). All historical share and per share amounts reflected throughout these financial statements have been adjusted to reflect the Reverse Stock Split.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, estimates related to revenue recognition, the recognition of research and development expenses and equity-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from the Company’s estimates.
The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including clinical trials and employee-related amounts, will depend on future developments that are highly uncertain, including new information that may emerge concerning COVID-19 and the actions taken to contain it or treat its impact. The Company has made estimates of the impact of COVID-19 within its financial statements and there may be changes to those estimates in future periods. Actual results could differ from the Company’s estimates.
Cash Equivalents
The Company considers all short-term, highly liquid investments with original maturities of 90 days or less at acquisition date to be cash equivalents.

Restricted Cash
The Company held restricted cash of $2,070 and $327 in separate restricted bank accounts as security deposits for leases of the Company’s facilities as of December 31, 2021 and December 31, 2020, respectively. The Company has included restricted cash of $2,070 and $327 as a non-current asset as of December 31, 2021 and December 31, 2020, respectively. A reconciliation of the amounts of cash and cash equivalents and restricted cash from the cash flow statement to the balance sheet is as follows:
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Cash and cash equivalents	$119,136	$154,744	$76,043	$86,366
Restricted cash, non-current	2,070	327	327	327
Cash and cash equivalents and restricted cash	$121,206	$155,071	$76,370	$86,693
Available-for-Sale Securities
Available-for-sale securities consist of investments with original maturities greater than 90 days at acquisition date. The Company has classified its investments with maturities beyond one year as short term, based on their highly liquid nature and because such available-for-sale securities represent the investment of cash that is available for current operations.
The Company classifies all of its investments as available-for-sale securities. The Company’s investments are measured and reported at fair value using quoted prices in active markets for similar securities. Unrealized gains and losses on available-for-sale debt securities are reported as a separate component of stockholders’ equity. The cost of debt securities sold is determined on a specific identification basis, and realized gains and losses are included in other income (expense) within the consolidated statement of operations. If any adjustment to fair value reflects a decline in the value of the investment that the Company considers to be “other than temporary,” the Company reduces the investment to fair value through a charge to the consolidated statement of operations. No such adjustments were necessary during the periods presented.
Concentration of Credit Risk and of Significant Suppliers
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and available-for-sale securities. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company maintains each of its cash, cash equivalents and available-for-sale securities balances with high-quality and accredited financial institutions and accordingly, such funds are not exposed to significant credit risk. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
The Company is dependent on third-party manufacturers to supply products for research and development activities of its programs, including clinical and preclinical testing. These programs could be adversely affected by a significant interruption in the supply of such drug substance products.
Fair Value Measurements
Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
•	Level 1 − Quoted prices in active markets for identical assets or liabilities.
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Level 2 − Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities or other inputs that are observable or can be corroborated by observable market data.

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Level 3 − Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents and available-for-sale securities are carried at fair value, determined according to the fair value hierarchy described above. See Note 4, “Fair Value of Financial Assets and Liabilities,” for additional information. The carrying values of the Company’s accounts payable and accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these liabilities.
Leases
At inception of a contract, the Company determines if a contract meets the definition of a lease. A lease is a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. The Company determines if the contract conveys the right to control the use of an identified asset for a period of time. The Company assesses throughout the period of use whether the Company has both of the following: (1) the right to obtain substantially all of the economic benefits from use of the identified asset and (2) the right to direct the use of the identified asset. This determination is reassessed if the terms of the contract are changed. Leases are classified as operating or finance leases based on the terms of the lease agreement and certain characteristics of the identified asset. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the present value of the minimum future lease payments. The Company’s policy is to not record leases with an original term of twelve months or less on the consolidated balance sheets. The Company recognizes lease expense for these short-term leases on a straight-line basis over the lease term. Certain lease agreements include rental payments that are adjusted periodically for inflation or other variables. In addition to rent, the leases may require the Company to pay additional amounts for taxes, insurance, maintenance and other expenses, which are generally referred to as non-lease components. Such adjustments to rental payments and variable non-lease components are treated as variable lease payments and recognized in the period in which the obligation for these payments was incurred. Variable lease components and variable non-lease components are not measured as part of the right of use asset and liability. Only when lease components and their associated non-lease components are fixed are they accounted for as a single lease component and recognized as part of a right of use asset and liability. Total contract consideration is allocated to the combined fixed lease and non-lease components.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method over the useful life of the asset. Laboratory equipment is depreciated over five years. Computer equipment is depreciated over three years. Computer software is depreciated over two years. Furniture and office equipment are depreciated over five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Expenditures for repairs and maintenance of assets are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation of assets disposed of are removed from the accounts and any resulting gain or loss is included in loss from operations. Equipment under a finance lease is stated at fair value at the inception of the lease less accumulated depreciation and is depreciated over the remaining lease term or the estimated useful life of the equipment.
Impairment of Long-Lived Assets
Long-lived assets, comprised of property and equipment, to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses or disposals on long-lived assets.

Revenue Recognition
The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identification of the contract(s) with the customer; (ii) identification of the promised goods or services in the contract and determination of whether the promised goods or services are performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.
As part of the accounting for these arrangements, the Company must use significant judgment to determine: a) the number of performance obligations based on the determination under step (ii) above and whether those performance obligations are distinct from other performance obligations in the contract; b) the transaction price under step (iii) above; and c) the standalone selling price for each performance obligation identified in the contract for the allocation of transaction price in step (iv) above. The Company uses judgment to determine whether milestones or other variable consideration, except for royalties, should be included in the transaction price as described further below. The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis, for which the Company recognizes revenue as or when the performance obligations under the contract are satisfied. In determining the stand-alone selling price of a license to the Company’s proprietary technology or a material right provided by a customer option, the Company considers market conditions as well as entity-specific factors, including those factors contemplated in negotiating the agreements as well as internally developed estimates that include assumptions related to the market opportunity, estimated development costs, probability of success and the time needed to commercialize a product candidate pursuant to the license. In validating its estimated stand-alone selling prices, the Company evaluates whether changes in the key assumptions used to determine its estimated stand-alone selling prices will have a significant effect on the allocation of arrangement consideration between performance obligations.
The Company estimates the transaction price based on the amount of consideration the Company expects to be received for transferring the promised goods or services in the contract. The consideration may include both fixed consideration and variable consideration. At the inception of each arrangement that includes variable consideration, the Company evaluates the amount of the potential payments and the likelihood that the payments will be received. The Company utilizes either the most likely amount method or expected value method to estimate the transaction price based on which method better predicts the amount of consideration expected to be received. If it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur, the variable consideration is included in the transaction price.
Performance obligations are promised goods or services in a contract to transfer a distinct good or service to the customer. Promised goods or services are considered distinct when: (i) the customer can benefit from the good or service on its own or together with other readily available resources and (ii) the promised good or service is separately identifiable from other promises in the contract. In assessing whether promised goods or services are distinct, the Company considers factors such as the stage of development of the underlying intellectual property, the capabilities of the customer to develop the intellectual property on their own and whether the required expertise is readily available.
For performance obligations which consist of licenses and other promises, the Company utilizes judgment to assess the nature of the combined performance obligation in order to determine whether the combined performance obligation is satisfied over time or at a point in time. Up-front payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts expected to be recognized as revenue within the 12 months following the balance sheet date are classified as current portion of deferred revenue in the accompanying consolidated balance sheets. Amounts not expected to be recognized as revenue within the 12 months following the balance sheet date are classified as deferred revenue, net of current portion. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional. Amounts recognized as revenue, but not yet received or invoiced are generally recognized as contract assets.
Exclusive Licenses
If the license granted in the arrangement is determined to be distinct from the other promises or performance obligations identified in the arrangement, which generally include research and development services, the Company recognizes revenue from non-refundable, upfront fees allocated to the license when the license is transferred to the customer and the customer is able to use and benefit from the license In assessing whether a license is distinct from the other promises, the Company considers relevant facts and circumstances of each arrangement, including the research and development capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. In addition, the Company considers whether the collaboration partner can benefit from the license for its intended purpose without the receipt of the remaining promise, whether the value of the license is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise, and whether it is separately identifiable from the remaining promise. For licenses that are combined with other promises, the Company utilizes judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition. The measure of progress, and thereby periods over which revenue should be recognized, are subject to estimates by management and may change over the course of the arrangement.
Research and Development Services
The promises under the Company’s collaboration and license agreements generally include research and development services to be performed by the Company on behalf of the collaboration partner. For performance obligations that include research and development services, the Company generally recognizes revenue allocated to such performance obligations based on an appropriate measure of progress. The Company utilizes judgment to determine the appropriate method of measuring progress for purposes of recognizing revenue, which is generally an input measure, such as costs incurred.
Milestone Payments
At the inception of each arrangement that includes milestone payments based on certain events, the Company evaluates whether the milestones are considered probable of being achieved and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur. At the end of each subsequent reporting period, the Company reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment. If a milestone or other variable consideration relates specifically to the Company’s efforts to satisfy a single performance obligation or to a specific outcome from satisfying the performance obligation, the Company generally allocates the milestone amount entirely to that performance obligation once it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur.
Royalties
For arrangements that include sales-based royalties, including milestone payments based on a level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Company recognizes revenue at the later of (i) when the related sales occur or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). To date, the Company has not recognized any royalty revenue resulting from any of its licensing arrangements.
Collaboration Revenue
The Company analyzes its collaboration arrangements to assess whether they are within the scope of ASC 808, Collaborative Arrangements (“ASC 808”) to determine whether such arrangements involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. For collaboration arrangements within the scope of ASC 808 that contain multiple elements, the Company first determines which elements of the collaboration are deemed to be within the scope of ASC 808 and those that are more reflective of a vendor-customer relationship and therefore within the scope of ASC 606. For elements of collaboration arrangements that are accounted for pursuant to ASC 808, an appropriate recognition method is determined and applied consistently, generally by analogy to ASC 606. For those elements of the arrangement that are accounted for pursuant to ASC 606, the Company applies the five-step model described above.
Costs Associated with License and Collaborative Arrangements
All costs associated with license and collaborative arrangements are expensed as incurred and recorded in research and development expense in the consolidated statements of operations.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses include salaries, equity-based compensation and benefits of employees, third-party license fees and other operational costs related to the Company’s research and development activities, including allocated facility-related expenses and external costs of outside vendors engaged to conduct both preclinical studies and clinical trials. Non-refundable pre-payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as expense as the goods or services are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered.
The Company may in-license the rights to develop and commercialize product candidates. For each in-license transaction the Company evaluates whether it has acquired processes or activities along with inputs that would be sufficient to constitute a “business” as defined under GAAP. A “business” as defined under GAAP consists of inputs and processes applied to those inputs that have the ability to create outputs. Although businesses usually have outputs, outputs are not required for an integrated set of activities to qualify as a business. When the Company determines that it has not acquired sufficient processes or activities to constitute a business, any up-front payments, as well as milestone payments, are immediately expensed as acquired research and development in the period in which they are incurred.
Research Contract Costs and Accruals
The Company has entered into various research and development contracts with research institutions and other companies. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made in determining the accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates. The Company’s historical accrual estimates have not been materially different from the actual costs.
Patent Costs
All patent-related costs incurred for filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses.

Equity-Based Compensation
The Company measures all stock options and other stock-based awards granted to employees, directors and non-employees based on the fair value on the date of the grant and recognizes compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. Forfeitures are accounted for as they occur. The Company applies the straight-line method of expense recognition to all awards with only service-based vesting conditions. The Company has not issued any awards with performance-based vesting conditions.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. For options with service-based vesting conditions, the expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. Through December 31, 2018, the expected term of stock options granted to non-employees is equal to the contractual term of the option award and effective January 1, 2019, the “simplified” method is used. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
The fair value for restricted stock units, “RSU”, was calculated using the closing price of the Company’s common stock on the date of grant.
The Company classifies stock-based compensation expense in its consolidated statement of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.
Income Taxes
Income taxes are accounted for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, no amount of benefit attributable to the position is recognized. The tax benefit to be recognized of any tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency.
Prior to January 25, 2018, the Company had not been subject to U.S. federal income taxes as the Company was organized as a limited liability company. As such, the taxable income or loss was passed through to and included in the tax returns of the members. Since January 25, 2018, the Company’s income has since been subject to U.S. federal, state, local, and foreign income taxes and taxed at the prevailing corporate tax rates.
Segment Data
The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular focus is on developing treatments through gene therapy and other means for patients with Duchenne. All of the Company’s tangible assets are held in the United States.
Comprehensive Loss
Comprehensive loss includes net loss, as well as other changes in stockholders’ equity that result from transactions and economic events other than those with members. The Company’s only element of other comprehensive income (loss) in all periods presented was unrealized gains (losses) from available-for-sale securities.

Net Loss per Share
The Company follows the two-class method when computing net loss per share, as the Company has issued shares that meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and pre-funded warrants outstanding for the period. Diluted net loss is computed by adjusting net loss to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share is computed by dividing the diluted net loss by the weighted average number of shares of common stock and pre-funded warrants outstanding for the period, including potential dilutive shares of common stock assuming the dilutive effect of common stock equivalents.
The Company’s preferred stock could entitle the holders of such shares to participate in dividends and not require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities. In periods in which the Company reports a net loss, diluted net loss per share is the same as basic net loss per share, since dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive. As of the year ended December 31, 2021 and 2020, there were no preferred stock issued or outstanding with any contractual rights.
Funding from Charitable Organizations
The Company has received funding from charitable organizations to perform research and development services to identify therapies for people with Duchenne. The amounts received are recognized as services are performed and research expenses are incurred. These are included in other income in the consolidated statements of operations as the arrangement between the Company and the charitable organizations are not part of the Company’s on-going, major or central operations. Any amount received in advance of services performed is recorded in other current liabilities in the consolidated balance sheets if the services are expected to be performed within the next twelve months.
The Company recognized other income of $0, $1 and $515 for the years ended December 31, 2021, 2020 and 2019, respectively, which is included in the consolidated statements of operations.
Contingencies
Loss contingency provisions are recorded if the potential loss from any claim, asserted or unasserted, or legal proceeding, is considered probable and the amount can be reasonably estimated, or a range of loss can be determined. These accruals represent the Company’s best estimate of probable loss. Disclosure also is provided when it is reasonably possible that a loss will be incurred or when it is reasonably possible that the amount of a loss will exceed the recorded provision. The Company reviews the status of each significant matter and assesses its potential financial exposure. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to these matters, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and may change its estimates. These changes in the estimates of the potential liabilities could have a material impact on the Company’s consolidated results of operations and financial position.
Recently Adopted Accounting Pronouncements
In December 2019, the FASB issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and clarifies and amends existing guidance to improve consistent application. The standard became effective for the Company beginning January 1, 2021. The amendments that are related to changes in ownership of foreign equity method investments or foreign subsidiaries are to be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments that are related to franchise taxes that are partially based on income are to be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments under this ASU are to be applied on a prospective basis. The Company adopted the guidance effective January 1, 2021. The adoption of this new standard did not have a material impact on the Company’s financial statements.
Accounting Pronouncements Not Yet Adopted
In August 2020, the FASB issued ASU No. 2020-06, Debt, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, the ASU eliminated the need for the Company to assess whether a contract on the entity’s own equity (1) permits settlement in unregistered shares, (2) whether counterparty rights rank higher than shareholder’s rights, and (3) whether collateral is required. In addition, the ASU requires incremental disclosure related to contracts on the entity’s own equity and clarifies the treatment of certain financial instruments accounted for under this ASU on earnings per share. The ASU also simplifies the accounting for convertible instruments by removing the beneficial conversion feature and cash conversion feature separation models. This ASU may be applied on a full retrospective or modified retrospective basis. This ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption to materially impact its financial position and results of operations.
Related Party
In October 2020, the Company entered into a collaboration and license agreement (the “Collaboration Agreement”) with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”). In connection with the Collaboration Agreement, Ultragenyx also purchased 521,719 shares of the Company’s common stock, which resulted in Ultragenyx becoming a related party of the Company.
In November 2020, the Company entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), an affiliate of Stephen DiPalma, our interim chief financial officer. Pursuant to the consulting agreement, Danforth provides the Company with the chief financial officer services of Mr. DiPalma, and other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. The Company has paid Danforth approximately $700 as of December 31, 2021. In accordance with the consulting agreement, in November 2020, the Company issued to Danforth a warrant to purchase 2,000 shares of its common stock at an exercise price per share of $49.35. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.
3. Collaborations
Ultragenyx Collaboration Agreement
Collaboration Agreement
On October 22, 2020 (the “Effective Date”), the Company entered into the Collaboration Agreement with Ultragenyx to focus on the development and commercialization of new gene therapies for Duchenne Muscular Dystrophy. The Company granted Ultragenyx an exclusive worldwide license for any pharmaceutical product that expresses the Company’s proprietary microdystrophin construct from AAV8 and variants thereof in clade E for the treatment of Duchenne Muscular Dystrophy and other diseases resulting from the lack of functional dystrophin (the “Licensed Products”). The Company retains exclusive rights to all other uses of its microdystrophin proteins, including under its existing SGT-001 program.
The Company is conducting certain research and development activities with respect to the development of the Licensed Products. Ultragenyx will reimburse the Company for personnel and out-of-pocket costs that the Company incurs in conducting such development activities.
In addition, Ultragenyx granted to the Company an exclusive Development Option or Income Share Option (each as defined and described below) exercisable in the Company’s sole discretion one time per Licensed

Product. After the date of first achievement of clinical proof of concept, Ultragenyx will provide to the Company a data package with respect to the relevant Licensed Product. The Company will use the data package to determine whether to exercise the corresponding Development Option or Income Share Option with respect to such Licensed Product.
With respect to each Licensed Product for which the Company has not exercised the Development Option or Income Share Option the Company will be entitled to milestone payments of up to $25,000 in the aggregate for each such Licensed Product that achieves specified development milestones and $65,000 in the aggregate for each such Licensed Product that achieves specified regulatory milestones. With respect to each Licensed Product for which the Company has not exercised the Income Share Option, the Company will also be entitled to milestone payments of up to $165,000 in the aggregate for each Licensed Product that archives specified annual worldwide net sales milestones. For Licensed Products for which the Company has not exercised the Development Option or Income Share Option, Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a low double digit percentage to a mid-teens percentage based on Ultragenyx’s annual worldwide net sales of such Licensed Products.
For each Licensed Product for which Ultragenyx decides to initiate a registrational trial in humans, the Company will have the option to fund 30% of the development costs in the United States and European Union for such Licensed Product and forgo the development and regulatory milestones (the “Development Option”) and receive tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s annual worldwide net sales of each such Licensed Product.
For each Licensed Product for which the Company exercises the Development Option, the Company may also elect to share 30% of the net income and net losses on net sales of such Licensed Product in the United States and European Union (the “Income Share Option”). For Licensed Products for which the Company has exercised the Income Share Option, the Company will not be entitled to milestone payments and Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s annual net sales of each such Licensed Product outside of the United States and European Union.
The Company may only exercise an Income Share Option if neither the Company nor any of its affiliates is then developing or commercializing a product that is competitive with the Licensed Product that is subject to such option. If the Company or any of its affiliates subsequently develops or commercializes a product that is competitive with a Licensed Product for which the Company has exercised an Income Share Option, then the Company and Ultragenyx will no longer share the net income and net losses on net sales of such Licensed Product and such Licensed Product will be treated as if the Company had exercised the Development Option with respect to such Licensed Product.
Following the Company’s exercise of the Development Option or Income Share Option with respect to a Licensed Product, the Company also has the right to cease participation in the sharing of development costs and sharing in net income and net losses on net sales, as applicable, for such Licensed Product by written notice to Ultragenyx. Upon such notice, the Company will no longer share in the development costs and net income and net losses on net sales of such Licensed Product, as applicable, and will be eligible to receive payments on milestones achieved after the opt-out for such Licensed Product and royalties at the rates applicable to Licensed Products for which the Company has not exercised the Development Option or Income Share Option, as described above.
The Collaboration Agreement continues on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of all payment obligations under the agreement. With respect to any Licensed Product for which the Company has exercised an Income Share Option, the Collaboration Agreement continues until there are no longer sales of such Licensed Product in the United States or Europe. Either party has the right to terminate the agreement if the other party has materially breached in the performance of its obligations under the agreement and such breach has not been cured within the applicable cure period. Ultragenyx may also terminate the Collaboration Agreement in its sole discretion upon 90 days’ prior written notice to the Company.
Stock Purchase Agreement
In connection with the execution of the Collaboration Agreement, Ultragenyx and the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) on October 22, 2020 (the “Closing Date”),

pursuant to which the Company issued and sold 521,719 shares of its common stock (the “Shares”) to Ultragenyx at a price of $76.6695 per share for an aggregate purchase price of approximately $40,000. The Stock Purchase Agreement contains customary representations, warranties and covenants of each of the parties thereto. Following the sale of the Shares, Ultragenyx beneficially owned approximately 14.45% of the Company’s outstanding common stock. As of December 31, 2021, Ultragenyx beneficially owned approximately 7.1% of the Company’s outstanding common stock.
Investor Agreement
In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and Ultragenyx entered into an Investor Agreement (the “Investor Agreement”) on the Effective Date. Pursuant to the terms of the Investor Agreement, Ultragenyx agreed that the Shares will be subject to a lock-up restriction, such that Ultragenyx will not, and will also cause its affiliates not to, without the prior approval of the Company and with certain exceptions, sell, transfer or otherwise dispose of the Shares until the earliest to occur of (i) 18 months after the Effective Date, (ii) the termination of the Collaboration Agreement or (iii) other specified events.
Pursuant to the terms of the Investor Agreement, Ultragenyx agreed that, so long as it holds at least 10% of the Company’s outstanding common stock, the Shares will be subject to a voting agreement, such that until the earliest to occur of certain specified events, and subject to specified conditions, Ultragenyx will, and will cause its permitted transferees to, vote in accordance with the recommendation of the Company’s Board of Directors with respect to specified matters.
Accounting Treatment
The Company concluded that the Collaboration Agreement and the Stock Purchase Agreement should be combined and treated as a single arrangement for accounting purposes as the agreements were entered into contemporaneously and in contemplation of one another.
The Company assessed this arrangement in accordance with ASC 606 and concluded that the contract counterparty, Ultragenyx, is a customer. The Company identified the following promises in the Collaboration Agreement that were evaluated under the scope of ASC 606: (1) an exclusive worldwide license to the Licensed Products; (2) an obligation to perform research and development services; and (iii) an obligation to participate in a joint steering committee. The Company assessed the promised goods and services to determine if they are distinct. Based on this assessment, the Company determined that Ultragenyx cannot benefit from the promised goods and services separately from the others as they are highly interrelated and therefore not distinct. Due to the early stage of the Licensed Products, the research and development services could not be performed by another party. The Company’s skill-set, knowledge and expertise are required to conduct the research and development services and the research and development services are expected to involve significant further development of the Licensed Products. Accordingly, the promised goods and services represent one combined performance obligation and the entire transaction price will be allocated to that single combined performance obligation.
The Company determined the transaction price under ASC 606 at the inception of the Collaboration Agreement to be $22,513, which represents the excess proceeds from the equity investment under the Stock Purchase Agreement, when measured at fair value after taking into consideration a discount for lack of marketability, plus the estimated reimbursement of research and development costs, which represents variable consideration. The Company included the estimated reimbursement of research and development costs in the transaction price at the inception of the arrangement because the Company is required to perform research and development services and the contract requires Ultragenyx to reimburse the Company for costs incurred. Also, since the related revenue would be recognized only as the costs are incurred, the Company determined it is not probable that a significant reversal of cumulative revenue would occur. The Company evaluated how much variable consideration related to development and regulatory milestones, and the Company’s potential exercise of its Development Option or Income Share Option per Licensed Product, to include in the transaction price using the most likely amount approach and concluded that no amount should be included in the transaction price due to the high degree of uncertainty and risk associated with these potential payments. The Company also determined that royalties and sales milestones relate solely to the license of intellectual property and are therefore excluded from the transaction price under the sales- or usage-based royalty exception of ASC 606. Revenue related to these royalties and sales milestones will only be recognized when the associated sales occur, and relevant thresholds are met.

The Company determined that revenue under the Collaboration Agreement should be recognized over time as Ultragenyx simultaneously receives the benefit from the Company as the Company performs under the single performance obligation over time. The Company will recognize revenue for the single performance obligation using a cost-to-cost input method as the Company has concluded it best depicts the research and development and joint steering committee participation services performed. Under this method, the transaction price is recognized over the contract’s entire performance period, using costs incurred relative to total estimated costs to determine the extent of progress towards completion.
Ultragenyx is a related party since Ultragenyx is one of the Company’s significant stockholders. $13,620 and $0 has been recognized as related party revenue as the Company has performed services under the Collaboration Agreement for the year ended December 31, 2021 and December 31, 2020, respectively. Further, the Company has made no payments to Ultragenyx during the years ended December 31, 2021 and 2020. There is $110 and $0 due from Ultragenyx as of December 31, 2021 and December 31, 2020, respectively. The amount received is deferred as a contract liability on the Company’s consolidated balance sheet as the performance obligation has not been fully satisfied as of December 31, 2021. The aggregate amount of the transaction price allocated to the Company’s unsatisfied performance obligation is recorded in related party deferred revenue at December 31, 2021.
The following table presents changes in the balances of the Company’s related party collaboration receivables and contract liabilities during the year ended December 31, 2021:
	Balance as of December 31, 2020	Additions	Deductions	Balance as of December 31, 2021
Related party collaboration receivable	$—	$982	$(872)	$110
Contract liabilities:
Deferred revenue	20,718	982	(13,620)	8,080

4. Fair Value of Financial Assets and Liabilities
The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values:
	Fair Value Measurements as of December 31, 2021:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$75,224	$—	$75,224
Available-for-sale securities	—	88,643	—	88,643
	$—	$163,867	$—	$163,867
	Fair Value Measurements as of December 31, 2020:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$84,462	$—	$84,462
	$—	$84,462	$—	$84,462
As of December 31, 2021 the fair values of the Company’s available-for-sale securities were determined using level two inputs. During the year ended December 31, 2021, there were no transfers between Level 1, Level 2 and Level 3. As of December 31, 2020 there were no available-for-sale securities.
The fair value of the Company’s cash, restricted cash, accounts payable, accrued expenses and other current liabilities approximate their carrying value due to their short-term maturities.

5. Available-for-Sale Securities
As of December 31, 2021 the fair value of available-for-sale debt securities by type of security was as follows:
	December 31, 2021
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Investments:
Treasury bill	$2,800	$—	$—	$2,800
Corporate bond securities	83,889	—	(45)	83,844
Commercial paper	1,999	—	—	1,999
	$88,688		$$(45)	$88,643
As of December 31, 2020, there were no available-for-sale securities.
The estimated fair value and amortized cost of the Company’s available-for-sale securities by contractual maturity are summarized as follows:
	December 31, 2021
	Amortized Cost	Fair Value
Due in one year or less	$88,688	$88,643
Total available-for-sale securities	$88,688	$88,643
The average maturity of the Company’s available-for-sale securities as of December 31, 2021 was approximately 0.7 years.
6. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:
	December 31,
	2021	2020
Prepaid research and development expenses	$6,015	$2,674
Prepaid expenses and other assets	8,708	1,483
	$14,723	$4,157
7. Property and Equipment
Property and equipment consists of the following:
	December 31,
	2021	2020
Furniture and fixtures	$212	$203
Laboratory equipment	10,719	9,631
Leasehold improvements	4,713	4,713
Computer equipment	436	436
Computer software	553	553
Construction in process	1,490	1,330
	18,123	16,866
Less accumulated depreciation	11,661	8,713
	$6,462	$8,153
Depreciation expense was $2,964, $3,922 and $2,824 for the years ended December 31, 2021, 2020 and 2019, respectively.

8. Accrued Expenses
Accrued expenses and other current liabilities consist of the following:
	December 31,
	2021	2020
Accrued research and development	$1,507	$2,091
Accrued compensation	3,084	3,834
Accrued other	4,937	2,715
	$9,528	$8,640
9. Equity-Based Compensation
Equity Incentive Plans
In connection with the closing of the Company’s initial public offering, the Board of Directors and stockholders approved the 2018 Omnibus Incentive Plan (the “2018 Plan”), which provides for the reservation of 333,400 shares of common stock for equity awards. On June 16, 2020, the Company’s stockholders approved the 2020 Equity Incentive Plan (“2020 Plan”) which consists of (i) 200,000 shares of common stock and (ii) additional shares of common stock (up to 325,268) as is equal to (i) the number of shares reserved under the 2018 Plan that remain available for grant under the 2018 Plan as of immediately prior to the date the 2020 Plan was approved by the Company’s stockholders and (ii) the number of shares subject to awards granted under the 2018 Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.
As of the effective date of the 2020 Plan, no further awards will be made under the 2018 Plan. Any options or awards outstanding under the 2018 Plan remain outstanding and effective and are governed by their existing terms.
On June 16, 2021, the Company’s stockholders approved an amendment to the 2020 Plan to reserve an additional 466,666 shares of common stock for issuance under the plan. At December 31, 2021, 570,476 shares remained available for future issuance under the 2020 Plan. Under the 2020 Plan, stock options may not be granted at less than fair value on the date of grant.
2021 Employee Stock Purchase Plan
The 2021 Employee Stock Purchase Plan (the “2021 ESPP”) was adopted by the Board of Directors on April 14, 2021, approved by the stockholders on June 16, 2021, and became effective on June 16, 2021. The number of shares of the Company’s common stock reserved for issuance under the 2021 ESPP is 73,525 shares. At December 31, 2021, 70,546 shares remained available for future issuance under the 2021 ESPP.
Stock Options
The following table summarizes the Company’s stock option activity for the year ended December 31, 2021:
	Number of Options	Weighted Average Exercise Price	Remaining Contractual Life (in years)
Outstanding at December 31, 2020	207,851	$218.76	7.78
Granted	247,233	88.77
Exercised	(775)	53.20
Forfeitures	(53,457)	222.72
Outstanding at December 31, 2021	400,842	138.45	8.49
Vested and expected to vest as of December 31, 2021	400,842	$138.45	8.49
Exercisable at December 31, 2021	129,325	$202.43	7.63
At December 31, 2021, the Company had an aggregate of $15,606 of unrecognized equity-based compensation cost related to stock options outstanding which is expected to be recognized over a weighted average period of 2.59 years. The intrinsic value of stock options outstanding as of December 31, 2021 and 2020 was $0 and $910, respectively. The intrinsic value of stock options exercisable as of December 31, 2021 was $0. The intrinsic value of stock options exercised during the year ended December 31, 2021 was $41.
The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the following table for the years ended December 31:
	2021	2020	2019
Expected volatility	115.5% - 123.9%	21.3% - 119.5%	85.1% - 104.7%
Expected dividends	0.0%	0.0%	0.0%
Expected term (in years)	5.1 - 6.25	4.50 - 10.00	5.10 - 6.25
Risk-free rate	0.4% - 1.4%	0.6% - 3.4%	1.5% - 2.6%
The weighted average fair value of options to purchase shares of common stock granted during the year ended December 31, 2021 and 2020 was $75.75 and $40.35, respectively.
Restricted Stock Units
In 2021 and 2020, the Board of Directors issued restricted stock units to employees. Restricted stock unit grants typically vest over one or two years.
The following table summarizes the Company’s restricted stock unit activity for the year ended December 31, 2021:
	Units	Weighted- Average Grant Date Fair Value
Unvested at December 31, 2020	61,226	$47.52
Granted	14,717	33.72
Vested	(27,946)	48.12
Forfeitures	(14,017)	46.94
Outstanding at December 31, 2021	33,980	$41.29
Unvested as of December 31, 2021	33,980	$41.29
At December 31, 2021, the Company had an aggregate of $607 of unrecognized equity-based compensation cost related to restricted stock units outstanding. The unrecognized expense for the restricted stock units is expected to be recognized over a weighted average period of 1.7 years.
Restricted Common Stock
In connection with the Company’s Corporate Conversion on January 25, 2018, all restricted Series B and D common units were converted to restricted shares of common stock. The following table summarizes the Company’s unvested restricted shares of common stock activity for the year ended December 31, 2021:
	Units	Weighted- Average Grant Date Fair Value
Unvested restricted Common Units at December 31, 2020	4,670	$147.39
Releases	(2,723)	157.57
Forfeitures	(1,947)	133.28
Unvested restricted Common Units at December 31, 2021	—	$—
The aggregate intrinsic value of restricted common units that vested during the years ended December 31, 2021, 2020, and 2019 were $199, $522, and $135, respectively.
At December 31, 2021, the Company had an aggregate of $0 of unrecognized equity-based compensation related restricted shares of common stock.

The Company recorded equity-based compensation expense in the following captions within its consolidated statements of operations for the years ended December 31, 2021, 2020, and 2019
	For the Year Ended December 31,
	2021	2020	2019
Research and development expenses	$6,289	$5,822	$8,006
General and administrative expenses	7,084	4,956	6,201
Restructuring expenses	—	851	—
	$13,373	$11,629	$14,207
10. Leases
In January 2018, the Company executed a lease agreement for lab space in Cambridge, Massachusetts. The lease consists of approximately 9,500 square feet with an initial term of five years with the option to extend the term for one additional two year term. The future minimum rent commitment for the initial five-year term is approximately $1,900. The future minimum rent commitment for the lease term as of December 31, 2021 is approximately $1,090. In addition to rent, the lease requires the Company to pay additional amounts for taxes, insurance, maintenance and other operating expenses.
In January 2018, the Company executed a lease agreement for office space in Cambridge, Massachusetts. The space serves as the Company’s corporate headquarters and consists of approximately 16,000 square feet. The initial term of the lease runs through February 2022 and was extended through May 2022. The future minimum rent commitment for the lease term as of December 31, 2021 is approximately $544. In addition to rent, the lease requires the Company to pay additional amounts for taxes, insurance, maintenance and other operating expenses.
In November 2018, the Company entered into a 48-month capital lease for certain lab equipment to be used at its facility in Cambridge, Massachusetts. The future minimum lease commitment for the lease term as of December 31, 2021 is approximately $576.
In January 2019, the Company executed a lease agreement for additional office space in Cambridge, Massachusetts. The space serves as office space supporting the Company’s lab operations and consists of approximately 5,000 square feet. The term of the lease runs through October 2025. In June 2021, the Company determined that it no longer needed a floor of office space that it was renting and terminated its lease with another landlord. As a result of the termination, the Company wrote off $1,314 and $1,233 of the remaining lease liability and right-of-use asset, respectively, associated with the lease.
In June 2021, the Company entered into a lease with Hood Park LLC (“Landlord”), pursuant to which the Company will lease approximately 49,869 square feet of office, laboratory, research and development and manufacturing space located in Charlestown, Massachusetts (“Premises”). The Company intends to relocate its corporate headquarters to the Premises in May 2022. The term of the lease commences on the later of (i) the date the Landlord delivers the Premises to the Company or (ii) the earlier of (a) the date the Company’s work on the Premises is substantially completed, (b) the date the Company commences business operations in the Premises, or (c) the one hundred twentieth (120th) day following the Landlord’s satisfaction of item (i) above. The initial term of the lease will be for a ten-year period commencing on the lease commencement date, unless earlier terminated.
The lease provides the Company with an option to extend the lease for an additional five-year term. The Company and the Landlord are each obligated to undertake certain improvements prior to the commencement of the lease, and significant improvements were still in progress as of December 31, 2021. The lease will commence when the construction of the lessor assets is substantially complete, which is expected to be in May 2022. The monthly lease payment is approximately $305 with annual escalation of approximately 3%. The lease includes a $10,223 construction allowance.
The Company was required to post a customary letter of credit in the amount of $1,833, subject to decrease on a set schedule, as a security deposit pursuant to the lease. For the year ended December 31, 2021, the Company incurred approximately $5,833 of construction costs that are reimbursable by the landlord.

As of December 31, 2021, minimum future lease payments for these operating and finance leases were as follows:
	Finance Leases	Operating Leases
2022	$276	$1,355
2023	300	279
2024	—	—
2025	—	—
Thereafter	—	—
Total	576	1,634
Less: Imputed Interest	51	96
Total Lease Liabilities	$525	$1,538
The Company recorded rent expense of $2,568, $2,562 and $2,500 for the years ended December 31, 2021, 2020, and 2019, respectively.
Short-term lease and variable lease costs were not material for the year ended December 31, 2021 and 2020.
The supplemental disclosure of cash flow information related to the Company’s leases and the weighted average remaining lease term and weighted average discount rate of the Company’s leases are as follows:
	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Other information
Cash paid for amounts included in the measurement of lease liabilities	$2,408	$2,408	$2,288
Operating lease liabilities arising from obtaining right-of-use-assets	$310	$1,629	$1,629
Finance lease liabilities arising from obtaining right-of-use assets	$—	$—	$—
Weighted-average remaining lease term (in years)
Operating lease	1.0	2.8	3.5
Finance lease	2.3	2.3	3.5
Weighted-average discount rate
Operating lease	11.9%	12.6%	12.5%
Finance lease	10.7%	10.7%	10.7%
11. Commitments and Contingencies
Letter of Credit
The Company had outstanding letters of credit in the amounts of $2,070 and $327 at December 31, 2021 and 2020, respectively, which were required as a condition of the Company’s office and laboratory leases.
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with its executive officers and members of its Board of Directors that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnification arrangements.
The Company does not believe that the outcome of any claims under indemnification arrangements will have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its consolidated financial statements as of December 31, 2021 and 2020.

Legal Proceedings
The Company may periodically become subject to legal proceedings and claims arising in connection with ongoing business activities, including claims or disputes related to patents that have been issued or that are pending in the field of research on which the Company is focused. The Company is not aware of any material legal proceedings or claims as of December 31, 2021.
12. License Agreements
University of Washington License Agreement
In 2015, the Company entered into a license agreement with the University of Washington, acting through UW CoMotion, under which the Company obtained an exclusive, royalty-bearing, sublicensable, worldwide license under a patent application owned by the University of Washington relating to novel micro-dystrophins and all patents claiming priority to such patent to develop, manufacture, and commercialize products for use in the treatment of Duchenne and related disease indications caused by a lack of functional dystrophin. The Company has the right to grant sublicenses to third parties contingent upon written approval by the University of Washington prior to executing such sublicense, which approval may not be unreasonably withheld.
In consideration for the rights granted by the agreement, the Company paid a one-time, non-refundable license fee, which was recorded as a research and development expense in 2015. The Company is required to reimburse the University of Washington for costs incurred in applying for, prosecuting and maintaining patents and pay up to an aggregate of approximately $1,000 upon the achievement of certain milestones. In October 2017, the first milestone was achieved under this agreement. The milestone payment was recorded as a research and development expense in the fourth quarter of 2017. In October 2020, the license agreement was amended such that the Company was required to pay the University of Washington $375 in connection with the execution of the Collaboration Agreement. This payment was recorded as a research and development expense in the fourth quarter of 2020. The license agreement was also amended such that the Company is required to pay an aggregate of approximately $3,400 upon the achievement of certain milestones. There were no milestones achieved during the years ended December 31, 2021, 2020, and 2019. The Company must also pay royalties of a low single digit percentage of future sales by the Company and its sublicensees of products developed under the licensed patent rights. In addition, the Company must pay an annual maintenance fee until certain milestones are achieved, at which time a minimum annual royalty requirement will replace such maintenance fee and will apply to the Company and its sublicensees.
The license agreement remains in effect until the expiration of the last-to-expire patent licensed under the agreement. The Company may terminate the agreement at any time upon providing sixty days’ written notice to the University of Washington. The University of Washington may terminate the agreement upon the Company’s uncured, material breach of the agreement or if the Company enters into an insolvency-related event.
The Company recorded research and development expense in the amount of $60, $446, and $38 for the years ended December 31, 2021, 2020, and 2019, respectively, under the agreement.
The University of Missouri License Agreement
In 2015, the Company entered into a license agreement with the Curators of the University of Missouri (the “University of Missouri”), a public corporation of Missouri, under which the Company obtained an exclusive, royalty-bearing, sublicensable, worldwide license under certain patent and patent applications owned by the University of Missouri relating to a novel synthetic microdystrophin gene to make, sell and distribute products for use in the treatment of Duchene and related disease indications resulting from a lack of functional dystrophin.
In consideration for the rights granted by the agreement, the Company paid a one-time, non-refundable license fee, which was recorded as a research and development expense in 2015. The Company is required to reimburse the University of Missouri for costs incurred in applying for, prosecuting and maintaining the licensed patents and pay up to an aggregate of approximately $1,000 upon the achievement of certain milestones for each product developed based on the licensed patents. In October 2017, the first milestone was achieved under this agreement. The milestone payment was recorded as a research and development expense in the fourth quarter of 2017.
Under the agreement, in the event the Company grants a sublicenses to another party, the Company is required to pay the University of Missouri a percentage of the consideration received. The license agreement was amended such that the Company was required to pay the University of Missouri $750 in 2021 and $1,300 in 2022 as a result of the execution of the Collaboration Agreement with Ultragenyx in October 2020. These amounts were recorded as a research and development expense in the fourth quarter of 2020. The Company paid $750 in February 2021 and $1,300 in February 2022. The license agreement was also amended such that the Company is required to pay an aggregate of approximately $1,900 upon the achievement of certain milestones.
There were no milestones achieved during the years ended December 31, 2021, 2020, and 2019. The Company must pay a royalty of a low single digit percentage of future sales or by its sublicensees of products developed using the licensed patents. In addition, the Company must pay an annual maintenance fee until certain milestones are achieved, after which time a minimum annual royalty will replace such maintenance fee.
Under the agreement, the Company granted the University of Missouri a non-exclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to non-profit, academic, educational or governmental institutions, to practice and use improvements made by the Company using the licensed patent rights, solely for non-commercial research purposes.
The license agreement remains in effect until the expiration of the last-to-expire patent or the abandonment of the last to be abandoned patent application licensed under the agreement. The University of Missouri may terminate the agreement, or render the license granted thereunder non-exclusive, in individual countries if the Company’s sublicensees fail to achieve certain milestones. The Company may terminate the license agreement at any time upon providing six months’ written notice to the University of Missouri and paying a termination fee. Each of the University of Missouri and the Company may also terminate the agreement for an uncured default or breach of the agreement by the other party. The Company’s ability to cure such breach only applies to the first two notices of such breach provided by the University of Missouri, and thereafter, the University of Missouri may terminate the agreement for the Company’s default or breach of the agreement upon thirty days’ written notice without an opportunity to cure such default or breach.
The Company recorded research and development expense in the amount of $195, $2,111, and $23 for the years ended December 31, 2021, 2020, and 2019, respectively, under the agreement.
The University of Michigan License Agreement
In 2016, the Company entered into a license agreement with the Regents of the University of Michigan, (the “University of Michigan”), a constitutional corporation of Michigan, under which the Company obtained an exclusive, royalty-bearing, sublicensable, worldwide license to make, sell and distribute products under certain patents owned by the University of Michigan related to microdystrophin and utrophin spectrin-like nucleic acid sequences for any use that, but for this agreement, would comprise an infringement of a valid claim included in the licensed patent rights.
In consideration for the rights granted by the agreement, the Company paid a one-time license fee and a separate fee to cover past patent prosecution costs, which the Company recorded as a research and development expense in 2016. The Company is required to reimburse the University of Michigan for costs incurred in applying for, prosecuting and maintaining patents, and pay up to an aggregate of approximately $1,000 upon the achievement of certain milestones. There were no milestones achieved during the years ended December 31, 2021, 2020, and 2019. The Company must also pay a royalty of a low single digit percentage on future sales by the Company or its sublicensees of products developed using the licensed rights, with a minimum annual royalty after certain milestones are achieved. In addition, the Company must pay an annual maintenance fee in any year in which the minimum annual royalty is not reached.
Under the agreement, the University of Michigan reserves for itself and its affiliates the right to use the licensed rights for non-commercial research, public service, internal and educational purposes and the right to grant the same limited non-commercial rights to other non-profit research institutions.
The license agreement remains in effect until the expiration of the last-to-expire patent licensed under the agreement. The University of Michigan may terminate the agreement upon the Company’s uncured material breach of the agreement, including failure to make required payments under the agreement or to achieve certain milestones, or if the Company becomes insolvent or bankrupt. The Company may terminate the license agreement at any time upon providing sixty days’ written notice to the University of Michigan.
The Company recorded and research and development expense in the amount of $37, $35 and $39 for the years ended December 31, 2021, 2020, and 2019, respectively, under the agreement.

Harvard College License Agreements
In 2016, the Company entered into a license agreement with the President and Fellows of Harvard College, (“Harvard College”), under which the Company obtained a non-exclusive, royalty-bearing, sublicensable, worldwide license to use certain intellectual property owned by Harvard College to develop, manufacture, and commercialize products for use in the treatment of Duchenne.
In consideration for the rights granted by the agreement, the Company paid a one-time, non-refundable license fee, which was recorded as a research and development expense in 2016. The Company is required to pay an annual license maintenance fee until certain milestones are achieved, after which time the annual maintenance fee will increase annually. Such annual maintenance fee will further increase if the Company grants certain rights to a sublicensee or strategic partner with whom the Company collaborates on the development and commercialization of licensed products. The annual maintenance fee is creditable against royalty payments. The Company also must pay a milestone payment within thirty days after achieving certain milestones. There were no milestones achieved during the years ended December 31, 2021, 2020, and 2019. The Company must pay a royalty of a low single digit percentage on future sales by the Company or its sublicensees of products developed using the licensed technology.
The license agreement remains in effect for an initial term of fifteen years, with automatic three-year renewal periods thereafter unless one of the parties provides notice of non-renewal. The Company may terminate the license agreement at any time upon providing sixty days’ written notice to Harvard College. Harvard College may terminate the agreement in the event the Company becomes bankrupt or insolvent. Both Harvard College and the Company may also terminate the agreement for an uncured material breach of the agreement by the other party.
The Company recorded research and development expense in the amount of $10, $0 and $10 for the years ended December 31, 2021, 2020, and 2019, respectively, under the agreement.
In August 2017, the Company entered into another license agreement with Harvard College, under which the Company obtained a non-exclusive, royalty-bearing, sublicensable, worldwide license to use certain intellectual property owned by Harvard College to develop, manufacture, and commercialize products for use in the treatment of Duchenne.
In consideration for the rights granted by the agreement, the Company paid a one-time, non-refundable license fee, which was recorded as a research and development expense in 2017. The Company is required to pay an annual license maintenance fee until certain milestones are achieved, after which time the annual maintenance fee will increase annually. Such annual maintenance fee will further increase if the Company grants certain rights to a sublicensee or strategic partner with whom the Company collaborates on the development and commercialization of licensed products. The annual maintenance fee is creditable against royalty payments. The Company also must pay a milestone payment within thirty days after achieving certain milestones. There were no milestones achieved during the years ended December 31, 2021, 2020, and 2019. The Company must pay a royalty of a low single digit percentage on future sales by the Company or its sublicensees of products developed using the licensed technology.
The license agreement remains in effect for an initial term of fifteen years, with automatic three-year renewal periods thereafter unless one of the parties provides notice of non-renewal. The Company may terminate the license agreement at any time upon providing sixty days’ written notice to Harvard College. Harvard College may terminate the agreement in the event the Company becomes bankrupt or insolvent. Both Harvard College and the Company may also terminate the agreement for an uncured material breach of the agreement by the other party.
The Company recorded research and development expense in the amount of $5, $0 and $5 for the years ended December 31, 2021, 2020, and 2019, respectively, under the agreement.
Other License Agreements
In 2016, the Company entered into a license agreement with Life Technologies Corporation (“Life Technologies”). In consideration for obtaining a non-exclusive, royalty-free, worldwide license to use certain technologies and associated know-how to develop product candidates, the Company paid a one-time, non-refundable license fee. This fee was recorded as a research and development expense in 2016. The license agreement will remain effective in perpetuity unless earlier terminated. Life Technologies has the right to terminate the agreement upon the Company’s material, uncured breach of the agreement or in the event that it determines that continued performance of the agreement may violate any laws. The Company is obligated to diligently pursue regulatory approval necessary for the development, manufacture and sale of the licensed products. The Company has the right to terminate the agreement at any time upon providing thirty days’ written notice to Life Technologies.
13. Net Loss per Share
Basic and diluted net loss per share were calculated as follows:
The numerator for basic and diluted net loss per share is as follows:
	For the Year Ended December 31,
	2021	2020	2019
Net loss	$(72,188)	$(88,290)	$(117,223)
The denominator is as follows:
	For the Year Ended December 31,
	2021	2020	2019
Weighted average common stock outstanding, basic and diluted	6,974,136	3,311,706	2,621,798
Weighted average pre-funded warrants to purchase common stock	143,888	150,769	64,153
Total	7,118,024	3,462,475	2,685,951
Net loss per share, basic and diluted is as follows:
	For the Year Ended December 31,
	2021	2020	2019
Net loss per share, basic and diluted	$(10.14)	$(25.50)	$(43.64)
The following potential common stock equivalents, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:
	For the Year Ended December 31,
	2021	2020	2019
Options to purchase shares of common stock	400,842	207,851	174,065
Unvested restricted stock units	33,979	61,226	16,340
Unvested shares of common stock	—	4,670	23,530
	434,821	273,747	213,935
14. Income Taxes
The Company recorded no tax benefit for the years ended December 31, 2021 and 2020 for the net operating losses incurred due to its uncertainty of realizing a benefit from those items.
A reconciliation of income taxes computed using the U.S. federal statutory rate to that reflected in operations as of December 31, 2021 and 2020 is as follows:
	December 31, 2021	December 31, 2020
Income tax computed at federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	6.4%	6.0%
Permanent differences	0.5%	(0.4)%
Tax credits	12.1%	9.6%
Change in deferred tax rate	0.3%	0.0%

	December 31, 2021	December 31, 2020
Stock compensation cancelations	(1.9)%	0.0%
Other	0.1%	(0.4)%
Valuation allowance	(38.5)%	(35.8)%
	0.0%	0.0%
The Company established deferred tax assets and liabilities on identified book to tax temporary differences as of the date of conversion to a C-corporation. Deferred income taxes reflect the net tax effects of these temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets as of December 31, 2021 and 2020 are as follows:
	December 31, 2021	December 31, 2020
Deferred tax assets:
Tax loss carryforwards	$60,405	$53,321
Tax credit carryforwards	36,905	28,154
Deferred expenses	420	1,200
Accrued expenses	815	994
Stock compensation	7,821	5,909
Intangible assets	19,919	12,034
Depreciation	224	—
Other	2,373	144
Total deferred tax assets	128,882	101,756
Valuation allowance	(128,570)	(100,740)
Deferred tax liabilities:
Right of use asset	(312)	(972)
Depreciation	—	(44)
Total deferred tax liabilities	(312)	(1,016)
Net deferred taxes	$—	$—
As of December 31, 2021, the Company has federal net operating loss carryforwards of $219,928 which may be available to offset future taxable income and do not expire, but are limited in their usage to an annual deduction equal to 80% of annual taxable income. In addition, as of December 31, 2021, the Company has state net operating loss carryforwards of approximately $218,052 which may be available to offset future taxable income and begin to expire in 2038. The Company also had federal and state tax credits of $34,606 and $2,910, respectively, which may be used to offset future tax liability and each of which begin to expire in 2033. The Company’s ability to utilize these federal and state carryforwards may be limited in the future if the Company experiences an ownership change pursuant to Internal Revenue Code Section 382. Ownership changes, as defined in the Internal Revenue Code, including those resulting from the issuance of common stock in connection with the Company’s public offerings, may limit the amount of net operating loss and tax credit carryforwards that can be utilized to offset future taxable income or tax liability. The Company has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to the significant complexity and cost associated with such a study. If the Company has experienced a change of control, as defined by Section 382, at any time since inception, utilization of the net operating loss carryforwards tax credit carryforwards would be subject to an annual limitation under Section 382. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development tax credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being presented as an uncertain tax position.
A valuation allowance is recorded against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon the realizability of the deferred tax assets. The Company concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company will not realize the benefit of its deferred tax assets. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending income tax examinations. The Company’s C-Corporation tax years beginning with the year ended December 31, 2018 are open under statute. Any tax credit or net operating loss carryforward can be adjusted in future periods after the respective year of generation’s statute of limitation has closed.
As of December 31, 2021 and 2020, the Company did not have unrecognized tax benefits. The Company recognizes interest and penalties related to income taxes as a component of income tax expense. As of December 31, 2021 and 2020, no interest and penalties have been recorded.
15. Defined Contribution Plan
The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. Company contributions to the plan may be made at the discretion of the Company’s Board of Directors. The Company made $241 of contributions during the year ended December 31, 2021. The company had made no contributions to the plan during the years ended December 31, 2020 and December 31, 2019.
16. Restructuring
In 2021, the Company did not incur any restructuring expense. The company paid $62 during the first quarter of 2021 related to restructuring accrued as of December 31, 2020.
In January 2020, the Company’s Board of Directors approved a restructuring plan to reduce operating costs and better align the Company’s workforce with the needs of its business following the Company’s November 2019 announcement that the SGT-001 IGNITE DMD trial was placed on clinical hold by the FDA.
Under the restructuring plan, the Company made changes to its management team and reduced headcount by approximately 30 percent. Affected employees were eligible to receive severance payments and outplacement services in connection with the restructuring plan. During year ended December 31, 2020, the Company recorded aggregate restructuring charges of $1,944 related to severance payments and other employee-related costs. The Company does not expect to incur any additional significant costs associated with this restructuring. During the year ended December 31, 2020, $1,882 of the estimated restructuring charges were paid.
The following table shows the total amount expected to be incurred and the liability related to the 2020 restructuring for the years ended December 31, 2021 and December 31, 2020:
One-Time Employee Termination Benefits
Accrued restructuring costs as of December 31, 2019	$—
Restructuring charges incurred during the period	1,944
Amounts paid during the period	(1,882)
Accrued restructuring costs as of December 31, 2020	$62
Restructuring charges incurred during the period	—
Amounts paid during the period	(62)
Accrued restructuring costs as of December 31, 2021	$—
17. Events Subsequent to Original Issuance of Financial Statements (Unaudited)
In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through the date the financial statements were reissued.

On September 29, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with AavantiBio, Inc. (“AavantiBio”), a privately-held gene therapy company focused on advancing innovative gene therapies in areas of high unmet medical need, including a lead program in Friedreich’s ataxia, a rare inherited genetic disease that causes cardiac and central nervous system dysfunction. The Merger Agreement provides for the acquisition of AavantiBio by the Company with AavantiBio surviving as a wholly owned subsidiary of the Company. In connection with the proposed acquisition, on September 29, 2022, the Company entered into securities purchase agreements with several accredited investors pursuant to which the Company agreed to issue and sell to the investors in a private placement (the “Private Placement”) an aggregate of 10,638,290 shares of the Company’s common stock, at a price per share of $7.05. The Private Placement is expected to close immediately following the closing of the acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of the Company, and contingent upon, among other things, the closing of the acquisition.
On October 27, 2022, the Company increased the number of shares of common stock authorized for issuance to 60,000,000 shares.

SOLID BIOSCIENCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$54,311	$119,136
Available-for-sale securities	108,572	88,643
Prepaid expenses and other current assets	7,319	14,723
Restricted cash, current	237	—
Accounts receivable - related party	—	110
Total current assets	170,439	222,612
Property and equipment, net	6,847	6,462
Operating lease, right-of-use assets	28,939	1,142
Other non-current assets	438	94
Restricted cash	1,833	2,070
Total assets	$208,496	$232,380
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,109	$4,463
Accrued expenses	16,141	9,528
Operating lease liabilities	33	1,263
Finance lease liabilities	412	232
Other current liabilities	23	35
Deferred revenue - related party	—	8,080
Total current liabilities	21,718	23,601
Operating lease liabilities, excluding current portion	24,543	275
Finance lease liabilities, excluding current portion	—	293
Total liabilities	46,261	24,169
Commitments and contingencies
Preferred stock, $0.001 par value; 10,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2022 and December 31, 2021; 7,530,978 shares issued and outstanding at June 30, 2022 and 7,536,017 shares issued and outstanding at December 31, 2021; no pre-funded warrants outstanding at June 30, 2022 and 143,888 pre-funded warrants outstanding at December 31, 2021	8	7
Additional paid-in capital	689,526	685,006
Accumulated other comprehensive loss	(122)	(45)
Accumulated deficit	(527,177)	(476,757)
Total stockholders’ equity	162,235	208,211
Total liabilities and stockholders’ equity	$208,496	$232,380
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SOLID BIOSCIENCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue - related party	$6,169	$3,594	$8,094	$6,929
Operating expenses:
Research and development	23,180	15,513	43,125	29,719
General and administrative	6,851	6,766	14,203	12,781
Restructuring charges	1,520	—	1,520	—
Total operating expenses	31,551	22,279	58,848	42,500
Loss from operations	(25,382)	(18,685)	(50,754)	(35,571)
Other income (expense), net	290	(10)	334	(24)
Net loss	$(25,092)	$(18,695)	$(50,420)	$(35,595)
Net loss per share attributable to common stockholders, basic and diluted	$(3.33)	$(2.50)	$(6.71)	$(5,29)
Weighted average shares of common stock outstanding, basic and diluted	7,523,964	7,486,598	7,515,673	6,723,391
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SOLID BIOSCIENCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(25,092)	$(18,695)	$(50,420)	$(35,595)
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(71)	(11)	(77)	(11)
Comprehensive loss	$(25,163)	$(18,706)	$(50,497)	$(35,606)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SOLID BIOSCIENCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited, in thousands, except share data)
	For the Three Months Ended June 30, 2022
	Common Stock	Amount	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balance at March 31, 2022	7,518,752	$8	$687,639	$(51)	$(502,085)	$185,511
Equity-based compensation	—	—	1,814	—	—	1,814
Vesting of restricted stock units	2,038	—	—	—	—	—
Issuance of ESPP shares	10,188		73			73
Unrealized loss on available-for-sale securities	—	—	—	(71)	—	(71)
Net loss	—	—	—	—	(25,092)	(25,092)
Balance at June 30, 2022	7,530,978	$8	$689,526	$(122)	$(527,177)	$162,235
	For the Six Months Ended June 30, 2022
	Common Stock	Amount	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2021	7,499,905	$7	$685,006	$(45)	$(476,757)	$208,211
Equity-based compensation	—	—	4,426	—	—	4,426
Exercise of pre-funded warrants	—	—	22	—	—	22
Vesting of restricted stock units	20,885		—	—	—	—
Issuance of ESPP shares	10,188	1	72	—	—	73
Unrealized loss on available-for-sale securities	—	—	—	(77)	—	(77)
Net loss	—	—	—	—	(50,420)	(50,420)
Balance at June 30, 2022	7,530,978	$8	$689,526	$(122)	$(527,177)	$162,235
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

	For the Three Months Ended June 30, 2021
	Common Stock	Amount	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance at March 31, 2021	7,496,459	$7	$674,462	$—	$(421,469)	$253,000
Equity-based compensation	—	—	3,635	—	—	3,635
Exercise of stock options	165	—	9	—	—	9
Vesting of restricted stock units	417	—	—	—	—	—
Forfeiture of restricted stock awards	(87)	—	—	—	—	—
unrealized loss on available-for-sale securities	—	—	—	(11)	—	(11)
Net loss	—	—	—	—	(18,695)	(18,695)
Balance at June 30, 2021	7,496,954	$7	$678,001	$(11)	$(440,164)	$237,938
	For the Six Months Ended June 30, 2021
	Common Stock	Amount	Additional Paid In capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2020	5,803,487	$6	$536,649	$—	$(404,569)	$132,086
Equity-based compensation	—	—	6,542	—	—	6,542
Sale of common stock, net of issuance costs of $8,872	1,666,666	1	134,877	—	—	134,878
Exercise of stock options	708	—	38	—	—	38
Vesting of restricted stock units	27,946	—	—	—	—	—
Forfeiture of restricted stock awards	(1,853)	—	—	—	—	—
Unrealized loss on available-for-sale securities	—	—	—	(11)	—	(11)
Net loss	—	—	—	—	(35,595)	(35,595)
Balance at June 30, 2021	7,496,954	$7	$678,106	$(11)	$(440,164)	$237,938
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SOLID BIOSCIENCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(50,420)	$(35,595)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of premium on available-for-sale securities	526	7
Equity-based compensation expense	4,426	6,542
Depreciation expense	1,431	1,453
Loss on disposal of property and equipment	—	3
Gain on termination of lease	(249)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current and non-current assets	586	621
Accounts receivable - related party	110	(286)
Accounts payable	373	(318)
Accrued expenses and other current and non-current liabilities	8,229	(4,529)
Deferred revenue - related party, current and non-current	(8,080)	(6,364)
Net cash used in operating activities	(43,068)	(38,466)
Cash flows from investing activities:
Purchases of property and equipment	(1,320)	(384)
Proceeds from sale and maturities of available-for-sale securities	92,156	—
Purchases of available-for-sale securities	(112,688)	(48,368)
Net cash used in investing activities	(21,852)	(48,752)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	134,878
Proceeds from exercise of warrants	22	—
Employee stock purchases and withholding	73	—
Proceeds from exercise of stock options	—	38
Net cash provided by financing activities	95	134,916
Net (decrease) increase in cash, cash equivalents and restricted cash	(64,825)	47,698
Cash, cash equivalents, and restricted cash at beginning of period	121,206	155,071
Cash, cash equivalents, and restricted cash at end of period	$56,381	$202,769
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$29,126	$—
Decrease in right-of-use asset due to lease termination	$(464)	$(1,233)
Property and equipment included in accounts payable and accruals	$600	$47
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SOLID BIOSCIENCES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, amounts in thousands, except share and per share data)
1. Nature of the Business and Basis of Presentation
Nature of Business
Solid Biosciences Inc. was organized in March 2013 under the name SOLID Ventures Management, LLC and operated as a Delaware limited liability company until immediately prior to the effectiveness of its registration statement on Form S-1 on January 25, 2018, at which time it completed a statutory corporate conversion into a Delaware corporation and changed its name to Solid Biosciences Inc. (the “Company”).
The Company’s mission is to cure Duchenne muscular dystrophy (“Duchenne”), a genetic muscle-wasting disease predominantly affecting boys. It is caused by mutations in the dystrophin gene, which result in the absence or near-absence of dystrophin protein. Dystrophin protein works to strengthen muscle fibers and protect them from daily wear and tear. Without functioning dystrophin and certain associated proteins, muscles suffer excessive damage from normal daily activities and are unable to regenerate, leading to the build-up of fibrotic, or scar, and fat tissue. The Company’s two product candidates, SGT-001 and SGT-003, are gene transfer candidates under investigation for their ability to drive functional dystrophin protein expression in patients’ muscles and improve the course of the disease.
SGT-001 has been granted Rare Pediatric Disease Designation and Fast Track Designation in the United States and Orphan Drug Designations in both the United States and European Union. The Company filed an Investigational New Drug application (“IND”) in September 2017 and enrolled patients in a Phase I/II clinical trial for SGT-001, called IGNITE DMD, in the United States between the fourth quarter of 2017 and the fourth quarter of 2021. In March 2022, the Company reported two-year interim safety and efficacy data from the first three patients treated with SGT-001 in the 2E14 vg/kg dose cohort of IGNITE DMD, which results suggested durable benefit compared with natural history trajectories 24 months post-administration of SGT-001 across functional, pulmonary and patient reported outcome measures. In addition, no new drug-related safety findings have been identified in patients treated with SGT-001 in IGNITE DMD in post-dosing periods of approximately six months to four years. In April 2022, the Company announced that it had concluded enrollment in IGNITE DMD. Development activities, including manufacturing scale-up, testing and regulatory discussions with the Food and Drug Administration (FDA) are ongoing. The company expects to continue dosing patients using SGT-001 in 2023 with product made using the new transient-based process. The company also expects to share additional data from IGNITE DMD in early 2023, including the study’s primary one-year analysis of all treated patients as well as three-year longitudinal data from Patients Four through Six.
In May 2021, the Company announced the advancement of a next-generation Duchenne microdystrophin gene transfer program, SGT-003, a preclinical candidate that combines AAV-SLB101, a novel and rationally designed AAV capsid with the Company’s proprietary neuronal Nitric Oxide Synthase (“nNOS”) containing microdystrophin construct. AAV-SLB101 was screened in Solid’s internal development platform for enhanced muscle tropic capsids.
The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, development by competitors of new technological innovations, dependence on licenses, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing to fund operations. Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical studies and clinical trials and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance and reporting capabilities.
The Company’s product candidates are in development. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from, among others, other pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees, partners and consultants.
Basis of Presentation
The accompanying condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Through June 30, 2022, the Company has funded its operations primarily with the proceeds from the sale of redeemable preferred units and member units, the sale of common stock and prefunded warrants to purchase shares of its common stock in private placements, the sale of common stock in its initial public offering and follow-on public offering in March 2021 and sales of common stock under an at-the-market sales agreement, dated March 13, 2019, as amended on August 16, 2021 (the “ATM Sales Agreement”), by and between the Company and Jefferies LLC (“Jefferies”).
In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. As of June 30, 2022, the Company had an accumulated deficit of $527,177. During the three and six months ended June 30, 2022, the Company incurred a net loss of $25,092 and $50,420, respectively, and the Company used $43,068 of cash in operations for the six months ended June 30, 2022. The Company expects to continue to generate operating losses in the foreseeable future. Based upon its current operating plan, the Company expects that its cash, cash equivalents and available-for-sale securities of $162,883 as of June 30, 2022, will be sufficient to fund its operating expenses and capital expenditure requirements for at least twelve months from the date of issuance of these financial statements. However, the Company has based this estimate on assumptions that may prove to be wrong, and its operating plan may change as a result of many factors currently unknown to it. As a result, the Company could deplete its capital resources sooner than it currently expects. The Company expects it may finance its future cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances or licensing arrangements. If the Company is unable to obtain funding, the Company would be forced to delay, reduce or eliminate some or all of its research and development programs, preclinical and clinical testing or commercialization efforts, which could adversely affect its business prospects.
The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying condensed consolidated financial statements include the accounts of Solid Biosciences Inc. and its wholly owned or controlled subsidiaries. All intercompany accounts and transactions have been eliminated. In the opinion of management, the Company’s accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the Company’s financial statements for interim periods in accordance with GAAP. The information included in this proxy statement should be read in conjunction with the Company’s audited consolidated financial statements and the accompanying notes included elsewhere in this proxy statement. The year-end condensed consolidated balance sheet data presented for comparative purposes was derived from the Company’s audited financial statements but does not include all disclosures required by GAAP. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.
On October 27, 2022, the Company effected a 1-for-15 reverse stock split (the “Reverse Stock Split”). All historical share and per share amounts reflected throughout these financial statements have been adjusted to reflect the Reverse Stock Split.
2. Summary of Significant Accounting Policies
The Company’s accounting policies are described in the “Notes to Consolidated Financial Statements” in the Company’s audited consolidated financial statements included elsewhere in this proxy statement and updated, as necessary, in these financial statements.

Use of Estimates
The preparation of the Company’s condensed consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in these condensed consolidated financial statements include, but are not limited to, estimates related to revenue recognition, the recognition of research and development expenses and equity-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from the Company’s estimates.
The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including clinical trials and employee-related amounts, will depend on future developments that are highly uncertain, including new information that may emerge concerning COVID-19 and the actions taken to contain it or treat its impact. The Company has made estimates of the impact of COVID-19 within its financial statements and there may be changes to those estimates in future periods. Actual results could differ from the Company’s estimates.
Cash Equivalents
The Company considers all short-term, highly liquid investments with original maturities of 90 days or less at acquisition date to be cash equivalents.
Restricted Cash
The Company held restricted cash of $2,070 in separate restricted bank accounts as security deposits for leases of the Company’s facilities as of June 30, 2022 and December 31, 2021. As of June 30, 2022, the Company classified $237 and $1,833 as current and non-current assets, respectively. As of December 31, 2021, the Company classified $2,070 as a non-current asset. A reconciliation of the amounts of cash and cash equivalents and restricted cash from the cash flow statement to the balance sheet is as follows:
	June 30, 2022	December 31, 2021	June 30, 2021	December 31, 2020
Cash and cash equivalents as presented on balance sheet	$54,311	$119,136	$200,609	$154,744
Restricted cash, current as presented on balance sheet	237	—	90	—
Restricted cash, non-current, as presented on balance sheet	1,833	2,070	2,070	327
Cash and cash equivalents and restricted cash as presented on cash flow statement	$56,381	$121,206	$202,769	$155,071
Leases
At inception of a contract, the Company determines if a contract meets the definition of a lease. A lease is a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration. The Company determines if the contract conveys the right to control the use of an identified asset for a period of time. The Company assesses throughout the period of use whether the Company has both of the following: (1) the right to obtain substantially all of the economic benefits from use of the identified asset and (2) the right to direct the use of the identified asset. This determination is reassessed if the terms of the contract are changed. Leases are classified as operating or finance leases based on the terms of the lease agreement and certain characteristics of the identified asset. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the present value of the minimum future lease payments. The Company’s policy is to not record leases with an original term of twelve months or less on the consolidated balance sheets. The Company recognizes lease expense for these short-term leases on a straight-line basis over the lease term. Certain lease agreements include rental payments that are adjusted periodically for inflation or other variables. In addition to rent, the leases may require the Company to pay additional amounts for taxes, insurance, maintenance and other expenses, which are generally referred to as non-lease components. Such adjustments to rental payments and variable non-lease components are treated as variable lease payments and recognized in the period in which the obligation for these payments was incurred.

Variable lease components and variable non-lease components are not measured as part of the right-of-use asset and liability. Only when lease components and their associated non-lease components are fixed are they accounted for as a single lease component and recognized as part of a right-of-use asset and liability. Total contract consideration is allocated to the combined fixed lease and non-lease components.
In June 2021, the Company entered into a lease with Hood Park LLC (“Landlord”), pursuant to which the Company leases approximately 49,869 square feet of office, laboratory, research and development and manufacturing space located in Charlestown, Massachusetts (“Premises”). The Company relocated its corporate headquarters to the Premises in June 2022. The initial term of the lease commenced in June 2022 when the construction of the lessor assets was substantially completed and continues for a ten-year period, unless earlier terminated. The lease provides the Company with an option to extend the lease for an additional five-year term. The Company and the Landlord were each obligated to undertake certain improvements prior to the commencement of the lease, and significant improvements were completed as of June 2022. The monthly lease payment is approximately $305 with annual escalation of approximately 3%. The lease includes a $10,223 construction allowance. The Company was required to post a customary letter of credit in the amount of $1,833, subject to decrease on a set schedule, as a security deposit pursuant to the lease. As of June 30, 2022, the Company recorded a right-of-use asset of $28,939 and a lease liability of $24,576 for this lease.
In April 2022, the Company terminated a lease for lab space in Cambridge, Massachusetts prior to the expected lease termination date. As of June 30, 2022 no right-of-use asset or lease liability was recorded for this lease.
Segment Data
The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s singular focus is on developing treatments through gene therapy and other means for patients with Duchenne. All of the Company’s tangible assets are held in the United States.
Related Parties
In October 2020, the Company entered into a collaboration and license agreement (the “Collaboration Agreement”) with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”). In connection with the Collaboration Agreement, Ultragenyx also purchased 521,719 shares of the Company’s common stock, which resulted in Ultragenyx becoming a related party of the Company.
In November 2020, the Company entered into a consulting agreement with Danforth Advisors, LLC, or Danforth, an affiliate of Stephen DiPalma, the Company’s interim chief financial officer. Pursuant to the consulting agreement, Danforth provides the Company with the chief financial officer services of Mr. DiPalma, and other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. The Company has paid Danforth $268 and $503 for the three and six months ended June 30, 2022, respectively, and $102 and $187 for the three and six months ended June 30, 2021, respectively. In accordance with the consulting agreement, in November 2020, the Company issued to Danforth a warrant to purchase 2,000 shares of the Company’s common stock at an exercise price per share of $49.35. As of June 30, 2022, the shares had vested in full. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.
Recently Issued Accounting Pronouncements Not Yet Adopted
In August 2020, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which, among other things, provides guidance on how to account for contracts on an entity’s own equity. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, the ASU eliminated the need for the Company to assess whether a contract on the entity’s own equity (1) permits settlement in unregistered shares, (2) whether counterparty rights rank higher than shareholder’s rights, and (3) whether collateral is required. In addition, the ASU requires incremental disclosure related to contracts on the entity’s own equity and clarifies the treatment of certain financial instruments accounted for under this ASU on earnings per share. The ASU also simplifies the accounting for convertible instruments by removing the beneficial conversion feature and cash conversion feature separation models. This ASU may be applied on a full retrospective or modified retrospective basis. This ASU is effective for smaller reporting companies for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption to materially impact its financial position and results of operations.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which was subsequently modified by several ASU’s issued in 2018 and 2019. The standard introduces a new current expected credit loss (“CECL”) model for measuring expected credit losses for certain types of financial instruments measured at amortized cost and replaces the incurred loss model. The CECL model requires an entity to recognize an allowance for credit losses for the difference between the amortized cost basis of a financial instrument and the amount the entity expects to collect over the instrument’s contractual life after consideration of historical experience, current conditions, and reasonable and supportable forecasts. The standard eliminates the concept of other-than-temporary impairment and requires an entity to determine whether any impairment is the result of a credit loss or other factors. ASU 2016-13 is effective for the Company on January 1, 2023. The Company is currently evaluating the potential impact that this standard may have on its financial statements and related disclosures.
3. Collaborations
Ultragenyx Collaboration

Collaboration Agreement
On October 22, 2020 (the “Effective Date”), the Company entered into the Collaboration Agreement with Ultragenyx to focus on the development and commercialization of new gene therapies for Duchenne. The Company granted Ultragenyx an exclusive worldwide license for any pharmaceutical product that expresses the Company’s proprietary microdystrophin construct from AAV8 and variants thereof in clade E for the treatment of Duchenne and other diseases resulting from the lack of functional dystrophin (the “Licensed Products”). The Company retains exclusive rights to all other uses of its microdystrophin proteins, including under its existing SGT-001 and SGT-003 programs.
The Company has conducted certain research and development activities with respect to the development of the Licensed Products, and concluded such activities as were contemplated under the Collaboration Agreement during the second quarter of 2022, resulting in the recognition of the remaining deferred revenue recorded at the time the Collaboration Agreement was executed, related to the upfront payment received from Ultragenyx. The Company may conduct additional research and development activities in collaboration with Ultragenyx from time to time in the future. Ultragenyx reimbursed the Company for personnel and out-of-pocket costs that the Company incurred in conducting such activities.
In addition, Ultragenyx granted to the Company an exclusive Development Option or Income Share Option (each as defined and described below) exercisable in the Company’s sole discretion one time per Licensed Product. After the date of first achievement of clinical proof of concept, Ultragenyx will provide to the Company a data package with respect to the relevant Licensed Product. The Company will use the data package to determine whether to exercise the corresponding Development Option or Income Share Option with respect to such Licensed Product.
With respect to each Licensed Product for which the Company has not exercised the Development Option or Income Share Option the Company will be entitled to milestone payments of up to $25,000 in the aggregate for each such Licensed Product that achieves specified development milestones and $65,000 in the aggregate for each such Licensed Product that achieves specified regulatory milestones. With respect to each Licensed Product for which the Company has not exercised the Income Share Option, the Company will also be entitled to milestone payments of up to $165,000 in the aggregate for each Licensed Product that achieves specified annual worldwide net sales milestones. For Licensed Products for which the Company has not exercised the Development Option or Income Share Option, Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a low double-digit percentage to a mid-teens percentage based on Ultragenyx’s annual worldwide net sales of such Licensed Products.
For each Licensed Product for which Ultragenyx decides to initiate a registrational trial in humans, the Company will have the option to fund 30% of the development costs in the United States and European Union for such Licensed Product and forgo the development and regulatory milestones (the “Development Option”) and receive tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s annual worldwide net sales of each such Licensed Product.
For each Licensed Product for which the Company exercises the Development Option, the Company may also elect to share 30% of the net income and net losses on net sales of such Licensed Product in the United States and European Union (the “Income Share Option”). For Licensed Products for which the Company has exercised the Income Share Option, the Company will not be entitled to milestone payments and Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s annual net sales of each such Licensed Product outside of the United States and European Union.
The Company may only exercise an Income Share Option if neither the Company nor any of its affiliates is then developing or commercializing a product that is competitive with the Licensed Product that is subject to such option. If the Company or any of its affiliates subsequently develops or commercializes a product that is competitive with a Licensed Product for which the Company has exercised an Income Share Option, then the Company and Ultragenyx will no longer share the net income and net losses on net sales of such Licensed Product and such Licensed Product will be treated as if the Company had exercised the Development Option with respect to such Licensed Product.
Following the Company’s exercise of the Development Option or Income Share Option with respect to a Licensed Product, the Company also has the right to cease participation in the sharing of development costs and sharing in net income and net losses on net sales, as applicable, for such Licensed Product by written notice to Ultragenyx. Upon such notice, the Company will no longer share in the development costs and net income and net losses on net sales of such Licensed Product, as applicable, and will be eligible to receive payments on milestones achieved after the opt-out for such Licensed Product and royalties at the rates applicable to Licensed Products for which the Company has not exercised the Development Option or Income Share Option, as described above.
The Collaboration Agreement continues on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of all payment obligations under the agreement. With respect to any Licensed Product for which the Company has exercised an Income Share Option, the Collaboration Agreement continues until there are no longer sales of such Licensed Product in the United States or Europe. Either party has the right to terminate the agreement if the other party has materially breached in the performance of its obligations under the agreement and such breach has not been cured within the applicable cure period. Ultragenyx may also terminate the Collaboration Agreement in its sole discretion upon 90 days’ prior written notice to the Company.
Stock Purchase Agreement
In connection with the execution of the Collaboration Agreement, Ultragenyx and the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) on the Effective Date, pursuant to which the Company issued and sold 521,719 shares of its common stock (the “Shares”) to Ultragenyx at a price of $76.6695 per share for an aggregate purchase price of approximately $40,000. The Stock Purchase Agreement contains customary representations, warranties and covenants of each of the parties thereto. Following the sale of the Shares, Ultragenyx beneficially owned approximately 14.45% of the Company’s outstanding common stock. As of June 30, 2022, Ultragenyx beneficially owned less than 10% of the Company’s outstanding common stock.
Investor Agreement
In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and Ultragenyx entered into an Investor Agreement (the “Investor Agreement”) on the Effective Date. Pursuant to the terms of the Investor Agreement, Ultragenyx agreed that, so long as it holds at least 10% of the Company’s outstanding common stock, the Shares will be subject to a voting agreement, such that until the earliest to occur of certain specified events, and subject to specified conditions, Ultragenyx will, and will cause its permitted transferees to, vote in accordance with the recommendation of the Company’s Board of Directors with respect to specified matters.

Accounting Treatment
The Company concluded that the Collaboration Agreement and the Stock Purchase Agreement should be combined and treated as a single arrangement for accounting purposes as the agreements were entered into contemporaneously and in contemplation of one another.
The Company assessed this arrangement in accordance with ASC 606 and concluded that the contract counterparty, Ultragenyx, is a customer. The Company identified the following promises in the Collaboration Agreement that were evaluated under the scope of ASC 606: (1) an exclusive worldwide license to the Licensed Products; (2) an obligation to perform research and development services; and (3) an obligation to participate in a joint steering committee. The Company assessed the promised goods and services to determine if they are distinct. Based on this assessment, the Company determined that Ultragenyx cannot benefit from the promised goods and services separately from the others as they are highly interrelated and therefore not distinct. Due to the early stage of the Licensed Products, the research and development services could not be performed by another party. The Company’s skill-set, knowledge and expertise are required to conduct the research and development services and the research and development services are expected to involve significant further development of the Licensed Products. Accordingly, the promised goods and services represent one combined performance obligation and the entire transaction price will be allocated to that single combined performance obligation.
The Company determined the transaction price under ASC 606 at the inception of the Collaboration Agreement to be $22,513, which represents the excess proceeds from the equity investment under the Stock Purchase Agreement, when measured at fair value after taking into consideration a discount for lack of marketability, plus the estimated reimbursement of research and development costs, which represents variable consideration. The Company included the estimated reimbursement of research and development costs in the transaction price at the inception of the arrangement because the Company is required to perform research and development services and the contract requires Ultragenyx to reimburse the Company for costs incurred. Also, since the related revenue would be recognized only as the costs are incurred, the Company determined it is not probable that a significant reversal of cumulative revenue would occur. The Company evaluated how much variable consideration related to development and regulatory milestones, and the Company’s potential exercise of its Development Option or Income Share Option per Licensed Product, to include in the transaction price using the most likely amount approach and concluded that no amount should be included in the transaction price due to the high degree of uncertainty and risk associated with these potential payments. The Company also determined that royalties and sales milestones relate solely to the license of intellectual property and are therefore excluded from the transaction price under the sales- or usage-based royalty exception of ASC 606. Revenue related to these royalties and sales milestones will only be recognized when the associated sales occur, and relevant thresholds are met.
The Company determined that revenue under the Collaboration Agreement should be recognized over time as Ultragenyx simultaneously receives the benefit from the Company as the Company performs under the single performance obligation over time. The Company will recognize revenue for the single performance obligation using a cost-to-cost input method as the Company has concluded it best depicts the research and development and joint steering committee participation services performed. Under this method, the transaction price is recognized over the contract’s entire performance period, using costs incurred relative to total estimated costs to determine the extent of progress towards completion.
During the three and six months ended June 30, 2022, the Company recognized $6,169 and $8,094, respectively, of related party collaboration revenue, associated with its collaboration with Ultragenyx related to research and development services performed during the period and the corresponding cost reimbursement receivable. During the three and six months ended June 30, 2021, the Company recognized $3,594 and $6,929, respectively, of related party collaboration revenue.

The following table presents changes in the balances of the Company’s related party collaboration receivables and contract liabilities during the three months ended June 30, 2022:
	Balance as of March 31, 2022	Additions	Deductions	Balance as of June 30, 2022
Related party collaboration receivables	$14	$—	$(14)	$—
Contract liabilities:
Deferred revenue	6,170	—	(6,170)	—
The following table presents changes in the balances of the Company’s related party collaboration receivables and contract liabilities during the six months ended June 30, 2022:
	Balance as of December 31, 2021	Additions	Deductions	Balance as of June 30, 2022
Related party collaboration receivables	$110	$14	$(124)	$—
Contract liabilities:
Deferred revenue	8,080	—	(8,080)	—
The changes in the related party collaboration receivables balance during the three and six months ended June 30, 2022 are the result of amounts owed to the Company for research and development services provided, offset by the collections received from Ultragenyx.
As of June 30, 2022 and December 31, 2021, there was $0 and $8,080, respectively, of deferred revenue related to the Collaboration Agreement, which is classified as either current or non-current in the accompanying condensed consolidated balance sheet based on the period the services are expected to be delivered. Additionally, as of June 30, 2022 and December 31, 2021, there was $0 and $110, respectively, of related party collaboration receivables related to reimbursable costs expected to be received from Ultragenyx for research and development services performed.
Costs incurred relating to the Collaboration Agreement consist of internal and external research and development costs, which primarily include salaries and benefits, lab supplies, preclinical research studies, clinical studies, consulting services, and commercial development. These costs are included in research and development expenses in the Company’s condensed consolidated statement of operations during the three and six months ended June 30, 2022 and three and six months ended June 30, 2021.
4. Fair Value of Financial Assets and Liabilities
The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values:
	Fair Value Measurements as of June 30, 2022 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$17,461	$—	$17,461
Available-for-sale securities	$—	$108,572	$—	$108,572
	$—	$126,033	$—	$126,033
	Fair Value Measurements as of December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$—	$75,224	$—	$75,224
Available-for-sale securities	—	88,643	—	88,643
	$—	$163,867	$—	$163,867

As of June 30, 2022 and December 31, 2021, the fair values of the Company’s available-for-sale securities, which consisted of treasury bills and corporate bond securities as of June 30, 2022 and treasury bills, commercial paper, and corporate bond securities as of December 31, 2021, were determined using Level 2 inputs. During the six months ended June 30, 2022 and the year ended December 31, 2021, there were no transfers between Level 1, Level 2 and Level 3.
The fair value of the Company’s cash, restricted cash, accounts payable, and accrued expenses and other current liabilities approximate their carrying value due to their short-term maturities.
5. Available-for-Sale Securities
As of June 30, 2022, the fair value of available-for-sale securities by type of security was as follows:
	June 30, 2022
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Investments:
Treasury bills	$56,979	$—	$(49)	$56,930
Corporate bond securities	51,715	—	(73)	51,642
	$108,694	$—	$(122)	$108,572
As of December 31, 2021, the fair value of available-for-sale securities by type of security was as follows:
	December 31, 2021
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Investments:
Treasury bill	$2,800	$—	$—	$2,800
Corporate bond securities	83,889	—	(45)	83,844
Commercial paper	1,999	—	—	1,999
	$88,688	$—	$(45)	$88,643
The estimated fair value and amortized cost of the Company’s available-for-sale securities as of June 30, 2022, by contractual maturity are summarized as follows:
	June 30, 2022
	Amortized Cost	Fair Value
Due in one year or less	$108,694	$108,572
Total available-for-sale securities	$108,694	$108,572
The weighted average maturity of the Company’s available-for-sale securities as of June 30, 2022 was approximately 0.4 years.
The estimated fair value and amortized cost of the Company’s available-for-sale securities as of December 31, 2021 by contractual maturity are summarized as follows:
	December 31, 2021
	Amortized Cost	Fair Value
Due in one year or less	$88,688	$88,643
Total available-for-sale securities	$88,688	$88,643
The weighted average maturity of the Company’s available-for-sale securities as of December 31, 2021 was approximately 0.7 years.

6. Property and Equipment
Property and equipment consists of the following:
	June 30, 2022	December 31, 2021
Furniture and fixtures	$581	$212
Laboratory equipment	11,598	10,719
Leasehold improvements	4,765	4,713
Computer equipment	677	436
Computer software	553	553
Construction in process	1,765	1,490
	19,939	18,123
Less accumulated depreciation	13,092	11,661
	$6,847	$6,462
Depreciation expense was $722 and $1,431 for the three and six months ended June 30, 2022, respectively. Depreciation expense was $718 and $1,453 for the three and six months ended June 30, 2021, respectively.
7. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:
	June 30, 2022	December 31, 2021
Prepaid research and development expenses	$3,901	$6,015
Prepaid expenses and other assets	3,418	8,708
	$7,319	$14,723
8. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consist of the following:
	June 30, 2022	December 31, 2021
Accrued research and development	$6,921	$1,507
Accrued compensation	3,533	3,084
Accrued other	5,687	4,937
	$16,141	$9,528
9. Stockholders’ Equity
In July 2019, the Company issued and sold in a private placement (i) 707,168 shares of its common stock at a price per share of $69.75 and (ii) 153,046 pre-funded warrants to purchase shares of its common stock at a price per warrant of $69.60. Each pre-funded warrant was exercisable for one share of common stock at an exercise price of $0.15 and the pre-funded warrants had no expiration date. In October 2020, 9,158 of these pre-funded warrants were exercised. During the three and six months ended June 30, 2022, none and 143,888 of these pre-funded warrants were exercised, respectively. During the three and six months ended June 30, 2021, no warrants were exercised.
In March 2021, the Company issued and sold in a public offering 1,666,666 shares of its common stock at a price to the public of $83.625 per share. The Company received net proceeds of $134,878 after deducting underwriting discounts and commissions and offering expenses.
10. Equity-Based Compensation
In connection with the closing of the Company’s initial public offering, the Board of Directors and stockholders approved the 2018 Omnibus Incentive Plan (the “2018 Plan”), which provides for the reservation of 333,400 shares of common stock for equity awards. On June 16, 2020, the Company’s stockholders approved the 2020 Equity Incentive Plan (“2020 Plan”) which consists of (i) 200,000 shares of common stock and (ii) additional shares of common stock (up to 325,268) as is equal to (i) the number of shares reserved under the 2018 Plan that remain available for grant under the 2018 Plan as of immediately prior to the date the 2020 Plan was approved by the Company’s stockholders and (ii) the number of shares subject to awards granted under the 2018 Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. In June 2021, the Company’s stockholders approved an amendment to the 2020 Plan to reserve an additional 466,666 shares of common stock for issuance under the plan. As of June 30, 2022, 247,749 shares remained available for future issuance under the 2020 Plan. Under the 2020 Plan, stock options may not be granted at less than fair value on the date of grant. In June 2021, the Company’s stockholders also approved the 2021 Employee Stock Purchase Plan (“ESPP”), which provides for 73,525 shares to be available for purchase by eligible employees according to its terms. The first offering period under the ESPP commenced on September 1, 2021. As of June 30, 2022, 60,358 shares remained available for future issuance under the ESPP.
During the three and six months ended June 30, 2022, the Company granted options for the purchase of 127,166 and 301,905 shares of common stock, respectively. During the three and six months ended June 30, 2021, the Company granted options for the purchase of 40,366 and 200,126 shares of common stock, respectively. During the three and six months ended June 30, 2022, the Company granted 65,283 and 162,049 restricted stock units, respectively. The Company did not grant restricted stock units for the three and six months ended June 30, 2021.
The Company recorded equity-based compensation expense related to all of its share-based awards to employees and non-employees in the following captions within its condensed consolidated statements of operations:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$394	$1,992	$1,574	$3,482
General and administrative	1,420	1,643	2,852	3,060
Total	$1,814	$3,635	$4,426	$6,542
11. Income Taxes
During the three and six months ended June 30, 2022 and 2021, the Company recorded no income tax benefits for the net operating losses incurred or for the research and development tax credits and orphan drug credits generated in each year due to its uncertainty of realizing a benefit from those items. The Company has provided a valuation allowance for the full amount of its net deferred tax assets because, at June 30, 2022 and December 31, 2021, it was more likely than not that any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards would not be realized.
As of June 30, 2022 and December 31, 2021, the Company had not recorded any amounts for unrecognized tax benefits. The Company files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending income tax examinations. The Company’s C-Corporation tax years beginning with the year ended December 31, 2019 are open under statute. Any tax credit or net operating loss carryforward can be adjusted in future periods after the respective year of generation’s statute of limitation has closed.
12. Commitments and Contingencies
Legal Proceedings
The Company may periodically become subject to legal proceedings and claims arising in connection with ongoing business activities, including claims or disputes related to patents that have been issued or that are pending in the field of research on which the Company is focused. The Company is not aware of any material legal proceedings or claims as of June 30, 2022.

13. Net Loss per Share
Basic and diluted net loss per share attributable to common stockholders were calculated as follows:
The numerator for basic and diluted net loss per share attributable to common stockholders is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(25,092)	$(18,695)	$(50,420)	$(35,595)
The denominator is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Weighted average shares of common stock outstanding, basic and diluted	7,523,964	7,342,710	7,515,673	6,579,503
Weighted average shares of pre-funded warrants to purchase common stock	—	143,888	—	143,888
Total	7,523,964	7,486,598	7,515,673	6,723,391
Net loss per share attributable to common stockholders, basic and diluted is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss per share attributable to common stockholders	$(3.33)	$(2.50)	$(6.71)	$(5.29)
The following potential common stock equivalents, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect for the three and six months ended June 30:
	2022	2021
Options to purchase shares of common stock	597,688	373,533
Unvested shares of common stock	—	867
Unvested restricted stock units	152,117	20,817
	749,805	395,217
14. Restructuring Charges
In April 2022, the Company implemented changes to its corporate strategy to prioritize the advancement of its key programs, SGT-001 and SGT-003. In connection with the changes to corporate operations, the Company reduced headcount by approximately 35 percent. During the three and six months ended June 30, 2022, the Company recorded aggregate restructuring charges of $1,520 related to severance and other employee related costs. The Company does not expect to incur any additional significant costs associated with this restructuring. During the three and six months ended June 30, 2022, the Company paid $728 of the estimated restructuring charges. The Company expects the remaining accrued restructuring charges of $792 to be paid in the next six months.
One-Time Employee Termination Benefits
Accrued restructuring charges as of December 31, 2021	$—
Accrual recorded as a result of restructuring charges	1,520
Amounts paid during the period	(728)
Accrued restructuring charges as of June 30, 2022	$792

15. Events Subsequent to Original Issuance of Financial Statements
In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through the date the financial statements were reissued.
On September 29, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with AavantiBio, Inc. (“AavantiBio”), a privately-held gene therapy company focused on advancing innovative gene therapies in areas of high unmet medical need, including a lead program in Friedreich’s Ataxia, a rare inherited genetic disease that causes cardiac and central nervous system dysfunction. The Merger Agreement provides for the acquisition of AavantiBio by Solid with AavantiBio surviving as a wholly owned subsidiary of the Company. In connection with the proposed acquisition, on September 29, 2022, the Company entered into securities purchase agreements with several accredited investors pursuant to which the Company agreed to issue and sell to the investors in a private placement (the “Private Placement”) an aggregate of 10,638,290 shares of the Company’s common stock, at a price per share of $7.05. The Private Placement is expected to close immediately following the closing of the acquisition, subject to the satisfaction of specified customary closing conditions, including approval from the stockholders of the Company, and contingent upon, among other things, the closing of the acquisition.
On October 27, 2022, the Company increased the number of shares of common stock authorized for issuance to 60,000,000 shares.

Report of Independent Auditors
To the Stockholders and the Board of Directors of AavantiBio, Inc.
Opinion
We have audited the financial statements of AavantiBio, Inc. (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor’s Responsibility for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:
•	Exercise professional judgement and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Ernst & Young
Boston, Massachusetts
August 4, 2022, except for Notes 3, 12 and 14, as to which the date is October 28, 2022

AavantiBio, Inc.

Balance Sheets
(in thousands, except share and per share amounts)
	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$39,878	$35,702
Prepaid expenses and other current assets	462	632
Total current assets	40,340	36,334
Property and equipment, net	2,396	1,546
Total assets	$42,736	$37,880
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,472	$659
Accrued expenses and other current liabilities	2,693	393
Total current liabilities	6,165	1,052
Derivative liability	3,655	820
Share repurchase liability	397	—
Other long-term liabilities	182	307
Total liabilities	10,399	2,179
Commitments and contingencies (Note 11)
Series A Convertible Preferred Stock, $0.0001 par value per share; 15,788,241 shares of Series A-1 and 5,234,921 shares of Series A-2 authorized; 14,732,800 and 9,028,486 shares of Series A-1 issued and outstanding at December 31, 2021 and 2020, respectively, liquidation value of $106,786 and $65,440 as of December 31, 2021 and 2020, respectively	70,799	43,313

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 36,000,000 shares authorized; 5,402,848 and 3,406,582 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	5,746	2
Accumulated deficit	(44,209)	(7,615)
Total stockholders’ deficit	(38,462)	(7,612)
Total liabilities, Convertible Preferred Stock and stockholders’ deficit	$42,736	$37,880
See accompanying notes to the financial statements.

AavantiBio, Inc.

Statements of Operations and Comprehensive Loss
(in thousands)
	December 31,
	2021	2020
Operating expenses:
Research and development	$26,387	$4,308
General and administrative	9,172	2,098
Total operating expenses	35,559	6,406
Loss from operations	(35,559)	(6,406)
Other income (expense):
Interest expense, net	—	(404)
Change in fair value of derivative liability	(1,035)	(160)
Total other expense, net	(1,035)	(564)
Net loss and comprehensive loss	$(36,594)	$(6,970)
See accompanying notes to the financial statements.

AavantiBio, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)
	Series A Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2020	—	—	5,000,000	$1	$2	$(645)	$(642)
Issuance of Common Stock	—	—	431,210	—	—	—	—
Exercise of common stock options	—	—	58,706	—	—	—	—
Issuance of Series A Convertible Preferred Stock, net of issuance costs of $313 and conversion of convertible notes	9,028,486	43,313	—	—	—	—	—
Modification of restricted common stock	—	—	(5,000,000)	—	—	—	—
Vesting of restricted stock	—	—	2,916,666	—	—	—	—
Net loss	—	—	—	—	—	(6,970)	(6,970)
Balance as of December 31, 2020	9,028,486	$43,313	3,406,582	$1	$2	$(7,615)	$(7,612)
Vesting of restricted stock	—	—	940,825	—	—	—	—
Issuance of Series A Convertible Preferred Stock, net of issuance cost of $78 and related conversion of preferred to common stock	5,704,314	27,486	1,055,441	—	5,103	—	5,103
Stock-based compensation expense	—	—	—	—	641	—	641
Net loss	—	—	—	—	—	(36,594)	(36,594)
Balance as of December 31, 2021	14,732,800	$70,799	5,402,848	$1	$5,746	$(44,209)	$(38,462)
See accompanying notes to the financial statements.

AavantiBio, Inc.

Statements of Cash Flows
(in thousands)
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$ (36,594)	$(6,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	425	89
Stock compensation expense	641	0
Non-cash interest	—	406
Change in fair value of derivative liability	1,035	160
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	171	(620)
Accounts payable	2,581	654
Accrued expenses and other current liabilities	2,300	214
Derivative liability	1,800	660
Other long-term liabilities	(125)	(43)
Net cash used in operating activities	(27,766)	(5,450)
Cash flows from investing activities:
Acquisition of property and equipment	(1,044)	(1,635)
Net cash used in investing activities	(1,044)	(1,635)
Cash flows from financing activities:
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	32,589	32,515
Proceeds from issuance of convertible notes	—	9,000
Issuance of restricted stock	397	—
Net cash provided by financing activities	32,986	41,515
Net Increase in cash, cash equivalents and restricted cash	4,176	34,430
Cash, cash equivalents and restricted cash at beginning of period	35,702	1,272
Cash, cash equivalents and restricted cash at end of period	$39,878	$35,702
Supplemental Schedule of Non-cash activities
Non-cash impact to equity upon conversion of convertible notes	—	(1,500)
Property and equipment in accounts payable	230	—
See accompanying notes to the financial statements.

AavantiBio, Inc.

Notes to Financial Statements
1. Operations
AavantiBio, Inc. (“AavantiBio” or the “Company”) is a gene therapy company focused on transforming the lives of patients with rare genetic diseases. The Company was incorporated on August 14, 2019, under the laws of the state of Delaware, and its principal offices are in Cambridge, Massachusetts.
The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.
Liquidity
As of December 31, 2021, the Company had an accumulated deficit of $44.2 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $36.6 million and $7.0 million for the years ended December 31, 2021 and 2020, respectively, and expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues its research and development (R&D) programs and develop its product candidates.
The Company expects that its cash on hand of $39.9 million as of December 31, 2021, together with the $31.6 million of gross proceeds from the Third Tranche of the Company’s Series A Convertible Preferred Stock financing received on February 24, 2022, will fund operations through at least one year from the date of issuance of these financial statements.
Management also may, in the future, seek to raise additional funds through equity or debt financings or through collaboration transactions. The Company may be unable to obtain equity or debt financings, enter into collaboration transactions and, if necessary, the Company will be required to implement cost reduction strategies. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates made by management relate to, but are not limited to, the fair value of common stock, the fair value of the derivative liability, stock-based compensation, accrued expenses (including accrued and prepaid research costs), and the recoverability of the Company’s net deferred tax assets and related valuation allowance. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgements about the carrying values of assets and liabilities under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis. Actual results could differ from those estimates.
Concentration of Credit Risks
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in an accredited financial institution. The Company deposits its cash in financial institutions that it believes have high credit quality and have not experienced any losses in such accounts. The Company does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships. Such deposits have and will continue to exceed federally insured limits. As of December 31, 2021, and 2020, the Company had deposits in excess of federally insured amounts of $39.9 and $35.7 million, respectively.
Cash and Cash Equivalents
Cash includes cash in readily available checking accounts. Cash is carried at cost, which approximates its fair value. The Company considers cash and cash equivalents to include short-term, highly liquid investments that are readily convertible to known amounts of cash and so near their maturity that they present an insignificant risk of changes in value, including investments that mature within three months from the date of original purchase.
Property and Equipment
Property and equipment, net, is stated at cost and is depreciated or amortized using the straight-line method over the estimated useful life of the related assets as follows:
Estimated Useful Life (Years)
Laboratory equipment	5
Furniture and fixtures and office equipment	7
Computer equipment and software	5
Leasehold improvements	Lesser of remaining life of lease or useful life
Major additions and upgrades are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. The Company reviews its property and equipment to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. There have been no impairments in 2021 or 2020.
Leases
Under ASC Topic 840, Leases (“ASC 840”), the Company determines if an arrangement is or contains a lease at inception, and whether the lease is an operating or capital lease. Lease payments made under operating leases are recognized as expense on a straight-line basis over the lease term, resulting in deferred rent classified in other liabilities on the balance sheet.
The Company recognizes leasehold improvements within property and equipment and the corresponding lease incentive as a liability on the balance sheet. The lease incentive is allocated between other current and other long-term liabilities on the balance sheet. The lease incentive liability is recognized as a reduction of rent expense on a straight-line basis over the term of the lease in accordance with ASC 840.
Research and Development Costs
Expenditures for research and development activities are expensed as incurred. The majority of research and development expenses consist of costs incurred in performing research and development activities, including personnel-related expenses such as salaries, facilities costs, depreciation, and external costs of outside vendors engaged to conduct research and preclinical development activities.
Patent Costs
All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses.
Accrued Expenses
The Company accrues expenses related to development activities performed by third parties based on an evaluation of services received and efforts expended pursuant to the terms of the contractual arrangements. Payments under some of these contracts depend on research and non-clinical trial milestones. There may be instances in which payments made to the Company’s vendors will exceed the level of services provided and result in a prepayment of expenses. In accruing service fees, the Company estimates the period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, the Company will adjust the accrual or prepaid expense accordingly. The Company has not experienced any material differences between accrued costs and actual costs incurred since its inception.
Convertible Preferred Stock
As the Convertible Preferred Stockholders have liquidation rights in the event of a deemed liquidation event that, in certain situations, are not solely within the control of the Company and would require the redemption of the then-outstanding Convertible Preferred Stock, the Company classifies the Convertible Preferred Stock in mezzanine equity on the balance sheet. Due to the fact that the occurrence of a deemed liquidation event is not currently probable, the carrying value of the Convertible Preferred Stock is not being accreted to its redemption value. Subsequent adjustments to the carrying value of the Convertible Preferred Stock would be made only when a deemed liquidation event becomes probable.
Stock-Based Compensation
The Company accounts for its stock-based compensation awards in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees to be recognized based on their fair value on the date of the grant. The Company estimates the grant date fair value using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (i) the expected stock price volatility, (ii) the calculation of expected term of the award, (iii) the risk-free interest rate and (iv) expected dividends. Due to the lack of complete company-specific historical and implied volatility data for the full expected term of the stock-based awards, the Company bases its estimate of expected volatility on a representative group of publicly traded companies. The expected term assumption for employee grants is determined by using the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is based on the rate of the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Forfeitures are accounted for as they occur.
The Company classifies stock-based compensation expense in the statement of operations in the same manner in which the award recipients’ payroll costs are classified or the award recipients’ service payments are classified. The Company accounts for awards granted to non-employees using the same treatment as awards granted to employees.
Upon exercise of stock options, the Company issues the grantee the respective number of shares of common stock from the available common stock shares approved for issuance by the Board of Directors. Until the restricted stock awards vest, the Company can repurchase unvested awards for a period of up to 90 days following termination. The Company is also entitled to repurchase early exercised unvested stock options. The Company records a liability on the balance sheet for any early exercised stock options awards. As of December 31, 2021, the Company recorded a $397,430 share repurchase liability on the balance sheet for the early exercise of unvested stock options and unvested shares of restricted stock subject to repurchase.
Income Taxes
The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the use of the asset and liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse. Under this method, a valuation allowance is used to offset deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. Management annually evaluates the recoverability of deferred taxes and the adequacy of the valuation allowance as further discussed in Note 12, “Income Taxes.”

The Company follows the provisions of ASC 740 relative to accounting for uncertain tax positions. These provisions provide guidance on the recognition, de-recognition, and measurement of potential tax benefits associated with tax positions.
Derivative Liability
The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. In connection with certain transactions, the Company has identified certain embedded derivatives that requires separate accounting, which are recorded as liabilities on the Company’s balance sheet and are remeasured to fair value at each reporting date until the derivative is settled. Changes in the fair value of the derivative liabilities are recognized as other income (expense) in the statement of operations.
Fair Value Measurements
In determining the fair value of its assets and liabilities, the Company uses various valuation approaches. The Company employs a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy is broken down into three levels based on the source of inputs as follows:
Level 1 –	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Level 2 –
Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

Level 3 –	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
The availability of observable inputs can vary among the various types of financial assets and liabilities. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for financial statement disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is categorized is based on the lowest level input that is significant to the overall fair value measurement.
Commitments and Contingencies
Legal Proceedings
From time to time, the Company may become involved in litigation, inquiries and/or investigation relating to claims arising from the ordinary course of business. As of December 31, 2021 and 2020, there are no claims or actions pending against the Company, the ultimate disposition of which would have a material adverse effect on the Company’s results of operations, financial condition or cash flows. Management updates its assessment each reporting period and updates amounts accrued and disclosed accordingly.
Guarantees and Indemnifications
The Company’s certificate of incorporation requires the Company to indemnify and advance expenses to its officers and directors and agents to the fullest extent permitted by law. Under the Company’s operating lease terms, the Company is required to indemnify the lessor against claims, actions, or damages incurred in connection with, among other items, the Company’s occupancy, and use of the premises. The Company’s equity agreements and certain other arrangements include standard indemnifications against claims, actions, or other matters that may arise in connection with these arrangements.

As of December 31, 2021, and 2020, the Company had not experienced any losses related to these indemnification obligations, and no claims with respect thereto were outstanding. The Company does not expect significant claims related to these indemnification obligations and has no amount accrued related to these contingencies.
Recently Issued Accounting Pronouncements – Not Yet Adopted
From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.
ASU No. 2016-02, Leases (Topic 842)
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under this accounting standard (and various amendments to ASU 2016-02 issued by the FASB, collectively referred to as “ASC 842”), lessees are required to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The liability is equal to the present value of lease payments. The asset is based on the liability, subject to certain adjustments, such as for initial direct costs. For income statement purposes, a dual model was retained, requiring leases to be classified as either operating or finance leases. Operating leases result in straight line expense (similar to operating leases under the prior accounting standard), while finance leases result in a frontloaded expense pattern (similar to capital leases under the prior accounting standard). Lessor accounting is similar to the prior model but updated to align with certain changes to the lessee model (e.g., certain definitions, such as initial direct costs, have been updated) and the new revenue recognition standard. ASC 842 is effective for the Company beginning January 1, 2022. The Company is currently evaluating the potential impact this standard may have on its financial statements upon adoption.
ASU No. 2019-12, Income Taxes (Topic 740)
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes through the removal of various exceptions previously provided, as well providing additional reporting requirements for income taxes. The ASU is effective for the Company on January 1, 2022. The Company is currently evaluating the potential impact this standard may have on its financial statements upon adoption.
ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)
In August 2020, the FASB issued ASU 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This standard will be effective for the Company on January 1, 2024, with early adoption permitted (but no earlier than fiscal years beginning after December 15, 2020). The Company is currently evaluating the potential impact this standard may have on its financial statements upon adoption.

3. Fair Value Measurements
Fair Value Measured on a Recurring Basis
Financial liabilities measured at fair value on a recurring basis consist of the following as of December 31, 2021 and 2020:
	Fair Value measurements as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$3,655,000	$3,655,000
Total Liabilities	$—	$—	$3,655,000	$3,655,000
	Fair Value measurements as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$820,000	$820,000
Total Liabilities	$—	$—	$820,000	$820,000
Derivative Liability
In connection with license agreements entered into with a university and a third party as further described in Note 7, the Company recorded a derivative liability on its balance sheet associated with a fee due to the licensors upon an event of change of control. The Company remeasures the derivative liability at fair value at each reporting date and recognizes changes in the fair value of the derivative liability as a component of other income (expense) in the statement of operations. The university is a related party which is further described in Note 13.
Management determined the fair value of the derivative liability using a Monte Carlo simulation analysis with assumptions for volatility, cost of debt, and time to liquidity. The inputs used to calculate the fair value of the derivative liability are considered to be Level 3 inputs due to the lack of relevant market activity and significant management judgment.
The significant assumptions used in valuing the derivatives in the Monte Carlo simulation model are as follows:
	March 19, 2020	December 31, 2020	June 9, 2021	December 31, 2021
Discount rate	33.0%	20.0%	0.3%	1.0%
Expected volatility	—	—	90.0%	77.0%
Weighted average expected term (in years)	2.8	2.8	3.0	3.0
A reconciliation of the change in fair value of derivative liability is included in the following table:
Balance at December 31, 2019	$—
Initial measurement at March 19, 2020	400,000
Initial measurement at December 31, 2020	260,000
Change in fair value	160,000
Balance at December 31, 2020	$820,000

Balance at December 31, 2020	$820,000
Initial measurement at June 9, 2021	1,800,000
Change in fair value	1,035,000
Balance at December 31, 2021	$3,655,000
The fair value of the derivative liability is based on the expected value of the consideration to be delivered, discounted to present value. The actual value to be delivered upon settlement of the derivatives may differ materially from current estimates. Reasonable changes in assumptions could materially affect the estimated fair value of the derivative liability.

Fair Value Measured on a Nonrecurring Basis
During the years ended December 31, 2021 and 2020, there were no re-measurements to fair value of financial assets and liabilities that are measured at fair value on a nonrecurring basis.
4. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:
	December 31,
	2021	2020
Research and development	$344,472	$556,186
Insurance	58,164	33,957
Rent	29,545	42,256
Other	29,654	—
	$461,835	$632,399
5. Property and Equipment, Net
Property and equipment, net, consisted of the following:
	December 31,
	2021	2020
Laboratory equipment	$2,565,350	$1,291,462
Leasehold improvements	343,700	343,700
Less: Accumulated depreciation	(513,358)	(88,822)
	$2,395,692	$1,546,340
Depreciation expense for the years ended December 31, 2021 and December 31, 2020 was $424,536 and $88,822 respectively.
6. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:
	December 31,
	2021	2020
Payroll and payroll-related expenses	$1,768,327	$131,512
Research and development	518,185	100,833
Professional fees	238,474	154,208
Other current liabilities	167,839	6,499
	$2,692,825	$393,052
7. License Agreements
License Agreements with a University
Between March 2020 and June 2021, the Company entered into multiple license agreements with a university, a related party as further described in Note 13, Related Party Transactions, relating to certain patent rights and know how. Under the license, the Company is obligated to use commercially reasonable efforts to develop, commercialize and maintain supply of licensed product.
In connection with the license, the Company paid an aggregate upfront fee of $45,000 and issued 268,529 shares of common stock with a fair value of $0.0079/share to the university. Under the terms of the license, the Company is required to pay an aggregate annual license maintenance fee of $45,000 until the first year in which the Company sells a licensed product. The Company also agreed to pay royalties on annual net sales of licensed products on a licensed-product-by-licensed product basis until the expiration of the last of the patent rights licensed under the license. In addition, the Company is required to make contingent milestone payments to the university totaling up to $15.4 million aggregate upon the achievement of certain clinical and regulatory milestones. In the event that the Company sublicenses the licensed patent rights, the university is also entitled to receive a percentage of the sublicensing revenue received by the Company. Lastly, the Company is required to pay a fee not to exceed $10.0 million in aggregate upon a change in control as discussed further in Note 3, Fair Value Measurements.
In addition to the license agreements, the Company entered three option agreements with the university, pursuant to which the Company obtained an exclusive option to obtain a royalty-bearing, limited-term, worldwide, exclusive license under certain Patent Rights relating to (i) the field of Methods of packaging multiple Adeno Associated Virus vectors, (ii) the field of Adeno-Associated Virus Vectors for Treatment of Glycogen Storage Disease and (iii) the field of management of immunity against AAV-mediated gene therapy. The Company exercised its rights under each option agreement in March 2021 and executed standard exclusive or non-exclusive license agreements, accordingly.
All payments made and the shares of common stock issued to the university have been expensed as research and development expenses in the statements of operations. The financial statements as of December 31, 2021 and 2020 include a liability with respect to the first milestone payment of $50,000 that will be paid during the year ending December 31, 2022. The Company has recorded a derivative liability associated with the payment due upon a change in control, as discussed in Note 3.
License Agreement with a Third Party
In December 2020, the Company entered into a non-exclusive license agreement with a third party with respect to life cells for producing genetically engineered adeno associated virus (AAV) particles.
In connection with the license, the Company paid an upfront fee of $450,000. In addition, the Company is required to pay a fee of $450,000 for each additional licensee product added to the license and a fee of $50,000 for each additional cell line documentation package. Lastly, the Company is required to pay a fee of $450,000 upon a change in control. The Company has recorded a derivative liability associated with the payment due upon a change in control.
All payments made to the third party have been expensed as research and development expenses in the statements of operations. The financial statements as of December 31, 2021 and 2020 do not include any liabilities with respect to the third party as the Company has not yet generated revenue and the achievement of certain milestones is not probable.
License Agreement with Another University
In December 2021, the Company entered into an exclusive license agreement with another university with respect to certain patent rights.
In connection with the license, the Company paid an upfront fee of $20,000. In addition, under the terms of the license, the Company is required to pay a minimum annual license maintenance fee of $10,000 for years 2022-2025 and $25,000 for year 2026 and thereafter, until the first year in which the Company sells a licensed product. The Company also agreed to pay royalties on annual net sales of licensed products on a licensed-product-by-licensed product until the expiration of the last of the patent rights licensed under the license. In addition, the Company is required to make contingent milestone payments totaling up to $5.0 million in aggregate upon the achievement of certain clinical and regulatory milestones. In the event that the Company sublicenses the licensed patent rights, the university is also entitled to receive a percentage of the sublicensing revenue received by the Company. The Company is required to pay ongoing patent expense fees in relation to the licensed patents.
All payments made to the university have been expensed as research and development expenses in the statement of operations. The financial statements as of December 31, 2021 and 2020 do not include any liabilities with respect to the license as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

8. Convertible Promissory Notes and Convertible Preferred Stock
Convertible promissory notes
On October 17, 2019, the Company entered into an agreement to sell $1.5 million of convertible promissory notes (“2019 Note Purchase Agreement”). The notes carried an interest rate of 8% and were convertible into a subsequent financing or repaid at the holders’ option.
On June 19, 2020, the Company entered into an agreement to sell $9.0 million of convertible notes to new investors (“2020 Note Purchase Agreement”). The notes carried an interest rate of 6% and were convertible into a subsequent financing or repaid at the holders’ option.
Upon the closing of the Series A-1 convertible preferred stock financing in October and November 2020, the convertible promissory notes and the related accrued interest of $295,000 were converted into shares of Series A-1 Convertible Preferred Stock. The Company elected the fair value option under ASC 825 Financial Instruments to account for the convertible promissory notes and there was no gain or loss recorded upon the conversion to Series A-1 Convertible Preferred Stock.
Series A Convertible Preferred Stock
In October 2020, the Company entered into a securities purchase agreement (“Series A Agreement”) with certain investors to sell up 19,498,328 Series A Convertible Preferred Stock which included 9,028,486 shares of Series A-1 at $4.8321 per share and 10,469,842 shares of Series A-2 at $6.0401 per share. The Series A Agreement contemplated an initial closing which occurred in October 2020 and an interim closing (“Interim Closing”), which occurred in November 2020. The Series A Agreement also contemplated two tranche closings, for Convertible Preferred Stock to be purchased at a stated price per share, contingent upon certain closing conditions, unless waived by the holders of 67% of the outstanding shares of Convertible Preferred Stock (the “Requisite Holders”).
In October 2020, the initial closing, the Company issued 6,741,915 shares of Series A-1 Convertible Preferred Stock at $4.8321 (“Series A-1 Original Issue Price”) per share for gross cash proceeds of $32.6 million less issuance costs of $313,000, resulting in net proceeds of $32.3 million. In addition, the Company issued 1,900,507 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of the notes issued under the 2020 Note Purchase Agreement of $9.2 million.
In November 2020, the Company issued 51,737 shares of Series A-1 Convertible Preferred Stock at a price of $4.8321 per share for gross cash proceeds of $250,000. In addition, the Company issued 334,327 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of notes issued under the 2019 Note Purchase Agreement of $1.6 million.
On June 25, 2021, the Series A Agreement was amended to: (i) add an additional purchaser for purposes of the Second Tranche closing initially outlined in the Series A Agreement and (ii) provide that the shares issued at the Second Tranche closing will be shares of Series A-1 instead of Series A-2 and will be issued at an Original Issue Price per share of $4.8321, as well as increased the authorized issuance of the Series A Convertible Preferred Stock to 21,023,162 shares, which included 15,788,241 shares of Series A-1 at $4.8321 per share and 5,234,921 shares of Series A-2 at $6.0401 per share.
On July 1, 2021, the Company obtained approval from the Requisite Holders to waive the conditions to the Second Tranche closing and closed the Second Tranche of the Series A Convertible Preferred Stock financing. At the Second Tranche closing, the Company issued 6,759,754 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share for gross cash proceeds of $32.6 million, less issuance costs of $78,000, as well as payment in service of $44,373, resulting in net proceeds of $32.5 million. An investor elected not to participate in the Second Tranche closing, resulting in 1,055,441 shares of Convertible Preferred Stock automatically converting into common stock at $4.8321 per share, or $5.1 million, in accordance with the Amended and Restated Certificate of Incorporation (“ARCOI”).

The rights, preferences, and privileges of the holders of Convertible Preferred Stock under the ARCOI following the issuance of Series A are as follows:
Voting Rights
The holders of each share of Convertible Preferred Stock have the right to one vote for each share of common stock into which such Convertible Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.
Dividends
The holders of then outstanding shares of Convertible Preferred Stock are entitled to receive dividends, out of any assets legally available; prior and in preference to any declaration or payment of any dividend on the common stock by the Company at a rate of 8% of the applicable Original Issuance Price (as defined above) per annum, payable when, as and if declared by the Company’s Board of Directors (the “Board”). Such dividends are not cumulative and no right to dividends shall accrue to holders of the Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared. After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of common stock and Convertible Preferred Stock in proportion to the number of shares of common stock that each such holder would hold if all shares of Convertible Preferred Stock were converted to common stock at the then effective conversion rate.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or deemed liquidation event (as defined in the ARCOI, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of the common stock, an amount per share equal to the greater of (I) 1.5x the applicable Original Issue Price, plus any dividends declared but unpaid or (II) such amount per share as would have been payable had all shares of Convertible Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. If upon any such liquidation, dissolution or winding up of the Company or deemed liquidation event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
Conversion
Each share of Convertible Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, into such number of fully paid and non-assessable share of common stock as is determined by dividing the applicable Original Issue Price by the Applicable Conversion Price (as defined in the ARCOI) in effect at the time of conversion, which is initially equal to the Original Issue Price. In the event of a liquidation, dissolution, winding up of the Company or a deemed liquidation event, the conversion rights shall terminate at the close of business on the last full day preceding the date fixed for payment of any such amounts distributable on such event to the holders of Convertible Preferred Stock.
Upon either (a) the closing of the sale of shares of common stock to the public at a price of at least $12.0802 per share, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50.0 million of gross proceeds, net of the underwriting discount and commissions, to the Company and in connection with such offering the common stock is listed for trading, (b) the Company’s completion of a merger or consolidation with a special purpose acquisition company or its subsidiary in which the common stock of the surviving parent are listed in which the initial price per share of the Company following such merger is at least $12.0802 and in connection with which the surviving or parent entity receives gross proceeds of at least $50.0 million from the sale of its equity securities, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders then (‘i) all outstanding share of Convertible Preferred Stock shall automatically be converted into share of common stock at the then effective conversion rate and (‘ii) such share may not be reissued by the Company.

Redemption
The Convertible Preferred Stock is not redeemable at the option of the stockholders and is only redeemable upon a Deemed Liquidation Event. As such, the Convertible Preferred Stock is considered contingently redeemable at the option of the holders rather than mandatorily redeemable because the holders may never elect to redeem the Convertible Preferred Stock and the Convertible Preferred Stock may or may not be redeemed in the event of a Deemed Liquidation Event. Any shares of Convertible Preferred Stock that are redeemed or otherwise acquired by the Company shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.
The features associated with the Series A-1 and Series A-2 Convertible Preferred Stock were evaluated in accordance with ASC 815. It was determined that none of the features within the Series A-1 and Series A-2 Convertible Preferred Stock were required to be bifurcated from the host instrument. The Company also concluded that no beneficial conversion features existed on the issuance dates.
9. Common Stock
The Company is authorized to issue up to 36,000,000 shares of common stock, of which 5,402,848 shares were issued and outstanding at December 31, 2021.
The holders of the Company’s common stock are entitled to one vote for each share of common stock held, subject to certain limitations pertaining to the Convertible Preferred Stock. Common stockholders are entitled to receive dividends, as may be declared by the Board of Directors, subject to the preferential dividend rights of Convertible Preferred Stock. No dividends were declared or paid during the year ended December 31, 2021. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or deemed liquidation event, the holders of shares of common stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders after payment shall be made to the holders of the Convertible Preferred Stock.
The Company has reserved shares of common stock for the conversion or exercise of the following securities:
	December 31,
	2021	2020

Conversion of Series A Convertible Preferred Stock	14,732,800	9,028,486
Vesting of restricted stock	1,511,052	2,451,877
Exercise of stock options	3,893,769	2,675,836
Total	20,137,621	14,156,199
10. Stock-Based Compensation
Equity incentive plan
In 2019, the Company’s Board of Directors adopted the 2019 Equity Incentive Plan (the “2019 Plan”), under which the Company may grant options and restricted stock to its employees and certain non-employees. The 2019 Plan was amended in July 2021, with the issuance of the Second Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 3,103,085 shares to 5,006,242 shares.
The Company may grant options to purchase authorized but unissued shares of the Company’s common stock. Options granted under the 2019 Plan include incentive stock options that can be granted only to the Company’s employees and non-statutory stock options that can be granted to the Company’s employees, consultants, advisors, and directors. The 2019 Plan also permits the Company to issue restricted stock awards.
Option awards are generally granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant. No grant may have a term in excess of ten years. Options granted under the 2019 Plan are exercisable in whole or in part at any time subsequent to vesting.

Stock Options
The following table summarizes the Company’s stock option activity during the period:
	Number of Shares	Weighted- Average Exercise Price per Share	Aggregate Intrinsic value	Weighted average remaining contractual term (years)
Outstanding at December 31, 2020	58,706	$0.01	65,874	9.43
Granted	2,973,605	0.57	—
Exercised	(685,224)	0.58	376,873
Canceled/forfeited	(2,000)	0.58	—
Outstanding at December 31, 2021	2,345,087	0.56	2,284,798	9.50
Exercisable at December 31, 2021	1,950,290	$0.55	1,908,061	9.51
The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the table below. The grant date fair value is recorded as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.
The Company used the following assumptions when valuing share-based payments:
2021
Weighted average expected volatility	86.07%
Weighted average risk-free interest rate	1.09%
Weighted average expected dividend yield	0.00%
Weighted average expected term (in years)	6.34
A total fair value of options vested during the year ended December 31, 2021 was $292,518. The weighted-average grant-date fair value of the stock options granted during the year ended December 31, 2021 was $1.05. For the year ended December 31, 2021, stock-based compensation expense related to stock options was $641,311. The total intrinsic value of stock options exercised during the year ended December 31, 2021 was $0.58.
As of December 31, 2021, the total unrecognized compensation cost related to non-vested stock options was $2.5 million that is expected to be recognized over a weighted-average period of 3 years.
The following table summarizes total stock compensation by department during the period:
December 31, 2021
Research and Development	$194,945
General and Administrative	446,366
Total	$641,311
Restricted stock
A summary of the Company’s non-vested restricted common stock shares as of December 31, 2021, and changes during the year then ended is presented below:
Shares
December 31, 2020	2,451,877
Granted	—
Vested	(940,825)
December 31, 2021	1,511,052
These unvested shares are subject to a repurchase feature through the vesting period, and therefore are issued but not outstanding until they vest.

11. Commitments and Contingencies
Operating Leases
On December 12, 2019, the Company entered into an operating lease which commenced on May 1, 2020, for office and laboratory space in Florida, which expires in April of 2025. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company. As part of the operating lease agreement, the Company received a tenant improvement allowance of $343,700 which is recorded as a leasehold improvement within property and equipment, net and lease incentive liability, in other current and other long-term liabilities on the balance sheet as of December 31, 2021 and 2020. The lease incentive liability is recognized as a reduction of rent expense on a straight-line basis over the term of the lease in accordance with ASC 840. Rent expense for the years ended December 31, 2021 and 2020 was $192,472 and $128,314, respectively.
On January 1, 2021, the Company entered into an additional operating lease for office and laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for an additional twelve-month period at a market rate as determined by the landlord and agreed to by the Company. Rent expense for the year ended December 31, 2021 was $214,572.
On August 1, 2021, the Company entered into another operating lease for laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for three additional one-year periods at a market rental rate as determined by the landlord and agreed to by the Company. Rent expense for the year ended December 31, 2021 was $21,850.
The Company’s aggregate minimum lease obligations for the years ending December 31, are as follows:
Year ending December 31
2022	$606,483
2023	265,795
2024	272,669
2025 and thereafter	91,653
Total future minimum lease obligations	$1,236,600
On January 10, 2022, the Company entered an operating lease which commenced on April 4, 2022, for office and laboratory space in Florida that expires in October 2032 and has total lease payments of $3.9 million over the lease term. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company.
On January 17, 2022, the Company entered into an operating lease which commenced on February 16, 2022, for office and laboratory space in North Carolina through February 2024, with total lease payments of $430,500 over the lease term. The Company has the right to extend the lease for one additional two-year period at a market rate as determined by the landlord and agreed to by the Company.
Employee Benefit Plan
In January 2021, the Company implemented a 401K Plan which covers all eligible employees of the Company (the “401K Plan”). Employer matching contributions are immediately 100% vested. The Company’s 401K Plan provides that the Company match each participant’s contribution at 100% up to 6% of the employee’s eligible compensation. Company contributions to the 401K Plan totaled approximately $161,680 and $0 for the years ended December 31, 2021 and 2020, respectively.
12. Income Taxes
During the years ended December 31, 2021 and 2020, the Company recorded no income tax benefits for the net operating losses incurred in the year due to its uncertainty of realizing a benefit from those items. All of the Company’s losses before income taxes were generated in the United States.

A reconciliation of income taxes computed using the U.S. federal statutory rate to that reflected in operations as of December 31, 2021 and 2020 is as follows:
	Year Ended December 31,
	2021	2020
Income tax computed at federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	2.2%	3.4%
Permanent differences	(0.3)%	0.0%
R&D credits	1.4%	0.0%
Change in deferred tax rate	(0.2)%	(0.1)%
Convertible debt	0.0%	(1.2)%
Other	0.0%	1.1%
Valuation allowance	(24.1)%	(24.2)%
	0.0%	0.0%
Net deferred tax assets as of December 31, 2021 and 2020 consisted of the following (in thousands):
	Year Ended December 31,
	2021	2020
Deferred Tax Assets
Amortization	$5,304	$966
Net operating losses	2,695	561
Accrual to cash adjustment	1,365	178
Derivative liability	851	202
R&D credits	529	—
Stock-based compensation	18	—
Gross deferred tax assets	10,762	1,907
Less: Valuation Allowance	(10,639)	(1,809)
Net Deferred Tax Assets	$123	$98

Deferred Tax Liabilities
Depreciation	(123)	(98)
Net Deferred Tax Assets (Liabilities)	$—	$—
As of December 31, 2021, the Company had federal and state net operating loss carryforwards of $11.5 million and $7.3 million respectively. The Company’s federal NOLs generated for the years ended after December 31, 2018 can be carried forward indefinitely. The Company’s state NOLs which may be available to reduce future taxable income and expire at various dates beginning in 2032. In addition, the Company had federal and state research and development tax credit carryforwards of $512,520 and $20,487, available to reduce future tax liabilities which start to expire at various dates beginning in 2042 and 2037, respectively.
Utilization of the U.S. NOL carryforwards and credits may be subject to annual limitations due to the ownership percentage change limitations provided by Internal Revenue Code Section 382 and similar state provisions. In the event of a deemed change in control under Internal Revenue Code Section 382, an annual limitation on the utilization of NOL and credits may result in the expiration of all or a portion of the NOL and credit carryforwards. The Company has not, as yet, conducted a study to determine if any such changes have occurred that could limit its ability to use the NOL and tax credit carryforwards.
In accordance with Statement of ASC 740, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of amortization and net operating loss carryforwards. Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of $10.6 million and $1.8 million has been established at December 31, 2021 and December 31, 2020, respectively.

The Company has assessed its uncertain tax positions according to the guidance outlined in ASC 740. As of December 31, 2021 and December 31, 2020, there are no tax matters under discussion with taxing authorities. As such, the Company has not recorded any tax reserves. However, the Statute of Limitations is open for the tax years ended December 31, 2020, 2019, 2018 and 2017.
The Company has not yet conducted a study of its research and development credit carryforwards. This study may result in an increase or decrease to the Company’s credit carryforwards; however, until a study is completed, and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s credits, and if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. As a result, there would be no impact to the statements of operations and comprehensive loss or statements of cash flows if an adjustment were required.
13. Related Party Transactions
The Company has a related party relationship with a university and a research foundation. The research foundation is a separate corporation that manages intellectual property that arises from the research activities of the university faculty and staff. The Company’s two Founders, who also serve on the Board of Directors of the Company, are employed by the university, own 5,000,000 shares of the Company’s common stock and are compensated as consultants. The Founders were both paid $100,000 in 2021 and $50,000 and $61,360, respectively, in 2020. These amounts were recorded on the statements of operations for the years ended December 31, 2021 and 2020, accordingly.
As discussed in Note 7, License Agreements, the Company has entered into multiple licensing agreements with the university and research foundation and recorded $1,850,000 and $460,000 of research and development expense in the statements of operations for the years ended December 31, 2021 and 2020, accordingly. Additionally, the financial statements as of December 31, 2021 and 2020 include a liability with respect to the first milestone payment of $50,000 related to the license that will be paid during the year ending December 31, 2022.
14. Subsequent Events
The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the financial statements to provide additional evidence for certain estimates or to identify matters that require additional disclosure. The Company is not aware of any material subsequent events other than those disclosed below:
Series A Financing
On February 24, 2022, the Company and the Requisite Holders entered into the second amendment to the Series A Agreement to increase the authorized issuance of the Series A Convertible Preferred Stock to 27,900,000 shares, which included 14,732,800 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share. Concurrently, on February 24, 2022, the Company obtained approval from the Requisite Holders to waive the conditions to the Third Tranche closing, and closed the Third Tranche of the Series A Convertible Preferred Stock financing. At the Third Tranche closing, the Company issued 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share for gross cash proceeds of $31.6 million.
2019 Plan
The 2019 Plan was amended in February 2022, with the issuance of the Third Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 5,006,242 shares to 8,688,053.
Restructuring
On June 27, 2022, the Company announced a restructuring (the “Restructuring”) to extend its cash runway while furthering the development of its pipeline. The Restructuring was made in connection with a challenging economic environment and changes to the Company’s Friedreich’s ataxia program. As part of the Restructuring, the Company reduced its workforce by 47%, or 33 full-time employees, resulting in restructuring charges of approximately $0.3 million. The reduction in force was completed by the end of July 2022.

Operating Leases
The Company entered into two new leases on January 10 and January 17, 2022, respectively. The leases are further described in Note 11.
On October 21, 2022, the Company terminated the lease agreement with Laser Investment Group, LLC that was executed on January 10, 2022, as discussed in Note 11. The Company paid a $2.0 million termination fee to relieve all of its remaining obligations under the lease.
Merger Agreement
On September 29, 2022, Solid Biosciences Inc. and the Company entered into an Agreement and Plan of Merger. The Merger Agreement provides for the acquisition of the Company, with the Company surviving as a wholly owned subsidiary of Solid Biosciences Inc.

AavantiBio, Inc.

Condensed Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$46,060	$39,878
Prepaid expenses and other current assets	544	462
Total current assets	46,604	40,340
Property and equipment, net	2,743	2,396
Operating lease right-of-use assets	3,642	—
Other non-current assets	22	—
Total assets	$53,011	$42,736
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,113	$3,472
Accrued expenses and other current liabilities	1,303	2,693
Operating lease liabilities, current	1,037	—
Total current liabilities	5,453	6,165
Derivative liability	3,140	3,655
Share repurchase liability	244	397
Operating lease liabilities, non-current	2,893	—
Other long-term liabilities	—	182
Total liabilities	11,730	10,399
Commitments and contingencies (Note 11)
Series A Convertible Preferred Stock, $0.0001 par value per share; 14,732,800 shares of Series A-1 and 13,087,248 shares of Series A-2 authorized; 14,732,800 of Series A-1 issued and outstanding at June 30, 2022 and December 31, 2021, respectively; 13,087,248 shares of Series A-2 issued and outstanding at June 30, 2022, liquidation value of $154,216 as of June 30, 2022 and $106,786 as of December 31, 2021	102,371	70,799

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 43,000,000 shares authorized; 5,867,477 and 5,402,848 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	6,333	5,746
Accumulated deficit	(67,424)	(44,209)
Total stockholders’ deficit	(61,090)	(38,462)
Total liabilities, Convertible Preferred Stock and stockholders’ deficit	$53,011	$42,736
See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Operations and Comprehensive Loss
(in thousands)
(Unaudited)
	Six Months Ended June 30,
	2022	2021
Operating expenses:
Research and development	$18,337	$9,893
General and administrative	5,393	4,426
Total operating expenses	23,730	14,319
Loss from operations	(23,730)	(14,319)
Other income (expense):
Change in fair value of derivative liability	515	(105)
Total other income (expense), net	515	(105)
Net loss and comprehensive loss	$(23,215)	$(14,424)
See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share amounts)
(Unaudited)
	Series A Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2020	9,028,486	$43,313	3,406,582	$1	$2	$(7,615)	$(7,612)
Vesting of restricted stock	—	—	416,666	—	—	—	—
Additional costs incurred in connection with Series A-1 Convertible Preferred Stock	—	(17)	—	—	—	—	—
Stock-based compensation expense					124		124
Net loss	—	—	—	—	—	(14,423)	(14,423)
Balance as of June 30, 2021	9,028,486	$43,296	3,823,248	$1	$126	$(22,038)	$(21,911)

Balance as of December 31, 2021	14,732,800	$70,799	5,402,848	$1	$5,746	$(44,209)	$(38,462)
Vesting of restricted stock	—	—	462,734	—	—	—	—
Exercise of common stock options	—	—	1,895	—	1	—	1
Vesting of share repurchase liability					153		153
Issuance of Series A-2 Convertible Preferred Stock, net of issuance cost of $48	13,087,248	31,572	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	433	—	433
Net loss	—	—	—	—	—	(23,215)	(23,215)
Balance as of June 30, 2022	27,820,048	$102,371	5,867,477	$1	$6,333	$(67,424)	$(61,090)
See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Cash Flows
(in thousands)
(Unaudited)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$ (23,215)	$(14,423)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	534	189
Stock compensation expense	433	124
Change in fair value of derivative liabilities	(515)	105
Non-cash lease expense	338	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(112)	223
Other non-current assets	(22)	—
Accounts payable	(358)	(161)
Accrued expenses and other current liabilities	(1,143)	232
Derivative liability	—	1,800
Operating lease liabilities	(267)	—
Other long-term liabilities	(182)	(28)
Net cash used in operating activities	(24,509)	(11,939)
Cash flows from investing activities:
Acquisition of property and equipment	(881)	(389)
Net cash used in investing activities	(881)	(389)
Cash flows from financing activities:
Costs incurred in connection with Series A convertible preferred stock	—	(17)
Proceeds from exercise of common stock options	1	—
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	31,572	—
Issuance of restricted stock	—	398
Net cash provided by financing activities	31,573	381
Net increase (decrease) in cash, cash equivalents and restricted cash	6,183	(11,947)
Cash, cash equivalents and restricted cash at beginning of period	39,877	35,702
Cash, cash equivalents and restricted cash at end of period	$46,060	$23,755
Supplemental schedule of non-cash activities
Operating lease right-of-use asset recognized upon adoption of ASC 842	1,409	—
Operating lease right-of-use asset recognized under ASC 842	2,789	—
Property and equipment in accounts payable	—	14
See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.
Notes to Condensed Financial Statements
(Unaudited)
1. Operations
AavantiBio, Inc. (“AavantiBio” or the “Company”) is a gene therapy company focused on transforming the lives of patients with rare genetic diseases. The Company was incorporated on August 14, 2019, under the laws of the state of Delaware, and its principal offices are in Cambridge, Massachusetts.
The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.
Liquidity
As of June 30, 2022, the Company had an accumulated deficit of $67.4 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $23.2 million and $14.4 million for the six months ended June 30, 2022 and 2021, respectively, and the Company expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues its research and development programs and develops its product candidates.
The Company expects that its cash on hand of $46.1 million as of June 30, 2022, will fund the Company’s operations through at least one year from the date of issuance of these condensed financial statements.
Management of the Company also may, in the future, seek to raise additional funds through equity or debt financings or through collaboration transactions. The Company may be unable to obtain equity or debt financings or to enter into collaboration transactions and, if necessary, the Company will be required to implement cost reduction strategies. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.
Agreement and Plan of Merger
On September 29, 2022, Solid Biosciences Inc. and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the acquisition of the Company, with the Company surviving as a wholly owned subsidiary of Solid Biosciences Inc.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying condensed financial statements are presented in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
The Company’s significant accounting policies are disclosed in Note 2, “Summary of Significant Accounting Policies,” in the audited financial statements for the year ended December 31, 2021, and notes thereto, included elsewhere in this proxy statement. Since the date of those financial statements, there have been no changes to significant accounting policies, except as noted below for leases.
Unaudited Interim Financial Information
The accompanying condensed interim financial statements are unaudited. The unaudited condensed interim financial statements have been prepared on the same basis as the audited annual financial statements except for the adoption of ASU No. 2016-02, Leases (Topic 842), as discussed further in this Note 2, “Summary of Significant Accounting Policies” and in Note 11, “Commitments and Contingencies.” In the opinion of management, the accompanying unaudited interim condensed financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s condensed financial position as of June 30, 2022, the Company’s condensed results of its operations for the six months ended June 30, 2022 and 2021, and the Company’s cash flows for the six months ended June 30, 2022 and 2021. The condensed financial data and other information disclosed in these notes related to six months ended June 30, 2022 and 2021 are unaudited. The condensed results for the six months ended June 30, 2022 are not necessarily indicative of results to be expected for the year ending December 31, 2022, any other interim periods, or any future year or period.
Recently Adopted Accounting Pronouncements
ASU No. 2016-02, Leases (Topic 842)
The Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as of January 1, 2022 using the modified retrospective transition approach. With the adoption, there was no restatement of prior periods or cumulative adjustment to accumulated deficit. As a result, prior periods are presented in accordance with the previous guidance in ASC 840, Leases (“ASC 840”). Upon adoption, the Company elected the package of transition practical expedients, which allowed the Company to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company also made an accounting policy election not to recognize leases with an initial term of 12 months or less within its balance sheets and to recognize those lease payments on a straight-line basis in its statements of operations over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for its leases.
The Company evaluates whether an arrangement is or contains a lease at the inception date. If determined to be or contain a lease, the Company determines the classification of the lease at the commencement date, which represents the date at which the lessor makes the underlying asset available for use by the Company. When determining the expected accounting lease term, the Company includes the noncancellable lease term, together with periods covered by (i) an option to extend the lease if the Company is reasonably certain to exercise such option, (ii) an option to terminate the lease if the Company is reasonably certain not to exercise such option and (iii) an option to extend or not terminate the lease where the exercise of such option is controlled by the lessor.
Operating lease right-of-use assets represent the Company’s right to use an underlying asset over the lease term and operating lease liabilities represent the Company’s obligation to make lease payments under the arrangement. The Company measures its operating lease liabilities as the present value of the lease payments, discounted using an incremental borrowing rate, as interest rates implicit in lease arrangements are generally not readily determinable. The Company measures its right-of-use assets as the present value of its lease payments at the commencement date. The incremental borrowing rate represents the interest rate at which the Company could borrow an amount equal to the lease payments on a fully collateralized basis, over a similar term, in a similar economic environment. The Company recognizes rent expense for operating leases on a straight-line basis. The Company recognizes variable lease expenses as incurred.
The Company remeasures operating lease right-of-use assets and operating lease liabilities when a lease is modified, and the modification is not accounted for as a separate contract. A modification is accounted for as a separate contract if the modification grants the Company an additional right of use not included in the original lease arrangement and the increase in lease payments is commensurate with the additional right of use. The Company assesses its right-of-use assets for impairment in a manner consistent with its assessment for long-lived assets held and used in operations.
Upon adoption of ASU 2016-02, the Company recognized operating lease right-of-use assets of approximately $1.4 million and a corresponding operating lease liability of approximately $1.4 million, which are included in the Company’s condensed balance sheet. The adoption of ASU 2016-02 did not have any impact on the Company’s statements of operations and comprehensive loss.
ASU No. 2019-12, Income Taxes (Topic 740)
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes through the removal of various exceptions previously provided, as well providing additional reporting requirements for income taxes. The Company adopted ASU 2019-12 on January 1, 2022. The adoption of this new standard did not have a material impact on the Company’s condensed financial statements.

Recently Issued Accounting Pronouncements – Not Yet Adopted
From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.
ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)
In August 2020, the FASB issued ASU 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This standard will be effective for the Company on January 1, 2024, with early adoption permitted (but no earlier than fiscal years beginning after December 15, 2020). The Company is currently evaluating the potential impact this standard may have on its financial statements upon adoption.
3. Fair Value Measurements
Fair Value Measured on a Recurring Basis
Financial liabilities measured at fair value on a recurring basis consist of the following as of June 30, 2022 and December 31, 2021:
	Fair Value Measurements as of June 30, 2022
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$3,140,000	$3,140,000
Total Liabilities	$—	$—	$3,140,000	$3,140,000
	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$3,655,000	$3,655,000
Total Liabilities	$—	$—	$3,655,000	$3,665,000
Derivative Liability
In connection with license agreements entered into with a university and a third party as further described in Note 7, “License Agreements”, in the audited financial statements for the year ended December 31, 2021, and notes thereto, included elsewhere in this proxy statement, the Company recorded a derivative liability on its condensed balance sheet associated with a fee due to the licensors upon an event of change of control. The Company remeasures the derivative liability at fair value at each reporting date and recognizes changes in the fair value of the derivative liability as a component of other income (expense) in the condensed statement of operations and comprehensive loss. The university is a related party which is further described in Note 12, Related Party Transactions.
Management determined the fair value of the derivative liability using a Monte Carlo simulation analysis with assumptions for expected volatility, discount rate, and time to liquidity. The inputs used to calculate the fair value of the derivative liability are considered to be Level 3 inputs due to the lack of relevant market activity and significant management judgment.
The significant assumptions used in valuing the derivative liability in the Monte Carlo simulation model are as follows:
	June 30,	December 31,
	2022	2021
Discount rate	3.0%	1.0%
Expected volatility	90.0%	77.0%
Weighted average expected term (in years)	2.5	3.0

The reconciliation of changes in the fair value of the derivative liability based on Level 3 inputs for the six months ended June 30, 2022 is as follows:
Balance at December 31, 2021	$3,655,000
Change in fair value	(515,000)
Balance at June 30, 2022	$3,140,000
The reconciliation of changes in the fair value of the derivative liability based on Level 3 inputs for the six months ended June 30, 2021 is as follows:
Balance at December 31, 2020	$820,000
Initial measurement at June 9, 2021	1,800,000
Change in fair value	105,000
Balance at June 30, 2021	$2,725,000
The fair value of the derivative liability is based on the expected value of the consideration to be delivered, discounted to present value. The actual value to be delivered upon settlement of the derivatives may differ materially from current estimates. Reasonable changes in assumptions could materially affect the estimated fair value of the derivative liability.
Fair Value Measured on a Nonrecurring Basis
During the six months ended June 30, 2022 and 2021, there were no re-measurements to fair value of financial assets and liabilities that are measured at fair value on a nonrecurring basis.
4. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:
	June 30,	December 31,
	2022	2021
Research and development	$403,815	$344,472
Insurance	99,500	58,164
Rent	—	29,545
Other	40,645	29,654
	$543,960	$461,835
5. Property and Equipment, Net
Property and equipment, net, consisted of the following:
	June 30,	December 31,
	2022	2021
Laboratory equipment	$3,423,422	$2,565,350
Leasehold improvements	23,303	343,700
Less: Accumulated depreciation	(703,913)	(513,358)
	$2,742,812	$2,395,692
Depreciation expense for the six months ended June 30, 2022 and 2021 was $0.5 million and $0.2 million respectively.

6. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:
	June 30,	December 31,
	2022	2021
Payroll and payroll-related expenses	$1,133,311	$1,768,327
Research and development	—	518,185
Professional fees	115,000	238,474
Other current liabilities	54,350	167,839
	$1,302,660	$2,692,825
7. License Agreements
The Company’s significant license agreements are disclosed in Note 7, “License Agreements”, in the audited financial statements for the year ended December 31, 2021, and notes thereto, included elsewhere in this proxy statement. Since the date of those financial statements, there have been no material changes to the Company’s license agreements.
8. Convertible Promissory Notes and Convertible Preferred Stock
Series A Convertible Preferred Stock
In October 2020, the Company entered into a securities purchase agreement (“Series A Agreement”) with certain investors to sell up to 19,498,328 shares of Series A Convertible Preferred Stock which included up to 9,028,486 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and up to 10,469,842 shares of Series A-2 Convertible Preferred Stock at $6.0401 per share. The Series A Agreement contemplated an initial closing which occurred in October 2020 and an interim closing (“Interim Closing”), which occurred in November 2020. The Series A Agreement also contemplated two tranche closings, for Convertible Preferred Stock to be purchased at a stated price per share, contingent upon certain closing conditions, unless waived by the holders of 67% of the outstanding shares of Convertible Preferred Stock (the “Requisite Holders”).
At the initial closing in October 2020, the Company issued 6,741,915 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share for gross cash proceeds of $32.6 million less issuance costs of $313,000, resulting in net proceeds of $32.3 million. In addition, at the initial closing, the Company issued 1,900,507 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of $9.2 million in notes issued under a note purchase agreement entered into by the Company and noteholders in 2020.
At the Interim Closing in November 2020, the Company issued 51,737 shares of Series A-1 Convertible Preferred Stock at a price of $4.8321 per share for gross cash proceeds of $250,000. In addition, at the Interim Closing, the Company issued 334,327 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of $1.6 million in notes issued under a note purchase agreement entered into by the Company and noteholders in 2019.
On June 25, 2021, the Series A Agreement was amended to: (i) add an additional purchaser for purposes of the Second Tranche closing initially outlined in the Series A Agreement, (ii) provide that the shares issued at the Second Tranche closing will be shares of Series A-1 Convertible Preferred Stock instead of Series A-2 Convertible Preferred Stock and will be issued at price per share of $4.8321 and (iii) increase the authorized issuance of the Series A Convertible Preferred Stock to 21,023,162 shares, which included up to 15,788,241 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and up to 5,234,921 shares of Series A-2 Convertible Preferred Stock at $6.0401 per share.
On July 1, 2021, the Company obtained approval from the Requisite Holders to waive the conditions to the Second Tranche closing and closed the Second Tranche of the Series A Convertible Preferred Stock financing. At the Second Tranche closing, the Company issued 6,759,754 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share for gross cash proceeds of $32.6 million, less issuance costs of $78,000, as well as payment in service of $44,373, resulting in net proceeds of $32.5 million. An investor elected not to participate in the Second Tranche closing, resulting in 1,055,441 shares of Series A-1 Convertible Preferred Stock automatically converting into 1,055,441 shares of common stock at $4.8321 per share, or $5.1 million, in accordance with the Company’s Amended and Restated Certificate of Incorporation.

On February 24, 2022, the Company and the Requisite Holders entered into the second amendment to the Series A Agreement to increase the authorized issuance of the Series A Convertible Preferred Stock to 27,900,000 shares, which included up to 14,732,800 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share. Concurrently, on February 24, 2022, the Company obtained approval from the Requisite Holders to waive the conditions to the Third Tranche closing and closed the Third Tranche of the Series A Convertible Preferred Stock financing. At the Third Tranche closing, the Company issued 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share for gross cash proceeds of $31.6 million, less issuance costs of $47,571, resulting in net proceeds of $31.5 million.
9. Common Stock
The Company is authorized to issue up to 43,000,000 shares of common stock, of which 5,867,477 shares were issued and outstanding at June 30, 2022.
The holders of the Company’s common stock are entitled to one vote for each share of common stock held, subject to certain limitations pertaining to the Convertible Preferred Stock. Common stockholders are entitled to receive dividends, as may be declared by the Board of Directors, subject to the preferential dividend rights of Convertible Preferred Stock. No dividends were declared or paid during the six months ended June 30, 2022. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or deemed liquidation event, the holders of shares of common stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders after payment shall be made to the holders of the Convertible Preferred Stock.
The Company has reserved shares of common stock for the conversion or exercise of the following securities:
	June 30,	December 31,
	2022	2021
Conversion of Series A-1 and A-2 Convertible Preferred Stock	27,820,048	14,732,800
Vesting of restricted stock	1,048,318	1,511,052
Exercise of stock options	7,573,685	3,893,769
Total	36,442,051	20,137,621
10. Stock-Based Compensation
Equity Incentive Plan
In 2019, the Company’s Board of Directors adopted the 2019 Equity Incentive Plan (the “2019 Plan”), under which the Company may grant options and restricted stock to its employees and certain non-employees. The 2019 Plan was amended in July 2021, in connection with the Second Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 3,103,085 shares to 5,006,242 shares. The 2019 Plan was also amended in February 2022, in connection with the Third Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 5,006,242 shares to 8,688,053 shares.
The Company may grant options to purchase shares of the Company’s common stock. Options granted under the 2019 Plan include incentive stock options that can be granted only to the Company’s employees and non-statutory stock options that can be granted to the Company’s employees, consultants, advisors, and directors. The 2019 Plan also permits the Company to issue restricted stock awards.
Option awards are granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant. No grant may have a term in excess of ten years. Options granted under the 2019 Plan are exercisable in whole or in part at any time subsequent to vesting, subject to continued service to the Company.
Stock Options
For the six months ended June 30, 2022, the Company granted 91,512 stock options under the 2019 Plan. The weighted-average grant-date exercise price of the stock options granted during the six months ended June 30, 2022 was $0.56.

The following table summarizes total stock compensation by department for the six months ended June 30, 2022:
Six Months Ended June 30, 2022
Research and development	$322,224
General and administrative	111,082
Total	$433,305
Restricted Stock
A summary of the Company’s non-vested restricted common stock shares activity for the six months ended June 30, 2022 is presented below:
Shares
December 31, 2021	1,511,052
Granted	—
Vested	(462,734)
June 30, 2022	1,048,318
11. Commitments and Contingencies
Operating Leases
On December 12, 2019, the Company entered into an operating lease which commenced on May 1, 2020, for office and laboratory space in Florida, which expires in April of 2025. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company.
On January 1, 2021, the Company entered into an additional operating lease for office and laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for an additional twelve-month period at a market rate as determined by the landlord and agreed to by the Company. The Company is expecting to use the option to extend the lease by an additional one-year period, until December 31, 2023.
On August 1, 2021, the Company entered into another operating lease for laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for three additional one-year periods at a market rental rate as determined by the landlord and agreed to by the Company. The Company is expecting to use the option to extend the lease by an additional one-year period, until December 31, 2023.
On January 10, 2022, the Company entered an operating lease which commenced on April 4, 2022, for office and laboratory space in Florida, which expires in October 2032. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company.
On January 17, 2022, the Company entered into an operating lease which commenced on February 16, 2022, for office and laboratory space in North Carolina, which expires in February 2024. The Company has the right to extend the lease for one additional two-year period at a market rate as determined by the landlord and agreed to by the Company.
The following table is a summary of the components of net lease cost for the six months ended June 30, 2022:
Six Months Ended June 30, 2022
Operating lease cost	$449,819
Short-term lease costs	4,805
Variable lease costs	62,051
Total lease cost	$ 516,675
Supplemental cash flow information related to leases for the six months ended June 30, 2022 is as follows:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating leases	$379,380
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2,788,661

As of June 30, 2022, the Company’s operating leases were measured using a weighted-average incremental borrowing rate of 8.6% over a weighted-average remaining lease term of 7.2 years.
The total operating lease liabilities are presented on the Company’s condensed balance sheet based on maturity dates. $1.0 million of the total operating liabilities is classified under “operating lease liabilities, current” for the portion due within twelve months, and $2.9 million is classified under “operating lease liabilities, non-current”. Rent expense for the six months ended June 30, 2021 under ASC 840, Leases was $0.5 million.
The Company’s future minimum lease payments as of June 30, 2022, are as follows:
Remainder of 2022	$499,852
2023	1,157,079
2024	674,354
2025	463,888
2026	379,679
Thereafter	2,334,472
Total lease payments	5,509,324
Less: imputed interest	(1,579,459)
Total lease liabilities	$3,929,865
12. Related Party Transactions
The Company has a related party relationship with a university and a research foundation. The research foundation is a separate corporation that manages intellectual property that arises from the research activities of the university faculty and staff. The Company’s two Founders, who also serve on the Board of Directors of the Company, are employed by the university, own 5,000,000 shares of the Company’s common stock and are compensated as consultants by the Company. The Founders were both paid $50,000 by the Company in the six months ended June 30, 2022 and $50,000 by the Company in the six months ended June 30, 2021 pursuant to their consulting arrangements with the Company. These amounts were recorded on the condensed statements of operations and comprehensive loss for the six months ended June 30, 2022 and 2021, accordingly.
As discussed in Note 7, “License Agreements,” in the audited financial statements for the year ended December 31, 2021, and notes thereto, included elsewhere in this proxy statement, the Company has entered into multiple licensing agreements with the university and a research foundation and recorded $420,000 and $30,000 of research and development net expense in the condensed statements of operations and comprehensive loss for the six months ended June 30, 2022 and 2021, accordingly. Additionally, the condensed financial statements as of December 31, 2021 include a liability with respect to the first milestone payment of $50,000 related to the license, that was paid during the period ended June 30, 2022.
13. Restructuring
On June 27, 2022, the Company announced a restructuring (the “Restructuring”) to extend its cash runway while furthering the development of its pipeline. The Restructuring was completed in connection with a challenging economic environment and changes to the Company’s Friedreich’s ataxia program. As part of the Restructuring, the Company reduced its workforce by approximately 47%, or 33 full-time employees, resulting in restructuring charges of approximately $0.3 million. The reduction in force was completed by the end of July 2022.
14. Subsequent Events
The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the condensed financial statements to provide additional evidence for certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through the date the condensed financial statements were available to be issued. The Company is not aware of any material subsequent events other than the Merger Agreement discussed in Note 1, “Operations” and as discussed below.
On October 21, 2022, the Company terminated the lease agreement with Laser Investment Group, LLC that was executed on January 10, 2022, as discussed in Note 11. The Company paid a $2.0 million termination fee to relieve all of its remaining obligations under the lease.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

SOLID BIOSCIENCES INC.,

GREENLAND MERGER SUB LLC,

AAVANTIBIO, INC.,

and,

SOLELY IN HIS CAPACITY AS COMPANY EQUITYHOLDER REPRESENTATIVE,

DOUG SWIRSKY

Dated as of September 29, 2022

Exhibits:
Exhibit A	Form of Executive Employment Agreement
Exhibit B	Form of Parent Support Agreement
Exhibit C	Form of Securities Purchase Agreement
Exhibit D	Form of Certificate of Merger
Exhibit E	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit F	Form of Letter of Transmittal
Exhibit G	Form of Support and Joinder Agreement
Exhibit H	Form of Written Consent
Exhibit I	Form of University of Florida Amendments
Exhibit J	Form of Registration Rights Agreement / Joinder

Schedules:

Schedule 1A	Specified Company Stockholders
Schedule 1B	Specified Executives
Schedule 1C	Specified Holders of Company Equity Awards
Schedule 2	Specified Parent Stockholders
Schedule 8.7	Post-Closing Directors and Officers of Parent
Schedule AS	Allocation Schedule
Schedule B	Illustrative Calculation of Base Shares
Schedule K-1	Company Knowledge Parties
Schedule K-2	Parent Knowledge Parties

Parent Disclosure Schedule
Company Disclosure Schedule

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of September 29, 2022, by and among: Solid Biosciences Inc., a Delaware corporation (the “Parent”); Greenland Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent treated as a disregarded entity for U.S. federal income Tax purposes (the “Transitory Subsidiary”); AavantiBio, Inc., a Delaware corporation (the “Company”); and solely in such Person’s capacity as the Company Equityholder Representative, Doug Swirsky (the “Company Equityholder Representative”).
RECITALS
WHEREAS, the Boards of Directors of the Parent and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Parent acquire the Company, in accordance with and on the terms contemplated by this Agreement, in order to advance the long-term business interests of the Parent and the Company;
WHEREAS, the Parent, the Transitory Subsidiary and the Company intend to effect a reorganization in which Transitory Subsidiary will merge with and into the Company, Transitory Subsidiary will cease to exist, and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, the Parent Board has unanimously (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Parent and its stockholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, the change of control of Parent and other actions contemplated by this Agreement, and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Parent vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters;
WHEREAS, the sole member of Transitory Subsidiary has (a) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Transitory Subsidiary and its sole stockholder, (b) approved and declared advisable this Agreement and the Contemplated Transactions and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that its sole member votes to adopt this Agreement and thereby approve the Contemplated Transactions;
WHEREAS, the Company Board has unanimously (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to approve the Company Stockholder Matters;
WHEREAS, the parties intend that the Merger qualify as a taxable exchange of the stock of the Company for newly issued stock of the Parent and cash consideration for U.S. federal income tax purposes under Section 1001 of the Code;
WHEREAS, certain investors have entered into a securities purchase agreement, representing an aggregate commitment of at least $75.0 million, in substantially the form attached hereto as Exhibit C (collectively, the “Securities Purchase Agreement”), pursuant to which such Persons have agreed, subject to the terms and conditions set forth therein, to subscribe and purchase shares of Parent as of immediately following the Effective Time (the “PIPE Financing”);
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Parent to enter into this Agreement, (a) the Company is entering or has entered into the University of Florida Amendments, (b) each of the Company Stockholders listed on Schedule 1A have entered into Support and Joinder Agreements, and (c) the executives listed on Schedule 1B are entering into executive employment agreements attached hereto as Exhibit A (the “Executive Employment Agreements”), which shall become effective at the Effective Time;
WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers, directors and stockholders of the Parent listed on Schedule 2 have entered into Support Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit C (the “Parent Support Agreement”), pursuant to which such stockholders have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of the Parent in favor of the Parent Stockholder Matters at the Parent Stockholders’ Meeting to be convened following the Closing; and
WHEREAS, it is expected that within one (1) Business Day after the execution and delivery of this Agreement (a) the Company Stockholders listed on Schedule 1A, representing the Company Stockholder Approval, will execute and deliver an action by written consent, substantially in the form of the Written Consent attached hereto as Exhibit H.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, the Transitory Subsidiary, the Company, and (solely in such Person’s capacity as the Company Equityholder Representative), the Company Equityholder Representative agree as follows:
ARTICLE I
THE MERGER
1.1 Merger; Effective Time of the Merger.
(a) Merger.
(i) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the Parent and Transitory Subsidiary (Transitory Subsidiary and the Company sometimes being referred to herein as the “Merger Constituent Corporations”) shall cause the Merger to be consummated. The Merger shall be consummated at the Effective Time in accordance with this Agreement upon the filing and effectiveness of a certificate of merger relating to the Merger in substantially the form of Exhibit D (the “Certificate of Merger”).
(ii) Upon the Effective Time, the separate corporate existence of Transitory Subsidiary shall cease and the Company, as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL as a wholly owned subsidiary of the Parent.
(b) Effective Time of the Merger.
Subject to the provisions of this Agreement, the Parent and Transitory Subsidiary shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).
1.2 Closing; Actions at the Closing.
(a) The Closing shall take place at 10:00 a.m., Eastern time, on the Closing Date remotely by electronic exchange of documents and/or at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, unless another date, place or time is agreed to in writing by the Parent and the Company.
(b) At the Closing:
(i) the Company shall deliver to Parent and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 6.1;
(ii) Parent and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2;
(iii) the Parties shall file with the Secretary of State of the State of Delaware the Certificate of Merger; and;
(iv) Parent, the Company and Transitory Subsidiary shall take, or cause to be taken, the actions set forth in Section 1.1(a) and Section 1.1(b);
(v) Parent shall make the payments contemplated by Section 2.1(d)(ii); and

(vi) the Company shall deliver a properly executed certification that shares of the Company’s capital stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS in accordance with the provisions of Treasury Regulations section 1.897-2(h)(2).
1.3 Effects of the Merger.
(a) At and after the Effective Time, (i) Transitory Subsidiary shall merge with and into the Company, the separate existence of Transitory Subsidiary shall cease, and the Company shall survive the Merger as the Surviving Corporation, (ii) the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and (iii) the Company Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit E. Without limiting the foregoing, the Surviving Corporation shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of the Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Merger Constituent Corporations.
1.4 Directors and Officers.
(a) The Parties shall take all actions necessary such that the managers of Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.
(b) The Parties shall take all actions necessary such that the officers of Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation (or otherwise as agreed between Parent and the Company prior to the Closing), each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal.
1.5 Additional Action. The Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary in order to consummate and give effect to the transactions contemplated by this Agreement.
ARTICLE II
CONVERSION OF SECURITIES
2.1 Conversion of Capital Stock.
(a) Capital Stock of the Transitory Subsidiary.
(i) At the Effective Time, by virtue of the Merger and without any action on the part of Parent or Transitory Subsidiary, each limited liability company interest of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be cancelled and automatically converted into 100 shares of common stock, par value $0.0001 per share of the Surviving Corporation, all of which shares shall be held by the Parent and which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.
(b) Cancellation of Treasury Stock and Parent-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Company, any holder of Company Stock or any other Person, each share of Company Stock that is owned by the Company as treasury stock and each share of Company Stock that is owned by the Parent, Transitory Subsidiary or any other wholly-owned direct or indirect subsidiary of the Parent as of immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment or consideration shall be delivered in exchange therefor.
(c) Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Company, any holder of Company Stock or any other Person:
(i) Conversion of Company Preferred Stock. Subject to Section 2.2(b), each share of Company Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than

(A) shares of Company Preferred Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right to receive the applicable portion of the Aggregate Consideration as set forth on the Allocation Schedule.
(ii) Conversion of Company Common Stock. Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Common Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be cancelled without the right to receive any portion of the Aggregate Consideration or any other payment and shall receive no consideration under this Agreement or pursuant to the Merger.
(d) Payment Certificate; Closing Date Payments.
(i) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to the Parent: (A) the Payment Certificate; (B) a pay-off letter in form and substance reasonably satisfactory to the Parent duly executed by each Person to whom any Indebtedness is (or at the Closing will be) owed by the Company, the Surviving Corporation or any Subsidiary, which shall include a complete release of the Company, the Surviving Corporation and each Subsidiary from all Liens, liabilities and other obligations with respect to such Indebtedness, effective upon the discharge of such Indebtedness at the Closing; and (C) final invoices submitted by each Person to whom any Company Transaction Expenses are (or at the Closing will be) owed, which shall state that the amount invoiced thereby represents all Company Transaction Expenses payable to such Person with respect to the period through the Closing.
(ii) At the Closing, the Parent shall make the following payments, in each case in the respective amounts set forth in the Payment Certificate:
(A) to each Person specified in the Payment Certificate as a recipient of payments in respect of the Closing Indebtedness, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate;
(B) to each Person specified in the Payment Certificate as a recipient of payments in respect of Company Transaction Expenses that remain unpaid as of immediately prior to the Effective Time, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Payment Certificate; and
(C) to the Exchange and Paying Agent, the Aggregate Consideration by shares of Parent Common Stock issued in book entry and cash by wire transfer of immediately available funds.
(e) Certain Adjustments to Per Share Amounts. All per share amounts payable to the Company Equityholders pursuant to this Article II shall be adjusted, as applicable and appropriate, to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization or other like change with respect to Company Stock occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time.
(f) No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued in exchange for any Company Stock or Company Equity Awards, and no holder of any of the foregoing shall be entitled to receive a fractional share of Parent Common Stock. Furthermore, no holder of a fractional share of Company Stock, if any, shall receive or be entitled to receive any of the Aggregate Consideration with respect to such fractional share.
2.2 Payment Fund. The procedures for exchanging outstanding shares of Company Stock for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:
(a) Exchange and Paying Agent. The Exchange and Paying Agent shall, pursuant to instructions from the Parent in accordance with the Exchange and Paying Agent Agreement and the Allocation Schedule, deliver the Aggregate Consideration to the Company Equityholders. The Payment Fund shall not be used for any purpose other than as specified in this Section 2.2(a).
(b) Exchange Procedures. Promptly after the Effective Time, the Parent shall cause the Exchange and Paying Agent to mail to each holder of record of Company Stock that was issued and outstanding as of immediately prior to the Effective Time (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of such Certificate in exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement. Upon (A) proper surrender of a Certificate for cancellation to the Exchange and Paying Agent and (B) delivery of a duly completed and executed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock as determined in accordance with Section 2.1 and reflected on the Allocation Schedule attached to the Payment Certificate. If payment in respect of any Certificate is to be made to a Person other than the Person in whose name such Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be transferable and be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have established to the satisfaction of the Parent and the Exchange and Paying Agent that any transfer and other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Aggregate Consideration that becomes payable in respect of such Certificate pursuant to this Agreement. Holders of Certificates shall not be entitled to receive any portion of the Aggregate Consideration to which they would otherwise be entitled until such Certificates are properly surrendered.
(c) No Further Ownership Rights in Company Stock. All consideration paid following the surrender for exchange of Certificates evidencing shares of Company Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding as of immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange and Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to Section 2.2(e).
(d) Termination of Payment Fund. Any portion of the Payment Fund deposited with the Exchange and Paying Agent (including shares of the Parent Common Stock issued to a Parent reserve account) that remains undistributed to the holders of Company Stock as of six (6) months after the Effective Time shall be delivered to the Parent (subject to abandoned property, escheat or similar Law), upon demand, and any holder of Company Stock who is entitled to such amount under this Section 2.2 shall (subject to Section 2.2(e)) be entitled to seek payment of such amount from the Parent only as a general creditor thereof.
(e) No Liability. To the extent permitted by applicable Law, none of the Parent, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange and Paying Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been exchanged prior to the first (1st) anniversary of the Closing Date (or immediately prior to such earlier date on which the related consideration payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and a customary indemnification of the Company and the Parent in a form reasonably satisfactory to the Parent by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange and Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Aggregate Consideration payable in respect thereof pursuant to this Agreement. The Exchange and Paying Agent or the Parent may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Exchange and Paying Agent and/or the Parent a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Exchange and Paying Agent or the Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares.
(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.
(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares in accordance with Section 2.2.
(c) The Company shall give the Parent (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Parent shall have given its written consent to such settlement, payment or settlement offer.
2.4 Company Equityholder Representative.
(a) By their execution of this Agreement or the Letter of Transmittal, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, the Company Equityholders hereby irrevocably (subject only to Section 2.4(e)) appoint the Company Equityholder Representative as the representative, attorney-in-fact and agent of the Company Equityholders in connection with the transactions contemplated by this Agreement, the Exchange and Paying Agent Agreement and in any litigation or arbitration involving this Agreement or the Exchange and Paying Agent Agreement. In connection therewith, the Company Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to:
(i) act for some or all of the Company Equityholders with regard to all matters pertaining to this Agreement and any agreements ancillary hereto, including, the Exchange and Paying Agent Agreement;
(ii) act for the Company Equityholders to transact matters of litigation;
(iii) execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Equityholder Representative deems necessary or appropriate in connection with the Exchange and Paying Agent Agreement, including delivering any update to or correction, amendment or modification of the Allocation Schedule permitted by Section 2.7(a);
(iv) receive funds, make payments of funds, and give receipts for funds;
(v) do or refrain from doing, on behalf of the Company Equityholders, any further act or deed that the Company Equityholder Representative deems necessary or appropriate in the Company Equityholder Representative’s discretion relating to the Exchange and Paying Agent Agreement, in each case as fully and completely as the Company Equityholders could do if personally present;
(vi) give and receive all notices required to be given or received by the Company Equityholders under this Agreement and any agreements ancillary hereto, including, the Exchange and Paying Agent Agreement;
(vii) give any written direction to the Exchange and Paying Agent on behalf of the Company Equityholders;
(viii) agree to, negotiate, enter into settlements and compromises and/or comply with arbitration awards and court orders with respect to claims for indemnification made by the Parent under Article VII; and

(ix) receive service of process in connection with any claims under this Agreement and any agreements ancillary hereto, including and the Exchange and Paying Agent Agreement.
(b) All decisions and actions of the Company Equityholder Representative on behalf of the Company Equityholders shall be deemed to be facts ascertainable outside of this Agreement and shall be binding upon all Company Equityholders, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same.
(c) The Company Equityholder Representative shall act for the Company Equityholders on all of the matters set forth in this Agreement and the Exchange and Paying Agent Agreement in the manner the Company Equityholder Representative believes to be in the best interest of the Company Equityholders. The Company Equityholder Representative is authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders. In taking any action as Company Equityholder Representative, the Company Equityholder Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person whom the Company Equityholder Representative reasonably believes to be authorized thereunto. The Company Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Equityholder Representative shall not be liable to any Company Equityholder for anything done, omitted or suffered in good faith by the Company Equityholder Representative based on such advice. The Company Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Equityholder Representative. The Company Equityholder Representative shall not have any liability to any of the Company Equityholders for any act done or omitted hereunder as Company Equityholder Representative while acting in good faith. The Company Equityholder Representative shall be indemnified by the Company Equityholders from and against any loss, liability or expense incurred in good faith Equityholder Representative and arising out of or in connection with the acceptance or administration of the Company Equityholder Representative’s duties hereunder. Any such claim for indemnification shall be satisfied by a claim against the Company Equityholders (with each Company Equityholder liable for the Pro Rata Share of any such claim that is represented by such Company Equityholder’s Company Stock and Company Equity Awards).
(d) In the event the Company Equityholder Representative becomes unable to perform the Company Equityholder Representative’s responsibilities hereunder or resigns from such position, the Company Equityholders (acting by a written instrument signed by holders of Company Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Stock) shall select another representative to fill the vacancy of the Company Equityholder Representative, and such substituted representative shall be deemed to be the Company Equityholder Representative for all purposes of this Agreement. The Company Equityholder Representative may be removed only upon delivery of written notice to the Parent signed by Persons who, as of immediately prior to the Effective Time, held a majority (by voting power) of the then outstanding shares of Company Stock; provided that no such removal shall be effective until such time as a successor Company Equityholder Representative shall have been validly appointed hereunder. The Company Equityholder Representative shall provide the Parent prompt written notice of any replacement of the Company Equityholder Representative, including the identity and address of the new Company Equityholder Representative.
(e) The Company Equityholder Representative agrees not to, directly or indirectly, disclose the existence or terms of this Agreement or any other agreement contemplated hereby or any other information regarding this Agreement, the Merger or any of the other matters contemplated hereby, including information provided to the Company Equityholder Representative pursuant to the terms of this Agreement, except, in each case (i) to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by the Company Equityholder Representative in breach of its obligations under this Section 2.4), (ii) if and to the extent required by applicable Law, (iii) to employees, advisors, agents or consultants of the Company Equityholder Representative and to the Company Equityholders, in each case who have a need to know such information, and further provided that such persons are subject to confidentiality obligations with respect thereto, or (iv) in connection with, and only to the extent required for, enforcement of rights or defense of claims (including, in each case, on behalf of the Company Equityholders) under this Agreement and the transactions contemplated hereby and thereby.

(f) For all purposes of this Agreement:
(i) the Parent shall be entitled to rely conclusively on the instructions and decisions of the Company Equityholder Representative as to the settlement of any disputes or claims under this Agreement or any agreements ancillary hereto, including, the Exchange and Paying Agent Agreement, or any other actions required or permitted to be taken by the Company Equityholder Representative hereunder, and no party hereunder or any Company Equityholder shall have any claim, cause of action, objection or complaint against the Parent for any action taken by the Parent in reliance upon the instructions or decisions of the Company Equityholder Representative;
(ii) except as specifically set forth herein, no Company Equityholder shall have any right to bring any claim, cause of action, objection or complaint except through the Company Equityholder Representative, and the Company Equityholder Representative shall have the sole authority to act for, and to enforce the rights of, all Company Equityholders in connection with this Agreement and the transactions contemplated hereby;
(iii) the provisions of this Section 2.4 are independent and severable, are irrevocable (subject only to Section 2.4(e)) and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement; and
(iv) the provisions of this Section 2.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.
2.5 Treatment of Company Equity Awards.
(a) As of immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall vest in full (if unvested in whole or in part) and shall be cancelled without consideration and will be of no further force and effect.
(b) As of immediately prior to the Effective Time, each Company Restricted Stock Award that is unvested in whole or in part shall vest in full (and all outstanding shares of Company Common Stock issued in connection with such Company Restricted Stock Award shall be cancelled as set forth in Section 2.1(c)(ii)).
(c) Upon the cancellation of the Company Equity Awards pursuant to this Section 2.5, such Company Equity Awards shall not represent the right to acquire any shares of Company Stock or other Equity Interests, and the holder thereof shall have no right to any consideration in exchange for the cancellation of such Company Equity Award.
(d) Prior to the Closing, each holder of Company Equity Awards that (a) will be a continuing employee following the Effective Time or (b) who is receiving an Employment Amount in connection with the Merger and the Contemplated Transactions, shall have executed and delivered an Equity Award Surrender Agreement or similar agreements, which shall include a release of claims related to ownership of or entitlement to any rights or benefits in respect of, any Company Equity Awards, in form and substance reasonably acceptable to each of Parent and the Company (“Equity Award Surrender Agreement”).
(e) The Company shall, prior to the Closing Date, take all actions necessary or desirable in connection with the treatment of Company Equity Awards contemplated by this Section 2.5, including obtaining the consent from each holder of any Company Equity Award (unless such consent is not required under the terms of the applicable agreement, instrument or plan).
2.6 Closing Adjustment. Not later than four (4) Business Days prior to the Closing Date, the Company shall deliver to the Parent a statement (the “Estimated Closing Adjustment Statement”), setting forth the Estimated Closing Adjustment, including an estimated consolidated balance sheet of the Company and its Subsidiaries as of immediately prior to the Effective Time, together with relevant backup materials, in detail reasonably acceptable to Parent. The Estimated Closing Adjustment Statement and such consolidated balance sheet shall be prepared in accordance with GAAP applied on a basis consistent with the application thereof to the most recent audited financial statements included in the Company Financial Statements (to the extent consistent with GAAP). From the delivery of the Estimated Closing Adjustment Statement until such time as the calculation of the Estimated Closing Adjustment has been finally determined pursuant to this Section 2.6, Parent and its accountants shall, upon reasonable notice and during normal business hours, be permitted to discuss with the Company and its accountants the Estimated Closing Adjustment Statement and shall be provided complete and accurate copies of, and have reasonable access, upon reasonable notice at reasonable times during normal business hours, to the work papers and supporting records of the Company and its accountants so as to allow Parent and its accountants to verify the accuracy of the Estimated Closing Adjustment Statement. If Parent objects to the Estimated Closing Adjustment Statement, the Company and Parent will work together in good faith to resolve the issues in dispute. If all disputed issues are resolved, the amounts as agreed upon by Parent and the Company shall be used to determine the Estimated Closing Adjustment. If Parent and the Company are unable to resolve all such disputed issues within four (4) Business Days following Parent’s receipt of the Estimated Closing Adjustment Statement, the Estimated Closing Adjustment shall be as determined by the Company. For clarity, in the event of any inaccuracy or error with respect to the Estimated Closing Adjustment, Parent shall be entitled to make a claim for indemnification pursuant to, and in accordance with, Article VII, including Section 7.1(d). Notwithstanding anything to the contrary in this Agreement, to the extent any Closing Indebtedness is (or at the Closing will be) taken into account in the calculation of the Aggregate Consideration, any such Closing Indebtedness shall be disregarded and not taken into account in determining whether the Company has complied with its obligations under this Agreement or the accuracy of the representations and warranties made by the Company under this Agreement, and neither the Company nor any Company Equityholder shall have any liability or obligation relating to this Agreement with respect to any such Closing Indebtedness.
2.7 Allocation Schedule.
(a) The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the amounts payable to the Company Equityholders pursuant to this Agreement. From time to time after the Effective Time, the Company Equityholder Representative may, with the written agreement of the Parent, update, correct or otherwise amend or modify the Allocation Schedule in any manner that is consistent with the express provisions of this Article II. The Parent shall be entitled to rely conclusively on the Allocation Schedule as in effect from time to time, and, as between the Company Equityholders, on the one hand, and the Parent and the Surviving Corporation, on the other hand, any amounts delivered by the Parent to any Company Equityholder (or delivered by the Parent to the Exchange and Paying Agent for delivery) in accordance with the Allocation Schedule, shall be deemed for all purposes to have been delivered to the applicable Company Equityholder in full satisfaction of the obligations of the Parent and the Surviving Corporation under this Article II.
(b) The Exchange and Paying Agent shall pay the portion of the Aggregate Consideration payable to the applicable Company Stockholders in accordance with the Allocation Schedule and the Letters of Transmittal.
2.8 Withholding Rights. The Parent, the Company, the Surviving Corporation and the Exchange and Paying Agent will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person, such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, and to collect any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from Company Stockholders and any other recipients of payments hereunder; provided, however, that, other than in connection with backup withholding, Parent and the Company shall not, and shall use commercially reasonable efforts to cause the Exchange and Paying Agent not to, withhold any amounts from payments to Company Stockholders for Company Stock pursuant to this Section 2.8 without providing advance notice thereof to the Company Equityholder Representative to give the Company Equityholder Representative an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding. In the event that any amount is so deducted and withheld, and properly remitted, such amount will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amount was withheld was made.

2.9 Share Issuance.
(a) All shares of the Parent Common Stock issued pursuant to this Agreement shall bear a legend (and Parent will make a notation on its transfer books to such effect) prominently stamped or printed thereon or the substance of which will otherwise be reflected on the books and records of the transfer agent for the Parent Common Stock with respect to book-entry shares, in each case reading substantially as follows:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”
Notwithstanding the foregoing, if the recipient of such Parent Common Stock is a “non-U.S. person”, a legend in substantially the following form may also be used:
“THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Parent that, except as set forth in the Company Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III; provided, however, that the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article III and (b) such other sections or paragraphs in this Article III (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.
3.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and Tax good standing under the Laws of the State of Delaware. Except as would not have a Company Material Adverse Effect, the Company is duly qualified to conduct business and is in corporate and Tax good standing under the Laws of each jurisdiction listed in Section 3.1 of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company’s businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has made available to the Parent complete and accurate copies of its Organizational Documents as in effect on the date of this Agreement. The Company is not in material default under or in material violation of any provision of its Organizational Documents.
3.2 Capitalization.
(a) The authorized capital stock of the Company consists of 43,000,000 shares of Company Common Stock and 27,900,000 shares of Company Preferred Stock, 14,732,800 of which are designated as Series A-1 Preferred Stock and 13,087,248 of which are designated as Series A-2 Preferred Stock. As of the date of this Agreement, there are (i) 7,602,070 shares of Company Common Stock outstanding, and 27,820,048 shares of Company Preferred Stock outstanding and (ii) no shares of Company Stock held in treasury.
(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than shares of Company Common Stock) the number of shares of Company Common Stock (if any) into which such shares are convertible. Section 3.2(b) of the Company Disclosure Schedule also indicates all outstanding shares of Company Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. To the Company’s Knowledge, all of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.
(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) the Company Stock Plan, the number of shares of Company Stock issued to date under the Company Stock Plan, the number of shares of Company Stock subject to outstanding options under the Company Stock Plan and the number of shares of Company Stock reserved for future issuance under the Company Stock Plan, (ii) all holders of outstanding Company Options, the number of shares of Company Stock subject to such Company Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto), and (iii) all other outstanding Company Equity Awards, the number and class or series of shares of Company Stock subject to such award, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way in connection with the Merger or any of the other transactions contemplated by this Agreement or upon related, concurrent or subsequent employment termination, or in combination with any other event. The Company has made available to the Parent a complete and accurate copy of the Company Stock Plan and forms of all stock option agreements evidencing Company Options in each case as in effect on the date of this Agreement. To the Company’s Knowledge, all of the shares of capital stock of the Company subject to Company Options will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.
(d) With respect to each Company Option (whether outstanding or previously exercised), (i) each such Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plan, the Securities Act, the Exchange Act, and all other applicable Laws and are not and have not been the subject of any internal investigation, review or inquiry, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.
(e) Except as set forth in Section 3.2(c) or Section 3.2(e) of the Company Disclosure Schedule, (i) there are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement, (iii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any Equity Interests of the Company any assets of the Company, including evidences of Indebtedness, and (iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Equity Interests or to pay any dividend or to make any other distribution in respect thereof. Except as set forth in this Section 3.2, as of the date of this Agreement, the Company does not have any outstanding equity compensation or equity-based compensation. The Company has made available to the Parent complete and accurate copies of agreements evidencing all Company Equity Awards, including all Company Restricted Stock Award agreements as in effect on the date of this Agreement.
(f) There is no agreement, written or, to the Company’s Knowledge, oral, between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag along” rights), registration under the Securities Act or the securities Laws of any other jurisdiction, or voting, of the capital stock of the Company.
(g) The Allocation Schedule sets forth a true, correct and complete summary of the allocation of the amounts payable to the Company Equityholders pursuant to this Agreement. The allocation of payments set forth on the Allocation Schedule complies with the terms of the Company’s Organizational Documents, the Company Stock, the Company Equity Awards and the Company Stock Plan.
3.3 Subsidiaries.
(a) Section 3.3 of the Company Disclosure Schedule sets forth: (i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity. There are no, and there have never been any, Subsidiaries. The Company does not own or control directly or indirectly or have any direct or indirect equity participation or similar interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.
(b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and Tax good standing under the Laws of the jurisdiction of its incorporation.
(c) Each Subsidiary is duly qualified to conduct business and is in corporate and Tax good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Parent complete and accurate copies of the Organizational Documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its Organizational Documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities Laws), claims, Liens, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no forms of equity or equity-based compensation or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.
(d) The Company does not own or control directly or indirectly or have any direct or indirect equity participation or similar interest in, or any obligation to providing funding to, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary.
3.4 Authority; No Conflict; Required Filings and Consents.
(a) The Company has all requisite power and authority (corporate and other) to execute and deliver this Agreement and the other agreements contemplated hereby and to perform their respective obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the other agreements contemplated hereby and, subject to obtaining the Company Stockholder Approval, which is the only approval required from the Company Stockholders, the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by the Company party thereto and constitutes or will constitute a valid and binding obligation of the Company, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b) Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement or any other agreement contemplated hereby, nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the Organizational Documents of the Company, each as amended or restated to date, or the Organizational Documents of any Subsidiary, each as amended or restated to date, (ii) require on the part of the Company, any Subsidiary or any Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of Indebtedness, Lien or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the assets of the Company or any Subsidiary are subject, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (iv) result in the imposition of any Lien upon any assets of the Company or any Subsidiary or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets.
(c) No material consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.
3.5 Financial Statements.
(a) The Company has made available to the Parent the Company Financial Statements. The Company Financial Statements (i) comply as to form with all applicable accounting requirements and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; provided, however, that the Company Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which, individually and in the aggregate, will not be material) and do not include footnotes.
(b) Each of the Company Financial Statements fairly presents the consolidated assets, liabilities, business, financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the date thereof and for the period referred to therein, and is consistent with the books and records of the Company and its Subsidiaries.
(c) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iii) access to assets of the Company is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Company is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
(d) The Company maintains disclosure controls and procedures that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s financial statements. Section 3.5(d) of the Company Disclosure Schedule lists, and the Company has delivered to the Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.
(e) Section 3.5(e) of the Company Disclosure Schedule lists, and the Company has delivered to the Parent copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4) of Regulation S-K of the SEC) effected by the Company or any Subsidiary. Section 3.5(e) of the Company Disclosure Schedule lists all non-audit services performed by the Company’s auditors for the Company or any Subsidiary.
(f) Neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company or any Subsidiary. Section 3.5(f) of the Company Disclosure Schedule identifies any loan or extension of credit maintained by the Company or any Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.
(g) Ernst & Young LLP, the auditor of the Company since inception to the date hereof, was and had been at all times during its engagement by the Company (i) “independent” with respect to the Company and its Subsidiaries within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.
3.6 Absence of Certain Changes. Since December 31, 2021, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, (b) the Company and its Subsidiaries have conducted their businesses in the Ordinary Course of Business and (c) neither the Company nor any Subsidiary has taken any of the actions set forth in clauses (a) through (r) of Section 5.1.
3.7 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records, in all material respects, of all actions taken at any meetings of the Company’s or such Subsidiary’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. Except as would not reasonably be expected to have a Company Material Adverse Effect, the books and records of the Company and each Subsidiary accurately reflect the assets, liabilities, business, of the Company and its Subsidiaries and have been maintained in accordance with good business and bookkeeping practices. Section 3.7 of the Company Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and its Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.
3.8 Tax Matters.
(a) Each of the Company and its Subsidiaries has properly filed on a timely basis (taking into account all applicable extensions) all income and other material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Laws. Each of the Company and its Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable.
(b) All material Taxes that the Company or any Subsidiary is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and each of the Company and any Subsidiary has complied with all information reporting and backup withholding requirements.
(c) Neither the Company nor any Subsidiary is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. Neither the Company nor any Subsidiary (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Company or any Subsidiary, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.
(d) The Company made available to the Parent complete and correct copies of all Tax Returns of the Company and any Subsidiary as of the date of this Agreement relating to Taxes for the last three (3) fiscal years.
(e) No examination or audit or other action of or relating to any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the Knowledge of the Company, threatened or contemplated. No deficiencies for Taxes of the Company or any Subsidiary have been claimed, proposed or assessed by any Governmental Entity. Neither the Company nor any Subsidiary has been informed by any jurisdiction in which the Company or any Subsidiary does not file a Tax Return that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any Subsidiary has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.
(f) Neither the Company nor any Subsidiary has made any payment, is obligated to make any payment, or is a party to any agreement, contract, arrangement or plan that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code). The recipient of each grant of Company Restricted Stock Award timely and effectively filed an election under Section 83(b) of the Code.
(g) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax Law), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law), (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.
(h) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.
(i) Neither the Company nor any Subsidiary has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.
(j) There are no Liens with respect to Taxes upon any of the assets of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.
(k) Neither the Company nor any Subsidiary (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes or (ii) has made an entity classification (“check-the-box”) election under Section 7701.
(l) Neither the Company nor any of its Subsidiaries is subject to tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country.

(m) Neither the Company nor any Subsidiary (i) is a stockholder of a “specified foreign corporation” as defined in Section 965(e) of the Code (or any similar provision of state, local or foreign Law), or (ii) is a stockholder in a “passive foreign investment company” as defined in Section 1297 of the Code.
(n) All related party transactions involving the Company or any Subsidiary have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Law. Each has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Law.
(o) Neither the Company nor any Subsidiary has engaged in a “reportable transaction” as set forth in Treasury Regulation section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation section 301.6111-2(b)(2) or any analogous provision of state or local Law. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
(p) Notwithstanding anything to the contrary contained herein, no section of this Agreement (including this Section 3.8) shall be treated as containing any express or implied representations or warranties relating to Tax assets, or the existence, amount, expiration date or limitations on (or availability or usability of) any Tax attribute, in each case with respect to the Company.
3.9 Assets.
(a) Except as would not result in a material liability or the loss of a material right, the Company or the applicable Subsidiary is the true and lawful owner of, and has good title to, all of the assets (tangible or intangible) purported to be owned by the Company or such Subsidiary, free and clear of all Liens. The Company and each Subsidiary owns or leases all material tangible assets sufficient for the conduct of its businesses as presently conducted, which tangible assets are reflected in the Company Financial Statements (other than to the extent disposed of in the Ordinary Course of Business). Except as would not reasonably be expected to have a Company Material Adverse Effect, each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.
(b) Except as would not reasonably be expected to be material to the Company, each item of equipment, motor vehicle and other asset that the Company or a Subsidiary has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable lease or contract, Company or such Subsidiary to such lessor or owner will have been discharged in full.
3.10 Owned and Leased Real Property.
(a) Neither the Company nor any Subsidiary owns, or has ever owned, any real property.
(b) Section 3.10(b) of the Company Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable, security deposit, maintenance and like charges thereunder, and any advance rent thereunder. The Company has delivered to the Parent complete and accurate copies of the Leases. Neither the Company nor any Subsidiary occupies any space other than pursuant to a Lease. With respect to each Lease, except as would not individually or in the aggregate have a Company Material Adverse Effect:
(i) such Lease is legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto;
(ii) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(iii) none of the Company, any Subsidiary or, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Company or any Subsidiary or, to the Knowledge of the Company, any other party under such Lease; and no event has occurred that would give rise to a termination right under such Lease;
(iv) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;
(v) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, subleased, licensed, deeded in trust or encumbered any interest in the leasehold or subleasehold;
(vi) all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;
(vii) to the Knowledge of the Company, there are no Liens, easements, covenants or other restrictions applicable to the real property subject to such Lease which would reasonably be expected to impair the current uses or the occupancy by the Company or any Subsidiary of the property subject thereto;
(viii) no construction, alteration or other leasehold improvement work with respect to the Lease remains to be paid for or performed by the Company or any Subsidiary;
(ix) neither the Company nor any Subsidiary is obligated to pay any leasing or brokerage commission relating to such Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal or expansion of the Lease; and
(x) the Company Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Lease at the end of the respective Lease term, to the extent required by the Lease.
3.11 Intellectual Property.
(a) All assignments of Company Registrations to the Company or any Subsidiary have been properly executed and recorded. To the Knowledge of the Company, all Company Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company, and there are no Liens on any of the Company Registrations.
(b) There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or threatened in writing, with respect to any Patent Rights included in the Company Registrations. To the Knowledge of the Company, the Company and its Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company or any Subsidiary and have made no misrepresentation in such applications. The Company has no Knowledge of any information that would preclude the Company or any Subsidiary from having clear title to the Company Registrations or affecting the patentability, validity or enforceability of any Company Registrations. To the Knowledge of the Company, there has been no public disclosure of any Company Intellectual Property, including in trade publications or at trade shows, prior to filing of any Company Registrations with respect thereto.
(c) To the Knowledge of the Company, each item of Company Intellectual Property will be owned or available for use by the Parent or a subsidiary of the Parent following the Closing on the same terms and conditions as it was immediately prior to the Closing. To the Knowledge of the Company, the Company or a Subsidiary is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens. To the Knowledge of the Company, the Company Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit the Company’s Customer Offerings in the manner so done currently and contemplated to be done in the future by the Company and its Subsidiaries, (ii) to Exploit the Internal Systems as they are currently used and contemplated to be used in the future by the Company and its Subsidiaries and (iii) otherwise to conduct the business of the Company and its Subsidiaries in the manner currently conducted and contemplated to be conducted in the future by the Company and its Subsidiaries.

(d) The Company or the appropriate Subsidiary, as applicable, has taken all necessary measures to protect the proprietary nature of each item of Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof, except as would not individually or in the aggregate reasonably be expected to be material to the Company. To the Knowledge of the Company, the Company and each Subsidiary has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. To the Knowledge of the Company, no complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or threatened against the Company or any Subsidiary. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company or any Subsidiary, or (ii) breach of the Company’s or any Subsidiary’s security procedures wherein confidential information has been disclosed to a third Person, in each case which would reasonably be expected to have a Company Material Adverse Effect.
(e) To the Knowledge of the Company, none of the Company’s Customer Offerings, or the Exploitation thereof by the Company or the Subsidiaries or by any reseller, distributor, customer or user thereof, or any other activity of the Company or the Subsidiaries, infringes or violates, or constitutes a misappropriation of, or in the past has infringed or violated, or constituted a misappropriation of, any Intellectual Property rights of any third party that could reasonably be expected to be material to the Company. Section 3.11(e) of the Company Disclosure Schedule lists any complaint, claim or notice, or written or, to the Knowledge of the Company, oral, threat of any of the foregoing (including any notification that a license under any patent is or may be required by, or is available for license to, the Company), received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Company or any Subsidiary from any reseller, distributor, customer, user or any other third party; and the Company has provided to the Parent copies of all such complaints, claims, notices, requests, demands or threats, as well as any legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation.
(f) To the Knowledge of the Company, no Person (including any Company Employee or current or former consultant of the Company or the Subsidiaries) is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any of the Company Licensed Intellectual Property that is exclusively licensed to the Company or any Subsidiary in a manner that could reasonably be expected to be material to the Company. To the Knowledge of the Company, the Company has provided to the Parent copies of all written correspondence, analyses, legal opinions, complaints, claims, notices or threats, and to the Knowledge of the Company all oral notices or threats, concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property.
(g) To the Knowledge of the Company, except as described in Section 3.11(g) of the Company Disclosure Schedule or otherwise pursuant to contracts entered into in the Ordinary Course of Business or as would not be material to Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any of the Company’s Customer Offerings or any third party Intellectual Property rights. Neither the Company nor any Subsidiary is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.
(h) To the Knowledge of the Company, no third party inventions, methods, services, materials, or processes related to Software are included in or required to Exploit the Company’s Customer Offerings or Internal Systems, excluding currently-available, off the shelf software programs or authorized modifications thereto. To the Knowledge of the Company, none of the Company’s Customer Offerings or Internal Systems includes “shareware,” “freeware” or other Software or other material that was obtained by the Company or any Subsidiary from third parties, excluding currently-available, off the shelf software programs or authorized modifications thereto.
(i) To the Knowledge of the Company, neither the Company nor any Subsidiary has licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including any Company Employee or any current or former contractor of the Company or any Subsidiary) of, the Company Source Code to any Person, and to the Knowledge of the Company, the Company and its Subsidiaries have taken reasonable physical and electronic security measures to prevent disclosure of such Company Source Code.

To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company, the Subsidiaries, their escrow agent(s) or any other Person to any third party.
(j) To the Knowledge of the Company, all of the Software and Documentation comprising, incorporated in or bundled with the Company’s Customer Offerings or Internal Systems have been designed, authored, tested and debugged by regular Company Employees within the scope of their employment or by independent contractors of the Company or a Subsidiary who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary, waiving their non-assignable rights (including moral rights) in favor of the Company or a Subsidiary and its permitted assigns and licensees, and have no residual claim to such materials.
(k) To the Knowledge of the Company, neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company’s Customer Offerings; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by the Company or any Subsidiary; or (iii) used Open Source Materials that create, or purport to create, obligations for the Company or any Subsidiary with respect to the Company’s Customer Offerings or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property rights (including using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (A) made available, disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, (C) redistributable at no charge or minimal charge, or (D) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind).
(l) To the Knowledge of the Company, each Company Employee and each current or former independent contractor of the Company or any Subsidiary has executed a valid, binding and enforceable written agreement expressly assigning to the Company or such Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such Company Employee’s employment or such independent contractor’s work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible, in each case except where the failure of such Company Employee or independent contractor to execute such written agreement(s) and/or make such waiver(s) would not be material to the Company.
(m) To the Knowledge of the Company, the Company’s Customer Offerings and the Internal Systems are free in all material respects from defects in design, workmanship and materials and conform to the written Documentation and specifications therefor. To the Knowledge of the Company, the Company’s Customer Offerings and the Internal Systems do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data. To the Knowledge of the Company, the Company and its Subsidiaries have not received any written warranty claims, contractual terminations or requests for settlement or refund due to the failure of the Company’s Customer Offerings to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party except as set forth in Section 3.11(m) of the Company Disclosure Schedule. Except as set forth on Section 3.11(m) of the Company Disclosure Schedule, the Company and its Subsidiaries have neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of the Company’s Customer Offerings, the Internal Systems or any facilities or equipment used in connection therewith. Except as set forth on Section 3.11(m) of the Company Disclosure Schedule, no university or Governmental Entity has sponsored any research or development conducted by the Company or any Subsidiary, or to the Knowledge of the Company has any claim of right or ownership of or Lien on any Company Owned Intellectual Property or any Company Licensed Intellectual Property that is, or is purported to be, exclusively licensed to Company or any Subsidiary.
(n) Except as set forth on Section 3.11(n) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a breach of or default under any agreement governing any Company Intellectual Property, (ii) an impairment of the rights of the Company or any Subsidiary in or to any Company Intellectual Property or portion thereof, (iii) the grant or transfer to any third party of any new license or other interest under, the abandonment, assignment to any third party, or modification or loss of any right with respect to, or the creation of any Lien on, any Company Intellectual Property, (iv) the Company, any Subsidiary, the Parent or any of their respective Affiliates being obligated to pay any penalty or new or increased royalty or fee to any Person under any agreement governing any Company Intellectual Property, or (v) the Parent or any of the Parent’s Affiliates being (A) bound by or subject to any noncompete or licensing obligation or covenant not to sue or (B) obligated to license any of its Intellectual Property to (or obligated not to assert its Intellectual Property against) any Person, in each case that would, individually or in the aggregate, reasonably be expected to be material to the Company.
3.12 Contracts.
(a) Section 3.12(a) of the Company Disclosure Schedule lists the following agreements (each a “Contract”) to which the Company or any Subsidiary is a party as of the date of this Agreement:
(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;
(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $100,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;
(iii) any agreement providing for any material royalty, milestone or similar payments by the Company;
(iv) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;
(v) any agreement (or group of related agreements) under which the Company or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Lien on any of its assets, tangible or intangible;
(vi) any agreement for the disposition of any assets or business of the Company or any Subsidiary or any agreement for the acquisition of the assets or business of any other Person (other than purchases of inventory or components in the Ordinary Course of Business);
(vii) any agreement concerning confidentiality, noncompetition or non-solicitation (other than confidentiality agreements with customers or suppliers of the Company or any Subsidiary or with Company Employees set forth in the Company’s standard form of employment agreement, a copy of which has previously been made available to the Parent);
(viii) any written employment agreement or consulting agreement that is not on the Company’s standard form of employment agreement or consulting agreement, each of which has been previously made available to the Parent (excluding employment agreements that are terminable “at will” without the payment of severance or other amounts upon termination, and consulting agreements which are terminable on 30 days or less notice without the payment of additional consideration);
(ix) any agreement providing for severance, retention, change in control payments, or transaction-based bonuses or incentives;
(x) any material settlement agreement or settlement-related agreement (including any agreement in connection with which any employment- or individual services-related claim is settled);

(xi) any agreement entered into by the Company or any Subsidiary since inception (whether or not in effect as of the date of this Agreement) with any Affiliate of the Company or involving any current or former officer, director or stockholder of the Company or any Affiliate thereof;
(xii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;
(xiii) any material agency, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound;
(xiv) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business);
(xv) any agreement that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any of the Subsidiaries as currently conducted and as currently proposed to be conducted;
(xvi) any agreement that would entitle any third party to receive a license or any other right to Intellectual Property of the Parent or any of the Parent’s Affiliates (excluding the Company and its Subsidiaries) following the Closing;
(xvii) any agreement relating to grants, funding or other forms of assistance received by the Company or any Subsidiary from any Governmental Entity;
(xviii) any agreement relating the research, development, clinical trial, manufacturing, distribution, supply, marketing or co-promotion of any products, product candidates or devices in development by or which has been or which is being researched, developed, marketed, distributed, supported, sold or licensed out, in each case by or on behalf of the Company or any Subsidiary; and
(xix) any other agreement (or group of related agreements) either involving scheduled payments (by or to the Company) of more than $75,000 individually or $100,000 in the aggregate or not entered into in the Ordinary Course of Business.
(b) The Company has made available to the Parent a complete and accurate copy of each Contract (as amended to date) as of the date of this Agreement. With respect to each Contract: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto, as applicable, and, to the Company’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company, any Subsidiary nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Company, any Subsidiary or, to the Knowledge of the Company, any other party under such Contract.
(c) To the Knowledge of the Company, neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 3.12(a) of the Company Disclosure Schedule under the terms of Section 3.12(a). To the Knowledge of the Company, neither the Company nor any Subsidiary is a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a loss or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the Most Recent Balance Sheet.
3.13 Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened with respect to, against or affecting the Company or any Subsidiary or any current or former officer, director, employee, consultant, agent or stockholder of the Company or any Subsidiary in its, his or her capacity as such or with respect to the Company or any Subsidiary, or seeking to prevent or delay the transactions contemplated hereby, and no notice of any Legal Proceeding involving or relating to the Company or any Subsidiary, whether pending or threatened, has been received by the Company or any Subsidiary, in each case as would reasonably be expected to result in a Company Material Adverse Effect. As of the date of this Agreement, there are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Entity, by arbitration or otherwise) against or involving the Company or any Subsidiary. As of the date of this Agreement, there is no material Legal Proceeding by the Company or any Subsidiary pending, or which the Company or any Subsidiary has commenced preparations to initiate, against any other Person.
3.14 Environmental Matters.
(a) To the Knowledge of the Company, the Company and its Subsidiaries have complied with all applicable Environmental Laws except as would not, individually or in the aggregate, reasonably be expected to be material to the Company. There is no pending or, to the Knowledge of the Company, threatened Legal Proceeding relating to any Environmental Law involving the Company or any Subsidiary.
(b) To the Knowledge of the Company, neither the Company nor any Subsidiary has any material liabilities or obligations arising from the release or threatened release of any Materials of Environmental Concern into the environment.
(c) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.
(d) To the Knowledge of the Company, Set forth in Section 3.14(d) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any material environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any Subsidiary (whether conducted by or on behalf of the Company, any Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.
(e) The Company has no Knowledge of any environmental liability relating to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.
3.15 Labor and Employment.
(a) Section 3.15(a) of the Company Disclosure Schedule contains a list of all current Company Employees, as of the date of this Agreement, along with the position, date of hire, annual rate of compensation (or with respect to Company Employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), estimated or target annual incentive compensation of each such person and employment status of each such person (including whether the person is on a leave of absence and the dates of such leave). Section 3.15(a) of the Company Disclosure Schedule sets forth all bonuses earned by any Company Employee through the date of this Agreement and which are expected to be accrued but unpaid as of the Closing Date and the amounts of accrued vacation or paid time off, accrued sick time, and the amount of such liabilities as of September 27, 2022. Each such current Company Employee is retained at-will and none of such current Company Employees is a party to an employment agreement or contract with the Company or any Subsidiary. Each current Company Employee has entered into the Company’s or such Subsidiary’s standard form of confidentiality, non-competition and assignment of inventions agreement, a copy of which has previously been delivered to the Parent. All of the agreements referenced in the preceding sentence will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 3.15(a) of the Company Disclosure Schedule contains a list of all current Company Employees employed in the United States who are not citizens of the United States. To the Knowledge of the Company, as of the date of this Agreement, no current key Company Employee or group of current Company Employees has any plans to terminate employment with the Company or any Subsidiary.
(b) To the Company’s Knowledge, neither the Company nor any Subsidiary has breached or violated any (i) applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Law respecting employment discrimination, employee classification (for overtime purposes or as employee versus independent contractor), workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, or (ii) employment or other individual service provider agreement, in each case except as would not reasonably be expected to be material to the Company. As of the date hereof, to the Knowledge of the Company, no claims, controversies, investigations, audits or other Legal Proceedings are pending or threatened, with respect to such Laws or agreements, either by private Persons or by Governmental Entities.
(c) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has either of them experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no Knowledge of any organizational effort made or threatened (including the filing of a petition for certification) either currently or within the past two (2) years, by or on behalf of any labor union or works council with respect to Company Employees.
(d) Section 3.15(d) of the Company Disclosure Schedule contains a list of all consultants and independent contractors as of the date of this Agreement and since inception engaged by or for the benefit of the Company, along with the position, date of retention and rate of remuneration for each such Person. Each such consultant or independent contractor is or was a party to a written agreement or contract with the Company. The Company has not incurred, and no circumstances exist under which the Company could reasonably be expected to incur, any material liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees. Each such consultant and independent contractor has entered into the Company’s or such Affiliate’s standard form of confidentiality, non-competition and assignment of inventions agreement with the Company, a copy of which has previously been made available to the Parent. No independent contractor has provided services to or with respect to the Company for a period of six (6) consecutive months or longer. The Company does not have, and since inception has not had, any temporary or leased employees.
(e) The Company has made available to the Parent a true, correct and complete list as of the date of this Agreement of all Company Employees working in the United States who are not citizens or permanent residents of the United States, that indicates visa, work authorization, and green card status and the date their work authorization is scheduled to expire. All other Company Employees employed in the United States as of the date of this Agreement are citizens or permanent residents. Section 3.16(e) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true, correct and complete list and description of all expatriate contracts that the Company or any Subsidiary has in effect with any Company Employee and all employment contracts and independent contractor arrangements covering any individuals providing services outside the country in which they are nationals. Each Company Employee working in a country other than one of which such Company Employee is a national has a valid work permit, certificate of sponsorship, visa, or other right under applicable Law that permits him or her to be employed lawfully by the Company or the applicable Subsidiary in the country in which he or she is so employed. Section 3.16(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of each Company Employee who is providing services in the United States and who holds a temporary work authorization (“Work Permit”), including H-1B, TN, E-1, E-2, L-1, F-1 or J-1 visa status or employment authorization document work authorizations, setting forth the name of such Company Employee, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company or any Subsidiary provided to the United States Department of Labor (“DOL”) and the United States Customs and Immigration Service (“USCIS”) in the applications for such Work Permit was true and complete at the time of filing such applications and the Company or the applicable Subsidiary received the appropriate notice of approval or other evidence of authorized employment from the USCIS, the DOL, the Department of State or other relevant Governmental Entity with respect to each such Work Permit. Neither the Company nor any Subsidiary has received as of the date of this Agreement any written notice from the USCIS or any other Governmental Entity that any Work Permit has been revoked. As of the date of this Agreement, there is no action pending or, to the Knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits. The Company or a Subsidiary obtained the necessary prevailing wage documentation for each H-1B worker and has paid and continues to pay each H-1B worker the prevailing wage according to the regulations of the DOL. The Company and its Subsidiaries have complied with all terms of the Labor Condition Applications for all H-1B workers and have maintained all documentation required by the DOL regulations.
(f) The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from Company Employees and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.
(g) As of the date hereof, no charges or complaints are open and pending against the Company or any Subsidiary with the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs (the “OFCCP”), or similar Governmental Entity or pursuant to internal complaint procedures, and, to the Knowledge of the Company, as of the date hereof no current or former employee of the Company or any Subsidiary has made, during the last 12 months, an oral or, during the last three (3) years, a written complaint of discrimination, retaliation or other similar wrongdoing. True, correct and complete information regarding any closed charges or complaints filed since December 31, 2020 through the date of this Agreement with the Equal Employment Opportunity Commission, the OFCCP or similar Governmental Entity (or, with respect to discrimination, retaliation, or similar wrongdoing, pursuant to internal complaint procedures) has been made available to the Parent.
(h) Section 3.15(h) of the Company Disclosure Schedule contains a complete and accurate list of (i) all of the Company’s and each Subsidiary’s written employee handbooks, employment manuals, employment policies, or affirmative action plans and (ii) written summaries of all material unwritten employment policies. Section 3.15(h) of the Company Disclosure Schedule sets forth the policy of the Company and each Subsidiary with respect to accrued vacation, paid time off, accrued sick time and earned time off.
(i) Neither the Company nor any Subsidiary has caused (i) a plant closing as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) affecting any site of employment or one or more operating units within any site of employment of the Company or any Subsidiary or (ii) a mass layoff as defined in the WARN Act, nor has the Company or any Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law. No employee of the Company or any Subsidiary at a U.S. facility with sufficient numbers of employees to be covered by the WARN Act has suffered an employment loss, as defined in the WARN Act, within the 90 day period ending on the date of this Agreement.
(j) Neither the Company nor any Subsidiary has incurred, and no circumstances exist under which the Company or any Subsidiary could incur, any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.
3.16 Employee Benefit Plans.
(a) Section 3.16(a) of the Company Disclosure Schedule contains a complete and accurate list of all material Company Plans. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, together with all amendments thereto, (ii) written summaries of all material unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, (iv) all annual reports filed on IRS Form 5500 and (for all funded plans) all plan financial statements for the last plan year for each Company Plan, (v) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k), and 401(m) of the Code for the past year , (vi) the current disclosures received by with respect to ERISA Section 408(b)(2) or provided by a Company Plan pursuant to ERISA Section 404(a) and (vii) any written or electronic communications from or to the Internal Revenue Service, the DOL or any other Governmental Entity with respect to a Company Plan (including any voluntary correction submissions), have been delivered to the Parent. No Company Plan is or has been subject to non-U.S. Law.
(b) To the Knowledge of the Company, each Company Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations in all material respects with respect to each Company Plan and has timely made all required contributions thereto, in each case in all material respects. To the Knowledge of the Company, the Company, the Subsidiaries, each ERISA Affiliate and each Company Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder. All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the DOL have been timely submitted. There is no plan or commitment, whether legally binding or not, to create any additional Company Plans or to modify any existing Company Plans.
(c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability. No Company Plan is or within the last three (3) calendar years has been the subject of, or has received or provided notice that it is the subject of, examination by a Governmental Entity or a participant in a government sponsored amnesty, voluntary compliance or similar program.
(d) All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters or opinion letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or is based on prototype or volume submitter documents that have received such letter, no such determination letter or opinion letter has been revoked and revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter, or opinion letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost. There has been no termination or partial termination of such a Company Plan. Each Company Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date. To the Knowledge of the Company, each Company Plan that provides for compliance with Section 404(c) of ERISA or is intended to comply with such provision, so complies. To the Knowledge of the Company, each Company Plan is in compliance with ERISA Section 408(b)(2) (or other applicable exemption) and with ERISA Section 404(a).
(e) Neither the Company, any Subsidiary nor any ERISA Affiliate has ever maintained or contributed to or had any actual or potential liability with respect to an Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA. At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to or had any actual or potential liability with respect to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), any “multiple employer plan” within the meaning of Section 413 of the Code, or any plan sponsored by a “professional employer organization” or similar third party provider.
(f) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan that, with respect to the Company, would subject the Parent or the Company to (i) any fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or any other applicable Law or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan, nor will the transactions contemplated by this Agreement give rise to any such liability. With respect to the Company Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no material benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Company Financial Statements. Neither the Company nor any Subsidiary has any liability for benefits (contingent or otherwise) under any Company Plan, except as set forth on the Company Financial Statements. The assets of each Company Plan that is funded are reported at their fair market value on the books and records of such Company Plan. No Company Plan subject to ERISA has assets that include securities issued by any Subsidiary or any ERISA Affiliate.
(g) Each Company Plan is amendable and terminable unilaterally by the Company and any Subsidiary that is a party thereto or covered thereby at any time without liability or expense to the Company, any Subsidiary or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Subsidiary from amending or terminating any such Company Plan, or in any way limit such action. To the Knowledge of the Company, the investment vehicles used to fund any Company Plan may be changed at any time without incurring a sales charge, surrender fee or other similar expense.
(h) All group health plans of the Company, any Subsidiary and any ERISA Affiliate comply in all material respects with the requirements of COBRA, Code Section 5000, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act (“PPACA”), and any other comparable domestic or foreign Laws. No Company Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. Neither the Company, any Subsidiary, nor any ERISA Affiliate has any liability or obligation under or with respect to COBRA for its own actions or omissions, or those of any predecessor other than to provide health care continuation coverage to COBRA qualified beneficiaries at their own, and not at the Company’s, expense. No employee, officer, director or manager, or former employee, officer, director, or manager (or beneficiary of any of the foregoing) of the Company or any Subsidiary is entitled to receive any welfare benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as required by applicable Law, and there have been no written or oral commitments inconsistent with the foregoing.
(i) No Employee Benefit Plan or other contract, agreement, plan or arrangement covering any one or more individuals contains any provision or is subject to any applicable Law that, in connection with the Merger or any of the other transactions contemplated by this Agreement or upon related, concurrent or subsequent termination of services, or in combination with any other event, would (i) increase, accelerate or vest any compensation or benefit, (ii) require termination or retention payments, (iii) provide any term of services or compensation guaranty, (iv) forgive any Indebtedness, (v) require or provide any payment or compensation subject to Section 280G of the Code (and no such payment or compensation has previously been made), (vi) promise or provide any Tax gross ups or indemnification, whether under Sections 409A or 4999 of the Code or otherwise or (vii) measure any values of benefits on the basis of any of the transactions contemplated hereby. No stockholder, employee, officer or director of the Company has been promised or paid any bonus or incentive compensation related to the transactions contemplated hereby.
(j) There are no loans or extensions of credit from the Company, any Subsidiary or any ERISA Affiliate to any Company Employee or any independent contractor to the Company or any Subsidiary. There is no corporate-owned life insurance (COLI), split-dollar life insurance policy or any other life insurance policy on the life of any Company Employee or on any Company Stockholder.
(k) Each Company Equity Award and any other arrangement that is or may be a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been since the later of January 1, 2005 or its inception in compliance in all material respects with Code Section 409A and IRS Notice 2005-1 and has been in documentary compliance in all material respects since January 1, 2009. No corrections of violations of Code Section 409A have occurred. No stock option or equity unit option granted under any Company Plan has an exercise price that has been less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option. To the Knowledge of the Company, the Company has made available to the Parent all valuation or similar reports pertaining to the valuation of the Company Stock as of the date of this Agreement.
3.17 Compliance with Laws. Each of the Company and its Subsidiaries has since January 1, 2020 conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws. Since January 1, 2020, neither the Company nor any Subsidiary has received any notice or other communication from any Governmental Entity or other Person alleging any noncompliance with any applicable Law. Neither the Company nor any Subsidiary has any material liability for failure to comply with any Law and, to the Knowledge of the Company, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability. Neither the Company nor any Subsidiary has conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, member or other equity holder, officer or Company Employee or concerning any actual or alleged fraud.

3.18 Unlawful Payments. Since January 1, 2020, the Company and its Subsidiaries are and have been in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention, all other international anti-bribery conventions and all applicable anti-corruption or bribery Laws in any jurisdiction in which the Company or any Subsidiary has conducted its business (collectively, “Anti-Bribery Laws”). Since January 1, 2020, neither the Company nor any Subsidiary has received any written communication from any Governmental Entity that alleges that the Company or any Subsidiary, or any current or former Representatives thereof, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of the Company or any Subsidiary since January 1, 2020. Since January 2020, neither the Company nor any Subsidiary has made or anticipates making any disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws. To the Company’s Knowledge, none of the Company and its Subsidiaries’ current or former Representatives is currently an officer, agent or employee of a Governmental Entity. To the Company’s Knowledge either the Company nor any Subsidiary nor any of their respective current or former Representatives has directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any Person who is an official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer (whether or not owned by a Governmental Entity), (b) any political party or official thereof, (c) any candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti-Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office.
3.19 Permits and Regulatory Matters.
(a) To the Knowledge of the Company, each of the Company and its Subsidiaries owns or holds all material Permits that are required for the Company and its Subsidiaries, respectively, to conduct their business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect; the Company or the applicable Subsidiary, as the case may be, is in compliance in all material respects with the terms of each such Permit; and, to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and, to the Knowledge of the Company, there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing. The Company has made available to the Parent all such Permits as of the date of this Agreement.
(b) All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of the Company or any Subsidiary are in material compliance with all applicable Laws administered or issued by the FDA, the EMA or any other Governmental Entity exercising comparable authority. Since January 1, 2020, neither the Company nor any Subsidiary has received any written notices or correspondence from the FDA, the EMA or any other Governmental Entity exercising comparable authority, and there is no action or proceeding pending or threatened in writing (including any prosecution, injunction, seizure, civil fine, suspension or recall) or, to the Company’s Knowledge, orally, in each case alleging that the Company or any Subsidiary is not currently in compliance with any and all applicable Laws implemented by the FDA, the EMA or any other Governmental Entity exercising comparable authority.
(c) The nonclinical and preclinical studies conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, including Good Laboratory Practices (GLPs); neither the Company nor any Subsidiary has received any written notices or correspondence from the Regulatory Authorities requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company and/or any of the Subsidiaries. The Company has made available to the Parent all written formal communications submitted by or on behalf of the Company or any of its Subsidiaries to any Regulatory

Authority, as of the date of this Agreement and each such communication, including all supplements and amendments thereto, was true, complete and correct as of the applicable date thereof. Neither the Company nor any of its Subsidiaries has ever conducted any clinical trials.
(d) The Company has made available to the Parent all of the raw preclinical, nonclinical and other data associated with the Company’s Customer Offerings as of the date of this Agreement. All summaries of preclinical, nonclinical and other data and studies provided by the Company to the Parent are consistent with the raw preclinical, nonclinical and other data associated with the Company’s Customer Offerings and are true, complete and accurate descriptions of the subject matter thereof.
3.20 Insurance. Section 3.20 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, director and officer liability, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect. Such insurance policies are of the type and in the amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, and, to the Knowledge of the Company, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies in all material respects. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 3.20 of the Company Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since December 31, 2019 and describes the nature and status of each such claim.
3.21 Certain Business Relationships With Affiliates. No Affiliate of the Company or any Subsidiary, directly or indirectly, (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) owes any money to, or is owed any money by, the Company or any Subsidiary, or (d) is a party to any contract or other arrangement (written or oral) with the Company or any Subsidiary. Section 3.21 of the Company Disclosure Schedule describes any transactions or relationships between the Company or any Subsidiary and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the Company Financial Statements.
3.22 Investor Questionnaires. Each Company Equityholder receiving shares of Parent Common Stock as part of the Aggregate Consideration has completed, executed and delivered to the Company an Investor Questionnaire (the “Investor Questionnaire”), dated as of a recent date, and copies of all such executed Investor Questionnaires have been made available to Parent. The Company has no reason to believe that the statements set forth therein are not true in any material respect.
3.23 Brokers; Schedule of Fees and Expenses. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
3.24 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.
3.25 No Other Representations and Warranties. Except as set forth in this Article III or in any certificate delivered by the Company to Parent and/or Transitory Subsidiary pursuant to this Agreement or otherwise in the case of Fraud, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.
3.26 Reliance. The Company acknowledges that, except for the representations and warranties contained in Article IV, neither the Parent nor any other Person has made, and the Company has not relied on, any other express or implied representation or warranty by or on behalf of the Parent or any other Person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND THE TRANSITORY SUBSIDIARY
Each of the Parent and Transitory Subsidiary represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that, except (a) as set forth in the Parent Disclosure Schedule or (b) as disclosed in the Parent SEC Reports that were publicly available on EDGAR at least one (1) Business Day prior to the date of this Agreement (but excluding any risk factor or similar disclosure under the headings “Risk Factors”, “Forward-Looking Statements” or other similar cautionary, predictive or forward-looking disclosures contained therein), the statements contained in this Article IV are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV; provided, however, that the disclosures in any section or paragraph of the Parent Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article IV and (b) such other sections or paragraphs in this Article IV (whether or not there is a specific cross reference) to the extent that it is reasonably apparent on the face of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.
4.1 Organization, Standing and Power. Each of the Parent and Transitory Subsidiary is a corporation or limited liability company and, to the extent applicable, duly organized, validly existing and in good standing under the Laws of the state of Delaware. The Parent has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
4.2 Authority; No Conflict; Required Filings and Consents.
(a) Each of the Parent and Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and Transitory Subsidiary of this Agreement and the consummation by the Parent and Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Parent and the Transitory Subsidiary and constitutes a valid and binding obligation of the Parent and the Transitory Subsidiary, enforceable against them in accordance with its terms.
(b) Subject to the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Parent or the Transitory Subsidiary of this Agreement, nor the performance by the Parent or the Transitory Subsidiary of their respective obligations hereunder or thereunder, nor the consummation by the Parent or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (i) conflict with or violate any provision of the charter or By-laws of the Parent or the Transitory Subsidiary, (ii) require on the part of the Parent or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of Indebtedness, Lien or other agreement to which the Parent or Transitory Subsidiary is a party or by which any of them are bound or to which any of their assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Transitory Subsidiary or any of their properties or assets.
(c) No material consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Parent or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Parent or the Transitory Subsidiary or the consummation by the Parent or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

4.3 Operations of Transitory Subsidiary. Transitory Subsidiary a wholly owned subsidiary of Parent and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any person, or incurred, directly or indirectly, any liabilities, in each case except in connection with its incorporation and the negotiation of this Agreement.
4.4 Capitalization. The authorized capital stock of the Parent consists of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock, $0.001 par value per share (“Parent Preferred Stock”). As of the close of business on the Business Day prior to the date of this Agreement, there were (a) 112,996,223 shares of Parent Common Stock outstanding, (b) no shares of Parent Preferred Stock outstanding and (c) no shares of Parent Common Stock held in treasury, and since that time through the date of this Agreement, the Parent has not issued any shares of Parent Common Stock or Parent Preferred Stock except for issuances of shares of Parent Common Stock upon the exercise of employee stock options that were outstanding at such time. As of the date of this Agreement, all outstanding equity awards of Parent were set forth in the publicly available Parent SEC Reports as of the date of this Agreement, other than grants of equity awards in the Ordinary Course of Business or to new hires and exercises of employee stock options.
4.5 Parent Stock. The shares of Parent Common Stock subject to issuance pursuant to Article II of this Agreement, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer imposed under applicable securities Laws and restrictions on transfer thereof as provided for herein or Liens imposed as a result of any action or inaction of the Company or any Company Equityholder), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of the Parent or any agreement to which Parent is a party or is otherwise bound.
4.6 SEC Filings; Financial Statements. The Parent has filed all forms, reports, certifications and other documents required to be filed by Parent with the SEC since January 1, 2021. All such registration statements, forms, reports and other documents are referred to herein as the “Parent SEC Reports.” All of the Parent SEC Reports (a) were filed on a timely basis, and (b) at the time filed, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Parent SEC Reports and (c) do not, as of the date hereof, contain a material misstatement or omission except as set forth in disclosures or as would not reasonably be expected to have a Parent Material Adverse Effect. Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Parent SEC Reports at the time filed (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (c) fairly presented in accordance with GAAP the consolidated financial position of Parent and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.
(a) Except as would not reasonably be expected to result in a Parent Material Adverse Effect, the Parent maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Parent and to maintain accountability for the Parent’s assets, (iii) access to assets of the Parent is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Parent is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
(b) The Parent maintains disclosure controls and procedures that are effective to ensure that all material information concerning the Parent is made known on a timely basis to the individuals responsible for the preparation of the Parent’s financial statements.

4.7 Absence of Certain Changes. Since December 31, 2021, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect, (b) the Parent and the Subsidiaries have conducted their businesses in the Ordinary Course of Business and (c) neither the Parent nor any Subsidiary has taken has taken any of the actions set forth in clauses (a) through (o) of Section 5.2.
4.8 Intellectual Property.
(a) All assignments of Parent Registrations to the Parent or any Subsidiary have been properly executed and recorded. To the Knowledge of the Parent, all Parent Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Parent, and there are no Liens on any of the Parent Registrations.
(b) To the Knowledge of the Parent, there are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced, or threatened in writing, with respect to any Patent Rights included in the Parent Registrations. To the Knowledge of the Parent, the Parent and the Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Parent or any Subsidiary and have made no misrepresentation in such applications. The Parent has no Knowledge of any information that would preclude the Parent or any Subsidiary from having clear title to the Parent Registrations or affecting the patentability, validity or enforceability of any Parent Registrations. To the Knowledge of the Parent, there has been no public disclosure of any Parent Intellectual Property, including in trade publications or at trade shows, prior to filing of any Parent Registrations with respect thereto.
(c) To the Knowledge of the Parent, each item of Parent Intellectual Property will be owned or available for use by the Parent or a subsidiary of the Parent following the Closing on the same terms and conditions as it was immediately prior to the Closing. To the Knowledge of the Parent, the Parent or a Subsidiary is the sole and exclusive owner of all Parent Owned Intellectual Property, free and clear of any Liens. To the Knowledge of the Parent, the Parent Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit Parent’s Customer Offerings in the manner so done currently and contemplated to be done in the future by the Parent and the Subsidiaries, (ii) to Exploit the Internal Systems as they are currently used and contemplated to be used in the future by the Parent and the Subsidiaries and (iii) otherwise to conduct the business of the Parent and the Subsidiaries in the manner currently conducted and contemplated to be conducted in the future by the Parent and the Subsidiaries.
(d) To the Knowledge of the Parent, the Parent or the appropriate Subsidiary, as applicable, has taken all necessary measures to protect the proprietary nature of each item of Parent Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof, except as would not individually or in the aggregate reasonably be expected to be material to the Parent. To the Knowledge of the Parent, the Parent and each Subsidiary has complied with all applicable contractual and legal requirements pertaining to information privacy and security, except as would not, individually or in the aggregate, reasonably be expected to be material to the Parent. To the Knowledge of the Parent, no complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or threatened in writing against the Parent or any Subsidiary. To the Knowledge of the Parent, there has been no material: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Parent or any Subsidiary, or (ii) breach of the Parent’s or any Subsidiary’s security procedures wherein confidential information has been disclosed to a third Person.
(e) To the Knowledge of the Parent, none of Parent’s Customer Offerings, or the Exploitation thereof by the Parent or the Subsidiaries or by any reseller, distributor, customer or user thereof, or any other activity of the Parent or the Subsidiaries, infringes or violates, or constitutes a misappropriation of, or in the past has infringed or violated, or constituted a misappropriation of, any Intellectual Property rights of any third party that could reasonably be expected to be material to the Parent. To the Knowledge of the Parent, there are no complaints, claims or notices, or written threats of any of the foregoing (including any notification that a license under any patent is or may be required by, or is available for license to, the

Parent), received by the Parent or any Subsidiary alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by the Parent or any Subsidiary from any reseller, distributor, customer, user or any other third party.
(f) To the Knowledge of the Parent, no Person (including any Parent Employee or current or former consultant of the Parent or the Subsidiaries) is infringing, violating or misappropriating any of the Parent Owned Intellectual Property or any of the Parent Licensed Intellectual Property that is exclusively licensed to the Parent or any Subsidiary in a manner that could reasonably be expected to be material to the Parent. To the Knowledge of the Parent, the Parent has provided to the Parent copies of all correspondence, analyses, legal opinions, complaints, claims, notices or threats concerning the infringement, violation or misappropriation of any Parent Owned Intellectual Property.
(g) To the Knowledge of the Parent, except as described in Section 4.8(g) of the Parent Disclosure Schedule or otherwise pursuant to contracts entered into in the Ordinary Course of Business or as would not be material to Parent and its Subsidiaries, taken as a whole, neither the Parent nor any Subsidiary has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any of Parent’s Customer Offerings or any third party Intellectual Property rights. Neither the Parent nor any Subsidiary is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any Person.
(h) To the Knowledge of the Parent, no third party inventions, methods, services, materials, or processes or related to Software are included in or required to Exploit Parent’s Customer Offerings or Internal Systems, excluding currently-available, off the shelf software programs or authorized modifications thereto. To the Knowledge of the Parent, none of Parent’s Customer Offerings or Internal Systems includes “shareware,” “freeware” or other Software or other material that was obtained by the Parent or any Subsidiary from third parties, excluding currently-available, off the shelf software programs or authorized modifications thereto.
(i) To the Knowledge of the Parent, neither the Parent nor any Subsidiary has licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including any Parent Employee or any current or former contractor of the Parent or any Subsidiary) of, the Parent Source Code to any Person, and to the Knowledge of the Parent, the Parent and the Subsidiaries have taken reasonable physical and electronic security measures to prevent disclosure of such Parent Source Code. To the Knowledge of the Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Parent Source Code by the Parent, the Subsidiaries, their escrow agent(s) or any other Person to any third party.
(j) To the Knowledge of the Parent, all of the Software and Documentation comprising, incorporated in or bundled with Parent’s Customer Offerings or Internal Systems have been designed, authored, tested and debugged by regular Parent Employees within the scope of their employment or by independent contractors of the Parent or a Subsidiary who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Parent or a Subsidiary, waiving their non-assignable rights (including moral rights) in favor of the Parent or a Subsidiary and its permitted assigns and licensees, and have no residual claim to such materials.
(k) To the Knowledge of the Parent, neither the Parent nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, Parent’s Customer Offerings; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by the Parent or any Subsidiary; or (iii) used Open Source Materials that create, or purport to create, obligations for the Parent or any Subsidiary with respect to Parent’s Customer Offerings or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property rights (including using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (A) made available, disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, (C) redistributable at no charge or minimal charge, or (D) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind).

(l) To the Knowledge of the Parent, Parent’s Customer Offerings and the Internal Systems are free from defects in design, workmanship and materials and conform to the written Documentation and specifications therefor except as would not reasonably be expected to be material to the Parent. To the Knowledge of the Parent, Parent’s Customer Offerings and the Internal Systems do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data. To the Knowledge of the Parent, the Parent and the Subsidiaries have not received any written warranty claims, contractual terminations or requests for settlement or refund due to the failure of Parent’s Customer Offerings to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party except as set forth Section 4.8(l) of the Parent Disclosure Schedule. Except as set forth on Section 4.8(l) of the Parent Disclosure Schedule, the Parent and the Subsidiaries have neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of Parent’s Customer Offerings, the Internal Systems or any facilities or equipment used in connection therewith. Except as set forth on Section 4.8(l) of the Parent Disclosure Schedule, no university or Governmental Entity has sponsored any research or development conducted by the Parent or any Subsidiary, or to the Knowledge of the Parent has any claim of right or ownership of or Lien on any Parent Owned Intellectual Property or any Parent Licensed Intellectual Property that is, or is purported to be, exclusively licensed to Parent or any Subsidiary.
(m) To the Knowledge of the Parent, neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a breach of or default under any agreement governing any Parent Intellectual Property, (ii) an impairment of the rights of the Parent or any Subsidiary in or to any Parent Intellectual Property or portion thereof, (iii) the grant or transfer to any third party of any new license or other interest under, the abandonment, assignment to any third party, or modification or loss of any right with respect to, or the creation of any Lien on, any Parent Intellectual Property, (iv) the Parent, any Subsidiary, the Parent or any of their respective Affiliates being obligated to pay any penalty or new or increased royalty or fee to any Person under any agreement governing any Parent Intellectual Property, or (v) the Parent or any of the Parent’s Affiliates being (A) bound by or subject to any noncompete or licensing obligation or covenant not to sue or (B) obligated to license any of its Intellectual Property to (or obligated not to assert its Intellectual Property against) any Person, in each case that would, individually or in the aggregate, reasonably be expected to be material to the Parent.
4.9 Contracts.
(a) Section 4.9(a) of the Parent Disclosure Schedule lists the following agreements (each a “Parent Contract”) to which the Parent or any Subsidiary is a party (except, for the avoidance of doubt, any such Parent Contracts which Parent has filed with the SEC and that were publicly available on EDGAR at least one Business Day prior to the date of this Agreement):
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) which has not been filed with the SEC;
(ii) any agreement providing for any material royalty, milestone or similar payments by the Parent;
(iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;
(iv) any agreement (or group of related agreements) under which the Parent or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) material Indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Lien on any of its assets, tangible or intangible;
(v) any agreement for the disposition of any material assets or material business of the Parent or any Subsidiary or any agreement for the acquisition of the material assets or material business of any other Person (other than purchases of inventory or components in the Ordinary Course of Business);
(vi) any material settlement agreement or settlement-related agreement (including any agreement in connection with which any employment- or individual services-related claim is settled);

(vii) any material agency, distributor, sales representative, franchise or similar agreements to which the Parent or any Subsidiary is a party or by which the Parent or any Subsidiary is bound;
(viii) any agreement that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Parent or any of the Subsidiaries as currently conducted and as currently proposed to be conducted; and
(ix) any agreement relating to grants, funding or other forms of assistance received by the Parent or any Subsidiary from any Governmental Entity.
(b) With respect to each Parent Contract: (i) the Parent Contract is legal, valid, binding and enforceable and in full force and effect against the Parent or the Subsidiary that is the party thereto, as applicable, and, to the Parent’s Knowledge, against each other party thereto; (ii) the Parent Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Parent or the Subsidiary that is the party thereto, as applicable, and, to the Parent’s Knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent, any Subsidiary nor, to the Knowledge of the Parent, any other party, is in breach or violation of, or default under, any such Parent Contract, and no event has occurred, is pending or, to the Knowledge of the Parent, is threatened in writing, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default by the Parent, any Subsidiary or, to the Knowledge of the Parent, any other party under such Parent Contract,.
(c) To the Knowledge of the Parent, neither the Parent nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 4.9(a) of the Parent Disclosure Schedule under the terms of Section 4.9(a). To the Knowledge of the Parent, neither the Parent nor any Subsidiary is a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a loss or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the most recent balance sheet contained in the Parent SEC Reports as of the date of this Agreement.
4.10 Compliance with Laws.
Each of Parent and its Subsidiaries has since January 1, 2020 conducted, and is conducting, its business and operations in compliance in all material respects with all applicable Laws. Since January 1, 2020, neither Parent nor any Subsidiary has received any notice or other communication from any Governmental Entity or other Person alleging any noncompliance with any applicable Law. Neither Parent nor any Subsidiary has any material liability for failure to comply with any Law and, to the Knowledge of Parent, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any such liability. Neither Parent nor any Subsidiary has conducted any internal investigation with respect to any actual, potential or alleged violation of any Law by any manager, member or other equity holder, officer or Parent Employee or concerning any actual or alleged fraud.
4.11 Unlawful Payments. Since January 1, 2020, Parent and the Subsidiaries are and have been in compliance with all Anti-Bribery Laws. Since January 1, 2020, neither Parent nor any Subsidiary has received any written communication from any Governmental Entity that alleges that Parent or any Subsidiary, or any current or former Representatives thereof, is or may be in violation of, or has, or may have, any liability under, any Anti-Bribery Laws, and no such potential violation of Anti-Bribery Laws has been discovered by or brought to the attention of Parent or any Subsidiary since January 1, 2020. Since January 2020, neither Parent nor any Subsidiary has made or anticipates making any disclosures to any Governmental Entity for potential violations of Anti-Bribery Laws. To Parent’s Knowledge, none of Parent and the Subsidiaries’ current or former Representatives is currently an officer, agent or employee of a Governmental Entity. To Parent’s Knowledge either Parent nor any Subsidiary nor any of their respective current or former Representatives has directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment payable to (a) any Person who is an official, officer, agent, employee or representative of any Governmental Entity or of any existing or prospective customer (whether or not owned by a Governmental Entity), (b) any political party or official thereof, (c) any candidate for political or political party office or (d) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid or promised, directly or indirectly, for purposes not allowable under the Anti-Bribery Laws, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or other Person affiliated with any such customer, political party or official or political office.
4.12 Permits and Regulatory Matters.
(a) To the Knowledge of Parent, Parent or its Subsidiaries owns or holds all material Permits that are required for Parent and the Subsidiaries to conduct their business as presently conducted or as proposed to be conducted, and each such Permit is in full force and effect; Parent or the applicable Subsidiary, as the case may be, is in material compliance with the terms of each such Permit; and, to the Knowledge of Parent, no suspension or cancellation of such Permit is threatened and to the Knowledge of Parent there is no basis for believing that such Permit will not be renewable upon expiration.
(b) All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of Parent or any Subsidiary are in material compliance with all applicable Laws administered or issued by the FDA, the EMA or any other Governmental Entity exercising comparable authority. Since January 1, 2020, neither Parent nor any Subsidiary has received any written notices or correspondence from the FDA, the EMA or any other Governmental Entity exercising comparable authority, and there is no action or proceeding pending or threatened in writing (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that Parent or any Subsidiary is not currently in compliance with any and all applicable Laws implemented by the FDA, the EMA or any other Governmental Entity exercising comparable authority.
(c) To Parent’s Knowledge, the nonclinical and preclinical studies conducted by or on behalf of Parent and the Subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, including Good Laboratory Practices (GLPs); neither Parent nor any Subsidiary has received any written notices or correspondence from the Regulatory Authorities requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of Parent and/or any of the Subsidiaries. Parent has made available to the Parent all written formal communications submitted by or on behalf of Parent or any of its Subsidiaries to any Regulatory Authority, as of the date of this Agreement and each such communication, including all supplements and amendments thereto, was true, complete and correct as of the applicable date thereof. Neither Parent nor any of its Subsidiaries has ever conducted any clinical trials.
4.13 Financial Advisor. Except as set forth in Section 4.13 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission based upon arrangements made by or on behalf of Parent or Transitory Subsidiary respect of any of the transactions contemplated hereby.
4.14 Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of the Parent, threatened with respect to, against or affecting the Parent or any Subsidiary or any current or former officer, director, employee, consultant, agent or stockholder of the Parent or any Subsidiary in its, his or her capacity as such or with respect to the Parent or any Subsidiary, or seeking to prevent or delay the transactions contemplated hereby, and no notice of any Legal Proceeding involving or relating to the Parent or any Subsidiary, whether pending or threatened, has been received by the Parent or any Subsidiary, in each case as would reasonably be expected to result in a Parent Material Adverse Effect. As of the date of this Agreement, there are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or other Governmental Entity, by arbitration or otherwise) against or involving the Parent or any Subsidiary. As of the date of this Agreement, there is no material Legal Proceeding by the Parent or any Subsidiary pending, or which the Parent or any Subsidiary has commenced preparations to initiate, against any other Person.
4.15 Certain Business Relationships With Affiliates. No Affiliate of Parent or any Subsidiary, directly or indirectly, (a) owns any property or right, tangible or intangible, which is used in the business of Parent or any Subsidiary, (b) has any claim or cause of action against Parent or any Subsidiary, (c) owes any money to, or is owed any money by, Parent or any Subsidiary, or (d) is a party to any contract or other arrangement (written or oral) with Parent or any Subsidiary. Section 4.15 of the Parent Disclosure Schedule describes any transactions or relationships between Parent or any Subsidiary and any Affiliate thereof that occurred or have existed since the beginning of the time period covered by the financial statements included in the Parent SEC Reports as of the date of this Agreement.
4.16 Taxes.
(a) Except as would not reasonably be expected to result in a Parent Material Adverse Effect, (i) each of Parent and its Subsidiaries has properly filed on a timely basis (taking into account all applicable extensions) all income and other material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Laws, (ii) each of Parent and its Subsidiaries has paid on a timely basis all material Taxes, whether or not shown on any Tax Return, that were due and payable, (iii) Parent and its Subsidiaries have no liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Parent or any such Subsidiary, (iv) all material Taxes that each of Parent and its Subsidiaries is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and (v) no examination or audit or other action of or relating to any Tax Return of Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Knowledge of Parent, threatened or contemplated.
(b) The Transitory Subsidiary was, and continues to be treated as an entity disregarded from Parent for U.S. federal income tax purposes since the date of its formation.
(c) Notwithstanding anything to the contrary contained herein, no section of this Agreement (including this Section 4.16) shall be treated as containing any express or implied representations or warranties relating to Tax assets, or the existence, amount, expiration date or limitations on (or availability or usability of) any Tax attribute, in each case with respect to the Parent.
4.17 NASDAQ Compliance. Except as described in the Parent SEC Reports, to the Parent’s Knowledge, Parent is in compliance in all material respects with all Nasdaq continued listing requirements. There are no proceedings pending or, to Parent’s Knowledge, threatened against the Parent relating to the continued listing of the Parent Common Stock on Nasdaq, and, other than the deficiency letter received by Parent from Nasdaq on May 31, 2022, Parent has not received any notice of, nor to the Parent’s Knowledge is there any reasonable basis for, the delisting of the Parent Common Stock from Nasdaq.
4.18 No Other Representations and Warranties. Except as previously set forth in this Article IV or in any certificate delivered by Parent or the Transitory Subsidiary to the Company pursuant to this Agreement or otherwise in the case of Fraud, neither Parent nor the Transitory Subsidiary makes any representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed
4.19 Reliance. Parent acknowledges that, except for the representations and warranties contained in Article III, neither the Company nor any other Person has made, and Parent has not relied on, any other express or implied representation or warranty by or on behalf of the Company or any other Person.
ARTICLE V
PRE-CLOSING COVENANTS
5.1 Operation of the Company’s Business. Except as expressly contemplated by this Agreement, as set forth on Section 5.1 of the Company Disclosure Schedule or as required by applicable Law (including any COVID-19 Measures), during the Pre-Closing Period, without the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to, and shall cause each Subsidiary to use commercially reasonable efforts to, conduct its operations only in the Ordinary Course of Business and in compliance with all applicable Laws in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and to continue the timely payment of its accounts payable that are not subject to good faith dispute. Without limiting the generality of the foregoing, during the Pre-Closing Period and except as set forth on Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall cause each Subsidiary not to, without the written consent of Parent (such consent shall not be unreasonably withheld, conditioned or delayed):
(a) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of any Company Options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements in place on the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company or any Subsidiary);
(b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;
(c) (i) create, incur or assume any Indebtedness (other than (x) interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms and (y) Employee Amounts incurred in compliance with clause (e) below); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than investments of cash in cash equivalents in the Ordinary Course of Business);
(d) Hire any new officers or, except in the Ordinary Course of Business, any new employees or consultants;
(e) except as required to comply with applicable Law or pursuant to agreements, plans or arrangements existing on the date hereof and disclosed in Section 5.1(e) of the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any employment or severance plan, agreement or arrangement, any Company Plan or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Equity Awards, (iv) except as contemplated in any other provision of this Section 5.1(e), pay any material benefit not provided for as of the date of this Agreement under any Company Plan, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, or (v) take any action to fund any Company Plan other than the payment of premiums due or contributions owed in the Ordinary Course of Business; provided, that, nothing herein shall prohibit (A) the acceleration of the vesting of any Company Equity Awards as determined by the Company in its reasonable discretion and solely to the extent such acceleration would not result in any violation of Law, (B) entering into agreements with, and paying compensation, fringe benefits, bonuses and other benefits to, new hires made in compliance with subsection 5.1(d) in the Ordinary Course of Business and (C) entering into agreements with, and paying compensation, fringe benefits, bonuses and other benefits to for any individual not in excess $150,000 with respect to such individual.
(f) acquire, sell, lease, license or dispose of any assets or property (including any Intellectual Property or any shares or other equity interests in or securities of any Subsidiary or any other corporation, partnership, association or other business organization or division thereof), other than in the Ordinary Course of Business;
(g) mortgage or pledge any of its property or assets or enter into an agreement that subjects any such property or assets to any Lien;
(h) discharge or satisfy any Lien other than in the Ordinary Course of Business or as required by Law or a contract existing on the date of this Agreement (and which has, to the extent such Contract is a Contract as of the date of this Agreement, been made available to Parent) or entered into in compliance with this Agreement;

(i) form any Subsidiary or acquire any equity interest or other interest in any other Entity (other than investments of cash and cash equivalents in the Ordinary Course of Business) or enter into a joint venture with any other Entity;
(j) other than as contemplated by the transactions set forth in this Agreement, amend its Organizational Documents;
(k) forgive any loans to any Person, including its employees, officers, directors or Affiliates, other than the settlement of accounts receivable in the Ordinary Course of Business;
(l) sell, assign, transfer, license or sublicense any Company Intellectual Property;
(m) change the nature or scope of its business being carried on as of the date of this Agreement in any material respect or commence any new business not being ancillary or incidental to such business or take any action to alter its general organizational or management structure;
(n) change its accounting methods, principles or practices in any material respect, except insofar as may be required by a generally applicable change in GAAP or applicable Law;
(o) except as required by applicable Law, make, or amend, any filings with the FDA, EMA or any other Regulatory Authority;
(p) except as required by applicable Law, make or change any material Tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any Tax liability, claim or assessment, or surrender any right to claim a material refund of Taxes;
(q) make or commit to make any capital expenditure in excess of $25,000 per item or $50,000 in the aggregate;
(r) institute or settle any Legal Proceeding (other than to enforce the terms of this Agreement and the other agreements relating to the transaction or otherwise in accordance with Section 8.9); or
(s) agree in writing or otherwise to take any of the foregoing actions.
5.2 Operation of Parent’s Business. Except as expressly contemplated by this Agreement, as set forth on Section 5.2 of the Parent Disclosure Schedule or as required by applicable Law (including any COVID-19 Measures), during the Pre-Closing Period, without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall use commercially reasonable efforts to, and shall cause each Subsidiary to use commercially reasonable efforts to, conduct its operations only in the Ordinary Course of Business and in compliance with all applicable Laws in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and to continue the timely payment of its accounts payable that are not subject to good faith dispute. Without limiting the generality of the foregoing, during the Pre-Closing Period and except as set forth on Section 5.2 of the Parent Disclosure Schedule, Parent shall not, and shall cause each Subsidiary not to, without the written consent of the Company (such consent shall not be unreasonably withheld, conditioned or delayed):
(a) issue or sell any stock or other securities of Parent or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except for shares of Parent Common Stock issued upon settlement of employee awards existing on the date of this Agreement), or amend any of the terms of any stock options or restricted stock agreements, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, or repurchase or redeem any stock or other securities of Parent or any Subsidiary (except from former employees, directors or consultants in accordance with agreements in place on the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Parent or any Subsidiary);
(b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) (i) create, incur or assume any Indebtedness (other than interest incurred with respect to Indebtedness outstanding as of the date hereof in accordance with its terms); (ii) assume, guarantee, endorse or otherwise agree to be liable (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than investments of cash in cash equivalents in the Ordinary Course of Business);
(d) hire any new officers or, except in the Ordinary Course of Business, any new employees;
(e) except as required to comply with applicable Law or pursuant to agreements, plans or arrangements existing on the date hereof and disclosed in Section 5.2(e) of Parent Disclosure Schedule, (i) adopt, enter into, terminate or amend any employment or severance plan, agreement or arrangement, any Parent Plan or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Parent Equity Awards, or (iv) pay any benefit not provided for as of the date of this Agreement under any Parent Plan, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of equity or equity-based compensation, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;
(f) acquire, sell, lease, license or dispose of any Intellectual Property or any other material assets or property, other than in the Ordinary Course of Business;
(g) enter into a joint venture;
(h) amend its Organizational Documents;
(i) change the nature or scope of its business being carried on as of the date of this Agreement in any material respect or commence any new business not being ancillary or incidental to such business or take any action to alter its general organizational or management structure;
(j) change its accounting methods, principles or practices in any material respect, except insofar as may be required by a generally applicable change in GAAP or applicable Law;
(k) except as required by applicable Law, make, or amend, any filings with the FDA, EMA or any other Regulatory Authority;
(l) except as required by applicable Law, make or change any material Tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any Tax liability, claim or assessment, or surrender any right to claim a material refund of Taxes;
(m) make or commit to make any capital expenditure in excess of $75,000 per item or $250,000 in the aggregate;
(n) institute or settle any Legal Proceeding (other than to enforce the terms of this Agreement or the other agreements relating to the transaction or otherwise in accordance with Section 8.9); or
(o) agree in writing or otherwise to take any of the foregoing actions.
5.3 Parent No Solicitation.
(a) Parent agrees that, during the Pre-Closing Period, it shall not, and shall not authorize any of its Representatives to (and it shall use its reasonable best effort to cause its Representatives not to), directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding Parent to any Person for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry, provided that the foregoing clause (ii) shall not prohibit filings required by applicable securities Laws, including but not limited to Section 15(c) or 15(d) of the Exchange Act, or stock exchange rule, or otherwise directing such person to Parent’s SEC filings; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 5.3) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.7); (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted under this Section 5.3(a)); (vi) publicly propose to do any of the foregoing; or (vii) agree, resolve or commit (or, for the avoidance of doubt, Parent Board or any committee thereof to resolve, agree or commit) to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 5.3 and subject to compliance with this Section 5.3, prior to obtaining the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent to, and enter into discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person, which the Parent Board determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, constitutes, or would be reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Parent nor any of its Representatives shall have materially breached this Section 5.3, (B) the Parent Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board under applicable Law; (C) Parent receives from such Person an executed confidentiality agreement containing provisions, in the aggregate, at least as favorable to Parent as those contained in the Confidentiality Agreement; and (D) substantially contemporaneously with furnishing any such non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that, in the event any Representative of Parent (whether or not such Representative is purporting to act on behalf of Parent) takes any action that, if taken by Parent, would constitute a breach of this Section 5.3, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.3 by Parent for purposes of this Agreement.
(b) If Parent or any Representative of Parent receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then Parent shall promptly (and in any event within 24 hours) advise the Company orally and in writing of (i) the receipt of such Acquisition Proposal or Acquisition Inquiry, (ii) any non-public information provided to a Person who has made an Acquisition Proposal or Acquisition Inquiry in response to a request from such Person, (iii) the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and (iv) the material terms thereof as well as complete copies of any written Acquisition Proposals, Acquisition Inquiries or any other written communications from such Person or its Representatives, including any proposed agreements, and Parent thereafter shall keep the Company reasonably informed, on a reasonably current basis, with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry, including informing the Company on a reasonably current basis (and, in any event, within 24 hours) of any material amendment or modification or proposed material amendment or modification to any such Acquisition Proposal or Acquisition Inquiry.
(c) Parent shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of Parent provided to such Person as soon as practicable after the date of this Agreement.
5.4 Company Non-Solicitation.
(a) The Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of their respective Representatives to (and it and each of its Subsidiaries shall use its reasonable best efforts to cause its Representatives not to), directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding the Company or any of its Subsidiaries to any Person for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry, provided that the foregoing shall not prohibit filings required by Law, including but not limited to Section 15(c) or 15(d) of the Exchange Act, or stock exchange rule; (iii) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 5.4) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition

Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; (vi) publicly propose to do any of the foregoing; or (vii) agree, resolve or commit to do any of the foregoing; provided, however, that notwithstanding anything contained in this Section 5.4 and subject to compliance with this Section 5.4, prior to obtaining the Company Stockholder Approval, the Company may furnish non-public information regarding the Company to, and enter into discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person, which the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, constitutes, or would be reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither the Company nor any of its Representatives shall have materially breached this Section 5.4, (B) the Company Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; (C) the Company receives from such Person an executed confidentiality agreement containing provisions, in the aggregate, at least as favorable to the Company as those contained in the Confidentiality Agreement; and (D) substantially contemporaneously with furnishing any such non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of the Company or any of its Subsidiaries (whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries) takes any action that, if taken by the Company, would constitute a breach of this Section 5.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.4 by the Company for purposes of this Agreement.
(b) If the Company, any of its Subsidiaries or any of their respective Representatives receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of (i) the receipt of such Acquisition Proposal or Acquisition Inquiry, (ii) any non-public information provided to a Person who has made an Acquisition Proposal or Acquisition Inquiry in response to a request from such Person, (iii) the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and (iv) the material terms thereof as well as complete copies of any written Acquisition Proposals, Acquisition Inquiries or any other written communications from such Person or its Representatives, including any proposed agreements, and the Company thereafter shall keep Parent reasonably informed, on a reasonably current basis, with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry, including informing Parent on a reasonably current basis (and, in any event, within 24 hours) of any material amendment or modification or proposed material amendment or modification to any such Acquisition Proposal or Acquisition Inquiry.
(c) The Company shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry that has not already been terminated as of the date of this Agreement and request the destruction or return of any non-public information of the Company or any of its Subsidiaries provided to such Person as soon as practicable after the date of this Agreement.
5.5 Notification of Certain Matters.
(a) During the Pre-Closing Period, the Company shall promptly (and in no event later than one (1) Business Day after the Company becomes aware of same) notify Parent (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting the Company or its Subsidiaries is commenced, or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries or, to the Company’s Knowledge, any director or officer of the Company or its Subsidiaries; (iii) the Company becomes aware of any inaccuracy in any representation or warranty made by it in Article III of this Agreement that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VI impossible; provided, however, that the failure by the Company to provide such prompt notice shall not constitute a breach of covenant for purposes of Section 6.1(c) or Article VII; or (iv) if any communication is received from the FDA or comparable Governmental Entity concerning the Company’s business or the Company, as applicable (and if such communication is in writing, furnish copies of any relevant documents). No notification given to Parent pursuant to this Section 5.5(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or any of its Subsidiaries contained in this Agreement or the Company Disclosure Schedule for purposes of Article VI, as applicable.
(b) During the Pre-Closing Period, Parent shall promptly (and in no event later than one (1) Business Day after the Parent becomes aware of same) notify the Company (and, if in writing, furnish copies of any relevant documents) if any of the following occurs: (i) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with any of the Contemplated Transactions; (ii) any Legal Proceeding against or involving or otherwise affecting Parent or its Subsidiaries is commenced, or, to Parent’s Knowledge, threatened against Parent or, to Parent’s Knowledge, any director or officer of Parent; (iii) the Parent becomes aware of any inaccuracy in any representation or warranty made by it in this Agreement that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VI impossible; provided, however, that the failure by the Parent to provide such prompt notice shall not constitute a breach of covenant for purposes of Section 6.2(b) or Article VII; or (iv) if any communication is received from the FDA or comparable Government Entity concerning Parent’s business or the Parent, as applicable. No notification given to the Company pursuant to this Section 5.5(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement or the Parent Disclosure Schedule for purposes of Article VI, as applicable.
5.6 Proxy Statement.
(a) As promptly as practicable after the date of this Agreement (and in any event, no later than thirty (30) days after the date of this Agreement, or such other date as may be agreed by the parties), the parties shall prepare, and Parent shall cause to be filed with the SEC, the Proxy Statement. Parent covenants and agrees that the Proxy Statement will not, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information provided by or on behalf of the Company to Parent for inclusion in the Proxy Statement (including the Company Audited Financial Statements and/or the Company Interim Financial Statements as included on the Company Financial Statements, as the case may be) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information not misleading. Notwithstanding the foregoing, Parent makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by or on behalf of the Company or any of its Representatives for inclusion therein, and the Company makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, other than with respect to the information provided by or on behalf of the Company or any of its Representatives for inclusion therein. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Proxy Statement, prior to the filing or submission thereof with or to the SEC. Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Affiliates and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.6, including that the Company shall use reasonable best efforts to promptly provide the financial statements required for inclusion in the Proxy Statement under applicable securities law and the rules and regulations of the SEC. If Parent, Transitory Subsidiary or the Company become aware of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, then such

Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made by Parent, in each case, without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. The Company and Parent shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements.
(b) The Parties shall reasonably cooperate with each other and provide, and require their respective Representatives to provide, the other Party and its Representatives, with all true, correct and complete information regarding such Party or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by the other Party to be included in the Proxy Statement.
5.7 Parent Stockholders’ Meeting.
(a) Promptly as reasonably practicable after the resolution of SEC staff comments and the filing of the Definitive Proxy Statement, Parent shall take all action reasonably necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking approval of (i) the issuance of Parent Common Stock under this Agreement and in accordance with Nasdaq Listing Rule 5635; and (ii) any other proposals the Parties reasonably deem necessary or desirable to consummate the Contemplated Transactions (the matters contemplated by this Section 5.7(a)(i) are collectively referred to as the “Parent Stockholder Matters,” and the matters contemplated by this Section 5.7(a)(ii) are referred to herein as, the “Other Parent Stockholder Matters,” and such meeting, the “Parent Stockholders’ Meeting”).
(b) The Parent Stockholders’ Meeting shall be held as promptly as practicable after the filing of the Definitive Proxy Statement with the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, or a date preceding the date on which the Parent Stockholders’ Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not a quorum would be present, or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, Parent may make one or more successive postponements or adjournments of the Parent Stockholders’ Meeting as long as the date of the Parent Stockholders’ Meeting is not postponed or adjourned more than an aggregate of sixty (60) calendar days in connection with any postponements or adjournments.
(c) Parent agrees that, subject to Section 5.7(d): (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters and (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters and the Other Parent Stockholder Matters (the recommendation of the Parent Board with respect to the Parent Stockholder Matters being referred to as the “Parent Board Recommendation”). Neither the Parent Board nor any committee thereof shall (x) withhold, amend, qualify, withdraw or modify (and the Parent Board or any committee thereof shall not resolve to or publicly propose to withhold, amend, qualify, withdraw or modify) the Parent Board Recommendation in a manner adverse to the Company; (y) within 10 Business Days’ of the Company’s written request to do so, fail to recommend after the commencement of an Acquisition Proposal through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Common Stock, against acceptance of such tender offer or exchange offer by its stockholders (which request may only be made once with respect to any such Acquisition Proposal and each material modification thereto) or (z) following the public disclosure of an Acquisition Inquiry or Acquisition Proposal, fail to publicly reaffirm, within five Business Days of a written request therefor by the Company, the Parent Board Recommendation (the actions set forth in the foregoing clauses (x), (y) and (z), collectively, a “Parent Board Adverse Recommendation Change”).

(d) Notwithstanding anything to the contrary contained in Section 5.3(a) of this Agreement, if at any time prior to the approval of the Parent Stockholder Matters at the Parent Stockholders’ Meeting by the Required Parent Stockholder Vote:
(i) if Parent has received a written Acquisition Proposal (which Acquisition Proposal did not arise in connection with a material breach of Section 5.3) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, the Parent Board may make a Parent Board Adverse Recommendation Change if and only if all of the following apply: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company prior written notice of its intention to consider making a Parent Board Adverse Recommendation Change at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change (a “Determination Notice”) (which notice shall not constitute a Parent Board Adverse Recommendation Change); and (C) (1) Parent shall have provided to the Company a copy of such Acquisition Proposal in accordance with Section 5.3(b), (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Parent Board Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.7(d)(i) shall also apply to any material change to the facts and circumstances relating to such Acquisition Proposal and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.
(ii) other than in connection with an Acquisition Proposal, the Parent Board may make a Parent Board Adverse Recommendation Change in response to a Parent Change in Circumstance, if and only if: (A) the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law; (B) Parent shall have given the Company a Determination Notice at least three (3) Business Days prior to making any such Parent Board Adverse Recommendation Change; and (C) (1) Parent shall have specified the Parent Change in Circumstance in reasonable detail, (2) Parent shall have given the Company the three (3) Business Days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal, and shall have made its Representatives reasonably available to negotiate in good faith with the Company (to the extent the Company desires to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by the Company, if any, after consultation with outside legal counsel, the Parent Board shall have determined, in good faith, that the failure to make the Parent Board Adverse Recommendation Change in response to such Parent Change in Circumstance would be reasonably likely to be inconsistent with the fiduciary duties of the Parent Board to Parent’s stockholders under applicable Law. For the avoidance of doubt, the provisions of this Section 5.7(d)(ii) shall also apply to any material change to the facts and circumstances relating to such Parent Change in Circumstance and require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.
(iii) For the avoidance of doubt, the obligations of Parent under Section 5.3(a) and Section 5.3(b) shall not be impacted by the occurrence of a Parent Adverse Recommendation Change.
(e) Nothing contained in Section 5.3(a) shall prohibit Parent or the Parent Board from (i) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) issuing a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange

Act or (iii) otherwise making any disclosure to Parent’s stockholders; that Parent Board determines in good faith, after consultation with its outside legal counsel, is required under applicable securities Laws; provided that in each of cases (i) and (iii) in no event shall Parent make a Parent Board Adverse Recommendation Change (but, for clarity, the communication described in the foregoing clause (ii) shall be deemed to not constitute a Parent Board Adverse Recommendation Change for all purposes hereunder).
5.8 Stockholder Approval.
(a) As expeditiously as possible (and in any event within one (1) Business Days) following the filing of the preliminary Proxy Statement, the Company shall mail or otherwise distribute the Disclosure Statement, in a form reasonably acceptable to Parent, to the Company Stockholders, and shall promptly inform Parent of the date on which such Disclosure Statement (including the notices contained therein) was sent to the Company Stockholders. The Disclosure Statement shall include, among other things, (i) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Equityholders, the escrow arrangements and the authority of the Company Equityholder Representative, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (ii) a copy of this Agreement, (iii) the Company Financial Statements, (iv) a description of any interested persons or interested transactions with respect to the Merger and this Agreement, (v) a statement that appraisal rights are available for the shares of Company Stock pursuant to Section 262 of the DGCL and a copy of such Section 262, (vi) such other information as may be required by Rules 502 or 506 of Regulation D promulgated under the Securities Act, and (vii) pursuant to Section 228 of the DGCL, a written notice to all stockholders of the Company that did not execute such Written Consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company. The Parent and its counsel shall be given an adequate opportunity to review and comment on the Disclosure Statement, and the Company shall reflect all reasonable comments of Parent or its counsel thereon. As expeditiously as possible following the execution of this Agreement, and in any event by 5:00 p.m., New York City time, on the Business Day immediately following the date of this Agreement, the Company shall use reasonable best efforts to secure Written Consents from Company Stockholders necessary to secure the Company Stockholder Approval. As expeditiously as possible following the receipt of the Company Stockholder Approval, the Company shall deliver to Parent a certificate executed on behalf of the Company by its Secretary and certifying that the Company Stockholder Approval has been obtained.
(b) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning Parent or the Transitory Subsidiary furnished by Parent in writing for inclusion in the Disclosure Statement).
(c) The Parent shall ensure that any information furnished by Parent to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
5.9 Access to Information. During the Pre-Closing Period, the parties shall (and shall cause each of their respective Subsidiaries to) afford the officers, attorneys, accountants, tax advisors, lenders and other authorized representatives of the other party reasonable access upon reasonable notice and during normal business hours and without unreasonable interference with the operation of the business of the party to all personnel, offices, properties, books and records of the party and the Subsidiaries, so that the other party may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of said party and the Subsidiaries. The parties shall (and shall cause each Subsidiary to) furnish to the other party such financial and operating data and other information as to the business of said party and the Subsidiaries as the other party shall reasonably request. Notwithstanding the foregoing, nothing herein will require a party or its Subsidiaries to (i) provide the other party with access or information that said party is expressly prohibited by applicable Law from granting or disclosing, or (ii) take any action that would, in the advice of counsel, constitute a waiver of the attorney-client privilege or the attorney work product privilege in the event of a legal proceeding with the other party; provided, that in the event that a party or any Subsidiary relies on this sentence to withhold access or disclosure, said party shall, to the extent permitted by Law and the protection of such attorney-client privilege, promptly notify the other party of the nature of the withheld information and provide the other party of a reasonable opportunity to seek an appropriate remedy or waive compliance with the terms of this Agreement.
5.10 Closing Efforts; Legal Conditions to the Merger; Third-Party Consents.
(a) Upon the terms and subject to the conditions of this Agreement, each of the parties (other than the Company Equityholder Representative) shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement to be completed at Closing as promptly as practicable, including using its reasonable best efforts to ensure that the conditions to the obligations of the other parties to consummate the Merger are satisfied. The Company shall use reasonable best efforts to take all actions and to all things necessary, proper or advisable to exercise the Drag Right, and such other actions as may reasonably be requested by Parent.
(b) Each party (other than the Company Equityholder Representative) shall use its reasonable best efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in in this Agreement, Parent shall not be obligated (i) to commence or defend any Legal Proceeding required to obtain any such waiver, permit, consent, approval or other authorization or (ii) to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of Parent or its Affiliates.
(c) During the Pre-Closing Period, the Company shall use its reasonable best efforts to obtain all such waivers, consents or approvals from third parties, and to give all such notices to third parties, in each case as are required to be listed in Section 3.4(b) or (c) of the Company Disclosure Schedule; provided that the Company shall not be required to incur any cost, liability or obligation, amend any agreement or relinquish any rights prior to the Closing in connection with obtaining any such waiver, consent or approval.
5.11 Public Disclosure. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that (a) the Company and each of the Company Equityholders acknowledge and agree that Parent (i) may issue, without the approval of any other party, an initial joint press release with respect to this Agreement and the matters contemplated hereby, in form and substance mutually agreed by Parent and the Company, (ii) intends to publicly file this Agreement with the SEC, and (iii) may seek confidential treatment under applicable SEC rules with respect to certain matters and terms contained in this Agreement; (b) Parent or the Company may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing party shall use reasonable best efforts to advise the other party and provide them with a copy of the proposed disclosure prior to making the disclosure); (c) Parent and its Affiliates shall not be bound by the provisions of this Section 5.11 following the Closing Date; and (d) following Closing and the public announcement of the Merger, the Company Equityholder Representative shall be permitted to publicly announce that it has been engaged to serve as the Company Equityholder Representative in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated herein.
5.12 Tax Classification of Transitory Subsidiary. Parent agrees that, during the Pre-Closing Period, it shall not, and shall not authorize any of its Representatives to elect to treat the Transitory Subsidiary as an association taxable as a corporation for U.S. federal income tax purposes.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER
6.1 Conditions to Obligations of Parent and the Transitory Subsidiary. The obligation of each of Parent and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of Parent:
(a) no judgment, order, decree, stipulation or injunction shall be in effect that would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of such transaction;

(b) the Fundamental Representations contained in Article III shall have been true and correct in all material respects (or, in the case of Section 3.2, in all respects subject only to de minimis exceptions) as of the date of this Agreement and shall be true and correct in all material respects (or, in the case of Section 3.2, in all respects subject only to de minimis exceptions) on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of Section 3.2, in all respects subject only to de minimis exceptions) as of such date); the representations and warranties of the Company contained in this Agreement (other than the Fundamental Representations contained in Article III) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date);
(c) the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;
(d) there shall have occurred no Change since the date of this Agreement that, individually or taken together with all other Changes, has had, or would reasonably be expected to have, a Company Material Adverse Effect;
(e) Parent shall have received copies of Written Consents evidencing that this Agreement and the Merger have received the Company Stockholder Approval;
(f) the number of Dissenting Shares, together with the number of shares of Company Stock eligible to become Dissenting Shares, shall not exceed eight percent (8%) of the number of outstanding shares of Company Stock as of the Effective Time;
(g) Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, that the Company has, at its own expense, obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 6.1(g);
(h) each of the Company Stockholders receiving shares of Parent Common Stock as part of the Aggregate Consideration shall have executed and delivered (i) a Support and Joinder Agreement and (ii) Investor Questionnaires;
(i) Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, that each of the Company’s Investor Agreements has been terminated, in each case without any liability to the Company or any Subsidiary;
(j) Parent shall have received copies of the resignations, effective as of the Closing and in form and substance reasonably satisfactory to Parent, of each director of the Company and its Subsidiaries (other than any such resignations which Parent designates, by written notice to the Company, as unnecessary) from their director positions (but not employment, as applicable);
(k) Parent shall have received a release, in form and substance reasonably satisfactory to Parent, executed by each Person to whom any portion of the Employee Amount is paid at Closing;
(l) each of the University of Florida Amendments shall remain in full force and effect;
(m) each of the Executive Employment Agreements executed by the executives listed on Schedule 1 shall remain in full force and effect;
(n) Parent shall have received the items contemplated to be delivered by the Company in accordance with Section 2.1(d)(i);

(o) Parent shall have received the Company Certificate, and shall have received certificates of good standing of the Company and its Subsidiaries in their jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents and certificates as to the incumbency of officers and the adoption of authorizing resolutions); and
(p) Parent shall have obtained the Required Parent Stockholder Vote.
6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company:
(a) the representations set forth in Sections 4.1, 4.2(a) and 4.4 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The representations and warranties of Parent and the Transitory Subsidiary contained in this Agreement (other than the representations set forth in Sections 4.1, 4.2(a) and 4.4) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect (without giving effect to any references therein to any Parent Material Adverse Effect or other materiality qualifications), or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);
(b) each of Parent and Transitory Subsidiary shall have performed or complied, in all material respects, with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;
(c) no judgment, order, decree, stipulation or injunction shall be in effect, that would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation of such transaction;
(d) the Company shall have received the Parent Certificate;
(e) there shall have occurred no Change since the date of this Agreement that, individually or taken together with all other Changes, has had, or would reasonably be expected to have, a Parent Material Adverse Effect;
(f) the shares of the Parent Common Stock issuable to the Company Stockholders as provided for in Article II shall have been approved for listing on Nasdaq, subject to official notice of issuance;
(g) each of the Executive Employment Agreements executed by the executives listed on Schedule 1 shall remain in full force and effect;
(h) Parent shall have made the payments contemplated to be delivered by Parent in accordance with Section 2.1(d)(ii); and
(i) Parent shall have obtained the Required Parent Stockholder Vote.

ARTICLE VII
INDEMNIFICATION
7.1 Indemnification by the Company Equityholders. The Company Equityholders shall, on a several and not joint basis in accordance with their respective Pro Rata Shares, defend and indemnify the Parent in respect of, and hold it harmless against and will compensate and reimburse the Parent for, any and all Damages incurred or suffered by any Parent Indemnified Party (regardless of whether such Damages relate to any Third Party Action) arising or resulting from, relating to or constituting:
(a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in Article III of this Agreement;
(b) any failure to perform any covenant or agreement of the Company contained in this Agreement;
(c) the following Taxes: (i) any Taxes of the Company or any Subsidiary due and payable for, or allocated in accordance with Section 8.4(b) to, any taxable period (or portion thereof) ending on or before the Closing Date; including any unpaid Taxes of the Company and any Subsidiaries for which payment has been deferred under Section 2302 of the CARES Act, IRS Notice 2020-65 or any corresponding applicable federal, state or local Laws; (ii) any Taxes for which the Company or any Subsidiary has any liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Laws as a result of being a member of an affiliated, consolidated, combined, unitary or similar group on or prior to the Closing Date; (iii) any Taxes for which the Company or any Subsidiary has any liability as a transferee or successor, pursuant to any contractual obligation or otherwise, which Tax is attributable to the operations of the Company or any Subsidiary on or prior to the Closing Date or an event or transaction occurring before the Closing; and (iv) any Transfer Taxes payable by the Company Equityholders pursuant to Section 8.4(a)(iii);
(d) Closing Indebtedness, to the extent in excess of the amounts, if any, included in the calculation of the Aggregate Consideration (accounting for the threshold set forth in such definition);
(e) any inaccuracy in the Allocation Schedule; or
(f) any Fraud on the part of the Company in connection with the transactions contemplated by this Agreement.
7.2 Indemnification by the Parent. Subject to the terms and limitations set forth in this Article VII, from and after the Effective Time, the Parent shall, indemnify the Company Equityholders in respect of any and all Damages incurred or suffered by any Equityholder Indemnified Party (regardless of whether such Damages relate to any Third Party Action) resulting from, relating to or constituting:
(a) any breach as of the date of this Agreement or as of the Closing Date of any representation or warranty of the Parent or Transitory Subsidiary contained in Article IV of this Agreement;
(b) any failure to perform any covenant or agreement of Parent or Transitory Subsidiary contained in this Agreement; or
(c) any Fraud on the part of the Parent or Transitory Subsidiary, in each case, in connection with the transactions contemplated by this Agreement.
7.3 Indemnification Claims.
(a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 calendar days after receipt by the Indemnified Party of the notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages. No delay or failure on the part of an Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Within 20 calendar days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII, and (B) an adverse resolution of the Third Party Action would not have a material adverse effect on the goodwill or reputation of the Indemnified Party or the business, operations or future conduct of the Indemnified Party and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Action involving Taxes, any Governmental Entity or criminal liability or in which equitable relief is sought. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The reasonable and documented out of pocket fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (x) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 7.3(a) or (y) to the extent the Indemnifying Party assumes control of such defense and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party, agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. Except as provided in Section 7.3(e), the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.
(b) In order to seek indemnification under this Article VII, the Indemnified Party shall deliver a Claim Notice to the Company Equityholder Representative (acting on behalf of the Company Equityholders in the case of indemnification sought against the Company Equityholders) and Parent (in the case of indemnification sought against the Parent).
(c) Within 20 calendar days after delivery of a Claim Notice by Company Equityholder Representative, the applicable Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party, shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If no Response is delivered within such 20-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party. Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Claimed Amount.
(d) Any Dispute shall be resolved in accordance with Section 11.9.
(e) Notwithstanding anything else in this Agreement, neither party shall have the right to set off, in whole or in part, against any obligation or payment it owes to the other party under this Agreement, amounts owed or claimed in good faith to be owed by a to any other party pursuant to this Agreement.
(f) Without limitation of Section 2.4, the Company Equityholder Representative shall have full power and authority on behalf of each Company Equityholder (as an Indemnifying Party and an Indemnified Party) to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Equityholders under this Article VII. The Company Equityholder Representative shall have no liability to any Company Equityholders for any action taken or omitted on behalf of the Company Equityholders pursuant to this Article VII.

(g) Any Damages owed by a Company Equityholder pursuant to the terms and conditions of this Article VII, shall be payable, at the election of each individual Company Equityholder, in cash or by delivery (in book-entry form) of that number of shares of Parent Common Stock then beneficially owned of record by such Company Equityholder, with the value of such shares of Parent Common Stock so surrendered to be equal to the greater of (x) the volume-weighted average price, rounded to four decimal points, of shares of Parent Common Stock on NASDAQ (as reported on Bloomberg L.P. under the function “VWAP”) over the five (5) consecutive trading day period ending two (2) full trading days prior to the date of such surrender and (y) the Parent Closing Stock Price (appropriately adjusted for any stock splits, stock dividends, reorganizations or other similar events).
7.4 Survival.
(a) Unless otherwise specified in this Section 7.4 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations; provided, however, that, except with respect to claims based on Fraud or as otherwise specified in this Section 7.4, all representations and warranties shall expire on the date 12 months following the Closing Date; provided further, however, that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4(a), 3.22, 4.1, 4.2(a), 4.4 (collectively, the “Fundamental Representations”) shall survive until the date that is 60 days after the expiration of the longest statute of limitations applicable to the subject matter of the applicable representation or warranty. Claims for indemnification under Section 7.1 shall be subject to the following time limitations: (i) any claim for indemnification pursuant to Section 7.1(a) must be made on or before the expiration of the applicable representation or warranty; (ii) any claim for indemnification pursuant to Section 7.1(b) must be made on or before 60 days after the expiration of the statute of limitations applicable to the applicable covenant or, in the case of the covenant set forth in Section 5.1, the first anniversary of the Closing Date; (iii) any claim for indemnification pursuant to Section 7.1(c) must be made on or before 60 days after the expiration of the applicable statute of limitations; (iv) any claim for indemnification pursuant to Section 7.1(d) must be made on or before the 120th day following the Closing Date; (v) any claim for indemnification pursuant to Section 7.1(e) must be made on or before 60 days after the expiration of the applicable statute of limitations; and (vi) and any claim for indemnification pursuant to Section 7.1(f) must be made on or before the third anniversary of the Closing Date. The parties further acknowledge that the time periods set forth in this Article VII for the assertion of claims under this Agreement are the result of arms’ length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties. As such, it is the express intent of the parties hereto that, if an applicable survival period as contemplated by this Section 7.4(a) is shorter than the statute of limitations that would otherwise apply, then, by contract, the applicable statute of limitations shall be reduced to the survival period contemplated hereby.
(b) If the Parent delivers to the Company Equityholder Representative or the Company Equityholder Representative delivers to the Parent, as applicable, before expiration of a representation, warranty, covenant or agreement, either a Claim Notice based upon a breach of such representation, warranty, covenant or agreement or an Expected Claim Notice based upon a breach of such representation, warranty, covenant or agreement then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Parent or the Company Equityholder Representative, the Parent or the Company Equityholder Representative, as applicable, shall promptly so notify the Company Equityholder Representative or the Parent, as applicable.
7.5 Limitations.
(a) With respect to claims for Damages arising under Section 7.1(a) and, to the extent relating to breaches of the covenant contained in Section 5.1 or Section 7.1(b), the Company Equityholders shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $2,000,000 (the “Company Basket Amount”) (at which point the Company Equityholders shall become liable for all such Damages in excess of the Company Basket Amount); provided that the limitation set forth in this sentence shall not apply to (i) claims based on Fraud or Willful Breach or (ii) any claim pursuant to Section 7.1(a) relating to a breach of any of the Fundamental Representations set forth in Article III other than those set forth in Section 3.22, to which, for the avoidance of doubt, the Company Basket Amount will apply.
(b) With respect to claims for Damages arising under Section 7.2(a) and, to the extent relating to breaches of the covenant contained in Section 5.2 or Section 7.2(b), the Parent shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $2,000,000 (the “Parent Basket Amount”) (at which point the Parent shall become liable for all Damages under Section 7.2(a) in excess of the Parent Basket Amount); provided that the limitation set forth in this sentence shall not apply to (1) claims based on Fraud or (2) any claim pursuant to Section 7.2(a) relating to a breach by Parent or Transitory Subsidiary of any of the Fundamental Representations set forth in Article IV.
(c) Except for claims based on Fraud and claims for breaches of Fundamental Representations, the aggregate liability of the Company Equityholders for Damages under Section 7.1(a) and, to the extent relating to breaches of the covenant contained in Section 5.1, or Section 7.1(b), shall not in the aggregate exceed the Non-Fundamental Cap. Except for claims based on Fraud , Willful Breach and for breaches of Fundamental Representations, the aggregate liability of the Parent for Damages under Section 7.2(a), to the extent relating to breaches of the covenant contained in Section 5.2, or Section 7.2(b), shall not exceed the Non-Fundamental Cap.
(d) Except for claims based on Fraud with respect to the Person who committed such Fraud, the aggregate liability of each Company Equityholder for Damages under this Article VII shall not exceed the aggregate amount of Aggregate Consideration such Company Equityholder actually received pursuant to this Agreement determined based on the Parent Closing Stock Price. Except in the case of Fraud with respect to the Person who committed such Fraud, with respect to any claim for Damages arising under Section 7.1, the liability of each Company Equityholder shall not exceed such Company Equityholder’s Pro Rata Share of such Damages.
The aggregate liability of the Parent for Damages under this Article VII shall not exceed an amount equal to (a) the Base Shares multiplied by (b) the Parent Closing Stock Price.
(e) No Company Equityholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements; provided that notwithstanding anything in this Section 7.5(e) to the contrary, nothing in this Agreement shall reduce or eliminate any Person’s right to indemnification under the Company’s or the Surviving Corporation’s articles of incorporation or bylaws or right to recover under any applicable insurance policies.
(f) From time to time prior to the Closing Date, Company shall have the right (but not the obligation) to update the Company Disclosure Schedules for developments occurring after the date of this Agreement and which the Company did not have Knowledge of prior to the date of this Agreement.
(g) Each Party acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to the other Party. No Person shall be entitled to indemnification under this Article VII for any matter that would otherwise give rise to a claim for indemnification to the extent it had actual knowledge of such matter prior to the execution of this Agreement.
(h) Except as set set forth in the precedent clause (g), the rights to indemnification set forth in this Article VII shall not be affected by (i) any investigation conducted by or on behalf of any Person or any knowledge acquired (or capable of being acquired) by any Person, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) any waiver by Parent or the Company of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.
(i) Notwithstanding anything to the contrary in this Agreement, for purposes of determining the amount of Damages for which any Parent Indemnified Party may be entitled to indemnification under this Article VII (but not for purposes of determining whether there has been a breach of any representation or warranty set forth in Article III), each such representation or warranty (other than the representations and warranties set forth in clause (a) of Section 3.6) shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable).
(j) Except with respect to claims based on Fraud or for specific performance, after the Closing, the rights of the parties under this Article VII shall be the exclusive remedy of the parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the other parties contained in this Agreement. For the avoidance of doubt, nothing herein shall restrict or limit the ability of a Person to bring a claim against or otherwise seek recovery or remedies from another Person in respect of Fraud committed by such Person.
(d) Each Indemnified Party acknowledges and agrees that it is bound by and shall comply with its applicable legal duties (under Delaware law) to mitigate Damages, for which such Indemnified Party may be entitled to indemnification pursuant to this Agreement. The amount of any Damages for which indemnification is provided under this ARTICLE VII shall be reduced by any related recoveries to which the Indemnified Party is entitled under insurance policies or other related payments received or receivable from third parties actually received (calculated net of any actual collection costs and reasonable recovery expenses) by the Indemnified Party or any of its Affiliates. An Indemnified Party shall use commercially reasonable efforts to pursue, and to cause its Affiliates to pursue, all insurance or other third-party claims to which it may be entitled in connection with any Damages it incurs.
(e) Except to the extent expressly contemplated by this Article VII (by virtue of a claim made pursuant to one of the enumerated subsections of Section 7.1), the Company Equityholders shall have no liability or obligation under this Article VII with respect to any Company Transaction Litigation.
(f) Any payments made to a party pursuant to this Article VII shall be treated as an adjustment to the Aggregate Consideration for Tax purposes to the extent permitted by Law.
ARTICLE VIII
ADDITIONAL AGREEMENTS
8.1 Proprietary Information. From and after the Closing, the Key Company Equityholders receiving a portion of the Aggregate Consideration and each of their respective Affiliates shall not disclose or make use of any information, the Surviving Corporation or the Subsidiaries that is not generally known by, nor easily learned or determined by, persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (a) research and development; (b) software systems, computer programs and source codes; (c) sources of supply; (d) identity of specialized consultants and contractors; (e) purchasing, operating and other cost data; (f) trade secrets, intellectual property, know-how, and clinical and regulatory data and information; and (g) employee or service provider information, including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified as Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Proprietary Information shall not include such information that the Key Company Equityholders can demonstrate (a) is generally available to the public (other than as a result of a disclosure by a Key Company Equityholder), (b) was disclosed to the Company Stockholders by a third party under no obligation to keep such information confidential, or (c) was independently developed by the Key Company Equityholders without reference to Proprietary Information and such Proprietary Information does not relate to a Competitive Business. Notwithstanding the foregoing, the Key Company Equityholders shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law; provided, however, that in the event disclosure is required by Law, the Key Company Equityholders shall use best efforts to provide the Parent with prompt advance notice of such requirement so that the Parent may seek an appropriate protective order. Each Key Company Equityholder agrees that the remedy at Law for any breach of this Section 8.1 would be inadequate and that the Parent or the Surviving Corporation shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 8.1.
8.2 No Claims. Effective as of the Closing, each Key Company Equityholder receiving a portion of the Aggregate Consideration, by its execution and delivery of this Agreement, the Written Consent and/or a Support and Joinder Agreement, hereby (a) waives any and all rights of indemnification, contribution and other similar rights against the Company, the Surviving Corporation or any Subsidiary (whether arising pursuant to any charter document of the Company, the Surviving Corporation or any Subsidiary, any contract, applicable Law or otherwise) arising out of the representations, warranties, covenants and agreements contained in this Agreement and/or out of the negotiation, execution or performance of this Agreement, and agrees that any claim of the Parent, whether for indemnity or otherwise, may be asserted directly against the Key Company Equityholders or any Key Company Equityholder (solely to the extent, and subject to the limitations, provided in this Agreement), without any need for any claim against, or joinder of, the Company, the Surviving Corporation or any Subsidiary and (b) forever waives, releases and discharges (and hereby agrees to cause each of its representatives to forever waive, release and discharge) with prejudice the Company, the Surviving Corporation and each Subsidiary from any and all claims, rights (including rights of indemnification, contribution and other similar rights, from whatever source, whether under contract, applicable Law or otherwise), causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means (including subrogation, assignment, reimbursement, operation of law or otherwise), whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature related or with respect to, in connection with, or arising out of, directly or indirectly, any event, fact, condition, circumstance, occurrence, act or omission that was in existence (or that occurred or failed to occur) at or prior to the Closing; provided, however, this clause (b) shall not be construed as releasing (a) any party from its obligations otherwise expressly set forth in this Agreement or any agreement delivered pursuant hereto or (b) the Company, the Surviving Corporation or any Subsidiary from (i) their respective obligations under the indemnification provisions expressly set forth in their respective Organizational Documents or any contract as in effect on the date hereof (including with respect to any Company Transaction Litigation and/or Parent Transaction Litigation) or (ii) any obligation to pay to any Person any wages or benefits arising in the Ordinary Course of Business solely from such Person’s employment with the Company, the Surviving Corporation or a Subsidiary. Each Company Stockholder hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
8.3 Indemnification. For a period of six (6) years after the Closing Date, the Surviving Corporation shall not amend, repeal or otherwise modify any provisions of its certificate of incorporation or bylaws concerning indemnification, exculpation or limitation of liability of directors, officers, fiduciaries or agents of the Company in any manner that would affect adversely the rights thereunder of persons who, prior to the Closing Date, were directors, officers, employees, fiduciaries or agents of the Company, except to the extent required by applicable Law and except for any such change that would not affect the application of such provisions to acts or omissions of such individuals prior to the Closing (including, for the avoidance of doubt, with respect to any Company Transaction Litigation and/or any Parent Transaction Litigation. Notwithstanding anything to the contrary in the certificate of incorporation, bylaws of the Company, the Surviving Corporation or any Subsidiary or any provision in any indemnification or other agreement to which any of them is a party or by which any of them is bound, (a) no exculpation or other provision in the certificate of incorporation or bylaws of the Company, the Surviving Corporation or any Subsidiary or any such agreement shall be deemed to exculpate any such person from its obligations under this Agreement and (b) no person shall be entitled to indemnification or reimbursement or advancement of expenses under any provision of the certificate of incorporation or bylaws of the Company, the Surviving Corporation or any Subsidiary or any such agreement for any matter for which any Parent Indemnified Party is entitled to indemnification pursuant to this Agreement.
8.4 Tax Matters.
(a) Preparation and Filing of Tax Returns; Payment of Taxes.
(i) The Company, at its expense, shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns of the Company and its Subsidiaries required to be filed (taking into account extensions) prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the Company’s past practice.

(ii) The Parent shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns for the Company and its Subsidiaries. Any Tax Return of the Company or any Subsidiary to be prepared and filed for taxable periods beginning on or before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return except as required by applicable Law.
(iii) Any transfer, sales, use, stamp, conveyance, real property transfer, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid fifty percent (50%) by the Company Equityholders and fifty percent (50%) by the Parent when due, provided, however, if any penalties and interest are solely attributable to the actions or activities of only one of the parties, then such penalties and interest will be borne by the party whose actions or activities resulted in such penalties and interest. The party required by Law to do so will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the other party shall, and shall cause their affiliates to, join in the execution of any such Tax Returns and other documentation. The parties shall cooperate in timely providing each other with such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, any Transfer Taxes.
(b) Allocation of Certain Taxes.
(i) The Parent and the Company Equityholders agree that if the Company or any Subsidiary is permitted but not required under applicable foreign, state or local Tax Laws to treat the Closing Date as the last day of a taxable period, the Parent and the Company Equityholders shall treat such day as the last day of a taxable period.
(ii) The amount of any Taxes for a Straddle Period allocable to the portion of such period ending on the Closing Date shall be deemed to equal (i) in the case of Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (other than Transfer Taxes described in Section 8.4(a)), the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 8.4(b)(ii), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion.
(c) Cooperation on Tax Matters; Tax Audits.
(i) The Parent and the Company Equityholders and their respective Affiliates shall cooperate in the preparation of all Tax Returns and the conduct of all Tax audits or other administrative or judicial proceedings relating to the determination of any Tax for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information.
(ii) The Parties generally agree to notify each other of Tax Audits or contests for which the other party may reasonably be expected to be liable pursuant to an indemnification provision).
(d) Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company or any Subsidiary shall be terminated prior to the Closing Date.
8.5 Private Placement. The Company shall use commercially reasonable efforts to cause each of the Persons receiving Aggregate Consideration in the form of shares of Parent Common Stock to provide all documentation, including the Investor Questionnaires, reasonably requested by the Parent to allow the Parent to issue the Parent Common Stock to such holders in a manner that satisfies the requirements of Rule 506 of Regulation D under the Securities Act or Rule 902 of Regulation S, including certifications to the Parent, that each (a) such holder is and will be, as of the Effective Time, an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act) and as to the basis on which such holder is an accredited investor; and

(ii) that the Parent Common Stock is being acquired for such holder’s account for investment only and not with a view towards, or with any intention of, a distribution or resale thereof for at least a period of six (6) months following the Closing or (b) such holder is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.
8.6 280G Covenant. The Company shall use commercially reasonable efforts to obtain a waiver from each “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Company who would reasonably be expected to receive or have received any payment or benefits that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code) of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits” and, each such waiver, a “280G Waiver”) so that all remaining payments and/or benefits, if any, shall not be “excess parachute payments” (within the meaning of Section 280G of the Code), and, not less than three (3) Business Days prior to the Closing Date, the Company shall submit to a stockholder vote, in a manner that is intended to satisfy the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, the right of any such “disqualified individual” (as defined in Section 280G(c) of the Code) that has entered into a 280G Waiver to receive or retain such Waived 280G Benefits. Such vote shall establish such disqualified individuals’ right to the payment or other compensation if approved by the Company Stockholders. In addition, the Company shall provide adequate disclosure to Company Stockholders that hold voting Company Stock of all material facts concerning all payments to any such disqualified individual that, but for such vote, could be deemed “parachute payments” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder. At least four (4) Business Days prior to the vote, the Parent and its counsel shall be given the right to review and comment on all documents required to be delivered to the Company Stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall accept all reasonable comments of the Parent or its counsel thereon. The Parent and its counsel shall be provided copies of all documents executed by the stockholders and disqualified individuals in connection with the vote.
8.7 Post-Closing Directors and Officers of Parent. Parent shall cause, effective as of the Effective Time, the Parent Board to be composed of twelve members, which shall consist of the board of directors of Parent as of immediately prior to the Effective Time plus two additional directors specified on Schedule 8.7. Furthermore, the parties shall take all necessary action so that the Persons listed in Schedule 8.7 under the headings “Officers”, are elected or appointed, as applicable, to the positions of officers of Parent, as set forth therein, to serve in such positions effective as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
8.8 Registration Rights. Company Equityholders who (a) are receiving shares of Parent Common Stock as part of the Aggregate Consideration and (b) who become party to the Registration Rights Agreement on or prior to Closing (either by executing the Registration Rights Agreement as of the date hereof or who executed joinders thereto prior to Closing), shall be entitled to certain resale registration rights pursuant to, and in accordance with, the Registration Rights Agreement.
8.9 Transaction Litigation.
(a) In the event that any litigation related to this Agreement or the Transactions is brought, or, to Parent’s Knowledge, threatened, against Parent, any members of Parent’s Board or any party to the Parent Support Agreement (such litigation, “Parent Transaction Litigation”), Parent shall promptly notify the Company of such Parent Transaction Litigation and shall keep the Company reasonably informed with respect to the status thereof. Parent shall give the Company a reasonable opportunity to participate in the defense or settlement (at the Company’s sole expense and subject to a customary joint defense agreement) of any Parent Transaction Litigation and shall consider in good faith the Company’s advice with respect to such Parent Transaction Litigation; provided that Parent shall in any event control such defense in its sole discretion and the disclosure of information to the Company in connection therewith shall be subject to the provisions of Section 5.9; provided, further, that Parent shall not settle or agree to settle any Parent Transaction Litigation without prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).
(b) In the event that any litigation related to this Agreement or the Transactions is brought or to the Company’s Knowledge, is threatened, against the Company, any members of the Company’s Board or any party to a Support and Joinder Agreement from and following the date of this Agreement and prior to the Effective Time (such litigation, “Company Transaction Litigation”), the Company shall promptly notify Parent of such Company Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Company Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Company Transaction Litigation; provided that the Company shall in any event control such defense in its sole discretion and the disclosure of information to Parent in connection therewith shall be subject to the provisions of Section 5.9; provided, further, that the Company shall not settle or agree to settle any Company Transaction Litigation without prior written consent of Parent or (which consent shall not be unreasonably withheld, conditioned or delayed).
8.10 Payment of 2022 Incentive Compensation. Parent will take all action necessary to pay to each Company employee that becomes an employee of Parent or its Subsidiaries following the Effective Time and continues to be an employee of Parent or its Subsidiaries as of the applicable payment date consistent with the immediately following sentence (or, if employment is terminated prior to such payment date, continues to be an employee of Parent or its Subsidiaries as of January 1, 2023), one hundred percent (100%) of that employee’s 2022 annual cash bonus, to the extent not paid by the Company prior to Closing, at target as that target was established by the Company and set forth in Section 8.10 of the Company Disclosure Schedules attached to this Agreement executed on or about the date hereof. This cash bonus shall be paid at the same time that Parent would ordinarily pay annual incentive compensation to its employees, but in no event later than February 28, 2023.
ARTICLE IX
TERMINATION AND AMENDMENT
9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or, subject to the terms hereof, after receipt of the Company Stockholder Approval:
(a) by mutual written consent of Parent, the Transitory Subsidiary and the Company; or
(b) by either Parent or the Company if the Merger shall not have been consummated by the Outside Date; provided, however, that the right to terminate this Agreement under this Section this Section 9.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or
(c) by either Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that the right to terminate this Agreement under this Section 9.1 (c) shall not be available to a party if the issuance of such order, decree, ruling or the taking of such action was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or
(d) by Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.1(b) or 6.1(c) not to be satisfied and (ii) shall not have been cured or waived within 60 days following receipt by the Company of written notice of such breach or failure to perform from Parent; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to Parent if Parent or the Transitory Subsidiary then in material breach of any representation, warranty or covenant set forth in this Agreement; or
(e) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 6.2(a) or 6.2(b) not to be satisfied and (ii) shall not have been cured or waived within 60 days following receipt by Parent of written notice of such breach or failure to perform from the Company; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to the Company if the Company is then in material breach of any representation, warranty or covenant set forth in this Agreement; or

(f) by the Company if a Parent Triggering Event shall have occurred; or
(g) by either Parent or the Company if (i) the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the Parent Stockholder Matters and (ii) the Parent Stockholder Matters shall not have been approved at the Parent Stockholders’ Meeting (or at any adjournment or postponement thereof) by the requisite Parent Stockholder Vote; or
(h) by Parent, if the Company Stockholder Approval shall not have been obtained prior to 5:00 p.m., New York time, on the first (1st) Business Day immediately following the date of this Agreement.
9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3, Article XI and the definitions of the defined terms in such Sections (including the definitions of such defined terms in Article X) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement and the provisions of Section 9.3 shall not relieve any Party of any liability for willful and intentional fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.
9.3 Fees and Expenses.
(a) Except as otherwise expressly provided herein (including in this Section 9.3), Parent will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Company Transaction Expenses shall be paid by the Company Equityholders.
(b) If:
(i) (A) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(g) and (B) an Acquisition Proposal with respect to Parent shall have been publicly announced or disclosed to Parent or the Parent Board after the date of this Agreement but prior to the termination of this Agreement (which shall not have been withdrawn), and (C) within twelve (12) months after the date of such termination, Parent enters into a definitive agreement with respect to or consummates an Acquisition Proposal; or
(ii) this Agreement is terminated by the Company pursuant to Section 9.1(f);
then Parent shall pay to the Company an amount equal to $310,000 (a “Company Termination Fee”) within three (3) Business Days of the termination of this Agreement or, in the cause of clause (i) above, the date of the applicable triggering event and Parent shall reimburse the Company for all reasonable out of pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $750,000, by wire transfer of same day funds within five Business Days following the date on which the Company submits to Parent true and correct copies of reasonable documentation supporting such expenses.
(c) Any Company Termination Fee or expense reimbursement due under this Section 9.3 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 9.3, then such Party shall (i) reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the collection of such overdue amount and the enforcement by such Party of its rights under this Section 9.3 and (ii) pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid.
(d) The Parties agree that, (i) subject to Section 9.2, payment of the fees and expenses set forth in this Section 9.3 shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of the Company following the termination of this Agreement, it being understood that in no event shall Parent be required to pay the Company Termination Fee on more than one occasion and (ii) following payment of the Company Termination Fee (x) Parent shall have no further liability to the Company in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Parent giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (y) neither the Company nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Parent or Transitory Subsidiary or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (z) the Company and its Affiliates shall be precluded from any other remedy against Parent, Transitory Subsidiary and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated.
(e) Each of the parties acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the Contemplated Transactions, (ii) without these agreements, the parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable Party in the circumstances in which such amount is payable.
9.4 Amendment. Prior to the Effective Time, this Agreement may be amended by Parent and the Company, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Company Stockholder Approval, but, after receipt of the Company Stockholder Approval no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed (a) in the case of an amendment of any of Section 2.4, Section 2.6, Article VII, Article VIII, this Article IX, Article X and Article XI, on behalf of each of the parties hereto, and (b) in the case of an amendment of any other provision of this Agreement, on behalf of Parent and the Company.
9.5 Extension; Waiver. (a) At any time prior to the Effective Time, Parent and the Company, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein; (b) any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party; (c) such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver; and (d) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
ARTICLE X
DEFINITIONS
For purposes of this Agreement, each of the following terms has the meaning set forth below.
“280G Waiver” has the meaning set forth in Section 8.6.
“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal.
“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Subsidiaries, on the one hand, or by or on behalf of Parent or any of its Subsidiaries, on the other hand, to the other Party) contemplating or otherwise relating to or that would reasonably be interpreted to lead to any Acquisition Transaction with such Party.
“Acquisition Transaction” means any transaction or series of related transactions involving:
(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or
(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.
“Affiliate” means, with respect to a Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act.
“Aggregate Consideration” means (x) $1,000 in cash and (y) a number of shares of Parent Common Stock equal to (a) the Base Shares, less (b) a number of shares of Parent Common Stock equal to (i) the amount by which the aggregate amount of Closing Indebtedness exceeds $3,000,000, divided by (ii) the Parent Closing Stock Price; provided that in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Stock), reorganization, recapitalization or other like change with respect to Parent Stock that has a record date after the date of this Agreement and on or before the payment to the Company Equityholders of the shares of Parent Common Stock comprising the Aggregate Consideration and that is not fully reflected in the calculation of the Aggregate Consideration, the calculation of Aggregate Consideration shall be adjusted, as applicable and appropriate, to fully reflect such event.
“Agreed Amount” means part, but not all, of the Claimed Amount.
“Agreement” has the meaning set forth in the first paragraph of this Agreement.
“Allocation Schedule” means the schedule attached hereto as Schedule AS (as such schedule may be updated, corrected, amended or modified in accordance with Section 2.7(a) from time to time), setting forth (a) the Company’s calculations of the Base Shares and Aggregate Consideration (and the components thereof), and (b) for each Company Equityholder: (i) the name and address for such Company Equityholder; (ii) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder; (iii) to the extent such Company Equityholder holds shares of Company Preferred Stock, the number of shares of Company Common Stock issuable upon conversion of the shares of each such series of Company Preferred Stock (assuming such conversion occurs as of immediately prior to the Effective Time) in accordance with the Company Certificate of Incorporation; (iv) the number of shares of Company Common Stock subject to Company Equity Awards outstanding immediately prior to the Effective Time (after giving effect to the full acceleration of vesting in connection with the transactions contemplated by this Agreement or otherwise) held by such Company Equityholder (and, if applicable, the exercise price or measurement price thereof); (v) the amount to be paid to such Company Equityholder pursuant to Section 2.1(c) and pursuant to Section 2.5; (vi) the portion of the Aggregate Consideration attributable to such Company Equityholder’s Company Stock and Company Equity Awards; (vii) whether such Company Equityholder is an “accredited investor” pursuant to Regulation D under the Securities Act and/or not a “U.S. Person” within the meaning of Rule 902 of Regulation S of the Securities Act; and (c) such Company Equityholder’s expected Pro Rata Share, expressed as a percentage.
“Anti-Bribery Laws” has the meaning set forth in Section 3.18.
“Base Shares” means such number of shares of Parent Common Stock (rounded to the nearest whole share) equal to fifteen percent (15%) of outstanding shares of Parent Common Stock as of immediately following the Closing (and for the avoidance of doubt, before giving effect to the issuance of any securities in the PIPE Financing), calculated on a fully diluted basis using the treasury stock method (including, for clarity, calculated by disregarding any then out-of-the-money outstanding stock options or warrants of the Parent based on the Parent Closing Stock Price and treating any awards or grants that are subject to vesting at such time as being fully vested, settled and outstanding at such time to the extent such awards are not out-of-the-money). An illustrative calculation of the Base Shares is set forth on Schedule B.
“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Wilmington, Delaware or New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
“Certificate” means a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Stock.
“Certificate of Merger” has the meaning set forth in Section 1.1(a).
“Change” means any change, event, circumstance or development.
“Claim Notice” means written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article VII for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Damages.
“Claimed Amount” means the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party and set forth in a Claim Notice.
“Closing” means the closing of the transactions contemplated by this Agreement.
“Closing Date” means (a) a date to be specified by Parent, which shall be no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than the delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or (b) such other date as may be mutually agreed to by the Company and the Parent.
“Closing Indebtedness” means all Indebtedness of the Company and its Subsidiaries to the extent outstanding at the Effective Time.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the first paragraph of this Agreement.
“Company Basket Amount” has the meaning set forth in Section 7.5.
“Company Board” means the board of directors of the Company.
“Company Certificate” means a certificate delivered by the Company, signed on behalf of the Company by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in paragraphs (b) and (f) of Section 6.1 are satisfied.
“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.
“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.
“Company Disclosure Schedule” means the Company Disclosure Schedule provided by the Company to the Parent on the date hereof.
“Company Employee” means any employee (whether current or former) of the Company or any Subsidiary.
“Company Equity Award” means each Company Option and Company Restricted Stock Award outstanding as of immediately prior to the Effective Time.
“Company Equityholder” means any holder of Company Stock or Company Equity Awards as of immediately prior to the Effective Time.
“Company Equityholder Representative” has the meaning set forth in the first paragraph of this Agreement.

“Company Financial Statements” means:
(a) the consolidated audited balance sheets, statements of operations and comprehensive loss, statements of convertible preferred stock and stockholders’ deficit and statements of cash flows of the Company as of the end of and for each of the fiscal years ended December 31, 2020 and 2021, as certified without qualification by Ernst & Young LLP, the Company’s independent public accountants; and
(b) the consolidated unaudited balance sheets of the Company for any interim periods after December 31, 2021, including at June 30, 2022, and the related consolidated unaudited statements of operations and comprehensive loss, statements of convertible preferred stock and stockholders’ deficit and statements of cash flows for each of the months then ended.
“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.
“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the actual knowledge of each of the individuals identified in Schedule K-1, in each case after due and reasonable inquiry of their respective direct reports.
“Company Licensed Intellectual Property” means all Intellectual Property that is, or is purported to be, licensed to the Company or any Subsidiary by any third party.
“Company Material Adverse Effect” means any Change that, considered together with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Changes resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which the Company and its Subsidiaries operate, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism (including cyberterrorism), earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19) and related or associated epidemics, disease outbreaks and any governmental or industry responses thereto (including quarantine restrictions), (c) changes in financial, banking, securities markets, or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates), (d) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (e) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, (f) matters disclosed in the Company Disclosure Schedules, (g) the failure of Company to meet internal expectations or projections or the results of operations of the Company in and of itself (it being understood, however, that any Change causing or contributing to such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such Changes are otherwise excepted from this definition) or (h) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate (and then only the amount of such disproportionate impact shall be taken into account).
“Company Option” means an option to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan.
“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any Subsidiary, in whole or in part.
“Company Plan” means any Employee Benefit Plan in respect of any employees, independent contractors, directors, officers or shareholders of the Company or any Subsidiary that are sponsored or maintained by the Company or any Subsidiary or with respect to which the Company or any Subsidiary is required to make payments, transfers or contributions or has or may have any actual or potential liability.
“Company Preferred Stock” means the Series A-1 Preferred Stock, $0.0001 par value per share, of the Company and the Series A-2 Preferred Stock, $0.0001 par value per share, of the Company.
“Company Registrations” means Intellectual Property Registrations that are registered or filed in the name of the Company or any Subsidiary, alone or jointly with others.

“Company Restricted Stock Award” means each award of restricted Company Common Stock that is unvested as of immediately prior to the Effective Time.
“Company Source Code” means the source code for any Software included in the Customer Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.
“Company Stock” means the Company Common Stock and the Company Preferred Stock.
“Company Stock Plan” means the 2019 Equity Incentive Plan.
“Company Stockholder” means each holder of Company Stock as of immediately prior to the Effective Time.
“Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger, by execution of Written Consents, by (a) a majority of the votes represented by the outstanding shares of Company Stock entitled to vote on this Agreement and the Merger (on a converted to Company Common Stock basis), (b) more than 67% of the votes represented by the outstanding shares of Company Preferred Stock entitled to vote on this Agreement and the Merger (collectively, the “Company Stockholder Matters”), and (c) more than 67% of the votes represented by the outstanding shares of Preferred Stock, constituting the “Selling Investors” and, together with the approval of the Company’s board of directors, the “Electing Holders” (in each case as defined under the Company Voting Agreement, as amended through the date hereof, specifically approving a Sale of the Company in accordance with and pursuant to Section 3 of the Company Voting Agreement, with the effects set forth therein (the “Drag Right”).
“Company Stockholder Matters” has the meaning set forth in the definition of “Company Stockholder Approval”.
“Company Termination Fee” has the meaning set forth in Section 9.3(b).
“Company Transaction Expenses” means all costs and expenses of the Company or any Subsidiary incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including any brokerage fees and commissions, finders’ fees or financial advisory fees and any fees and expenses of counsel or accountants payable by the Company or Subsidiary.
“Company Voting Agreement” means the Company’s Voting Agreement, dated as of October 21, 2020, by and among the Company and the investors party thereto.
“Confidentiality Agreement” means the Amended and Restated Confidentiality Agreement dated December 9, 2021 between the Company and the Parent.
“Contemplated Transactions” means the Merger and the other transactions and actions contemplated by this Agreement.
“Contract” has the meaning set forth in Section 3.12(a).
“Controlling Party” means the party controlling the defense of any Third Party Action.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or any other applicable Law, order or recommendations of a Governmental Entity, or any applicable directive or guidance from any applicable industry group widely followed by the party’s industry peer companies in response to COVID-19.
“Customer Offerings” means (a) the products (including Software and Documentation) that a party or any Subsidiary of such party (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous six years, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and (b) the services that a party or any Subsidiary to such party (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous six years, or (iii) currently plans to provide or make available to third parties in the future.

“Damages” means any and all claims, diminution in value, monetary damages, fines, fees, penalties, interest obligations, losses and reasonable and documented out of pocket expenses (including amounts paid in settlement, interest, court costs, reasonable and documented out of pocket costs of investigators, reasonable and documented out of pocket fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable and documented out of pocket expenses of litigation, arbitration or other dispute resolution procedures); provided that Damages shall not include any consequential damages that were not reasonably foreseeable (except to the extent actually paid to a third party), any lost profits or damages calculated as a multiple of EBITDA or any punitive damages (except to the extent actually paid to a third party).
“Definitive Proxy Statement” means the definitive proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting and filed with the SEC on Schedule 14A.
“Determination Notice” has the meaning set forth in Section 5.7(d)(i).
“DGCL” means the Delaware General Corporation Law, as amended.
“Disclosure Statement” means a written information statement containing the information prescribed by Section 5.8(a).
“Dispute” means the dispute resulting if the Company Equityholder Representative in a Response disputes the liability of the Company Equityholders for all or part of a Claimed Amount.
“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.
“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.
“DOL” has the meaning set forth in Section 3.15(e).
“Drag Right” has the meaning set forth in the definition of Company Stockholder Approval.
“Effective Time” has the meaning set forth in Section 1.1(b).
“Employee Amount” means all amounts payable to current or former employees or service providers of the Company pursuant to (a) any bonus plan implemented by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, including any unpaid bonus, commission, nonqualified deferred compensation obligations or severance or termination obligations that are payable (or that will become payable based on the effectiveness of a release) on or before the Closing, together with the employer portion of any applicable FICA, state, local or foreign payroll Taxes or similar Taxes in respect of any such obligations, or (b) any other change in control bonus plan, severance plan, change of control, retention or similar arrangement of the Company, in each case of this clause (b) payable in connection with the Merger or any of the other transactions contemplated by this Agreement (including amounts payable upon related, concurrent or subsequent termination of services, whether alone or in combination with any other event), but excluding any such amounts that arise as a result of the termination of services of an employee or service provider by Parent or its Subsidiaries after the Closing, plus, in each case, the employer’s share of Taxes payable with respect to all such amounts.
“Employee Benefit Plans” means all (a) “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one individual and (b) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide termination at no cost to the Company), severance agreements, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, individual consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock option or purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.
“Environmental Law” means any Law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons. As used above, the term “release” shall have the meaning set forth in CERCLA.
“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).
“Equityholder Indemnified Parties” means the Company Equityholders and their respective Affiliates.
“Equity Award Surrender Agreement” has the meaning set forth in Section 2.5(d).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any Subsidiary.
“Estimated Closing Adjustment” means the estimated amount of Closing Indebtedness as of the Closing Date delivered with the Estimated Closing Adjustment Statement in accordance with the provisions of Section 2.6.
“Estimated Closing Adjustment Statement” has the meaning set forth in Section 2.6
“Exchange and Paying Agent” means Computershare Trust Company, N.A., in its capacity as exchange and paying agent, or another bank or trust company reasonably and mutually acceptable to Parent and the Company.
“Exchange and Paying Agent Agreement” means an agreement to be entered into at or prior to the Effective Time by the Exchange and Paying Agent and the Parent, governing the disbursement of the Payment Fund.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Employment Agreement” has the meaning set forth in the Recitals.
“Expected Claim Notice” means a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Parent or the Company Equityholders reasonably expects to incur Damages for which it or they are entitled to indemnification under Article VII.
“Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.
“FDA” means the United States Food and Drug Administration.

“Fraud” means intentional common law fraud under Delaware law in the making of the representations and warranties in this Agreement.
“Fundamental Representations” has the meaning set forth in Section 7.4(a).
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” means any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.
“Indebtedness” with respect to any Person means (a) any indebtedness or other obligation for borrowed money or under bonds, notes, debentures or similar instruments, letters of credit, acceptance credit or similar facilities, as well as any cash advances; (b) any obligation incurred for all or any part of the purchase price of property or other assets (including earnout, milestone, royalty and similar obligations) or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business; (c) the face amount of all letters of credit issued for the account of such Person; (d) capitalized lease obligations; (e) all guarantees and similar obligations of such Person with respect to obligations of another Person of the nature described in clauses (a), (b), (c) or (d) above; (f) all bankers acceptances and overdrafts; (g) any unpaid Taxes of the Company and any Subsidiaries for which payment has been deferred under Section 2302 of the CARES Act, IRS Notice 2020-65 or any corresponding applicable federal, state or local Laws; (h) all Employee Amounts; (i) declared but unpaid dividends or distributions; (j) obligations secured by Liens; and (k) all interest, prepayment premiums and penalties, guarantees, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any indebtedness listed in clause (a) above.
“Indemnified Party” or “Indemnified Parties” means the Parent Indemnified Parties or the Equityholder Indemnified Parties, as applicable.
“Indemnifying Party” or “Indemnifying Parties” means the Parent or the Company Equityholders, as applicable.
“Intellectual Property” means the following subsisting throughout the world:
(a) Patent Rights;
(b) Trademarks and all goodwill in the Trademarks;
(c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;
(d) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the Laws of any jurisdiction;
(e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, scientific and technical information, data and technology, including medical, preclinical and clinical, toxicological and other scientific data, manufacturing and product processes, algorithms, techniques and analytical methodology, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and
(f) other proprietary rights relating to any of the foregoing (including remedies against past, present and future infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).
“Intellectual Property Registrations” means Patent Rights, Trademarks (other than unregistered trademarks, service marks and trade dress), registered copyrights and designs, mask work registrations and applications for each of the foregoing.
“Internal Systems” means the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by a party or any Subsidiary to such party in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of a party or any Subsidiary to such party or hosted at a third party site.
“Investor Agreements” means any stockholders agreement, voting agreement, registration rights agreement, co-sale agreement or other similar contract or agreement between the Company and any holders of Company Common Stock, including any such contract or agreement granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights.
“Investor Questionnaire” has the meaning set forth in Section 3.22.
“Key Company Equityholders” means Preceptive Life Sciences Master Fund LTD, Perceptive Xontogeny Venture Fund, LP, Bain Capital Life Sciences Fund II, L.P., BCIP Life Sciences Associates, LP, RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund, L.P.
“Law” means any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
“Lease” means any lease, sublease, license, or occupancy agreement pursuant to which the Company or any Subsidiary leases or subleases from or to another party any real property, or otherwise occupies any real property.
“Legal Proceeding” means any action, suit, proceeding (including administrative proceeding), claim, complaint, hearing, information request, notice of violation, arbitration, inquiry or investigation of or before any Governmental Entity or before any arbitrator.
“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit F.
“Lien” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of Law), other than (a) mechanic’s, material men’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and its Subsidiaries and (d) liens that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.
“Materials of Environmental Concern” means any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any Law due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.
“Merger” has the meaning set forth in the Recitals.
“Merger Constituent Corporations” has the meaning set forth in the Section 1.1(a).
“Most Recent Balance Sheet” means the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.
“Most Recent Balance Sheet Date” means June 30, 2022.
“Non-controlling Party” means the party not controlling the defense of any Third Party Action.
“Non-Fundamental Cap” means an amount equal to $3,000,000.
“OFCCP” has the meaning set forth in Section 3.15(g).
“Open Source Materials” means all Software, Documentation or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).
“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, stockholder agreements, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Outside Date” means January 27, 2023.
“Parent” has the meaning set forth in the first paragraph of this Agreement.
“Parent Board” means the board of directors of Parent.
“Parent Board Adverse Recommendation Change” has the meaning set forth in Section 5.7(c).
“Parent Board Recommendation” has the meaning set forth in Section 5.7(c).
“Parent Disclosure Schedule” means the Parent Disclosure Schedule provided by the Parent to the Company on the date hereof.
“Parent Basket Amount” has the meaning set forth in Section 7.5(b).
“Parent Certificate” means a certificate delivered by the Parent (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Parent by an authorized officer of the Parent, to the effect that each of the conditions specified in clauses (a) and (b) of Section 6.2 is satisfied in all respects.
“Parent Change in Circumstance” means a change in circumstances (other than an Acquisition Proposal) that affects the business, assets or operations of Parent that occurs or arises after the date of this Agreement that was neither known to Parent or the Parent Board nor reasonably foreseeable on, or prior to, the date of this Agreement.
“Parent Closing Stock Price” means the VWAP over the five (5) consecutive trading day period ending two (2) full trading days prior to the Closing Date.
“Parent Common Stock” means the common stock, $0.001 par value per share, of the Parent.
“Parent Contract” has the meaning set forth in Section 4.9(a).
“Parent Employee” means any employee (whether current or former) of Parent or any Subsidiary.
“Parent’s Knowledge,” “Knowledge of the Parent” and words of similar effect means the actual knowledge of each of the individuals identified in Schedule K-2 after due and reasonable inquiry of their respective direct reports.
“Parent Indemnified Parties” means the Parent and its Affiliates (including, after the Closing, the Company, the Surviving Corporation and the Subsidiaries).
“Parent Intellectual Property” means the Parent Owned Intellectual Property and the Parent Licensed Intellectual Property.
“Parent Licensed Intellectual Property” means all Intellectual Property that is, or is purported to be, licensed to Parent or any Subsidiary by any third party.
“Parent Material Adverse Effect” means any Change that, considered together with all other Changes, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent; provided, however, that Changes resulting from the following shall not be taken into account in determining whether there has been a Parent Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which Parent operates, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism (including cyberterrorism) , earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19) and related or associated epidemics, disease outbreaks and any governmental or industry responses thereto (including quarantine restrictions), (c) changes in financial, banking, securities markets, or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates), (d) any change in the stock price or trading volume of Parent Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Parent Common Stock may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (e) the failure of Parent to meet internal or analysts’ expectations or projections or the results of operations of Parent in and of itself (it being understood, however, that any Change causing or contributing to such failure may be taken into account in determining whether a Parent Material Adverse Effect has occurred, unless such Change are otherwise excepted from this definition); (f) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (g) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, (h) matters disclosed in the Parent Disclosure Schedule or (i) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting Parent relative to other similarly situated companies in the industries in which Parent operates (and then only the amount of such disproportionate impact shall be taken into account).
“Parent Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Parent or any Subsidiary, in whole or in part.
“Parent Preferred Stock” has the meaning set forth in Section 4.4.
“Parent Registrations” means Intellectual Property Registrations that are registered or filed in the name of Parent or any Subsidiary, alone or jointly with others.
“Parent SEC Reports” has the meaning set forth in Section 4.6.
“Parent Source Code” means the source code for any Software included in the Customer Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.
“Parent Stockholder Matters” has the meaning set forth in Section 5.7(a).
“Parent Stockholder Meeting” has the meaning set forth in Section 5.7(a).
“Parent Support Agreement” has the meaning set forth in the Recitals.
“Parent Transaction Litigation” has the meaning set forth in Section 8.9(a).
“Parent Triggering Event” means the occurrence of (a) a Parent Board Adverse Recommendation Change; (b) any Willful Breach of Parent’s obligations under Section 5.3 of this Agreement.
“Patent Rights” means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions).
“Payment Certificate” means a certificate, signed by an executive officer of the Company on behalf of the Company, which (a) attaches the Allocation Schedule as a schedule thereto, and (b) certifies to the accuracy thereof.
“Payment Fund” means shares of Parent Common Stock constituting the Aggregate Consideration issued or issuable to Company Equityholders (including shares of Parent Common Stock in any Parent reserve account with the Exchange and Paying Agent) through the Exchange and Paying Agent pursuant to Article II.
“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.
“Permits” means all permits, licenses, registrations, certificates, orders, exemptions, approvals, franchises, variances, clearances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.
“PIPE Financing” has the meaning set forth in the Recitals.
“PPACA” has the meaning set forth in Section 3.16(h).
“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement is terminated in accordance with its terms.
“Pro Rata Share” means, with respect to each Company Stockholder, the percentage amount obtained by dividing (i) the Aggregate Consideration actually paid to him, her or it pursuant to this Agreement by (ii) the Aggregate Consideration actually paid to all Company Stockholders pursuant to this Agreement, in each case as reflected on the Allocation Schedule.
“Proprietary Information” has the meaning set forth in Section 8.1.
“Proxy Statement” means the proxy statement to be sent to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the date hereof, and the related Joinder attached thereto as an exhibit, attached hereto as Exhibit J.
“Regulatory Authorities” means the FDA, EMA or any other Governmental Entity in another country or jurisdiction that is a counterpart to the FDA and holds responsibility for granting regulatory approval for a product, or otherwise regulating the research, development or commercialization of a product, in such country, and any successor(s) thereto.
“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.
“Required Parent Stockholder Vote” means the affirmative vote of a majority of the votes cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Stockholder Matters.
“Response” means a written response containing the information provided for in Section 7.3(c).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Software” means computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.
“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.
“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Parent Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the other Party to this Agreement to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to Parent’s stockholders than the terms of the Contemplated Transactions.
“Support and Joinder Agreement” means the Support and Joinder Agreement attached hereto as Exhibit G.
“Surviving Corporation” has the meaning set forth in Section 1.1(a).

“Surviving Corporation Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.
“Tax” or “Taxes” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to or related to such items.
“Tax Returns” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.
“Third Party Action” means any Legal Proceeding by a Person other than a party for which indemnification may be sought by the Parent under Article VII.
“Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.
“Transfer Taxes” has the meaning set forth in Section 8.4(a)(iii).
“Transitory Subsidiary” has the meaning set forth in the first paragraph of this Agreement.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“University of Florida Amendments” means (a) the Second Amendment to License No. A19111, dated as of August 9, 2022, (b) the First Amendment to License No. A19110, dated as of August 23, 2022, (c) the First Amendment to License Agreement No. A20082, dated as of August 23, 2022, (d) the First Amendment to License Agreement No. A19820, dated as of August 23, 2022, (e) the First Amendment to License Agreement No. A19819, dated as of August 23, 2022, and (f) the First Amendment to License Agreement No. A19818, dated as of August 23, 2022, each with the University of Florida Research Foundation and attached hereto as Exhibit I.
“USCIS” has the meaning set forth in Section 3.15(e).
“VWAP” means the volume-weighted average price, rounded to four decimal points, of shares of Parent Common Stock on NASDAQ (as reported on Bloomberg L.P. under the function).
“Waived 280G Benefits” has the meaning set forth in Section 8.6.
“WARN Act” has the meaning set forth in Section 3.15(h).
“Willful Breach” means an intentional and material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause or constitute such material breach and result in the consequences caused by such material breach.
“Work Permit” has the meaning set forth in Section 3.15(e).
“Written Consent” shall mean a written consent of the stockholders of the Company in the form attached hereto as Exhibit H.

ARTICLE XI
MISCELLANEOUS
11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:
(a) if to the Parent or the Transitory Subsidiary or (after the Effective Time) the Company, to:

Solid Biosciences Inc.
500 Rutherford Avenue, Third Floor
Charlestown, MA
Attention:	Chief Executive Officer
Email copy:	[**]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
New York, New York 10007
Attention:	Christopher D. Barnstable-Brown, Esq.
Caroline Dotolo, Esq.
Email copy:	[**]
[**]

(b) if (prior to the Effective Time) to the Company, to:

AavantiBio, Inc.
245 First Street Riverview II, 18th Floor
Cambridge, MA 02142
Attention:	Chief Executive Officer
Email copy:	[**]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention:	Asher M. Rubin
John H. Butler
Email copy:	[**]
[**]

(c) if to any Company Equityholder or the Company Equityholder Representative, to:

[**]
Attention:	Doug Swirsky
Telecopy:	[**]
Email copy:	[**]

11.2 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.
11.3 Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except that the Parent Indemnified Parties shall be third-party beneficiaries of Article VII.
11.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent or the Transitory Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of their Affiliates; provided, that such transfer or assignment shall not relieve the Parent or the Transitory Subsidiary of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Parent or the Transitory Subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
11.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
11.6 Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.
11.7 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a federal, state, local or foreign Law include any rules, regulations and delegated legislation issued thereunder; (l) references to “Party” or “party” refer to a party to this Agreement and (m) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP. When reference is made in this Agreement to information that has been “made available” to the Parent, that shall consist of only the information that was (i) contained in the Company’s electronic data room no later than 5:00 p.m., Eastern time, on the second (2nd) Business Day prior to the date of this Agreement or (ii) delivered to the Parent or its counsel prior to the date of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day. Time shall be of the essence in this Agreement.
11.8 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.
11.9 Remedies.
(a) Except as otherwise expressly provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy.
(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.
11.10 Confidentiality. The parties acknowledge that the Parent and the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein. Each of the Company Equityholders who are or become bound hereby, including by execution and delivery of a Support and Joinder Agreement, Equity Award Surrender Agreement, Letter of Transmittal and/or Written Consent, agree not to, directly or indirectly, disclose the existence or terms of this Agreement or any other agreement contemplated hereby or any other information regarding this Agreement, the Merger or any of the other matters contemplated hereby, including any terms of this Agreement with respect to which the Parent has sought confidential treatment under applicable SEC rules, except, in each case to the extent such information is or becomes generally known to the public (other than as a result of a disclosure by the Company (prior to the Closing) or any Company Equityholders).
11.11 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1. Nothing in this Section 11.11, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 11.11 shall limit the right of a party to seek injunctive relief under Section 11.9(b) in any applicable jurisdiction.
11.12 Amendment. This Agreement may not be amended except by an instrument in writing making specific reference to this Agreement and signed on behalf of each of the parties hereto (including the Company Equityholder Representative following the Closing).
[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
PARENT:

SOLID BIOSCIENCES INC.

By:	/s/ Ilan Ganot
Name:	Ilan Ganot
Title:	President and Chief Executive Officer

TRANSITORY SUBSIDIARY:

GREENLAND MERGER SUB LLC

By:	/s/ Ilan Ganot
Name:	Ilan Ganot
Title:	President and Chief Executive Officer

COMPANY:

AAVANTIBIO, INC.

By:	/s/ Bo Cumbo
Name:	Bo Cumbo
Title:	President and Chief Executive Officer

COMPANY EQUITYHOLDER REPRESENTATIVE:

DOUG SWIRSKY,

Solely in his capacity as the Company Equityholder Representative

By:	/s/ Doug Swirsky
Name:	Doug Swirsky
Title:	Company Equityholder Representative

Annex B
FORM OF PARENT SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is made and entered into as of      , 2022, by and among AavantiBio, Inc., a Delaware corporation (the “Company”), Solid Biosciences Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Parent. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company, Greenland Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “Transitory Subsidiary”), have entered into an agreement and plan of merger (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Transitory Subsidiary will merge with and into the Company, whereby Transitory Subsidiary will cease to exist and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.
WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Parent Common Stock as indicated in Appendix A.
WHEREAS, as an inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Stockholder enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:
1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:
(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.
(b) “Shares” means (i) all shares of Parent Common Stock owned, beneficially or of record, by the Stockholder as of the date hereof, and (ii) all additional shares of Parent Common Stock acquired by the Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.
(c) “Stockholder Matters” means the Parent Stockholder Matters and Other Parent Stockholder Matters, in each case as defined in the Merger Agreement, including the issuance of shares of common stock of Parent under the Merger Agreement and the Contemplated Transactions.
(d) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
2. Transfer and Voting Restrictions. The Stockholder covenants to the Company as follows:
(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required or by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares in favor of the Stockholder Matters.
(c) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy, (ii) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser or general partner of the Stockholder, or an entity under common control or management with the Stockholders (in each case, directly or indirectly), (iii) to any member of the Stockholder’s immediate family (or, if the Stockholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Stockholder), (iv) to any trust or other entity for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder (or, if the Stockholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Stockholder) or otherwise for estate tax or estate planning purposes or (v) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents; provided, that in the cases of clauses (i) – (v), (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer.
3. Agreement to Vote Shares. The Stockholder covenants to the Company as follows:
(a) Until the Expiration Date, at any meeting of the stockholders of Parent, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the Stockholder Matters and (B) against any Acquisition Proposal.
(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.
(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Parent by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
4. Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in the Stockholder’s capacity as a director or officer of Parent. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of Parent.
5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of Parent or pursuant to any applicable written consent of the stockholders of Parent, the Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Parent stockholders or at any meeting of the Parent stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein (including the next sentence), the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.
6. No Solicitation. Subject to Section 4, the Stockholder agrees not to, directly or indirectly, including through any of its officers, directors or agents, (a) solicit, seek or initiate or knowingly take any action to facilitate or encourage, any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or Acquisition Inquiry or (b) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal or Acquisition Inquiry, or furnish to any person any non-public information or afford any person, other than Parent or the Company, as applicable, access to such party’s property, books or records (except as required by applicable Law or pursuant to a request by a Governmental Entity) in connection with, any Acquisition Proposal or Acquisition Inquiry; provided, however, that nothing in this Section 6 shall prevent the Stockholder from referring a person to this Section 6 or to the Merger Agreement.
7. Documentation and Information. The Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that, Parent and the Company provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment. Each of Parent and the Company is an intended third-party beneficiary of this Section 7.
8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Parent Board, breaches any fiduciary duty of the Parent Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Parent.
9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:
(a) (i) The Stockholder is the beneficial or record owner of the shares of Parent Common Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Liens; and (ii) the Stockholder does not beneficially own any securities of Parent other than the shares of Parent Common Stock and rights to purchase shares of Parent Common Stock set forth in Appendix A.
(b) Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter.
(c) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
(d) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.
(e) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Parent and the Transitory Subsidiary are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
(f) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time, (c) the time this Agreement is terminated upon the written agreement of the Stockholder, the Company, and the Parent, or (d) any material modification or amendment to the Merger Agreement that is effected without Stockholder’s written consent that materially and adversely affects the anticipated benefits to Stockholder (in its capacity as a Stockholder of Parent) pursuant to the terms of the Merger Agreement as in effect on the date hereof (the “Expiration Date”); provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Effective Time.
11. Miscellaneous Provisions.
(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(c) Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.
(d) Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(j). Nothing in this Section 11(d), however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 11(d) shall limit the right of a party to seek injunctive relief under Section 11(h) in any applicable jurisdiction
(e) Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that the Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of its Affiliates; provided, that such transfer or assignment shall not relieve the Parent of its primary liability for its obligations hereunder or enlarge, alter or change any obligations of any other party hereto or due to the Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 11(e) is void.
(f) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.
(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.
(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery, in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (A) if to the Company or Parent, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.
(j) Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.
(k) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Stockholder nor any of its Affiliates (other than the Parent, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable (excluding filings pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended).
(l) Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
COMPANY:
AAVANTIBIO, INC.

By:
Title:

PARENT:
SOLID BIOSCIENCES INC.

By:
Title:
[STOCKHOLDER], in his/her capacity as the Stockholder:

Signature:
Address:

Appendix A

Annex C
FORM OF SUPPORT AND JOINDER AGREEMENT
This Support and Joinder Agreement (this “Agreement”) is made and entered into as of       , 2022, by and among AavantiBio, Inc., a Delaware corporation (the “Company”), Solid Biosciences Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of the Company. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery hereof, Parent, the Company, Greenland Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “Transitory Subsidiary”), have entered into an agreement and plan of merger (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Transitory Subsidiary will merge with and into the Company, whereby Transitory Subsidiary will cease to exist and the Company will survive as a direct, wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.
WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Company Capital Stock as indicated in Appendix A.
WHEREAS, as an inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that Stockholder enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:
1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:
(a) “Company Capital Stock” means the Company Common Stock and Company Preferred Stock.
(b) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.
(c) “Shares” means (i) all shares of Company Capital Stock beneficially owned by the Stockholder as of the date hereof, and (ii) all additional shares of Company Capital Stock acquired and beneficially owned by the Stockholder during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.
(d) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
2. Transfer and Voting Restrictions. The Stockholder covenants to Parent as follows:
(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, the Voting Agreement of the Company, dated as of October 21, 2020 (the “Voting Agreement”) and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to execute and deliver the Written Consent or to adopt, approve, or otherwise provide or deliver the Company Stockholder Approval.
(c) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy, (ii) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser or general partner of the Stockholder, or an entity under common control or management with the Stockholders (in each case, directly or indirectly) (iii) to any member of the Stockholder’s immediate family (or, if the Stockholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Stockholder), (iv) to any trust or other entity for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder (or, if the Stockholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Stockholder) or otherwise for estate tax or estate planning purposes or (v) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents; provided, that in the cases of clauses (i) – (v), (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Parent and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer.
3. Agreement to Vote Shares. The Stockholder covenants to the Company as follows:
(a) Until the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the adoption and approval of the Merger Agreement, (B) in favor of approval of the Contemplated Transactions, and (C) against any Acquisition Proposal.
(b) If the Stockholder is not the record holder of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.
(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
4. Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the beneficial owner of its Shares and not in the Stockholder’s capacity as a director or officer of the Company. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of the Company.
5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of the Company or pursuant to any applicable written consent of the stockholders of the Company (including, without limitation, the Written Consent), the Stockholder shall be deemed to have irrevocably granted to, and appointed, the Parent, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company stockholders (including, without limitation, the Written Consent) or at any meeting of the Company stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. The Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein (including the next sentence), the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.
6. No Solicitation. Subject to Section 4, the Stockholder agrees not to, directly or indirectly, including through any of its officers, directors or agents, (a) solicit, seek or initiate or knowingly take any action to facilitate or encourage, any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or Acquisition Inquiry or (b) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal or Acquisition Inquiry, or furnish to any person any non-public information or afford any person, other than Parent or the Company, as applicable, access to such party’s property, books or records (except as required by applicable Law or pursuant to a request by a Governmental Entity) in connection with, any Acquisition Proposal or Acquisition Inquiry; provided, however, that nothing in this Section 6 shall prevent the Stockholder from referring a person to this Section 6 or to the Merger Agreement.
7. Documentation and Information. The Stockholder shall permit and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that, Parent and the Company provide such documents, schedules, press release or other disclosure document to the Stockholder in advance for its review and comment. Each of Parent and the Company is an intended third-party beneficiary of this Section 7.
8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder breaches any duty that such Stockholder has (or may be alleged to have) to the Company or to the other Company stockholders; provided, that (x) the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company and (y) the foregoing shall not limit or restrict in any manner the Stockholder from enforcing the Stockholder’s rights under this Agreement and the other agreements entered into by the Stockholder in connection herewith, or otherwise in connection with the Merger, including the Stockholder’s right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.
9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:
(a) (i) The Stockholder is the beneficial owner of the shares of Company Capital Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement, the Voting Agreement, the Investors’ Rights Agreement of the Company, dated as of October 21, 2020 (the “Investors’ Rights Agreement”),or any lock-up agreement entered into by and between the Stockholder, the Company and Parent); and (ii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Capital Stock and rights to purchase shares of Company Capital Stock set forth in Appendix A.

(b) Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, except for the Voting Agreement, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter.
(c) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.
(d) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.
(e) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Parent and the Transitory Subsidiary are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
(f) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time and (c) the time this Agreement is terminated upon the written agreement of the Stockholder, the Company and Parent (the “Expiration Date”); provided, however, that (i) Section 12 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Effective Time.
11. Joinder to Merger Agreement. Subject to the Closing, the Stockholder hereby agrees to be bound by Article I, Article II, Article V, Article VI, Article VII, Article VIII and, to the extent related to the foregoing,

Article XI of the Merger Agreement, and all other provisions of the Merger Agreement that by their terms purport to bind the Company Equityholders or that are related to Article I, Article II, Article V, Article VI, Article VII, Article VIII and, to the extent related to the foregoing, Article XI of the Merger Agreement and, in each case, solely to the extent such sections are applicable to the Company Equityholders (collectively, the “Relevant Provisions”), subject to the limitations and qualifications contained in such provisions of the Merger Agreement and herein, solely in his, her or its capacity as a Company Equityholder as if a signatory to the Merger Agreement, and, in exchange for Parent’s agreement to make the payments to the Stockholder as contemplated by the Merger Agreement, the Stockholder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations set forth in such Relevant Provisions solely as a Company Equityholder, as contemplated by the Merger Agreement.
12. Miscellaneous Provisions.
(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.
(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(c) Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.
(d) Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of improper venue or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12(j). Nothing in this Section 12(d), however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Nothing in this Section 12(d) shall limit the right of a party to seek injunctive relief under Section 12(h) in any applicable jurisdiction.
(e) Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that the Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one (1) or more of its Affiliates; provided, that such transfer or assignment shall not relieve the Parent of its primary liability for its obligations hereunder or enlarge, alter or change any obligations of any other party hereto or due to the Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 12(e) is void.

(f) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.
(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
(h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.
(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery, in the case of delivery by hand, or (iii) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as follows: (A) if to the Company or Parent, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.
(j) Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.
(k) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Company has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable.

(l) Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
COMPANY:
AAVANTIBIO, INC.

By:
Title:

PARENT:
SOLID BIOSCIENCES INC.

By:
Title:
[STOCKHOLDER],
in his/her capacity as the Stockholder:

Signature:
Address:

Appendix A

Annex D
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2022 by and among Solid Biosciences Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
RECITALS
A. On or prior to the date hereof, (i) the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), with Greenland Merger Sub LLC, a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), and AavantiBio, Inc., a Delaware corporation (the “Target”), in substantially the form provided to the Investors prior to the date hereof, pursuant to which, prior to the Closing (as defined below), the Merger Sub shall merge with and into the Target and, at the Closing, Target, as the surviving entity, shall be a wholly-owned subsidiary of the Company (the “Merger”);
B. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below);
C. In connection with and contingent on the substantially concurrent closing of the Merger, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of 156,914,889 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”); and
D. Contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the 1933 Act and applicable state securities laws.
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Common Stock” has the meaning set forth in the recitals to this Agreement.
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).
“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.
“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Disqualification Event” has the meaning set forth in Section 4.31.
“EDGAR system” has the meaning set forth in Section 4.9.
“Environmental Laws” has the meaning set forth in Section 4.16.
“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property” has the meaning set forth in Section 4.14.
“Investor Majority” means Investors then committed to purchasing a majority of the Shares to be purchased hereunder at the Closing by (or, if after the Closing, then holding a majority of the Shares held by) all Investors.
“Investor Questionnaire” has the meaning set forth in Section 5.8.
“Material Adverse Effect” means Parent Material Adverse Effect (as such term is defined in the Merger Agreement).
“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“Nasdaq” means the Nasdaq Global Select Market.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Placement Agent” means BofA Securities, Inc.
“Press Release” has the meaning set forth in Section 9.7.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Global Select Market.
“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Regulation D” means Regulation D as promulgated by the SEC under the 1933 Act.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” has the meaning set forth in Section 4.8.
“Shares” has the meaning set forth in the recitals to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Stockholder Approval” means stockholder approval, at a meeting of stockholders of the Company, of the issuance of the Shares in compliance with Nasdaq Listing Rule 5635(a) and, as applicable, (b) and/or (d).
“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
“Transfer Agent” has the meaning set forth in Section 7.4(a).
“Transaction Documents” means this Agreement and the Registration Rights Agreement.
“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will purchase, severally and not jointly, the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto. The purchase price per Share shall be $0.47.
3. Closing.
3.1. Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Shares (the “Closing”) shall occur remotely via exchange of documents and signatures immediately after the Effective Time (as defined in the Merger Agreement) of the Merger (the “Closing Date”).
3.2. At least two Business Days prior to the anticipated Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds to the account specified by the Company pursuant to the wire instructions delivered to such Investor by the Company at least five Business Days prior to the anticipated Closing Date (the “Wire Instructions Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Aggregate Purchase Price (as defined below) to the Company, an amount equal to the purchase price to be paid by the Investor for the Shares to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Shares” on Exhibit A attached hereto (the “Aggregate Purchase Price”). The Aggregate Purchase Price of each Investor shall be held by the Company in escrow to be released to the Company only upon satisfaction (or, if applicable, waiver) of each of the closing conditions set forth in Section 6 below. On the Closing Date, the Company shall deliver or cause to be delivered to each Investor, against payment of the Aggregate Purchase Price from such Investor, a number of Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto. The Shares shall be delivered to each Investor via a book-entry record through the Company’s transfer agent, and the Company shall deliver to each Investor a copy of the records of the Company’s transfer agent showing such Investor as the owner of the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto on and as of the Closing. In the event the Closing does not occur within five Business Days of the anticipated Closing Date specified in the Wire Instructions Notice, unless otherwise agreed by the Company and an Investor, the Company shall promptly (but not later than two Business Days thereafter) return the Aggregate Purchase Price to each Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by such Investor. Notwithstanding such return of the Aggregate Purchase Price to Investors, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 6 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Agreement is terminated in accordance with Section 6.3 hereof, the Investors shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to the Investors of a new Wire Instructions Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 6.
4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except (a) as described in the Company’s SEC Filings (as defined below) and (b) as set forth on the disclosure schedule delivered herewith (which is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 4) (the “Disclosure Schedule”), each of which qualify these representations and warranties in their entirety:
4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns 100% of the outstanding equity of all such subsidiaries. The Company’s subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.
4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares to each Investor, subject to obtaining Stockholder Approval. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
4.3. Capitalization. The Company is authorized under its Certificate of Incorporation to issue 300,000,000 shares of Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Shares. Except for (a) stock options and restricted stock units approved pursuant to Company stock-based compensation plans described in the SEC Filings and (b) warrants disclosed in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement and the Merger Agreement. Except as contemplated by the Merger Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in (i) the Registration Rights Agreement, (ii) that certain Amended and Restated Registration Rights Agreement, dated as of March 29, 2017, by and among the Company and certain investors signatory thereto, and (iii) that certain Investor Agreement, dated as of October 22, 2020, by and between the Company and Ultragenyx Pharmaceutical Inc., no Person has the right to (a) require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person or (b) prohibit the Company from filing a registration statement under the 1933 Act.
The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
4.4. Valid Issuance. Subject to receipt of the Stockholder Approval, the Shares will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
4.5. Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) the Stockholder Approval, (b) filings that have been made pursuant to applicable state securities laws, (c) post-sale filings pursuant to applicable state and federal securities laws, (d) filings pursuant to the rules and regulations of Nasdaq, including with respect to obtaining the Stockholder Approval, (e) filing of the registration statement required to be filed by the Registration Rights Agreement, (f) filings required by the 1933 Act, the 1934 Act and the rules and regulations of the SEC and (g) filings required to consummate the Merger as provided under the Merger Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares to the Investors and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
4.6. Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.
4.7. No Material Adverse Change. Since June 30, 2022, except as identified and described in the SEC Filings filed at least one Trading Day prior to the date hereof and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, there has not been:
(i) any Material Adverse Effect;
(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company; or
(iii) any material transaction entered into by the Company other than in the ordinary course of business.
4.8. SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.
4.9. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5 and subject to the Stockholder Approval, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.16.

4.10. Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).
4.11. Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.12. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.
4.13. Labor Matters.
(a) The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours, except for any such violations that would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.
(b) No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.
4.14. Intellectual Property. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect:
(a) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Filings to be conducted.
(b) (i) There are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iv) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; and (vi) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
4.15. Regulatory Matters. All manufacturing, processing, distribution, labeling, storage, testing, specifications and sampling of products performed by or on behalf of the Company or any of its subsidiaries are in material compliance with all applicable rules and regulations administered or issued by the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”). Since January 1, 2020, neither the Company nor any of its subsidiaries has received any written notices or correspondence from the Regulatory Authorities, and there is no action or proceeding pending or threatened in writing (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that the Company or any of its subsidiaries is not currently in compliance with any and all applicable statues, rules and regulations implemented by the Regulatory Authorities. To the Company’s Knowledge, the nonclinical and preclinical studies conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, including Good Laboratory Practices (GLPs); neither the Company nor any of its subsidiaries has received any written notices or correspondence from the Regulatory Authorities requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company and/or any of its subsidiaries. Neither the Company nor any of its subsidiaries has ever conducted any clinical trials.
4.16. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.
4.17. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.18. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
4.19. Compliance with Nasdaq Continued Listing Requirements. The Company is not in compliance with applicable Nasdaq continued listing requirements within the terms of the deficiency letter received by the Company from Nasdaq on May 31, 2022. To the knowledge of the Company, after due inquiry, it is in compliance with all other Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and, other than the deficiency letter received by the Company from Nasdaq on May 31, 2022, the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.
4.20. Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.21. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.
4.22. No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.
4.23. Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares (or any portion thereof) does not contravene the rules and regulations of Nasdaq.
4.24. Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
4.25. Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than the Merger Agreement and as holders of stock options, warrants, restricted stock and/or restricted stock units, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
4.26. Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
4.27. Disclosures. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.
4.28. Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.29. Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.
4.30. Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
4.31. No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except (i) for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable and (ii) no such representation is made with respect to the Placement Agent, or any of their respective general partners, managing members, directors, executive officers or other officers.
4.32. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Shares on terms more favorable to such Investor than as set forth herein.
4.33. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
4.34. Authorization of Merger Agreement. All necessary corporate action has been duly and validly taken by the Company and the Merger Sub to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and the Merger Sub, executed and delivered by the Company and the Merger Sub and constitutes legal, valid and binding obligations of the Company and the Merger Sub enforceable against the Company and the Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). To the knowledge of the Company, the representations and warranties of the

Target contained in Article III of the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof, true and correct except (i) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications), or (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date). The Company has furnished or otherwise made available to each Investor a true and substantially complete copy of the Merger Agreement as in effect as of the date hereof.
5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
5.1. Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.
5.2. Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.
5.3. Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Shares are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4. Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5. Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, and without reliance upon the Placement Agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Investor has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6. Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.7. Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Shares may bear the following or any similar legend:
(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”
(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.
5.8. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and/or a qualified institutional buyer as defined under Rule 144A under the Securities Act. Accordingly, such Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Such Investor has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit C (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. Such Investor is (i) an institutional account as defined in FINRA Rule 4512(c), (ii) a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Shares. Accordingly, such Investor understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.
5.9. Placement Agent. Such Investor hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) that no disclosure or offering document has been prepared in connection with the offer and sale of the Shares by the Placement Agent or its affiliates, (d) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, (e) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such

Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents and (f) the Placement Agent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Placement Agent by the Company.
5.10. No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.
5.11. Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
5.12. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.13. No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.
5.14. No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.
5.15. Residency. Such Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below such Investor’s name on its signature page hereto.
5.16. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such

Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.
6. Conditions to Closing.
6.1. Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents (other than the Stockholder Approval), all of which shall be in full force and effect.
(c) The Company shall have executed and delivered the Registration Rights Agreement.
(d) The Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Shares.
(e) All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or waived by the party entitled to the benefit thereof under the Merger Agreement, and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.
(f) The Company shall have obtained the Stockholder Approval.
(g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
(h) The Company shall have delivered to each Investor a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f), (g), (k) and (l) of this Section 6.1.
(i) The Company shall have delivered to each Investor a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(j) The Investors shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.
(k) No Material Adverse Effect has occurred with respect to the Company since the date hereof.

(l) No stop order or suspension of trading shall have been imposed and remain in effect on the Closing Date by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
(m) The terms of this Agreement shall not have been amended or modified in writing pursuant to Section 9.6 of this Agreement to (x) confer an economic benefit on any other Investor (including a change to the price per Share) without offering such economic benefit to such Investor or (y) reduce the Aggregate Purchase Price to be received by the Company hereunder.
6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares to any Investor at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a) The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(b) Such Investor shall have executed and delivered the Registration Rights Agreement and an Investor Questionnaire.
(c) Any Investor purchasing Shares at the Closing shall have paid in full its purchase price to the Company.
(d) All conditions to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement and other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or waived by the party entitled to the benefit thereof under the Merger Agreement, and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.
6.3. Termination of Obligations to Effect Closing; Effects.
(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i) Upon the mutual written consent of the Company and the Investor Majority;
(ii) Such date and time that the Merger Agreement is terminated in accordance with its terms; or
(iii) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the Outside Date (as set forth in the Merger Agreement in effect on the date hereof);
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.
7.1. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
7.2. Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
7.3. Termination of Covenants. The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) terminate.
7.4. Removal of Legends.
(a) In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.
(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.4(b) and within two (2) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
(c) Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Shares only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares only in compliance with an exemption from the registration requirements of the 1933 Act.
7.5. Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the 1933 Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 7.5 shall not limit the Company’s right to issue shares of Common Stock pursuant to the Merger Agreement.
7.6. Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) both (a) the transactions contemplated by this Agreement are first publicly announced and (b) all material information set forth in the Disclosure Schedule have been publicly disclosed by the Company or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares. Each Investor covenants that until such time (i) as all material terms of the sale of the Shares to the Investors pursuant to this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this Agreement and (ii) as all material information set forth in the Disclosure Schedule is publicly disclosed by the Company, such Investor will maintain the confidentiality of all information included on the Disclosure Schedule, other than, in each case, to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
7.7. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock, combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event (without duplication, to the extent the relevant Transaction Document provides for such amendment therein).
8. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.
9. Miscellaneous.
9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:

Solid Biosciences Inc.
500 Rutherford Avenue, Third Floor
Charlestown, Massachusetts 02129
Attention: Erin Powers Brennan, Chief Legal Officer
Email: [**]

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Caroline Dotolo
Fax: (617) 526-5000
Email: caroline.dotolo@wilmerhale.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.
9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel. For the avoidance of doubt, the Company shall be responsible for any fees or commissions payable to the Placement Agent.
9.6. Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Majority. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Shares purchased under this Agreement at the time outstanding and the Company.

9.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors prior to Closing without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release (the “Press Release”) and/or file a Form 8-K disclosing all material terms of the sale of the Shares to the Investors pursuant to this Agreement and any material non-public information that the Company may have provided any Investor in connection with the transactions contemplated by this Agreement. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.
9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
9.9. Benefit of Agreement. The Placement Agent is an intended third-party beneficiary of Section 9.14 of this Agreement and of the representations and warranties of the Company and of each Investor set forth in Section 4 and Section 5, respectively, of this Agreement.
9.10. Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and the Confidentiality Agreement between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
9.11. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
9.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.
9.13. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.
9.14. Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placements Agent and its affiliates and representatives that:
(i) none of the Placement Agent, its affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated September 9, 2022 (the “Engagement Letter”), between the Company and the Placement Agent; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except in each case for such party’s own gross negligence, fraud, willful misconduct or bad faith.
(ii) The Placement Agent, its affiliates and its representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
COMPANY:	SOLID BIOSCIENCES INC.

	By:	/s/ Ilan Ganot
Name: Ilan Ganot
Title: Chief Executive Officer

INVESTOR:		PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.
By: Perceptive Advisors, LLC

	By:	/s/ James H. Mannix
Name: James H. Mannix
Title: COO

INVESTOR:		RA CAPITAL HEALTHCARE FUND, L.P.
RA Capital Healthcare Fund GP, LLC
Its: General Partner

	By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

INVESTOR:		BCLS II Investco, LP

By: BCLS II Investco (GP), LLC, its general partner

By: Bain Capital Life Sciences Fund II, L.P., its manager

By: Bain Capital Life Sciences Investors II, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

	By:	/s/ Adam Koppel
Name: Adam Koppel
Title: Managing Director

INVESTOR:		Camber Capital Master Fund

	By:	/s/ Stephen Du Bois
Name: Stephen Du Bois
Title: General Partner

INVESTOR:		LAURION CAPITAL MASTER FUND LTD.
By: Laurion Capital Management LP, its Investment Manager

	By:	/s/ Jason Riesel
Name: Jason Riesel
Title: General Counsel and CCO

INVESTOR:		Invus Public Equities, L.P.

	By:	/s/ Khalil Barrage
Name: Khalil Barrage
Title: Vice President of the general partner

INVESTOR:		Alyeska Master Fund, L.P.

	By:	/s/ Jason Bragg
Name: Jason Bragg
Title: CFO, Alyeska Investment Group

INVESTOR:		CaaS Capital Master Fund LP

	By:	/s/ Mikhail Shilshtut
Name: Mikhail Shilshtut
Title: Head of ECM

INVESTOR:		Pura Vida Master Fund, Ltd.

	By:	/s/ Efram Kamen
Name: Efram Kamen
Title: Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Investor

INVESTOR:		Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20

	By:	/s/ Efram Kamen
Name: Efram Kamen
Title: Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Investor

EXHIBIT A
Schedule of Investors
Investor Name	Number of Shares to be Purchased	Aggregate Purchase Price of Shares
Perceptive Life Sciences Master Fund, Ltd.	32,446,808	$15,249,999.76
RA Capital Healthcare Fund, L.P.	32,446,808	$15,249,999.76
BCLS II Investco, LP	32,446,808	$15,249,999.76
Camber Capital Master Fund	21,276,595	$9,999,999.65
Laurion Capital Master Fund Ltd.	12,765,957	$5,999,999.79
Invus Public Equities, L.P.	10,638,297	$4,999,999.59
Alyeska Master Fund, L.P.	6,382,978	$2,999,999.66
CaaS Capital Master Fund LP	4,255,319	$1,999,999.93
Pura Vida Master Fund, Ltd.	2,890,791	$1,358,671.77
Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20	1,364,528	$641,328.16
TOTAL	156,914,889	$73,749,997.83

Annex E
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2022 by and among Solid Biosciences Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of September 29, 2022 (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.
The parties hereby agree as follows:
1. Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“Agreement” has the meaning set forth in the first paragraph.
“Allowed Delay” has the meaning set forth in Section 2(c)(ii).
“Availability Date” has the meaning set forth in Section 3(i).
“Blackout Period” has the meaning set forth in Section 2(d)(ii).
“Company” has the meaning set forth in the first paragraph.
“Cut Back Shares” has the meaning set forth in Section 2(e).
“Effectiveness Liquidated Damages” has the meaning set forth in Section 2(d)(ii).
“Effectiveness Period” has the meaning set forth in Section 3(a).
“Filing Deadline” has the meaning set forth in Section 2(a)(i).
“Inspectors” has the meaning set forth in Section 4.
“Investors” means (i) the Investors identified in the Purchase Agreement, (ii) any Person who receives Common Stock issued pursuant to the Merger Agreement and executes a joinder to this Agreement in the form attached hereto as Exhibit A, and (iii) any Affiliate or permitted transferee of any Investor who is a subsequent holder of Registrable Securities.
“Liquidated Damages” has the meaning set forth in Section 2(d)(ii).
“Maintenance Failure” has the meaning set forth in Section 2(d)(ii).
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 29, 2022, by and among the Company, Greenland Merger Sub LLC, AavantiBio, Inc. and solely in his capacity as equityholder representative, Doug Swirsky.
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.
“Purchase Agreement” has the meaning set forth in the first paragraph.
“Qualification Date” has the meaning set forth in Section 2(a)(ii).
“Qualification Deadline” has the meaning set forth in Section 2(a)(ii).
“Records” has the meaning set forth in Section 4.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” means (i) the Shares, (ii) any Common Stock issued to an Investor pursuant to the Merger Agreement (“Merger Shares”) and (iii) any other securities issued or issuable with respect to or in exchange for Shares or Merger Shares, whether by merger, charter amendment or otherwise; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the Investor holding such security pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.
“Registration Liquidated Damages” has the meaning set forth in Section 2(d)(i).
“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.
“Restriction Termination Date” has the meaning set forth in Section 2(e).
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Restrictions” has the meaning set forth in Section 2(e).
“Shelf Registration Statement” has the meaning set forth in Section 2(a)(ii).
2. Registration.
(a) Registration Statements.
(i) Promptly following the Closing Date but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit B; provided, however, that no Investor shall be named as an “underwriter” in such Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Required Investors. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.
(ii) The Registration Statement referred to in Section 2(a)(i) shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and (ii) so long as Registrable Securities remain outstanding, promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than forty-five (45) days after the Qualification Date (the “Qualification Deadline”), file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Shelf Registration Statement covering the Registrable Securities has been declared effective by the SEC.
(b) Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
(c) Effectiveness.
(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after such Registration Statement has been filed with the SEC. By 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
(ii) For not more than sixty (60) consecutive days or for a total of not more than one hundred twenty (120) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material nonpublic information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
(d) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.
(i) If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the initial day of failure to file such Registration Statement by the Filing Deadline and for each subsequent 30-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to each Investor then holding Registrable Securities in cash no later than ten (10) Business Days after the end of the date of the initial failure to file such Registration Statement by the Filing Deadline and each subsequent 30-day period (pro rata for any portion thereof) until such Registration Statement is filed with respect to the Registrable Securities. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.
(ii) If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC informs the Company that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement or (ii) the 90th day after the Closing Date (or the 120th day after the Closing Date if the SEC reviews such Registration Statement), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay or the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions (each of (A) and (B), a “Maintenance

Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor for the Registrable Securities then held by such Investor for the initial day of a Maintenance Failure and for each 30-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured (each, a “Blackout Period”). The Effectiveness Liquidated Damages shall be paid monthly within ten (10) Business Days of the end of the date of such Maintenance Failure and each subsequent 30-day period (pro rata for any portion thereof), as applicable. Such payments shall be made to each Investor then holding Registrable Securities in cash. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.
(iii) The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (as defined below) (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period), and in no event shall the aggregate amount of Liquidated Damages payable to an Investor exceed, in the aggregate, six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement and (2) except with respect to (A) the initial day of failure to file a Registration Statement by the Filing Deadline and (B) the initial day of any Maintenance Failure, in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement.
(iv) The Liquidated Damages described in this Section 2(d) shall constitute the Investors’ exclusive monetary remedy for any failure to meet the Filing Deadline and for any Maintenance Failure, but shall not affect the right of the Investors to seek injunctive relief.
(e) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an “underwriter,” the Company shall use commercially reasonable efforts to advocate before the SEC its reasonable position that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(e), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto, which counsel shall be designated by the holders of a majority of the Registrable Securities. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC does not alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(e) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline and/or the

Qualification Deadline, as applicable, for such Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the Restriction Termination Date (or the 120th day if the SEC reviews such Registration Statement).
3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Shares and Merger Shares cease to be Registrable Securities (the “Effectiveness Period”);
(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
(c) provide copies to and permit each Investor to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) days prior to their filing with the SEC and to furnish reasonable comments thereon;
(d) furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement;
(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;
(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;
(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
(h) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of an Investor, disclose to such Investor any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);
(j) if requested by an Investor, (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities;
(k) within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC; and
(l) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
4. Due Diligence Review; Information. The Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the Investors, and advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other pertinent corporate documents and properties of the Company (collectively, the “Records”), as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investors and their accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; provided, however, that each Inspector shall have agreed in writing to hold in strict confidence and to not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Section 4 or any other Transaction Document.
Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and such representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality and non-use agreement with the Company with respect thereto.
5. Obligations of the Investors.
(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement. An Investor shall provide such information, including but not limited to a completed questionnaire substantially in the form of Exhibit C, to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in such Registration Statement.
(b) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.
(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.
6. Indemnification.
(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse such Investor, and each such officer, director, member, employee, agent and each such controlling person for any legal or other documented, out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective; (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities; or (iv) an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct.
(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable external attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from an Investor’s bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. Except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from a holder of Registrable Securities’ bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall the contribution obligation of such holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
7. Miscellaneous.
(a) Effective Date. This Agreement shall be effective as of the Closing. If, prior to the Closing, (i) the Purchase Agreement is terminated with respect to all parties thereto pursuant to Section 6.3 therein, then this Agreement shall be null and void or (ii) any Investor (with respect to itself only) terminates its obligations under the Purchase Agreement pursuant to Section 6.3(a)(iii) therein, then such Investor’s rights and obligations under this Agreement shall also be terminated, in each case, unless otherwise mutually agreed.
(b) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Investors.
(c) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.
(d) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.
(e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.
(f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(i) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
(j) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(l) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.
(m) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
COMPANY:	SOLID BIOSCIENCES INC.

	By:	/s/ Ilan Ganot
Name: Ilan Ganot
Title: Chief Executive Officer

INVESTOR:		PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD. By: Perceptive Advisors, LLC

	By:	/s/ James H. Mannix
Name: James H. Mannix
Title: COO

INVESTOR:		RA CAPITAL HEALTHCARE FUND, L.P. RA Capital Healthcare Fund GP, LLC Its: General Partner

	By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

INVESTOR:		BCLS II Investco, LP

By: BCLS II Investco (GP), LLC, its general partner

By: Bain Capital Life Sciences Fund II, L.P., its manager

By: Bain Capital Life Sciences Investors II, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

	By:	/s/ Adam Koppel
Name: Adam Koppel
Title: Managing Director

INVESTOR:		Camber Capital Master Fund

	By:	/s/ Stephen Du Bois
Name: Stephen Du Bois
Title: General Partner

INVESTOR:		LAURION CAPITAL MASTER FUND LTD. By: Laurion Capital Management LP, its Investment Manager

	By:	/s/ Jason Riesel
Name: Jason Riesel
Title: General Counsel and CCO

INVESTOR:		Invus Public Equities, L.P.

	By:	/s/ Khalil Barrage
Name: Khalil Barrage
Title: Vice President of the general partner

INVESTOR:		Alyeska Master Fund, L.P.

	By:	/s/ Jason Bragg
Name: Jason Bragg
Title: CFO, Alyeska Investment Group

INVESTOR:		CaaS Capital Master Fund LP

	By:	/s/ Mikhail Shilshtut
Name: Mikhail Shilshtut
Title: Head of ECM

INVESTOR:		Pura Vida Master Fund, Ltd.

	By:	/s/ Efram Kamen
Name: Efram Kamen
Title: Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Investor

INVESTOR:		Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20

	By:	/s/ Efram Kamen
Name: Efram Kamen
Title: Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Investor

INVESTOR:	By:	/s/ Matthew B. Arnold

Exhibit A

Form of Joinder
This JOINDER to the Registration Rights Agreement, dated as of September 29, 2022, by and among Solid Biosciences Inc., a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors, dated as of September 29, 2022 (the “Registration Rights Agreement”), is made and entered into as of [•], by and between the Company and [•] (“New Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.
WHEREAS, New Holder has acquired certain Registrable Securities pursuant to the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
1.
Agreement to be Bound. New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed an “Investor” thereunder for all purposes thereof.

2.
Successors and Assigns. This Joinder shall bind and inure to the benefit of and be enforceable by the Company, the Investors and their respective successors, heirs and assigns and New Holder and its successors, heirs and assigns.

3.
Counterparts. This Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

4.	Notices. For purposes of Section 7(c) of the Registration Rights Agreement, all notices or other communications to the New Holder shall be directed to:
[Name]
[Address]
[Email Address]
5.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B

Plan of Distribution
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit C

Form of Selling Stockholder Questionnaire
[See attached]

SOLID BIOSCIENCES INC.
SELLING STOCKHOLDER QUESTIONNAIRE
Reference is made to that certain registration rights agreement (the “Registration Rights Agreement”), dated as of September 29, 2022, by and among Solid Biosciences Inc. (the “Company”) and the parties named therein. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.
The undersigned holder of the Registrable Securities (the “undersigned or “Selling Stockholder”) is providing this Selling Stockholder Questionnaire pursuant to Section 5(a) of the Registration Rights Agreement. The undersigned, by signing and returning this Selling Stockholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Stockholder Questionnaire and the Registration Rights Agreement. The undersigned hereby acknowledges its indemnity obligations pursuant to Section 6(b) of the Registration Rights Agreement.
The undersigned further acknowledges that the Company intends to use the information set forth below in preparing a resale registration statement (the “Resale Registration Statement”) relating to the Registrable Securities. The undersigned understands that failure to provide the requested information may result in the Company’s exclusion of the undersigned Registrable Securities from the Resale Registration Statement.
The undersigned provides the following information to the Company and represents and warrants that such information is accurate and complete:
PART A. BACKGROUND INFORMATION
(1)	(a)	Full Legal Name of the Selling Stockholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)	Address for Notices to the Selling Stockholder:

Telephone (including area code):
Fax (including area code):
Contact Person:

(3)	Beneficial Ownership of Registrable Securities (the securities being purchased pursuant to the Purchase Agreement or the Common Stock issued pursuant to the Merger Agreement):

	(a)	Type and Principal Amount/Number of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (4), the Selling Stockholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

	(b)	CUSIP No(s). of such Other Securities beneficially owned:

PART B. RESALE REGISTRATION STATEMENT QUESTIONS
1.
Affiliation with Broker-Dealers: Is the undersigned a registered broker-dealer or an affiliate of a registered broker-dealer? For purposes of this question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

		Yes	No

If so, please answer the remaining questions in this section.

Please identify the registered broker-dealer(s) and describe the nature of the affiliation(s) between the undersigned and any registered broker dealers

2.	If the Registrable Securities are being purchased by you other than in the ordinary course of business, please describe the circumstances:

3.
If you, at the time of purchasing the Registrable Securities, will have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

4.	Relationship with the Company:

(A)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

		Yes	No

	(B)	If so, please state the nature and duration of your relationship with the Company:

5.
Plan of Distribution: Except as set forth below, the undersigned intends to distribute its Registrable Securities pursuant to the Resale Registration Statement in accordance with the “Plan of Distribution” that will be included therein, a copy of which is attached as Exhibit B to the Registration Rights Agreement by and among the Company and the Investors:

State any exceptions here:

6.
Potential Nature of Beneficial Holding: The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that will exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(A)
Is the undersigned required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q, 8-K) with the Securities and Exchange Commission (the “SEC”) pursuant to section 13(a) or 15(d) of the Exchange Act?

		Yes	No

	(B)	State whether the undersigned is a subsidiary of an investment company, registered under the Investment Company Act of 1940:

		Yes	No

If a subsidiary, please identify the publicly-held parent entity:

If you answered “Yes” to these two questions (Part C, clauses 6(A) and (B)), you may skip the next question, and proceed to the signature page of this Questionnaire.

(C)
Please identify the controlling person(s) of the undersigned (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that will exercise sole or shared voting or dispositive power over the Registrable Securities:

Please find below an example of the requested natural person disclosure:

The securities will be held by [VC Fund I] and [VC Fund II]. The [sole general partner] of [VC Fund I] and [VC Fund II] is [VC Management LLC]. The [managers] of [VC Management LLC] are [John Smith] and [Jane Doe]. These individuals may be deemed to have shared voting and investment power of the securities held by [VC Fund I] and [VC Fund II]. Each of these individuals will disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein.

	(D)	Please provide contact information for all controlling persons and Controlling Entities identified in Part C, clause 6(C) above:
Name of controlling person or Controlling Entity (including contact person for Controlling Entities)	Mailing Address	E-Mail Address	Telephone Number

The Company hereby advises the Investor that the SEC currently takes the position that coverage of Short Sales (as defined in the Purchase Agreement) of shares of common stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.
Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Resale Registration Statement and the related prospectus.
By signing below, the undersigned elects to include the Registrable Securities owned by it in the Registration Statement and consents to the disclosure of the information contained herein and the inclusion of such information in the Resale Registration Statement, any amendments thereto and the related prospectus or other filings with the SEC. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.
The Selling Stockholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Resale Registration Agreement. The Selling Stockholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.
The undersigned agrees to notify the Company immediately of any changes in the foregoing information and to furnish any supplementary information that may be appropriate.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this    day of      , 2022, and declares that it is truthful and correct.
A.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By:
Date	Print Name:
Title:

B.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By:
Date
Print Name:
Title:

Entity Name:

By:
Date
Print Name:
Title:
C.	FOR EXECUTION BY AN INDIVIDUAL:

By:
Date
Print Name:

Annex F
SOLID BIOSCIENCES INC.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN
1. Purpose
The purpose of this Amended and Restated 2020 Equity Incentive Plan (the “Plan”) of Solid Biosciences Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. The Plan amends and restates the 2020 Equity Incentive Plan (the “Original Plan”) that was originally adopted by the board of directors of the Company (the “Board”) on April 15, 2020 and approved by the stockholders on June 16, 2020, and was amended by the Board on April 27, 2021 and approved by our stockholders on June 16, 2021. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.
2. Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3. Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the Delegated Persons referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or such Delegated Persons.
(c) Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Board may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix: (i) the maximum number of Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the
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minimum amount of consideration (if any) for which such Awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to itself; and provided further, that no Delegated Person shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).
(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the of rules of the Nasdaq Stock Market or corresponding rules of any other exchange or marketplace on which the Company stock is traded or listed (the “Exchange”).
4. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A) 1,533,333 shares of Common Stock; plus
(B) such additional number of shares of Common Stock (up to 325,268 shares) as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2018 Omnibus Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan as of immediately prior to the date the Original Plan was approved by the Company’s stockholders and (ii) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code); plus
(C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2032, equal to the lesser of (i) 5% of the outstanding shares on such date and (ii) an amount determined by the Board.
Subject to adjustment under Section 10, up to 1,858,601 of the shares of Common Stock available for issuance may be granted as Incentive Stock Options (as defined in Section 5(b)) under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimit contained in Section 4(b):
(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit contained in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards;
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provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Sublimit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $500,000 for an incumbent non-employee director or $1,000,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, cash and Awards granted under the Plan to non-employee directors in their capacity as consultants or advisors to the Company are not subject to the limitation set forth in this Section 4(b).
(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options.
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Solid Biosciences Inc., any of Solid Biosciences Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the
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Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or
(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or
(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant
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would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6) by any combination of the above permitted forms of payment.
(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6. Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
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(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7. Restricted Stock; RSUs
(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d) Additional Provisions Relating to RSUs.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8. Other Stock-Based and Cash-Based Awards
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(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9. Performance Awards.
(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (1) enterprise value or value creation targets; (2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (3) cash flow, including but not limited to, from operations or free cash flow; (4) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Board; (5) net sales, revenues, net income, or earnings before income tax or other exclusions; (6) operating margin, return on operating revenue, or return on operating profit; (7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital, return on equity, return on assets, return on net assets; (8) market capitalization, earnings per share, fair market value of the shares of the Company, franchise value (net of debt), economic value added; (9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (10) financing and other capital raising transactions; (11) proprietary investment results; (12) estimated market share; (13) expansion of sales in additional geographies or markets; (14) expense management/control or reduction (including, without limitation, compensation and benefits expense; (15) customer satisfaction; (16) technological improvements/implementation, new product innovation; (17) collections and recoveries; (18) property or asset purchases; (19) litigation and regulatory resolution/implementation goals; (20) leases, contracts, or financings (including renewals, overhead, savings, G&A, and other expense control goals); (21) risk management/implementation; (22) development and implementation of strategic plans or organizational restructuring goals; (23) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (24) employee satisfaction or staff development; (25) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; (26) licensing or partnership arrangements; (27) progress of partnered programs and partner satisfaction; (28) progress of internal research or development programs; (29) submission of a new drug application (“NDA”) or the approval of the NDA by the U.S. Food and Drug Administration (“FDA”); (30) submission of an investigational new drug application (“IND”) or the approval of the IND by the FDA; (31) submission of a therapeutic biologics license application (“BLA”) or the approval of the BLA by the FDA; (32) submission to, or approval by, a foreign regulatory body of an applicable filing or a product; (33) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (34) achievement of a launch of a new drug; (35) initiation or completion of a clinical trial phase; (36) implementation or completion of critical projects; (37) achievement of specified milestones in the
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discovery and development of one or more of the Company’s products; (38) achievement of specified milestones in the commercialization of one or more of the Company’s products; (39) achievement of specified milestones in the manufacturing of one or more of the Company’s products; (40) achievement of specified regulatory milestones relating to one or more of the Company’s products; (41) completion of a merger, acquisition, or any transaction that results in the sale of all or substantially all of the stock or assets; or (42) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) special, unusual, non-recurring or extraordinary items, events or circumstances, (B) gains or losses on the dispositions of discontinued businesses or operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Any dividends or Dividend Equivalents awarded with respect to Performance Awards shall be subject to the same limitations on transfer and forfeitability as the Award with respect to which granted.
(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.
10. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
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(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of
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common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise
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provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12. Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c) Effective Date and Term of Plan. The Original Plan became effective on June 16, 2020, with the amendment to the Original Plan becoming effective on June 16, 2021. The Plan, as amended and restated, will become effective upon approval by the Company’s stockholders of the Amended and Restated 2020 Equity Incentive Plan (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules
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regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.
F-12

SOLID BIOSCIENCES INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on November 30, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting: Go to **www.virtualshareholdermeeting.com/SLDB2022SM**
You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 30, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92567-S55835 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLID BIOSCIENCES INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com

D92568-S55835

SOLID BIOSCIENCES INC.
Special Meeting of Stockholders
December 1, 2022 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ilan Ganot and Erin Powers Brennan, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of SOLID BIOSCIENCES INC. (the "Company") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held at 9:00 a.m. Eastern Time on December 1, 2022, live online via webcast, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side